    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 7, 1997

                                                     REGISTRATION NO. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                --------------
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------
                           INDUS INTERNATIONAL, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

      DELAWARE                       7372                    94-3273443
   (STATE OR OTHER      (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER
   JURISDICTION OF      CLASSIFICATION CODE NUMBER)     IDENTIFICATION NO.)
  INCORPORATION OR
    ORGANIZATION)
                                --------------
                                60 SPEAR STREET
                        SAN FRANCISCO, CALIFORNIA 94105
                                (415) 904-5000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                --------------
                               ROBERT W. FELTON
                            CHIEF EXECUTIVE OFFICER
                                60 SPEAR STREET
                        SAN FRANCISCO, CALIFORNIA 94105
                                (415) 904-5000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                --------------
                                  COPIES TO:

   HENRY P. MASSEY, JR., ESQ.          ANDREW R. BROWNSTEIN, ESQ.           DANIEL T. FALSTAD, ESQ.
    DAVID C. DRUMMOND, ESQ.          WACHTELL, LIPTON, ROSEN & KATZ          TROUTMAN SANDERS LLP
    ELIZABETH M. KURR, ESQ.                51 W. 52ND STREET                600 PEACHTREE STREET NE
     DEBRA B. ROSLER, ESQ.             NEW YORK, NEW YORK 10019          NATIONSBANK PLAZA, SUITE 5200
WILSON SONSINI GOODRICH & ROSATI             (212) 403-1000               ATLANTA, GEORGIA 30308-2216
    PROFESSIONAL CORPORATION                                                     (404) 885-3000
       650 PAGE MILL ROAD
   PALO ALTO, CALIFORNIA 94304
         (415) 493-9300

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable following the effectiveness of this Registration Statement.

  The issuance of securities shall occur at the effective time of the transaction (the "Transaction") pursuant to which each of TSW International, Inc., a Georgia corporation ("TSW"), and The Indus Group, Inc., a California corporation ("Indus"), will become wholly-owned subsidiaries of the Registrant as described in the Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement"), dated as of June 5, 1997, attached as Appendix A-1 to the Joint Proxy Statement/Prospectus forming a part of this Registration Statement.

                                --------------
  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. [_]

                                --------------

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

   TITLE OF EACH CLASS  OF          PROPOSED MAXIMUM            AMOUNT OF
 SECURITIES  TO BE REGISTERED  AGGREGATE OFFERING PRICE(1) REGISTRATION FEE(2)
------------------------------------------------------------------------------
Common Stock, $0.001 par val-
 ue...........................        $322,149,870               $97,623

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) This Registration Statement relates to securities of the Registrant issuable to shareholders of Indus and security holders of TSW in the Transaction. The proposed maximum aggregate offering price has been estimated solely for the purpose of computing the registration fee pursuant to Rule 457(f) of the Securities Act of 1933. Pursuant to Rule 457(f)(1), the maximum aggregate offering price of the Common Stock to be issued to the shareholders of Indus is $301,757,621, which is the product of (i) $15.75, representing the average of the high and low sales price of Indus Common Stock as reported on the Nasdaq National Market on August 4, 1997 and (ii) 20,023,987 shares of Indus Common Stock to be exchanged for shares of Common Stock of the Registrant. Pursuant to Rule 457(f)(2), and the maximum aggregate offering price of the Common Stock to be issued to security holders of TSW, which has no trading market for any of its securities and has an accumulated deficit, is $6,772,075, which is one-third of the aggregate par value, stated value, and principal amount of the securities to be exchanged for securities of the Registrant.

(2) Calculated in accordance with Section 6(b) of the Securities Act and Rule 457(f)(1) promulgated thereunder. In accordance with Rule 457(c), $55,530.00 of this fee was previously paid with respect to this transaction pursuant to Section 14(g) of the Securities Exchange Act of 1934, as amended.
                                --------------

  REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES
AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL
FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION
8(a), MAY DETERMINE.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    [LOGO]

                             THE INDUS GROUP, INC.
                                60 SPEAR STREET
                        SAN FRANCISCO, CALIFORNIA 94105

                                                                August 12, 1997

Dear Indus Shareholder:

  On behalf of the Board of Directors, I cordially invite you to attend a Special Meeting of Shareholders (the "Meeting") of The Indus Group, Inc. ("Indus") to be held at Indus' corporate headquarters located at 60 Spear Street, San Francisco, California, on Monday, August 25, 1997 at 8:30 a.m., local time.

  At the Meeting, you will be asked to consider and vote upon the merger of Indus and TSW International, Inc. ("TSW") (the "Merger") pursuant to an Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement") dated as of June 5, 1997.

  Upon completion of this transaction:

  . TSW and Indus will each become wholly-owned subsidiaries of the Delaware company named "Indus International, Inc. " (the "Combined Company" or "Newco");

  . each outstanding share of Indus Common Stock will be converted into one share of Newco Common Stock;

  . each then outstanding option to purchase shares of Indus Common Stock granted under the Indus stock option plans and the employee stock purchase plan will be converted into an option to purchase that number of shares of Newco Common Stock equivalent to the number of shares of Indus Common Stock subject to such option at an exercise price or purchase price per share of Newco Common Stock equal to the exercise price or purchase price per share of Indus Common Stock pursuant to such option;

  . each outstanding share of TSW Common Stock and each outstanding share of TSW Preferred Stock will be converted into approximately 2.73 shares of Newco Common Stock (the approximate exchange ratio as of July 25, 1997);

  . the outstanding subordinated floating rate notes of TSW (including accrued interest thereon) will be exchanged for an aggregate of approximately 1,106,145 shares of Newco Common Stock (the approximate exchange ratio as of July 25, 1997);

  . all unpaid dividends on each series of TSW Preferred Stock will be converted into an aggregate of approximately 46,305 shares of Newco Common Stock (the approximate exchange ratio as of July 25, 1997);

  . each outstanding option or warrant to purchase TSW Common Stock will be converted into an option or warrant, respectively, to purchase that number of shares of Newco Common Stock determined by multiplying the number of shares of TSW Common Stock subject to such option or warrant by
    2.73 (the approximate exchange ratio as of July 25, 1997), at an exercise price per share of Newco Common Stock equal to the exercise price per share of TSW Common Stock pursuant to such option or warrant divided by such exchange ratio; and

  . eight individuals, including three current directors of Indus, will be appointed to the Newco Board of Directors.

  A detailed description of the Combined Company, TSW, the Reorganization Agreement and the proposed Merger is set forth in the accompanying Joint Proxy Statement/Prospectus, which you should read carefully. If the Merger is approved and consummated, you will receive detailed information on how to transmit your Indus share certificates to obtain your shares of Newco Common Stock.

  Indus' Board of Directors has received an opinion of Cowen & Company, Indus' financial advisor, that, as of the date of the Reorganization Agreement, the financial terms of the Merger, taken as a whole, are fair, from a financial point of view, to Indus. A copy of this opinion is included as Appendix B-1 to the accompanying Joint Proxy Statement/Prospectus.

  AFTER CAREFUL CONSIDERATION, YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE TRANSACTIONS CONTEMPLATED BY THE REORGANIZATION AGREEMENT ARE IN THE BEST INTERESTS OF THE SHAREHOLDERS OF INDUS. ACCORDINGLY, THE BOARD HAS APPROVED THE REORGANIZATION AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT ALL INDUS SHAREHOLDERS VOTE FOR ITS APPROVAL AND ADOPTION.

  Your vote on the business to be considered at the Meeting is important, regardless of the number of shares you own. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE PRIOR TO THE MEETING, SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. Returning the proxy does not deprive you of your right to attend the Meeting and to vote your shares in person.

  We look forward to seeing you at the Meeting.

                                          Sincerely,

                                          [Sig]

                                          ROBERT W. FELTON
                                          Chairman of the Board, President
                                          and Chief Executive Officer

                             THE INDUS GROUP, INC.
                                60 SPEAR STREET
                        SAN FRANCISCO, CALIFORNIA 94105

                               ----------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of The Indus Group, Inc.:

  NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Meeting") of The Indus Group, Inc., a California corporation ("Indus"), will be held at Indus' corporate headquarters located at 60 Spear Street, San Francisco, California, on Monday, August 25, 1997 at 8:30 a.m., local time, for the following purposes:

    1. To consider and vote upon a proposal (the "Indus Merger Proposal") to approve and adopt (i) an Agreement and Plan of Merger and Reorganization, dated as of June 5, 1997 (the "Reorganization Agreement"), by and among Indus, Indus International, Inc., a Delaware corporation (the "Combined Company" or "Newco") and TSW International, Inc., a Georgia corporation ("TSW"), and (ii) an Agreement of Merger among Newco, Indus and Indus Sub, Inc., a California corporation and a wholly-owned subsidiary of Newco ("Indus Sub"). The Reorganization Agreement contemplates, among other things, that:

      (i) Indus Sub will merge with and into Indus, with Indus as the surviving corporation, and (a) each outstanding share of common stock, $0.001 par value, of Indus ("Indus Common Stock") will be converted into one share of common stock, $0.001 par value, of Newco ("Newco Common Stock") and (b) each outstanding option to purchase shares of Indus Common Stock granted under the Indus stock option plans and the employee stock purchase plan will be converted into an option to purchase that number of shares of Newco Common Stock equivalent to the number of shares of Indus Common Stock subject to such option, at an exercise price or purchase price per share of Newco Common Stock equal to the exercise price or purchase price per share of Indus Common Stock pursuant to such option; and

      (ii) TSW Sub, Inc., a Georgia corporation and a wholly-owned subsidiary of Newco, will merge with and into TSW, with TSW as the surviving corporation, and (a) each outstanding share of common stock, $0.01 par value, of TSW ("TSW Common Stock"), and each outstanding share of preferred stock, $0.01 par value, of TSW ("TSW Preferred Stock") will be converted into approximately 2.73 (the approximate exchange ratio as of July 25, 1997) shares of Newco Common Stock, (b) the outstanding subordinated floating rate notes of TSW (including accrued interest thereon) will be exchanged for an aggregate of approximately 1,106,145 shares of Newco Common Stock (the approximate exchange ratio as of July 25, 1997), (c) all rights to receive any unpaid dividends on TSW Preferred Stock will be converted into an aggregate of approximately 46,305 shares of Newco Common Stock (the approximate exchange ratio as of July 25, 1997) and (d) each outstanding option or warrant to purchase TSW Common Stock will be converted into an option or warrant, respectively, to purchase that number of shares of Newco Common Stock determined by multiplying the number of shares of TSW Common Stock subject to such option or warrant by 2.73 (the approximate exchange ratio as of July 25, 1997), at an exercise price per share of Newco Common Stock equal to the exercise price per share of TSW Common Stock pursuant to such option or warrant divided by such exchange ratio; and

    2. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

  Only Indus shareholders of record at the close of business on July 25, 1997 are entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. The affirmative vote of holders of a majority of the outstanding shares of Indus Common Stock is required to approve the Indus Merger Proposal.

  The foregoing items of business are more fully described in the Joint Proxy Statement/Prospectus accompanying this Notice. To ensure that your vote will be counted, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope, whether or not you plan to attend the Meeting. Executed and unmarked proxies will be voted for approval and adoption of the Indus Merger Proposal.

  You may revoke your proxy in the manner described in the accompanying Joint Proxy Statement/Prospectus at any time before it is voted at the Meeting.

                                          By Order of the Board of Directors,

                                          [Sig]

                                          ROBERT W. FELTON
                                          Chairman of the Board, President
                                          and Chief Executive Officer

San Francisco, California
August 12, 1997

                            YOUR VOTE IS IMPORTANT

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

            DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY CARD

                                    [LOGO]

                            TSW INTERNATIONAL, INC.
                           3301 WINDY RIDGE PARKWAY
                            ATLANTA, GEORGIA 30339

                                                                August 12, 1997

Dear TSW Shareholder:

  On behalf of the Board of Directors, I cordially invite you to attend a Special Meeting of Shareholders (the "Meeting") of TSW International, Inc. ("TSW") to be held at TSW's principal executive offices located at 3301 Windy Ridge Parkway, Atlanta, Georgia 30339 on Monday, August 25, 1997 at 11:30 a.m., local time.

  At the Meeting, you will be asked to consider and vote upon the merger of TSW and The Indus Group, Inc. ("Indus"), pursuant to an Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement") dated as of June 5, 1997.

  Upon completion of this transaction:

  . TSW and Indus will each become wholly-owned subsidiaries of the Delaware company named "Indus International, Inc." (the "Combined Company" or "Newco");

  . each outstanding share of TSW Common Stock and each outstanding share of TSW Preferred Stock will be converted into approximately 2.73 shares of Newco Common Stock (the approximate exchange ratio as of July 25, 1997);

  . the outstanding subordinated floating rate notes of TSW (including accrued interest thereon) will be exchanged for an aggregate of approximately 1,106,145 shares of Newco Common Stock (the approximate exchange ratio as of July 25, 1997);

  . all unpaid dividends on each series of TSW Preferred Stock will be converted into an aggregate of approximately 46,305 shares of Newco Common Stock (the approximate exchange ratio as of July 25, 1997);

  . each outstanding option or warrant to purchase TSW Common Stock will be converted into an option or warrant, respectively, to purchase that number of shares of Newco Common Stock determined by multiplying the number of shares of TSW Common Stock subject to such option or warrant by
    2.73 (the approximate exchange ratio as of July 25, 1997), at an exercise price per share of Newco Common Stock equal to the exercise price per share of TSW Common Stock pursuant to such option or warrant divided by such exchange ratio;

  . each outstanding share of Indus Common Stock will be converted into one share of Newco Common Stock;

  . each then outstanding option to purchase shares of Indus Common Stock granted under the Indus stock option plans and the employee stock purchase plan will be converted into an option to purchase that number of shares of Newco Common Stock equivalent to the number of shares of Indus Common Stock subject to such option at an exercise price or purchase price per share of Newco Common Stock equal to the exercise price or purchase price per share of Indus Common Stock pursuant to such option; and

  . eight individuals, including four current directors of TSW, will be appointed to the Newco Board of Directors.

  A detailed description of the Combined Company, Indus, the Reorganization Agreement and the proposed Merger is set forth in the accompanying Joint Proxy Statement/Prospectus, which you should read carefully. If the Merger is approved and consummated, you will receive detailed information on how to transmit your TSW share certificates to obtain your shares of Newco Common Stock.

  TSW's Board of Directors has received an opinion of Alex. Brown & Sons Incorporated, TSW's financial advisor, that, as of the date of the Reorganization Agreement, the aggregate number of shares of Newco Common

Stock to be issued to TSW securityholders in the Merger is fair, from a financial point of view, to such securityholders, taken as a whole. A copy of this opinion is included as Appendix B-2 to the accompanying Joint Proxy Statement/Prospectus.

  AFTER CAREFUL CONSIDERATION, YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE TRANSACTIONS CONTEMPLATED BY THE REORGANIZATION AGREEMENT ARE FAIR AND IN THE BEST INTERESTS OF THE SHAREHOLDERS OF TSW. ACCORDINGLY, THE BOARD HAS APPROVED THE REORGANIZATION AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT ALL TSW SHAREHOLDERS VOTE FOR ITS APPROVAL AND ADOPTION.

  Your vote on the business to be considered at this Meeting is important, regardless of the number of shares you own. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE PRIOR TO THE MEETING, SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. Returning the proxy does not deprive you of your right to attend the Meeting and to vote your shares in person.

  We look forward to seeing you at the Meeting.

                                          Sincerely,

                                          [Sig]

                                          JOHN R. OLTMAN
                                          Chairman of the Board

                            TSW INTERNATIONAL, INC.
                           3301 WINDY RIDGE PARKWAY
                            ATLANTA, GEORGIA 30339

                               ----------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of TSW International, Inc.:

  NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Meeting") of TSW International, Inc., a Georgia corporation ("TSW"), will be held at TSW's principal executive offices located at 3301 Windy Ridge Parkway, Atlanta, Georgia 30339 on Monday, August 25, 1997 at 11:30 a.m., local time, for the following purposes:

    1. To consider and vote upon a proposal (the "TSW Merger Proposal") to approve and adopt (i) an Agreement and Plan of Merger and Reorganization, dated as of June 5, 1997 (the "Reorganization Agreement"), by and among TSW, Indus International, Inc., a Delaware corporation (the "Combined Company" or "Newco"), and The Indus Group, Inc., a California corporation ("Indus"), and (ii) an Agreement of Merger among Newco, TSW and TSW Sub, Inc., a Georgia corporation and a wholly-owned subsidiary of Newco ("TSW Sub"). The Reorganization Agreement contemplates, among other things, that:

      (i) TSW Sub will merge with and into TSW, with TSW as the surviving corporation, and (a) each outstanding share of common stock, $0.01 par value, of TSW ("TSW Common Stock"), and each outstanding share of preferred stock, $0.01 par value, of TSW ("TSW Preferred Stock") will be converted into approximately 2.73 (the approximate exchange ratio as of July 25, 1997) shares of common stock, $0.001 par value, of Newco ("Newco Common Stock"), (b) the outstanding subordinated floating rate notes of TSW (including accrued interest thereon) will be exchanged for an aggregate of approximately 1,106,145 shares of Newco Common Stock (the approximate exchange ratio as of July 25, 1997), (c) all rights to receive any unpaid dividends on TSW Preferred Stock will be converted into an aggregate of approximately 46,305 shares of Newco Common Stock (the approximate exchange ratio as of July 25, 1997) and (d) each outstanding option or warrant to purchase TSW Common Stock will be converted into an option or warrant, respectively, to purchase that number of shares of Newco Common Stock determined by multiplying the number of shares of TSW Common Stock subject to such option or warrant by 2.73 (the approximate exchange ratio as of July 25, 1997), at an exercise price per share of Newco Common Stock equal to the exercise price per share of TSW Common Stock pursuant to such option or warrant divided by such exchange ratio; and

      (ii) Indus Sub, Inc., a California corporation and a wholly-owned subsidiary of Newco, will merge with and into Indus, with Indus as the surviving corporation, and (a) each outstanding share of common stock, $0.001 par value, of Indus ("Indus Common Stock") will be converted into one share of Newco Common Stock and (b) each outstanding option to purchase shares of Indus Common Stock granted under the Indus stock option plans and the employee stock purchase plan will be converted into an option to purchase that number of shares of Newco Common Stock equivalent to the number of shares of Indus Common Stock subject to such option, at an exercise price or purchase price per share of Newco Common Stock equal to the exercise price or purchase price per share of Indus Common Stock pursuant to such option; and

    2. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

  Only TSW shareholders of record at the close of business on July 25, 1997 are entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. The affirmative vote of holders of a majority of the outstanding shares of TSW Common Stock and TSW Preferred Stock, voting together as a class, and the holders of a majority of each series of TSW Preferred Stock, each voting separately as a class, is required for the approval and adoption of the TSW Merger Proposal.

  The foregoing items of business are more fully described in the Joint Proxy Statement/Prospectus accompanying this Notice. To ensure that your vote will be counted, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope, whether or not you plan to attend the Meeting. Executed but unmarked proxies will be voted for approval and adoption of the TSW Merger Proposal.

  You may revoke your proxy in the manner described in the accompanying Joint Proxy Statement/Prospectus at any time before it is voted at the Meeting.

                                          By Order of the Board of Directors,

                                          [Sig]

                                          JOHN R. OLTMAN
                                          Chairman of the Board

Atlanta, Georgia
August 12, 1997

                            YOUR VOTE IS IMPORTANT

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

            DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY CARD

THE INDUS GROUP, INC.                                   TSW INTERNATIONAL, INC.

                       JOINT PROXY STATEMENT/PROSPECTUS
                          FOR THE SPECIAL MEETING OF
        SHAREHOLDERS OF THE INDUS GROUP, INC., A CALIFORNIA CORPORATION
                          AND THE SPECIAL MEETING OF
        SHAREHOLDERS OF TSW INTERNATIONAL, INC., A GEORGIA CORPORATION
                          TO BE HELD AUGUST 25, 1997

                                ---------------

               INDUS INTERNATIONAL, INC., A DELAWARE CORPORATION

                                  PROSPECTUS

  This Joint Proxy Statement/Prospectus is being furnished to the shareholders of The Indus Group, Inc., a California corporation ("Indus"), in connection with the solicitation of proxies by the Indus Board of Directors for use at the Special Meeting of Indus shareholders to be held on Monday, August 25, 1997, at 8:30 a.m., local time, at Indus' corporate headquarters at 60 Spear Street, San Francisco, California, and at any adjournments or postponements thereof (the "Indus Meeting").

  This Joint Proxy Statement/Prospectus is also being furnished to the shareholders of TSW International, Inc., a Georgia corporation ("TSW"), in connection with the solicitation of proxies by the TSW Board of Directors for use at the Special Meeting of TSW shareholders to be held on Monday, August 25, 1997, at 11:30 a.m., local time, at TSW's principal executive offices located at 3301 Windy Ridge Parkway, Atlanta, Georgia 30339, and at any adjournments or postponements thereof (the "TSW Meeting" and, together with the Indus Meeting, the "Meetings").

  The Indus Meeting has been called to consider and vote upon a proposal to approve and adopt (collectively, the "Indus Merger Proposal") (i) an Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement"), dated as of June 5, 1997, among Indus, TSW and Indus International, Inc., a Delaware corporation (the "Combined Company" or "Newco"), and (ii) an Agreement of Merger between Newco, Indus and Indus Sub, Inc., a California corporation and a wholly-owned subsidiary of Newco ("Indus Sub"), which provides for the merger of Indus Sub with and into Indus, which will result in Indus becoming a wholly-owned subsidiary of Newco (the "Indus Merger").

  The TSW Meeting has been called to consider and vote upon a proposal to approve and adopt (collectively, the "TSW Merger Proposal") (i) the Reorganization Agreement, and (ii) an Agreement of Merger between Newco, TSW and TSW Sub, Inc., a Georgia corporation and a wholly-owned subsidiary of Newco ("TSW Sub"), which provides for the merger of TSW Sub with and into TSW, which will result in TSW becoming a wholly-owned subsidiary of Newco (the "TSW Merger").

  The Indus Merger and the TSW Merger are collectively referred to herein as the "Merger."

  This Joint Proxy Statement/Prospectus constitutes the Prospectus of Newco for use in connection with the offer and issuance of shares of Newco Common Stock, par value $0.001 per share ("Newco Common Stock"), to holders of outstanding shares of Indus Common Stock and holders of outstanding shares of TSW Common Stock and TSW Preferred Stock and holders of subordinated floating rate notes of TSW (the "TSW Subordinated Notes"). Upon the effectiveness of the Merger, each outstanding share of Indus Common Stock will be converted into one share of Newco Common Stock and each option to purchase shares of Indus Common Stock granted under Indus stock option plans and the employee stock purchase plan (the "Indus Options") will be converted into an option to purchase an equivalent number of shares of Newco Common Stock. The total number of shares to be issued to holders of TSW Capital Stock, the TSW Unpaid Dividends and TSW Subordinated Notes and to become issuable to holders of TSW Options and TSW Warrants will be the number of shares of Newco Common Stock to be issued or to become issuable in the Merger to holders of Indus Common Stock and Indus Options multiplied by 0.86047. See "SUMMARY--The Merger," and "THE REORGANIZATION AGREEMENT--Merger Consideration."

  Holders of Indus Common Stock may, by complying with Sections 1300 through 1312 of the California General Corporations Law (the "CGCL"), be entitled to exercise dissenters' rights or appraisal rights with respect to the Indus Merger. Under the Georgia Business Corporation Code (the "GBCC") holders of TSW Common Stock are entitled to exercise dissenters' or appraisal rights with respect to the TSW Merger. Holders of TSW Common Stock who do not vote in favor of the TSW Merger Proposal and who otherwise comply with the provisions of Article 13 of the GBCC are entitled to assert dissenters' rights if the Merger is consummated. See "THE MERGER--Appraisal and Dissenters' Rights" and "THE REORGANIZATION AGREEMENT--Conditions to the Merger."

  On August 5, 1997, the closing sales price of the Indus Common Stock as reported on the Nasdaq National Market was $17.25 per share. TSW can terminate the Reorganization Agreement if the average of the high and low sales prices of Indus Common Stock as reported on the Nasdaq National Market on each of the ten trading days prior to the closing of the Merger is less than $9.50 per share. Indus can terminate the Reorganization Agreement if the average of the high and low sales prices sale price of the Indus Common Stock on each of the ten trading days prior to the closing of the Merger is greater than $22.50 per share. See "SUMMARY--The Merger--Termination" and "THE REORGANIZATION AGREEMENT--Termination."

  This Joint Proxy Statement/Prospectus and the accompanying form(s) of proxy are first being mailed to shareholders of Indus and shareholders of TSW on or about August 12, 1997.

  THE ABOVE MATTERS ARE DISCUSSED IN DETAIL IN THIS JOINT PROXY
STATEMENT/PROSPECTUS. THE PROPOSED MERGER IS A COMPLEX TRANSACTION. SHAREHOLDERS OF INDUS AND SHAREHOLDERS OF TSW ARE STRONGLY URGED TO READ AND CONSIDER CAREFULLY THIS JOINT PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY, PARTICULARLY THE MATTERS REFERRED TO UNDER "RISK FACTORS" COMMENCING ON PAGE 18.

                                ---------------

  THE SECURITIES TO BE ISSUED PURSUANT TO THIS JOINT PROXY STATEMENT/PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ---------------

     The date of this Joint Proxy Statement/Prospectus is August 12, 1997.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
GLOSSARY..................................................................  iv
AVAILABLE INFORMATION.....................................................   1
TRADEMARKS................................................................   2
FORWARD-LOOKING STATEMENTS................................................   2
SUMMARY...................................................................   3
  The Companies...........................................................   3
  The Meetings............................................................   3
  The Merger..............................................................   4
  Certain Related Agreements..............................................  11
  Risk Factors............................................................  12
  Market Price and Dividend Data..........................................  12
  Selected Historical and Unaudited Pro Forma Combined Condensed
   Consolidated Financial Data............................................  13
  Comparative Per Share Data..............................................  17
RISK FACTORS..............................................................  18
  Risks Relating to the Merger............................................  18
  Risks Relating to the Combined Company..................................  19
THE INDUS SPECIAL MEETING.................................................  26
  Date, Time, Place and Purpose of Indus Meeting..........................  26
  Record Date and Outstanding Shares......................................  26
  Voting of Proxies.......................................................  26
  Vote Required...........................................................  26
  Quorum; Abstentions; Broker Non-Votes...................................  27
  Solicitation of Proxies and Expenses....................................  27
  Appraisal Rights........................................................  27
THE TSW SPECIAL MEETING...................................................  28
  Date, Time, Place and Purpose of TSW Meeting............................  28
  Record Date and Outstanding Shares......................................  28
  Voting of Proxies.......................................................  28
  Vote Required...........................................................  28
  Quorum; Abstentions.....................................................  29
  Solicitation Of Proxies And Expenses....................................  29
  Appraisal Rights........................................................  29
THE MERGER................................................................  30
  General.................................................................  30
  Background of the Merger................................................  30
  Reasons for the Merger..................................................  33
  Opinions of Financial Advisors..........................................  35
  Federal Securities Law Consequences.....................................  43
  Nasdaq Listing..........................................................  43
  Certain Federal Income Tax Considerations...............................  43
  Accounting Treatment....................................................  46
  Government and Regulatory Approvals.....................................  46
  Appraisal and Dissenters' Rights Under the CGCL.........................  46
  Appraisal and Dissenters' Rights Under the GBCC.........................  48
  Interests of Certain Persons in the Merger..............................  51

                                                                          PAGE
                                                                          ----
THE REORGANIZATION AGREEMENT.............................................  52
  The Merger.............................................................  52
  Merger Consideration...................................................  52
  Stock Option and Benefit Plans.........................................  54
  Conditions to the Merger...............................................  54
  Representations and Warranties.........................................  55
  Covenants..............................................................  55
  Non-Solicitation.......................................................  57
  Indemnification........................................................  57
  Termination............................................................  58
  Expenses...............................................................  59
  No Survival of Representations and Warranties..........................  59
  Amendment; Waiver......................................................  59
CERTAIN RELATED AGREEMENTS...............................................  60
UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL
 STATEMENTS..............................................................  61
SELECTED HISTORICAL COMBINED AND CONSOLIDATED FINANCIAL DATA OF INDUS....  65
INDUS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS...................................................  67
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF TSW...................  77
TSW MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS...................................................  78
BUSINESS OF THE COMBINED COMPANY.........................................  89
BUSINESS OF INDUS........................................................  90
BUSINESS OF TSW..........................................................  99
MANAGEMENT OF THE COMBINED COMPANY....................................... 106
  Executive Officers and Directors....................................... 106
  Committees of the Board of Directors................................... 107
  Stock Plans............................................................ 108
SELECTED INFORMATION WITH RESPECT TO INDUS............................... 111
  Compensation of Directors.............................................. 111
  Compensation of Executive Officers..................................... 112
  Certain Transactions................................................... 114
SELECTED INFORMATION WITH RESPECT TO TSW................................. 115
  Compensation of Directors.............................................. 115
  Compensation of Executive Officers..................................... 116
  Employment Contracts................................................... 117
  Certain Transactions................................................... 118
SECURITY OWNERSHIP OF THE COMBINED COMPANY............................... 121
SECURITY OWNERSHIP OF INDUS.............................................. 123
SECURITY OWNERSHIP OF TSW................................................ 124
PER SHARE MARKET PRICE AND DIVIDEND INFORMATION.......................... 126
DESCRIPTION OF NEWCO CAPITAL STOCK....................................... 127

                                                                         PAGE
                                                                         ----
COMPARISON OF RIGHTS OF HOLDERS OF INDUS COMMON STOCK, TSW COMMON STOCK
 AND NEWCO COMMON STOCK................................................  129
SHAREHOLDER PROPOSALS..................................................  141
EXPERTS................................................................  141
LEGAL MATTERS..........................................................  141
INDEX TO FINANCIAL STATEMENTS..........................................  F-1
APPENDICES
  A-1   AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, AS AMENDED
  A-2   INDUS AGREEMENT OF MERGER
  A-3   TSW AGREEMENT OF MERGER
  B-1   COWEN & COMPANY OPINION
  B-2   ALEX. BROWN & SONS INCORPORATED OPINION
  C-1   SECTIONS 1300 THROUGH 1312 OF THE CGCL
  C-2   ARTICLE 13 OF THE GBCC

                                   GLOSSARY

  Unless otherwise specified in this Joint Proxy Statement/Prospectus, the following terms shall have the meanings set forth below:

  "Affiliate Agreements" means each of the Affiliate Agreements entered into among each of the TSW Affiliates and Indus, Newco and TSW on the one hand, and each of the Indus Affiliates and TSW, Indus and Newco, on the other, collectively.

  "Alex. Brown" means Alex. Brown & Sons Incorporated.

  "Alex. Brown Engagement Letter" means an engagement letter dated May 8, 1997 between Alex. Brown and TSW.

  "Alex. Brown Opinion" means the written opinion of Alex. Brown dated June 5, 1997 as to the fairness, as of such date, from a financial point of view, of the TSW Number to the TSW Securityholders, taken as a whole.

  "Antitrust Division" means the Antitrust Division of the United States Justice Department.

  "Antitrust Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, all other federal, state, or foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, restraint of trade or lessening of competition through merger or acquisition.

  "Anti-Takeover Law" means Section 203 of the DGCL.

  "CGCL" means the California General Corporation Law.

  "Change of Ownership" means changes in a company's stock ownership over a three-year period sufficient to trigger limitations on loss and credit carryforwards under the Code.

  "Closing" means the closing of the transactions contemplated by the Reorganization Agreement which will take place as soon as practicable after the Indus Meeting and the TSW Meeting, and in any event no later than the third business day after all conditions to the closing of the Merger specified in the Reorganization Agreement are satisfied or waived.

  "Code" means the Internal Revenue Code of 1986, as amended.

  "Combined Company" means Newco.

  "Commission" means the United States Securities and Exchange Commission.

  "Consultants Plan" means TSW's 1995 Stock Option Plan for Outside
Consultants.

  "Cowen" means Cowen & Company.

  "Cowen Engagement Letter" means an engagement letter dated May 6, 1997 between Cowen and Indus with respect to the rendering by Cowen of financial advisory services to Indus in connection with the Merger.

  "Cowen Opinion" means the written opinion of Cowen to the Indus Board dated June 5, 1997 as to the fairness, from a financial point of view, of the financial terms of the Merger, taken as a whole, to Indus, as of such date.

  "DGCL" means the Delaware General Corporation Law.

  "Directors Plan" means Indus' 1995 Director Option Plan.

  "Disqualifying Disposition" means a sale or other disposition of ISO Shares or shares received pursuant to participation in a Code Section 423 employee stock purchase plan prior to the expiration of the relevant one year and two year holding periods by an employee benefit plan participant, including by way of gift (but not death, bequest or inheritance).

  "Dissenting Shares" means "dissenting shares" within the meaning of Section 1300(b) of the CGCL or Article 13 of the GBCC.

  "DOJ" means the United States Department of Justice.

  "Effective Time" means the date which is the later of (i) the filing of the Indus Merger Agreement with the Secretary of State of the State of California and (ii) the filing of the TSW Merger Agreement or a Certificate of Merger with respect to the TSW Merger with the Secretary of State of the State of Georgia.

  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

  "ERISA Affiliates" means any entity which is a member of (A) a "controlled group of corporations," as defined in Section 414(b) of the Code, (B) a group of entities under "common control," as defined in Section 414(c) of the Code, or (C) an "affiliated service group," as defined in Section 414(m) of the Code, or treasury regulations promulgated under Section 414(o) of the Code, any of which includes TSW or any subsidiaries of TSW.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "Exchange Agent" means ChaseMellon Shareholder Services LLC.

  "Final Date" means December 5, 1997, except that if the FTC or DOJ issues a "second request" under the HSR Act, the Final Date shall be extended to March 5, 1998, and except that if a temporary, preliminary or permanent injunction or other order by any Federal or state court which would prohibit or otherwise restrain consummation of the Merger is issued and in effect on December 5, 1997, and such injunction has not become final and nonappealable, either Indus or TSW may, on or before December 5, 1997, extend the Final Date up to and including the earlier of the date such injunction becomes final and nonappealable or March 5, 1998, so long as such party shall, at its own expense, use reasonable best efforts to have the injunction resolved.

  "FTC" means the United States Federal Trade Commission.

  "GAAP" means Generally Accepted Accounting Principles.

  "GBCC" means the Georgia Business Corporation Code.

  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

  "Indemnified Parties" means each present and former director or officer of Indus or any Indus subsidiary or TSW or any TSW subsidiary who, after the Effective Time and pursuant to the terms of the Reorganization Agreement, are to be jointly and severally, to the fullest extent permitted under applicable law, indemnified and held harmless by Newco and the Indus Surviving Corporation or the TSW Surviving Corporation, as applicable.

  "Indus" means The Indus Group, Inc., a California corporation.

  "Indus Affiliates" means affiliates of Indus who have entered into Affiliate Agreements, including Robert W. Felton, Richard W. MacAlmon, Michael E. Percy, Alan G. Merten, Donald F. Robertson, Douglas R. Piper, Frank M. Siskowski, and Edward R. Koepfler.

  "Indus Articles" means the Amended and Restated Articles of Incorporation of Indus.

  "Indus Board" means the Board of Directors of Indus.

  "Indus Compensation Committee" means the Compensation Committee of the Indus Board.

  "Indus Common Stock" means the Common Stock of Indus, par value $0.001 per share.

  "Indus Common Stock Market Price" means the average of the high and low sale prices of Indus Common Stock, as quoted on the Nasdaq National Market and reported in the Wall Street Journal over the ten consecutive trading days prior to the date of the Closing.

  "Indus ESPP" means Indus' Employee Stock Purchase Plan.

  "Indus Meeting" means the Special Meeting of Indus shareholders to be held on August 25, 1997.

  "Indus Merger" means the merger of Indus Sub with and into Indus pursuant to the Indus Merger Agreement which will result in Indus, as the Surviving Corporation, becoming a wholly-owned subsidiary of Newco.

  "Indus Merger Agreement" means the Agreement of Merger between Indus and Indus Sub to be entered into immediately prior to the Effective Time.

  "Indus Merger Proposal" means the proposal to approve and adopt the Reorganization Agreement, the Indus Merger Agreement and the Indus Merger, including the assumption by Newco of the Indus Options, the Indus Stock Purchase Plan Options, the TSW Options and the TSW Warrants and the termination of the Indus Plans and the TSW Plans, as described in this Joint Proxy Statement/Prospectus.

  "Indus Option" means an outstanding option prior to the Effective Time to purchase Indus Common Stock pursuant to the 1992 Plan, the 1995 Plan or the Directors Plan.

  "Indus Plans" means the 1992 Plan, the 1995 Plan, the Directors Plan and the Indus ESPP, collectively.

  "Indus Record Date" means the close of business on July 25, 1997.

  "Indus Shareholder Rejection" means the failure of the shareholders of Indus to approve the Indus Merger Proposal at the Indus Meeting.

  "Indus Stock Purchase Plan Option" means an outstanding option prior to the Effective Time to purchase Indus Common Stock under the Indus ESPP.

  "Indus Sub" means Indus Sub, Inc., a California corporation and a wholly-owned subsidiary of Newco.

  "Indus Subject Shareholders" means the Indus shareholders who beneficially own in the aggregate approximately 60.3% of the shares of outstanding Indus Common Stock, collectively. These shareholders consist of Robert W. Felton, Richard W. MacAlmon, Michael E. Percy and Douglas R. Piper.

  "Indus Subject Shares" means the approximately 11,571,493 shares of Indus Common Stock beneficially owned by the Indus Subject Shareholders in the aggregate.

  "Indus Surviving Corporation" means the corporation surviving the Indus
Merger.

  "Indus Voting Agreement" means the Voting Agreement dated as of June 5, 1997 entered into by and between each of the Indus Subject Shareholders, on the one hand, and TSW, on the other.

  "IRS" means the Internal Revenue Service of the United States.

  "ISO" means an incentive stock option as defined under Section 422 of the Code.

  "ISO Shares" means stock acquired upon exercise of an ISO.

  "Meetings" means the TSW Meeting and the Indus Meeting, collectively.

  "Merger" means the Indus Merger and the TSW Merger, collectively.

  "Merger Agreements" means the TSW Merger Agreement and the Indus Merger Agreement, collectively.

  "Named Executive Officers" means those individuals who will serve as executive officers of the Combined Company following the Merger.

  "Nasdaq" means the Nasdaq National Market.

  "Newco" means Indus International, Inc., a Delaware corporation.

  "Newco Board" means the Board of Directors of Newco.

  "Newco Certificate" means the Certificate of Incorporation of Newco.

  "Newco Common Stock" means the Common Stock of Newco, par value $0.001 per share.

  "Newco ESPP" means Newco's Employee Stock Purchase Plan.

  "Newco Plan" means Newco's 1997 Stock Plan.

  "New Warburg Shares" means the number of shares of Newco Common Stock to be issued to Warburg in connection with the conversion of the TSW Subordinated Notes and unpaid dividends on the TSW Preferred Stock.

  "1984 Plan" means TSW's 1984 Stock Option Plan, as amended.

  "1994 Plan" means TSW's 1994 Stock Option Plan, as amended.

  "1992 Plan" means Indus' 1992 Stock Option Plan, as amended.

  "1995 Plan" means Indus' 1995 Stock Plan, as amended.

  "Nomination Agreement" means the Nomination Agreement to be entered into between Newco, Robert W. Felton and Warburg.

  "Notice of Approval" means the document that Indus must mail to any Indus shareholder who could qualify as possessing Dissenting Shares which provides notice of the approval of the Merger by the requisite number of outstanding shares, along with a statement of the price determined by Indus to represent the fair market value of Dissenting Shares and a brief description of the procedure to be followed if the Indus shareholder desires to exercise dissenters' rights.

  "NQSO" means a stock option that is not qualified under Section 422 of the Code.

  "Outside Directors Plan" means TSW's 1995 Stock Option Plan for Outside Directors.

  "Planned Dispositions" means any action pursuant to a plan or intent existing at or prior to the Merger, to dispose of or transfer so much of either Indus Common Stock or TSW Common Stock in anticipation of the Merger, or the Newco Common Stock to be received in the Merger such that the Indus shareholders, or TSW shareholders, as a group, would no longer have a significant equity interest in the Indus or TSW business conducted by the Combined Company after the Merger.

  "Pooling Letters" means the letters from Ernst & Young LLP stating the firm's written concurrence with the Indus management's and the TSW management's conclusion as to the appropriateness of pooling-of-interests accounting treatment for the Merger.

  "Registration Rights Agreement" means the Registration Rights Agreement to be entered into among Newco, Warburg, Robert W. Felton, Richard W. MacAlmon, John W. Blend, III and John R. Oltman.

  "Registration Statement" means the Registration Statement on Form S-4 under the Securities Act with respect to the Newco Common Stock to be issued in the Merger and of which this Joint Proxy Statement/Prospectus is a part.

  "Reorganization" means a reorganization under Section 368(a) of the Code.

  "Reorganization Agreement" means the Agreement and Plan of Merger and Reorganization dated as of June 5, 1997, among Indus, Indus Sub, TSW, TSW Sub and Newco.

  "Rule 144" means Rule 144 promulgated under the Securities Act.

  "Rule 145" means Rule 145 promulgated under the Securities Act.

  "SFAS 109" means Statement of Financial Accounting Standards No. 109.

  "SFAS 123" means Statement of Financial Accounting Standards No. 123.

  "Securities Act" means the Securities Act of 1933, as amended.

  "Subject Holders" means the TSW Subject Shareholders and the Indus Subject Shareholders, collectively.

  "Substantial Material Adverse Change" means any event or change which, individually or in the aggregate of all such events or changes, has resulted, or reasonably would be expected to result in a substantial impairment to Indus' or TSW's, as applicable, ability after the Closing to continue to develop, produce, sell and distribute the products and services that are material to Indus' or TSW's business, as applicable, in substantially the same manner as such party had prior to the date of the Reorganization Agreement.

  "Third Party Acquisition" means the possible acquisition of TSW or Indus, as applicable (whether by way of merger, purchase of its capital stock, purchase of assets or otherwise), or any material portion of TSW's or Indus', as applicable, capital stock or assets.

  "TSW" means TSW International, Inc., a Georgia corporation.

  "TSW Affiliates" means affiliates of TSW who have entered into Affiliate Agreements, including Christopher R. Lane, John F. Bartels, John W. Blend, III, Kenneth C. Colby, Jr., David J. Loesch, Allen D. Vaughn, John R. Oltman, George D. Busbee, William H. Janeway, Joseph P. Landy, and Warburg.

  "TSW Applicable Ratio" means a fraction, the numerator of which will be the TSW Number minus the New Warburg Shares and the denominator of which will be the total number of shares of TSW Common Stock and TSW Preferred Stock outstanding immediately prior to the Closing plus the total number of shares of TSW Common Stock issuable upon exercise of TSW Options and TSW Warrants outstanding immediately prior to the Closing (as of July 25, 1997, the TSW Applicable Ratio would have been approximately 2.73).

  "TSW Articles" means the Amended and Restated Articles of Incorporation of
TSW.

  "TSW Board" means the Board of Directors of TSW.

  "TSW Bylaws" means the Amended and Restated Bylaws of TSW.

  "TSW Capital Stock" means the TSW Common Stock and the TSW Preferred Stock, collectively.

  "TSW Common Stock" means the Common Stock of TSW, par value $0.01 per share.

  "TSW Meeting" means the Special Meeting of TSW shareholders to be held on August 25, 1997.

  "TSW Merger" means the merger of TSW Sub with and into TSW pursuant to the TSW Merger Agreement which will result in TSW, as the surviving corporation, becoming a wholly-owned subsidiary of Newco.

  "TSW Merger Agreement" means the Agreement of Merger between TSW and TSW Sub to be entered into immediately prior to the Effective Time.

  "TSW Merger Proposal" means the proposal to approve and adopt the Reorganization Agreement, the TSW Merger Agreement and the TSW Merger, including the assumption of the TSW Options, TSW Warrants, Indus Options and Indus Stock Purchase Plan Options by Newco, and the termination of the TSW Plans and the Indus Plans, as described in this Joint Proxy
Statement/Prospectus.

  "TSW Number" means the total number of shares of Newco Common Stock to be issued in the TSW Merger to the holders of TSW Capital Stock, TSW Unpaid Dividends and TSW Subordinated Notes and to become issuable to holders of TSW Options and TSW Warrants, calculated as the number of shares of Newco Common Stock to be issued to Indus stockholders and to become issuable to Indus optionholders multiplied by 0.86047.

  "TSW Option" means an outstanding option prior to the Effective Time to purchase TSW Common Stock.

  "TSW Plans" means the 1984 Plan, 1994 Plan and Outside Directors Plan, collectively.

  "TSW Preferred Stock" means the TSW Series A Preferred Stock, the TSW Series B Preferred Stock, the TSW Series C Cumulative Preferred Stock and the TSW Series D Cumulative Preferred Stock, collectively.

  "TSW Record Date" means the close of business on July 25, 1997.

  "TSW Securityholders" means the holders of TSW Capital Stock, TSW Unpaid Dividends, TSW Subordinated Notes, TSW Options and TSW Warrants.

  "TSW Stockholder Rejection" means the failure of TSW shareholders to approve the TSW Merger Proposal at the TSW Meeting.

  "TSW Sub" means TSW Sub, Inc., a Georgia corporation, and a wholly-owned subsidiary of Newco.

  "TSW Subject Shareholders" means the TSW securityholders who beneficially own in the aggregate approximately 95% of the shares of outstanding TSW Capital Stock (including all of the outstanding shares of TSW Preferred Stock), collectively. These shareholders consist of Warburg, John W. Blend, III and John R. Oltman.

  "TSW Subject Shares" means the approximately 4,662,176 shares of TSW Capital Stock beneficially owned by the TSW Subject Shareholders in the aggregate.

  "TSW Subordinated Notes" means the outstanding subordinated floating rate notes of TSW held by Warburg.

  "TSW Surviving Corporation" means the corporation surviving the TSW Merger.

  "TSW Unpaid Dividends" means any unpaid dividends on shares of TSW Preferred Stock.

  "TSW Voting Agreement" means the Voting Agreement entered into by and between each of the TSW Subject Shareholders, on the one hand, and Indus, on the other hand.

  "TSW Warrant" means a warrant outstanding prior to the Effective Time to purchase TSW Common Stock.

  "Voting Agreement" means each of the Indus Voting Agreements and TSW Voting Agreements, collectively.

  "Warburg" means Warburg, Pincus Investors, L.P.

  THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN CERTAIN EXHIBITS TO DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON TO WHOM A COPY OF THIS JOINT PROXY STATEMENT/PROSPECTUS HAS BEEN DELIVERED UPON WRITTEN OR ORAL REQUEST TO THE INDUS GROUP, INC., 60 SPEAR STREET, SAN FRANCISCO, CA 94105, ATTENTION: SECRETARY, TELEPHONE NUMBER (415) 904-5000. IN ORDER TO ENSURE DELIVERY PRIOR TO THE INDUS SPECIAL MEETING, REQUESTS SHOULD BE RECEIVED BY AUGUST 18, 1997.

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED BY THIS JOINT PROXY STATEMENT/PROSPECTUS OR A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT WOULD BE UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES TO WHICH THIS JOINT PROXY STATEMENT/PROSPECTUS RELATES SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION CONTAINED HEREIN SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                             AVAILABLE INFORMATION

  Indus is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Commission. These materials can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, New York, New York 10048. Copies of these materials can also be obtained from the Commission at prescribed rates by writing to the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the World Wide Web site is http://www.sec.gov. The Indus Common Stock is listed on the Nasdaq National Market and the Newco Common Stock will be listed on the Nasdaq National Market and reports or other information concerning such companies may be inspected at the offices of the National Association of Securities Dealers, Inc. located at 9513 Key West Avenue, Rockville, Maryland 20850.

  Under the rules and regulations of the Commission, the solicitation of proxies from shareholders of Indus and shareholders of TSW to approve and adopt the Indus Merger Proposal and TSW Merger Proposal, respectively, constitutes an offering of Newco Common Stock to be issued in connection with the Indus Merger and TSW Merger. Accordingly, Newco has filed with the Commission the Registration Statement with respect to such offering. This Joint Proxy Statement/Prospectus constitutes the prospectus of Newco that is filed as part of the Registration Statement. Other parts of the Registration Statement are omitted from this Joint Proxy Statement/Prospectus in accordance with the rules and regulations of the Commission. Copies of the Registration Statement, including the exhibits to the Registration Statement and other material that is not included herein, may be inspected, without charge, at the regional offices of the Commission referred to above, obtained at the Commission's World Wide Web site set forth above or obtained at prescribed rates from the Public Reference Section of the Commission at the address set forth above.

  Statements made in this Joint Proxy Statement/Prospectus concerning the contents of any contract or other document are not necessarily complete. With respect to each contract or other document filed as an exhibit to the Registration Statement, reference is hereby made to that exhibit for a more complete description of the matter involved, and each such statement is hereby qualified in its entirety by such reference.

  All information contained in this Joint Proxy Statement/Prospectus relating to Indus and Newco has been supplied by Indus, and all information relating to TSW has been supplied by TSW.

                                  TRADEMARKS

  INDUS is a registered trademark of The Indus Group, Inc. The Indus logo, PASSPORT Software Solutions, ABACUS, PORTAL/G, PORTAL/95, PORTAL/97, VIEWPORT and PRISM Consulting are trademarks and service marks of Indus. Curator is a registered trademark of TSW. TSW International, Enterprise MPAC, TSWNet, CareNet, MPAC-UX, EnGarde and Asset Care are trademarks of TSW. All other brand names or trademarks appearing in this Joint Proxy Statement/Prospectus are the property of their respective holders.

                          FORWARD-LOOKING STATEMENTS

  THIS JOINT PROXY STATEMENT/PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THE RISK FACTORS BEGINNING ON PAGE 18 HEREOF. NEITHER NEWCO, INDUS NOR TSW MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY AS TO THE ATTAINABILITY OF THE PROJECTED OR ESTIMATED FINANCIAL INFORMATION REFERENCED OR SET FORTH HEREIN UNDER "THE MERGER--OPINIONS OF FINANCIAL ADVISORS" OR ELSEWHERE HEREIN. PROJECTIONS OR ESTIMATIONS OF THE COMBINED COMPANY'S FUTURE PERFORMANCE ARE NECESSARILY SUBJECT TO A HIGH DEGREE OF UNCERTAINTY AND MAY VARY MATERIALLY FROM ACTUAL RESULTS. REFERENCE IS MADE TO THE PARTICULAR DISCUSSIONS SET FORTH UNDER "RISK FACTORS," "INDUS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "TSW MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS." IN CONNECTION WITH FORWARD-LOOKING STATEMENTS WHICH APPEAR IN THESE AND OTHER DISCLOSURES, SHAREHOLDERS OF INDUS AND SHAREHOLDERS OF TSW SHOULD CAREFULLY REVIEW THE FACTORS SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS UNDER "RISK FACTORS" BEGINNING ON PAGE 18 HEREOF.

                                    SUMMARY

  The following is a summary of certain information contained elsewhere in this Joint Proxy Statement/Prospectus. The summary does not contain a complete description of the terms of the Merger and is qualified in its entirety by reference to the full text of this Joint Proxy Statement/Prospectus and the Appendices hereto. Shareholders of Indus and shareholders of TSW are urged to read this Joint Proxy Statement/Prospectus and the Appendices hereto in their entirety.

  For purposes of this Joint Proxy Statement/Prospectus, "Indus" refers to The Indus Group, Inc. and its subsidiaries, "TSW" refers to TSW International, Inc. and its subsidiaries, and the "Combined Company" or "Newco" refers to the combined business of Indus and TSW formed as a result of the Merger.

  This Joint Proxy Statement/Prospectus contains forward-looking statements. Actual results could differ materially from those projected in these forward-looking statements as a result of certain factors, including those risks described under "RISK FACTORS" and elsewhere in this Joint Proxy
Statement/Prospectus.

                                 THE COMPANIES

 Indus

  Indus develops, markets, and supports a proprietary line of enterprise management software and implementation services for process industry customers worldwide. Taking advantage of the client/server model of networked computing, PassPort Software Solutions contain "best business practices" which serve as the catalyst for improving core operational business functions for electric utilities, oil and gas, chemical refining, forest products, nuclear and steel producing industries. ABACUS, Indus' proprietary methodology, accelerates the realization of benefits by delivering a reliable cost and time-efficient approach to implementation across the enterprise. Indus was incorporated in California in January 1990. Indus' principal executive offices are located at 60 Spear Street, San Francisco, California 94105; its telephone number is (415) 904-5000. See "BUSINESS OF INDUS."

 TSW

  TSW develops, markets and supports advanced Asset Care application software and provides related services that enable customers to plan, execute, monitor and improve asset maintenance processes. Primary customers of TSW include manufacturers, utilities, process companies, hospitals, educational systems, governments and transportation authorities. TSW was incorporated in Georgia in 1976 as T.S.W. Company. TSW's principal executive offices are located at 3301 Windy Ridge Parkway, Atlanta, Georgia 30339; its telephone number is (770) 952-8444. See "BUSINESS OF TSW."

 The Combined Company

  Newco was incorporated in Delaware in June 1997 and was organized for the purpose of the Merger. Newco currently has no material assets and has not conducted any substantial business activities to date. As a result of the Merger, Indus and TSW will become wholly-owned subsidiaries of Newco. Accordingly, following the Effective Time, the business of Newco will be substantially similar to the business currently conducted by each of Indus and TSW. The address of Newco's principal executive offices will be 60 Spear Street, San Francisco, California 94105; its telephone number will be (415) 904-5000. See "BUSINESS OF THE COMBINED COMPANY."

                                  THE MEETINGS

 Indus

  The Indus Meeting will be held on August 25, 1997 at 8:30 a.m., local time, at Indus' principal executive offices located at 60 Spear Street, San Francisco, California. See "THE INDUS MEETING." At the Indus Meeting, shareholders of Indus at the close of business on the Indus Record Date will be asked to approve and adopt the Indus Merger Proposal, including the assumption by Newco of the Indus Options, the Indus Stock

Purchase Plan Options, the TSW Options and the TSW Warrants and the termination of the Indus Plans. The Reorganization Agreement and the Indus Merger Agreement are attached hereto as Appendices A-1 and A-2, respectively. See "THE MERGER" and "THE REORGANIZATION AGREEMENT."

  Holders of record of Indus Common Stock at the close of business on the Indus Record Date have the right to receive notice of and to vote at the Indus Meeting. At the close of business on the Indus Record Date, there were 19,159,214 shares of Indus Common Stock outstanding and entitled to vote. The affirmative vote of the holders of a majority of the outstanding shares of Indus Common Stock is required to approve and adopt the Indus Merger Proposal.

  As of the Indus Record Date, directors and executive officers of Indus as a group beneficially owned 11,575,368 shares of Indus Common Stock, or approximately 63.0% of those shares outstanding as of such date. Certain of such directors and executive officers of Indus have executed Voting Agreements with TSW, pursuant to which they have agreed to vote such shares in favor of the Indus Merger Proposal. Accordingly, approval of the Indus Merger Proposal at the Indus Meeting is assured.

 TSW

  The TSW Meeting will be held on August 25, 1997 at 11:30 a.m., local time, at TSW's principal executive offices located at 3301 Windy Ridge Parkway, Atlanta, Georgia 30339. See "THE TSW MEETING." At the TSW Meeting, shareholders of TSW at the close of business on the TSW Record Date will be asked to consider and vote upon the TSW Merger Proposal, including the assumption by Newco of the Indus Options, the Indus Stock Purchase Plan Options, the TSW Options and the TSW Warrants, and the termination of the TSW Plans. The Reorganization Agreement and the TSW Merger Agreement are attached hereto as Appendices A-1 and A-3, respectively. See "THE MERGER" and "THE REORGANIZATION AGREEMENT."

  Holders of record of TSW Common Stock and TSW Preferred Stock at the close of business on the TSW Record Date have the right to receive notice of and to vote at the TSW Meeting. At the close of business on the TSW Record Date, there were 306,824 shares of TSW Common Stock and 2,943,218 shares of TSW Preferred Stock outstanding, each of which is entitled to one vote on each matter to be acted upon. The affirmative vote of the holders of a majority of the shares of TSW Capital Stock, voting together as a class, and a majority of each series of TSW Preferred Stock, each voting as a separate class, issued and outstanding on the TSW Record Date is required to approve and adopt the TSW Merger Proposal. Abstentions will be included in determining the number of shares present for purposes of determining the presence of a quorum. As of the TSW Record Date, shareholders of TSW beneficially owning approximately 95% of the issued and outstanding TSW Capital Stock (including all of the issued and outstanding TSW Preferred Stock), as a group, have executed Voting Agreements with Indus, pursuant to which they have agreed to vote such shares in favor of the TSW Merger Proposal. Accordingly, approval of the TSW Merger Proposal at the TSW Meeting is assured.

                                   THE MERGER

 Effects of the Merger

  The Reorganization Agreement provides for, among other things: (a) the merger of Indus Sub with and into Indus pursuant to the Indus Merger Agreement, which will result in Indus, as the surviving corporation of the Indus Merger, becoming a wholly-owned subsidiary of Newco and (b) the merger of TSW Sub with and into TSW pursuant to the TSW Merger Agreement which will result in TSW, as the surviving corporation of the TSW Merger, becoming a wholly-owned subsidiary of Newco.

 Conversion of Indus Securities

  At the Effective Time of the Indus Merger, each outstanding share of Indus Common Stock will be converted into one share of Newco Common Stock and each Indus Option and each Indus Stock Purchase Plan Option will be converted into an option to purchase an equivalent number of shares of Newco Common Stock at an exercise price or purchase price, as applicable, per share equal to that of such Indus Option or Indus Stock Purchase Plan Option, as applicable. See "THE REORGANIZATION AGREEMENT--Merger Consideration." For a description of the Newco Common Stock, see "DESCRIPTION OF NEWCO CAPITAL STOCK." For a summary of the principal differences between rights of holders of Newco Common Stock and Indus Common Stock, see "COMPARISON OF RIGHTS OF HOLDERS OF INDUS COMMON STOCK, TSW COMMON STOCK AND NEWCO COMMON STOCK."

 Conversion of TSW Securities

  The total number of shares of Newco Common Stock to be issued in the TSW Merger to holders of TSW Capital Stock, TSW Unpaid Dividends and TSW Subordinated Notes and to become issuable to holders of TSW Options and TSW Warrants will be the number of shares of Newco Common Stock to be issued or to become issuable in the Merger to holders of Indus Common Stock, Indus Options and Indus Stock Purchase Plan Options multiplied by 0.86047 (the "TSW Number"). The outstanding TSW securities will be converted or exchanged as follows:

  (i) Each share of TSW Common Stock and TSW Preferred Stock will be converted into a number of shares of Newco Common Stock equal to a fraction, the numerator of which will be the TSW Number minus the New Warburg Shares (as defined below) and the denominator of which will be the total number of shares of TSW Common Stock and TSW Preferred Stock outstanding immediately prior to the Closing plus the total number of shares of TSW Common Stock issuable upon exercise of TSW Options and TSW Warrants outstanding immediately prior to the Closing (the "TSW Applicable Ratio"). As of July 25, 1997, based on (a) the number of shares of Indus Common Stock, Indus Options, Indus Stock Purchase Plan Options, TSW Common Stock, TSW Preferred Stock, TSW Options and TSW Warrants outstanding on such date, (b) the aggregate principal amount of and accrued interest on the TSW Subordinated Notes and the accrued and unpaid dividends on each series of TSW Preferred Stock on such date and (c) the Indus Common Stock Market Price on such date, the TSW Applicable Ratio would be approximately 2.73 shares of Newco Common Stock for each outstanding share of TSW Capital Stock.

  (ii) Each TSW Subordinated Note will be exchanged for a number of shares of Newco Common Stock equal to a fraction, the numerator of which will be the aggregate principal balance of such TSW Subordinated Note as of the Effective Time plus all accrued and unpaid interest, and the denominator of which will be the Indus Common Stock Market Price.

  (iii) All TSW Unpaid Dividends will be converted into a number of shares of Newco Common Stock equal to a fraction, the numerator of which will be the aggregate amount of such unpaid dividends and the denominator of which will be the Indus Common Stock Market Price. The number of shares of Newco Common Stock to be issued in the Merger in respect of such TSW Unpaid Dividends, together with the shares of Newco Common Stock to be issued in exchange for the TSW Subordinated Notes, are referred to herein as the "New Warburg Shares."

  (iv) Each outstanding TSW Option and TSW Warrant will be converted into an option or warrant, as applicable, to purchase a number of shares of Newco Common Stock equal to the TSW Applicable Ratio multiplied by the number of shares purchasable under each TSW Option or TSW Warrant, as applicable, rounded down to the nearest whole share, at an exercise price equal to the exercise price of such TSW Option or TSW Warrant at the Effective Time divided by the TSW Applicable Ratio, rounded up to the nearest cent.

  For a summary of the principal differences between the rights of holders of Newco Common Stock, Indus Common Stock, and TSW Capital Stock, see "COMPARISON OF RIGHTS OF HOLDERS OF INDUS COMMON STOCK, TSW COMMON STOCK AND NEWCO COMMON STOCK."

  HOLDERS OF INDUS COMMON STOCK OR TSW CAPITAL STOCK SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD. IF THE MERGER IS APPROVED, A LETTER OF TRANSMITTAL WILL BE MAILED AFTER THE EFFECTIVE TIME TO EACH PERSON WHO WAS A HOLDER OF OUTSTANDING TSW COMMON STOCK IMMEDIATELY PRIOR TO THE EFFECTIVE TIME. CERTIFICATES REPRESENTING INDUS COMMON STOCK NEED NOT BE EXCHANGED AFTER THE MERGER AND WILL BE DEEMED, AFTER THE EFFECTIVE TIME, TO REPRESENT SHARES OF NEWCO COMMON STOCK. CERTIFICATES REPRESENTING TSW CAPITAL STOCK SHOULD BE SENT TO THE EXCHANGE AGENT ONLY AFTER RECEIPT OF, AND IN ACCORDANCE WITH, THE INSTRUCTIONS CONTAINED IN THE LETTER OF TRANSMITTAL.

 Ownership of Newco

  Immediately following the consummation of the Merger, the former shareholders and optionholders of Indus and the former shareholders, optionholders and warrantholders of TSW will collectively hold approximately 53.75% and 46.25%, respectively, of the Newco Common Stock on a fully diluted basis. See "SECURITY OWNERSHIP OF THE COMBINED COMPANY."

 Fairness Opinions

  Cowen has delivered its written opinion to the Indus Board, dated as of June 5, 1997 (the "Cowen Opinion"), stating that, as of such date, the financial terms of the Merger, taken as a whole, were fair, from a financial point of view, to Indus. Cowen is under no obligation to update the Cowen Opinion. The full text of the Cowen Opinion, which sets forth, among other things, the assumptions made, matters considered and limitations on the review undertaken by Cowen is attached as Appendix B-1 to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. Indus shareholders are urged to read the Cowen Opinion in its entirety.

  Alex. Brown has delivered its written opinion, dated as of June 5, 1997 (the "Alex. Brown Opinion"), stating that, as of such date, the TSW Number was fair, from a financial point of view, to the TSW Securityholders, taken as a whole. Alex. Brown is under no obligation to update the Alex. Brown Opinion. The full text of the Alex. Brown Opinion which sets forth, among other things, the assumptions made, matters considered and limitations on the review undertaken by Alex. Brown, is attached as Appendix B-2 to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. TSW shareholders are urged to read the Alex. Brown Opinion in its entirety.

 Board Recommendations

  The Indus Board has unanimously approved the Indus Merger Proposal and has determined that the Merger is in the best interests of Indus and its shareholders. The Indus Board unanimously recommends approval and adoption of the Indus Merger Proposal by the Indus shareholders.

  The TSW Board has unanimously approved the TSW Merger Proposal and has determined that the Merger is in the best interests of TSW and its shareholders. The TSW Board has unanimously recommended approval and adoption of the TSW Merger Proposal by the TSW shareholders.

 Reasons for the Merger

  Indus and TSW have identified the following potential mutual benefits which may accrue to the Combined Company as a result of the Merger: (i) an ability to provide solutions to enterprise customers of all sizes as a result of the integration of each company's software solutions; (ii) an enhanced competitive position as the result of the higher visibility of the Combined Company; (iii) an increase in the sales and marketing capabilities of each company; and (iv) cost synergies and economies of scale in operation.

  In addition, the Board of Directors of Indus believes that Indus shareholders should vote for the Merger for the following reasons: (i) the Merger will provide Indus entry into new vertical segments; (ii) Indus' international presence will be enhanced by TSW's strength in international sales; (iii) the Merger will allow the Combined Company to more fully realize the benefits of Indus' regional services infrastructure; and (iv) TWS's technology will enhance Indus' product offerings and shorten its product development cycle.

 Effective Time

  The Merger will become effective at the Effective Time. Assuming all conditions to the Merger are satisfied or waived prior thereto, it is anticipated that the Closing and the Effective Time will be on or about
August 25, 1997. See "THE REORGANIZATION AGREEMENT--Conditions to the Merger."

 Conditions to the Merger

  In addition to the requirement that the Merger be approved by the Indus shareholders and by the TSW shareholders, the obligations of Indus and TSW to consummate the Merger are subject to the satisfaction of a number of other conditions, including, without limitation: effectiveness of and the absence of any stop-order or proceedings seeking a stop-order commenced or threatened by the Commission with respect to the Registration Statement and this Joint Proxy Statement/Prospectus; the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and any authorization, consent or approval required under any Antitrust Law shall have been obtained or any waiting period applicable to the review of the Merger shall have expired or been terminated; the absence of any order, decree or ruling by any governmental agency that would prohibit or render illegal the transactions contemplated by the Reorganization Agreement; and the absence of any effective temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Merger issued by any federal or state court. Each party's obligations under the Reorganization Agreement are also conditioned upon the accuracy of the representations and warranties made therein by the other party; the receipt of certain third party consents; the performance in all material respects by the other party of its covenants contained therein; the approval of the Merger by the shareholders of Indus and TSW with the holders of less than 5% of the Indus Common Stock or the TSW Common Stock eligible to exercise dissenters' rights; the absence of any Substantial Material Adverse Change with respect to Indus or TSW; the receipt of certain legal opinions (including opinions to the effect that the Merger will be treated for federal income tax purposes as a Reorganization); and the receipt of the Pooling Letter from Ernst & Young LLP.

  TSW's obligation to consummate the Merger is further conditioned upon: (i) the incorporation of Indus Sub and TSW Sub; and (ii) the approval for quotation on the Nasdaq National Market of the Newco Common Stock to be issued in the Merger, subject to notice of issuance.

  At any time on or prior to the Merger, to the extent legally allowed, Indus or TSW, without approval of the shareholders or shareholders of each such company, as the case may be, may waive compliance with any of the agreements or conditions contained in the Reorganization Agreement for the benefit of that company. See "THE REORGANIZATION AGREEMENT--Conditions to the Merger."

 Surrender of Certificates

  If the Merger becomes effective, as soon as practicable thereafter, the Exchange Agent will mail specific written instructions to all holders of record of TSW Capital Stock as of the Effective Time with respect to the procedure for surrendering their stock certificates in exchange for certificates representing shares of Newco Common Stock. Upon the Exchange Agent's receipt of such certificates, each TSW Securityholder will receive a certificate representing Newco Common Stock and a cash payment in lieu of fractional shares.

  CERTIFICATES REPRESENTING SHARES OF TSW CAPITAL STOCK SHOULD NOT BE SURRENDERED FOR EXCHANGE UNTIL THE WRITTEN INSTRUCTIONS ARE RECEIVED.

 Termination

  The Reorganization Agreement may be terminated prior to the Effective Time by mutual agreement of TSW and Indus, or by either of them, (i) as a result of a breach by the other party of a representation or warranty set forth in the Reorganization Agreement which breach remains uncured for 10 business days following written notice thereof (except that no cure period will be provided for a breach which by its nature cannot be cured), (ii) as a result of a breach by the other party of a covenant or agreement which would cause such party not to perform or materially comply with all covenants or agreements required to be performed or complied with by it and which breach remains uncured for 10 business days after written notice thereof (except that no cure period will be provided for a breach which by its nature cannot be cured), (iii) if all the conditions for Closing the Merger have not been satisfied or waived on or before the Final Date other than as a result of the breach of the Reorganization Agreement by the terminating party, (iv) if the required approval of the shareholders of Indus or shareholders of TSW has not been not obtained, (v) if either of the Pooling Letters cannot be delivered for any reason related to the other party, or (vi) if a permanent injunction or other order by a federal or state court which would make illegal or otherwise restrain or prohibit consummation of the Merger is issued and has become final and nonappealable.

  The Reorganization Agreement may also be terminated (i) by TSW if the Indus Common Stock Market Price is less than $9.50 per share and (ii) by Indus if the Indus Common Stock Market Price is greater than $22.50 per share.

  It is not anticipated that proxies of a party's shareholders will be resolicited in the event that such party becomes entitled to exercise a right to terminate the Reorganization Agreement.

 Merger Expenses, Fees and Other Costs

  If the Merger is consummated, the Combined Company will bear all costs and expenses incurred in connection with the Reorganization Agreement and the transactions provided for therein. If the Merger is not consummated, each of TSW and Indus will bear its own costs and expenses with respect to the Reorganization Agreement and the transactions contemplated thereby, provided that TSW and Indus shall share equally all fees and expenses, other than attorneys', accountants' and financial advisors' fees, incurred in connection with the printing and filing of this Joint Proxy Statement/Prospectus.

  The Combined Company expects to incur a charge of approximately $10.0 million to $12.0 million in the quarter in which the Merger is consummated in connection with the write-off of certain assets, transaction costs, personnel severance costs, the cancellation and continuation of contractual obligations and other integration costs incident to the Merger. See "RISK FACTORS--Risks Relating to the Merger--Non-Recurring Charges" and "UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS."

 Nasdaq Listing

  The shares of Newco Common Stock to be issued in the Merger will be traded on Nasdaq under the symbol "IINT."

 Amendment

  The Reorganization Agreement may be amended by Indus and TSW at any time before or after approval by the Indus shareholders or the TSW shareholders, except that, after such approval, no amendments may be made which by law require the further approval of the Indus shareholders or the TSW shareholders unless such further approval is obtained.

 Certain Federal Income Tax Consequences

  The Merger is expected to be a Reorganization for federal income tax purposes, so that no gain or loss will be recognized by Indus or TSW, by holders of TSW Capital Stock on the exchange of TSW Common Stock and TSW Preferred Stock except to the extent that holders of TSW Capital Stock receive cash in lieu of fractional shares or upon the exercise of dissenters' or appraisal rights, or by Indus shareholders on the exchange of Indus Common Stock except to the extent the Indus shareholders receive cash upon exercise of dissenters' or appraisal rights. As a condition to Indus' and TSW's obligations to consummate the Merger, Indus and TSW must obtain opinions, prior to the Effective Time, from Wilson Sonsini Goodrich & Rosati, Professional Corporation, and Wachtell, Lipton, Rosen & Katz, their respective legal counsels, to the effect that the Merger will be treated as a Reorganization. Such opinions are included as exhibits to the Registration Statement of which this Joint Proxy Statement/Prospectus is a part. Indus shareholders and holders of TSW Capital Stock are urged to consult their own tax advisors regarding such tax consequences. See "THE MERGER--Certain Federal Income Tax Considerations."

 Accounting Treatment

  The Merger is intended to be treated as a pooling of interests for financial reporting purposes in accordance with GAAP. Consummation of the Merger is conditioned upon (i) receipt by TSW of a letter from its independent auditors to the effect that TSW qualifies as an entity that may be a party to a business combination for which the pooling-of-interests method of accounting would be available and
(ii) receipt by Indus of a letter from its independent auditors regarding concurrence with Indus management's conclusion as to the appropriateness of pooling-of-interests accounting treatment for the Merger under APB Opinion No. 16, if consummated in accordance with the Agreement. See "THE MERGER-- Accounting Treatment."

 Appraisal and Dissenters' Rights

  If the Merger is approved by the required vote of Indus shareholders and is not abandoned or terminated, shareholders of Indus who voted against the Merger may, by complying with Sections 1300 through 1312 of the CGCL, be entitled to dissenters' rights as described therein only if (i) such holders' shares of Indus Common Stock are subject to restriction on transfer imposed by Indus or by law or regulation, or (ii) demands for payment pursuant to such dissenters' rights are filed with respect to 5% or more of the outstanding shares of Indus Common Stock at or before the Indus Meeting. However, it is a condition to the effectiveness of the Merger that the number of shares eligible to dissent after the Indus Meeting shall be less than 5% of the outstanding shares of Indus Common Stock. See "THE MERGER--Appraisal and Dissenters' Rights."

  Under the GBCC, TSW shareholders are entitled to dissenters' rights or appraisal rights with respect to the Merger. Under the GBCC, holders of TSW Common Stock who do not vote in favor of the TSW Merger Proposal and who otherwise comply with the provisions of Article 13 of the GBCC are entitled to assert dissenters' rights and to obtain payment of the fair value of their shares if the Merger is consummated. However, it is a condition to the effectiveness of the Merger that the number of shares eligible to dissent after the TSW Meeting shall be less than 5% of the outstanding shares of TSW Capital Stock. See "THE MERGER--Appraisal and Dissenters' Rights."

 Regulatory Matters

  Under the HSR Act and the rules promulgated thereunder, the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division and the specified waiting period requirements have been satisfied. See "THE MERGER--Governmental and Regulatory Approvals."

 Interests of Certain Persons in the Merger; Management of the Combined Company

  Certain members of the management of Indus, the management of TSW, the Indus Board and the TSW Board, respectively, have certain interests in the Merger that are different from, or in addition to, the interests in the Merger of shareholders of Indus and shareholders of TSW generally. It is anticipated that Robert W. Felton, Richard W. MacAlmon and Alan G. Merten, who are currently directors of Indus, and Edward R. Koepfler, currently Chief Operating Officer of Indus, as well as Christopher R. Lane, John W. Blend, III, William H. Janeway and Joseph P. Landy, who are currently directors of TSW, will become directors of Newco. Certain executive officers of Indus and certain executive officers of TSW will become executive officers of Newco. See "MANAGEMENT OF THE COMBINED COMPANY." Pursuant to the terms of the Nomination Agreement, Warburg and Mr. Felton will each have certain rights with respect to the nomination of up to two directors each of Newco. Newco will also enter into the Registration Rights Agreement with respect to the shares of Newco Common Stock to be received by Warburg, John R. Oltman, a current director of TSW, and Messrs. Felton, MacAlmon and Blend in the Merger or upon the exercise of Newco stock options. See "RISK FACTORS--Risks Relating to the Merger--Interests of Certain Persons in the Merger," "THE MERGER--Interests of Certain Persons in the Merger," "CERTAIN RELATED AGREEMENTS--Nomination Agreement" and "--Registration Rights Agreement."

                           CERTAIN RELATED AGREEMENTS

 Affiliate Agreements

  To ensure that the Merger will be accounted for as a "pooling of interests," the Indus Affiliates and TSW Affiliates have executed the Affiliate Agreements which prohibit such persons from disposing of their shares of Indus Common Stock or TSW Capital Stock, respectively, (i) during the 30-day period prior to the Closing, and (ii) until the Combined Company publicly releases its first report including the combined financial results of Newco, Indus and TSW for a period of at least 30 days of "combined operations," as defined by the Commission. Pursuant to such agreements, the Indus Affiliates and TSW Affiliates have also acknowledged the resale restrictions imposed by Rule 145 on shares received by them in the Merger and have made certain representations pertaining to the "continuity of interest" requirements for a Reorganization. See "CERTAIN RELATED AGREEMENTS--Affiliate Agreements."

 Voting Agreements

  Indus Subject Shareholders, who beneficially own approximately 60.3% of the outstanding shares of Indus Common Stock, in the aggregate, and TSW Subject Shareholders, who beneficially own approximately 95% of the outstanding shares of TSW Common Stock and all of the shares of TSW Preferred Stock, have entered into Voting Agreements with TSW (in the case of certain affiliates of Indus) or Indus (in the case of certain affiliates of TSW) pursuant to which such persons or entities have agreed to vote their shares of Indus Common Stock or TSW Capital Stock, as applicable, in favor of the Merger. See "CERTAIN RELATED AGREEMENTS--Voting Agreements."

 Nomination Agreement

  Newco, Robert W. Felton and Warburg, a stockholder of TSW who beneficially owns approximately 93% of the outstanding shares of TSW Capital Stock (including all of the outstanding shares of Preferred Stock), will enter into a Nomination Agreement which provides that for so long as Warburg continues to own more than 15% of the outstanding shares of Newco Common Stock, Warburg will be permitted to nominate two members to the Newco Board, and that for so long as Warburg continues to own between 7% and 15% of the outstanding shares of Newco Common Stock, Warburg will be permitted to nominate one nominee to the Newco Board. The Nomination Agreement also provides that for so long as Mr. Felton continues to own more than 15% of the outstanding shares of Newco Common Stock, Mr. Felton will be permitted to nominate two members to the Newco Board, and that for so long as Mr. Felton continues to own between 7% and 15% of the outstanding shares of Newco Common Stock, Mr. Felton will be permitted to nominate one nominee to the Newco Board, which nominee in each instance may be Mr. Felton. Under the Nomination Agreement, Newco will be obligated to use its best efforts to cause to be voted the shares for which Newco's management or Board of Directors holds proxies or is otherwise entitled to vote in favor of the election of Warburg's and Mr. Felton's designees and to cause the Newco Board to unanimously recommend to its stockholders to vote in favor of the Warburg and Mr. Felton designees. See "THE MERGER--Interests of Certain Persons in the Merger" and "CERTAIN RELATED AGREEMENTS--Nomination Agreement."

 Registration Rights Agreement

  Newco, Warburg, Mr. Felton and certain Indus shareholders and TSW Securityholders will enter into the Registration Rights Agreement, which grants Warburg and Mr. Felton the right to request Newco, on up to two occasions each, to register the shares of Newco Common Stock to be received by Warburg and Mr. Felton in exchange for Mr. Felton's Indus Common Stock and Warburg's TSW Common Stock and TSW Preferred Stock, and issuable pursuant to certain TSW Warrants assumed by Newco in the Merger. All parties to the Registration Rights Agreement have "piggyback" registration rights with respect to shares of Newco Common Stock. See "THE MERGER--Interests of Certain Persons in the Merger" and "CERTAIN RELATED AGREEMENTS--Registration Rights Agreement."

                                  RISK FACTORS

  Shareholders of Indus and shareholders of TSW should consider the following risks in deciding whether or not to approve the Merger:

 Risks Relating to the Merger

  Risks relating to the Merger include: (i) risks relating to the integration of the operations of Indus and TSW; (ii) the incurrence by the Combined Company of certain non-recurring charges in connection with the Merger; (iii) the additional shares of Newco Common Stock to be issued in the Merger as well as the number of shares of Newco Common Stock to be eligible for public resale;
(iv) certain differences in the rights of holders of Indus Common Stock and TSW Capital Stock resulting from the Merger; (v) the lack of effect on the Exchange Ratio of price changes in the Indus Common Stock; and (vi) certain affiliates of Indus and TSW have certain interests that are different from or in addition to shareholders of Indus and shareholders of TSW.

 Risks Relating to the Combined Company

  Risks relating to the business of the Combined Company include: (i) the accumulated deficit of TSW and the uncertainty of profitability of the Combined Company; (ii) the potential for fluctuations in the operating results of the Combined Company; (iii) significant historical volatility in the trading price of Indus Common Stock, and potential future volatility in the trading price of the Newco Common Stock; (iv) the Combined Company's ability to manage growth and its dependence on key personnel; (v) the utilization by the Combined Company of new distribution channels; (vi) intense competition in the Combined Company's businesses; (vii) risks relating to the successful integration of current and future products and technologies; (viii) the rapid technological changes which occur in the Combined Company's businesses and the necessity for frequent new product introductions; (ix) risks associated with international operations; (x) the dependence of the Combined Company on its proprietary technology and risks of infringement; (xi) risks related to lengthy sales and implementation cycles and large order sizes; (xii) the dependence of the Combined Company on licensed technology; (xiii) the dependence of the Combined Company on third parties; (xiv) risks relating to software defects and product liability claims; (xv) risks relating to past and future acquisitions; and
(xvi) concentration of ownership of Newco Common Stock.

  For a more complete discussion of these and other risks affecting the Combined Company and the Merger, see "RISK FACTORS."

                         MARKET PRICE AND DIVIDEND DATA

  The Indus Common Stock is traded on Nasdaq under the symbol "IGRP." The Newco Common Stock will be traded on Nasdaq under the symbol "IINT."

  On June 4, 1997, the last trading day before announcement of the proposed Merger, the closing price of the Indus Common Stock on Nasdaq was $15.75 per share. On August 5, 1997, the last practicable trading day before the printing of this Joint Proxy Statement/Prospectus, the closing price of the Indus Common Stock on Nasdaq was $17.25 per share. Holders of Indus Common Stock are urged to obtain current market quotations prior to making any decision with respect to the Merger.

  Newco anticipates that for the foreseeable future it will retain any earnings for use in the operations of its business and does not intend to pay dividends. See "RISK FACTORS--Risks Relating to the Combined Company--Volatility of Stock Prices" and "COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION."

                  SELECTED HISTORICAL AND UNAUDITED PRO FORMA
                 COMBINED CONDENSED CONSOLIDATED FINANCIAL DATA

  The following Selected Historical Financial Data of Indus and TSW has been derived from their respective consolidated historical financial statements and should be read in conjunction with their consolidated financial statements and the notes thereto included herein.

  The Selected Unaudited Pro Forma Combined Condensed Consolidated Financial Data has been derived from the Unaudited Pro Forma Combined Condensed Consolidated Financial Statements, appearing elsewhere herein, which give effect to the Merger as a pooling of interests, and should be read in conjunction with such pro forma financial statements and the notes thereto. For the purpose of the Unaudited Pro Forma Combined Condensed Consolidated Statements of Operations Data, Indus' financial data for the fiscal years ended December 31, 1994, 1995 and 1996 has been combined with TSW's financial data for the fiscal years ended March 31, 1995, 1996 and 1997. The pro forma information is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated at the beginning of each period presented or as of the dates indicated, nor is it necessarily indicative of the future operating results or financial position of the Combined Company.

                INDUS SELECTED HISTORICAL FINANCIAL INFORMATION
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                      YEARS ENDED DECEMBER     THREE MONTHS
                                               31,            ENDED MARCH 31,
                                     ------------------------ ----------------
                                      1994    1995     1996    1996     1997
                                     ------- -------  ------- -------  -------
STATEMENT OF OPERATIONS DATA:
Revenues............................ $30,591 $53,791  $75,939 $16,859  $22,422
Gross margin........................  17,792  31,213   44,149  10,210   12,904
Income (loss) from operations(1)....   1,874  (6,591)  14,531   3,016    4,439
Net income (loss)...................   1,705  (6,820)   2,528  (4,897)   2,813
Pro forma net income(1)(2)..........           6,322    9,228   1,803    2,813
Pro forma net income per share......         $  0.36  $  0.49 $  0.10  $  0.14
Shares used in computing pro forma
 net income per share(3)............          17,490   18,924  17,686   19,609

                                                DECEMBER 31,
                                           ----------------------- MARCH 31,
                                            1994    1995    1996     1997
                                           ------- ------- ------- ---------
BALANCE SHEET DATA:
Working capital........................... $ 4,698 $ 7,640 $46,693  $40,604
Total assets..............................  18,063  31,075  75,514   76,703
Total shareholders' equity................   8,243  10,848  55,372   58,096

--------
(1) Income (loss) from operations for 1995 includes a nonrecurring expense of $18.9 million incurred in the third quarter of 1995 in connection with an amendment to the Indus 1992 Plan to accelerate the exercisability of outstanding stock options, which had previously been contingent upon the occurrence of certain events. Pro forma net income for 1995 includes a pro forma adjustment of $17.9 million to reduce 1995 compensation expense to the amount related to options granted in 1995 only. See Note 1 of the Notes to the Indus Combined and Consolidated Financial Statements.

(2) Prior to January 1, 1996, Indus was not subject to federal corporate income taxation because of its election to be taxed under the provisions of Subchapter S of the Code. Pro forma net income for 1995 has been determined by assuming that Indus had been taxed as a C Corporation for 1995. Pro forma net income for 1996 reflects the elimination of a nonrecurring charge for the cumulative effect of deferred income taxes incurred in the first quarter of 1996 in connection with the termination of Indus' S Corporation status. See Notes 1 and 12 of Notes to the Indus Combined and Consolidated Financial Statements.

(3) See Note 1 of Notes to the Indus Combined and Consolidated Financial Statements for a more complete explanation of the determination of the number of shares used in computing pro forma net income per share.

                 TSW SELECTED HISTORICAL FINANCIAL INFORMATION
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                THREE MONTHS
                                     YEARS ENDED MARCH 31,     ENDED MARCH 31,
                                    -------------------------  ----------------
                                     1995     1996     1997     1996     1997
                                    -------  -------  -------  -------  -------
STATEMENT OF OPERATIONS DATA:
Revenues..........................  $27,514  $48,033  $67,099  $13,553  $21,486
Gross margin......................   12,648   22,739   35,151    7,166   11,688
Income (loss) from operations(1)..  (13,933)  (9,419)      30   (2,054)   1,320
Net income (loss).................  (13,351) (11,725)  (3,403)  (2,813)     276
Pro forma net income (loss) per
 share(2).........................                    $ (1.09) $ (1.04) $  0.09
Shares used in computing pro forma
 net income (loss) per share(2)...                      3,133    2,698    3,226

                                                         MARCH 31,
                                                  -------------------------
                                                   1995     1996     1997
                                                  -------  -------  -------
BALANCE SHEET DATA:
Working capital (deficit)........................ $(4,472) $(7,931) $(3,629)
Total assets.....................................  21,794   26,659   42,341
Short-term debt..................................   2,491    7,581   16,951
Subordinated long-term notes.....................   9,650   16,251   18,065
TSW Redeemable Preferred Stock...................  11,100   13,100   18,100
Total shareholders' deficit...................... (20,089) (31,321) (34,706)

--------
(1) Reflects a write-off of goodwill of $688,000 in 1997. See Note 1 of the Notes to the TSW Consolidated Financial Statement for an explanation of the write-off of goodwill.

(2) Reflects the conversion of all outstanding shares of TSW Preferred Stock into Common Stock. See Note 1 of the Notes to the TSW Consolidated Financial Statements for an explanation of the determination of shares used calculating pro forma net loss per share.

                                     NEWCO,
                             INDUS AND TSW COMBINED
                          SELECTED UNAUDITED PRO FORMA
                 COMBINED CONDENSED CONSOLIDATED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                 THREE MONTHS
                                                                ENDED MARCH 31,
                                                                ----------------
                                    1994      1995      1996     1996     1997
                                  --------  --------  --------  -------  -------
PRO FORMA COMBINED STATEMENT OF
 OPERATIONS DATA:(1)
Total revenues..................  $ 58,105  $101,824  $143,038  $30,412  $43,908
Gross margin....................    30,441    53,952    79,300   17,376   24,592
Income (loss) from opera-
 tions(2).......................   (12,058)  (16,010)   14,561      962    5,759
Net income (loss)...............   (11,646)  (18,545)     (875)  (7,710)   3,089
Pro forma net income (loss)(3)..              (5,403)    5,825   (1,010)   3,089
Pro forma net income (loss) per
 share(4).......................            $  (0.23) $   0.20  $ (0.04) $  0.10
Shares used in computing pro
 forma net income (loss) per
 share computations.............              23,218    29,251   23,288   30,034

                                                                       MARCH 31,
                                                                         1997
                                                                       ---------
UNAUDITED PRO FORMA COMBINED BALANCE SHEET DATA:
Working capital....................................................... $ 24,975
Total assets..........................................................  119,044
Long-term capital leases and term loans...............................    2,126
Subordinated long-term notes(5).......................................      --
Redeemable preferred stock(6).........................................      --
Total shareholders' equity(6)......................................... $ 47,555

--------

(1) The pro forma combined condensed statement of operations data combines Indus' historical condensed combined and consolidated statements of operations for the years ended December 31, 1994, 1995 and 1996 and the three-months ended March 31, 1996 and 1997 with those for TSW for its fiscal years ended March 31, 1995, 1996 and 1997 and the three-months ended March 31, 1996 and 1997, respectively.

(2) Reflects non-recurring expense of $18.9 million incurred in the third quarter of 1995 in connection with an amendment to the Indus 1992 Plan to accelerate the exercisability of outstanding stock options, which had previously been contingent upon the occurrence of certain events. The pro forma adjustment of $17.9 million is to reduce 1995 compensation expense to the $1.0 million amount related to options granted in 1995 only. See Note 1 of the Notes to the Indus Combined and Consolidated Financial Statements.

(3) Prior to January 1, 1996, Indus was not subject to federal corporate income taxation because of its election to be taxed under the provisions of Subchapter S of the Code. Upon conversion to C Corporation status in 1996, a $6.7 million charge was recorded for the cumulative effects of deferred income taxes. Pro forma net loss as adjusted for 1995 has been determined by assuming that Indus had been taxed as a C Corporation for 1995. Pro forma net income as adjusted for 1996 reflects the elimination of the $6.7 million nonrecurring charge for the cumulative effect of deferred income taxes in connection with the termination of Indus' S Corporation status. See Notes 1 and 12 of the Notes to the Indus Combined and Consolidated Financial Statements.

                                     NEWCO,
                             INDUS AND TSW COMBINED
                          SELECTED UNAUDITED PRO FORMA
          COMBINED CONDENSED CONSOLIDATED FINANCIAL DATA--(CONTINUED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

(4) Pro forma net income per share is computed using pro forma net income and the weighted-average number of common and preferred and dilutive common equivalent shares outstanding during the year ended December 31, 1996 and three months ended March 31, 1997. Dilutive common equivalent shares consist of incremental common shares issuable upon the assumed exercise of stock options and warrants (using the treasury stock method). Fully diluted per share amounts are not presented, as the effect is not material. Pro forma net loss per share is computed using the weighted-average number of common and preferred shares outstanding, common equivalent shares from stock options and warrants are excluded from the computation for the year ended December 31, 1995 and for the three-months ended March 31, 1996 as their effect is antidilutive.

(5) Under the Reorganization Agreement, the outstanding subordinated floating rate notes of TSW ($14.6 million at March 31, 1997) plus accrued interest of $3.4 million will be exchanged for shares of Newco Common Stock. The number of shares to be issued will be calculated by dividing the total amount of the notes outstanding plus accrued and unpaid interest by the average of the high and low sales price of Indus Common Stock on the ten trading days prior to the closing.

(6) Pro forma shareholders' equity at March 31, 1997 reflects $12.0 million in estimated charges to operations expected to be incurred in connection with the Merger, including $8.1 million in direct transaction costs and $3.9 million in additional anticipated costs associated with integrating the two companies as well as the issuance by Newco of common stock for the TSW Redeemable Preferred Stock, TSW Common Stock and TSW Subordinated Notes. See "RISK FACTORS--Risks Related to the Merger--Non-Recurring Charges" and "INDUS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS-- Overview."

                          COMPARATIVE PER SHARE DATA

  The following table sets forth certain historical per share data of Indus and TSW and unaudited pro forma combined per share data of Newco after giving effect to the Merger on a "pooling-of-interests" basis assuming that the equivalent of 2.73 (the TSW Applicable Ratio as of July 25, 1997) shares of Newco Common Stock are issued in exchange for each outstanding share of TSW Common Stock and TSW Preferred Stock in the Merger. This data should be read in conjunction with the selected financial data, the unaudited pro forma combined condensed financial statements and the separate historical financial statements of Indus and TSW and notes thereto, included elsewhere in this Prospectus. For pro forma purposes, information related to Indus for the fiscal years ended December 31, 1995 and 1996, and for the three months ended March 31, 1997 have been combined with information relating to TSW for the fiscal years ended March 31, 1996 and 1997 and for the three months ended March 31, 1997. The unaudited pro forma combined financial data are not necessarily indicative of the operating results that would have been achieved had the Merger been consummated as of the beginning of the periods presented and should not be construed as representative of future operating results of financial condition. Indus pro forma net income per share is computed using pro forma net income and the weighted-average number of common and dilutive common equivalent shares outstanding during each period. Dilutive common equivalent shares consist of incremental common shares issuable upon the assumed exercise of stock options (using the treasury stock method). Fully diluted per share amounts are not presented, as the effect is not material. TSW's historical net income (loss) per share is computed using the weighted-average number of common shares outstanding. Common equivalent shares from stock options and warrants are excluded from the computation as their effect is antidilutive. For purposes of computing historical net income (loss) per share information for TSW, cumulative dividends on redeemable preferred stock of $61,000 and $565,000 in fiscal 1996 and fiscal 1997, respectively, and $153,000 for the three months ended March 31, 1997 have been included in the computation. Pro forma net income (loss) per share has been computed using the weighted average number of common shares outstanding during each period assuming conversion of preferred stock had occurred as of the date of issuance.

                                                                    THREE MONTHS
                                        YEAR ENDED DECEMBER 31,        ENDED
                                        --------------------------   MARCH 31,
                                                  1995      1996        1997
                                                 -------  --------  ------------
  INDUS
  Pro forma net income per share......           $  0.36  $   0.49    $   0.14
                                                 =======  ========    ========
  Book value per share (1)............                    $   2.98    $   3.12
                                                          ========    ========
                                                                    THREE MONTHS
                                          YEAR ENDED MARCH 31,         ENDED
                                        --------------------------   MARCH 31,
                                         1995     1996      1997        1997
                                        -------  -------  --------  ------------
  TSW
  Historical net income (loss) per
   share..............................  $(48.40) $(54.45) $ (14.29)   $   0.44
                                        =======  =======  ========    ========
  Pro forma net income (loss) per
   share..............................                    $  (1.09)   $   0.09
                                                          ========    ========
  Book value per share (deficit) (1)..                    $(117.14)   $(117.14)
                                                          ========    ========
                                                                     PRO FORMA
                                                                    THREE MONTHS
                                                                       ENDED
                                                                     MARCH 31,
                                                  1995      1996        1997
                                                 -------  --------  ------------
  NEWCO
  Pro forma combined per share
   Net income (loss)..................           $ (0.23) $   0.20    $   0.10
                                                 =======  ========    ========
   Book value (1) (2) (3).............                    $   1.57    $   1.66
                                                          ========    ========
  EQUIVALENT PRO FORMA COMBINED PER
   TSW SHARE
   Net income (loss)..................           $ (0.64) $   0.55    $   0.28
                                                 =======  ========    ========
   Book value (2) (3).................                    $   4.29    $   4.53
                                                          ========    ========

-------
(1) Historical book value per share is computed by dividing stockholders' equity by the number of shares of common stock outstanding at the end of the period. Newco pro forma combined book value per share is computed by dividing pro forma stockholders' equity by the pro forma number of shares of Newco Common Stock which would have been outstanding had the Merger been consummated at the end of the period.
(2) Pro forma book value reflects $12.0 million in estimated charges to operations expected to be incurred in connection with the Merger, including $8.1 million in direct transaction costs and $3.9 million in additional anticipated costs associated with integrating the two companies. See "RISK FACTORS--Risk Related to the Merger--Non-Recurring Charges" and "Indus Management's Discussion and Analysis of Financial Condition and Results of Operations--Overview."
(3) TSW equivalent pro forma combined amounts are calculated by multiplying the Indus pro forma combined per share amounts by an assumed TSW Applicable Ratio of 2.73.

                                 RISK FACTORS

  Each Indus shareholder and TSW shareholder should carefully consider and evaluate the following factors, among others, before voting on the proposed Merger. These factors should be considered in conjunction with the other information included or incorporated by reference in this Joint Proxy Statement/Prospectus, including in conjunction with forward-looking statements made herein.

RISKS RELATING TO THE MERGER

  Integration of Operations. The managements of Indus and TSW have entered into the Reorganization Agreement with the expectation that the Merger will result in beneficial synergistic effects for the Combined Company. See "THE MERGER--Reasons for the Merger." Achieving the anticipated benefits of the Merger will depend in part upon whether the integration of the two companies' businesses is achieved in a timely, efficient and effective manner, and there can be no assurance that this will occur. The combination of the two companies will require, among other things, integration of the companies' respective product offerings and coordination of their research and development efforts. There can be no assurance that such integration and coordination will be accomplished smoothly or successfully. The integration of the two organizations will require the dedication of management resources which will temporarily distract them from attention to the day-to-day business of the Combined Company. The difficulties of integration may be increased by a variety of other factors, which could include: the necessity of coordinating geographically separated organizations; differences between the corporate cultures of Indus and TSW; and integrating personnel with disparate business backgrounds. The process of combining the companies may cause an interruption of, or a loss of momentum in, the activities of either or both of the companies' businesses and may adversely affect the revenues and results of operations of the Combined Company, at least in the near term. Furthermore, the process of combining the companies could have a material adverse effect on employee morale and on the ability of the Combined Company to retain the key management, technical and sales and marketing personnel who are critical to the Combined Company's future operations. There can be no assurance that employees of TSW and Indus will continue to work for the Combined Company. In addition, the announcement and consummation of the Merger could cause customers or potential customers to delay or cancel orders for products as a result of uncertainty over the integration and continued support of the Combined Company's products. Failure to effectively accomplish the integration of the two companies' operations would have a material adverse effect on the Combined Company's business, operating results and financial condition. See "--Risks Relating to the Combined Company--Management of Growth; Dependence on Key Personnel."

  Non-Recurring Charges. The Combined Company expects to incur a charge in the quarter during which the Merger is consummated currently estimated to be in the range of $10.0 million to $12.0 million to reflect the combination of the two companies, transaction costs, the write-off of certain assets and other integration costs. These amounts are preliminary estimates only and therefore subject to change. In addition, there can be no assurance that the Combined Company will not incur additional charges in subsequent quarters to reflect costs associated with the Merger. See "THE REORGANIZATION AGREEMENT--Expenses" and "UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS."

  Additional Shares to be Issued; Shares Eligible for Future Sale. As of July 25, 1997, there were approximately 19,159,214 shares of Indus Common Stock outstanding, 1,813,610 shares of Indus Common Stock reserved for issuance upon the exercise of outstanding Indus Options and 3,318 shares of Indus Common Stock reserved for issuance upon the exercise of Indus Stock Purchase Plan Options, all of which will be converted in the merger into an equivalent number of shares of Newco Common Stock and Newco options. If the Merger were to occur on July 25, 1997, an additional 18,064,930 shares of Newco Common Stock or options or warrants to purchase Newco Common Stock will be issued to the former TSW Securityholders. In general, substantially all of these shares of Newco Common Stock will be freely tradable following the Merger, subject to certain volume and other resale limitations for affiliates of Newco, Indus or TSW pursuant to Rules 144 and/or Rule 145. At the Effective Time of the Merger, approximately 20,889,366 shares of Newco Common Stock will be beneficially owned by persons who may be deemed to be affiliates of Newco, Indus or TSW and, therefore, subject to certain volume and other resale limitations. Of the remaining approximately 8,309,508 shares of Newco Common Stock to be outstanding upon consummation of the Merger, substantially all of such shares will be eligible for sale in the public markets. An additional approximately 9,838,877 shares will be registered for sale pursuant to assumed Indus Options and TSW Options as well as the additional shares issuable pursuant to the Indus Plans, the TSW Plans and the Indus ESPP. In addition, pursuant to the Registration Rights Agreement, Warburg, Mr. Felton, and certain other Indus shareholders and TSW Securityholders who will beneficially own approximately 72% of the outstanding shares of Newco Common Stock upon the Closing, will be granted the right, on up to two occasions, to request that Newco register for public resale such shares of Newco Common Stock. The sale of a significant number of the foregoing shares may cause substantial fluctuations in the market price of Newco Common Stock. Moreover, sales of substantial amounts of Newco Common Stock (including shares issuable upon exercise of assumed options) in the public market could materially and adversely affect the market price of the Newco Common Stock. Such sales may make it more difficult for Newco to sell equity securities or equity-related securities in the future at a time and price that Newco deems appropriate.

  Rights of Holders of Indus Common Stock and TSW Capital Stock Following the Merger. Following the Merger, holders of Indus Common Stock and TSW Capital Stock will become holders of Newco Common Stock. Certain material differences exist between the rights of holders of Indus Common Stock and TSW Common Stock under Indus' Articles of Incorporation and Bylaws or TSW's Articles of Incorporation and Bylaws, respectively, and the rights of holders of Newco Common Stock under Newco's Certificate of Incorporation and Bylaws. In addition, certain material differences exist with respect to the rights of Indus shareholders and TSW shareholders under the CGCL or the GBCC, as the case may be, as compared with the rights of stockholders under Delaware law. See "COMPARISON OF RIGHTS OF HOLDERS OF INDUS COMMON STOCK, TSW COMMON STOCK AND NEWCO COMMON STOCK."

  No Effect on Exchange Ratio of Change in Price of Indus Common Stock. The Reorganization Agreement does not contain any provisions for adjustment of the TSW Number based on fluctuations in the trading price of Indus Common Stock, which may decline from the date of this Joint Proxy Statement/Prospectus until the Closing of the Merger (although the Reorganization Agreement may be terminated if the average of the high and low sales price of the Indus Common Stock on each of the ten trading days prior to the closing of the Merger is less than $9.50 per share or greater than $22.50 per share). Accordingly, the market value of the consideration to be received by shareholders of TSW upon the consummation of the Merger will depend on the market price of the Indus Common Stock at the Effective Time.

  Interests of Certain Persons in the Merger. Certain members of the Indus Board, the TSW Board, the management of Indus and the management of TSW, respectively, have certain interests in the Merger that are different from, or in addition to, the interests of Indus shareholders and TSW shareholders in the Merger generally. These certain interests include: (i) certain of the current directors and executive officers of Indus and TSW will become directors and executive officers of Newco; (ii) Newco, Warburg and Messrs. Felton, MacAlmon, Blend and Oltman will enter into the Registration Rights Agreement; and (iii) Newco, Warburg and Mr. Felton will enter into the Nomination Agreement. See "THE MERGER--Interests of Certain Persons in the Merger."

RISKS RELATING TO THE COMBINED COMPANY

  History of TSW Losses. Although TSW's total revenue has increased in each of the last five fiscal years, TSW has experienced operating and net losses for fiscal 1995 and 1996 and a net loss for fiscal 1997. Such losses resulted primarily from costs incurred in connection with the development and introduction of TSW's client/server Asset Care system, Enterprise MPAC ("EMPAC"), purchasing delays by customers in anticipation of the introduction of EMPAC, and, to a lesser extent, costs associated with the expansion of TSW's international operations. There can be no assurance that the Combined Company will be able to achieve or sustain profitability in the future. See "TSW MANAGEMENT'S DISCUSSIONS AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

  Fluctuating Operating Results. Each of Indus' and TSW's operating results have fluctuated in the past, and the Combined Company's results may fluctuate significantly in the future depending on a number of factors, including (i) the relatively long sales cycles for their products, (ii) the variable size and timing of individual license transactions, (iii) changes in demand for their products and services, (iv) competitive conditions in the industry, (v) changes in customer budgets, (vi) the timing of the introduction of new products or product enhancements by each such company or its competitors,
(vii) their success in and costs associated with developing and introducing new products, (viii) product life cycles, (ix) the timing of revenue recognition under the percentage-of-completion method, (x) changes in the proportion of revenues attributable to license fees versus services, (xi) changes in the level of operating expenses, (xii) delay or deferral of customer implementations of their software, (xiii) software defects and other product quality problems, and (xiv) other economic conditions generally or in specific process industry segments. Further, the purchase of Indus' and TSW's products generally involves a significant commitment of capital, with the attendant delays frequently associated with large capital expenditures and authorization procedures within large organizations. For these and other reasons, the sales cycles for Indus' and TSW's products are typically lengthy and subject to a number of significant risks over which each such company has little or no control, including customers' budget constraints and internal authorization reviews. In addition, delays in the completion of a product implementation may require that the revenues associated with such implementation be recognized over a longer period than originally anticipated. Such delays in the implementation or execution of orders has caused, and may in the future cause, material fluctuations in Indus' and TSW's operating results. Similarly, customers may cancel implementation projects at any time without penalty, and such cancellations could have a material adverse effect on the Combined Company's business or results of operations. Because the Combined Company's expenses will be relatively fixed, a small variation in the timing of recognition of specific revenues can cause significant variations in operating results from quarter to quarter and may in some future quarter result in losses or have a material adverse effect on the Combined Company's business or results of operations.

  Additional factors that may contribute to future fluctuations in the Combined Company's quarterly operating results include, but are not limited to: (i) development and introduction of new operating systems that require additional development efforts; (ii) introduction or enhancement of products by the Combined Company or its competitors; (iii) changes in pricing policies of the Combined Company or its competitors; (iv) increased competition; (v) technological changes in computer systems and environments; (vi) the ability of the Combined Company to timely develop, introduce and market new products;
(vii) quality control of products sold; (viii) market acceptance of new products and product enhancements; (ix) the Combined Company's success in expanding its sales and marketing programs; (x) personnel changes; (xi) foreign currency exchange rates; (xii) mix of products sold; (xiii) acquisition costs; and (xiv) general economic conditions.

  The Combined Company's future revenue will also be difficult to predict, and TSW has, in the past, failed to achieve its revenue expectations for certain periods. The Combined Company's expense levels will be based, in part, on its expectations as to future revenue and to a large extent will be fixed in the short term. The Combined Company will not be able to adjust expenses in the short term to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall of revenue in relation to the Combined Company's expectations or any material delay of customer orders would have an immediate adverse effect on its business, operating results and financial condition. As a result of all of the foregoing factors, Indus and TSW believe that period-to-period comparisons of Indus', TSW's or the Combined Company's results of operations are not and will not necessarily be meaningful and should not be relied upon as any indication of future performance. See "INDUS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and "TSW MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

  Volatility of Stock Prices. The market for Indus Common Stock is highly volatile. There currently is no public market for TSW Common Stock or TSW Preferred Stock. The trading price of the Newco Common Stock could be subject to wide fluctuations in response to quarterly variations in operating and financial results, announcements of technological innovations, new products, new customer relationships or new strategic relationships by the Combined Company or its competitors, changes in prices of the Combined Company's or its competitors' products and services, changes in product mix, changes in revenue and revenue growth rates for the Combined Company, as a whole, or for the business of Indus or TSW individually, individual geographic areas, business units, products or product categories, as well as other events or factors. Statements or changes in opinions, ratings, or earnings estimates made by brokerage firms or industry analysts relating to the market in which the Combined Company does business or relating to Indus, TSW or the Combined Company, specifically, have resulted, and could in the future result, in an immediate and adverse effect on the market price of Indus or Newco Common Stock. Statements by financial or industry analysts regarding the extent of the dilution in Indus' net income per share resulting from the Merger and the extent to which such analysts expect potential business synergies to offset such dilution can be expected to contribute to volatility in the market price of the Newco Common Stock. Furthermore, the issuance of Newco Common Stock in connection with the Merger is expected to have the effect of initially reducing Newco's net income per share and could reduce the Newco Common Stock market price when compared with prior trading prices of the Indus Common Stock. In addition, the stock market has from time to time experienced extreme price and volume fluctuations which have particularly affected the market price for the securities of many high-technology companies and which often have been unrelated to the operating performance of these companies. These broad market fluctuations may adversely affect the market price of the Newco Common Stock.

  On June 4, 1997, the trading day immediately prior to the signing of the Reorganization Agreement, the closing price of Indus Common Stock was $15.75 per share. Since that date, the price of the Indus Common Stock has closed as high as $20.25 per share and has closed as low as $13.75 per share, and was $17.25 per share on August 5, 1997, the latest practicable date before the printing of this Joint Proxy Statement/Prospectus. There can be no assurance that the trading price of Indus Common Stock will not decline between the date of this Joint Proxy Statement/Prospectus and the Closing or between the date of the Meetings and the Closing. Shareholders of Indus and shareholders of TSW are encouraged to obtain current quotations as to the market price of the Indus Common Stock prior to voting their proxies. There can be no assurance that the Indus Common Stock Market Price will not be less than $9.50 per share or greater than $22.50 per share, or that Indus or TSW will not terminate the Reorganization Agreement in such event. See "THE REORGANIZATION AGREEMENT-- TERMINATION."

  Management of Growth; Dependence on Key Personnel. Indus' business has grown rapidly in recent periods, with total revenues increasing from $30.6 million in 1994 to $53.8 million in 1995 and $75.9 million in 1996. The growth of Indus' business and expansion of Indus' customer base has placed a strain on Indus' management and operations. Indus' recent expansion has also resulted in substantial growth in the number of its employees, the scope of its operating and financial systems and the geographic area of its operations, resulting in increased responsibility for management personnel. TSW has also recently experienced a period of significant growth that has placed strain upon its management control systems and resources. In the third quarter of fiscal 1996, TSW first recognized license fee revenue associated with EMPAC after a substantial product development effort. Additionally, TSW recently acquired operations in Europe and Australia and opened offices in Asia, and TSW has recently implemented new financial, time management and project reporting systems. These strains on systems and resources will be exacerbated as a result of the process of integrating the constituent companies. See "--Risks Relating to the Merger--Integration of Operations."

  In the future, the Combined Company will be required to continue to improve its financial and management controls, reporting systems and procedures on a timely basis and to expand, train and manage its employee work force. There can be no assurance that the Combined Company will be able to effectively manage such growth. Its failure to do so would have a material adverse effect on its business, operating results and financial condition. Competition for qualified sales, technical and other personnel is intense, and there can be no assurance that the Combined Company will be able to attract, assimilate or retain additional highly qualified employees in the future. If the Combined Company is unable to hire and retain such personnel, particularly those in key positions, its business, operating results and financial condition would be materially adversely affected. The Combined Company's future success also depends in significant part upon the continued service of its key technical, sales and senior management personnel. The loss of the services of one or more of these key employees could have a material adverse effect on its business, operating results and financial condition. Additions of new and departures of existing personnel, particularly in key positions, can be disruptive and have a material adverse effect on the Combined Company's business, operating results and financial condition. See "--Risks Relating to the Merger--Integration of Operations."

  Intense Competition. The enterprise management software solutions business is highly competitive, rapidly changing and significantly affected by new product introductions and other market activities of industry participants. Indus' primary competition stems from companies offering enterprise software solutions, vendors offering partial solutions and suppliers of departmental systems (primarily LAN-based). Indus' competitors include SAP Aktiengesellschaft ("SAP"), Indus' principal competitor, and other software vendors such as Marcam Corp. and Project Software & Development, Inc., firms that provide software products to electric utilities such as Severn Trent Systems and Synercom, and many other firms. In the future, Indus may also face competition from Oracle Corp., PeopleSoft, Inc. and SPL WorldGroup B.V., through which it has developed or is developing PassBook integration products to provide interoperability with Oracle's corporate financial applications, PeopleSoft's corporate financial, payroll and human resources applications and SPL WorldGroup's customer information applications. In addition, Indus faces competition from suppliers of custom-developed business application software that have focused largely on proprietary mainframe- and microcomputer-based systems with highly customized software, such as the systems consulting groups of major accounting firms and systems integrators. Indus also faces competition from systems developed by the internal MIS departments of large organizations.

  TSW competes primarily with software companies that provide computerized maintenance management systems, software companies that integrate Asset Care applications into their overall enterprise information management systems, third-party professional services organizations that develop software, and information technology departments of potential customers that develop in-house software. In addition, TSW expects additional competition from other established or emerging companies if the Asset Care software market continues to expand.

  The businesses in which the Combined Company will compete are intensely competitive and rapidly changing and, in order to compete, the Combined Company will have to enhance current products and develop new products in a timely fashion. Indus and TSW believe that the principal competitive factors in the Combined Company's businesses will be product performance and functionality, cost of internal product development as compared with cost of purchase of products supplied by outside vendors, cost of on-going maintenance and time-to-market. Many of the Combined Company's competitors will have substantially greater financial, technical, sales, marketing and other resources, as well as greater name recognition and a larger customer base, than the Combined Company. The Combined Company's success will also depend significantly on its ability to develop more advanced products more quickly and less expensively than its existing competitors and potential competitors and to educate potential customers of the benefits of licensing the Combined Company's products rather than developing their own products. The Combined Company's current and future competitors could introduce products with more features, greater functionality and lower prices than the Combined Company's products. These competitors could also bundle existing or new products with other, more established products in order to compete with the Combined Company. In addition, because there are relatively low barriers to entry for the software market, the Combined Company expects additional competition from other established and emerging companies. Increased competition is likely to result in price reductions, reduced gross margins and loss of sales volume, any of which could materially and adversely affect the Combined Company's business, operating results and financial condition. Any material reduction in the price of the Combined Company's products would negatively affect its gross revenues and could have a material adverse effect on its business, operating results and financial condition. There can be no assurance that the Combined Company will be able to compete successfully against current and future competitors, and the failure to do so would have a material adverse effect upon the Combined Company's business, operating results and financial condition. See "BUSINESS OF INDUS--Competition" and "BUSINESS OF TSW--Competition."

  Risk of Successfully Integrating Current and Future Products and Technologies. The Combined Company's product strategy is initially to integrate selected products and technologies to enhance enterprise management solutions and to integrate certain products throughout its entire product line through the availability of a common set of services. Such product and technology integration activities have not begun and no current schedule exists. The success of this strategy is dependent in significant part on the Combined Company's ability to integrate its products as planned and the resultant products achieving market acceptance by end users. No assurance can be given that the Combined Company will successfully integrate its products as planned. If the Combined Company is unable to develop and introduce new integrated products and technologies, or enhancements to existing products, in a timely manner, its business, operating results and financial condition would be materially and adversely affected.

  Rapid Technological Change; Need to Develop New Products; Requirement for Frequent Product Transitions. The businesses in which the Combined Company will participate are intensely competitive and characterized by rapid technological change, evolving industry standards in computer hardware and software technology, changes in customer requirements and frequent new product introductions and enhancements. The introduction of products embodying new technologies, the emergence of new standards or changes in customer requirements could render the Combined Company's existing products obsolete and unmarketable. As a result, the Combined Company's success will depend in part upon its ability to continue to enhance existing and expand its products, continue to provide enterprise solutions and develop and introduce new products that keep pace with technological developments, satisfy increasingly sophisticated customer requirements and achieve customer acceptance. Customer requirements include, but are not limited to, product operability and support across distributed and changing heterogeneous hardware platforms, operating systems, relational databases and networks. There can be no assurance that the Combined Company's products will achieve customer acceptance or will adequately address the changing needs of the marketplace or that the Combined Company will be successful in developing and marketing enhancements to its existing products or new products incorporating new technology on a timely basis. Indus and TSW have in the past experienced delays in product development, and there can be no assurance that the Combined Company will not experience further delays in connection with its current product development or future development activities. If the Combined Company is unable to develop and introduce new products, or enhancements to existing products, in a timely manner in response to changing market conditions or customer requirements, the Combined Company's business, operating results and financial condition will be materially and adversely affected. Because the Combined Company will have limited resources, the Combined Company must effectively manage and properly allocate and prioritize its product development efforts and its porting efforts relating to newer products and operating systems. There can be no assurance that these efforts will be successful or, even if successful, that any resulting products or operating systems will achieve customer acceptance.

  Risks Associated With International Operations. International revenue (from sales outside the United States and Canada) accounted for approximately 12%, 22% and 23% of TSW's total revenues in fiscal 1995, 1996 and 1997, and for approximately 17%, 15% and 17% of Indus' total revenues in 1994, 1995 and 1996, respectively. TSW acquired a United Kingdom software firm, SQL Systems International plc, in October 1994 and an 80% equity interest in the French software firm, Socotec Maintenance Services, in July 1995, and expects international sales to continue to become a more significant component of its business. Indus and TSW currently have sales offices in Europe, Australia and Asia. International expansion may require the Combined Company to establish additional foreign operations and hire additional personnel. This may require significant management attention and financial resources and could adversely affect the Combined Company's operating margins. To the extent the Combined Company is unable to effect these additions efficiently and in a timely manner, its growth, if any, in international sales will be limited, and its business, operating results and financial condition could be materially and adversely affected. There can be no assurance that the Combined Company will be able to maintain or increase international market demand for its products.

  The Combined Company's international business will also involve a number of additional risks, including lack of acceptance of localized products, cultural differences in the conduct of business, longer accounts receivable payment cycles, greater difficulty in accounts receivable collection, seasonality due to the slow-down in European business activity during the Combined Company's third fiscal quarter, unexpected changes in regulatory requirements and royalty and withholding taxes that restrict the repatriation of earnings, tariffs and other trade barriers, and the burden of complying with a wide variety of foreign laws. The Combined Company's international sales will be generated primarily through its international sales subsidiaries and are expected to be denominated in local currency, creating a risk of foreign currency translation gains and losses. To the extent profit is generated or losses are incurred in foreign countries, the Combined Company's effective income tax rate may be materially and adversely affected. In some markets, localization of the Combined Company's products will be essential to achieve market penetration. The Combined Company may incur substantial costs and experience delays in localizing its products, and there can be no assurance that any localized product will ever generate significant revenue. There can be no assurance that any of the factors described herein will not have a material adverse effect on the Combined Company's future international sales and operations and, consequently, its business, operating results and financial condition.

  Dependence on Proprietary Technology; Risks of Infringement. The Combined Company's success is heavily dependent upon its proprietary technology. The Combined Company will rely on a combination of the protections provided under applicable copyright, trademark and trade secret laws, confidentiality procedures and licensing arrangements, to establish and protect its proprietary rights. As part of its confidentiality procedures, the Combined Company will generally enter into non-disclosure agreements with its employees, distributors and corporate partners, and license agreements with respect to its software, documentation and other proprietary information. Despite these precautions, it may be possible for unauthorized third parties to copy certain portions of the Combined Company's products or to reverse engineer or obtain and use information that the Combined Company regards as proprietary the Combined Company's products or technology without authorization, or to develop similar technology independently. Moreover, the laws of certain countries do not protect the Combined Company's proprietary rights to the same extent as do the laws of the United States. Furthermore, the Combined Company has no patents, and existing copyright laws afford only limited protection. The Combined Company will make source code available for certain of its products and the provision of such source code may increase the likelihood of misappropriation or other misuses of the Combined Company's intellectual property. Accordingly, there can be no assurance that the Combined Company will be able to protect its proprietary software against unauthorized third-party copying or use, which could adversely affect the Combined Company's competitive position.

  Indus and TSW are not aware that any of their products infringe the proprietary rights of third parties. There can be no assurance that a third party will not assert that the Combined Company's technology violates its patents in the future. As the number of software products in the industry increases and the functionality of these products further overlap, the Combined Company believes that software developers may become increasingly subject to infringement claims. Any such claims, with or without merit, can be time consuming and expensive to defend or could require the Combined Company to enter into royalty and licensing agreements. Such claims might require the Combined Company to enter into royalty or license agreements. Such royalty or license agreements, if required, may not be available on terms acceptable to the Combined Company or at all, which could have a material adverse effect upon the Combined Company's business, operating results and financial condition. See "BUSINESS OF INDUS--Proprietary Rights" and "BUSINESS OF TSW-- Proprietary Rights."

  Lengthy Sales and Implementation Cycle; Large Order Size. The purchase and implementation of the Combined Company's software solutions by a customer will generally involve a significant commitment of capital over a long period of time, with the risk of delays frequently associated with large capital expenditures and implementation procedures within an organization, such as budgetary constraints and internal approval review. During the sales process, the Combined Company may devote significant time and resources to a prospective customer, including costs associated with multiple site visits, product demonstrations and feasibility studies, and experience significant delays over which the Combined Company will have no control. In addition, following license sales, the implementation of the Combined Company's products will involve a lengthy process, including customer training and integration of the Combined Company's products with the customer's existing information systems. A successful implementation will require a close working relationship between the Combined Company, the customer and, if applicable, third-party consultants and systems integrators who assist in the process. These factors may increase the costs associated with completion of any given sale, and risks of cancellation or delay of such sales.

  Dependence on Licensed Technology. Elements of TSW's products, particularly in its EMPAC workflow engine, are licensed from third parties under license agreements. The loss of the Combined Company's right to use and license such technology could limit the Combined Company's ability to successfully market certain modules of EMPAC. While Indus and TSW believe that the Combined Company would be able to either license or develop alternatives to such component technologies, there can be no assurance that the Combined Company would be able to do so, or that such alternatives would achieve market acceptance or be available on a timely basis. Failure to obtain the necessary licenses or to develop needed technologies could have a material adverse effect on the Company's business, operating results and financial condition.

  Dependence on Third Parties. Implementation and development of TSW's EMPAC software depends on proprietary technology licensed from third parties. Implementation of EMPAC requires the use of the Windows environment licensed from Microsoft Corporation. The introduction and increased market acceptance of operating systems that are incompatible with the TSW's products, or the failure of Microsoft's operating systems to achieve continued market acceptance, could adversely affect the market for TSW's products. EMPAC also relies on certain proprietary features of the database management system developed by Oracle Corporation ("Oracle"). The introduction and increased market acceptance of database management systems that are incompatible with TSW's products, or the failure of Oracle products to achieve continued market acceptance, could adversely affect the market for TSW's products. In addition, certain elements of EMPAC have been developed in PowerBuilder, a client/server development product that has been traditionally database independent. Powersoft Corporation, which licenses PowerBuilder, was acquired by Sybase, Inc. in 1994. If PowerBuilder does not continue to be database independent, future development of TSW's Windows-based components which operate in conjunction with the Oracle database management system may be adversely affected. Although TSW's strategy has been to develop software products that are minimally dependent on any particular element of the underlying platform, there can be no assurance that TSW will be able to avoid the obsolescence of its products due to rapid technological change and evolving industry standards.

  Risk of Software Defects; Product Liability. The sale and support of the Combined Company's products may entail the risk of product liability claims. The license agreements of Indus and TSW with their respective customers typically contain provisions designed to limit their exposure to potential product liability claims. It is possible, however, that the limitation of liability provisions contained in such license agreements may not be effective as a result of federal, state or local laws or ordinances or unfavorable judicial decisions. A successful product liability claim brought against the Combined Company could have a material adverse effect upon the Combined Company's business, operating results and financial condition. See "BUSINESS OF INDUS--Competition," "--Research and Development" and "BUSINESS OF TSW-- Research and Development."

  Past and Future Acquisitions. In addition to the Merger, both Indus and TSW have made acquisitions in the past. Acquisitions of companies, divisions of companies or products entail numerous risks, including difficulty in successfully assimilating acquired operations, diversion of management's attention and loss of key employees of acquired companies. In the past year Indus has completed one acquisition. In 1994 and 1995, TSW concluded a total of three acquisitions of companies, divisions of companies or products. The Combined Company may make additional acquisitions in the future. Products acquired by Indus and TSW in the past required significant additional development before they could be marketed and some failed to generate any revenue for Indus or TSW. Any problems related to acquisitions could have a material adverse effect on the Combined Company's business, operating results and financial condition. In addition, future acquisitions by the Combined Company may result in dilutive issuances of equity securities, incurring additional debt, large one-time write-offs and the creation of goodwill or other intangible assets that could result in amortization expense. These factors could have a material adverse effect on the Combined Company's business, operating results and financial condition.

  Concentration of Stock Ownership. Upon completion of the Merger, Robert W. Felton, the President and Chief Executive Officer of Indus, and Warburg, a shareholder of TSW, will own approximately 32.5% and 39.2%, respectively, of the Newco Common Stock on a fully diluted basis. As a result, these stockholders will be able to exercise significant influence over all matters requiring stockholder approval (in addition to their right to nominate up to two directors by each), the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control of Newco. See "SECURITY OWNERSHIP OF THE COMBINED COMPANY," "COMPARISON OF RIGHTS OF HOLDERS OF INDUS COMMON STOCK, TSW COMMON STOCK AND NEWCO COMMON STOCK" and "CERTAIN RELATED AGREEMENTS."

                           THE INDUS SPECIAL MEETING

DATE, TIME, PLACE AND PURPOSE OF INDUS MEETING

  The Indus Meeting will be held on August 25, 1997 at 8:30 a.m., local time, at Indus' corporate headquarters located at 60 Spear Street, San Francisco, California. At the Indus Meeting, shareholders of Indus at the close of business on the Indus Record Date will be asked to approve and adopt the Indus Merger Proposal, including the assumption by Newco of the Indus Options, the Indus Stock Purchase Plan Options, the TSW Options and the TSW Warrants, and the termination of the Indus Plans. The Reorganization Agreement and the Indus Merger Agreement are attached hereto as Appendices A-1 and A-2, respectively. See "THE MERGER" and "THE REORGANIZATION AGREEMENT."

RECORD DATE AND OUTSTANDING SHARES

  Only shareholders of record of Indus Common Stock at the close of business on the Indus Record Date are entitled to notice of and to vote at the Indus Meeting. As of the close of business on the Indus Record Date, there were 19,159,214 shares of Indus Common Stock outstanding and entitled to vote, held of record by approximately 250 shareholders. Each Indus shareholder is entitled to one vote for each share of Indus Common Stock held as of the Indus Record Date.

VOTING OF PROXIES

  The Indus proxy accompanying this Joint Proxy Statement/Prospectus is solicited on behalf of the Board of Directors of Indus for use at the Indus Meeting. Indus shareholders are requested to complete, date and sign the accompanying proxy and promptly return it in the enclosed envelope or otherwise mail it to Indus. All properly executed proxies received by Indus prior to the vote at the Indus Meeting that are not revoked will be voted at the Indus Meeting in accordance with the instructions indicated on the proxies or, if no direction is indicated, to approve and adopt the Indus Merger Proposal. An Indus shareholder who has given a proxy may revoke it at any time before it is exercised at the Indus Meeting, by (i) delivering to the Secretary of Indus (by any means, including facsimile) a written notice, bearing a date later than the date of the proxy, stating that the proxy is revoked, (ii) signing and so delivering a proxy relating to the same shares and bearing a later date prior to the vote at the Indus Meeting, or (iii) attending the Indus Meeting and voting in person (although attendance at the Indus Meeting will not, by itself, revoke a proxy). Please note, however, that if a shareholder's shares are held of record by a broker, bank or other nominee and that shareholder wishes to vote at the Indus Meeting, the shareholder must bring to the Indus Meeting a letter from the broker, bank or other nominee confirming that shareholder's beneficial ownership of the shares.

  It is not anticipated that any matter not referred to herein will be presented for action at the Indus Meeting. If any other matters are properly brought before the Indus Meeting, the persons named in the proxies will have discretion to vote on such matters in accordance with their best judgment.

VOTE REQUIRED

  Approval and adoption of the Indus Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Indus Common Stock entitled to vote at the Indus Meeting. Since the required voted of Indus shareholders is based upon the number of outstanding shares of Common Stock rather than upon the shares actually voted in person or by proxy at the Indus Meeting, the failure of a holder to submit a proxy or to vote in person at the Indus Meeting (including abstentions and "broker non-votes") will have the same effect, for purposes of approval of the Indus Merger Proposal, as a vote against approval and adoption of the Indus Merger Proposal.

  On the Indus Record Date, directors and executive officers of Indus as a group beneficially owned 11,575,368 shares of Indus Common Stock, or approximately 63.0% of the outstanding shares of Indus Common Stock on such date. The Indus Subject Shareholders, who beneficially own in the aggregate 60.3% of the shares of outstanding Indus Common Stock, have executed the Indus Voting Agreement with TSW, pursuant to which they have agreed to vote such shares in favor of the Indus Merger Proposal. Accordingly, approval of the Indus Merger Proposal is assured.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

  The required quorum for the transaction of business at the Indus Meeting is a majority of the shares of Indus Common Stock outstanding on the Indus Record Date. Abstentions will be included in determining the number of shares present and voting at the Indus Meeting and will have the same effect as votes against the Indus Merger Proposal. Broker non-votes will have the same effect as votes against the Indus Merger Proposal.

SOLICITATION OF PROXIES AND EXPENSES

  Indus will bear the cost of the solicitation of proxies in the enclosed form from its shareholders. In addition to solicitation by mail, the directors, officers and employees of Indus may solicit proxies from shareholders by telephone, telegram, letter or in person. Following the original mailing of the proxies and other soliciting materials, Indus will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Indus Common Stock and to request authority for the exercise of proxies. In such cases, Indus, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

APPRAISAL RIGHTS

  If the Indus Merger Proposal is approved by the required vote of Indus shareholders and is not abandoned or terminated, Indus shareholders who vote against the Indus Merger Proposal will generally not have appraisal rights with respect to the Merger unless (i) holders of a total of not less than 5% of the outstanding shares of Indus Common Stock have voted against the Indus Merger Proposal and have filed demands for payment pursuant to such rights, or
(ii) the dissenting holder's shares of Indus Common Stock are subject to restrictions on transfer imposed by Indus or by law or regulation, in which case, such shareholders voting against the Indus Merger Proposal, may by complying with Sections 1300 through 1312 of the CGCL be entitled to appraisal rights as described therein. However, it is a condition to the effectiveness of the Merger that the number of shares eligible to dissent after the Indus Meeting shall be less than 5% of the outstanding shares of Indus Common Stock. See "THE MERGER--Appraisal and Dissenters' Rights."

                            THE TSW SPECIAL MEETING

DATE, TIME, PLACE AND PURPOSE OF TSW MEETING

  The TSW Meeting will be held on August 25, 1997 at 11:30 a.m., local time, at TSW's principal executive offices located at 3301 Windy Ridge Parkway, Atlanta, Georgia 30339. At the TSW Meeting, shareholders of TSW at the close of business on the TSW Record Date will be asked to approve and adopt the TSW Merger Proposal, including the assumption by Newco of the Indus Options, Indus Stock Purchase Plan Options, TSW Options and the TSW Warrants and the termination of the TSW Plans. The Reorganization Agreement and the TSW Merger Agreement are attached hereto as Appendices A-1 and A-3, respectively. See "THE MERGER" and "THE REORGANIZATION AGREEMENT."

RECORD DATE AND OUTSTANDING SHARES

  At the TSW Meeting, holders of shares of TSW Common Stock and TSW Preferred Stock, will consider and vote upon a proposal to approve and adopt the TSW Merger Proposal. Only holders of record of TSW Capital Stock at the close of business on the TSW Record Date have the right to receive notice of and to vote at the TSW Meeting. As of the close of business on the TSW Record Date, there were 306,824 shares of TSW Common Stock outstanding and entitled to vote held of record by 54 shareholders; 1,897,028 shares of TSW Series A Preferred Stock outstanding and entitled to vote held of record by one shareholder; 393,965 shares of TSW Series B Preferred Stock outstanding and entitled to vote held of record by one shareholder; 435,540 shares of TSW Series C Cumulative Preferred Stock outstanding and entitled to vote held of record by one shareholder; and 216,685 shares of TSW Series D Cumulative Preferred Stock outstanding and entitled to vote held of record by one shareholder. Each shareholder is entitled to one vote for each share of TSW Capital Stock held as of the TSW Record Date, subject to certain limitations on the voting power of certain shareholders under the TSW Articles.

VOTING OF PROXIES

  The TSW proxy accompanying this Joint Proxy Statement/Prospectus is solicited on behalf of the TSW Board for use at the TSW Meeting. TSW shareholders are requested to complete, date and sign the accompanying proxy and promptly return it in the enclosed envelope or otherwise mail it to TSW. All properly executed proxies received by TSW prior to the vote at the TSW Meeting that are not revoked will be voted at the TSW Meeting in accordance with the instructions indicated on the proxies or, if no direction is indicated, to approve and adopt the TSW Merger Proposal. A TSW shareholder who has given a proxy may revoke it at any time before it is exercised at the TSW Meeting, by (i) delivering to the Secretary of TSW (by any means, including facsimile) a written notice, bearing a date later than the date of the proxy, stating that the proxy is revoked, (ii) signing and so delivering a proxy relating to the same shares and bearing a later date prior to the vote at the TSW Meeting, or (iii) attending the TSW Meeting and voting in person (although attendance at the TSW Meeting will not, by itself, revoke a proxy).

  It is not anticipated that any matter not referred to herein will be presented for action at the TSW Meeting. If any other matters are properly brought before the TSW Meeting, the persons named in the proxies will have discretion to vote on such matters in accordance with their best judgment.

VOTE REQUIRED

  Pursuant to the GBCC, approval of the TSW Merger Proposal requires the affirmative vote of at least a majority of the outstanding shares of TSW Capital Stock entitled to vote at the TSW Meeting, voting together as a single class, and a majority of the outstanding shares of each series of TSW Preferred Stock. Since the required vote of the TSW shareholders is based upon the number of outstanding shares of TSW Capital Stock rather than upon the shares actually voted in person or by proxy at the TSW Meeting, the failure by the holder of any such shares to submit a proxy or to vote in person at the TSW Meeting (including abstentions) will have the same effect as a vote against approval and adoption of the TSW Merger Proposal.

  The TSW Subject Shareholders, who beneficially own an aggregate of approximately 95% of the issued and outstanding TSW Capital Stock (including all of the outstanding TSW Preferred Stock), have entered into the TSW Voting Agreement with Indus and Newco, pursuant to which such shareholders have agreed to vote all shares of TSW Capital Stock held by them in favor of the TSW Merger Proposal. Taking into account certain restrictions on the voting rights of holders TSW Capital Stock set forth in the TSW Articles, such shareholders beneficially own shares of TSW Capital Stock which will enable them to cast approximately 81% of the votes which may be cast on the TSW Merger Proposal at the TSW Meeting (including all of the votes entitled to be cast by holders of TSW Preferred Stock). Accordingly, approval of the TSW Merger Proposal by the holders of the TSW Capital Stock at the TSW Meeting is assured.

QUORUM; ABSTENTIONS

  The required quorum for the transaction of business at the TSW Meeting is a majority of the shares of TSW Capital Stock outstanding on the TSW Record Date, either present in person or represented by proxy. Abstentions will be included in determining the number of shares present and voting at the TSW meeting. If an executed TSW proxy is returned and the shareholder has specifically abstained from voting on any matter, the shares represented by such proxy will be considered present at the TSW Meeting for purposes of determining a quorum. Since the required vote of the TSW shareholders is based upon the number of outstanding shares of TSW Capital Stock, abstentions will have the same effect as a vote against approval and adoption of the TSW Merger Proposal.

SOLICITATION OF PROXIES AND EXPENSES

  TSW will bear the cost of the solicitation of proxies in the enclosed form from its shareholders. In addition to solicitation by mail, the directors, officers and employees of TSW may solicit proxies from shareholders by telephone, telegram, letter or in person. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses incurred in connection with such solicitation.

APPRAISAL RIGHTS

  Under the GBCC, TSW shareholders who comply with certain procedural requirements of the GBCC are entitled to assert dissenters' rights with respect to such shareholders' shares upon the Merger. Each record holder of shares of TSW Common Stock who wishes to assert dissenters' rights (i) must deliver to TSW, before the TSW Merger Proposal is voted upon at the TSW Meeting, written notice of his intent to demand payment for his dissenters' rights and (ii) must not vote in favor of the TSW Merger Proposal. However, it is a condition to the effectiveness of the Merger that the number of shares eligible to dissent after the TSW Meeting shall be less than 5% of the outstanding shares of TSW Capital Stock. See "THE MERGER--Appraisal and Dissenters' Rights."

                                  THE MERGER

GENERAL

  The Reorganization Agreement provides for, among other things, the merger of Indus Sub with and into Indus, merger of TSW Sub with and into TSW and the assumption by Newco of the Indus Options, the Indus Stock Purchase Plan Options, the TSW Options and the TSW Warrants. As a result of the Indus Merger, Indus will become a wholly-owned subsidiary of Newco, and as a result of the TSW Merger, TSW will become a wholly-owned subsidiary of Newco. The discussion in this Joint Proxy Statement/Prospectus of the Merger and the description of the principal terms of the Reorganization Agreement, the Indus Merger Agreement and the TSW Merger Agreement and the other transactions contemplated thereby are subject to and qualified in their entirety by reference to the Reorganization Agreement, the Indus Merger Agreement and the TSW Merger Agreement, copies of which are attached to this Joint Proxy Statement/Prospectus as Appendices A-1, A-2 and A-3, respectively, and incorporated herein by reference.

  Upon consummation of the Merger, the members of Newco's Board of Directors will consist of Robert W. Felton, Richard W. MacAlmon and Alan G. Merten, who are currently members of the Indus Board, Edward R. Koepfler, who is currently Senior Vice President and Chief Operating Officer of Indus and Christopher R. Lane, John W. Blend, III, William H. Janeway and Joseph P. Landy, who are currently members of the TSW Board. The executive officers of Newco will be as set forth in "MANAGEMENT OF THE COMBINED COMPANY--Executive Officers and Directors." The shareholders of Indus and of TSW will become stockholders of Newco, and their rights will be governed by Newco's Certificate of Incorporation and Bylaws, as well as the DGCL.

BACKGROUND OF THE MERGER

  In July 1995, prior to Indus' initial public offering, a preliminary discussion occurrred concerning a possible business combination between Indus and TSW. These talks did not advance past the preliminary stage, no financial terms were proposed, and the talks were discontinued shortly after they began.

  In March 1997, following a review of TSW's strategic and financing options, the TSW Board determined to commence the process of conducting an initial public offering of TSW shares (the "TSW IPO"). Shortly thereafter, TSW selected Alex. Brown to serve as lead underwriter for the IPO, and on May 6, 1997, TSW filed a Registration Statement on Form S-1 (the "TSW S-1"). The TSW IPO has not been completed, and if the Merger is consummated, will not be completed.

  In April 1997, Mr. Felton contacted John R. Oltman, Chairman of the TSW Board, to inquire whether TSW might be interested in discussing a possible business combination between the two companies. These contacts were made, prior to any determination that a consolidation would be beneficial, on the basis of the belief that a combination of the two companies might yield strategic benefits. The parties agreed that TSW would review Indus' publicly available information and Indus would review a preliminary draft of the TSW S-1 to determine whether further negotiations would be in each party's interests, and a meeting was scheduled for April 15, 1997.

  On April 15, 1997, Messrs. Felton, Lane and Oltman met to discuss the potential strategic merits of a business combination. Based on their discussion and on the information contained in Indus' publicly available information and in the draft TSW S-1, Messrs. Felton and Lane agreed to consult with their respective management teams and Boards of Directors with a view to continuing the discussions.

  From April 16 through May 5, 1997, senior management of TSW and representatives of Warburg held exploratory discussions with senior management of Indus concerning possible structures for a business combination of TSW and Indus, the potential benefits and opportunities to be created by such a combination, as well as the potential costs of and obstacles to such a combination.

  On May 6, 1997, at a regularly scheduled meeting of the Indus Board, Mr. Felton informed the Board of the contacts with TSW. Cowen, which was retained on this date to act as Indus' financial advisor in connection with the transaction, discussed with the Indus Board the potential financial and business impact of the potential business combination. The Board authorized Mr. Felton to continue discussions with TSW beyond the exploratory stage.

  On May 7, 1997, Indus and TSW executed a mutual nondisclosure agreement, allowing for the exchange of confidential information. On May 8, TSW retained Alex. Brown to provide financial advice in connection with the potential transaction between TSW and Indus.

  From May 7 through June 4, 1997, Indus' and TSW's respective legal and financial advisors conducted extensive legal and financial due diligence of the other party. During this period, representatives of Cowen and representatives of Alex. Brown held a series of meetings and telephone conversations to discuss potential terms and financial aspects of the proposed transaction, and senior management of TSW and representatives of Warburg held a series of meetings and telephone conversations with senior management of Indus to discuss and negotiate the structure and, with the advice of their financial advisors, the financial terms of the proposed transaction, including the relative post-merger interests of the former Indus shareholders and former TSW shareholders in the Combined Company. Also during this period, Indus' and TSW's legal representatives drafted and negotiated the terms of the Reorganization Agreement and the other related agreements.

  On June 3, 1997, the Indus Board held a special meeting to discuss the status of negotiations and due diligence. On June 5, 1997, the Indus Board convened to consider and vote upon the proposed merger and related transactions. At this specially scheduled meeting, management reported on the terms of the proposed merger; management responded to questions regarding various aspects of the proposed merger; Indus' legal counsel reviewed the proposed definitive terms of the Reorganization Agreement and related agreements; Cowen made a presentation to the Indus Board regarding the financial terms of the Merger, and delivered to the Indus Board its oral opinion (subsequently confirmed in writing as of the same date) with respect to the financial terms of the Merger, taken as a whole, as of such date; and the Indus Board, with all directors present, unanimously approved the Reorganization Agreement and the related transactions and agreements.

  On June 4, 1997, the TSW Board held a special telephonic meeting at which Mr. Lane and senior management of TSW reviewed the reasons for the potential benefits and risks of the proposed Merger; TSW's legal advisors reviewed the terms of the Reorganization Agreement and the other related agreements and also reviewed the TSW Board's obligations with respect to its decisions to approve the Merger and the related transactions; and TSW's financial advisors made a presentation of their financial analysis of the proposed transaction. Following extensive discussions of the factors described below under "-- Reasons for the Merger," the meeting was adjourned until the next day. On June 5, 1997, the TSW Board of Directors reconvened its meeting. At this meeting, senior management and TSW's legal and financial advisors confirmed that there had been no significant change to the terms of the Merger or to the documentation discussed and reviewed with the TSW Board of Directors on June 4, and Alex. Brown delivered its opinion dated June 5, 1997 that, as of such date, the TSW Number was fair from a financial point of view to the TSW Securityholders, taken as a whole. (see "--Opinions of Financial Advisors-- Opinion of Alex. Brown"). Following further consideration of the factors described below under "--Reasons for the Merger," the TSW Board of Directors, with all directors present, unanimously approved and authorized the execution of the Reorganization Agreement and the other related agreements.

  On June 5, 1997, following final approval by the Indus Board and the TSW Board, each company executed and delivered the Reorganization Agreement, which was announced immediately thereafter by issuance of a joint press release.

REASONS FOR THE MERGER

 Joint Reasons for the Merger

  Each of the Indus Board and the TSW Board unanimously recommends that the shareholders of their respective companies vote "FOR" the approval and adoption of the Indus Merger Proposal or TSW Merger Proposal, as the case may be, for the reasons set forth below.

  Indus and TSW have identified a number of potential mutual benefits of the Merger that they believe will contribute to the success of the Combined Company. These potential benefits include:

  . The integration of each company's software solutions will create a Combined Company with the ability to provide solutions to enterprise customers of all sizes.

  . The higher visibility of the Combined Company will enhance its competitive position with respect to larger competitors offering various solutions.

  . The combination will significantly increase the sales and marketing capabilities of each company, facilitating future growth.

  . The Combined Company may create significant cost synergies and economies of scale in operations, although the management of the Combined Company has not yet fully analyzed the potential synergies and economies of scale that may result from the merger, and there can be no assurance that such synergies or economies of scale will be achieved by the Combined Company.

  In addition to the joint reasons discussed above, the Board of Directors of each company also considered additional factors concerning the Merger, which are described below.

 Indus' Reasons for the Merger

  The Board of Directors of Indus believes that the following are additional reasons for shareholders of Indus to vote FOR approval and adoption of the Indus Merger Proposal:

  .The Merger will provide Indus entry into new vertical industry segments.

  . TSW's strength in international sales, particularly in Europe and Asia, will enhance Indus' current international presence.

  . The Merger will allow the Combined Company to more fully realize the benefits of Indus' regional services infrastructure.

  . Access to TSW's technology will enhance the product offering and hasten the product development cycle for a broadened product suite.

 Recommendation of the Indus Board

  In the course of its deliberations, the Indus Board reviewed with Indus' management a number of other factors relevant to the Merger. In particular, the Indus Board considered, among other things: (i) the proposed terms of the Merger; (ii) historical information concerning Indus' and TSW's respective businesses, prospects, financial performance, financial condition, operations and technology; (iii) Indus' management's view of the financial condition, results of operations and businesses of Indus and TSW before and after giving effect to the Merger; (iv) valuations paid in other comparable merger and acquisition transactions in the software industry; (v) an analysis of the respective contributions to revenue, operating income and net income of the combined companies; (vi) the compatibility of the respective managements and corporate cultures of Indus and TSW; (vii) the financial presentation by Cowen, including its opinion that as of the date of the opinion the financial terms of the Merger, taken as a whole, were fair to Indus from a financial point of view; (viii) the expectation that the Merger can be accounted for as a pooling of interests; and (ix) reports from management and legal advisors as to the results of their due diligence investigations of TSW.

  The Indus Board also considered certain risks arising in connection with the Merger, including (i) the potential disruption of Indus' business that might result from employee and customer uncertainty and lack of focus following announcement of the Merger in connection with integrating the operations of Indus and TSW; (ii) the possibility that the Merger might not be consummated,
(iii) the effects of the public announcement of the Merger on Indus' sales and operating results, its ability to attract and retain key management, marketing and technical personnel and the progress of certain of its development projects; (iv) the risk that the announcement of the Merger could result in decisions by customers to defer purchases of products of Indus or TSW; (v) the substantial charges to be incurred due to the Merger, primarily in the third quarter of the year; (vi) the risk that the other benefits sought to be achieved by the Merger will not be achieved; and (vii) other risks described herein under "RISK FACTORS." In the view of the Indus Board, these considerations were not sufficient, either individually or in the aggregate, to outweigh the advantages of the proposed Merger in the manner in which it was proposed.

  In view of the wide variety of factors, both positive and negative, considered by the Indus Board, the Indus Board did not find it practical to, and did not, quantify or otherwise assign relative weights to the specific factors considered. After taking into consideration all of the factors set forth above, the Indus Board believes that the Merger is in the best interests of Indus and its shareholders and continues to recommend approval and adoption of the Indus Merger Proposal by the Indus shareholders.

 Recommendation of the TSW Board; TSW's Reasons for the Merger

  The TSW Board unanimously has approved the Reorganization Agreement, unanimously has determined that the Merger is fair to, and in the best interests of, TSW and its shareholders, and unanimously recommends that TSW shareholders vote "FOR" approval and adoption of the Reorganization Agreement. In reaching its determinations and making its recommendations with respect to the Merger, the TSW Board considered the reasons for the Merger set forth above under "--Joint Reasons for the Merger" and, among other things, the following factors: (i) historical information concerning TSW's and Indus' respective businesses, prospects, financial performance and condition, operations, technology, management and competitive position, including public reports concerning results of operations during the most recent fiscal year and fiscal quarter for each company filed with the Commission; (ii) TSW management's view as to the financial condition, results of operations and businesses of Indus and TSW before and after giving effect to the Merger based on management due diligence and publicly available financial information;
(iii) current financial market conditions and historical market prices, volatility and trading information with respect to Indus Common Stock; (iv) considerations of the strategic alternatives available to TSW and of TSW's future prospects as an independent company, including the prospects for TSW's proposed initial public offering; (v) the terms and conditions of the Reorganization Agreement (including the consideration to be received by holders of TSW securities in exchange for such securities, the representations and warranties, covenants, conditions to the parties' obligations, and termination provisions thereof), and the related agreements, including the Nomination Agreement, Voting Agreement and Registration Rights Agreement, which were the product of extensive, arms' length negotiations; (vi) the potential impact of the Merger on TSW's customers and employees; (vii) reports from TSW management and its legal and financial advisors as to the results of their due diligence investigation of Indus; (viii) the presentations made by Alex. Brown at the June 4 and June 5, 1997 meetings of the TSW Board and the opinion of Alex. Brown dated June 5, 1997 that, as of such date, the TSW Number was fair, from a financial point of view, to the TSW Securityholders, taken as a whole (a copy of the Alex. Brown Opinion is attached as Appendix B-2 hereto, and TSW shareholders are urged to carefully review the Alex. Brown Opinion); (ix) the expectation that (A) the Merger will be tax-free to holders of TSW securities and (B) the Merger will be accounted for as a pooling-of-interests, which would result in no goodwill being created on the books of the Combined Company, and the provisions of the Reorganization Agreement relating to the satisfaction of such expectations; and (x) the fact that Warburg, TSW's largest shareholder, and certain members of TSW's management including Messrs. Oltman, Lane and Blend, supported the transaction and agreed to vote their shares in favor of the Merger, thereby assuring that the shareholder approval of the Merger would be obtained (see "CERTAIN RELATED AGREEMENTS--Voting Agreements"). The TSW Board took into account that the shareholders who had committed to vote in favor of the Merger were receiving the same consideration for their shares as TSW's other shareholders. The TSW Board also took into account that TSW would have representation on the Board of the Combined Company following the Merger.

  The TSW Board also identified and considered a number of potentially negative factors in its deliberations concerning the Merger, including, but not limited to: (i) the risk that the potential benefits sought in the Merger might not be fully realized; (ii) the possibility that the Merger would not be consummated and the effect of the public announcement of the Merger on (a) TSW's sales and operating results, (b) TSW's ability to attract and retain key management, marketing and technical personnel, and progress of certain development projects; (iii) the potential dilutive effect of the issuance of Newco Common Stock in the Merger, (iv) the substantial charges to be incurred, primarily in the quarter in which the Merger is completed, in connection with the Merger, including costs of integrating the businesses and transaction expenses arising from the Merger; (v) the risk that despite the efforts of the Combined Company, key technical and management personnel may not remain employed by the Combined Company; (iv) the difficulty of managing separate operations at different geographic locations; and (vii) the other risks described under "RISK FACTORS" herein. The TSW Board believed that the potential benefits of the Merger outweighed such risks.

  The foregoing discussion addresses all the material information and factors considered by the TSW Board in its consideration of the Merger. In view of the variety of factors and the amount of information considered, the TSW board did not find it practicable to provide specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. The determination to approve the Merger was made after consideration of all the factors taken as a whole. In addition, individual members of the TSW board may have given different weights to different factors. For discussion of the interest of certain members of TSW's management, the TSW Board, and Warburg in the Merger, see "--Interests of Certain Persons in the Merger."

OPINIONS OF FINANCIAL ADVISORS

 Opinion of Cowen & Company

  Pursuant to an engagement letter dated May 6, 1997 (the "Cowen Engagement Letter"), the Indus Board retained Cowen to serve as its financial advisor with respect to the Merger. As part of this assignment, Cowen was asked to render an opinion to the Indus Board as to the fairness, from a financial point of view, to Indus of the financial terms of the Merger. The amount of consideration was determined through negotiations between Indus and TSW and was not determined by Cowen.

  On June 5, 1997, Cowen delivered certain of its written analyses and its oral opinion to the Indus Board (subsequently confirmed in writing as of the same date) to the effect that, as of June 5, 1997, the financial terms of the Merger pursuant to the Reorganization Agreement were fair, from a financial point of view, to Indus.

  THE FULL TEXT OF COWEN'S WRITTEN OPINION DATED JUNE 5, 1997 (THE "COWEN OPINION"), IS ATTACHED HERETO AS APPENDIX B-1 AND IS INCORPORATED HEREIN BY REFERENCE. HOLDERS OF INDUS COMMON STOCK ARE URGED TO READ THE OPINION IN ITS ENTIRETY FOR THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, OTHER MATTERS CONSIDERED AND LIMITS OF THE REVIEW BY COWEN. THIS SUMMARY OF THE WRITTEN OPINION OF COWEN SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. COWEN'S ANALYSES AND OPINION WERE PREPARED FOR AND ADDRESSED TO THE INDUS BOARD AND ARE DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE FINANCIAL TERMS OF THE MERGER PURSUANT TO THE REORGANIZATION AGREEMENT AND DO NOT CONSTITUTE AN OPINION AS TO THE MERITS OF THE MERGER OR A RECOMMENDATION TO ANY HOLDERS OF INDUS COMMON STOCK AS TO HOW TO VOTE AT THE INDUS MEETING.

  Cowen was selected by the Indus Board as its financial advisor, and to render an opinion to the Indus Board, because Cowen is a nationally recognized investment banking firm and because certain principals of Cowen have substantial experience in transactions similar to the Merger and are familiar with Indus and its businesses. As part of its investment banking business, Cowen is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and valuations for corporate and other purposes. On February 29, 1996, Cowen acted as lead manager in the initial public offering of Indus, for which Cowen received a customary fee. In addition, in the ordinary course of its business, Cowen and its affiliates trade the equity securities of Indus for their own account and for the accounts of their customers, and accordingly, may at any time hold a long or short position in such securities.

  In arriving at its opinion, Cowen (a) reviewed certain information of a business and financial nature regarding Indus, obtained by Cowen through publicly available filings of Indus with the Commission or furnished to Cowen by management of Indus, including consolidated financial statements for the fiscal years ended December 31, 1993, 1994, 1995 and 1996 and the fiscal quarter ended March 31, 1997 and certain projected financial data and operating data for the fiscal years ending December 31, 1997 and 1998, prepared by the management of Indus based on third-party research reports, (b) reviewed certain information of a business and financial nature regarding TSW, furnished to Cowen by management of TSW, including consolidated financial statements for the fiscal years ended March 31, 1995, 1996 and 1997 and certain projected financial data and operating data for the fiscal years ending March 31, 1998 and 1999 prepared by management of TSW (the "TSW Management Projections"), and, in consultation with management of Indus and with the consent of the Indus Board, adjusted the financial projections of TSW to reflect, based upon review of certain assumptions utilized by certain of the Selected Companies (as defined below) including assumptions related to revenue growth rates and operating margins as indicated in third-party research reports, more conservative assumptions (the "TSW Conservative Projections") and (c) discussed with Indus' management Indus' competitive position and current and anticipated future conditions in the enterprise software industry. Cowen held meetings and discussions with representatives of the management of Indus and TSW to discuss the business, operations, historical financial results and future prospects of Indus, TSW and the combined company. In addition, Cowen (i) reviewed the June 3, 1997 draft of the Reorganization Agreement; (ii) compared certain financial and stock market information regarding Indus and TSW with similar information regarding certain other publicly traded companies Cowen deemed relevant; (iii) considered the financial terms, to the extent publicly available, of selected recent business transactions deemed to be comparable in whole or in part to the Merger; (iv) analyzed the potential financial effects of the Merger and pro forma earnings in the combined company to be "owned" by the holders of shares of Indus Common Stock; and (v) reviewed historical market prices and trading volumes of Indus Common Stock from February 29, 1996 to June 4, 1997 and compared those trading histories with those of other companies deemed relevant. The TSW Conservative Projections were used to provide the Indus Board with additional information regarding the potential sensitivity of the TSW Management Projections to changes in certain of the assumptions relied upon in the TSW Management Projections. Cowen also reviewed other publicly available information and conducted such other studies, analyses, inquiries and investigations as it deemed appropriate. Cowen did not consider the prospect of alternate transactions involving Indus.

  Cowen assumed and relied, upon the advice of Indus' management and with the consent of the Indus Board, without independent verification, upon the accuracy and completeness of the financial and other information that was available to it from public sources, that was provided to it by Indus and TSW or their respective representatives, or that was otherwise reviewed by it. Cowen did not assume any responsibility for independent verification of any such information, including any historical or projected financial information. In addition, with respect to the stand-alone financial projections furnished to Cowen by Indus' management, the TSW Management Projections furnished by TSW's management and the financial pro forma projections for the combined company furnished by the managements of Indus and TSW jointly, Cowen also assumed, with the consent of the Indus Board, the attainability of the financial results therein and that such projections were reasonably prepared and, in the case of the TSW Management Projections, that they were prepared on bases reflecting the best currently available estimates and judgments of TSW's management as to the future financial performance of TSW. Cowen assumed, with the consent of the Indus Board, that all such projections, including the TSW Conservative Projections, provide a reasonable basis upon which it could form its opinion. Because such projections are inherently subject to uncertainty, none of Indus, TSW, Cowen or any other person assumes responsibility for their accuracy. Cowen did not make any independent valuation or appraisal of the assets or liabilities of Indus or TSW, nor has Cowen been furnished with any such appraisals. Cowen made no independent investigations of any legal matters affecting Indus or TSW. Cowen assumed that there have been no material changes in the assets, financial condition, results of operation, business or prospects of Indus or TSW since the date of the last financial statements received by Cowen. Cowen's opinion was necessarily based on economic, market, financial and other conditions as in effect on, and the information made available to it as of June 5, 1997. It should be understood that, although developments subsequent to June 5, 1997 may affect its opinion, Cowen does not have any obligation to update, revise or reaffirm its opinion.

  The following is a summary of certain financial analyses performed by Cowen to arrive at its opinion. Cowen performed certain procedures, including each of the financial analyses described below, and reviewed with the management of Indus the assumptions on which such analyses were based and other factors, including the historical and projected financial results of Indus and TSW. No limitations were imposed by the Indus Board with respect to the investigations made or procedures followed by Cowen in rendering its opinion.

 Analysis of Certain Transactions

  Cowen reviewed the financial terms, to the extent publicly available, of forty-five selected transactions (collectively, the "Selected Transactions") involving the acquisition of companies in the enterprise software industry, which were announced or completed since February 1995. Cowen reviewed the market capitalization of common stock plus total debt less cash and equivalents ("Enterprise Value") paid in the Selected Transactions as a multiple of latest reported twelve month ("LTM") revenue, earnings before interest expense, income, taxes, depreciation, and amortization ("EBIDTA") and earnings before interest expense and income taxes ("EBIT") and also examined the multiples of equity value paid in the Selected Transactions to LTM earnings.

  Such analyses indicated that (i) on the basis of the Enterprise Value paid, the Selected Transactions had mean and median valuations of 5.6 and 3.0 times LTM revenue, 30.6 and 28.2 times LTM EBITDA and 37.7 and 18.8 times LTM EBIT, and (ii) on the basis of equity value paid, the Selected Transactions had mean and median valuations of 44.2 and 24.5 times LTM earnings.

  The corresponding multiple of TSW's LTM revenue implied by Indus' offer is
4.5 times. In conducting its analyses, Cowen noted that TSW's LTM EBITDA, LTM EBIT and LTM earnings are negative.

  Although the Selected Transactions were used for comparison purposes, none of such transactions is directly comparable to the Merger, and none of the companies in such transactions are directly comparable to Indus or TSW. Accordingly, an analysis of the results of such a comparison is not purely mathematical but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the companies involved and other factors that could affect the acquisition value of such companies or TSW to which they are being compared.

 Analysis of Certain Publicly Traded Companies

  To provide contextual data and comparative market information, Cowen compared selected historical operating and financial ratios implied by Indus' offer for TSW to the corresponding data and ratios of certain other companies (the "Selected Companies") whose securities are publicly traded and which Cowen believes have operating, market valuation and trading valuations similar to what might be expected of TSW. These companies included: Applix, Inc., Aspen Technology, Inc., Dendrite International Inc., Oracle Corporation, Pegasystems, Inc., PeopleSoft, Inc., Project Software & Development, Inc., Simulation Sciences Inc., Wonderware Corporation, Cambridge Technology Partners, Inc. and Mastech Corporation. Such data and ratios included the Enterprise Value of such Selected Companies as multiples of sales, EBITDA and EBIT for the LTM period, and the market capitalization of common stock of such Selected Companies as a multiple of the book value. Cowen also examined the ratios of the current prices to the LTM earnings per share ("EPS") of the Selected Companies, estimated 1997 calendar year EPS (as estimated by First
Call) and estimated EPS for the following calendar year (as estimated by First
Call) for these companies.

  Such analysis indicated that, for the Selected Companies, (i) the mean and median values of Enterprise Value as a multiple of LTM sales, EBITDA and EBIT were 5.3 and 2.8 times, 28.8 and 24.5 times and 31.9 and

27.1 times, respectively; (ii) the mean and median values of market capitalization of common stock as a multiple of the book value were 7.7 and
6.9 times and (iii) the mean and median values of price per share as a multiple of LTM EPS were 32.7 and 30.7 times.

  The corresponding multiple of TSW's LTM revenue implied by Indus' offer is
4.5 times. In addition, Cowen noted that the corresponding multiple of the estimated TSW EPS, based on the TSW Management Projections, for the following calendar year for TSW implied by Indus' offer is below the mean and median multiples for the Selected Companies. Cowen also noted that the corresponding multiple of the estimated TSW EPS, based on the TSW Conservative Projections, for the following calendar year for TSW implied by Indus' offer is above the mean and median multiples for the Selected Companies, but is within the range of multiples for the Selected Companies. In conducting its analyses, Cowen noted that TSW's LTM EBITDA, LTM EBIT, LTM earnings and book value are negative.

  Although the Selected Companies were used for comparison purposes, none of such companies is directly comparable to TSW. Accordingly, an analysis of the results of such a comparison is not purely mathematical but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the Selected Companies and other factors that could affect the public trading value of the Selected Companies or the company to which they are being compared.

 Pro Forma Earnings Analysis

  Cowen analyzed the potential effect of the Merger on the projected combined income statement of Indus and TSW for Indus' fiscal year ending December 31, 1998. This analysis was based on pro forma projections for the combined company prepared by the managements of Indus and TSW jointly. This analysis concluded that the Merger would result in a combined company pro forma projected net income for the calendar year ending 1998 that would be slightly dilutive on a per share basis to the current third-party research estimates for Indus' calendar year 1998 EPS. This analysis is based on a number of assumptions, including the cost of integration and prevailing interest rates.

 Contribution Analysis

  Cowen analyzed the respective contributions of calendar year 1996 and estimated calendar year 1997 and 1998 revenues, operating income and net income of Indus and TSW to the combined company based upon the historical and projected financial results of Indus and TSW provided by managements of Indus and TSW, respectively. This analysis showed that TSW would contribute to the combined company approximately 43.8%, 47.0% and 47.6% of revenues, 0%, 29.5% and 48.2% of operating income and 0%, 21.3% and 45.7% of net income, in each case for calendar years 1996, 1997 and 1998, respectively. Based on the TSW Conservative Projections, this analysis showed that TSW would contribute to the combined company approximately 44.4% and 43.8% of revenues, 26.9% and 36.9% of EBIT, and 17.9% and 33.3% of net income, in each case for calendar years 1997 and 1998, respectively.

 Discounted Cash Flow Analysis

  Cowen estimated the range of values for TSW based upon the discounted present value of the projected after-tax free cash flows of TSW for the calendar years ended December 31, 1997 through December 31, 2001, and of the terminal value of TSW at December 31, 2001, based upon multiples of year 2001 revenue. After-tax cash flow was calculated by taking projected EBIT, adding to such amount projected depreciation and amortization and subtracting from such amount projected taxes, capital expenditures, changes in working capital and changes in other assets and liabilities. This analysis was based upon the TSW Management Projections for calendar years ending December 31, 1997 and December 31, 1998 and extensions of such projections prepared by Cowen for the calendar years ending December 31, 1999, 2000 and 2001 using the following assumptions: (i) annual revenue growth rate of 35% applied to the calendar year 1998 revenues provided in the TSW Management Projections and applied to each subsequent calendar year revenue through the calendar year ending December 31, 2001 and (ii) gross margin percentages, operating margin percentages and depreciation and amortization as a percentage of revenues held constant from percentage margins indicated in the TSW Management Projections for the calendar year ending December 31, 1998. In performing this analysis, Cowen utilized discount rates ranging from 20.0% to 30.0%, which were selected based on the estimated industry weighted average cost of capital. Cowen utilized terminal multiples of revenue ranging from 3.0 times to 5.0 times, these multiples approximating the general median and mean multiples for the Selected Transactions. Utilizing this methodology, TSW's equity value ranged from $194.2 million to $577.2 million.

 Stock Trading History

  Cowen reviewed the historical market prices and trading volumes of Indus Common Stock from February 29, 1996 (the date of the initial public offering of Indus Common Stock) to June 4, 1997 (the last trading day prior to announcement of the Merger). Cowen also compared Indus' closing stock price with an index based on the Selected Companies. This information was presented solely to provide the Indus Board with background information regarding the stock prices of Indus over the period indicated. Cowen noted that over the indicated periods the high and low prices for shares of Indus Common Stock were $25.75 and $13.00, respectively.

  The summary set forth above does not purport to be a complete description of the analyses performed by Cowen. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Cowen did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, notwithstanding the separate factors summarized above, Cowen believes, and has advised the Indus Board, that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the process underlying its opinion. In performing its analyses, Cowen made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Indus and TSW. These analyses performed by Cowen are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses or securities may actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty and none of Indus, TSW, Cowen or any other person assumes responsibility for their accuracy. As mentioned above, the analyses supplied by Cowen and its opinion were among several factors taken into consideration by Indus in making its determination to enter into the Reorganization Agreement. The analyses of Cowen and its opinion should not be considered as determinative of the decision of Indus to enter into the Reorganization Agreement.

  Pursuant to the Cowen Engagement Letter, Indus has agreed to pay certain fees to Cowen for its financial advisory services provided in connection with the Merger. Indus has paid Cowen a non-refundable retainer fee of $75,000. If the Merger is consummated, Cowen will be entitled to receive a transaction fee equal to approximately 0.72% of the aggregate consideration to the TSW Securityholders in the Merger, depending on the actual amount of such aggregate consideration (against which transaction fee the retainer fee will be credited) payable upon consummation of the Merger. Additionally, Indus has agreed to reimburse Cowen for its out-of-pocket expenses (including the reasonable fees and expenses of its counsel) incurred or accrued during the period of or in connection with Cowen's engagement. Indus has also agreed to indemnify Cowen against certain liabilities, including liabilities under the federal securities laws, relating to or arising out of services performed by Cowen as financial advisor to the Indus Board in connection with the Merger, unless it is finally judicially determined that such liabilities arose out of Cowen's gross negligence or willful misconduct. The terms of the fee arrangement with Cowen, which are customary in transactions of this nature, were negotiated at arm's length between Indus and Cowen, and the Indus Board was aware of such arrangement, including the fact that a significant portion of the aggregate fee payable to Cowen is contingent upon consummation of the Merger.

 Opinion of Alex. Brown, Financial Advisor to TSW

  TSW retained Alex. Brown on May 8, 1997 to act as TSW's financial advisor in connection with the Merger, including rendering its opinion to the Board of Directors of TSW as to the fairness, from a financial point of view, of the TSW Number to the TSW Securityholders, taken as a whole.

  At the June 4 and June 5, 1997 meetings of the TSW Board, representatives of Alex. Brown made a presentation with respect to the Merger and at the June 5, 1997 meeting Alex. Brown rendered to the Board its opinion that, as of such date, and subject to the assumptions made, matters considered and limitations set forth in such opinion and summarized below, the TSW Number was fair, from a financial point of view, to the TSW Securityholders, taken as a whole. No limitations were imposed by the Board upon Alex. Brown with respect to the investigations made or procedures followed by it in rendering its opinion. The amount of consideration was determined through negotiations between Indus and TSW and was not determined by Alex. Brown.

  THE FULL TEXT OF ALEX. BROWN'S WRITTEN OPINION DATED JUNE 5, 1997 (THE "ALEX. BROWN OPINION"), WHICH SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED HERETO AS APPENDIX B-2 AND IS INCORPORATED HEREIN BY REFERENCE. TSW SHAREHOLDERS ARE URGED TO READ THE ALEX. BROWN OPINION IN ITS ENTIRETY. THE ALEX. BROWN OPINION IS DIRECTED TO THE BOARD, ADDRESSES ONLY THE FAIRNESS OF THE TSW NUMBER TO THE TSW SECURITYHOLDERS, TAKEN AS A WHOLE, FROM A FINANCIAL POINT OF VIEW AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY TSW SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE TSW MEETING. THE ALEX. BROWN OPINION WAS RENDERED TO THE TSW BOARD FOR ITS CONSIDERATION IN DETERMINING WHETHER TO APPROVE THE MERGER AGREEMENT. THE DISCUSSION OF THE ALEX. BROWN OPINION IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE ALEX. BROWN OPINION.

  In connection with the Alex. Brown Opinion, Alex. Brown reviewed certain publicly available financial information and other information concerning TSW and Indus and certain internal analyses and other information furnished to it by TSW and Indus. Alex. Brown also held discussions with the members of the senior managements of TSW and Indus regarding the businesses and prospects of their respective companies and the joint prospects of a combined company including potential cost savings which may be realized. In addition, Alex. Brown (i) reviewed the reported prices and trading activity for the common stock of Indus, (ii) compared certain financial and (in the case of Indus) stock market information for TSW and Indus with similar information for certain other companies whose securities are publicly traded, (iii) reviewed the financial terms of certain recent business combinations, (iv) reviewed the financial terms of the Merger Agreement and certain related documents, and (v) performed such other studies and analyses and considered such other factors as it deemed appropriate.

  In conducting its review and arriving at its opinion, Alex. Brown assumed and relied upon, without independent verification, the accuracy, completeness and fairness of the information furnished to or otherwise reviewed by or discussed with it for purposes of rendering its opinion. With respect to the information relating to the prospects of TSW and Indus, Alex. Brown assumed that such information reflected the best currently available judgments and estimates of the respective managements of TSW and Indus. Alex. Brown assumed, with the consent of TSW, that the Merger will qualify for pooling-of-interests accounting treatment and as a tax-free transaction for federal income tax purposes. Alex. Brown did not make and it was not provided with an independent evaluation or appraisal of the assets of TSW and Indus, nor has Alex. Brown been furnished with any such evaluations or appraisals. The Alex. Brown Opinion is based on market, economic and other conditions as they existed or as disclosed to Alex. Brown as of the date of such disclosure and could be evaluated as of the date of the Alex. Brown Opinion.

  In arriving at its opinion, Alex. Brown was not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition of TSW or any of its assets.

  The following is a summary of the analyses performed and factors considered by Alex. Brown in connection with rendering the Alex. Brown Opinion.

 Historical Financial Analysis

  In rendering its opinion, Alex. Brown reviewed and analyzed the historical and current financial condition of TSW and Indus which included (i) an assessment of each of TSW's and Indus' recent financial statements; (ii) an analysis of each of TSW'S and Indus' revenue, growth and operating performance trends; and (iii) an assessment of each of TSW's and Indus' margin changes and leverage.

 Historical Stock Price Performance

  Alex. Brown reviewed and analyzed the daily closing per share market prices and trading volume for Indus Common Stock from February 29, 1996 to June 3, 1997. Alex. Brown also reviewed the daily closing per share market prices of the Indus Common Stock and compared the movement of such daily closing prices with the movement of the Nasdaq composite average and the S&P 500 composite index. Alex. Brown noted that, on a relative basis, Indus underperformed the Nasdaq and the S&P 500 during such period. Alex. Brown also reviewed the daily closing per share market prices of Indus Common Stock and compared the movement of such closing prices with the movement of a software composite average (consisting of Aspect Development, Datastream Systems, Industri-Matematik International, Manugistics Group, Project Software & Development and SAP (collectively, the "Selected Companies")) over the periods from February 29, 1996 to June 3, 1997. On a relative basis, the Indus Common Stock price underperformed the software composite average.

 Analysis of Certain Other Publicly Traded Companies

  This analysis examined a company's valuation in the public market as compared to the valuation in the public market of other selected publicly traded companies. Alex. Brown compared certain financial information (based on the commonly used valuation measurements described below) relating to TSW to certain corresponding information from the Selected Companies and to such information from Indus. In particular, Alex. Brown reviewed and compared the ratios of (i) enterprise value (equity value plus debt less cash) to revenue on a trailing 12-month basis, (ii) enterprise value to projected 1997 revenue,
(iii) enterprise value to projected 1998 revenue, (iv) enterprise value to projected 1997 net income, (v) enterprise value to projected 1997 fully taxed net income and (vi) enterprise value to 1998 fully taxed income for each TSW, Indus and the Selected Companies. As a result of the foregoing procedures, Alex Brown noted that the above multiples applied to (i) the trailing 12-month revenues of TSW implied a range of enterprise values of $111.1 million to $574.8 million with a mean of $325.0 million and a median of $291.6 million based on the Selected Companies and implied an enterprise value of $223.4 million based on Indus, (ii) the 1997 projected revenue of TSW implied a range of enterprise values of $232.1 million to $ 532.9 million with a mean of $355.6 million and a median of $332.7 million based on the Selected Companies and an enterprise value of $240.7 million based on Indus, (iii) the projected 1998 revenue of TSW implied a range of enterprise values of $242.8 million to $456.7 million with a mean of $332.0 million and a median of $323.1 million based on the Selected Companies and an enterprise value of $246.0 million based on Indus, (iv) the projected 1997 net income of TSW implied a range of enterprise values of $101.7 million to $351.0 million with a mean of $206.5 million and a median of $206.1 million based on the Selected Companies and implied an enterprise value of $140.9 million based on Indus, (v) the projected 1997 fully taxed net income of TSW implied a range of enterprise values of $71.2 million to $228.4 million with a mean of $137.3 million and a median of $137.0 million based on the Selected Companies and an enterprise value of $96.0 million based on Indus, and (vi) the projected 1998 fully taxed net income of TSW implied a range of enterprise values of $194.3 million to $690.6 million with a mean of $408.4 million and a median of $427.8 million based on the Selected Companies and an enterprise value of $289.8 million based on Indus.

 Analysis of Selected Precedent Transactions

  Alex. Brown reviewed the financial terms, to the extent publicly available, of 12 proposed, pending or completed mergers and acquisitions since September 1993 in the software industry (the "Selected Transactions"). Alex. Brown calculated various financial multiples based on certain publicly available information for each of the Selected Transactions and compared them to corresponding financial multiples for the Merger, based on the implied enterprise value of the Merger based on the most recent closing price of Indus Common Stock. The 12 software industry transactions reviewed, in reverse chronological order of public announcement were: Baan Company N.V./Aurum Software (May 13, 1997), Pure Atria Software/Rational Software Corporation (April 7, 1997), MDL Information Systems/Reed Elsevier (March 24, 1997), Fractal Design Corporation/MetaTools, Inc. (February 12, 1997), Security APL/Checkfree Corporation (March 22, 1996), Bendata Inc./Astea International (February 26, 1996), Servantis Systems Holding Inc./Checkfree Corporation (January 15, 1996), Renaissance Software/SunGard Data Systems (September 28, 1995), Delrina Corporation/Symantec Corporation (July 5, 1995), Lotus/IBM (June 5, 1995), Logic Modeling Corporation/Synopsys Inc. (January 5, 1994) and ChipSoft Inc./Intuit Inc. (September 1, 1993). While Alex. Brown calculated various multiples for each of the Selected Transactions, it only found the ratio of implied enterprise value to LTM revenue meaningful for the purpose of this analysis. Applying this ratio for the Selected Transactions to the LTM revenue of TSW implied a range of enterprise values of $166.9 million to $415.6 million with a mean of $229.3 million and a median of $208.3 million. All multiples for the Selected Transactions were based on public information available at the time of announcement of such transaction, without taking into account differing market and other conditions during the four-year period during which the Selected Transactions occurred.

Pro Forma Contribution Analysis

  Alex. Brown analyzed the relative contributions of TSW and Indus, as compared to TSW's contribution of approximately 49.81% of the combined company's enterprise value (and, in the case of relative net income contribution, to TSW's contribution of approximately 45.29% of the combined company's equity value) to the pro forma income statement of the combined company, based on management's projections for TSW and Indus 1997 results and on publicly available analyst forecasts for 1998 Indus results. This analysis showed that on a pro forma combined basis (excluding (i) the effect of any synergies that may be realized as a result of the Merger and (ii) non-recurring expenses relating to the Merger) TSW would account for approximately 43.8% of the combined company's pro forma 1996 revenue, approximately 41.0% of the combined company's pro forma 1996 gross profit, approximately 47.0% of the combined company's pro forma 1997 revenue, approximately 46.3% of the combined company's pro forma 1997 gross profit, approximately 29.5% of the combined company's pro forma 1997 income from operations, approximately 19.4% of the combined company's pro forma 1997 net income, approximately 47.6% of the combined company's pro forma 1998 revenue, approximately 49.5% of the combined company's 1998 pro forma gross profit, approximately 48.2% of the combined company's pro forma 1998 income from operations and approximately 45.1% of the combined company's pro forma 1998 net income.

 Pro Forma Financial Analysis

  Alex. Brown analyzed certain pro forma effects of the Merger. Based on such analysis, Alex. Brown computed the resulting dilution/accretion to the combined company's EPS estimate for the calendar years 1997 and 1998, pursuant to the Merger before taking into account any potential cost savings and other synergies that TSW and Indus could achieve if the Merger were consummated and before nonrecurring costs relating to the Merger (and assuming an approximately $262 million equity purchase price based on Indus's then current stock price). Alex. Brown calculated that before taking into account any potential cost savings and other synergies and before certain nonrecurring costs relating to the Merger, the Merger would be approximately 36.8% dilutive to Indus' standalone EPS for the calendar year 1997 and 8.6% dilutive to Indus' EPS for the calendar year 1998. Alex. Brown also performed a sensitivity analysis of the 1998 EPS accretion/dilution at different levels of achieved synergies, which analysis indicated approximately 1.0% accretion at $5 million in pretax synergies, approximately 10.6% accretion at $10 million in pretax synergies, approximately 20.1% accretion at $15 million in pretax synergies and approximately 29.7% accretion at $20 million in pretax synergies.

 Discounted Cash Flow Analysis

  Alex. Brown performed a discounted cash flow analysis for TSW. The discounted cash flow approach values a business based on the current value of the future cash flow that the business will generate. To establish a current value under this approach, future cash flow must be estimated and an appropriate discount rate determined. Alex.

Brown used estimates of projected financial performance for TSW for the years 1998 through 2002 prepared by TSW's management. Alex. Brown aggregated the present value of the cash flows through 2002 with the present value of a range of terminal values. Alex. Brown discounted these cash flows at discount rates ranging from 19% to 23%. The terminal value was computed based on projected net income in calendar year 2002 and a range of terminal revenue multiples of 15x and 25x. This analysis indicated a range of implied enterprise value from $149.9 million to $289.0 million.

 Relevant Market and Economic Factors

  In rendering its opinion, Alex. Brown considered, among other factors, the condition of the U.S. stock markets, particularly in the software industry, and the current level of economic activity.

  No company used in the analysis of other certain publicly traded companies nor any transaction used in the analysis of selected precedent transactions summarized above is identical to TSW, Indus or the Merger. Accordingly, such analyses must take into account differences in the financial and operating characteristics of the Selected Companies and the companies in the Selected Transactions and other factors that would affect the public trading value and acquisition value of the Selected Companies and the Selected Transactions, respectively.

  While the foregoing summary describes all analyses and factors that Alex. Brown deemed material in its presentation to the TSW Board of Directors, it is not a comprehensive description of all analyses and factors considered by Alex. Brown. The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Alex. Brown believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, would create an incomplete view of the evaluation process underlying the Alex. Brown Opinion. In performing its analyses, Alex. Brown considered general economic, market and financial conditions and other matters, many of which are beyond the control of TSW and Indus. The analyses performed by Alex. Brown are not necessarily indicative of actual values for future results, which may be significantly more or less favorable than those suggested by such analyses. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. Additionally, analyses relating to the value of a business do not purport to be appraisals or to reflect the prices at which the business actually may be sold. Furthermore, no opinion is being expressed as to the prices at which shares of Newco Common Stock may trade at any future time.

  Pursuant to a letter agreement dated May 8, 1997 between TSW and Alex. Brown, the fees to date payable to Alex. Brown for rendering the Alex. Brown Opinion have been $500,000, which amount will be credited against a final fee equal to 0.7% of the aggregate consideration to the TSW Securityholders in the Merger, payable upon consummation of the Merger. In addition, TSW has agreed to reimburse Alex. Brown for its out-of-pocket expenses incurred in connection with rendering financial advisory services, including fees and disbursements of its legal counsel. TSW has agreed to indemnify Alex. Brown and its directors, officers, agents, employees and controlling persons, for certain costs, expenses, losses, claims, damages and liabilities related to or arising out of its rendering of services under its engagement as financial advisor.

  The Board of Directors of TSW retained Alex. Brown to act as its advisor based upon Alex. Brown having been selected as the lead-managing underwriter in TSW's planned 1997 initial public offering and based upon Alex. Brown's qualifications, reputation, experience and expertise. Alex. Brown is an internationally recognized investment banking firm and, as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for corporate and other purposes. Alex. Brown may actively trade the equity securities of Indus for its own account and for the account of its customers and accordingly may at any time hold a long or short position in such securities. Alex. Brown regularly publishes research reports regarding the enterprise systems software industry and the businesses and securities of publicly owned companies in the enterprise systems software industry. In addition, Alex. Brown has provided financial advisory services to Indus in the past, for which Alex. Brown received a customary fee for its services.

FEDERAL SECURITIES LAW CONSEQUENCES

  The shares of Newco Common Stock to be issued in the TSW Merger will have been registered under the Securities Act pursuant to the Registration Statement and will be freely transferable except that shares of Newco Common Stock to be received by former holders of TSW Capital Stock or Indus Common Stock who are deemed to be "affiliates" of Indus or TSW prior to the Merger (as "affiliates" is defined for purposes of Rule 145) may be resold by them only in transactions permitted by the resale provisions of Rule 145 (or Rule 144 in the case of such persons who become affiliates of the Combined Company). Persons who may be deemed to be affiliates of TSW, Indus or the Combined Company generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal shareholders or stockholders of such party.

  The Reorganization Agreement requires each of Indus and TSW to cause its respective affiliates to enter into agreements not to make any public sale of any Newco Common Stock received upon consummation of the Merger, except in compliance with Rule 145, pursuant to another exemption from the registration requirements of the Securities Act or in a registered offering. See "CERTAIN RELATED AGREEMENTS--Affiliate Agreements." In general, Rule 145, as currently in effect, imposes restrictions on the manner in which such affiliates may make resales of Newco Common Stock and also on the number of shares of Newco Common Stock that such affiliates, and others (including persons with whom the affiliates act in concert), may sell within any three-month period. These restrictions will generally apply for at least a period of one year after the Merger (or longer if the person is an affiliate of Newco).

  As a condition to Indus' and TSW's obligation to effect the Merger, Newco is required to enter into the Registration Rights Agreement with Warburg, Mr. Felton and certain other Indus shareholders and TSW shareholders, which provides that Warburg and Mr. Felton will have, subject to certain conditions, "demand" registration rights and that all parties to Registration Rights Agreement will have, subject to certain conditions, "piggyback" registration rights to require Newco to register all or a portion of the Newco Common Stock issued to Warburg, Mr. Felton and certain other Indus shareholders and certain TSW Securityholders in the Merger. See "CERTAIN RELATED AGREEMENTS-- Registration Rights Agreement."

NASDAQ LISTING

  The Newco Common Stock will be traded on the Nasdaq National Market under the symbol "IINT." It is a condition to the consummation of the Merger that the shares of Newco Common Stock to be issued to TSW shareholders and Indus shareholders in the Merger shall have been approved for listing on Nasdaq, subject to official notice of issuance.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  The following discussion summarizes the material federal income tax considerations of the TSW Merger and the Indus Merger that are generally applicable to holders of Indus Common Stock and TSW Capital Stock. This discussion is based on provisions of the Code, existing and proposed Treasury Regulations thereunder and current administrative rulings and court decisions in effect on the date hereof, all of which are subject to change and differing interpretations. Any such change, which may or may not be retroactive, could alter the tax consequences to Newco, Indus, TSW or Indus' or TSW's shareholders as described herein.

  Holders of Indus Common Stock and TSW Capital Stock should be aware that this discussion is for general information only and does not address all federal income tax considerations that may be relevant to particular holders in light of their particular investment circumstances or to holders subject to special treatment under the Code, such as dealers in securities or foreign currency, holders are subject to the alternative minimum tax provisions of the Code, or holders are foreign persons or who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions. In addition, the following discussion does not address the tax consequences of the Merger under foreign, state or local tax laws or the tax consequences of transactions effectuated prior to or after the Merger (whether or not such transactions are in connection with the Merger), including without limitations transactions in which shares of Indus Common Stock or TSW Capital Stock are acquired or in which shares of Newco Common Stock are disposed. This discussion also does not address the tax treatment of the Merger to holders of Indus Options, Indus Stock Purchase Plan Options, TSW Options, TSW Subordinated Notes or TSW Warrants.

  HOLDERS OF INDUS COMMON STOCK AND TSW CAPITAL STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE MERGER IN THEIR PARTICULAR CIRCUMSTANCES AND THE RECENTLY ENACTED TAXPAYER RELIEF ACT OF 1997.

  Consummation of the Merger is conditioned upon the receipt by TSW of the opinion of Wachtell, Lipton, Rosen & Katz, special counsel to TSW, dated as of the Effective Time, on the basis of facts, representations and assumptions set forth or referred to in such opinion, substantially to the effect that (i) the TSW Merger will constitute a "reorganization" for United States federal income tax purposes within the meaning of Section 368(a) of the Code, and TSW and Newco will each be a party to such reorganization within the meaning of
Section 368(b) of the Code and (ii) no gain or loss will be recognized by TSW or Newco as a result of the TSW Merger. Consummation of the Merger is also conditioned upon the receipt by Indus of the opinion of Wilson Sonsini Goodrich & Rosati, counsel to Indus, dated as of the Effective Time, on the basis of facts, representations and assumptions set forth or referred to in such opinion, substantially to the effect that (i) the Indus Merger will constitute a "reorganization" for United States federal income tax purposes within the meaning of Section 368(a) of the Code, and Indus and Newco will each be a party to such reorganization within the meaning of Section 368(b) of the Code and (ii) no gain or loss will be recognized by Indus or Newco as a result of the Indus Merger.

  Subject to the limitations and qualifications referred to herein, and as a result of the TSW Merger and Indus Merger each qualifying as a reorganization, the following federal income tax consequences would result:

    (a) No gain or loss will be recognized by the holders of Indus Common Stock, TSW Common Stock and TSW Preferred Stock upon the receipt of Newco Common Stock solely in exchange for such shares of Indus Common Stock, TSW Common Stock or TSW Preferred Stock (including Newco Common Stock received by holders of TSW Preferred Stock attributable to the TSW Unpaid Dividends) in the Merger (except to the extent of cash received in lieu of fractional shares or as a result of exercising dissenters' or appraisal rights).

    (b) The aggregate tax basis of the Newco Common Stock so received by holders of Indus Common Stock, TSW Common Stock and TSW Preferred Stock in the Merger (including any fractional share of Newco Common Stock for which cash is received) will be the same as the aggregate tax basis of the Indus Common Stock, TSW Common Stock or TSW Preferred Stock so surrendered in exchange therefor.

    (c) The holding period of the Newco Common Stock so received by holders of Indus Common Stock, TSW Common Stock and TSW Preferred Stock in the Merger will include the period for which the Indus Common Stock, TSW Common Stock and TSW Preferred Stock surrendered in exchange therefor was considered to be held, provided that the Indus Common Stock, TSW Common Stock or TSW Preferred Stock so surrendered is held as a capital asset at the time of the Merger.

    (d) Cash payments received by holders of TSW Common Stock and TSW Preferred Stock in lieu of fractional shares will be treated as if such fractional share of Newco Common Stock had been issued in the TSW Merger and then redeemed by Newco. A TSW shareholder receiving such cash will recognize gain or loss, upon such payment, measured by the difference (if any) between the amount of cash received and the basis allocated to such fractional share.

    (e) A TSW shareholder or an Indus shareholder who exercises dissenters' rights or appraisal rights under applicable law with respect to a share of TSW Capital Stock or Indus Common Stock and who receives payments for such shares in cash will recognize gain or loss measured by the difference between the amount of cash received and the basis in such share.

    (f) Neither Indus nor TSW will recognize gain solely as a result of the Merger.

  The tax opinions of Wachtell, Lipton, Rosen & Katz and Wilson Sonsini Goodrich & Rosati, Professional Corporation, will each be subject to certain limitations and qualifications and will be based on, among other things, certain representations of TSW, Indus and Newco. The tax opinions are not binding on the IRS and do not preclude the IRS from adopting a contrary position. Neither Indus nor TSW has requested or will request a ruling from the IRS with regard to any of the federal income tax consequences of the Merger.

ACCOUNTING TREATMENT

  The Merger is intended to qualify as a pooling of interests for financial reporting purposes in accordance with generally accepted accounting principles. Under this accounting treatment, the recorded assets and liabilities and the operating results of both Indus and TSW are carried forward to the combined operations of the surviving corporation at their recorded amounts. No recognition of goodwill in the combination is required of either party to the Merger. To support the treatment of the Merger as a pooling of interests, affiliates of Indus and TSW have entered into agreements imposing certain resale limitations on their stock. See "CERTAIN RELATED AGREEMENTS--Affiliate Agreements." Consummation of the Merger is conditioned upon (i) receipt by TSW of a letter from its independent auditors to the effect that TSW qualifies as an entity that may be a party to a business combination for which the pooling-of-interests method of accounting would be available and (ii) receipt by Indus of a letter from its independent auditors regarding concurrence with Indus management's conclusion as to the appropriateness of pooling-of-interests accounting treatment for the Merger under APB No. 16, if consummated in accordance with the Reorganization Agreement.

GOVERNMENTAL AND REGULATORY APPROVALS

  Under the HSR Act and the rules promulgated thereunder by the FTC, the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division and specified waiting period requirements have been satisfied. All required filings under the HSR Act have been made and the applicable waiting period under the HSR Act has expired.

  The FTC and the Antitrust Division frequently scrutinize the legality under the antitrust laws of transactions such as the Merger. Despite the expiration of the requisite waiting period under the HSR Act, at any time before or after the consummation of the Merger, the FTC, the Antitrust Division, state attorneys general or others could take action under antitrust laws with respect to the Merger, including seeking to enjoin consummation of the Merger, seeking to cause the divestiture of significant assets of Indus or TSW or their subsidiaries or seeking to impose conditions on the Combined Company with respect to the business operations of the combined companies. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made, or if such challenge if made, that Indus and TSW would prevail or would not be required to terminate the Reorganization Agreement, to divest certain assets, to license certain proprietary technology to third parties or to accept certain conditions in order to consummate the Merger.

APPRAISAL AND DISSENTERS' RIGHTS UNDER THE CGCL

  THE FOLLOWING IS A SUMMARY OF THE PROVISIONS OF CHAPTER 13 OF THE CGCL, WHICH PROVIDES SHAREHOLDERS OF INDUS WITH CERTAIN DISSENTERS' RIGHTS. ALL REFERENCES TO AND SUMMARIES OF THE RIGHTS OF DISSENTING SHAREHOLDERS ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE FULL TEXT OF CHAPTER 13 OF THE CGCL, WHICH IS ATTACHED TO THIS JOINT PROXY STATEMENT/PROSPECTUS AS APPENDIX C-1.

  Subject to certain conditions, Chapter 13 of the CGCL grants shareholders of Indus who are entitled to vote, and who vote all of their shares against the Merger, the right to require Indus to purchase for cash at fair market value the shares of Indus Common Stock which qualify as Dissenting Shares. Shareholders who do not follow the statutory procedures of Chapter 13 of the CGCL, however, will lose their rights to dissent from the Merger. Dissenting shareholders will have no interest in Indus after they surrender their certificates representing the Dissenting Shares and receive payment therefor. Surrendered shares will resume the status of authorized but unissued shares.

  If the Indus Merger Proposal is approved by the required vote of Indus shareholders, Indus shareholders who vote against the Indus Merger Proposal will generally not have appraisal rights with respect to the Merger unless (i) such shares are subject to a restriction on transfer imposed by Indus or any law or regulation, or (ii) demands for payment (as described below) are filed with respect to 5% or more of the outstanding shares of Indus Common Stock. It is a condition to the effectiveness of the Merger that holders of less than 5% of the outstanding shares of Indus Common Stock or TSW Capital Stock, respectively, shall be eligible to exercise dissenters' rights after the Meetings. Any shareholder entitled to vote at the Indus Meeting who desires to exercise dissenters' rights must vote his, her or its shares against the approval of the Indus Merger Proposal. In addition, the shareholder must demand in writing that Indus purchase such shares and pay the shareholder the fair market value of such shares in cash. The demand for payment must state the number and class of the shares held of record by the shareholder that the shareholder wants Indus to purchase, and shall also state what the shareholder claims to be the fair market value of the shares as of the day before the announcement of the definitive terms of the Merger, which in this case, was June 4, 1997. The statement of fair market value will constitute an offer by the shareholder to sell such shares at such price. Such demand must be received by Indus at its principal executive offices at 60 Spear Street, San Francisco, California 94105, or by a transfer agent designated by Indus, not later than the date of the Indus Meeting. A shareholder may not withdraw a demand for payment unless Indus consents thereto.

  Within ten days (10) after the date of the Indus Meeting, Indus must mail to any shareholder who could qualify as possessing Dissenting Shares a Notice of Approval. Indus' statement of fair market value contained in the Notice of Approval will constitute an offer by Indus to purchase the shareholder's shares at the price stated in the Notice of Approval, provided that such shares qualify as Dissenting Shares and do not lose their status as Dissenting Shares, as outlined below.

  Within 30 days after the date on which the Notice of Approval was mailed, the shareholder must submit to Indus or a designated transfer agent the certificates representing any shares which the shareholder demands that Indus purchase. Such shares will be stamped or endorsed with a statement that the shares are Dissenting Shares or will be exchanged for share certificates so stamped or endorsed.

  If a dissenting shareholder and Indus agree that the shares are Dissenting Shares and agree upon the price of the shares, Indus will pay the dissenting shareholder the agreed price with interest at the legal rate on judgments from the date of such agreement, within 30 days after the date of the agreement or within 30 days after any statutory or contractual conditions to the Merger are satisfied, whichever is later. If Indus denies that the shares are Dissenting Shares, or Indus and the shareholder fail to agree upon the fair market value of the Dissenting Shares, then the shareholder or Indus may seek a court determination of whether the shares are Dissenting Shares, the fair market value of the Dissenting Shares, or both. The shareholder may intervene in any action pending on such a complaint. The shareholder or Indus must file a complaint or intervene in a pending action within six months after the date on which the Notice of Approval was mailed. In determining the fair market value of the Dissenting Shares, the court may, but is not required to, appoint one or more appraisers. If the court appoints appraisers it may accept the appraisers' valuation or make its own determination of the fair market value of the Dissenting Shares and enter judgment accordingly. Any party may appeal from the judgment. The costs of the action, including reasonable compensation for the appraisers, shall be assessed as the court considers equitable, but if the judgment exceeds the amount offered by Indus, Indus shall pay such costs (including, in the court's discretion, attorneys' fees, fees of expert witnesses, and interest at the legal rate on judgments from the date of the shareholder's compliance with the foregoing procedures for demanding payment of Dissenting Shares if the value awarded by the court is more than 125% of the amount Indus states as the fair market value in the Notice of Approval). The shareholder may recover the amount the court determines to be the fair market value of each Dissenting Share multiplied by the number of Dissenting Shares Indus must purchase, with interest thereon at the legal rate from the date of judgment. The judgment is payable only upon endorsement and delivery to Indus of the certificates for the shares described in the judgment.

  Dissenting Shares may lose their status as Dissenting Shares and the dissenting shareholder will cease to be entitled to require Indus to purchase such shares if (i) the parties abandon the Merger, (ii) the shareholder transfers the shares before submitting them to Indus or the designated transfer agent, (iii) the shareholder withdraws the demand that Indus purchase the Dissenting Shares, or (iv) if Indus and the shareholder do not agree on the status of the shares as Dissenting Shares or upon the fair market value of such shares and neither has filed a court petition as set forth above within six months after the mailing of the Notice of Approval.

  A vote in favor of the Merger constitutes a waiver of dissenters' rights under Chapter 13 of the CGCL. Furthermore, a vote against approval of the Merger does not satisfy the requirement of a written demand for payment or the other actions required by Chapter 13 to perfect dissenters' rights. Such written demand for payment must be in addition to and separate from any proxy regarding the Merger. Failure to follow the provisions of Chapter 13 of the CGCL will result in a loss of all dissenters' rights.

APPRAISAL AND DISSENTERS' RIGHTS UNDER THE GBCC

  THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW PERTAINING TO DISSENTERS' RIGHTS UNDER THE GBCC AND IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF ARTICLE 13 OF THE GBCC, WHICH IS ATTACHED TO THIS JOINT PROXY STATEMENT/PROSPECTUS AS APPENDIX C-2. ALL REFERENCES IN ARTICLE 13 OF THE GBCC AND IN THIS SUMMARY TO A "SHAREHOLDER" OR "HOLDER" ARE TO THE RECORD HOLDER OF TSW COMMON STOCK AS TO WHICH DISSENTERS' RIGHTS ARE ASSERTED.

  Holders of TSW Common Stock will be entitled to assert dissenters' rights with respect to the TSW Merger under and in accordance with Article 13 of the GBCC. This Joint Proxy Statement/Prospectus constitutes notice to holders of TSW Common Stock of the applicable statutory provisions of Article 13 of the GBCC. Any shareholder who wishes to assert such dissenters' rights or who wishes to preserve the right to do so should review the following discussion and Appendix D carefully because failure to comply timely and properly with the procedures specified will result in the loss of dissenters' rights under
Article 13 of the GBCC.

  A shareholder of TSW is entitled to dissent, and obtain payment of the Fair Value (as hereinafter defined) of shares of TSW Common Stock ("Dissenting Shares") held by such shareholder, if the TSW Merger is consummated. For purposes of Article 13 of the GBCC, "Fair Value" means the value of the Dissenting Shares immediately before the consummation of the TSW Merger, excluding any appreciation or depreciation in anticipation of the TSW Merger. Each record holder of Dissenting Shares who wishes to assert dissenters' rights (i) must deliver to TSW, before the TSW Merger Proposal is voted upon at the TSW Meeting, written notice of his intent to demand payment for his Dissenting Shares if the TSW Merger is consummated (a "Notice of Intent") and
(ii) must not vote his Dissenting Shares in favor of the TSW Merger Proposal (any such holder, a "Dissenting TSW Holder"). A shareholder of TSW who does not satisfy such requirements is not entitled to payment for his Dissenting Shares under Article 13 of the GBCC. All Notices of Intent should be sent or delivered to TSW at 3301 Windy Ridge Parkway, Atlanta, Georgia 30339,
Attention: Secretary.

  A TSW shareholder entitled to dissent and obtain payment for shares of TSW Common Stock held by such shareholder under Article 13 of the GBCC may not challenge the TSW Merger unless the TSW Merger fails to comply with certain procedural requirements of the GBCC or the TSW Articles or the TSW Bylaws or the vote required to obtain approval of the TSW Merger was obtained by fraudulent and deceptive means, regardless of whether such shareholder has exercised dissenters' rights.

  A shareholder of record of TSW may assert dissenters' rights as to fewer than all shares of TSW Common Stock registered in such shareholder's name only if such shareholder dissents with respect to all shares of TSW Common Stock beneficially owned by any one beneficial shareholder and notifies TSW in writing of the name and address of each person on whose behalf such shareholder asserts dissenters' rights. The rights of such a partial dissenter are determined as if the shares of TSW Common Stock as to which such shareholder dissents and such shareholder's other shares of TSW Common Stock were registered in the names of different shareholders. A beneficial owner of shares of TSW Common Stock that are held of record in the name of another person, such as a nominee, must act promptly to cause the record holder to follow the steps summarized herein properly and in a timely manner to assert any dissenters' rights on behalf of such beneficial owner.

  If the TSW Merger is authorized at the TSW Meeting, TSW must deliver a written dissenters' notice (the "Dissenters' Notice") to all Dissenting TSW Holders. The Dissenters' Notice must be sent no later than ten days after consummation of the TSW Merger and must (i) state where the payment demand must be sent and where and when certificates for certificated Dissenting Shares must be deposited, (ii) set a date by which TSW must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the Dissenters' Notice is delivered, and (iii) be accompanied by a copy of Article 13 of the GBCC.

  A Dissenting TSW Holder to whom a Dissenters' Notice is sent must demand payment and deposit his certificates representing Dissenting Shares in accordance with the terms of the Dissenters' Notice. Upon consummation of the TSW Merger, the rights of a Dissenting TSW Holder are limited to the right to receive the Fair Value of his Dissenting Shares, assuming compliance with
Article 13 of the GBCC. A Dissenting TSW Holder who does not demand payment or deposit his certificates representing Dissenting Shares where required, each by the date set in the Dissenters' Notice, will not be entitled to payment for his Dissenting Shares under Article 13 of the GBCC and, thereafter, will no longer be deemed a Dissenting TSW Holder.

  Except as described below, within ten days of the later of consummation of the TSW Merger or receipt of a payment demand, TSW must by written notice (the "Offer of Payment") offer to pay to each Dissenting TSW Holder, who complied with the payment demand and deposit requirements specified in the Dissenters' Notice, the amount TSW estimates to be the Fair Value of his Dissenting Shares, plus accrued interest from the date of consummation of the TSW Merger. The Offer of Payment must be accompanied by certain recent TSW financial statements and certain other prescribed information. If such Dissenting TSW Holder accepts TSW's Offer of Payment by written notice to TSW within 30 days after TSW's Offer of Payment or is deemed to have accepted the Offer of a Payment by failure to respond within such 30-day period, payment by TSW for such Dissenting TSW Holder's Dissenting Shares must be made within 60 days after the later of the making of the Offer of Payment or the consummation of the TSW Merger.

  If the TSW Merger is not consummated within 60 days after the date set in the Dissenters' Notice for demanding payment and depositing certificates representing Dissenting Shares, TSW must return the deposited certificates. If, after such return, the TSW Merger is consummated, TSW must send a new Dissenters' Notice and repeat the payment demand procedure described above.

  A Dissenting TSW Holder may notify TSW in writing of his own estimate of the Fair Value of his Dissenting Shares and amount of interest due, and demand payment of such estimate (a "Dissenting TSW Holder Demand"), if (i) such Dissenting TSW Holder believes that the amount offered by TSW in the Offer of Payment is less than the Fair Value of such shareholder's Dissenting Shares or that the interest is incorrectly calculated or (ii) TSW, having failed to consummate the TSW Merger, does not return the deposited certificates within 60 days after the date set in the Dissenter's Notice for demanding payment. A Dissenting TSW Holder waives such shareholder's right to demand payment pursuant to a Dissenting TSW Holder Demand and is deemed to have accepted TSW's Offer of Payment for such shareholder's Dissenting Shares unless such shareholder notifies TSW of the demand in writing within 30 days after TSW's Offer of Payment for such shareholder's Dissenting Shares. If TSW does not make an Offer of Payment to any Dissenting TSW Holder within ten days of the later of the consummation of the TSW Merger or receipt of a payment demand, then (i) such Dissenting TSW Holder may demand the financial statements and other information required to accompany the Offer of Payment, and

TSW must provide such information within ten days after receipt of written demand for such information, and (ii) such Dissenting TSW Holder may, at any time within three years after the TSW Merger is consummated, notify TSW of his own estimate of the Fair Value of his Dissenting Shares and the amount of interest due and demand payment of such estimate.

  If a Dissenting TSW Holder Demand remains unsettled, TSW must commence a nonjury equitable valuation proceeding (the "Appraisal Proceeding") within 60 days after receiving such Dissenting TSW Holder Demand and must petition the court to determine the Fair Value of the Dissenting Shares (and accrued interest thereon) held by all Dissenting TSW Shareholders whose demands remain unsettled. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the Fair Value of the Dissenting Shares. Each Dissenting TSW Holder made a party to the Appraisal Proceeding will be entitled to judgment for the amount that the court finds to be the Fair Value of such holder's Dissenting Shares plus interest to the date of judgment. Under existing Georgia case law, claims arising by virtue of a person's status as a shareholder, including claims relating to breaches by directors of a Georgia corporation of their fiduciary duties to shareholders, are generally not maintainable following consummation of a transaction to which dissenters' rights apply except as an element of the determination of the fair value of the Dissenting Shares in an Appraisal Proceeding.

  The court in the Appraisal Proceeding will determine all costs of the Appraisal Proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court will assess such costs against TSW, except that the court may assess the costs against all or some of the Dissenting TSW Holders, in amounts the court finds equitable, to the extent the court finds they acted arbitrarily, vexatiously or not in good faith in making a Dissenting TSW Holder Demand. The court also may assess the fees and expenses of attorneys and experts for the respective parties against TSW and in favor of all Dissenting TSW Holders if the court finds that TSW did not substantially comply with the requirements of certain provisions of
Article 13 of the GBCC, or against either TSW or a Dissenting TSW Holder, in favor of the other party, if the court finds that the party against whom such fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by Article 13 of the GBCC.

  If the court finds that the services of attorneys for any Dissenting TSW Holder were of substantial benefit to other Dissenting TSW Holders similarly situated, and that the fees for those services should not be assessed against TSW, the court may award such attorneys reasonable fees to be paid out of the amounts awarded the Dissenting TSW Holders who were benefited. No action by any Dissenting TSW Holder to enforce dissenters' rights may be brought more than three years after consummation of the TSW Merger, regardless of whether notice of the Transaction and of the right to dissent was given by TSW in accordance with the relevant provisions of Article 13 of the GBCC. Any Dissenting TSW Holder who has duly asserted dissenters' rights in compliance with Article 13 of the GBCC will not, after the consummation of the TSW Merger, be entitled to vote the Dissenting Shares subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those Dissenting Shares (except dividends or other distributions payable to holders of record of Dissenting Shares as of a record date prior to the consummation of the TSW Merger).

  If any shareholder who properly asserts dissenters' rights under Article 13 of the GBCC fails to perfect such rights, or effectively withdraws such assertion or loses such rights, as provided in Article 13 of the GBCC, the Dissenting Shares of such shareholder will be converted into the right to receive the consideration receivable with respect to such Dissenting Shares in accordance with the Reorganization Agreement.

  FAILURE TO FOLLOW THE STEPS REQUIRED BY ARTICLE 13 OF THE GBCC FOR ASSERTING DISSENTERS' RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS. IN VIEW OF THE COMPLEXITY OF THE PROVISIONS OF ARTICLE 13 OF THE GBCC, SHAREHOLDERS OF TSW WHO ARE CONSIDERING DISSENTING FROM THE TSW MERGER PROPOSAL SHOULD CONSULT THEIR OWN LEGAL ADVISORS.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  Certain members of the Indus Board, the TSW Board, the management of Indus and the management of TSW, respectively, have certain interests in the Merger that are different from, or in addition to, the interests in the Merger of Indus shareholders and TSW shareholders generally. These certain interests include:

  Pursuant to the Reorganization Agreement, Robert W. Felton, President and Chief Executive Officer and a director of Indus, Edward R. Koepfler, Chief Operating Officer of Indus, Richard MacAlmon, Senior Vice President and a director of Indus, and Alan G. Merten, a director of Indus, as well as Christopher R. Lane, the President and a director of TSW, John W. Blend, III, Executive Vice President and a director of TSW, and William H. Janeway and Joseph P. Landy, each a director of TSW, will become directors of Newco. Certain executive officers of Indus and certain executive officers of TSW will become executive officers of Newco. See "MANAGEMENT OF THE COMBINED COMPANY."

  At the Closing of the Merger, Newco, Warburg and Mr. Felton will enter into the Nomination Agreement and Newco, TSW, Warburg and Messrs. Felton, MacAlmon, Blend and Oltman will enter into the Registration Rights Agreement. See "CERTAIN RELATED AGREEMENTS--Nomination Agreement" and "--Registration Rights Agreement" for a description of the material terms of such agreements. See "RISK FACTORS--Risks Relating to the Merger--Interests of Certain Persons in the Merger."

  George D. Busbee, a director of TSW, holds options to purchase an aggregate of 13,500 shares of TSW Common Stock, of which options to purchase an aggregate of 8,750 shares will be unvested immediately prior to the consummation of the Merger. Vesting of all such unvested options will accelerate and the options will become fully exercisable upon the approval by the TSW shareholders of the TSW Merger Proposal. John F. Bartels, Senior Vice President and Chief Financial Officer of TSW, holds options to purchase an aggregate of 170,000 shares of TSW Common Stock, of which options to purchase an aggregate of 130,266 shares will be unvested immediately prior to the consummation of the Merger. Vesting of 106,200 of such unvested options will accelerate and such options will be become fully exercisable upon the consummation of the Merger.

  John R. Oltman, Chairman of the Board of TSW, is the principal of JRO Consulting, Inc. ("JRO Consulting"), which holds options to purchase an aggregate of 186,010 shares of TSW Common Stock, of which options to purchase an aggregate of 62,003 shares will be unvested immediately prior to the consummation of the Merger. Vesting of all such unvested options will accelerate and the options will be become fully exercisable upon the occurrence of a "Liquidity Event," as defined in the agreements relating to such options. The Merger will be a Liquidity Event. In addition, JRO Consulting is party to a Consulting Agreement with Warburg pursuant to which JRO Consulting has agreed to provide consulting services to Warburg with respect to its investment in TSW and has agreed that Mr. Oltman will serve as TSW's Chairman. Under the terms of such Consulting Agreement, upon completion of the Merger Warburg will be obligated to deliver to JRO Consulting, as payment of a bonus due thereunder, securities of the Combined Company having a value which will be determined on the basis of the value of the consideration to be received by all TSW shareholders in the Merger.

                         THE REORGANIZATION AGREEMENT

  The following is a brief summary of the material provisions of the Reorganization Agreement, a copy of which is attached as Appendix A-1 to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. This summary is qualified in its entirety by reference to the full and complete text of the Reorganization Agreement.

THE MERGER

  Pursuant to the Reorganization Agreement and subject to the terms and conditions thereof, Indus Sub will be merged with and into Indus with Indus becoming a wholly-owned subsidiary of Newco and TSW Sub will be merged with and into TSW with TSW becoming a wholly-owned subsidiary of Newco.

  Subject to the terms and conditions of the Reorganization Agreement, the Closing will take place at a time to be mutually agreed upon by Indus and TSW, which date shall be as soon as practicable after the Indus Meeting and the TSW Meeting and, in any event, no later than the third business day after all conditions to Closing thereunder are satisfied or waived. The Merger will become effective upon both the filing of the TSW Merger Agreement or a Certificate of Merger with respect to the TSW Merger with the Secretary of State of the State of Georgia with respect to the TSW Merger and the filing of the Indus Merger Agreement with the Secretary of State of the State of California with respect to the Indus Merger. The date on which the Merger have both become effective is referred to as the Effective Time.

MERGER CONSIDERATION

 Conversion of Indus Securities

  Upon the consummation of the Merger, each then outstanding share of Indus Common Stock will be converted into one share of Newco Common Stock and each Indus Option and each Indus Stock Purchase Plan Option will be converted into an option to purchase an equivalent number of shares of Newco Common Stock at an exercise price or purchase price per share, as the case may be, equal to that of such Indus Option or Indus Stock Purchase Plan Option. No fractional shares of Newco Common Stock will be issued in exchange for Indus securities. Instead, each Indus shareholder who would otherwise be entitled to receive a fraction of a share of Newco Common Stock will receive an amount of cash (rounded to the nearest whole cent) equal to such shareholder's proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such shareholders, of the aggregate fractional Newco Common Stock issued pursuant to the Reorganization Agreement. As of July 25, 1997, an aggregate of 19,159,214 shares of Indus Common Stock was outstanding. Based on the capitalization of Indus as of such date, shareholders and optionholders of Indus will own approximately 53.75% of the shares of Newco Common Stock on a fully diluted basis immediately after the consummation of the Merger.

 Conversion of TSW Securities

  The total number of shares of Newco Common Stock to be issued in the Merger to TSW shareholders and holders of TSW Subordinated Notes and to become issuable following the Merger to holders of TSW Options and Warrants, will be equal to the number of shares of Newco Common Stock to be issued or to become issuable to Indus shareholders and holders of Indus Options and Indus Stock Purchase Plan Options multiplied by 0.86047 (the "TSW Number"). The outstanding TSW securities will be converted or exchanged as follows:

  (i) Each share of TSW Common Stock and TSW Preferred Stock will be converted into a number of shares of Newco Common Stock equal to a fraction, the numerator of which will be the TSW Number minus the New Warburg Shares and the denominator of which will be the total number of shares of TSW Common Stock and Preferred Stock outstanding immediately prior to the Closing plus the total number of shares of TSW Common Stock issuable upon exercise of TSW Options and TSW Warrants outstanding immediately prior to the Closing (the "TSW Applicable Ratio"). As of July 25, 1997, based on (a) the number of shares of Indus Common Stock, Indus Options, Indus Stock Purchase Plan Options, TSW Common Stock, TSW Preferred Stock, TSW Options and TSW Warrants outstanding on such date and (b) the Indus Common Stock Market Price on such date, the TSW Applicable Ratio would be approximately 2.73 shares of Newco Common Stock for each outstanding share of TSW Capital Stock.

  (ii) Each TSW Subordinated Note (and all accrued interest thereon) will be exchanged for a number of shares of Newco Common Stock equal to a fraction, the numerator of which will be the aggregate principal balance of such TSW Subordinated Note as of the Effective Time of the Merger plus all accrued and unpaid interest, and the denominator of which will be the average of the high and low sales prices of the Indus Common Stock on each of the ten consecutive trading days prior to the Closing.

  (iii) All unpaid dividends on any series of TSW Preferred Stock will be converted into a number of shares of Newco Common Stock equal to a fraction, the numerator of which will be the aggregate amount of such unpaid dividends and the denominator of which will be the Indus Common Stock Market Price.

  (iv) Each outstanding TSW Option and TSW Warrant will be converted into an option or warrant, as applicable, to purchase a number of shares of Newco Common Stock equal to the TSW Applicable Ratio multiplied by the number of shares purchasable under each TSW Option or TSW Warrant, as applicable, rounded down to the nearest whole share, at an exercise price equal to the exercise price of such TSW Option or TSW Warrant at the Effective Time divided by the TSW Applicable Ratio, rounded up to the nearest cent.

  As of July 25, 1997, 1,560,661 and 1,379,001 shares of TSW Common Stock were issuable upon exercise of the TSW Options and TSW Warrants, respectively. Assuming that the same number of shares of TSW Common Stock are subject to such securities upon consummation of the Merger, and the same number of TSW Options and TSW Warrants are outstanding and also assuming a TSW Applicable Ratio of 2.73, approximately 4,260,604 and 3,764,672 shares of Newco Common Stock will be issuable upon exercise of assumed TSW Options and TSW Warrants, respectively. Based on the capitalization of TSW as of such date, shareholders, optionholders and warrantholders of TSW will own approximately 46.25% of the shares of Newco Common Stock on a fully diluted basis immediately after the consummation of the Merger.

 Exchange of Shares

  As soon as practicable after the Effective Time, the Exchange Agent will mail to the registered holders of Indus Common Stock and TSW Capital Stock as of the Effective Date: (i) a Letter of Transmittal and (ii) instructions for use of the Letter of Transmittal in effecting the surrender of Indus and TSW stock certificates in exchange for certificates representing Newco Common Stock. Upon surrender of a stock certificate to the Exchange Agent for exchange, together with a duly executed Letter of Transmittal and such other documents as may be reasonably required by the Exchange Agent or Newco, the holder of such certificate shall be entitled to receive in exchange therefor a certificate representing the whole number of shares of Newco Common Stock that such holder has the right to receive. No fractional shares of Newco Common Stock will be issued in connection with the Merger and no certificates for any such fractional shares will be issued. See "THE REORGANIZATION AGREEMENT--Merger Consideration."

  If any stock certificate has been lost, stolen or destroyed, Newco, Indus or TSW may require the owner of such lost, stolen or destroyed stock certificate to provide an appropriate affidavit and to deliver a bond as indemnity against any claim that may be made against the Exchange Agent, Newco, Indus or TSW with respect to stock certificate.

  HOLDERS OF INDUS COMMON STOCK AND TSW CAPITAL STOCK SHOULD NOT SURRENDER THEIR SHARE CERTIFICATES FOR EXCHANGE UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL.

  At the Effective Time, (i) all shares of Indus Common Stock outstanding immediately prior to the Effective Time and all shares of Indus Common Stock, TSW Common Stock and TSW Preferred Stock, respectively, outstanding immediately prior to the Effective Time will automatically be canceled and will cease to exist, and all holders of certificates representing shares of Indus Common Stock, TSW Common Stock and TSW Preferred Stock that were outstanding immediately prior to the Effective Time will cease to have any rights as stockholders of Indus or TSW, as applicable and (ii) the stock transfer books of Indus and TSW will be closed with respect to all shares of Indus Common Stock and TSW Common Stock and TSW Preferred Stock, respectively, outstanding immediately prior to the Effective Time. No further transfer of any such shares of Indus Common Stock, TSW Common Stock and TSW Preferred Stock will be made on such stock transfer books after the Effective Time. If, after the Effective Time, an Indus stock certificate or a TSW stock certificate is presented to the Exchange Agent (or to Newco, Indus or TSW), such stock certificate will be canceled and will be exchanged as provided above.

STOCK OPTION AND BENEFIT PLANS

  Upon consummation of the Merger, the Indus Plans and the TSW Plans will terminate, except that, as described above in "--Merger Consideration," each outstanding option under the Indus Plans and TSW Plans, as well as any individual non-plan options of TSW, will be assumed and converted into an option to purchase Newco Common Stock. A vote in favor of the Indus Merger Proposal and the TSW Merger Proposal will be deemed to constitute approval of the assumption and conversion of the Indus Options, the Indus Stock Purchase Plan Options and TSW Options.

  The TSW and Indus employee plans and TSW and Indus benefit arrangements that are in effect at the date of the Reorganization Agreement shall, to the extent practicable, remain in effect until TSW and Indus employees are allowed to participate in comparable Newco employee plans and Newco benefit arrangements. Newco is obligated to use reasonable efforts to arrange that, as soon as practicable after the Effective Time, the Newco benefit arrangements and Newco employee plans provide the same or a comparable benefit or plan to each employee of TSW or Indus, as the case may be, as is currently provided to such employee by TSW or Indus, as the case may be, provided that all similarly situated employees of Newco, Indus and TSW shall enjoy substantially similar benefits regardless of whether such employees are employed by Newco, Indus or TSW. Such Newco benefit arrangements and Newco employee plans shall give full credit for each participant's period of service with TSW or Indus, as the case may be, and each ERISA Affiliate of TSW or Indus, as the case may be, prior to the Effective Time. From and after the Effective Time, Newco is obligated to provide all employees of TSW and its ERISA Affiliates with the opportunity to participate in any employee stock option or other incentive compensation plan of Newco and its ERISA Affiliates on substantially the same terms and subject to substantially the same conditions as are available to similarly situated employees of Indus, and vice versa.

CONDITIONS TO THE MERGER

  The obligations of either TSW or Newco and Indus to effect the Merger and otherwise consummate the transactions contemplated by the Reorganization Agreement are subject to the satisfaction of a number of conditions, including: (i) the accuracy, in all material respects of the representations and warranties of the other party contained in the Reorganization Agreement;
(ii) compliance in all material respects with their respective covenants contained in the Reorganization Agreement; (iii) the absence of a Substantial Material Adverse Change with respect to the other party since the date of the Reorganization Agreement; (iv) the absence of any order, decree or ruling by any governmental agency which would prohibit or render illegal the transactions contemplated by the Reorganization Agreement; (v) the other party shall have obtained on or before the Closing, the permits, authorizations, written consents, assignments, waivers, authorizations, and other certificates required to be obtained pursuant to the Reorganization Agreement; (vi) the Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop-order or proceedings seeking a stop-order and the Joint Proxy Statement/Prospectus shall on the Closing not be subject to any proceedings commenced or overtly threatened by the Commission;
(vii) each party shall have received an opinions of counsel from counsel to the other party; (viii) the principal terms of the Reorganization Agreement and the Merger shall have been approved and adopted by both the Indus shareholders and TSW shareholders and holders of less than 5% of the outstanding shares of Indus Common Stock or TSW Capital Stock, respectively, shall be eligible to exercise dissenter's rights; (ix) no temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any federal or state court which remains in effect; (x) receipt of satisfactory tax opinions from each party's respective counsel; (xi) receipt from Ernst & Young LLP of the Pooling Letter; (xii) the Newco Common Stock to be issued in the Merger shall have been approved for quotation on Nasdaq, subject to notice of issuance; (xiii) Indus Sub and TSW Sub shall be duly organized, validly existing and in good standing and such corporations shall not have engaged in any business activities during the period from incorporation to the Closing; and (ix) the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and any authorization, consent or approval required under any Antitrust Law shall have been obtained or any waiting period applicable to the review of the Merger shall have expired or been terminated.

  Pursuant to the terms of the Reorganization Agreement, any of the conditions to the obligations of TSW, on the one hand, and Indus and Newco, on the other, may be waived by Indus or TSW, respectively. However, neither Indus nor TSW intend to waive any condition that would prevent the Merger from being treated as a Reorganization and accounted for as a pooling of interests.

REPRESENTATIONS AND WARRANTIES

  The Reorganization Agreement contains certain representations and warranties, including without limitation, representations and warranties by Indus and Newco, on the one hand and TSW on the other hand, as to: (i) due organization, good standing and subsidiaries; (ii) capital structure; (iii) corporate authority and related agreements, no conflicts with charter documents and certain agreements and governmental consents; (iv) filings with the Commission and financial statements; (v) the accuracy of information supplied for this Joint Proxy Statement/Prospectus; (vi) compliance with applicable laws; (vii) litigation; (viii) ERISA and other compliance; (ix) absence of undisclosed liabilities; (x) absence of certain changes or events;
(xi) certain contracts and agreements of each of the parties; (xii) no defaults under contracts or agreements; (xiii) certain agreements with respect to benefits; (xiv) taxes; (xv) intellectual property; (xvi) fees and expenses relating to the Merger; (xvii) insurance; (xviii) ownership of property; (xix) environmental matters; (xx) interested party transactions; (xxi) Board of Directors' approvals; (xxii) shareholder vote required; (xxiii) applicability of state takeover laws; (xxiv) disclosure of all material information; (xxv) operations of Newco, Indus Sub and TSW Sub prior to the Effective Time, and
(xxvi) fairness opinions issued by financial advisors.

COVENANTS

  Pursuant to the Reorganization Agreement, TSW, on the one hand, and Indus and Newco, on the other hand, have agreed to various customary covenants, including that from the period from June 5, 1997 until the Effective Time; (i) each party will promptly advise the other in writing, (a) of any event that would reasonably be likely to render any representation or warranty of TSW or Indus, as the case may be, contained in the Reorganization Agreement, untrue or inaccurate in any material respect, (b) of any event that would reasonably be likely to have a material adverse effect (as defined in the Reorganization Agreement) on TSW or Indus or Newco, and (c) of any material breach by the other party of any covenant or agreement contained in the Reorganization Agreement; (ii) each party will use its best efforts (a) to carry on and preserve its business and its relationships with customers, suppliers, employees and others in substantially the same manner as it has prior to the date of the Reorganization Agreement, and (b) to execute on its existing operating plan through the date of the Closing; (iii) each party will continue to conduct its business and maintain its business relationships in the ordinary and usual course of business; and (iv) each party will allow each other and its agents reasonable access to its files, books, records, technology and offices.

  In addition, each of TSW, on the one hand, and Indus and Newco, on the other, have agreed that, during the period from June 5, 1997 until the Effective Time, it or they will not, without the prior consent of the other party, (i) borrow any money except for amounts not exceeding $3,000,000 in the aggregate (except that TSW may borrow from Warburg); (ii) enter into any transaction not in the ordinary course of its business; (iii) encumber or permit to be encumbered any of its assets except in the ordinary course of its business consistent with past practice and to an extent which is not material; (iv) dispose of any of its assets except in the ordinary course of business, consistent with past practice; (v) enter into any material lease or contract for the purchase or sale or license of any property, real or personal, except in the ordinary course of business, consistent with past practice; (vi) fail to maintain its equipment and other assets in good working condition and repair (subject to ordinary wear and tear); (vii) pay or make any commitment to pay any bonus, increased salary or special remuneration to any officer, employee or consultant (except for bonuses and salary increases in amounts consistent with past practices) or enter into or vary the terms of any employment, consulting or severance agreement with any such person, pay any severance or termination pay (other than payments in amounts consistent with past practice or made in accordance with plans or agreements existing on the date of the Reorganization Agreement), grant any stock option (except for normal grants to employees consistent with past practices) or issue any restricted stock, or enter into or modify certain agreements or plans or increase certain benefits; (viii) except as required by GAAP, change accounting methods; (ix) declare, set aside or pay any cash or stock dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any of its capital stock (other than pursuant to arrangements with terminated employees or consultants in the ordinary course of business, consistent with past practice); (x) amend or terminate any contract, agreement or license to which it is a party except those amended or terminated in the ordinary course of its business, consistent with past practice, and which are not material in amount or effect; (xi) with certain exceptions, lend any amount to any person or entity; (xii) guarantee or act as a surety for any obligation except for obligations of certain subsidiaries in amounts that are not material to the consolidated financial condition of such party; (xiii) waive or release any right or claim except for the waiver or release of non-material claims in the ordinary course of business, consistent with past practice, or the waiver or release of rights or claims previously disclosed; (xiv) issue or sell any shares of its capital stock of any class (except upon the exercise of an option, stock purchase right or warrant currently outstanding or permitted to be granted under
(vii)), or any other of its securities, or issue or create any warrants, obligations, subscriptions, options (except as expressly permitted under (vii)), convertible securities or other commitments to issue shares of capital stock, or accelerate the vesting or change any other term of any outstanding option or other security; (xv) split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization or agreement affecting the number or rights of outstanding shares of its capital stock of any class or affecting any other of its securities; (xvi) merge, consolidate or reorganize with, or acquire any entity; (xvii) amend its respective Certificate or Articles of Incorporation or Bylaws; (xviii) license any intellectual property except in the ordinary course of business, consistent with past practice, or grant any exclusive rights, subject to certain exceptions, or agree to perform any development projects with respect to intellectual property; (xix) agree to any audit assessment by any tax authority, except amounts not exceeding $300,000 with prior notice to the other party; (xx) change any insurance coverage or issue any certificates of insurance except in the ordinary course of business, consistent with past practice; (xxi) take any action, or permit any action within its control or fail to use its reasonable best efforts to prevent any of its officers or directors from taking or permitting any such action which would (a) prevent the Merger from qualifying as a Reorganization or, (b) prevent the Merger from qualifying for accounting purposes as a pooling of interests, or (xxii) provide or publish to their shareholders any material which might constitute an unauthorized "prospectus" within the meaning of the Securities Act.

  The Reorganization Agreement also contains certain additional covenants of the parties including covenants relating to: (i) regulatory approvals; (ii) permits, governmental consents, approval and authorization, written consents, assignments, waivers and other certificates; (iii) indemnification of officers and directors; (iv) Affiliate Agreements; (v) Voting Agreements; (vi) preparation and mailing of this Joint Proxy Statement/Prospectus; (vii) qualification of the Newco Common Stock under applicable state "blue sky" laws; (viii) delivery of the Pooling Letter and a letter from Ernst & Young LLP with respect to the Registration Statement; and (ix) Indus and TSW employee benefit arrangements; (x) the Registration Rights Agreements, (xi) employee matters and (xii) the Nomination Agreement.

  Indus and TSW have also agreed to use all reasonable efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other transactions contemplated by the Reorganization Agreement.

NON-SOLICITATION

  Pursuant to the Reorganization Agreement, each of Indus and TSW has agreed that it will not, directly or indirectly, (i) solicit or initiate discussions, engage in negotiations with any person or take any other action intended, designed or reasonably likely to facilitate the efforts of any person, other than the other party to the Reorganization Agreement, relating to a Third Party Acquisition, (ii) provide non-public information with respect to TSW or Indus, as the case may be, to any person, other than the other party to the Reorganization Agreement, relating to a Third Party Acquisition, or (iii) enter into an agreement with any person, other than the other party to the Reorganization Agreement, providing for a Third Party Acquisition.

INDEMNIFICATION

  The Articles of Incorporation and Bylaws of the TSW Surviving Corporation and the Articles of Incorporation and Bylaws of the Indus Surviving Corporation are required to contain provisions with respect to indemnification and limitation of liability for monetary damages set forth in the Articles of Incorporation and Bylaws of TSW or Articles of Incorporation or Bylaws of Indus, as applicable, on the date of the Reorganization Agreement, which provisions are not permitted to be amended, repealed or otherwise modified for a period of ten years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers, employees or agents of Indus or TSW, as applicable, unless such modification is required by law.

  From and after the Effective Time, Newco and the Indus Surviving Corporation or the TSW Surviving Corporation, as the case may be, are required to honor, in all respects, all of the indemnity agreements entered into prior to the Effective Time by Indus or TSW, as applicable, with their respective officers and directors, whether or not such persons continue in their positions with Newco or the Indus Surviving Corporation or the TSW Surviving Corporation, as applicable, following the Effective Time.

  After the Effective Time, Newco and the Indus Surviving Corporation or the TSW Surviving Corporation, as applicable, will, jointly and severally, to the fullest extent permitted under applicable law, indemnify and hold harmless, each Indemnified Party against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal administrative or investigative, to the extent arising out of or pertaining to any action or omission in his or her capacity as a director or officer of Indus or TSW, as applicable, arising out of or pertaining to the transactions contemplated by the Reorganization Agreement for a period of six years after the date of the Reorganization Agreement. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (a) any counsel retained for the defense of the Indemnified Parties for any period after the Effective Time must be reasonably satisfactory to the Indemnified Parties, (b) after the Effective Time, the Indus Surviving Corporation or the TSW Surviving Corporation, as applicable, will pay the reasonable fees and expenses of such counsel promptly after statements therefor are received, and
(c) the Indus Surviving Corporation or TSW Surviving Corporation, as applicable, will cooperate in the defense of any such matter; provided, however, that the Indus Surviving Corporation or TSW Surviving Corporation, as applicable, will not be liable for any settlement effected without its written consent (which consent will not be unreasonably withheld); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims will continue until the disposition of any and all such claims. The Indemnified Parties as a group may be defended by only one law firm (in addition to local counsel) with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

  Until the sixth anniversary of the Effective Time, and subject to certain limitations, Newco will cause each of the Indus Surviving Corporation and the TSW Surviving Corporation to use its commercially reasonable efforts to maintain in effect, for the benefit of the persons currently covered by the current directors' and officers' liability insurance policies of Indus or TSW, as applicable, with respect to acts or omissions occurring prior to the Effective Time, directors' and officers' liability insurance policy with comparable coverage to the policies of Indus and TSW, as applicable.

TERMINATION

  The Reorganization Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger by the shareholders of Indus or stockholders of TSW:

  (i)  by mutual written agreement of TSW and Indus;

  (ii) by TSW or Indus, if there has been a breach by Indus or Newco (in the case of a termination by TSW) or TSW (in the case of a termination by Indus) of any representation or warranty set forth in the Reorganization Agreement on the part of the other party and which breach remains uncured for 10 business days following written notice thereof (except that no cure period shall be provided for a breach which by its nature cannot be cured), and, as a result of such breach, the representations and warranties of the other party would not be true and accurate on and as of the Closing;

  (iii) by TSW or Indus, if there has been a breach by Indus or Newco (in the case of a termination by TSW) or TSW (in the case of a termination by Indus) of any covenant or agreement set forth in the Reorganization Agreement on the part of the other party and as a result of such breach, the other party shall not have complied in all material respects with all of its covenants to be complied with by it prior to the Closing, and which breach remains uncured for 10 business days following written notice thereof (except that no cure period shall be provided for a breach which by its nature cannot be cured);

  (iv) by Indus or TSW, if all the conditions for Closing the Merger shall not have been satisfied or waived on or before the Final Date other than as a result of a breach of the Reorganization Agreement by the terminating party;

  (v)by Indus or TSW, if a permanent injunction or other order by any federal or state court which would make illegal or otherwise restrain or prohibit the consummation of the Merger shall have been issued and shall have become final and nonappealable;

  (vi)by Indus or TSW, if the TSW shareholder approval is not granted at the TSW Meeting;

  (vii)by Indus or TSW, if the Indus shareholder approval is not granted at the Indus Meeting;

  (viii)by Indus, if the Pooling Letter cannot be delivered for any reason related to TSW;

  (ix)by TSW, if the Pooling Letter cannot be delivered for any reason related to Indus;

  (x)by TSW, if the Indus Common Stock Market Price is less than $9.50 per share; or

  (xi)by Indus, if the Indus Common Stock Market Price is greater than $22.50 per share.

  To the extent that TSW is entitled to terminate the Reorganization Agreement as a result of the Indus Common Stock Market Price being less than $9.50 per share, the TSW Board, in the exercise of its fiduciary duties, will determine at that time whether to exercise the termination right. The TSW Board's determination will be made in light of the facts and circumstances existing at that time, including stock market conditions for technology companies and recent financial performances of TSW and Indus, and will take into account the potential benefits of the Merger and the potential negative factors described under "THE MERGER--Reasons for the Merger," as well as any recent developments affecting such benefits and factors, plus any new events or developments that the TSW Board deems relevant to its determination in the exercise of its fiduciary duties.

  To the extent that Indus is entitled to terminate the Reorganization Agreement as a result of the Indus Common Stock Market Price being more than $22.50 per share, the Indus Board, in the exercise of its fiduciary duties, will determine at that time whether to exercise the termination right. The Indus Board's determination will be made in light of the facts and circumstances existing at that time, including stock market conditions for technology companies and recent financial performances of Indus and Indus, and will take into account the potential benefits of the Merger and the potential negative factors described under "THE MERGER--Reasons for the Merger," as well as any recent developments affecting such benefits and factors, plus any new events or developments that the Indus Board deems relevant to its determination in the exercise of its fiduciary duties.

  It is not anticipated that proxies of either party's shareholders will be resolicited in the event that either party becomes entitled to exercise a right to terminate pursuant to the Reorganization Agreement.

EXPENSES

  If the Merger is consummated, the Combined Company will bear all costs and expenses in connection with the Reorganization Agreement and the transactions provided for therein. If the Merger is not consummated, each of TSW and Indus will bear its own costs and expenses with respect to the Reorganization Agreement and the transactions contemplated thereby, provided that TSW and Indus shall share equally all fees and expenses, other than attorneys', accountants'; and financial advisors' fees incurred in connection with the printing and filing of the Registration Statement and this Joint Proxy Statement/Prospectus.

NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES

  None of the representations and warranties of Indus, Newco or TSW contained in the Reorganization Agreement or in any certificate delivered pursuant to the Reorganization Agreement will survive the Merger.

AMENDMENT; WAIVER

  The Reorganization Agreement may be amended by Indus and TSW at any time before or after adoption and approval of the Reorganization Agreement by the shareholders of Indus and TSW. However, after any such adoption and approval of the Reorganization Agreement and the Merger, no amendment may be made which by law requires further approval of the shareholders of Indus or TSW without the further approval of such shareholders. The Reorganization Agreement may not be amended except by an instrument in writing signed on behalf of the party or the parties to be bound by such amendment.

                          CERTAIN RELATED AGREEMENTS

 Affiliate Agreements

  To ensure that the Merger will be accounted for as a "pooling of interests," the Indus Affiliates and TSW Affiliates have executed the Affiliate Agreements which prohibit such persons from disposing of their shares of Indus Common Stock or TSW Capital Stock, respectively, and Newco Common Stock received in exchange thereof in connection with the Merger (i) during the 30-day period prior to the Closing, and (ii) until the Combined Company publicly releases its first report including the combined financial results of Newco, Indus and TSW for a period of at least 30 days of "combined operations," as defined by the Commission. Pursuant to such agreements, the Indus Affiliates and TSW Affiliates have also acknowledged the resale restrictions imposed by Rule 145 on shares received by them in the Merger and have made certain representations pertaining to the "continuity of interest" requirements for a Reorganization.

 Voting Agreements

  Indus Subject Shareholders, who beneficially own approximately 60.3% of the outstanding shares of Indus Common Stock, in the aggregate, and TSW Subject Shareholders, who beneficially own approximately 95% of the outstanding shares of TSW Capital Stock (including all of the TSW Preferred Stock), have entered into Voting Agreements with TSW (in the case of Indus Subject Shareholders) or Indus (in the case of TSW Subject Shareholders), pursuant to which such persons or entities have agreed to vote their shares of Indus Common Stock or TSW Capital Stock, as applicable, in favor of the Merger.

 Nomination Agreement

  Newco, Robert W. Felton and Warburg will enter into a Nomination Agreement at the Closing which provides that for so long as Warburg continues to own more than 15% of the outstanding shares of Newco Common Stock, Warburg will be permitted to nominate two members to the Newco Board, and that for so long as Warburg continues to own between 7% and 15% of the outstanding shares of Newco Common Stock, Warburg will be permitted to nominate one nominee to the Newco Board. The Nomination Agreement also provides that for so long as Mr. Felton continues to own more than 15% of the outstanding shares of Newco Common Stock, Felton will be permitted to nominate two members to the Newco Board, and that for so long as Mr. Felton continues to own between 7% and 15% of the outstanding shares of Newco Common Stock, Mr. Felton will be permitted to nominate one nominee to the Newco Board, which nominee in each instance may be Felton. Under the Nomination Agreement, Newco will be obligated to use its best efforts to cause to be voted the shares for which Newco's management or Board of Directors holds proxies or is otherwise entitled to vote in favor of the election of Warburg's and Felton's designees and to cause the Newco Board to unanimously recommend to its stockholders to vote in favor of the Warburg and Felton designees. See "THE MERGER--Interests of Certain Persons in the Merger."

 Registration Rights Agreement

  Newco, Warburg, Mr. Felton and certain holders of Indus Common Stock and TSW Capital Stock will enter into the Registration Rights Agreement, which grants Warburg and Mr. Felton the right to request Newco, on up to two occasions each, to register the shares of Newco Common Stock to be received by Warburg and Mr. Felton in exchange for Mr. Felton's Indus Common Stock, Warburg's TSW Common Stock, TSW Preferred Stock and TSW Warrants pursuant to the Merger. All parties to the Registration Rights Agreement also have "piggyback" registration rights with respect to such shares of Newco Common Stock. See "THE MERGER--Interests of Certain Persons in the Merger."

              UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
                             FINANCIAL STATEMENTS

  The following unaudited pro forma condensed combined financial statements assume a business combination between Indus and TSW accounted for on a "pooling of interests" basis. The unaudited pro forma condensed combined financial statements are based upon the respective historical financial statements of Indus and TSW and should be read in conjunction with such historical financial statements and the notes thereto, which are included elsewhere in this Joint Proxy Statement/Prospectus. The unaudited pro forma condensed combined balance sheet combines Indus' March 31, 1997 unaudited condensed consolidated balance sheet with TSW's March 31, 1997 unaudited condensed consolidated balance sheet. The unaudited pro forma condensed combined statements of operations combine Indus' historical condensed consolidated statements of operations for the fiscal years ended December 31, 1994, 1995 and 1996 and the three months ended March 31, 1996 and 1997 with those of TSW for the fiscal years ended March 31, 1995, 1996 and 1997 and the three months ended March 1996 and 1997 of TSW respectively.

  The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated as presented in the accompanying unaudited pro forma condensed combined financial information, nor is it necessarily indicative of future operating results or financial position.

  These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and the related notes thereto of Indus and TSW included elsewhere herein.

                                     NEWCO
                             INDUS AND TSW COMBINED

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 (IN THOUSANDS)

                                 INDUS       TSW
                               MARCH 31,  MARCH 31,   PRO FORMA      PRO FORMA
                                 1997       1997     ADJUSTMENTS     COMBINED
                               ---------  ---------  -----------     ---------
           ASSETS
Cash and cash equivalents....  $  5,666   $    549                   $   6,215
Marketable securities........    27,422        --                       27,422
Billed accounts receivable
 net of allowance for
 doubtful accounts...........    16,065     18,972                      35,037
Unbilled accounts receiv-
 able........................     6,292     13,764                      20,056
Other current assets.........     3,766      1,842                       5,608
                               --------   --------                   ---------
  Total current assets.......    59,211     35,127                      94,338
Marketable securities matur-
 ing beyond one year.........     2,111        --                        2,111
Property and equipment, net..     7,174      5,933                      13,107
Purchased software, net......       --         294                         294
Investment...................     7,997        --                        7,997
Employee notes receivable....       210        396                         606
Other assets.................       --         591                         591
                               --------   --------                   ---------
  Total assets...............  $ 76,703   $ 42,341                   $ 119,044
                               ========   ========                   =========
LIABILITIES AND SHAREHOLDER'S
            EQUITY
Current liabilities:
 Revolving line of credit....  $    --    $ 15,991                   $  15,991
 Current portion of
  obligations under capital
  leases.....................       --         960                         960
 Accounts payable............     2,823      4,841                       7,664
 Accrued compensation........       --       6,191                       6,191
 Deferred income taxes.......     4,233        --                        4,233
 Other accrued liabilities...     3,495        --       12,000(3)       15,495
 Deferred revenue............     8,056     10,773                      18,829
                               --------   --------                   ---------
  Total current liabilities..    18,607     38,756                      69,363
Obligations under capital
 leases and term loans.......       --       2,126                       2,126
Subordinated long-term
 notes.......................       --      18,065     (18,065)(6)         --
Commitments..................
Redeemable preferred stock...       --      18,100     (18,100)(7)         --
Shareholders' equity:
 Common stock................    46,467      2,223      36,165(6)(7)    84,855
 Other.......................      (412)      (299)                       (711)
 Retained earnings
  (deficit)..................    12,041    (36,630)    (12,000)(3)     (36,589)
                               --------   --------                   ---------
  Total shareholders'
   equity....................    58,096    (34,706)                     47,555
                               --------   --------                   ---------
                               $ 76,703   $ 42,341                   $ 119,044
                               ========   ========                   =========

             See accompanying Notes to Unaudited Pro Forma Combined
                  Condensed Consolidated Financial Statements.

                                     NEWCO
                                 INDUS AND TSW

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                          THREE MONTHS ENDED
                                                          --------------------
                             1994       1995      1996      1996       1997
                           ---------  --------  --------  ---------  ---------
REVENUES:
License fees.............  $  15,380  $ 32,816  $ 43,060  $  11,431  $  12,806
Service and maintenance..     41,901    67,824    97,515     18,730     30,002
Other....................        824     1,184     2,463        251      1,100
                           ---------  --------  --------  ---------  ---------
Total revenues...........     58,105   101,824   143,038     30,412     43,908
Cost of revenues.........     27,664    47,872    63,738     13,036     19,316
OPERATING EXPENSES:
Research and develop-
 ment....................     19,063    18,151    21,110      5,774      5,459
Sales and marketing......     13,084    19,915    26,523      6,103      8,665
General and administra-
 tive....................     10,352    12,996    16,418      4,537      4,709
Compensation change--op-
 tions...................        --     18,900       --         --         --
Write-off goodwill.......        --        --        688        --         --
                           ---------  --------  --------  ---------  ---------
Total operating ex-
 penses..................     42,499    69,962    64,739     16,414     18,833
Income (loss) from opera-
 tions...................    (12,058)  (16,010)   14,561        962      5,759
Interest and other in-
 come, net...............         36       213     1,391         69        425
Interest expense.........       (819)   (2,325)   (3,278)      (683)      (957)
                           ---------  --------  --------  ---------  ---------
Income (loss) before in-
 come taxes..............    (12,841)  (18,122)   12,674        348      5,227
Provision (benefit) for
 income taxes............     (1,195)      423     6,849      1,358      2,138
Cumulative effect of
 deferred income taxes
 provided upon conversion
 by Indus to C
 Corporation.............        --        --      6,700      6,700        --
                           ---------  --------  --------  ---------  ---------
Net income (loss)........  $ (11,646) $(18,545) $   (875) $  (7,710) $   3,089
                           =========  ========  ========  =========  =========
Pro forma statement of
 operations as adjusted:
Income (loss) before in-
 come taxes, as above....             $(18,122) $ 12,674  $     348  $   5,227
Add back portion of com-
 pensation charge........               17,900       --         --         --
                                      --------  --------  ---------  ---------
Income before income
 taxes as adjusted.......                 (222)   12,674        348      5,227
Provision for income tax-
 es......................                5,181     6,849      1,358      2,138
                                      --------  --------  ---------  ---------
Pro forma net income
 (loss)..................             $ (5,403) $  5,825  $  (1,010) $   3,089
                                      ========  ========  =========  =========
 Pro forma net income
  (loss) per share.......             $  (0.23) $   0.20  $   (0.04) $    0.10
                                      ========  ========  =========  =========
 Equivalent shares used
  in computing net income
  (loss) per share.......               23,180    29,196     23,350     30,121
                                      ========  ========  =========  =========

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                             FINANCIAL STATEMENTS

1. The pro forma combined condensed financial statements reflect the issuance by Newco of the equivalent of 2.73 shares of Newco Common Stock for each outstanding share of TSW Common Stock and TSW Preferred Stock.

2. There were no material transactions between Indus and TSW during any period presented.

3. The Combined Company expects to incur charges to operations currently estimated to be between $10.0 million and $12.0 million, primarily in the quarter in which the Merger is consummated, to reflect direct transaction fees and costs incident to the Merger of $8.1 million, and additional anticipated costs of $3.9 million associated with integrating the two companies. Integration costs of merging the companies are expected to include severance costs associated with any employee terminations, costs associated with conforming employee benefits plans, charges associated with duplicate facilities and asset writedowns related to duplicate business systems. The final amounts associated with each of these items has not yet been determined. An estimated charge of $12.0 million is reflected in the pro forma combined condensed balance sheet as a reduction to retained earnings and an increase to accrued liabilities. The estimated charge is not reflected in the pro forma combined condensed statement of operations data. The amount of this charge is a preliminary estimate and therefore is subject to change.

4. For the three-months ended March 31, 1997, TSW reported net income of $276,000 ($0.09 per share) on total revenues or $21.5 million compared to net loss of $2.8 million ($1.04 per share) on total revenues $13.6 million for the comparable 1996 quarter.

5. Pro forma net income per share has been provided for periods ending on and after December 31, 1995 to reflect provisions for taxes and a non-recurring compensation charge resulting from Indus' change from an S Corporation to a C Corporation on January 1, 1995 (refer to Note 1 of the Indus historical financial statements for further information). Accordingly, there is no pro forma information to present for the 1994 fiscal year.

   Pro forma net income per share is computed using pro forma net income and the weighted-average number of common and preferred and dilutive common equivalent shares outstanding during the year ended December 31, 1996 and three months ended March 31, 1997. Dilutive common equivalent shares consist of incremental common shares issuable upon the assumed exercise of stock options and warrants (using the treasury stock method). Fully diluted per share amounts are not presented, as the effect is not material. Pro forma net loss per share is computed using the weighted-average number of common and preferred shares outstanding, common equivalent shares from stock options and warrants are excluded from the computation for the year ended December 31, 1995 and for the three months ended March 31, 1996 as their effect is antidilutive.

6. A pro forma adjustment has been made for the exchange of the TSW Subordinated Notes for Common Stock in accordance with the Merger Agreements.

7. A pro forma adjustment has been made for the conversion of the TSW Redeemable Preferred Stock into common stock in accordance with the Merger Agreements.

                            1995      1996    THREE MONTHS ENDED THREE MONTHS ENDED
                          PRO FORMA PRO FORMA   MARCH 31, 1996     MARCH 31, 1997
                          COMBINED  COMBINED  PRO FORMA COMBINED PRO FORMA COMBINED
                          --------- --------- ------------------ ------------------
CALCULATION OF WEIGHTED
 AVERAGE SHARES
 OUTSTANDING
 (IN THOUSANDS):
Shares outstanding, on
 an as converted basis..   15,611    18,182         16,620             19,402
Conversion of preferred
 stock, on an as
 converted basis........    6,416     7,794          6,730              8,034
Other, including common
 stock equivalents net
 of treasury effect.....    1,153     3,220              0              2,685
                           ------    ------         ------             ------
                           23,180    29,196         23,350             30,121
                           ======    ======         ======             ======

     SELECTED HISTORICAL COMBINED AND CONSOLIDATED FINANCIAL DATA OF INDUS

  The following selected financial information is qualified by reference to and should be read in conjunction with Indus' Combined and Consolidated Financial Statements and notes thereto and Indus' Management's Discussion and Analysis of Financial Condition and Results of Operations appearing elsewhere in this Joint Proxy Statement/Prospectus. The combined statements of operations data for the years ended December 31, 1994 and 1995 and combined balance sheet data as of December 31, 1995 of Indus and its wholly-owned subsidiary, Indus International, Inc., and the consolidated statement of operations data for the year ended December 31, 1996 and consolidated balance sheet data as of December 31, 1996 are derived from and qualified by reference to financial statements of Indus that have been audited by Ernst & Young LLP, independent auditors, and are included elsewhere herein. The combined balance sheet data as of December 31, 1992 and 1993 and the combined statement of operations data for the years ended December 31, 1992 and 1993 are derived from the financial statements of Indus that have been audited by Ernst & Young LLP that are not included herein. The consolidated statement of operations data for the three months ended March 31, 1997 have been derived from unaudited consolidated financial statements that have been prepared on the same basis as the audited consolidated financial statements and, in the option of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations of Indus for the unaudited interim period. The results of operations for the three months ended March 31, 1997 are not indicative of results for the entire calendar year or any other period.

                                                                       THREE MONTHS
                                  YEARS ENDED DECEMBER 31,           ENDED MARCH 31,
                          ------------------------------------------ -----------------
                           1992    1993    1994     1995      1996     1996     1997
                          ------- ------- -------  -------  -------- --------  -------
                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS
 DATA:
 REVENUES:
  Software licensing
   fees.................  $ 6,112 $ 6,514 $ 7,547  $10,676  $ 16,208 $  3,958  $ 3,722
  Services and
   maintenance..........   16,681  20,978  23,044   43,115    59,731   12,901   18,700
                          ------- ------- -------  -------  -------- --------  -------
  Total revenues........   22,793  27,492  30,591   53,791    75,939   16,859   22,422
 Cost of revenues.......    9,127  10,395  12,798   22,578    31,790    6,649    9,518
                          ------- ------- -------  -------  -------- --------  -------
 Gross margin...........   13,666  17,097  17,792   31,213    44,149   10,210   12,904
                          ------- ------- -------  -------  -------- --------  -------
 OPERATING EXPENSES:
  Research and
   development..........    4,295   6,910   7,120    8,306    12,493    3,415    2,931
  Sales and marketing...    1,856   3,533   4,144    5,680     9,306    1,936    3,238
  General and
   administrative.......    3,988   3,595   4,654    4,918     7,819    1,843    2,296
  Compensation charge--
   stock options(1).....      --      --      --    18,900       --       --       --
                          ------- ------- -------  -------  -------- --------  -------
  Total operating
   expenses.............   10,139  14,038  15,918   37,804    29,618    7,194    8,465
                          ------- ------- -------  -------  -------- --------  -------
 Income (loss) from
  operations............    3,527   3,059   1,874   (6,591)   14,531    3,016    4,439
 Other income (expense),
  net...................       83      83    (100)      96     1,251       47      411
                          ------- ------- -------  -------  -------- --------  -------
 Income (loss) before
  income taxes..........    3,610   3,142   1,774   (6,495)   15,782    3,063    4,850
 Provision for income
  taxes (state and
  foreign only).........       90      55      69      325     6,554    1,260    2,037
 Cumulative effect of
  deferred income taxes
  provided upon January
  1, 1996 conversion to
  C Corporation
  status(2).............      --      --      --       --      6,700    6,700      --
                          ------- ------- -------  -------  -------- --------  -------
 Net income (loss)......  $ 3,520 $ 3,087 $ 1,705  $(6,820) $  2,528 $ (4,897) $ 2,813
                          ======= ======= =======  =======  ======== ========  =======

                                                                      THREE MONTHS
                                 YEARS ENDED DECEMBER 31,            ENDED MARCH 31,
                         ------------------------------------------ -----------------
                          1992    1993    1994     1995      1996    1996     1997
                         ------- ------- ------- --------  -------- ------- ---------
                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
PRO FORMA STATEMENT OF
 OPERATIONS DATA FOR
 1995 AND 1996:
 Income (loss) before
  income taxes, as
  above.................                         $ (6,495) $ 15,782 $ 3,063  $ 4,850
 Add back portion of
  compensation charge--
  stock options(1)......                           17,900       --      --       --
 Income before income
  taxes, as adjusted....                           11,405    15,782   3,063    4,850
 Provision for income
  taxes (federal, state
  and foreign)(2).......                            5,083     6,554   1,260    2,037
                                                 ========  ======== =======  =======
 Pro forma net income...                         $  6,322  $  9,228 $ 1,803  $ 2,813
                                                 ========  ======== =======  =======
 Pro forma net income
  per share(3)..........                         $   0.36  $   0.49 $  0.10  $  0.14
                                                 ========  ======== =======  =======
 Shares used in
  computing pro forma
  net income per
  share(3)..............                           17,490    18,924  17,686   19,609
                                                 ========  ======== =======  =======
                                       DECEMBER 31,
                         ------------------------------------------         MARCH 31,
                          1992    1993    1994     1995      1996             1997
                         ------- ------- ------- --------  --------         ---------
                                          (IN THOUSANDS)
BALANCE SHEET DATA:
Working capital......... $ 6,789 $ 4,179 $ 4,698 $  7,640  $ 46,693          $40,604
Total assets............  14,914  13,080  18,063   31,075    75,514           76,703
Short-term debt.........   1,700   1,833   2,005    8,900       --               --
Long-term debt..........     --      --      --       --        --               --
Total shareholders'
 equity.................   9,641   8,123   8,243   10,848    55,372           58,096

--------
(1) Reflects nonrecurring expense incurred in the third quarter of 1995 in connection with an amendment to the Indus 1992 Plan to accelerate the exercisability of outstanding stock options, which had previously been contingent upon the occurrence of certain events. The pro forma adjustment of $17,900,000 is to reduce 1995 compensation expense to the amount related to options granted in 1995 only. See Note 1 of the Notes to the Indus Combined and Consolidated Financial Statements.

(2) Prior to January 1, 1996, Indus was not subject to federal corporate income taxation because of its election to be taxed under the provisions of Subchapter S of the Code. Pro forma net income for 1995 has been determined by assuming that Indus had been taxed as a C Corporation for 1995. Pro forma net income for 1996 reflects the elimination of a nonrecurring charge for the cumulative effect of deferred income taxes incurred in the first quarter of 1996 in connection with the termination of Indus' S Corporation status. See Notes 1 and 12 of Notes to the Indus Combined and Consolidated Financial Statements.

(3) See Note 1 of Notes to the Indus Combined and Consolidated Financial Statements for a more complete explanation of the determination of the number of shares used in computing pro forma net income per share.

                  INDUS MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

  Indus develops, markets, and supports a proprietary line of enterprise management software and implementation services for process industry customers worldwide. Taking advantage of the client/server model of networked computing, PassPort Software Solutions contain "best business practices" which serve as the catalyst for improving core operational business functions for electric utilities, oil and gas, chemical refining, forest products, nuclear and steel producing industries. ABACUS, Indus' proprietary methodology, accelerates the realization of benefits by delivering a reliable cost and time-efficient approach to implementation across the enterprise.

  Indus derives its revenues primarily from software licenses, implementation and training services and maintenance fees. While Indus has derived the majority of its revenues from electric utilities, it also derives revenues from customers in other process industries, including oil and gas, chemical refining, nuclear, steel and forest product industries.

  Indus provides its software to customers under contracts which provide for software license fees, system implementation services and the first year of software maintenance. Revenues from application software licenses, which typically have ranged from approximately $1 million to $5 million per enterprise license, are recognized as earned revenue over the estimated time period to complete the implementation of the software, which generally is twelve to fourteen months. Revenues from client workstation software are recognized as billed. Revenues from system implementation services, which generally are time- and material-based, are recognized as direct contract costs are incurred and typically range from one to three times the license fees.

  Accordingly, revenues for each quarter depend in part on revenues from the closing of new contracts during the quarter as well as revenue from contracts under implementation that were executed in prior quarters. A portion of license fees is deferred initially and subsequently recognized over the one-year period during which continuing maintenance and support services are provided to customers under the contracts. After an initial contract period, additional maintenance and support services, for which Indus typically charges 15-18% of the original license fee per year, are subject to separate agreements whereby revenue is recognized ratably over the agreement period.

  Indus has in the past and may in the future acquire complementary products or businesses. Risks associated with such transactions include difficulty in retaining and assimilating the personnel of the combined companies, difficulty in integrating the operations of the combined companies, disruption of Indus' ongoing business, expenses associated with completing the transaction and amortizing acquired intangible assets, and dilution of existing equity holders. There can be no assurance that such transactions will not materially adversely affect Indus' business, financial condition or operating results.

RESULTS OF OPERATIONS FOR THE FISCAL YEARS ENDED 1994, 1995 AND 1996

  The following table sets forth Indus' results of operations for the periods indicated expressed as a percentage of total revenues.

                                                             PERCENTAGE OF
                                                             TOTAL REVENUES
                                                             -----------------
                                                              YEARS ENDED
                                                              DECEMBER 31,
                                                             -----------------
                                                             1994  1995   1996
                                                             ----  ----   ----
REVENUES:
 Software licensing fees....................................   25%   20 %   21%
 Services and maintenance...................................   75    80     79
  Total revenues............................................  100   100    100
Cost of revenues............................................   42    42     42
Gross margin................................................   58    58     58
OPERATING EXPENSES:
 Research and development...................................   23    15     16
 Sales and marketing........................................   14    11     12
 General and administrative.................................   15     9     10
 Compensation charge-stock options..........................  --     35    --
  Total operating expenses..................................   52    70     38
Income (loss) from operations...............................    6   (12)    20
Other income (expense), net.................................  --    --       1
Income (loss) before income taxes...........................    6   (12)    21
Provision for income taxes..................................  --    --       9
Cumulative effect of deferred income taxes provided upon
 January 1, 1996
 conversion to C Corporation status.........................  --    --       9
Net income (loss)...........................................    6%  (12)%    3%
PRO FORMA STATEMENT OF OPERATIONS DATA FOR 1995 AND 1996:
 Income (loss) before taxes, as above.......................        (12)%   21%
 Add back portion of compensation charge--stock options.....         33    --
 Income before income taxes, as adjusted....................         21     21
 Provision for income taxes.................................          9      9
 Pro forma net income.......................................         12 %   12%

  Revenues. Indus' revenues are derived from software licensing fees and from services, which include implementation and training services coupled with maintenance fees. Total revenues increased 76% from $30.6 million in 1994 to $53.8 million in 1995, and 41% to $75.9 million in 1996. The increase in 1995 resulted from increased licensing activity in the latter half of 1994 and the associated increase in demand for Indus' implementation and training services. The growth in 1996 was attributable to increased licensing activity combined with new customer licenses and subsequent implementation and training services. Indus does not believe the revenue growth experienced in 1996 is necessarily indicative of any revenue growth that may occur in future periods.

  Cost of Revenues. Cost of revenues consists primarily of: (i) personnel and related costs for implementation, including the costs of Indus' Account Executives, and (ii) personnel and related costs for training and customer support services. Substantially all of the cost of revenues is attributable to providing services and maintenance. Costs of software license fees, which consist primarily of packaging and production costs, are not significant and are not segregated in Indus' accounting records. All software development costs are expensed to research and development as incurred. Cost of revenues increased 76% from $12.8 million in 1994 to $22.6 million in 1995 and 41% to $31.8 million in 1996, and represented 42% of total revenues in each of those years. The 1995 and 1996 increases resulted from the cost of increased services associated with major new license agreements as well as the cost of additional services associated with the expansion of existing projects.

  Research and Development. Research and development expenses consist primarily of: (i) personnel and related costs and (ii) computer timeshare costs directly attributable to the development of new software application products, enhancements to existing products and the costs of porting Indus' products to different platforms. Research and development expenses increased by 17% from $7.1 million in 1994 to $8.3 million in 1995 and increased by 50% to $12.5 million in 1996, and represented 23%, 15% and 16% respectively, of total revenues in those years. The decline in research and development as a percentage of total revenues in 1995 was due to the increase in total revenues. Research and development investment increased in absolute dollars and as a percentage of total revenues in 1996 as compared to 1995 due to Indus committing substantial development resources towards incorporating new technologies into PASSPORT and designing additional PASSPORT applications. Indus believes that a significant level of research and development is essential to remain competitive and will continue to invest development resources towards incorporating new technologies into PASSPORT and designing additional PASSPORT functionality. The level of these expenditures for a particular period may vary depending on the projects in progress.

  In accordance with Statement of Financial Accounting Standards No. 86, software development costs are expensed as incurred until technological feasibility of the software is established, after which any additional costs are capitalized. To date, Indus has expensed all software development costs because development costs incurred subsequent to the establishment of technological feasibility have not been material.

  Sales and Marketing. Sales and marketing expenses increased by 39% from $4.1 million in 1994 to $5.7 million in 1995 and increased by 64% to $9.3 million in 1996, and represented 14%, 11% and 12%, respectively, of total revenues in those years. The 1995 and 1996 increases in absolute dollars resulted from increased staffing levels and increased commissions expenses associated with increased revenues. Indus believes that sales and marketing expenses as a percentage of total revenues will increase in 1997 due to the reallocation of certain expenditures originally intended for research and development to sales and marketing efforts, and will increase as Indus expands its presence in the domestic market, initiates operations in additional international markets, develops new and existing marketing and product strategic alliances and increases focus on vertical markets.

  General and Administrative. General and administrative expenses increased by 4% from $4.7 million in 1994 to $4.9 million in 1995 and increased by 59% to $7.8 million in 1996. These expenses represented 15%, 9% and 10%, respectively, of total revenues in those years. The increase in 1996 primarily resulted from incremental expenditures related to becoming a public company and expansion in staffing to support Indus' growth.

  Compensation Charge--Stock Options. Indus amended its 1992 Stock Option Plan effective in September 1995 to accelerate the exercisability of all outstanding stock options (covering 1,788,570 shares of Common Stock). Exercisability had previously been contingent upon certain "liquidity events" such as an initial public offering or an acquisition of Indus. As a result of this amendment, Indus recognized a non-recurring compensation charge of $18.9 million in the third quarter of 1995.

  Provision for Income Taxes. Effective upon its incorporation in 1990, Indus elected to have its United States income taxed under Subchapter S of the Code. Accordingly, income tax provisions prior to 1996 were principally attributable to state taxes and taxes imposed by governments on Indus' foreign operations. Indus' S Corporation status terminated effective January 1, 1996, and Indus was subject to federal income taxation at the corporate level thereafter. In connection with the termination of S Corporation status as of January 1, 1996, a one-time charge representing a cumulative net federal and state deferred income tax liability of $6.7 million was recorded during the first quarter of 1996.

  Net Income (Loss). Indus' net income of $2.5 million in 1996 increased from the net loss recorded in 1995, primarily due to increased revenues. The effect of the increased revenues was partially offset by the factors described above and by a one-time charge representing a cumulative net federal and state deferred income tax liability associated with Indus' conversion to C Corporation status. The loss in 1995 was a result of the non-recurring compensation charge upon elimination of the contingency related to stock options.

THREE MONTHS ENDED MARCH 31, 1996 AND MARCH 31, 1997

  In March 1997, Indus acquired a 10% interest in TenFold Corporation, a private software company for approximately $8 million in cash. Indus will receive a perpetual, unlimited license for future applications and tools developed with TenFold's technology. Subsequent to March 31, 1997, Indus acquired Prism Consulting, a private management consulting firm, for $4.75 million in Indus Common Stock at the current market value and $250,000 in cash. Indus has not and does not anticipate any material consequences on its results of operations for the calendar year 1997 as a result of these acquisitions.

  The following table sets forth for the periods indicated the percentage of total revenues represented by certain line items in Indus' statements of operations:

                           PERCENT OF TOTAL REVENUES

                                                           THREE MONTHS ENDED
                                                               MARCH 31,
                                                           -------------------
                                                             1997      1996
                                                           --------- ---------
REVENUES:
 Software licensing fees..................................     16.6%      23.5%
 Services and maintenance.................................     83.4       76.5
                                                           --------  ---------
  Total revenues..........................................    100.0      100.0
Cost of revenues..........................................     42.4       39.4
                                                           --------  ---------
Gross margin..............................................     57.6       60.6
OPERATING EXPENSES:
Research and development..................................     13.1       20.2
 Sales and marketing......................................     14.4       11.5
 General and administrative...............................     10.2       10.9
                                                           --------  ---------
  Total operating expenses................................     37.8       42.6
                                                           --------  ---------
Income (loss) from operations.............................     19.8       18.0
Other income, net.........................................      1.8        0.3
Income (loss) before income taxes.........................     21.6       18.3
Provision for income taxes (state and foreign only in
 1995)....................................................      9.1        7.5
Cumulative effect of deferred income taxes provided upon
 January 1, 1996
 conversion to C-Corporation status.......................      --        40.0
                                                           --------  ---------
Net income (loss).........................................     12.5%    (29.2%)
                                                           ========  =========
PRO FORMA STATEMENT OF OPERATIONS:
 Income (loss) before income taxes, as above..............     21.6%      18.3%
 Provision for income taxes (federal, state and foreign)..      9.1        7.5
                                                           --------  ---------
 Pro forma net income.....................................     12.5%      10.8%
                                                           ========  =========

  Revenues. Total revenues increased 33% to $22.4 million in the first quarter in 1997 from $16.9 million in the first quarter of 1996. The increase was due to a significant growth in service revenues. Revenue from international customers (excluding Canada and Mexico) accounted for 11% and 20% of revenues for the first quarter of 1997 and 1996, respectively. The decrease in the percentage of international revenue was due to the lack of new international customers. As most of Indus' contracts are denominated in U.S. dollars, foreign currency fluctuations have not impacted the results of operations. The top five customers of Indus have accounted for approximately 40-45% of revenues for the periods presented. The composition of the top five customers has changed from year to year, with the exception of two of the customers whose combined revenues accounted for 12% of total revenue for the first quarter of 1997 and 19% of total revenue for the first quarter of 1996.

  Revenues from licensing fees decreased by 6% to $3.7 million in the first quarter in 1997 from $4 million in the first quarter of 1996 due to delays in the closing of new contracts. A number of factors have contributed to these delays including reorganizations within potential customers and delays in the decision process by potential customers. Revenues from services and maintenance increased by 45% to $18.7 million in the first quarter in 1997 from $12.9 million in 1996. The service and maintenance revenue growth from 1996 to 1997 resulted primarily from implementation services generated by several new significant domestic contracts, and additional implementation projects with existing customers. Indus does not believe that the revenue growth experienced in the first quarter of 1997 is necessarily indicative of any revenue growth that may occur in future periods.

  Indus' domestic and foreign markets have not been affected by inflation or fluctuations in interest rates and costs. Indus has not experienced any material seasonality in its operating results.

  Cost of Revenues. Cost of revenues consists primarily of: (i) personnel and related costs for implementation (including account executive personnel), and
(ii) personnel and related costs for training and customer support services. Substantially all of the cost of revenues is attributable to providing services and maintenance. Costs of software license fees, which consist primarily of packaging and production costs, are not significant and are not segregated in Indus' accounting records. All software development costs are expensed to research and development as incurred.

  Cost of revenues increased 43% to $9.5 million in the first quarter in 1997 from $6.6 million in 1996 and was due principally to the need for additional personnel to service Indus' customers. As a percent of total revenue, cost of revenues increased to 42.4% for the first quarter in 1997 from 39.4% in 1996. The increase in the cost of sales percentage is partially due to the increase in the level of low-margin reimbursable expenses. Indus' accounting policy is to record direct reimbursable costs as revenue when billed to the customer, which is then offset by the related cost of revenues. Since the direct reimbursable costs have little or no margin, they have the effect of decreasing Indus' gross margin.

  Research and Development (R&D). Research and development expenses consist primarily of: (i) personnel and related costs and (ii) computer timeshare costs directly attributable to the development of new software application products, enhancements to existing products and the costs of porting Indus' products to different platforms.

  Research and development expenses decreased 14% to $2.9 million in the first quarter in 1997 from $3.4 million in 1996. Indus continues to invest research and development efforts for modifications of existing applications and development of new technologies, including the capability to support additional platforms, databases, graphical user interfaces, toolsets and emerging technologies. Indus believes that a significant level of R&D is essential to remain competitive and will continue to invest development resources towards incorporating new technologies into PassPort and designing additional PassPort functionality. The amount for a particular period may vary depending on the projects in progress.

  Indus has historically developed its own applications. During 1996, Indus devoted R&D resources to the development of General Ledger, Asset Management and Financial Planning applications. In response to time-to-market demands, Indus recently formalized strategic product relationships with third party vendors, including PeopleSoft, Oracle and SPL WorldGroup, who will blend their financial and customer information/order entry applications with PassPort. As a result, Indus has halted the development of the General Ledger, Asset Management and Financial Planning applications. A portion of the R&D expenditures intended for the financial application project were reallocated to (i) the software integration development necessary to provide seamless integration with Indus' strategic partners' offerings and (ii) sales and marketing efforts. In 1997, Indus expects to shift, as a percentage of total revenues, at least 3% from R&D expenditures to sales and marketing expenditures.

  In accordance with Statement of Financial Accounting Standards No. 86, software development costs are expensed as incurred until technological feasibility of the software is established, after which any additional costs are capitalized. To date, Indus has expensed all software development costs because development costs incurred subsequent to the establishment of technological feasibility have not been material.

  Sales and Marketing. Sales and marketing expenses increased 67% to $3.2 million in the first quarter in 1997 from $1.9 million in 1996. As a percent of total revenue, sales and marketing expenses increased to 14.4% the first quarter ended in 1997 from 11.5% in 1996. The growth in sales and marketing expenses is primarily due to: (i) the addition of personnel, (ii) expansion into new international sectors, (iii) changes in the mix of the revenue base on which commission expense is generated and (iv) the new vertical business programs. Indus believes that sales and marketing expenses as a percentage of total revenues may increase as it (i) expands its presence in the marketplace,
(ii) initiates operations in additional international markets, (iii) develops new and existing marketing and product strategic alliances and (iv) increases focus on specific vertical markets, such as Transmission and Distribution.

  General and Administrative. General and administrative expenses increased 25% to $2.3 million in the first quarter in 1997 from $1.8 million in 1996. The growth in general and administrative expenses is primarily a result of:
(i) incremental expenditures related to being a public company and (ii) an expansion in staffing to support Indus' growth.

  Provision for Income Taxes. Effective upon its incorporation in 1990, Indus elected to have its United States income taxed under Subchapter S of the Code. Accordingly, income tax provisions prior to 1996 were principally attributable to state taxes and taxes imposed by foreign governments on Indus' foreign operations. Indus' S Corporation status terminated effective January 1, 1996, and Indus will be subject to federal income taxation at the corporate level thereafter. In relation to the termination of S Corporation status as of January 1, 1996, a one-time charge representing a cumulative net federal and state deferred income tax liability of $6.7 million was recorded.

  Net Income (Loss). The net loss for the three months ended March 31, 1996 was the result of the $6.7 million cumulative deferred income tax liability charge upon elimination of the S Corporation status.

  Pro Forma Net Income. For purposes of presenting comparative earnings and calculating earnings per share data, pro forma net income for the three months ended March 31, 1996 reflects the elimination of the $6.7 million nonrecurring cumulative deferred income tax charge upon converting from an S Corporation to a C Corporation.

THREE MONTHS ENDED JUNE 30, 1997

  For the three months ended June 30, 1997, Indus reported revenue of $23.5 million, an increase of 34% over revenue of $17.6 million for the same period of 1996. Net income increased to $2.9 million for the three months ended
June 30, 1997, compared with $2.1 million for the same period of 1996. Earnings per share for the three months ended June 30, 1997 were $.15, up from earnings per share of $.11 for the same period of 1996.

QUARTERLY INFORMATION

  The following table sets forth certain unaudited quarterly financial information for each of the eight quarters in the period ended December 31, 1996 and such information expressed as a percentage of Indus' total revenues. This unaudited quarterly information has been prepared on the same basis as the annual information presented elsewhere herein and, in management's opinion, includes all adjustments (consisting only of normal recurring accruals except for (i) an $18.9 million compensation charge recorded in September 1995 in connection with the elimination of a contingency feature, which had precluded exercise of stock options, and (ii) a $6.7 million charge in connection with Indus' election effective January 1, 1996 of C Corporation status for income tax purposes) necessary for a fair presentation of the information for the quarters presented. The operating results for any quarter are not necessarily indicative of results for any future period.

                                                     THREE MONTHS ENDED
                          -----------------------------------------------------------------------------
                          MAR. 31, JUNE 30,  SEPT. 30,  DEC. 31,  MAR. 31,  JUNE 30, SEPT. 30, DEC. 31,
                            1995     1995      1995       1995      1996      1996     1996      1996
                          -------- --------  ---------  --------  --------  -------- --------- --------
                                                       (IN THOUSANDS)
STATEMENT OF OPERATIONS
 DATA:
 REVENUES:
  Software licensing
   fees.................  $ 3,731  $ 1,988   $   2,585  $ 2,372   $  3,958  $ 3,793   $ 4,277  $ 4,180
  Services and
   maintenance..........    8,994   10,580      10,717   12,824     12,901   13,806    15,728   17,296
                          -------  -------   ---------  -------   --------  -------   -------  -------
  Total revenues........   12,725   12,568      13,302   15,196     16,859   17,599    20,005   21,476
                          -------  -------   ---------  -------   --------  -------   -------  -------
  Cost of revenues......    5,008    5,151       5,883    6,536      6,649    7,388     8,562    9,191
                          -------  -------   ---------  -------   --------  -------   -------  -------
  Gross margin..........    7,717    7,417       7,419    8,660     10,210   10,211    11,443   12,285
 OPERATING EXPENSES:
  Research and
   development..........    1,593    2,080       2,311    2,322      3,415    3,293     2,905    2,880
  Sales and marketing...    1,121    1,461       1,414    1,684      1,936    1,995     2,352    3,023
  General and
   administrative.......    1,100      854       1,116    1,848      1,843    1,846     1,979    2,151
  Compensation charge--
   stock options........      --       --       18,900      --         --       --        --       --
                          -------  -------   ---------  -------   --------  -------   -------  -------
  Total operating
   expenses.............    3,814    4,395      23,741    5,854      7,194    7,134     7,236    8,054
                          -------  -------   ---------  -------   --------  -------   -------  -------
  Income (loss) from
   operations...........    3,903    3,022     (16,322)   2,806      3,016    3,077     4,207    4,231
  Other income
   (expense), net.......       87      --           31      (22)        47      381       384      439
                          -------  -------   ---------  -------   --------  -------   -------  -------
  Income (loss) before
   income taxes.........    3,990    3,022     (16,291)   2,784      3,063    3,458     4,591    4,670
  Provision for income
   taxes (state and
   foreign only)........      131       81          31       82      1,260    1,407     1,927    1,960
  Cumulative effect of
   deferred income taxes
   upon conversion to C
   Corporation status...      --       --          --       --       6,700      --        --       --
                          -------  -------   ---------  -------   --------  -------   -------  -------
  Net income (loss).....  $ 3,859  $ 2,941   $ (16,322) $ 2,702   $ (4,897) $ 2,051   $ 2,664  $ 2,710
                          =======  =======   =========  =======   ========  =======   =======  =======
PRO FORMA STATEMENT OF
 OPERATIONS
DATA FOR 1995 AND 1996:
  Income (loss) before
   income taxes, as
   above................  $ 3,990  $ 3,022   $ (16,291) $ 2,784   $  3,063  $ 3,458   $ 4,591  $ 4,670
  Compensation charge--
   stock options........      --    (1,000)        --       --         --       --        --       --
  Add back compensation
   charge--stock
   options..............      --       --       18,900      --         --       --        --       --
                          -------  -------   ---------  -------   --------  -------   -------  -------
  Income before income
   taxes, as adjusted...    3,990    2,022       2,609    2,784      3,063    3,458     4,591    4,670
  Provision for income
   taxes (federal, state
   and foreign).........    1,679      850       1,097    1,457      1,260    1,407     1,927    1,960
                          -------  -------   ---------  -------   --------  -------   -------  -------
  Pro forma net income..  $ 2,311  $ 1,172   $   1,512  $ 1,327   $  1,803  $ 2,051   $ 2,664  $ 2,710
                          =======  =======   =========  =======   ========  =======   =======  =======

                                              AS A PERCENTAGE OF TOTAL REVENUES
                                                     THREE MONTHS ENDED
                          -------------------------------------------------------------------------
                          MAR. 31, JUNE 30, SEPT. 30, DEC. 31, MAR. 31, JUNE 30, SEPT. 30, DEC. 31,
                            1995     1995     1995      1995     1996     1996     1996      1996
                          -------- -------- --------- -------- -------- -------- --------- --------
STATEMENT OF OPERATIONS
 DATA:
 REVENUES:
  Software licensing
   fees.................     29%      16%        19%     16%       23%     22%       21%      19%
  Services and
   maintenance..........     71       84         81      84        77      78        79       81
                            ---      ---      -----     ---      ----     ---       ---      ---
  Total revenues........    100      100        100     100       100     100       100      100
                            ---      ---      -----     ---      ----     ---       ---      ---
  Cost of revenues......     39       41         44      43        39      42        43       43
                            ---      ---      -----     ---      ----     ---       ---      ---
  Gross profit..........     61       59         56      57        61      58        57       57
 OPERATING EXPENSES:
  Research and
   development..........     13       16         18      16        20      19        15       13
  Sales and marketing...      9       12         11      11        11      11        12       14
  General and
   administrative.......      8        7          8      12        11      10        10       10
  Compensation charge--
   stock options........    --       --         142     --        --      --        --       --
                            ---      ---      -----     ---      ----     ---       ---      ---
  Total operating
   expenses.............     30       35        179      39        43      41        36       38
                            ---      ---      -----     ---      ----     ---       ---      ---
  Income (loss) from
   operations...........     31       24       (123)     18        18      17        21       20
  Other income
   (expense), net.......    --       --         --      --        --        2         2        2
                            ---      ---      -----     ---      ----     ---       ---      ---
 Income (loss) before
  income taxes..........     31       24       (123)     18        18      20        23       22
 Provision for income
  taxes (state and
  foreign only).........      1        1        --        1         7       8        10        9
                            ---      ---      -----     ---      ----     ---       ---      ---
 Cumulative effect of
  deferred income taxes
  upon conversion to C
  Corporation...........    --       --         --      --         40     --        --       --
                            ---      ---      -----     ---      ----     ---       ---      ---
 Net income (loss)......     30%      23%     (123)%     18%     (29)%     12%       13%      13%
                            ===      ===      =====     ===      ====     ===       ===      ===
PRO FORMA STATEMENT OF
 OPERATIONS DATA
 FOR 1995 AND 1996:
 Income (loss) before
  income taxes, as
  above.................     31%      24%     (123)%     18%       18%     20%       23%      22%
 Compensation charge--
  stock options.........    --        (8)       --      --        --      --        --       --
 Add back compensation
  charge--stock
  options...............    --       --         142     --        --      --        --         7
                            ---      ---      -----     ---      ----     ---       ---      ---
 Income before income
  taxes, as adjusted....     31       16         19      18        18      20        23       22
 Provision for income
  taxes (federal, state
  and foreign)..........     13        6          8      10         7       8        10        9
                            ---      ---      -----     ---      ----     ---       ---      ---
 Pro forma net income...     18%      10%        11%      8%       11%     12%       13%      13%
                            ===      ===      =====     ===      ====     ===       ===      ===

  Revenues. Total revenues increased beginning with the third quarter of 1995 through 1996 reflecting increased license fees to new and existing international and domestic customers. Services associated with these new customers, together with the maturation of Indus' Account Executive program, resulted in a growth in service revenue in the fourth quarter of 1995 and throughout 1996. In 1996, service revenues also increased as a result of implementation and training associated with new customers who purchased applications during the end of 1995 and the first half of 1996. License revenues declined in the second quarter of 1995 as revenue recognition from contracts signed in 1994 was completed, but increased again in the third quarter as licenses were signed with new customers. License revenues were relatively constant in absolute dollars in 1996 which reflected Indus' revenue recognition on the contracts signed during the end of 1995 and the first half of 1996. Indus' does not believe the revenue growth experienced in 1996 is necessarily indicative of any revenue growth that may occur in future periods.

  Cost of Revenues. Cost of revenues remained fairly consistent as a percentage of total revenues throughout 1995 and 1996.

  Research and Development. Research and development expenses in absolute dollars increased significantly during each quarter of 1996 when compared to the same quarter in 1995. These increases related to resources devoted towards incorporating new technologies into PASSPORT and designing additional PASSPORT applications. The research and development growth in the first quarter of 1996 was partially due to the timing of the completion of PASSPORT Release 5.0.

  Sales and Marketing. Sales and marketing expenses increased in the second quarter of 1995 due to the addition of sales personnel. These expenses remained relatively constant as a percentage of revenues during the first two quarters of 1996, but increased during the third and fourth quarters due to the addition of sales people, expansion into international markets and additional costs associated with the annual International PASSPORT Users Group conference.

  General and Administrative. General and administrative expenses were relatively constant as a percentage of revenues in the first three quarters of 1995 and increased in the fourth quarter of 1995. These expenses remained constant in absolute dollars through 1996. As a percentage of total revenue, general and administrative expenses were slightly higher in 1996 than in 1995 due to incremental expenditures related to becoming a public company and the expansion in staffing to support Indus' growth.

  Compensation Expense--Stock Options. Indus' amended its 1992 Stock Option Plan effective in September 1995 to accelerate the exercisability of all outstanding stock options (covering 1,788,570 shares of Common Stock), which had previously been contingent upon certain "liquidity events" such as an initial public offering or an acquisition of Indus'. As a result of this amendment, Indus' recognized a non-recurring compensation expense of $18.9 million in the third quarter of 1995.

  Cumulative Effect of Deferred Income Taxes Upon Conversion to C
Corporation. In connection with the termination of Indus' S Corporation status as of January 1, 1996, a one-time charge representing a cumulative net federal and state deferred income tax liability of $6.7 million was recorded in the first quarter of 1996.

  Indus has experienced, and may in the future experience, significant fluctuations in quarterly revenues and operating results. Indus' revenues and operating results in general, and in particular its revenues from new licenses, are relatively difficult to forecast for a number of reasons, including (i) the relatively long sales cycles for Indus' products, (ii) the variable size and timing of individual license transactions, (iii) changes in demand for Indus' products and services, (iv) competitive conditions in the industry, (v) changes in customer budgets, (vi) the timing of new products or product enhancements by Indus or its competitors, (vii) Indus' success in and costs associated with developing and introducing new products, (viii) product life cycles, (ix) the timing of revenue recognition, (x) changes in the proportion of revenues attributable to license fees versus services,
(xi) changes in the level of operating expenses, (xii) delay or deferral of customer implementations of Indus' software, (xiii) software defects and other product quality problems, and (xiv) other economic conditions generally or in specific process industry segments. Further, the purchase of Indus' products generally involves a significant commitment of capital, with the attendant delays frequently associated with large capital expenditures and authorization procedures within large organizations. For these and other reasons, the sales cycles for Indus' products are typically lengthy and subject to a number of significant risks over which Indus has little or no control, including customers' budget constraints and internal authorization reviews. In addition, delays in the completion of a product implementation may require that the revenues associated with such implementation be recognized over a longer period than originally anticipated. Such delays in the implementation or execution of orders have caused, and may in the future cause, material fluctuations in Indus' operating results. Similarly, customers may cancel implementation projects at any time, and such cancellation could have a material adverse effect on Indus' business or results of operations. Because Indus' expenses are relatively fixed, a small variation in the timing of recognition of specific revenues can cause significant variations in operating results from quarter to quarter and may in some future quarter result in losses or have a material adverse effect on Indus' business or results of operations.

  As a result, it is possible that in some future quarter Indus' results of operations could fail to meet the expectations of public market analysts or investors. In such event, or in the event that adverse conditions prevail or are perceived to prevail generally or with respect to Indus' business, the price of Indus' Common Stock would likely be materially adversely affected.

LIQUIDITY AND CAPITAL RESOURCES

  Indus had total assets of $76.7 million and $75.5 million at March 31, 1997 and December 31, 1996, respectively. Historically, Indus has financed its operations primarily through cash provided by operations, borrowings under its line of credit and, to lesser extent, through borrowings from its Chief Executive Officer and principal shareholder. In March 1996, Indus received $33.9 million (net of underwriting commissions and offering costs) from an initial public offering of 2,500,000 shares of its Common Stock. These proceeds were used to purchase marketable securities (comprised of municipal and U.S. government obligations) and certain cash equivalent instruments.

  As of March 31, 1997, Indus' principal sources of liquidity consisted of approximately $5.7 million in cash and cash equivalents and $27.4 million in marketable securities. In addition, Indus has an unsecured revolving bank line of credit agreement which permits borrowings, including stand-by letters of credit, of up to $15 million. The facility expires in May 1997, however, Indus believes it will be able to renew this agreement or replace it on terms acceptable to Indus. No borrowings were outstanding under this line at March 31, 1997.

  In the three months ended March 31, 1997, cash, cash equivalents and marketable securities decreased as a result of the cash investment in a 10% interest in TenFold Corporation ($8 million), the purchase of property and equipment ($1.6 million) and the purchase of marketable securities ($0.9 million) offset by cash generated from operations ($2.9 million).

  Cash requirements are expected to continue to increase in order to fund: (i) personnel and salary costs, (ii) investment in additional technical equipment, and (iii) working capital requirements. Indus presently anticipates additional capital expenditures for the remainder of 1997 of approximately $3.0 million. Indus' principal commitments at March 31, 1997, consisted of obligations under operating leases for facilities and computer equipment.

  Indus believes that its existing cash and marketable securities, together with anticipated cash flow from operations and available bank borrowings, will be sufficient to meet its cash requirements during the next 12 months. The foregoing statement regarding Indus' expectations for continued liquidity is a forward-looking statement, and actual results may differ materially depending on a variety of factors, including variable operating results or presently unexpected usage's of cash, such as acquisitions.

            SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF TSW

  The selected consolidated financial data of TSW set forth below as of and for each of the years ended March 31, 1993 through 1997 are derived from the consolidated financial statements of TSW which have been audited by Ernst & Young LLP, independent auditors. The following data should be read in conjunction with the Consolidated Financial Statements and notes thereto, "TSW Management's Discussion and Analysis of Financial Condition and Results of Operations" and other financial information of TSW included herein.

                                          YEARS ENDED MARCH 31,
                                ----------------------------------------------
                                 1993     1994      1995      1996      1997
                                -------  -------  --------  --------  --------
                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
 REVENUE:
  License fees................. $ 6,697  $ 8,447  $  7,833  $ 22,140  $ 26,852
  Services and support.........  11,554   13,773    18,857    24,709    37,784
  Other revenue................   2,479    2,729       824     1,184     2,463
                                -------  -------  --------  --------  --------
   Total revenue...............  20,730   24,949    27,514    48,033    67,099
 OPERATING EXPENSES:
  Costs of license fees........   1,048    1,163     1,557     4,799     2,917
  Costs of services and
   support.....................   8,732    9,206    12,098    19,203    26,967
  Costs of other revenue.......   2,338    2,694     1,211     1,292     2,064
  Sales and marketing..........   3,410    4,879     8,940    14,235    17,217
  General and administrative...   1,201    2,364     5,698     8,078     8,599
  Product development..........   2,509    4,353    11,943     9,845     8,617
  Write-off of goodwill (1)....     --       --        --        --        688
                                -------  -------  --------  --------  --------
   Total operating expenses....  19,238   24,659    41,447    57,452    67,069
                                -------  -------  --------  --------  --------
  Income (loss) from
   operations..................   1,492      290   (13,933)   (9,419)       30
 INTEREST INCOME (EXPENSE):
  Interest income..............      66       45        29        46        35
  Interest expense.............     (33)     (48)     (711)   (2,254)   (3,173)
                                -------  -------  --------  --------  --------
   Total interest income
    (expenses), net............      33       (3)     (682)   (2,208)   (3,138)
                                -------  -------  --------  --------  --------
 Income (loss) before taxes....   1,525      287   (14,615)  (11,627)   (3,108)
  Income tax expense
   (benefit)...................     601      132    (1,264)       98       295
                                -------  -------  --------  --------  --------
 Net income (loss).............     924      155   (13,351)  (11,725)   (3,403)
                                =======  =======  ========  ========  ========
 Pro forma net loss per share
  (2)..........................                                       $  (1.09)
                                                                      ========
 Pro forma weighted average
  shares outstanding (2).......                                          3,133
                                                                      ========
                                                MARCH 31,
                                ----------------------------------------------
                                 1993     1994      1995      1996      1997
                                -------  -------  --------  --------  --------
                                              (IN THOUSANDS)
BALANCE SHEET DATA:
 Working capital (deficit)..... $ 5,041  $ 5,056  $ (4,472) $ (7,931) $ (3,629)
 Total assets..................  12,255   12,904    21,794    26,659    42,341
 Short-term debt...............     157      498     2,491     7,581    16,951
 Long-term capital leases and
  term loans...................     205      249       665     1,222     2,126
 Subordinated long-term notes..     --       --      9,650    16,251    18,065
 TSW Redeemable Preferred
  Stock........................   8,100    8,100    11,100    13,100    18,100
 Total shareholders' deficit...  (1,308)  (1,151)  (20,089)  (31,321)  (34,706)

--------
(1) See Note 1 of the Notes to the TSW Consolidated Financial Statement for an explanation of the write-off of goodwill.

(2) Reflects the conversion of all outstanding shares of TSW Preferred Stock into Common Stock. See Note 1 of the Notes to the TSW Consolidated Financial Statements for an explanation of the determination of shares used calculating pro forma net loss per share.

                   TSW MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

COMPANY BACKGROUND AND HISTORY

  TSW develops, markets and supports advanced Asset Care application software used by large organizations to maintain their valuable physical assets on an enterprise-wide basis. TSW was founded in 1976 as a sole proprietorship. TSW was incorporated in Georgia in 1983 and operated under the name The System Works, Inc. until it changed its name to TSW International, Inc. in 1995. TSW shipped its first major software product, MPAC, in 1980. MPAC operated on a PICK system on Prime hardware and offered a flexible and user-friendly way to manage maintenance procedures, inventories, purchasing and related activities.

  In early 1989, TSW recognized that it could better meet the needs of its customers by redesigning MPAC (including MPAC-UX and MPAC-SQL) to run in a distributed enterprise-wide environment. To do so, TSW commissioned Communix Corporation ("Communix") to design an advanced applications architecture. In 1990, TSW and Communix released TSW's first generation client/server product, MPAC-2000. In August 1994, TSW acquired Communix, securing the rights to the intellectual property used in the design, development, deployment and support of MPAC-2000. In October 1994, TSW acquired certain assets and assumed certain liabilities of SQL Systems International plc ("SQL Systems"), a British company that developed and licensed the En Garde/IPS maintenance and materials management software product. This acquisition expanded TSW's software products portfolio and its distribution network, forming the basis of TSW's European, Far Eastern and Middle Eastern operations. Effective July 1995, TSW acquired an 80% interest in Socotec Maintenance Services ("Socotec"), a French developer and marketer of the CIMIX maintenance and materials management software. The Socotec acquisition further strengthened TSW's international market presence. TSW's "heritage" products described above are supported by TSW, but no longer represent significant license fee revenue.

  TSW commenced the development of its current client/server Asset Care product, Enterprise MPAC ("EMPAC"), early in fiscal 1995. EMPAC first became operational at a customer site in December 1995, and TSW began recognizing license fee revenue from EMPAC at that time. The expenses associated with the development of EMPAC were the primary cause of TSW's operating loss in fiscal 1995 and contributed to the operating loss in fiscal 1996. During the third quarter of fiscal 1996, TSW experienced a substantial increase in license fee revenue associated with the introduction of EMPAC. During fiscal 1997, approximately 94% of TSW's license fee revenue was derived from new customer purchases of, and existing customer migration to, EMPAC.

OVERVIEW

  TSW generates revenue from two principal sources: (i) license fees for its software products and (ii) professional services and support revenue derived from consulting, implementation, training and maintenance services and other technical support related to its software products.

  Software license fees, which accounted for approximately 40% of TSW's revenue in fiscal 1997, consist primarily of license fees for EMPAC. Typically, customers pay an up-front, one-time license fee for TSW's software which is based on the number of licensed sites, users and modules. Initial software license fees ranged from approximately $100,000 to $2.8 million in fiscal 1997.

  License fee revenue is generally recognized upon delivery of the product if TSW is not subject to any significant remaining obligations and collection of the resulting receivable is deemed probable. If TSW is subject to significant remaining obligations at delivery or if the product is subject to return and refund, revenue is deferred until no significant obligations remain or the refund period has expired. EMPAC customers typically make an initial payment upon license contract signing followed by periodic payments on dates specified in the contract. All payments are required to be made within one year of the contract date.

  Services and support revenue, which accounted for approximately 56% of TSW's revenue in fiscal 1997, consists principally of revenue derived from professional services associated with the implementation and deployment of TSW's software products and, to a lesser extent, fees for ongoing customer support, consisting primarily of customer technical support services and product enhancements. Professional services are typically delivered on a time and materials basis, or occasionally on a fixed price or not-to-exceed basis. Out-of-pocket expenses incurred by Company personnel performing professional services are reimbursed by the customer.

  TSW recognizes revenue from professional services as such services are performed. Support revenue, which is invoiced annually in advance, is recognized ratably over the term of the support agreement, which is usually 12 months. Most such agreements are renewable at the discretion of the customer and are subject to change annually. TSW has experienced a support agreement renewal rate that has averaged 95% for the past three fiscal years. Pursuant to these agreements, TSW provides product enhancements and technical support services to customers for an annual fee which typically amounts to 15% to 18% of the license fee. While a 90-day warranty is included in the initial software license, support agreements typically are entered into as of the date of the initial software license, warranty claims are typically negligible, and customers are charged for support during the warranty period.

  Delivery lead times for TSW's products are very short and, consequently, substantially all of TSW's license fee revenue in each quarter results from the orders received in that quarter. Accordingly, TSW only maintains a significant backlog for its professional services and support activities, and TSW believes that its backlog at any point in time is not a reliable indicator of future revenue and earnings. The absence of material backlog may contribute to unpredictability in TSW's results of operations. See "Risk Factors-- Fluctuations in Quarterly Operating Results."

  TSW's other revenue consists primarily of occasional sales of hardware and third-party application software. These sales are provided as an accommodation to TSW's customers and accounted for 3.7% of total revenue in fiscal 1997. Margins to TSW on these accommodation sales are typically minimal.

  In accordance with Statement of Financial Accounting Standards No. 86, software development costs are expensed as incurred until technological feasibility of the software is established, after which any additional costs are capitalized. To date, TSW has expensed all software development costs because development costs incurred subsequent to the establishment of technological feasibility have been minimal.

RESULTS OF OPERATIONS

  The following table sets forth, for the periods indicated, the percentage relationship of certain statement of operations items to total revenue:

                                  YEAR ENDED MARCH 31,
                                  ------------------------
                                   1995     1996     1997
                                  ------   ------   ------
      REVENUE:
       License fees..............   28.5%    46.1%    40.0%
       Services and support......   68.5     51.4     56.3
       Other revenue.............    3.0      2.5      3.7
                                  ------   ------   ------
         Total revenue...........  100.0    100.0    100.0
      OPERATING EXPENSES:
       Costs of license fees.....    5.7     10.0      4.3
       Costs of services and
        support..................   44.0     40.0     40.2
       Costs of other revenue....    4.4      2.7      3.1
       Sales and marketing.......   32.5     29.6     25.7
       General and
        administrative...........   20.7     16.8     12.8
       Product development.......   43.3     20.5     12.9
       Write-off of goodwill.....    --       --       1.0
                                  ------   ------   ------
         Total operating
          expenses...............  150.6    119.6    100.0
                                  ------   ------   ------
      Income (loss) from
       operations................  (50.6)   (19.6)     0.0
      INTEREST INCOME (EXPENSE):
       Interest income...........    0.1      0.1      0.0
       Interest expense..........   (2.6)    (4.7)    (4.7)
                                  ------   ------   ------
         Total interest income
          (expense), net.........   (2.5)    (4.6)    (4.7)
                                  ------   ------   ------
      Income (loss) before
       taxes.....................  (53.1)   (24.2)    (4.7)
       Income tax expense
        (benefit)................   (4.6)     0.2      0.4
                                  ------   ------   ------
      Net income (loss)..........  (48.5)%  (24.4)%   (5.1)%
                                  ======   ======   ======

YEAR ENDED MARCH 31, 1997 COMPARED TO YEAR ENDED MARCH 31, 1996

  License Fees. License fees increased 21.3% to $26.9 million in fiscal 1997, compared to $22.1 million in fiscal 1996. The increase reflects the first full year of revenue from EMPAC, which represented approximately 94% of license fee revenue in fiscal 1997, compared to approximately 70% in fiscal 1996. TSW does not expect future license fee revenue from its heritage products to be significant.

  Certain of the modules in TSW's EMPAC product (particularly modules in its electronic document management system) contain software developed and owned by third parties. TSW pays sublicense fees to such third parties upon the sale of TSW's product containing the third-party software. The costs of these fees are included in "costs of license fees." The revenue from license fees available to TSW after paying such third-party sublicense fees may vary depending upon the percentage of license fee revenue attributable to the electronic document management system. Accordingly, TSW believes that it is important to consider sublicense costs when evaluating license fee revenue. Revenue from license fees, net of sublicense costs, increased 38.0% to $23.9 million in fiscal 1997, compared to $17.3 million in fiscal 1996.

  Services and Support. Services and support revenue increased 52.9% to $37.8 million in fiscal 1997, compared to $24.7 million in fiscal 1996. The increase was primarily due to an increase in services and support revenue related to increased EMPAC licensing activity. The services portion of this revenue associated with heritage products in fiscal 1996 has largely been replaced in fiscal 1997 with services revenue associated with

EMPAC. However, approximately 79% of TSW's support revenue in fiscal 1997 was comprised of support revenue from its heritage products. In future years, TSW intends to continue to seek to migrate its heritage customers to EMPAC as their needs warrant, thereby maintaining support revenue from these customers.

  Other Revenue. Other revenue increased 108.0% to $2.5 million in fiscal 1997, compared to $1.2 million in fiscal 1996. The increase was primarily due to increased sales by TSW of hardware and third-party application software to its customers. TSW does not actively pursue the sale of such items, but includes them in certain transactions as an accommodation to its customers. As a result, other revenue, costs of other revenue and the related margins may vary significantly from quarter to quarter and year to year. The costs of equipment sales and miscellaneous revenue are included in "costs of other revenue." Other revenue, net of these costs, increased to $399,000 in fiscal 1997, compared to $(108,000) in fiscal 1996.

  Total Revenue. Total revenue increased 39.7% to $67.1 million in fiscal 1997, compared to $48.0 million in fiscal 1996. TSW began recognizing license fee revenue from EMPAC in December 1995 when it first became operational at a customer site. The sales of EMPAC for the full year in fiscal 1997 accounted for the increase in total revenue in fiscal 1997 by creating an increase in both license fee and services and support revenue.

  TSW analyzes its revenue, revenue growth and operating margins after considering the costs of third-party sublicense fees and the costs of other revenue. Such costs from other vendors are effectively passed on to TSW's customers at varying margins. Revenue from such products can vary significantly from quarter to quarter and year to year. These fluctuations can significantly affect comparisons of total revenue and operating ratios between periods. Net of these costs, the revenue available to TSW increased 48.2% to $62.1 million in fiscal 1997, compared to $41.9 million in fiscal 1996.

  Costs of License Fees. Costs of license fees decreased 39.2% to $2.9 million in fiscal 1997, compared to $4.8 million in fiscal 1996. The decrease was primarily due to a decrease in sales of certain modules of TSW's EMPAC product. These modules (particularly certain modules in its electronic document management system) contain software developed and owned by third parties. TSW pays sublicense fees, which are included in costs of license fees, to the third parties upon the sale of TSW's product containing such third-party software. Accordingly, the costs of license fees may vary depending upon the percentage of license fee revenue attributable to its electronic document management system. As a percentage of license fee revenue, these costs declined to 10.9% in fiscal 1997, compared to 21.7% in fiscal 1996, primarily due to a decline in the percentage of license fee revenue represented by its electronic document management system.

  Costs of Services and Support. Costs of services and support consist primarily of personnel costs associated with the implementation, training, support and best practices consulting associated with TSW's products. Costs of services and support increased 40.4% to $27.0 million in fiscal 1997, compared to $19.2 million in fiscal 1996, as a direct result of the additional services and support activity associated with the increase in license fees of EMPAC. However, as a percentage of services and support revenue, these costs declined to 71.4% in fiscal 1997, compared to 77.7% in fiscal 1996, as TSW became more efficient in implementing its new EMPAC product, which resulted in improvements in the utilization of its personnel and increased realization of services and support revenue.

  Costs of Other Revenue. Costs of other revenue increased 59.8% to $2.1 million in fiscal 1997, compared to $1.3 million in fiscal 1996. The increase was due to increased sales of hardware and third-party application software. Because TSW does not actively pursue the sale of such items and includes them only as accommodations to its customers, costs of other revenue may vary significantly from quarter to quarter and year to year both in dollars and as a percentage of revenue. As a percentage of other revenue, these costs declined to 83.8% in fiscal 1997, compared to 109.1% in fiscal 1996.

  Sales and Marketing. Sales and marketing expenses include personnel costs, including sales commissions, involved in the sale and marketing of TSW's products and services and the costs of advertising, public relations and participation in industry conferences and trade shows. Sales and marketing expenses increased 20.9% to

$17.2 million in fiscal 1997, compared to $14.2 million in fiscal 1996, primarily as a result of increases in sales force personnel and commissions associated with the increase in license fee revenue. However, as a percentage of total revenue, sales and marketing expenses declined to 25.7% in fiscal 1997, compared to 29.6% in fiscal 1996, due to improved revenue realization from its sales and marketing efforts.

  General and Administrative. General and administrative expenses include the costs of TSW's finance, human resources, information services, and administrative operations. General and administrative expenses increased 6.4% to $8.6 million in fiscal 1997, compared to $8.1 million in fiscal 1996, due to the increased size of TSW's operations necessary to support its growth. As a percentage of total revenue, general and administrative expenses declined to 12.8% in fiscal 1997, compared to 16.8% in fiscal 1996.

  Product Development. Product development expenses include costs associated with the development of new products and enhancements of existing products. Such expenses consist primarily of employee salaries and benefits, consulting expenses (including amounts paid to subcontractors for development work) and the costs of development tools. Product development expenses decreased 12.5% to $8.6 million in fiscal 1997, compared to $9.8 million in fiscal 1996. The decrease reflects the high level of cost incurred in fiscal 1996 related to the accelerated development associated with the first release of EMPAC. As a percentage of total revenue, product development expenses declined to 12.9% in fiscal 1997, compared to 20.5% in fiscal 1996, due to the decrease in expenses and the increase in total revenue. As a percentage of license fee revenue, product development expenses declined to 32.1% in fiscal 1997, compared to 44.5% in fiscal 1996, as a result of reduced expenses combined with higher license fee revenue.

  Write-off of Goodwill. During the second quarter of fiscal 1997, TSW restructured its European operations making its United Kingdom subsidiary the headquarters of its European, Middle Eastern and African operations. As a result of this restructuring and losses at Socotec, TSW's French subsidiary, TSW wrote off goodwill of $688,000 associated with the Socotec acquisition. See "Goodwill" in Note 1 of the Notes to the TSW Consolidated Financial Statements.

  Income (loss) from operations. As the result of the above factors, TSW's results of operations before interest and taxes improved by $9.4 million resulting in $30,000 of income from operations in fiscal 1997 as compared to a loss from operations of $9.4 million in fiscal 1996.

  Interest income (expense), net. Net interest expense increased 42.1% to $3.1 million in fiscal 1997, compared to $2.2 million in fiscal 1996. The increase was primarily due to an increase in borrowings under the Credit Facility and related term note as well as additional subordinated debt borrowings from TSW's principal shareholder. See "Liquidity and Capital Resources" and Notes 4, 5 and 6 of the Notes to the TSW Consolidated Financial Statements.

  Income Taxes. Income tax expense represents foreign withholding taxes payable by customers. Income tax expense increased 201.0% to $295,000 in fiscal 1997, compared to $98,000 in fiscal 1996. There was no United States or foreign income tax expense in fiscal 1997 or fiscal 1996. See Note 12 of the Notes to the TSW Consolidated Financial Statements.

  Net Loss. As a result of the above factors, TSW's net loss in fiscal 1997 declined by $8.3 million from $11.7 million in fiscal 1996 to $3.4 million in fiscal 1997.

YEAR ENDED MARCH 31, 1996 COMPARED TO YEAR ENDED MARCH 31, 1995

  License Fees. License fees increased 182.7% to $22.1 million in fiscal 1996, compared to $7.8 million in fiscal 1995, as TSW began recognizing license fee revenue from EMPAC in December 1995 when it first became operational at a customer site. EMPAC resulted in an increase in the average license fee charged when compared to prior periods and caused some customers to delay purchases which otherwise might have been made in fiscal 1995. In addition, the SQL Systems and Socotec acquisitions contributed an additional $2.5 million in license fees during fiscal 1996 as compared to fiscal 1995. License fee revenue, net of sublicense costs included in "costs of license fees," increased 174.6% to $17.3 million in fiscal 1996, compared to $6.3 million in fiscal 1995.

  Services and Support. Services and support revenue increased 31.0% to $24.7 million in fiscal 1996, compared to $18.9 million in fiscal 1995, primarily as a result of the increase in new licensed customers. In addition, the SQL Systems and Socotec acquisitions contributed an additional $4.5 million in services and support revenue in fiscal 1996 as compared to fiscal 1995.

  Other Revenue. Other revenue increased 43.7% to $1.2 million in fiscal 1996, compared to $824,000 in fiscal 1995. The increase was primarily due to increased sales by TSW of hardware and third-party application software to its customers. The costs of equipment sales and miscellaneous revenue are included in "costs of other revenue." Other revenue, net of these costs, was a slight loss of $108,000 in fiscal 1996, compared to a loss of $387,000 in fiscal 1995.

  Total Revenue. Total revenue increased 74.6% to $48.0 million in fiscal 1996, compared to $27.5 million in fiscal 1995. The increase reflects the recognition of license fee revenue from EMPAC beginning in December 1995. In addition, total revenue in fiscal 1996 includes approximately $5.5 million of additional revenue as a result of the inclusion of a full year of revenue resulting from the SQL Systems acquisition in October 1994 and approximately $1.5 million as a result of the Socotec acquisition in July 1995.

  TSW analyzes its revenue, revenue growth and operating margins after considering the costs of third-party sublicense fees and the costs of other revenue. Such costs from other vendors are effectively passed on to TSW's customers at varying margins. Revenue from such products can vary significantly from quarter to quarter and year to year. These fluctuations can significantly affect comparisons of total revenue and operating ratios between periods. Net of these costs, the revenue available to TSW increased 69.5% to $41.9 million in fiscal 1996, compared to $24.7 million in fiscal 1995.

  Costs of License Fees. Costs of license fees increased 208.2% to $4.8 million in fiscal 1996, compared to $1.6 million in fiscal 1995. The increase was due to an increase in the sale of certain modules (particularly modules in its electronic document management system) which have third-party software sublicense fees associated with them. Accordingly, the costs of license fees may vary depending upon the percentage of license fee revenue attributable to its electronic document management system. As a percentage of license fee revenue, these costs increased to 21.7% in fiscal 1996, compared to 19.9% in fiscal 1995, primarily due to a slight increase in the percentage of license fee revenue represented by these modules.

  Costs of Services and Support. Costs of services and support increased 58.7% to $19.2 million in fiscal 1996, compared to $12.1 million in fiscal 1995, as a direct result of the additional services and support activity associated with the increase in license fees. In addition, the SQL Systems and Socotec acquisitions added $2.7 million of services and support costs in fiscal 1996 as compared to fiscal 1995. As a percentage of services and support revenue, these costs increased to 77.7% in fiscal 1996, compared to 64.2% in fiscal 1995, because TSW was less efficient in implementing the new EMPAC product as compared to its heritage products in fiscal 1996, which resulted in decreased realization of services and support revenue.

  Costs of Other Revenue. Costs of other revenue increased 6.7% to $1.3 million in fiscal 1996, compared to $1.2 million in fiscal 1995. The increase was due to increased sales of hardware and third-party application software. Because TSW does not actively pursue the sale of such items and includes them as accommodations to its customers, costs of other revenue may vary significantly from quarter-to-quarter and year-to-year both in dollars and as a percentage of revenue. As a percentage of other revenue, these costs declined to 109.1% in fiscal 1996, compared to 147.0% in fiscal 1995.

  Sales and Marketing. Sales and marketing expenses increased by 59.2% to $14.2 million in fiscal 1996, compared to $8.9 million in fiscal 1995. The increase primarily resulted from increases in sales force personnel and commissions associated with the increase in license fees, and increased promotional costs associated with the introduction of EMPAC. Also, the SQL Systems and Socotec acquisitions contributed an additional $2.9 million of sales and marketing costs in fiscal 1996 as compared to fiscal 1995. However, as a percentage of total revenue, sales and marketing expenses declined to 29.6% in fiscal 1996, compared to 32.5% in fiscal 1995, due to improved revenue realization from its sales and marketing efforts.

  General and Administrative. General and administrative expenses increased 41.8% to $8.1 million in fiscal 1996, compared to $5.7 million in fiscal 1995, due to the increased size of TSW's operations necessary to support its growth. In addition, the SQL Systems and Socotec acquisitions added $2.0 million of costs in fiscal 1996 as compared to fiscal 1995. As the percentage growth of these costs was less than the growth of revenue, general and administrative expenses, as a percentage of total revenue, declined to 16.8% in fiscal 1996, compared to 20.7% in fiscal 1995.

  Product Development. Product development expenses decreased 17.6% to $9.8 million in fiscal 1996, compared to $11.9 million in fiscal 1995. The decrease in development costs was principally due to the higher costs of the accelerated development effort associated with EMPAC included in fiscal 1995 as compared to fiscal 1996. As a percentage of total revenue, product development expenses declined to 20.5% in fiscal 1996, compared to 43.3% in fiscal 1995, due to the reduced expense level and the increase in fiscal 1996 revenue. As a percentage of license fee revenue, product development expenses declined to 44.5% in fiscal 1996, compared to 152.5% in fiscal 1995, due to reduced expenses and an increase in fiscal 1996 license fee revenue.

  Income (loss) from operations. As the result of the above factors, TSW's loss from operations before interest and taxes declined from $13.9 million in fiscal 1995 to $9.4 million in fiscal 1996.

  Interest income (expense), net. Net interest expense increased 223.8% to $2.2 million in fiscal 1996, compared to $682,000 in fiscal 1995. The increase was primarily due to an increase in borrowings under TSW's credit facilities as well as additional subordinated debt borrowings from TSW's principal shareholder. See "Liquidity and Capital Resources" below and Notes 4, 5 and 6 of the Notes to the TSW Consolidated Financial Statements.

  Income Taxes. Income tax expense of $98,000 in fiscal 1996 represented foreign withholding taxes payable by customers. There was no United States foreign income tax expense in fiscal 1996. The tax benefit in fiscal 1995 reflected the utilization of tax losses generated that year to obtain refunds of taxes paid in prior years. See Note 12 of the Notes to TSW Consolidated Financial Statements.

  Net Loss. As a result of the above factors, TSW's net loss in fiscal 1996 declined by $1.7 million from $13.4 million in fiscal 1995 to $11.7 million in fiscal 1996.

QUARTERLY RESULTS OF OPERATIONS

  The following tables set forth certain unaudited consolidated statements of operations data for each of TSW's last eight quarters in the period ending March 31, 1997, as well as the percentage of TSW's total revenue represented by each item. The information has been derived from TSW's unaudited consolidated financial statements. The unaudited consolidated financial statements have been prepared on substantially the same basis as the audited consolidated financial statements contained herein and include all adjustments, consisting only of normal recurring accruals, that TSW considers necessary to present fairly this information when read in conjunction with the TSW Consolidated Financial Statements and notes thereto appearing elsewhere in this Joint Proxy Statement/Prospectus. TSW's operating results for any one quarter are not necessarily indicative of results for any future period.

                                                    THREE MONTHS ENDED
                         -------------------------------------------------------------------------------
                         JUNE 30,  SEPT. 30,  DEC. 31,  MAR. 31,  JUNE 30,  SEPT. 30, DEC. 31,  MAR. 31,
                           1995      1995       1995      1996      1996      1996      1996      1997
                         --------  ---------  --------  --------  --------  --------- --------  --------
                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUE:
 License fees (1)....... $  2,852  $  2,718   $  9,097  $  7,473  $  4,372   $ 6,565  $ 6,831   $ 9,084
 Services and Support...    6,088     6,883      5,909     5,829     6,585     9,728   10,169    11,302
 Other revenue..........      138       --         795       251       131       921      311     1,100
                         --------  --------   --------  --------  --------   -------  -------   -------
  Total revenue.........    9,078     9,601     15,801    13,553    11,088    17,214   17,311    21,486
OPERATING EXPENSES:
 Costs of license fees..      388       636      2,264     1,511       472       858      637       950
 Costs of services and
  support...............    4,644     4,708      5,179     4,672     5,050     6,654    7,183     8,080
 Costs of other
  revenue...............       29        47      1,012       204       161       787      348       768
 Sales and Marketing....    2,945     2,936      4,187     4,167     3,527     3,823    4,440     5,427
 General and
  Administrative........    1,273     1,845      2,266     2,694     2,031     2,220    1,935     2,413
 Product Development....    2,738     2,568      2,180     2,359     1,933     1,874    2,282     2,528
 Write-off of
  goodwill(2)...........      --        --         --        --        --        688      --        --
                         --------  --------   --------  --------  --------   -------  -------   -------
  Total operating
   expenses.............   12,017    12,740     17,088    15,607    13,174    16,904   16,825    20,166
                         --------  --------   --------  --------  --------   -------  -------   -------
Income (loss) from
 operations.............   (2,939)   (3,139)    (1,287)   (2,054)   (2,086)      310      486     1,320
INTEREST INCOME
 (EXPENSE):
 Interest income........       13         6          5        22         4         9        8        14
 Interest expense.......     (426)     (476)      (669)     (683)     (608)     (804)    (804)     (957)
                         --------  --------   --------  --------  --------   -------  -------   -------
  Total interest income
   (expense), net.......     (413)     (470)      (664)     (661)     (604)     (795)    (796)     (943)
                         --------  --------   --------  --------  --------   -------  -------   -------
Income (loss) before
 taxes..................   (3,352)   (3,609)    (1,951)   (2,715)   (2,690)     (485)    (310)      377
  Income tax expense
   (benefit)............      --        --         --         98        60        91       43       101
                         --------  --------   --------  --------  --------   -------  -------   -------
Net income (loss)....... $ (3,352) $ (3,609)  $ (1,951) $ (2,813) $ (2,750)  $  (576) $  (353)  $   276
                         ========  ========   ========  ========  ========   =======  =======   =======

--------
(1) TSW began recognizing license fee revenue from EMPAC in the quarter ended December 31, 1995, when EMPAC first became operational at a customer site.

(2) See Note 1 of the Notes to the TSW Consolidated Financial Statements for an explanation of the write-off of goodwill.

                                                        QUARTER ENDED
                          ------------------------------------------------------------------------------
                          JUNE 30,  SEPT. 30, DEC. 31,  MAR. 31,  JUNE 30,  SEPT. 30, DEC. 31,  MAR. 31,
                            1995      1995      1995      1996      1996      1996      1996      1997
                          --------  --------- --------  --------  --------  --------- --------  --------
                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUE:
 License fees...........    31.4%      28.3%    57.6%     55.1%     39.4%      38.1%    39.5%     42.3%
 Services and Support...    67.1       71.7     37.4      43.0      59.4       56.5     58.7      52.6
 Other revenue..........     1.5        --       5.0       1.9       1.2        5.4      1.8       5.1
                           -----      -----    -----     -----     -----      -----    -----     -----
  Total revenue.........   100.0      100.0    100.0     100.0     100.0      100.0    100.0     100.0
OPERATING EXPENSES:
 Costs of license fees..     4.3        6.6     14.3      11.2       4.3        5.0      3.7       4.4
 Costs of services and
  support...............    51.2       49.0     32.8      34.5      45.5       38.6     41.5      37.6
 Costs of other
  revenue...............     0.3        0.5      6.4       1.5       1.5        4.6      2.0       3.6
 Sales and Marketing....    32.5       30.6     26.5      30.7      31.8       22.2     25.6      25.3
 General and
  Administrative........    14.0       19.3     14.3      19.9      18.3       12.9     11.2      11.2
 Product Development....    30.1       26.7     13.8      17.4      17.4       10.9     13.2      11.8
 Write-off of goodwill
  (2)...................     --         --       --        --        --         4.0      --        --
                           -----      -----    -----     -----     -----      -----    -----     -----
  Total operating
   expenses.............   132.4      132.7    108.1     115.2     118.8       98.2     97.2      93.9
                           -----      -----    -----     -----     -----      -----    -----     -----
Income (loss) from
 operations.............   (32.4)     (32.7)    (8.1)    (15.2)    (18.8)       1.8      2.8       6.1
INTEREST INCOME
 (EXPENSE):
 Interest income........     0.2        0.1      0.0       0.2       0.0        0.1      0.0       0.1
 Interest expense.......    (4.7)      (5.0)    (4.2)     (5.0)     (5.5)      (4.7)    (4.6)     (4.4)
                           -----      -----    -----     -----     -----      -----    -----     -----
  Total interest income
   (expense), net.......    (4.5)      (4.9)    (4.2)     (4.8)     (5.5)      (4.6)    (4.6)     (4.3)
                           -----      -----    -----     -----     -----      -----    -----     -----
Income (loss) before
 taxes..................   (36.9)     (37.6)   (12.3)    (20.0)    (24.3)      (2.8)    (1.8)      1.8
  Income tax expense
   (benefit)............     --         --       --        0.7       0.5        0.5      0.2       0.5
                           -----      -----    -----     -----     -----      -----    -----     -----
Net income (loss).......   (36.9)%    (37.6)%  (12.3)%   (20.7)%   (24.8)%     (3.3)%   (2.0)%     1.3%
                           =====      =====    =====     =====     =====      =====    =====     =====

  TSW's quarterly operating results have varied in the past and may vary significantly in the future depending on many factors including, among others: the size, timing and recognition of revenue from significant orders; the timing of new product releases and market acceptance of such releases; increases in operating expenses required for product development and marketing; market acceptance of new products and product enhancements; customer order deferrals in anticipation of new products and product enhancements; TSW's success in expanding its sales and marketing programs; and general economic conditions. Further, TSW's operating results have been, and are expected to continue to be, highly sensitive to the receipt, timing and payment of large orders. Moreover, TSW historically has recognized greater license fee revenue in the fourth quarter of each fiscal year than in each of the preceding quarters, and first quarter revenue has typically declined from revenue in the fourth quarter of the preceding fiscal year. TSW believes that this concentration of licensing activity is caused primarily by TSW's sales commission policies, which compensate sales personnel for meeting or exceeding annual performance quotas. Any change in TSW's sales commission policies could result in a change in this pattern of licensing activity and reported revenue. Based upon all of the foregoing factors, TSW believes that its quarterly revenue, expenses and operating results are likely to vary significantly in the future, that period-to-period comparisons of its results of operations may not be meaningful and that, in any event, such comparisons should not be relied upon as indications of future performance.

  TSW began recognizing license fee revenue from EMPAC in December 1995 when it first became operational at a customer site. As a result, total revenue increased in the December 31, 1995 and March 31, 1996 quarters as compared to prior quarters. The decline in revenue in the June 30, 1996 quarter reflects the historical decline in TSW's first quarter as discussed above. Subsequent quarter revenues reflect the growth and market acceptance of EMPAC.

  The variance in the cost of license fees between quarters results from variances in the percentage of license fees in each quarter derived from modules which have third-party sublicense fees associated with them. Costs of other revenue vary by quarter depending upon the amount of hardware and third-party applications software sales made by TSW during the quarter as accommodations to its customers. Sales and marketing expenses reflect increased personnel and promotional costs and will vary depending upon commission earned in the quarter. General and administrative expense included $330,000 in the March 31, 1996 quarter related to expenses associated with a proposed initial public offering. Higher product development expenses in the September 30, 1995 and prior quarters reflect the higher costs of the accelerated development effort associated with EMPAC prior to its first operational use at a customer site in December 1995.

  TSW's future revenue is difficult to predict, and TSW has in certain instances in the past not achieved its revenue expectations. Because TSW generally ships its software products within a few days after receipt of an order, it typically does not have a material backlog of unfilled software license orders, and license fee revenue in any quarter is substantially dependent on orders booked and shipped in that quarter. In addition, TSW typically enters into a significant portion of its new license contracts in the last two weeks of a quarter. TSW's expense levels are based, in part, on its expectations as to future revenue and to a large extent are fixed in the short term. TSW generally is unable to adjust expenses in the short term to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall of revenue in relation to TSW's expectations or any material delay in customer orders would have an immediate material adverse effect on its business, operating results and financial condition and on TSW's ability to achieve or maintain profitability.

LIQUIDITY AND CAPITAL RESOURCES

  During the past three fiscal years, TSW has financed its operations and growth primarily through funds generated through operations, sales of TSW Preferred Stock to its principal shareholder, and funds borrowed from lending institutions and its principal shareholder. At March 31, 1997, TSW's primary sources of liquidity consisted of cash, cash equivalents, and short-term investments totaling $549,000 and its $15.0 million credit facility and related term note, which is secured by substantially all of the assets of TSW. The credit facility expires on March 31, 1998, and the amortizing term note expires on the earlier of August 31, 2000 or the termination of the credit facility. The credit facility and the related amortizing term note each bear interest at the greater of 8.0% per annum or the one month LIBOR rate plus 5.25% (10.94% as of March 31, 1997). Effective April 3, 1997, TSW increased the maximum size of this facility to $20.0 million.

  TSW's operating activities have used cash in each of the last three fiscal years. Operating activities in fiscal 1997 used $11.9 million of cash, primarily as a result of TSW's net loss of $3.4 million coupled with an increase in working capital, principally billed and unbilled accounts receivable, resulting from TSW's revenue growth of approximately 40%. During fiscal 1996 and 1995, cash used for operating activities of $10.9 million and $6.0 million, respectively, resulted primarily from net losses of $11.7 million and $13.4 million, respectively, as well as an increase in unbilled accounts receivable in fiscal 1996, resulting from revenue growth of approximately 75%.

  Cash used for investing activities was approximately $2.4 million, $2.8 million and $2.1 million in fiscal 1997, 1996 and 1995, respectively. The cash used for investing activities was due primarily to additions in property and equipment. TSW's capital expenditures relate primarily to purchases of personal computers for internal use to support TSW's growth, as well as furniture, fixtures and leasehold improvements. TSW expects that the rate of its purchases of property and equipment will increase if TSW's employee base grows.

  Cash provided by financing activities amounted to $14.7 million in fiscal 1997. Of this amount, $9.8 million was provided from net borrowings under TSW's credit facility and related term note. In addition, $5.0 million of cash was provided by the sale of TSW Preferred Stock to TSW's principal shareholder. During fiscal 1996 and 1995, financing activities provided $13.3 million and $7.9 million, respectively. In addition to borrowings under TSW's credit facility and the sale of TSW Preferred Stock to TSW's principal shareholder during fiscal 1996 and 1995, TSW also issued subordinated notes with warrants to its principal shareholder. See Notes 4, 5, 6 and 9 of the Notes to the TSW Consolidated Financial Statements.

  As of March 31, 1997, TSW had negative working capital of $3.6 million as compared to negative working capital of $7.9 million and $4.5 million at the end of fiscal 1996 and 1995, respectively. The $4.3 million change in working capital during fiscal 1997 resulted from an increase in current assets of $15.7 million due to increases in both billed and unbilled accounts receivable and an increase in current liabilities of $11.3 million due to increases in both the credit facility and accrued liabilities.

  Trade accounts receivable increased from $12.3 million to $19.0 million while unbilled accounts receivable increased from $7.8 million to $13.8 million at March 31, 1996 and March 31, 1997 respectively, due to the significant increase in EMPAC license fee revenue during the year. The Company's EMPAC license contracts typically have payment terms that include an initial payment upon contract signing followed by periodic payments on certain dates specified in the contract. Amounts are included as unbilled accounts receivable until they are invoiced, generally 30 days prior to payment due date. These factors have caused TSW to require more working capital to support these higher levels of receivables. Should software license fee revenue continue to grow, successively higher levels of working capital will be required. TSW believes that its current cash balances, cash available under its credit facility and cash flow from operations and commitments from its principal shareholder will be sufficient to meet its working capital and capital expenditure requirements for at least the next twelve months.

                       BUSINESS OF THE COMBINED COMPANY

  Newco has not conducted any substantial business activities to date, other than those incident to its formation, its execution of the Reorganization Agreement and related agreements and its participation in the preparation of this Joint Proxy Statement/Prospectus. Immediately following the consummation of the Merger, Indus and TSW will become wholly-owned subsidiaries of Newco. Accordingly, the business of Newco will be substantially similar to the businesses currently conducted by Indus and TSW. See "BUSINESS OF INDUS" and "BUSINESS OF TSW."

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

                               BUSINESS OF INDUS

GENERAL

  Indus develops, markets, implements and supports client/server enterprise management software solutions for process industries worldwide. Indus' PassPort Software Solutions consist of 17 business applications in such functional areas as Work Management Systems, Materials & Procurement Systems, Safety & Compliance Systems. PassPort Software Solutions are designed to interoperate, through Indus' PassBook integration products, with popular third-party applications that provide basic business functions such as corporate finance, payroll, human resources and customer information integration. Indus has entered into strategic relationships with Oracle Corp., PeopleSoft, Inc. and SPL WorldGroup B.V. (the "Alliance Partners"), through which it has developed or is developing PassBook integration products to provide interoperability with Oracle's corporate financial applications, PeopleSoft's corporate financial, payroll and human resources applications and SPL WorldGroup's customer information applications. Indus and its Alliance Partners seek to provide complete enterprise-wide solutions that enable Indus' customers to improve operating efficiencies, reduce costs and comply with governmental regulation. Indus focuses primarily on the energy industry and processing companies, including electric utilities, oil, gas and chemical refineries, and steel and forest products producers. PassPort Software Solutions are based on an open, client/server architecture featuring a layered software design that enables customers to use various operating systems, operate on multiple hardware platforms and interoperate with many third-party software applications and legacy systems. Proprietary software tools and implementation methodology, marketed under the name ABACUS, facilitate rapid and effective deployment and utilization of its PassPort applications. Indus markets and sells its products and services primarily through a direct sales force in the United States and directly and indirectly in other parts of the world.

PRODUCTS AND SERVICES

  Indus' PassPort Software Solutions, ABACUS tools and implementation methodology and PassPort Workbenches operate as a flexible, fully integrated enterprise management software solution. PassPort Software Solutions consist of 17 business applications grouped into three functional areas. ABACUS tools and implementation methodology allow for rapid implementation and configuration of PassPort Software Solutions. PassPort Workbenches are a set of software tools which support application development, data migration and installation support used by Indus and its customers to develop, install and configure PassPort Software Solutions. PassBook integration products are intended to enable PassPort Software Solutions to interoperate with corporate financial, payroll, human resources and customer information applications systems available from its Alliance Partners.

 PassPort Software Solutions

  PassPort Software Solutions are offered in three functional areas: Work Management Systems, Materials & Procurement Systems, and Safety & Compliance Systems. Indus has designed its PassPort applications to provide interoperability with basic business function applications developed by its Alliance Partners. Although most customers license multiple applications in two or more functional areas, Indus believes that the majority of its license revenues has been derived from licenses of Work Management Systems applications. Each PassPort application can operate on a stand-alone basis or interoperate with other PassPort applications or with many third-party software applications and legacy systems. PassPort applications incorporate adaptable workflow methods that enable end-users to easily tailor workflow to correspond to their business practices.

  The license fees for PassPort applications vary depending on either the number of users or facilities and the number and type of applications licensed. Typical enterprise license fees have generally ranged from approximately $1 million to approximately $5 million. Licenses generally have a perpetual term.

  Software maintenance and support for the first year of the customer contract are included in the license fee. Thereafter, maintenance and support services are subject to an initial two-year term followed by separate renewable one-year contracts. Software updates are included in the maintenance fee.

  Indus' PassPort applications consist of Work Management Systems, Materials & Procurement Systems and Safety & Compliance Systems. Work Management Systems communicate discrete work task requirements and priorities to all affected departments and disciplines in the enterprise, actively informing individuals of work progress and cost and schedule impacts of unforeseen daily events. These applications allow managers to modify strategic management objectives and adjust priorities, work plans, schedules and associated documentation. Materials & Procurement Systems improve overall plant performance by streamlining the procurement cycle and enhancing the enterprise's ability to respond efficiently to planned supply-cycle replenishment and react quickly to unplanned demand for spare parts, materials and contract services. Safety & Compliance Systems interoperate with other systems to improve regulatory compliance and reporting in order to reduce safety and environmental violations and minimize inspections and audit interruptions by local, state and federal regulatory agencies.

  The complementary Alliance Partner Systems available via PassBook Integration Products include Corporate Financial Systems and Customer Information Systems. Corporate Financial Systems are on-line, activity-based decision support tools designed to keep managers and plant personnel throughout the enterprise aware of costs controlled by other PassPort applications and legacy systems so that informed decisions may be made to improve financial results. Customer Information Systems are on-line applications designed to provide energy delivery companies with a link between their customers, associated revenue cycle requirements and in-field work and materials management functions controlled within PassPort applications.

  PassPort applications are based on an open, client/server architecture featuring a layered software design that enables customers to use various operating systems, operate on multiple hardware platforms and interoperate with many third-party software applications and legacy systems. This capability permits customers to integrate their existing computing resources with a wide variety of emerging technologies. The portability and scalability of PassPort Software Solutions allows users to extend their systems to accommodate facility expansion or acquisitions. Indus' PORTAL/95 client workstation software provides a Windows 95 "look and feel" to its PassPort applications.

  Indus' layered software architecture features an adapter code layer that isolates PassPort applications from the systems environment, including hardware, operating systems, databases, networks and user interfaces. This adapter code layer permits a single repository of application code to operate across all supported platforms in their native runtime environments and allows PassPort applications to be implemented on multiple platforms with no significant loss of efficiency. Only the adapter code layer, and not the application code, need be reconfigured to enable PassPort applications to operate on additional platforms. This layered architecture allows customers to protect their large investments in information systems while positioning them to adapt to emerging operating system, server and database management system technologies. The architecture supports seamless integration of alliance partner programs via the PassBook series of interfaces which allows PassPort controlled information to interoperate with these select third party programs.

  PassPort applications operate on UNIX servers provided by Hewlett-Packard Company, Digital Equipment Corporation and IBM utilizing the Oracle RDBMS. PassPort applications also operate on IBM mainframe or plug compatible hardware used in conjunction with the IBM/DB2 RDBMS. The server offering supporting Indus' products is being expanded to include NT Servers which will be made commercially available in the third quarter of 1997. Indus believes that PassPort applications offer the only enterprise client/server business solutions currently available that are portable among these UNIX/Oracle and IBM/DB2 platforms. PassPort applications provide direct access to electronic mail systems and, via object linking and embedding (OLE 2.0), to desktop word processing and spreadsheet programs such as those included in the Microsoft Office application suite. PassPort applications may be image-enabled by Indus' VIEWPORT image processing software, allowing users to view associated source documents and other digitized media upon demand.

 ABACUS Tools, Implementation Methodology and Related Services

  PassPort Software Solutions are implemented through Indus' proprietary ABACUS tools and implementation methodology. ABACUS consists of software-driven analytical tools, implementation plans and

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

educational tools that encapsulate Indus' extensive experience in implementing enterprise management software solutions. ABACUS provides a step-by-step implementation life cycle framework for all installation, integration, education and business review activities. In addition, ABACUS enhances the ongoing effectiveness of PassPort Software Solutions and assists customers in improving their business processes.

  ABACUS software tools use a time-sensitive and track-oriented approach to help customers and Indus' business experts, technical specialists and training professionals implement PassPort applications. In addition to interactively identifying implementation procedures, ABACUS contains over 400 "best practice" examples of how such procedures were performed by other process industry companies, drawn from Indus' extensive experience in implementing enterprise management software solutions. Indus currently licenses ABACUS software tools in conjunction with PassPort Software Solutions which includes the use of the ABACUS Workbench, a version of the ABACUS software that allows customers to tailor their internal project goals and objectives with other corporate initiatives, modify implementation plans and associated deliverables, supporting specific project/progress reporting, etc.

  Indus offers standardized service packages that correspond to "tracks" in the ABACUS implementation software. The Management Track defines the scope of the solution, helps ensure that strategic goals are addressed, communicates executive sponsorship of PassPort applications to the organization and provides for budgeting and progress reporting. The Technical Track validates the overall information strategy, defines the technology upgrade path utilizing PassPort and provides for operational support. The Business Process Improvement Track engages change management techniques to reengineer processes to embody PassPort best practices in a cost-effective manner to improve overall company efficiency. The Integration Track incorporates software tools to rapidly establish the enterprise-wide information resource which provides interoperability between PassPort and other systems. The Education Track helps ensure user acceptance of both PassPort and new procedures utilizing a comprehensive education program, computer-based training tools and courseware tailored to the organization's training environment and specific operational needs.

 PassPort Workbenches

  PassPort applications are developed using PassPort Workbenches, a set of integrated application development and support tools designed to make analytical, programming, documentation, quality assurance and data loading, migration and archiving tasks more efficient. PassPort Workbenches include the following: the Analyst Workbench, which allows the developer to translate business requirements into electronic design specifications; the Programmer Workbench, which generates application code and guides the developer through the calculations needed to meet the requirements of the application and the target platform; and the Documentation Workbench, which translates the specifications into documentation including on-line tutorials, hard copy user guides, reference and training materials, test scripts and systems administration guides. A fourth post-development tool, the Data Services Workbench, helps perform data load and system interface exercises, facilitates data migration (from release to release) and supports archiving and data warehousing facilities. PassPort Workbenches are centered around a shared repository of design information known as the PassPort Data Dictionary. The accumulated knowledge base stored in the Data Dictionary promotes a high degree of design consistency, integrity and quality across the PassPort product line. By using PassPort Workbenches to design, prototype, build, document and maintain its application products, Indus believes it has demonstrated that it can rapidly develop high quality, highly functional applications on predictable schedules and within established budgets.

  Indus licenses PassPort Workbenches to customers desiring the ability to modify PassPort applications to suit internal needs and to perform system administration and maintenance over the application life cycle.

  The statements made herein regarding scheduled release dates for Indus' products under development and proposed enhancements are forward-looking statements, and the actual release dates for such products or enhancements could differ materially from those projected as a result of a variety of factors, including the ability of Indus' engineers to solve technical problems and test products, Company priorities and the availability of development and other resources, and other factors, including factors outside the control of Indus. There can be no assurance that Indus will not experience difficulties that could delay or prevent the successful development, introduction and marketing of new products, or that new products and product enhancements will meet the requirements of the marketplace or achieve market acceptance.

CUSTOMER SUPPORT, SOFTWARE MAINTENANCE AND TRAINING

  In addition to the standardized services offered through ABACUS, Indus offers systems integration, customer support, software maintenance and training. Indus provides systems integration and customer support on a time and materials basis. Indus provides software maintenance for a fixed fee based on the number and types of applications licensed.

  The customer support team provides a help desk, warranty support and post-implementation services which are widely used by its customers. The help desk is staffed by experienced product specialists who have direct access to product development teams and technology specialists. A computerized system is used to log, track, close and analyze all customer calls.

  The Indus Institute, a training division of Indus, designs, manages, and implements comprehensive education and training solutions for the PassPort user community. The Indus Institute's team of training and technical professionals provides instructional design and courseware development services, training coordination support, train-the-trainer and end-user programs, as well as technical training for customer installations worldwide. In addition, Indus has developed a comprehensive set of training courseware which it uses to educate and train customers and internal staff. Subjects covered by the courseware range from application product basics to conducting business process reviews. Open enrollment training courses are provided at Indus' training centers in San Francisco, Dallas, Pittsburgh, and internationally in London. In addition, training is also provided at customer sites at the customer's option.

CUSTOMERS

  Indus provides enterprise management software solutions to large process industry customers primarily in the electric utility, petrochemical, chemical refining, steel and forest products industries. As of December 31, 1996, Indus had more than 2,000 site implementations at more than 60 companies.

  Revenues from Ontario Hydro-Nuclear and PECO Energy accounted for 11% and 10%, respectively, of Indus' total revenues in 1996. Revenues from Duke Power, and Occidental Chemical Corporation accounted for 12% and 11% respectively, of total revenues in 1995. No customer accounted for more than 10% of total revenue in 1994.

SALES AND MARKETING

  The corporate marketing function is organized into vertical business areas which comprise the process industries targeted by Indus. By segmenting the market into six vertical business areas, Indus can package and deliver its products effectively to the industries it serves. The vertical business segments comprising the market include:

 Power Generation              Addresses electric utilities with generating
                               capacity comprised of fossil, hydro, wind, solar
                               or geothermal power generation. Power Generation
                               addresses a trend in the industry where
                               disparate generation groups are being aggregated
                               into a single business unit within the utility
                               structure.
 Nuclear Power Generation      Recognizes the unique requirements of nuclear
                               generating stations in the areas of special
                               materials, heath physics, safety and nuclear
                               regulatory reporting and compliance issues.
 Energy Delivery               Includes the Transmission & Distribution
                               business units of utilities, coupled with the
                               revenue cycle components from Customer
                               Information Systems for electric, gas, water
                               utilities.
 Oil, Gas, & Chemical Refining Comprised of the upstream' companies charged with prospecting and developing new oil & gas
                               sources (both on and offshore), as well as
                               downstream' operating companies charged with
                               refining, packaging and distribution processing.
 Integrated-Process Industries Represents steel making, pulp and paper and others whose process involves moving from crude
                               raw materials through secondary operations to
                               finished goods.
 DOE/Facilities Management     Focuses on facilities maintained by the
                               Department of Energy and others in facilities
                               management that serve large facility complexes,
                               maintain high rise facilities and the
                               distributed needs of large consumer retailers,
                               insurance companies and other facility-intense
                               organizations.

  Indus markets and sells its products and services primarily through a direct sales force in the United States and directly and indirectly in other parts of the world. As of March 31, 1997, Indus' sales and marketing organization consisted of 38 employees. The marketing staff is based at Indus' corporate headquarters in San Francisco, while the sales organization is decentralized and positioned in North America in seven regions: Northeast, North Central, Pacific Northwest, Southwest, South Central, Southeast and Canada. Internationally the regional model will be extended during 1997 to recognize the special marketing needs of Europe and South America, the Middle East and Africa, and Pacific Rim countries.

  The direct sales cycle begins with the generation of a sales lead, or the receipt of a request for proposal from a prospect, which is followed by qualification of the lead, an analysis of the customer's needs, response to a request for proposal, one or more presentations to the customer utilizing the special knowledge of the industry vertical pre-sales staff, customer internal sign-off activities and contract negotiation and finalization. While the sales cycle from customer to customer varies substantially, the sales cycle generally requires three to nine months.

  In support of its sales force, Indus conducts comprehensive industry-specific vertical marketing programs which include public relations, trade advertising, industry seminars, trade shows and on-going customer communication programs through the International Passport User Group. In addition, Indus' Account Executive Program provides regional support and specialized attention for each of its customers. Account Executives assist in implementing licensed applications over multi-year engagements, promote licensing of additional applications and encourage existing customers to identify and help fund new applications.

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

STRATEGIC RELATIONSHIPS

  Through its PassPort Alliance and PassPort Partner programs, Indus intends to continue to develop new products, to keep pace with the latest technological developments, and to extend its marketing, sales and support efforts by building synergy between Indus' products and services and those available from complementary third party providers. Indus has entered into strategic alliances and other formal and informal relationships with major software and hardware vendors and with consulting firms, service providers and systems integrators. Members of Indus' Alliance and Partner programs assist Indus with sales and support activities and with product localization in foreign countries.

 PassPort Alliance Program

  The PassPort Alliance Program is comprised of third party providers of complementary software products which interoperate with PassPort Software Solutions through PassBook integrator products to provide additional license revenues and services to Indus while delivering a broad suite of enterprise-wide software capabilities. Membership in this program includes Oracle Corporation for corporate financial systems, PeopleSoft, Inc. for corporate financial, human resources and payroll systems, SPL WorldGroup for customer information systems and Nuclear Fuels Services/Radiation Protection Systems for jointly developed Nuclear Health Physics Systems marketed as Total Exposure. Other third party integration alliance partners are currently under consideration by Indus.

 PassPort Partner Program

  The PassPort Partner Program consists of three classes of members including:
PassPort Associates (foreign and domestic), PassPort Platform Partners, and partners in the PassPort Extension Program.

  PassPort Associates are third party consultants and system integration firms which help deliver the services required to implement PassPort Software Solutions. These recognized firms add specialty knowledge to assist in training and reengineering services, help provide staffing levelization and supply peak load project resources to the regional operators. These resources assist in the delivery of ABACUS services and those performed by the Indus Institute on an as-needed basis. Domestically, firms providing such services for Indus include: PCS, Software Consulting Group, PRC Engineering Services, Transcend Data Systems, Dublin Group, and General Physics. Internationally, the partners provides national language support and an ability to deliver regional customer service to international customers without the need for complete facility and infrastructure costs associated with local offices. International implementation partners include: Euriware Reseau Eurisys, supporting France and French speaking regions; EniData supporting Italy and providing additional worldwide support for projects within the ENI Group of Companies and their subsidiaries; Gulf Data International, providing Arabic language support and services in the United Arab Emirates for customers in Abu Dhabi; ISSC/Australia and Westinghouse Corporation with emphasis in Eastern Europe and the Spanish nuclear market.

  PassPort Platform Partners are computer hardware providers and operating system software providers that help Indus remain technologically current and in step with evolving releases of software and hardware upgrades. Cooperative marketing, joint trade show participation, vendor fair participation at the Annual Conference of the International Passport User Group are extended to this cooperative group of vendors. Indus participates in the Hewlett-Packard Channel Program, Digital Equipment's Business Partner Program, the IBM Business Partner Program as well as the Microsoft's Solution Provider Program and Oracle's Cooperative Applications Initiative.

  The PassPort Extension Program is comprised of third party vendors with products which provide value-added product extensions or specialty services, taking PassPort data beyond the specified scope of Indus' application systems. Both specialty hardware and specialty point solution software vendors are recognized in this program which include offerings from: Meridium Corporation, Dolphin Software, Telxon, Zebra Printers, Intermat, MAC, GDS, MapFrame, Trimco and InterGraph.

RESEARCH AND DEVELOPMENT

  Indus has a dedicated research and development and engineering organization and has regularly released new products and enhancements to existing products. Research and development efforts are directed at increasing product functionality, improving product performance and expanding the capabilities of the products to interoperate with selected third-party software products available from its alliance partners such as Oracle, PeopleSoft and SPL WorldGroup. In particular, Indus is devoting substantial development resources in its next Release 6.0 scheduled for the third quarter of 1997. These efforts include developing new PassPort applications that address energy delivery, a new targeted vertical market, and enhancing to Indus' nuclear offerings. To assist international customers, all application products are incurring significant changes to support national language support. Indus expects that Release 6.0 will also include support for new Windows NT servers to create pre-packaged "turn-key" product offerings, and enhanced electronic commerce features via Internet integration.

  Indus believes that research and development is most effectively accomplished if customers are involved in the process. Through direct customer involvement and consensus input from its International Passport User Group, product content is improved and the customer acceptance threshold usually associated with new software deployment significantly lowered. In addition, the interactive development process promotes increased customer awareness of the technological features of the product and fosters greater product loyalty.

  There can be no assurance that Indus will be successful in developing and marketing product enhancements or new products that respond to technological change, changes in customer requirements, or emerging industry standards, that Indus will not experience difficulties that could delay or prevent the successful development, introduction or marketing of such products and enhancements, or that any new products or enhancement that it may introduce will achieve market acceptance. The inability of Indus, for technological or other reasons, to develop and introduce new products or enhancements in a timely manner in response to changing customer requirements, technological change or emerging industry standards, would have a material adverse effect on Indus' business or results of operations.

  As of March 31, 1997, Indus had 117 employees engaged in research and development. Indus' research and development expenses were approximately $7.1 million, and $8.3 million and $12.5 million in 1994, 1995 and 1996 respectively. Development costs funded by customers as part of license and service contracts is included as part of cost of revenues. In the future, Indus may also face competition from Oracle Corp., PeopleSoft, Inc. and SPL WorldGroup B.V., through which it has developed or is developing PassBook integration products to provide interoperability with Oracle's corporate financial applications, PeopleSoft's corporate financial, payroll and human resources applications and SPL WorldGroup's customer information applications.

COMPETITION

  The enterprise management software solutions business is highly competitive, rapidly changing and significantly affected by new product introductions and other market activities of industry participants. Indus' primary competition stems from companies offering enterprise software solutions, vendors offering partial solutions and suppliers of departmental systems (primarily LAN-based). Indus' competitors include SAP, Indus' principal competitor, and other software vendors such as Marcam Corp., and Project Software & Development, Inc., firms that provide software products to electric utilities, such as Severn Trent Systems and Synercom and many other firms.

  In the future, Indus may also face competition from Oracle Corp., PeopleSoft, Inc. and SPL WorldGroup B.V., through which it has developed or is developing PassBook Integration products to provide interoperability with Oracle's corporate financial applications, PeopleSoft's corporate financial, payroll and human resources applications and SPL WorldGroup's customer information applications. In addition, Indus faces indirect competition from suppliers of custom-developed business applications software that have focused largely on proprietary mainframe- and minicomputer-based systems with highly customized software, such as the systems consulting groups of major accounting firms and systems integrators. Indus also faces indirect competition from systems developed by the internal MIS departments of large organizations.

  Many of Indus' competitors and potential competitors have longer operating histories, significantly greater financial, technical, marketing and other resources, greater name recognition, and a larger installed base of customers than Indus. In addition, certain competitors, including SAP, have well-established relationships with customers of Indus and with accounting and consulting firms that may have an incentive to recommend such competitors over Indus. Furthermore, as the enterprise management software solutions market for process industries expands, companies with significantly greater resources than Indus could attempt to increase their presence in this market by acquiring or forming strategic alliances with competitors of Indus.

  The principal competitive factors affecting the market for Indus' software products are responsiveness to process industry needs, product functionality and ease of use, speed of implementation, product architecture, quality and reliability, vendor and product reputation, quality of customer support and price. Based on these factors, Indus believes that it has competed effectively to date. In order to be successful in the future, Indus must continue to respond promptly and effectively to the challenges of technological change and its competitors' innovations by continually enhancing its own product offerings. There can be no assurance, however, that Indus' products will continue to compete favorably or that Indus will be successful in the face of increasing competition from new products and enhancements introduced by existing competitors or new companies entering this market.

PROPRIETARY RIGHTS AND LICENSING

  Indus relies on a combination of the protections provided under applicable copyright, trademark and trade secret laws, as well as on confidentiality procedures and licensing arrangement to establish and protect its rights in its software. Despite Indus' efforts, it may be possible for unauthorized third parties to copy certain portions of Indus' products or to reverse engineer or obtain and use information that Indus regards as proprietary. In addition, the laws of certain countries do not protect Indus' proprietary rights to the same extent as do the laws of the United States. Furthermore, Indus has no patents, and existing copyright laws afford only limited protection. Accordingly, there can be no assurance that Indus will be able to protect its proprietary software against unauthorized third party copying or use, which could adversely affect Indus' competitive position.

  Indus licenses its PassPort applications to customers under license agreements which are generally in standard form, although each license is individually negotiated and may contain variations. The standard form agreement allows the customer to use Indus' products solely on the customer's computer equipment for the customer's internal purposes, and the customer is generally prohibited from sub-licensing or transferring the PassPort applications. The agreements generally provide that Indus' warranty for its products is limited to correction or replacement of the affected product, and in most cases Indus' warranty liability may not exceed the licensing fees from the customer. Indus' form agreement also includes a confidentiality clause protecting proprietary information relating to the PassPort applications.

  Indus' products are generally provided to customers in object code (machine-readable) format only. From time to time, in limited circumstances, Indus has licensed source code (human-readable form) subject to customary protections such as use restrictions and confidentiality agreements. In addition, customers can be beneficiaries of a master source code escrow for the PassPort applications, pursuant to which the source code will be released to end users upon the occurrence of certain events, such as the commencement of bankruptcy or insolvency proceedings by or against Indus, or certain material breaches of the agreement. Indus has the right to object to the release of the source code in such circumstances, and to submit the matter to dispute resolution procedures. In the event of any release of the source code from escrow, the customer's license is limited to use of the source code to maintain, support and configure PassPort applications.

  Indus may from time to time receive notices from third parties claiming infringement by Indus' products of proprietary rights of others. As the number of software products in the industry increases and the functionality of these products further overlap, Indus believes that software developers may become increasingly subject to infringement claims. Any such claims, with or without merit, can be time consuming and expensive to defend or could require Indus to enter into royalty and licensing agreements. Such agreements, if required, may not be available on terms acceptable to Indus, or at all.

EMPLOYEES

  As of March 31, 1997, Indus employed 483 people, of which 117 were primarily engaged in research and development activities, 262 in post-sale support and customer project operations, 38 in sales and marketing, 15 in management and 51 in administration and finance. None of Indus' employees is represented by a labor union. Indus has experienced no work stoppages and believes that its relationship with its employees is excellent.

PROPERTIES

  Indus currently maintains offices comprising 115,000 square feet of which its headquarters facility in San Francisco, California occupies 67,000 square feet, under a lease which expires in May 2001. Indus conducts its product development, customer project operations, customer training and all financial services at its corporate headquarters location. Customer project operations and training are also conducted at regional facilities located in Pittsburgh, Philadelphia, Portland, Dallas and London. Management believes that its facilities are adequate to meet the needs through 1997 and that if required, suitable additional space will be available to accommodate expansion of Indus' operations on commercially reasonable terms. Indus owns substantially all equipment used in its facilities.

LEGAL PROCEEDINGS

  There are no material pending legal proceedings to which Indus is a party or of which any of its property is subject.


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

                                BUSINESS OF TSW

  TSW develops, markets and supports advanced Asset Care application software and provider related services that enable organizations to plan, execute, monitor and improve asset maintenance processes. With TSW's products, customers are better able to increase equipment and production capacity, reduce operating costs and safeguard the workforce and the environment. TSW's sales and professional services functions are organized into vertical industry sectors to best match TSW's solution to its customers' business requirements. Typical licensees of TSW's software include discrete and process manufacturers, utilities, hospitals, mining companies, transportation authorities, educational systems, telecommunications providers and governmental institutions. TSW shipped its first commercial software package in 1980. As of March 31, 1997, TSW's products were licensed for use by 321 customers at 941 sites in 48 countries.

  TSW offers software and services which incorporate sophisticated Asset Care methodologies, extensive subject matter expertise and advanced technology designed to interoperate seamlessly with other enterprise business information systems. TSW's primary software product, Enterprise MPAC ("EMPAC"), supports work management, inventory management, procurement and electronic document management. To manage assets in real time, EMPAC interoperates with other business systems from vendors such as Baan, Oracle, PeopleSoft and SAP as well as process control systems from vendors such as Allen-Bradley and Johnson Controls. By integrating with these and other information systems, EMPAC optimizes capacity utilization through just-in-time maintenance. TSW's products are designed to reflect Asset Care best practices, including Reliability Centered Maintenance ("RCM"), Total Productive Maintenance ("TPM") and Web-based procurement, to allow customers to apply TSW's Asset Care solution as a strategic advantage. TSW's Asset Care solution functions as a knowledge control system for managing all information related to asset performance.

  TSW's Asset Care solution also includes consulting services that help customers implement advanced maintenance strategies. Its solution leverages the knowledge gained from hundreds of customer implementations and the extensive plant experience of TSW's employees. TSW's professional services and sales organizations are established along vertical lines to apply TSW's software technology to its customers' industry-specific requirements. In addition, TSW offers a global customer support organization with 7 x 24 multi-lingual support. TSW believes this combination of enterprise software, vertically-oriented consulting services and worldwide customer support allows customers to increase equipment and production capacity, reduce operating costs and safeguard the workforce and the environment.

PRODUCTS

  TSW's software products enable customers to plan, execute, monitor and improve asset maintenance processes in order to increase capacity, reduce operating costs and safeguard the workforce and environment. TSW's latest Asset Care system, EMPAC, is a scalable client/server software solution that enables organizations to implement maintenance automation on an enterprise-wide basis. EMPAC, which first became operational at a customer site in December 1995, was designed to incorporate TSW's best practices expertise delivered in its earlier heritage products into a flexible and open technology architecture. Those heritage products, including MPAC-UX, MPAC-SQL, MPAC 2000, En Garde/IPS and CIMIX, have been widely adopted since the initial release of MPAC-UX in 1980. EMPAC has become TSW's primary source of license fee revenue, accounting for approximately 94% of TSW's license fee revenue in fiscal 1997. For that period, the average EMPAC license fee was $627,000. As of March 31, 1997, EMPAC was licensed for use by 74 customers at 242 sites.

 Enterprise MPAC

  EMPAC consists of nineteen modules grouped into four primary information engines designed to operate as an integrated system while allowing customers to deploy their server and hardware infrastructure in an efficient and cost-effective manner. Each module can be licensed and implemented separately to allow customers to match TSW's solution with their operational requirements. All modules interoperate to present a single integrated information resource with an easy-to-use graphical or browser-based user interface.

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

  Transaction Engine. EMPAC's transaction engine addresses the core business processes required to implement advanced Asset Care strategies. It also incorporates the product's application programming interface ("API"), which enables EMPAC to be integrated with third-party business information systems, such as manufacturing, financials and project management systems. Transaction engine modules include: Asset and Work, Component Tracking, Project Tracking, Capacity Tracking, Warranty Tracking, Stores and Procurement, Invoice Matching, Advanced Security and Integration Toolkit.

  Workflow Engine. EMPAC's workflow engine is an advanced document management system that supports the life cycle management of critical plant documents and integrates them with business information stored in the transaction engine. The workflow engine enables customers to model business process flows graphically without altering EMPAC source code. This helps customers introduce EMPAC into their current operational structures as well as model and implement business process reengineering. Furthermore, customers can manage centrally all document files and work with native applications such as Microsoft Word and Autodesk AutoCAD when creating a work package that may include EMPAC transaction data, engineering drawings and access control procedures. The workflow engine also supports document and version control that enables companies to comply with FDA, OSHA, and ISO 9000 documentation and control requirements. The workflow engine modules include: Engineering Drawing Management ("EDM") Imaging, EDM-Workflow, Advanced Search, and Electronic Mail.

  Real-time Engine. EMPAC integrates Asset Care information with real-time data collection systems such as process control, energy management, and hand-held data collection devices. Asset-intensive organizations make large capital investments in sophisticated controls systems from suppliers such as Johnson Controls, Honeywell, Allen-Bradley and Elsag Bailey. The real-time engine gives maintenance personnel immediate access to the hundreds of data points being collected every second. The information collected by these systems is vital to the "just-in-time" maintenance strategy that aims to optimize asset capacity through a comprehensive and real-time assessment of equipment health. Through industry-standard technology such as OLE for Process Control (OPC) and Cellular Digital Packet Data (CDPD), information collected by such systems is processed on-line through EMPAC's failure diagnostics system. This diagnostics system allows maintenance personnel to process real-time data in conjunction with EMPAC's failure history, workforce availability and materials information. The real-time engine modules include: Process Control, Condition Monitoring, and Asset Optimization.

  Content Engine. EMPAC's content engine provides users with access to global information resources through the Internet, Intranets or Extranets. For example, a maintenance planner working on a critical production failure can utilize Internet-based part locator services to quickly and cost-effectively purchase an emergency spare part. The content engine also enables customers and their trading partners to process Asset Care transactions securely. For example, buyers can post requests for quotation on the Internet, and consignment vendors can perform Internet-based queries on stock levels to replenish inventory on a "just-in-time" basis. EMPAC supports enterprise-wide sharing of critical documents stored on an Intranet or the Internet through microwave and/or satellite technology. The content engine modules support Electronic Commerce and provide Performance Indicators.

 EMPAC Product Architecture and Development Strategy

  Commercial Off-the-shelf Technology. TSW utilizes industry-standard tools and technologies to develop its products, allowing TSW's solution to evolve with emerging industry standards. EMPAC is largely platform independent, running on industry-standard UNIX and Windows NT servers including the IBM RS/6000, HP 9000, Sun SPARCstation and Intel-based systems. EMPAC utilizes the native functionality of the Oracle database with a graphical user interface developed in PowerBuilder.

  Partitioned Application Architecture. The layers of the EMPAC application architecture--the user interface, business logic, data storage, workflow and browser interface--are interoperable but not interdependent. For example, changes to the database layer are not dependent on the user interface. The partitioning built into

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

EMPAC minimizes TSW's dependence on third-party vendors and efficiently utilizes desktop computers, "thin clients," servers and networks. TSW believes this architecture reduces its exposure to the risks of technology or market shifts that require changes in one or more of the layers.

  Object-oriented Design and Third-party Interoperability. TSW develops its products through an object-oriented design and development methodology by which software "objects" (i.e., collections of properties and methods) are used as building blocks to model real-world business processes. Further, EMPAC is designed to be an open system with an API that enables easy interoperability and extension at the application level. The API is available to third-party developers to facilitate the integration of TSW software with other client/server applications such as SAP's R/3, Oracle Applications, Baan IV or PeopleSoft's Enterprise Solution. This interoperability with popular third-party packages extends the value of TSW's solution by providing customers with an enterprise-wide, integrated business information system. TSW also believes object-oriented development has several benefits including software reusability, which results in decreased development expense and improved software quality, and component management, which allows customers to implement and upgrade subsets of the application.

  Flexible Network Technology. EMPAC can be installed in a network configuration to allow customers to take full advantage of client/server technology with low cost and low maintenance "thin clients." Network-centric implementation is attractive to clients concerned about the acquisition and systems management expense associated with personal computers. EMPAC's efficient network architecture is particularly important to clients with low-bandwidth networks, prevalent in developing markets, which require the minimization of network traffic to support advanced client/server applications.

PROFESSIONAL SERVICES

  Fundamental to the success of an Asset Care solution are the professional services required to help the customer introduce and apply advanced maintenance strategies and leading technology to the Asset Care function. TSW's professional services are focused on identifying appropriate and timely process improvements that produce a measurable return on investment for the customer. TSW's professional services are organized along vertical lines, which parallel its sales force's vertical organization, to enhance the delivery of its subject matter expertise to its customers. TSW offers the following consulting and training and education services in conjunction with its partners and on a stand-alone basis.

 Consulting

  TSW consultants conduct site examinations and assist customers in developing and implementing advanced Asset Care strategies. With significant experience in diverse industries such as discrete and process manufacturing, utilities, healthcare, mining, transportation, education, telecommunications and government, TSW consultants provide practical and proven direction in developing strategies which apply best practice Asset Care methodologies that meet the customer's requirements. Depending on the customer's needs, TSW offers:

  .  Requirements analysis and Asset Care software evaluation services;

  .  Advanced Asset Care methodology consulting, such as TPM and RCM;

  . Benchmarking and other advanced strategy workshops involving customers and industry experts;

  .  Asset database design and data collection;

  . Installation services and technical consulting in areas such as data conversion, system interfaces, software installation, system administration, and database/network tuning; and

  . Management consulting intended to lead the customer through the implementation activities required to successfully achieve the customer's business objectives.


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

  Consulting services are delivered directly by TSW but are also delivered in conjunction with value-added third-party service providers such as systems integrators and specialist consulting firms. TSW consulting services are typically delivered on a time and materials basis, or occasionally on a fixed price and not-to-exceed basis.

 Training and Education

  TSW offers a variety of standard and customized training and education services, both at customers' sites and in TSW's training centers. The training curriculum is delivered by education specialists who utilize proven education techniques and advanced technology including video conferencing and computer-based training. TSW also offers a "train the trainer" program in which TSW trains customer employees designated as trainers within their organization. These trainers are educated in both training techniques and the optimal use of TSW's products. TSW believes its train-the-trainer methodology is a crucial element in the success of its implementations, which often span multiple departments, plants and countries. Training is delivered through standard courses with package prices or can be contracted for on a time and materials basis.

WORLDWIDE CUSTOMER SUPPORT

  TSW's customer support function is responsible for servicing TSW customers after the initial implementation project is complete. TSW has customer support operations in the United States, United Kingdom, France and Australia. These operations enable TSW to respond more quickly and effectively to the needs of its multinational and international customers. One of customer support's key performance criteria is its support agreement renewal rate, which has averaged 95% for the past three fiscal years.

  TSW customer support personnel have technical, functional and product expertise which enables them to analyze and resolve customer problems. TSW offers a global support organization with 7 x 24 multi-lingual support. TSW's CareNet service allows TSW support customers to access, via the Internet, an electronic repository of frequently asked questions, problem diagnostics and software upgrades. Event schedules, product enhancement requests and electronic mail are also supported. Support contracts are typically annual agreements priced based on a percentage of the software license fee. Depending on the services delivered, support agreements typically are priced from 15% to 18% of the license fee.

  In addition to EMPAC, TSW supports a number of heritage products. MPAC-UX, TSW's first commercial maintenance management software system, is in its nineteenth major release and was licensed for use by 142 customers at 403 sites as of March 31, 1997. MPAC-SQL, a maintenance management software system designed to run under Oracle, Rdb and Ingres, was licensed for use by 13 customers at 38 sites as of March 31, 1997. In 1990, TSW sold its first generation client/server system, MPAC-2000, which was licensed for use by 6 customers at 12 sites as of March 31, 1997. In 1994, TSW acquired the developer of the En Garde/IPS maintenance management software, which was licensed for use by 49 customers at 180 sites as of March 31, 1997, and a majority interest in the developer of the CIMIX maintenance management software, which was licensed for use by 37 customers at 66 sites as of March 31, 1997.

RESEARCH AND DEVELOPMENT

  TSW's research and development function includes subject matter experts responsible for determining the functional content of all TSW products as well as software engineers who develop TSW's software. TSW follows a structured development methodology to ensure the timely and cost-effective production of high-quality software. TSW has a formal partnership program through which customers can participate directly in the research and development process. Typically, at least two major customers have such relationships with TSW for each major product release. Occasionally, customers will fund the development of modules from which the customer may receive royalties or other accommodations. TSW retains the ownership of all intellectual property associated with such modules. TSW believes this direct participation by industry leaders helps it deliver a solution which is focused on its customers' most important business needs.


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

  As of March 31, 1997, TSW's product development staff consisted of 85 employees. From time to time, TSW has also engaged outside consultants in its product development efforts. TSW's total expenses for product development in fiscal 1995, 1996 and 1997 were $11.9 million, $9.8 million and $8.6 million, respectively. TSW did not capitalize any software development costs in fiscal 1995, 1996 or 1997. TSW anticipates that it will continue to commit substantial resources to product development in the future. See "TSW Management's Discussion and Analysis of Financial Condition and Results of Operations."

SALES AND MARKETING

  TSW currently markets its products and services to customers in the following business segments:

Consumer Sector        Includes food and beverage manufacturers,
                       pharmaceutical companies, consumer packaged goods companies and retailers.

Discrete               Comprised of any manufacture or assembly business such
Manufacturing          as automotive, electronics, turbines and other
                       industrial and commercial machinery.

Forest Products        Focuses on pulp and paper production and associated
                       related businesses such as paperboard and packaging facilities.

Mining/Metals          Includes extraction, processing, refining and
                       production of metals such as copper, aluminum, zinc, coal and steel.

Petroleum and          Includes upstream, transportation, and downstream oil
Petrochemical          and gas operations and related chemical and rubber
                       producers.

Power Generation       Addresses all ranges of power generation including
                       generation and transmission and distribution. Includes fossil, nuclear and hydroelectric and solar power as well as independent power producers and local distributors.

Public Sector          Addresses facility and equipment maintenance
                       organizations in the government, health care and educational institutions.

Transportation         Comprised of municipal bus, train and taxi authorities;
                       airports and aviation services companies; port authorities and railroad/transportation service providers.

Utilities              Includes all forms of private and public non-power
                       utilities such as water supply and distribution, waste water treatment, gas, cable service and telecommunications.

  TSW sells its products exclusively through direct or direct-assisted channels, organized by industry. This structure allows TSW to exploit the industry knowledge and Asset Care expertise of its sales and marketing professionals to appropriately match customer requirements with TSW's solution. TSW believes this expertise provides it with a competitive advantage and allows it to market its products more effectively to senior management decision makers in its target markets.

  TSW supports its direct sales and marketing force with a group of systems engineering professionals, many of whom also possess relevant industry and practical Asset Care expertise. As of March 31, 1997, TSW employed 76 sales and marketing personnel (51 domestically and 25 internationally), consisting of 32 sales representatives, 18 supporting systems engineers and 26 marketing and other support personnel. While TSW's sales personnel generally make the initial sales contact, its professional services group works closely with the sales team and the customer to develop professional services contracts. Furthermore, the professional services group takes a primary role in the marketing and sales of its services to customers after the initial implementation engagement. In addition to offices in Atlanta, TSW has offices in other cities in the United States, Europe, Australia and Asia.

  TSW has also implemented a direct-assisted sales model through select reseller relationships with strategic partners that can add value to the marketing or implementation effort. TSW believes its direct-assisted model allows it to take advantage of the name recognition and value added by larger partners such as Oracle and IBM without losing accountability for the customer's success. For example, TSW believes its ISI agreement with

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

Oracle will allow TSW to further penetrate the consumer packaged goods industry. TSW has also negotiated a resale relationship with Oracle which TSW believes will enable it to penetrate international markets in a cost-effective way. The TSW sales force and professional services organization continue to be involved with these partners so customer requirements can be appropriately matched to solution capabilities, thus ensuring that TSW remains accountable for the project's success.

  TSW has organized an international users' group whose Advisory Committee plays an important role in helping TSW to develop and refine product and services strategies. Each year, TSW arranges an international user group conference which includes presentations by TSW and customers concerning the features and capabilities of TSW's products. TSW also sponsors an annual United Kingdom and Asia-Pacific user conference to promote global participation in TSW's strategy and direction. All of these conferences include workshops, roundtable discussions and special sessions devoted to products, technologies and Asset Care methodologies. More than 700 attendees participated in TSW's 1996 international conference held in Atlanta.

CUSTOMERS

  TSW provides Asset Care software solutions to large, asset-intensive organizations which include discrete and process manufacturers, utilities, hospitals, mining companies, transportation authorities, educational systems, telecommunications providers and governmental institutions. As of March 31, 1997, TSW's products were licensed for use by 321 customers at 941 sites in 48 countries worldwide.

  In fiscal 1996, TSW had one customer which accounted for more than ten percent of its total revenue. TSW had no customer which accounted for more than ten percent of its total revenue in fiscal 1995 or 1997.

COMPETITION

  The application software business is intensely competitive and characterized by rapid changes in technology and evolving industry standards. To maintain or enhance its position in the industry, TSW will need to continually enhance its current product offerings, introduce new product features, and expand its professional services capabilities. TSW currently competes on the basis of the breadth of its product features and functions, including the product's scalability and interoperability with other enterprise-wide information systems, and product quality, price, ease-of-use, reliability and performance. In addition, TSW competes on the basis of its reputation and expertise with various industries. TSW also competes for international business on the basis of its international distribution and services and support network. TSW believes it competes favorably in all of these areas. TSW encounters competition from a number of sources including: (i) software companies that provide computerized maintenance management systems, such as Project Software & Development, Inc.; (ii) software companies that integrate computerized maintenance management software ("CMMS") applications into their overall enterprise information management systems, including SAP and Marcam Corporation; (iii) third-party professional services organizations that develop software; and (iv) information technology departments of potential customers that develop in-house software.

PROPRIETARY RIGHTS AND LICENSES

  TSW relies on a combination of copyright, trademark and trade secret laws, license agreements, non-disclosure and other contractual provisions and technical measures to protect its proprietary rights in its products and technology. TSW typically distributes its software products under software license agreements which contain, among other things, provisions limiting the use, copying and transfer of the licensed program. In certain events, usually linked to the inability of TSW to continue to perform its obligations under the license agreement, the licensees of certain agreements may obtain the source code and documentation for the proper maintenance of the product in connection with the licensee's use of the product. Because TSW's products allow customization of applications without altering source code, the source code for TSW's products is typically neither licensed nor provided to the customers. TSW protects the source code of its software as a trade secret and through copyright registrations.


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

  TSW currently has operations in the United States, Europe, Australia and Asia, and its products are licensed for use by customers in over 48 countries. TSW has registered Curator, its electronic document management system, as a trademark in the United States. In addition, En Garde has been registered as a trademark in the United Kingdom. TSW believes that international protection and enforcement of intellectual property rights for software products in particular may be more limited than in the United States. Specifically, intellectual property laws in certain countries may not protect software companies from the loss of intellectual property rights through reverse engineering.

  TSW has entered into several agreements to integrate intellectual property of third parties into its products, including Enterprise FYI developed by Identitech, Inc., the IMAGEnation imaging system developed by SPICER Corporation, the full text search engine developed by Excalibur Technologies Corp. and integrated reporting software licensed from Scribe Technologies, Inc.

  TSW requires key employees to sign agreements under which the employee agrees not to disclose trade secrets or confidential information and agrees to disclose and assign to TSW all of the intellectual property rights associated with any ideas, concepts, techniques, inventions, processes, or works of authorship developed or created during the course of performing work for TSW or its customers. In addition, TSW generally requires its consultants to enter into an independent contractor consulting agreement which prohibits disclosure of TSW's trade secrets and other proprietary information.

  There can be no assurance that the steps taken by TSW to protect its proprietary rights will be adequate to prevent misappropriation of its technology or development by others of similar technology. TSW does not believe that any of its products infringe the proprietary rights of third parties. Because the software development industry is characterized by rapid technological change, however, TSW believes that factors such as the technological and creative skills of its personnel, new product developments, frequent product enhancements, industry reputation and customer support are more important to establishing and maintaining a leadership position than the various legal protections available for its technology.

EMPLOYEES

  As of March 31, 1997, TSW had a total of 412 full-time employees: 85 in product development, 76 in sales and marketing, 166 in professional services, 40 in customer support and 45 in management, administration and finance. As of March 31, 1997, 274 of its employees were based in the United States and 80 were based in the United Kingdom. The remaining 58 employees of TSW were based at its locations in France, Australia and certain countries in Asia. None of TSW's U.S.-based employees is subject to a collective bargaining agreement, and TSW has not experienced any work stoppages. TSW believes that its employee relations are good.

  TSW's future success depends, in large part, on the continued service of its key management, sales, product development and operational personnel and on its ability to attract and retain highly qualified employees, including management personnel. There can be no assurance that TSW will be successful in attracting, retaining and motivating key personnel.

FACILITIES

  TSW's principal executive offices are located at 3301 Windy Ridge Parkway, Atlanta, Georgia, 30339. TSW is the sole tenant in an office building containing 106,000 rentable square feet that is located on approximately ten acres under a lease that expires in 2004. The lease was initially for 60% of the building with options permitting TSW to expand its occupancy to the remainder of the building over a period of several years. TSW has exercised two of such options and now leases approximately 80% of the building.

LEGAL PROCEEDINGS

  From time to time, TSW is involved in legal proceedings incidental to the conduct of its business. TSW believes that the litigation, individually or in the aggregate, to which it is currently a party is not likely to have a material adverse effect on TSW's results of operations or financial condition.

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

                      MANAGEMENT OF THE COMBINED COMPANY

EXECUTIVE OFFICERS AND DIRECTORS

  The following table sets forth information with respect to persons who are expected to serve as executive officers or directors of the Combined Company.

                  NAME                  AGE                TITLE
                  ----                  ---                -----
 Robert W. Felton......................  58 Chief Executive Officer and
                                             Chairman of the Board of
                                             Directors
 Christopher R. Lane...................  41 President of Strategy and Product
                                             Development and Vice Chairman of
                                             the Board of Directors
 John W. Blend, III....................  50 President of Worldwide Sales and
                                             Marketing and Director
                                            President of Worldwide Operations
 Edward R. Koepfler....................  48 and Director
 Richard W. MacAlmon...................  48 Senior Vice President and Director
 Frank M. Siskowski....................  49 Chief Financial Officer and
                                             Executive Vice President of
                                             Investor Relations
 Alan G. Merten........................  55 Director
 William H. Janeway....................  53 Director
 Joseph P. Landy.......................  36 Director

  Mr. Felton was a founder of Indus and has been the Chairman, President and Chief Executive Officer of Indus since its inception in 1988.

  Mr. Lane has served as President of TSW since May 1994, Chief Executive Officer of TSW since June 1994, and as a director since 1993. From June 1994 to July 1996, he served as TSW's Chairman of the Board of TSW. Prior to joining TSW in May 1994, he served as a Vice President at E.M. Warburg, Pincus & Co., Inc., a diversified financial services firm ("EMW Inc."), from 1993 to 1994. From 1987 to 1993, he held various positions at Oracle Corporation, a provider of software for information management ("Oracle"), in both the United States and Europe during the firm's major growth period. Mr. Lane developed Oracle's strategic market divisions in the United Kingdom, was Vice President of its U.S. consulting business and was responsible for European product development.

  Mr. Blend has served as TSW's Executive Vice President, Worldwide Distribution, since 1986. He also has served as a director of TSW since 1987. Prior to joining TSW, he served as Area Vice President for the eastern field operations of HBO & Company, a provider of enterprise-wide patient care, clinical, financial and strategic management software solutions, from 1980 to 1985. Prior to his tenure at HBO & Company, he was employed in various positions by IBM Corporation, a provider of customer solutions through the use of advanced information technologies.

  Mr Koepfler has served as Executive Vice President and Chief Operating Officer of Indus since March 21, 1997. Prior to joining Indus, he served as the President and Chief Executive Officer and was a member of the Board of Directors of Interleaf, Inc., a document software and services company, from 1994 to 1996. From 1985 to 1994, he held various marketing and operating positions at Systems Software Associates, Inc. ("SSA"), a provider of resource planning software, in North America. Mr. Koepfler helped to establish distribution channels overseas and eventually played an important role in running SSA's operations in the United States.

  Mr. MacAlmon was a founder of Indus and has been the Vice President of Marketing and a director of Indus since January 1990 and a Senior Vice President of Indus since June 1995. From January 1988 to December 1989, Mr. MacAlmon served as a Product Developer for Indus.


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

  Mr. Siskowski has served as Senior Vice President and Chief Financial Officer of Indus since September 1996. From July 1991 to September 1996, Mr. Siskowski served as Senior Vice President and Controller of VISA
International. From January 1983 to July 1991, he served as Vice President and Controller of MCI Telecommunications and Chief Financial and Administrative Officer of the Pacific Division of MCI Communications Corporation.

  Mr. Merten has served as a director of Indus since December 1995. Mr. Merten is currently President of George Mason University, a position he has held since July, 1996. From August 1989 to April 1996, Mr. Merten was Dean and Professor of Information Systems at the S.C. Johnson Graduate School of Management at Cornell University. Mr. Merten is also a director of Comshare, Inc., Tompkins County Trust Company, American Capital Bond Fund, American Capital Convertible Securities, American Capital Investment Trust, and Common Sense Trust.

  Mr. Janeway has served as a director of TSW since 1994. Since 1988, he has been a managing director and the head of the Venture Capital High Technology Team of E.M. Warburg, Pincus & Co., LLC ("EMW LLC") and its predecessor, EMW Inc. Mr. Janeway serves on the Board of Directors as a nominee of Warburg. Mr. Janeway also serves as a director of BEA Systems, Inc., an on-line transaction processing software and services company, Ecsoft Group plc, a European software distributor, Industri-Matematik International Corp., a client/server application software company, Maxis, Inc., an entertainment and education software company, Vanstar, Veritas Software, a Unix system software company, and Zilog, Inc., a manufacturer of microcontroller-based integrated circuits, and several privately-held companies.

  Mr. Landy has served as a director of TSW since 1992. Since 1994, Mr. Landy has been a managing director of EMW LLC and its predecessor, EMW Inc. Mr. Landy has been employed in various capacities by EMW LLC and EMW Inc. since 1985. Mr. Landy serves on the Board of Directors as a nominee of Warburg. Mr. Landy also serves as a director of CN Biosciences, Inc., a developer, marketer and distributor of products used in disease-related life sciences research, Level One Communications, Inc., a designer, developer and marketer of application specific standard integrated circuit products, Nova Corporation, an integrated provider of transaction processing services, and several privately-held companies.

COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors of the Combined Company will have the following committees:

  Audit Committee. The Audit Committee will review with the Combined Company's independent public accountants and with the Combined Company's internal accounting staff the scope and results of the independent accountants' audit work, the Combined Company's annual financial statements, and the Combined Company's internal accounting and control systems. The Audit Committee will also recommend to the Combined Company's Board the firm of independent public accountants to be selected to audit the Combined Company's accounts and make further inquiries as it deems necessary or desirable to inform itself as to the conduct of the Combined Company's affairs.

  Compensation Committee. The Compensation Committee will review and make recommendations to the Combined Company's Board regarding the compensation for officers and compensation guidelines for employees of the Combined Company.

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

STOCK PLANS

 Indus International, Inc. 1997 Stock Plan

  The Indus International, Inc. 1997 Stock Plan (the "Newco Plan") was approved by the Newco Board and by Indus as Newco's sole stockholder in July 1997. The Newco Plan provides for the grant of incentive stock options to employees (including officers and employee directors) and for the grant of nonstatutory stock options and stock purchase rights ("SPRs") to employees, directors and consultants. A total of 5,000,000 shares of Newco Common Stock are currently reserved for issuance pursuant to the Newco Plan. Unless terminated sooner, the Newco Plan will terminate automatically in July 2007.

  The Newco Plan may be administered by the Newco Board or a committee of the Newco Board (as applicable, the "Administrator"). The Administrator has the power to determine the terms of the options or SPRs granted, including the exercise price of the option or SPR, the number of shares subject to each option or SPR, the exercisability thereof, and the form of consideration payable upon such exercise. In addition, the Administrator has the authority to amend, suspend or terminate the Newco Plan, provided that no such action may affect any share of Newco Common Stock previously issued and sold or any option previously granted under the Newco Plan.

  Options and SPRs granted under the Newco Plan are not generally transferable by the optionee, and each option and SPR is exercisable during the lifetime of the optionee only by such optionee. Options granted under the Newco Plan must generally be exercised within ninety days after the end of optionee's status as an employee, director or consultant of Newco, or within twelve months after such optionee's termination by death or disability, but in no event later than the expiration of the option's ten year term. In the case of SPRs, unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant Newco a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with Newco for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to Newco. The repurchase option shall lapse at a rate determined by the Administrator. The exercise price of all incentive stock options granted under the Newco Plan must be at least equal to the fair market value of the Newco Common Stock on the date of grant. The exercise price of nonstatutory stock options and SPRs granted under the Newco Plan is determined by the Administrator, but with respect to nonstatutory stock options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, the exercise price must at least be equal to the fair market value of the Newco Common Stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of Newco's outstanding capital stock, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the term of such incentive stock option must not exceed five years. The term of all other options granted under the Newco Plan may not exceed ten years.

  The Newco Plan provides that in the event of a merger of Newco with or into another corporation, or a sale of substantially all of Newco's assets, each option shall be assumed or an equivalent option substituted for by the successor corporation. If the outstanding options are not assumed or substituted for by the successor corporation, the Administrator shall provide for the optionee to have the right to exercise the option or SPR as to all of the optioned stock, including shares as to which it would not otherwise be exercisable. If the Administrator makes an option or SPR exercisable in full in the event of a merger or sale of assets, the Administrator shall notify the optionee that the option or SPR shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the option or SPR will terminate upon the expiration of such period.

 Indus International, Inc. 1997 Employee Stock Purchase Plan

  The Indus International, Inc. 1997 Employee Stock Purchase Plan (the "Newco ESPP") was adopted by the Newco Board and by Indus as Newco's sole stockholder in July 1997. A total of 1,000,000 shares of Newco Common Stock has been reserved for issuance under the Newco ESPP.

  The Newco ESPP, which is intended to qualify under Section 423 of the Code contains six month offering periods. The offering periods generally start on the first trading day on or after May 1 and November 1 of each year, except for the first such offering period which commences on the first trading day on or after the Effective Time and ends on the last trading day on or before April 30, 1998.

  Employees are eligible to participate if they are customarily employed by Newco or any participating subsidiary for at least 20 hours per week and more than five months in any calendar year. However, any employee who (i) immediately after grant owns stock possessing 5% or more of the total combined voting power or value of all classes of the capital stock of Newco, or (ii) whose rights to purchase stock under all employee stock purchase plans of Newco accrues at a rate which exceeds $25,000 worth of stock for each calendar year may be not granted an option to purchase stock under the Newco ESPP. The Newco ESPP permits participants to purchase Newco Common Stock through payroll deductions of up to 10% of the participant's "compensation." Compensation is defined as the participant's base straight time gross earnings and commissions but excludes payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation. The maximum number of shares a participant may purchase during a single offering period is 2,000 shares.

  Amounts deducted and accumulated by the participant are used to purchase shares of common stock at the end of each offering period. The price of stock purchased under the Newco ESPP is 85% of the lower of the fair market value of the Newco Common Stock at the beginning or end of the offering period. Participants may end their participation at any time during an offering period, and they will be paid their deductions to date. Participation ends automatically upon termination of employment with Newco.

  Rights granted under the Newco ESPP are not transferable by a participant other than by will, the laws of descent and distribution, or as otherwise provided under the Newco ESPP. The Newco ESPP provides that, in the event of a merger of Newco with or into another corporation or a sale of substantially all of Newco's assets, each outstanding option may be assumed or substituted for by the successor corporation. If the successor corporation refuses to assume or substitute for the outstanding options, the offering period then in progress will be shortened and a new exercise date will be set. The Newco ESPP will terminate in July 2007. The Newco Board has the authority to amend or terminate the Newco ESPP, except that no such action may adversely affect any outstanding rights to purchase stock under the Newco ESPP.

 Indus International, Inc. 1997 Director Option Plan

  The Indus International, Inc. Director Option Plan (the "Director Plan") was adopted by the Board of Directors and the stockholders of Newco in July 1997. The Director Plan provides for the grant of nonstatutory stock options to non-employee directors. The Director Plan has a term of ten years, unless terminated sooner by the Board. A total of 200,000 shares of Common Stock have been reserved for issuance under the Director Plan.

  The Director Plan provides that each non-employee director shall automatically be granted an option to purchase 10,000 shares of Common Stock (the "First Option") on the date which such person first becomes a non-employee director, unless immediately prior to becoming a non-employee director, such person was an employee director of the Company. In addition to the First Option, each non-employee director shall automatically be granted an option to purchase 5,000 shares ( a "Subsequent Option") on the date of the annual meeting of stockholders upon such person's reelection to the Board of Directors, provided that, on such date, such person shall have served on the Board for at least six months. Each First option and each Subsequent Option shall have a term of 10 years. The shares subject to the First Option and to the Subsequent Option shall vest as to 25% of the optioned stock on each anniversary of the date of grant, provided the non-employee director continues to serve as a director on such dates. The exercise price of each First Option and each Subsequent Option shall be 100% of the fair market value per share of the Common Stock, generally determined with reference to the closing price of the Common Stock as reported on the Nasdaq National Market on the last trading day prior to the date of grant.

  In the event of a merger of the Company or the sale of substantially all of the assets of the Company, each option may be assumed or an equivalent option substituted for by the successor corporation. If an option is assumed or substituted for by the successor corporation, it shall continue to vest as provided in the Director Plan. However, if a non-employee director's status as a director of the Company or the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the non-employee director, each option granted to such non-employee director shall become fully vested and exercisable. If the successor corporation does not agree to assume or substitute of the option, each option shall become fully vested and exercisable for a period of fifteen (15) days from the date the Board notifies the optionee of the option's full exercisability, after which period the option shall terminate. Options granted under the Director Plan must be exercised within three months of the end of the optionee's tenure as a director of the Company, or within twelve months after such director's termination by death or disability, but in no event later than the expiration of the option's ten year term. No option granted under the Director plan is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable, during the lifetime of the optionee, only by such optionee.

                  SELECTED INFORMATION WITH RESPECT TO INDUS

COMPENSATION OF DIRECTORS

 Cash Compensation

  Directors of Indus currently receive no cash fees for services provided in that capacity but are reimbursed for out-of-pocket expenses they incur in connection with their attendance at meetings of the Indus Board of Directors.

 1995 Director Option Plan

  The Indus 1995 Director Option Plan was adopted by the Board of Directors and approved by the Indus shareholders in December 1995. The Plan became effective upon the close of Indus' initial public offering. Under the Director Plan, Indus reserved 100,000 shares of Common Stock for issuance to the directors of Indus pursuant to nonstatutory stock options. As of December 31, 1996, (i) options to purchase an aggregate of 20,000 shares were outstanding under the Director Plan at a weighted average exercise price of $15.00 per share, of which options to purchase 3,750 shares are fully vested and immediately exercisable; (ii) no options had been exercised pursuant to the Plan; and (iii) 80,000 shares were available for future grant.

  Each director who is not an employee of Indus automatically receives a nonstatutory option to purchase 10,000 shares of Common Stock of Indus (the "First Option") on the date such person becomes a director or, if later, on the effective date of the Director Plan. Thereafter, each such person receives an option to acquire 2,500 shares of Indus' Common Stock (the "Second Option") upon such outside director's reelection at each Annual Meeting of Shareholders, provided that on such date such director shall have served on the Board of Directors for at least six months. Each option granted under the Director Plan shall be exercisable at 100% of the fair market value of Indus' Common Stock on the date such option was granted. Six and one quarter percent of the First Option and each Second Option shall vest three months after their dates of grant, with an additional six and one quarter percent vesting at the end of each subsequent three month period. The Director Plan shall be in effect for a term of ten years unless sooner terminated.

  Directors Holland and Merten were each granted an option to purchase 10,000 shares of Indus Common Stock under the Director Plan upon the closing of Indus' initial public offering of Indus Common Stock in March 1996 at an exercise price of $15.00 per share and Mr. Merten and Mr. Robertson were granted options to purchase 2,500 shares of Indus Common Stock on the date of the Indus 1997 Annual Meeting of Shareholders.

  Pursuant to the terms of the Reorganization Agreement, the Director Plan will be terminated in connection with the Closing of the Merger.

COMPENSATION OF EXECUTIVE OFFICERS

  The following table sets forth the compensation paid by Indus to its Chief Executive Officer and the four other most highly compensated executive officers (the "Indus Named Executive Officers") during the fiscal years ended December 31, 1996, 1995 and 1994:

                          SUMMARY COMPENSATION TABLE

                                        ANNUAL COMPENSATION
                                  -------------------------------
                                                     OTHER ANNUAL
                                                     COMPENSATION       ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR SALARY ($)  BONUS      ($)       COMPENSATION ($) (1)
---------------------------  ---- ---------- ------- ------------  --------------------
Robert W. Felton........     1996  $195,000  $ 7,334        --           $ 4,435
 Chairman, Chief
  Executive Officer          1995   180,000   12,055        --             3,919
 and President               1994   166,183    3,647        --             7,611
Richard W. MacAlmon.....     1996   185,000    7,334        --             2,789
 Senior Vice President,
  Vice President             1995   180,000   12,055        --             4,720
 of Marketing and
  Director                   1994   166,183   89,236        --             2,611
Michael E. Percy........     1996   157,287    5,806        --             2,778
 Senior Vice President,
  Vice President of          1995   165,000   11,092        --             3,201
 Education and
  Methodologies and
  Director                   1994   152,175   18,187        --             2,422
Douglas R. Piper........     1996   148,750    5,102        --             2,789
 Senior Vice President
  and Vice President         1995   145,000    8,845        --             2,812
 of Information
  Technologies               1994   124,013   24,612        --             2,043
Charles J. Rosselle.....     1996   119,626    4,348        --            31,269
 Former Senior Vice
  President, Vice
  President                  1995   165,000   70,673   $125,346(2)           158
 of Operations               1994   136,352        0        --               526

--------
(1) In 1996, represents payments to profit sharing plans of $2,519 for Messrs. Felton, MacAlmon, Percy and Piper, and payments of life insurance premiums of $1,916 for Mr. Felton, $270 for Messrs. MacAlmon and Piper and $259 for Mr. Percy and $169 for Mr. Rosselle and $31,100 for loan forgiveness for Mr. Rosselle. In 1995, represents payments to profit sharing plans of $3,033 for Mr. Felton, $4,562 for Mr. MacAlmon, $3,043 for Mr. Percy and $2,654 for Mr. Piper, and payments of life insurance premiums of $158 for Messrs. MacAlmon, Percy, Piper and Rosselle, and $886 for Mr. Felton. In 1994, represents payments to profit sharing plans of $2,085 for Mr. Felton, $2,085 for Mr. MacAlmon, $1,896 for Mr. Percy and $1,517 for Mr. Piper, and payments of life insurance premiums of $526 for Messrs. Felton, MacAlmon, Percy, Piper and Rosselle.

(2) Reflects the sale by Indus to Mr. Roselle of 42,500 shares of Indus Common Stock at a price below the fair market value.

  The following table sets forth certain information with respect to the value of stock options held by each Indus Named Executive Officers during the fiscal year ended December 31, 1996.

                         OPTION GRANTS IN FISCAL 1996

                                     INDIVIDUAL GRANTS
                         ------------------------------------------
                                                                     POTENTIAL REALIZABLE
                                    % OF TOTAL                         VALUE AT ASSUMED
                         NUMBER OF   OPTIONS                         ANNUAL RATES OF STOCK
                         SECURITIES GRANTED TO EXERCISE             PRICE APPRECIATION FOR
                         UNDERLYING EMPLOYEES  PRICE PER                OPTION TERM(4)
                          OPTIONS   IN FISCAL    SHARE   EXPIRATION -----------------------
       NAME               GRANTED      YEAR     (1) (2)   DATE(3)       5%          10%
       ----              ---------- ---------- --------- ---------- ----------- -----------
Robert W. Felton........   70,000      8.7%     $18.15   9/16/2001  $ 1,547,810 $ 2,046,153
Richard W. MacAlmon.....   10,000      1.2       16.50   9/16/2006      282,206     470,764
Michael E. Percy........   10,000      1.2       16.50   9/16/2006      282,206     470,764
Douglas R. Piper........   10,000      1.2       16.50   9/16/2006      282,206     470,764
Charles J. Rosselle.....      --       --          --          --           --          --

--------
(1) Options were granted at an exercise price equal to the fair market value of Indus' Common Stock, as determined by the Board of Directors on the date of grant.

(2) Exercise price may be paid in cash, check, promissory note, by delivery of already-owned shares of Indus' Common Stock subject to certain conditions, or any combination of the foregoing methods of payment or such other consideration or method of payment to the extent permitted under applicable law.

(3) Options become exercisable as to 25% of the option shares on each anniversary of the vesting commencement date, with full vesting occurring on the fourth anniversary of the vesting commencement date.

(4) Potential realizable value is based on the assumption that the Indus Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the option term.
    Mr. Felton's options have a 5-year term, and options of Messrs. MacAlmon, Percy and Piper have 10-year terms. These potential realizable value numbers are calculated based on Commission requirements and do not reflect Indus' estimate of future stock price growth.

  The following table sets forth information concerning the shares acquired and the value realized upon the exercise of stock options during 1996, the number of shares of Indus Common Stock underlying exercisable and unexercisable options held by each of the Indus Named Executive Officers at December 31, 1996 and the values of unexercised "in-the-money" options as of that date.

            AGGREGATE OPTION EXERCISES IN 1996 AND YEAR-END VALUES

                                                   NUMBER OF SECURITIES    VALUE OF UNEXERCISED IN-
                                                  UNDERLYING UNEXERCISED             THE-
                                                        OPTIONS AT          MONEY OPTIONS AT FISCAL
                           SHARES                  DECEMBER 31, 1996(#)           YEAR-END(1)
                         ACQUIRED ON    VALUE    ------------------------- -------------------------
       NAME              EXERCISE(#) REALIZED($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
       ----              ----------- ----------- ----------- ------------- ----------- -------------
Robert W. Felton........   51,000     $ 828,968       --        70,000           --      $532,000
Richard W. MacAlmon.....   51,000       907,718       --        10,000           --        92,500
Michael E. Percy........   35,000       649,675    16,000       10,000      $406,480       92,500
Douglas R. Piper........   51,000     1,008,780       --        10,000           --        92,500
Charles J. Rosselle.....      --            --        --           --            --           --

--------
(1) Represents the positive spread between the respective exercise prices of outstanding stock options and the fair market value of Indus Common Stock as of December 31, 1996 ($25.75 per share), as reported by the Nasdaq Stock Market at the close of business.

CERTAIN TRANSACTIONS

  During 1996, Indus retained Frank, Rimerman & Co. to provide tax and consulting services. Donald F. Robertson, a director of Indus and formerly the Treasurer and a Senior Vice President of Indus is a partner of Frank, Rimerman & Co. Indus paid Frank, Rimerman & Co. approximately $300,000 during 1996.

  During 1996, Indus recognized approximately $9.2 million in revenue from the sale of products and services to PECO Energy Company and its subsidiaries. Katherine C. Holland, a former director of Indus, is an executive officer of PECO Energy Company.

  On March 21, 1997, Edward R. Koepfler joined Indus as Senior Vice President and Chief Operating Officer. On April 8, 1997, the Board of Directors of Indus granted Mr. Koepfler options to purchase an aggregate of 300,000 shares of Common Stock.

  In March 1997, Indus acquired a 10% interest in TenFold Corporation, a private software company for approximately $8 million in cash. Indus will receive a perpetual, unlimited license for future applications and tools developed with TenFold's technology. Subsequent to March 31, 1997, Indus acquired Prism Consulting, a private management consulting firm, for $4.75 million in Indus Common Stock at the current market value and $250,000 in cash. Indus has not and does not anticipate any material consequences on its results of operations for the calendar year 1997 as a result of these acquisitions.

  On April 1, 1997, Indus entered into an Agreement and Plan of Reorganization in connection with the acquisition by Indus of Prism Consulting, Inc., a California corporation, pursuant to which Indus issued 339,285 shares of Indus Common Stock in exchange for all of the issued and outstanding shares of Prism Capital Stock. Pursuant to the terms of that certain Shareholders Agreement dated as of April 1, 1997 (the "Prism Shareholders Agreement") entered into among Indus and all of the former shareholders of Prism (the "Prism Shareholders"), Indus granted certain registration rights to the Prism Shareholders in respect of 339,285 shares of Indus Common Stock issued to the Prism Shareholders in connection with the Prism Merger (the "Prism Registrable Securities").

  In connection with the Prism Merger and pursuant to the terms of that certain Employment Agreement with Terry Maxey dated April 1, 1997, Indus has agreed to reimburse Terry Maxey for certain relocation expenses incurred in connection with his relocation to the San Francisco Bay Area.

                   SELECTED INFORMATION WITH RESPECT TO TSW

COMPENSATION OF DIRECTORS

  As compensation for serving on the TSW Board of Directors, directors who are not employees of TSW receive an annual fee of $10,000 and $750 for each meeting of the TSW Board or any committee thereof in which they participate. In addition, TSW has adopted the Outside Directors Plan, which grants stock options to directors who are not employees of TSW or any of its affiliates.

  In lieu of the payment of annual director's fees to Mr. Oltman and in lieu of Mr. Oltman's participation in the Outside Directors Plan, TSW and JRO Consulting, whose principal is Mr. Oltman, entered into two nonqualified stock option agreements dated August 8, 1996 and December 11, 1996 (collectively, the "JRO Options"), under which JRO Consulting was granted options to purchase 10,800 and 54,200 of TSW Common Stock, respectively. Each JRO Option has an exercise price of $9.23 per share and expires on August 8, 2006. The shares covered by each of the JRO Options vest in three equal installments on February 8, 1997, August 8, 1997 and December 31, 1997, provided that JRO Consulting continues to make available a person to provide services to TSW in the capacity of Chairman of the Board of Directors to TSW through such dates. Vesting will accelerate and the options will become fully exercisable upon the occurrence of a "Liquidity Event" (as defined in the JRO Options). The Merger will be a Liquidity Event. Under the terms of the JRO Options, JRO Consulting has preemptive rights to participate in any offerings of stock by TSW that occur prior to the earlier of (i) December 31, 1997 and (ii) an initial public offering of TSW Common Stock, other than issuances of stock in connection with normal employee and director stock option plans. Such rights, which must be exercised within thirty days notice of any such offerings, entitle JRO Consulting to purchase a number of shares required to maintain its relative percentage ownership of TSW Common Stock.

 1995 Stock Option Plan for Outside Directors

  The Outside Directors Plan of TSW, which provides for grants of options to directors who are not employees of TSW or any of its affiliates, was adopted as a means to obtain, motivate and retain experienced outside directors. Automatic option grants are made at periodic intervals, as described below, to eligible directors. 100,000 of Common Stock have been reserved for issuance under the Outside Directors Plan. As of March 31, 1997, options to purchase 11,500 shares of Common Stock were outstanding under the Outside Directors Plan at a weighted average exercise price of $6.15 per share.

  The Outside Directors Plan is administered by the Chief Financial Officer of TSW. On the date the TSW Board approved the Outside Directors Plan, each non-employee director was automatically granted options to purchase 7,500 shares of TSW Common Stock vesting in equal amounts over four years. However, Messrs. Oltman, Janeway and Landy have elected not to receive options under the Outside Directors Plan. Upon the occurrence of an event constituting a "change of control" as described in the Outside Directors Plan, TSW will afford each participant in the Outside Directors Plan either (i) a reasonable time thereafter within which to exercise each option prior to the effectiveness of the change of control or (ii) the right to exercise such option as to shares of stock of the corporation succeeding TSW or acquiring its business by reason of such change of control event. In addition, on the date of each TSW Annual Shareholders Meeting, each non-employee director is automatically granted an option to purchase 2,000 shares of TSW Common Stock vesting in equal increments over a four-year period.

  Pursuant to the terms of the Reorganization Agreement, the Outside Directors Plan will be terminated in connection with the Closing of the Merger.

COMPENSATION OF EXECUTIVE OFFICERS

  The following summary compensation table sets forth compensation paid by TSW to its Chief Executive Officer and the three other executive officers of TSW whose salary and bonus for fiscal 1997 exceeded $100,000 (collectively, the "TSW Named Executive Officers") during the fiscal year ended March 31, 1997.

                          SUMMARY COMPENSATION TABLE

                                                             LONG-TERM
                                                            COMPENSATION
                                                               AWARDS
                                                             SECURITIES
                        ANNUAL COMPENSATION                  UNDERLYING
       NAME AND         -------------------  OTHER ANNUAL     OPTIONS/       ALL OTHER
  PRINCIPAL POSITION         SALARY($)      COMPENSATION($)   SARS(#)    COMPENSATION($)(1)
  ------------------    ------------------- --------------- ------------ ------------------
Christopher R. Lane....      $250,000          $91,997(2)     158,509         $   662
 President and Chief
  Executive Officer
John F. Bartels........       220,000                --       170,000           1,613
 Senior Vice President,
 Chief Financial
 Officer, Secretary and
 Treasurer
John W. Blend, III.....       200,000                --        40,000          16,407
 Executive Vice
 President, Worldwide
 Distribution
Kenneth C. Colby,
 Jr. ..................       150,000                --        10,500             346
 Senior Vice President
 of Professional
 Services

--------
(1) Represents Company contribution for group life insurance benefits and, in the case of Mr. Blend, split dollar life insurance premium payments.

(2) Includes approximately $48,000 of housing costs paid on behalf of Mr.
    Lane.

  The following table sets forth certain information with respect to grants of stock options to each of the TSW Named Executive Officers during the fiscal year ended March 31, 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                              POTENTIAL REALIZABLE
                                                                                VALUE AT ASSUMED
                          NUMBER OF   PERCENT OF                             ANNUAL RATES OF STOCK
                          SECURITIES TOTAL OPTIONS                           PRICE APPRECIATION FOR
                          UNDERLYING  GRANTED TO                              STOCK OPTION TERM(2)
                           OPTIONS   EMPLOYEES IN  EXERCISE PRICE EXPIRATION ----------------------
     NAME                 GRANTED(#)  FISCAL YEAR   PER SHARE(1)     DATE        5%         10%
     ----                 ---------- ------------- -------------- ---------- ---------- -----------
Christopher R. Lane.....    60,634        6.4%         $9.23       08/08/06  $  351,962 $   891,941
                            21,875        2.3           9.23       11/04/06     126,978     321,787
                            76,000        8.0           9.23       12/11/06     441,157   1,117,978
John F. Bartels.........   130,766       13.7           9.23       08/08/06     759,057   1,923,600
                            10,834        1.1           9.23       08/08/06      62,888     159,371
                            15,400        1.6           9.23       11/04/06      89,392     226,538
                            13,000        1.4          10.75       02/21/07      87,888     222,726
John W. Blend, III......    14,000        1.5           9.23       11/04/06      81,266     205,943
                            26,000        2.7          10.75       02/21/07     175,776     445,451
Kenneth C. Colby, Jr. ..    10,500        1.1           9.23       11/04/06      60,949     154,458

--------
(1) Prior to the Merger, there has been no public trading market for the TSW Common Stock and, therefore, the exercise price of the options was based upon the estimated fair market value, excluding goodwill, of TSW Common Stock as determined by the TSW Board as of the date of grant.

(2) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the market price of the TSW Common Stock.

  The following table sets forth information regarding stock options held by the TSW Named Executive Officers at March 31, 1997.

         AGGREGATE OPTION EXERCISES IN FISCAL 1997 AND YEAR-END VALUES

                              NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                             UNDERLYING UNEXERCISED         IN-THE- MONEY
                                   OPTIONS AT             OPTIONS AT FISCAL
                               FISCAL YEAR-END(#)            YEAR-END(1)
                            ------------------------- -------------------------
  NAME                      EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
  ----                      ----------- ------------- ----------- -------------
Christopher R. Lane........   188,359      140,450    $1,615,627    $955,596
John F. Bartels............    39,734      130,266       206,607     686,356
John W. Blend, III.........   238,585       31,333     2,764,541     141,912
Kenneth C. Colby, Jr. .....    40,000       20,500       404,000     157,385

--------
(1) There was no public trading market for the TSW Common Stock as of March 31, 1997. Accordingly, these values are based on the fair market value of the TSW Common Stock as of March 31, 1997 of $14.60 per share, as determined by the TSW Board of Directors.

EMPLOYMENT CONTRACTS

  TSW has entered into employment agreements with Mr. Lane and Mr. Blend which, among other things, define their responsibilities as employees, set forth base salary levels and restrict the ability of the employee to compete with TSW during his employment.

  The terms of Mr. Lane's employment with TSW as President and Chief Executive Officer are detailed in his employment agreement with TSW dated July 19, 1994, as amended (the "Lane Employment Agreement"). The Lane Employment Agreement expires on December 31, 1997, unless earlier terminated (i) upon the death or disability of Mr. Lane, (ii) by mutual agreement of Mr. Lane and TSW or (ii) by TSW for "good cause" (as defined in the Lane Employment Agreement). Under the Lane Employment Agreement, Mr. Lane is entitled to receive a salary at the rate of $250,000 per year, subject to increase at any time by the TSW Board in its sole discretion, as well as to participate in TSW's bonus and benefit plans. Mr. Lane is also entitled to certain other benefits and perquisites, including, among others, company-paid medical insurance for himself and his immediate family, a residential housing allowance, an automobile leasing allowance and a tax advisor allowance. Further, pursuant to the Lane Employment Agreement, Mr. Lane was granted options to purchase 170,300 shares of TSW's Common Stock at an exercise price of $4.50 per share. The Lane Employment Agreement also contains provisions that restrict Mr. Lane's rights to solicit TSW's customers or recruit its employees and obligate him to protect the confidentiality of certain TSW information for a period of time following termination of his employment.

  Mr. Lane is also party to a supplemental severance agreement (the "Lane Severance Agreement") with TSW. The Lane Severance Agreement details TSW's obligations to Mr. Lane in the event his employment is terminated under various circumstances described therein. Under the Lane Severance Agreement, if Mr. Lane's employment is terminated by TSW other than for "cause" or "disability" or by Mr. Lane for "good reason" (as such terms are defined in the Lane Severance Agreement), Mr. Lane would be entitled to receive salary continuation payments for a period of twelve months following the date of termination. Such salary continuation payments would be offset by any amounts earned by Mr. Lane during the severance period as either an employee or consultant. The Lane Severance Agreement provides that payments thereunder are in addition to any other benefits to which Mr. Lane may be entitled under any other plan or arrangement of TSW.

  TSW is party to a Stockholders' Agreement with John Blend dated
September 16, 1992 (the "Stockholders' Agreement") which contains the terms of Mr. Blend's employment with TSW as an executive vice president (the "Blend Employment Provisions"). The Stockholders' Agreement terminates automatically when Mr. Blend ceases to own stock in TSW, and Mr. Blend's employment may be earlier terminated by majority vote of the

TSW Board (i) upon Mr. Blend's death or incapacity, (ii) for "cause" (as defined in the Stockholders' Agreement) or (iii) for any reason upon 30 days prior notice. In the event Mr. Blend's employment is terminated, he must immediately resign from the TSW Board. Mr. Blend is entitled to receive a salary at the rate set by the TSW Compensation Committee, currently $200,000 per year, as well as to participate in TSW's bonus and benefit plans. Should Mr. Blend be terminated due to incapacity or injury, he would be entitled to receive disability pay from the date of his termination until he attains age 65 at the rate of 50% of his base salary or such higher percentage as may be provided by any applicable insurance policies at the time held by TSW.
If Mr. Blend is terminated by reason of his death or by TSW for cause, he would not be entitled to any salary continuation or severance pay. If, however, Mr. Blend is terminated without cause, he would be entitled to receive salary continuation payments equal to his base salary for a period of twelve months from the date of termination. Should Mr. Blend die before the term of the Stockholders' Agreement expires, TSW would be obligated to purchase from Mr. Blend's estate, and Mr. Blend's estate would become obligated to sell to TSW, a portion of Mr. Blend's holdings of TSW Common Stock in accordance with the Stockholders' Agreement. The Blend Employment Provisions also restrict Mr. Blend from disclosing confidential information, competing with or interfering with TSW.

CERTAIN TRANSACTIONS

  On June 20, 1994, TSW entered into a Securities Purchase Agreement (the "Agreement") with its principal shareholder, Warburg. In accordance with the Agreement, TSW amended its Articles of Incorporation to authorize 6,000,000 shares of $.01 par value Common Stock, 1,897,028 shares of $.01 par value Series A Preferred Stock, and 393,965 shares of $.01 par value Series B Preferred Stock. All 834,016 shares of Class A Common Stock outstanding at the date of the Agreement (representing all of the other capital stock then outstanding) were reclassified to newly authorized shares of TSW Common Stock, and the 1,897,028 outstanding shares of Series C and Series D Cumulative Preferred Stock then held by Warburg were reclassified to shares of Series A Preferred Stock. Under the Agreement, TSW sold all 393,965 authorized shares of Series B Preferred Stock to Warburg at a price of $7.615 per share, for aggregate proceeds of $3.0 million. TSW used the proceeds from the sale of Series B Preferred Stock plus $4.0 million in proceeds from the issuance of a subordinated note payable to Warburg (as further described below) to repurchase and retire 785,000 shares of TSW Common Stock held by David P. Welden, then TSW's chairman and chief executive officer, at a purchase price of $8.9172 per share, or an aggregate price of $7.0 million.

  On November 29, 1995 and April 15, 1996, Warburg purchased 174,216 and 261,324 shares of Series C Cumulative Preferred Stock for $2.0 million and $3.0 million, respectively. On August 14, 1996, Warburg purchased 216,685 shares of Series D Cumulative Preferred Stock for $2.0 million. All of the outstanding shares of TSW Preferred Stock will be converted into shares of Newco Common Stock simultaneously with the consummation of the Merger.

  The shares of the TSW Preferred Stock issued to Warburg (the "Preferred Shares") are convertible into an aggregate of 2,943,218 shares of TSW Common Stock and are entitled to vote with TSW Common Stock on all matters submitted to the shareholders of TSW. The holders of the Preferred Shares are entitled to that number of votes which is equal to the number of shares of TSW Common Stock into which the Preferred Shares are convertible, subject to certain limitations on voting included in the Articles of Incorporation which, among other things, limit any holder of shares of any class of stock to a maximum 50% vote of all shares outstanding. One-third of the Preferred Shares are redeemable on the first day of January of each of the years 2000 through 2002 at a redemption price which is equal to the liquidation price of such Preferred Shares, plus an amount equal to any dividends declared but unpaid on the Series A and Series B Preferred Stock and any accumulated and unpaid dividends on the Series C Cumulative and Series D Cumulative Preferred Stock. The Series A Preferred Stock has a liquidation price of $1.90 per share and is entitled to receive noncumulative dividends of $0.315 per share per annum as and when declared by the TSW Board. The Series B Preferred Stock has a liquidation price of $7.615 per share and is entitled to receive noncumulative dividends of $0.533 per share per annum as and when declared by the TSW Board. The Series C Cumulative Preferred Stock has a liquidation price of $11.48 per share and is entitled to receive cumulative dividends of $1.03 per share per annum as and when declared by the TSW Board. The Series D Cumulative Preferred Stock has a liquidation price of $9.23 per share and is entitled to receive cumulative dividends of $0.83 per share per annum as and when declared by the TSW Board.

  Since June 20, 1994, TSW has issued to Warburg the following subordinated notes payable and warrants to purchase TSW Common Stock:

                                          PRINCIPAL    NUMBER OF EXERCISE PRICE
                                        AMOUNT OF NOTE WARRANTS    PER SHARE
                                        -------------- --------- --------------
   Subordinated note dated June 20,
    1994, with principal and interest
    due on July 31, 1999..............   $ 4,000,000     111,356    $ 7.615
   Subordinated note dated November
    10, 1994, with principal and in-
    terest due on November 10, 1999...     2,500,000     302,595      7.93
   Subordinated note dated January 4,
    1995, with principal and interest
    due on January 4, 2000............     3,500,000     423,633      7.93
   Subordinated note dated February
    14, 1995, with principal and in-
    terest due on February 14, 2000...     1,100,000     133,142      7.93
   Subordinated note dated May 5,
    1995, with principal and interest
    due on May 5, 2000................     1,500,000     130,662     11.48
   Subordinated note dated June 27,
    1995, with principal and interest
    due on June 27, 2000..............       400,000      34,843     11.48
   Subordinated note dated October 13,
    1995, with principal and interest
    due on October 13, 2000...........     2,500,000     217,770     11.48
                                         -----------   ---------
   Total..............................   $15,500,000   1,354,001
                                         ===========   =========

  Such notes are mandatorily due upon an initial public offering of TSW Common Stock (subject to the prior payment in full of all amounts then owing under the Credit Facility) and bear interest at prime plus 1.5%. Simultaneously with the execution of each such note, TSW issued to Warburg warrants to purchase shares of Common Stock which are fully exercisable and expire five years from their respective dates of issuance.

  During fiscal 1995 and 1996, TSW purchased $3.2 million and $557,000, respectively, of research and development services from SHL Systemhouse, Inc., in which Warburg then had an ownership interest and of which Mr. Oltman was Chairman and Chief Executive Officer and Messrs. Busbee and Janeway were directors.

  In September 1992, TSW loaned $230,000 to Mr. Blend, an officer, director and shareholder of TSW. The loan is due on or before December 31, 1998 and bears interest at a rate of 5.98% per annum, of which $51,216 is accrued and unpaid as of March 31, 1997. The loan is collateralized by 33,333 shares of TSW's Common Stock and by restrictive provisions related to NQSOs to purchase 112,430 shares of Common Stock at $2.7211 per share as set forth in the agreements evidencing such options. The loan will also become due (i) upon the sale or disposition of the shares or any of the stock options securing the loan or (ii) 90 days after Mr. Blend ceases to be employed by TSW. Accrued interest aggregating approximately $8,000 was forgiven in fiscal 1995. As of June 30, 1997, TSW forgave the loan (and all accrued interest thereon).

  In May 1996, in connection with a $250,000 loan from Warburg to Mr. Blend, Warburg entered into an intercreditor agreement (the "Intercreditor Agreement") with TSW, that set forth each of the parties' relative rights regarding the repayment of their respective loans to Mr. Blend. Pursuant to the terms of the Intercreditor Agreement, Warburg subordinated any security interests it had in the Collateral (as defined in the Intercreditor Agreement) to the security interests TSW had in the Collateral. In addition, the Intercreditor Agreement provided that (i) Warburg would remit to TSW any payments it received with respect to the Collateral, which Collateral was subject to TSW's prior security interest and (ii) TSW would remit to Warburg any payments it received with respect to any of the Collateral which were in excess of Mr. Blend's indebtedness to TSW and which Collateral was also subject to Warburg's second priority security interest and deliver to Warburg any Collateral then in TSW's possession upon the satisfaction of all indebtedness to TSW pursuant to its loan to Mr. Blend (provided that at such time there existed any outstanding debt to Warburg). As of June 30, 1997, all outstanding indebtedness to TSW pursuant to its loan to Mr. Blend was forgiven.

  In December 1996, TSW loaned (Pounds)100,000 ($166,000 as of March 31, 1997) to Mr. Lane, President and Chief Executive Officer of TSW. The loan is due on or before April 30, 1999 and bears interest at a rate of 6.00% per annum. The loan is secured by restrictive provisions related to options to purchase 97,875 shares of TSW's Common Stock at $9.23 per share and options to purchase 170,300 shares of TSW's Common Stock at $4.50 per share as set forth in the agreements evidencing such options. The loan will also become due (i) upon the sale or disposition of any of the options securing the loan or (ii) 90 days after Mr. Lane ceases to be employed by TSW. As of June 30, 1997, TSW forgave the loan (and all accrued interest thereon).

  Mr. Busbee, a director of TSW, is of counsel to King & Spalding, a law firm based in Atlanta, Georgia, which provided certain legal services to TSW in fiscal 1997 and is presently being retained to provide certain services to TSW.

                  SECURITY OWNERSHIP OF THE COMBINED COMPANY

  The following table sets forth certain information with respect to the beneficial ownership of Newco Common Stock after giving effect to the Merger, as to each Indus shareholder and each TSW shareholder expected to be the beneficial owner of more than five percent (5%) of the Newco Common Stock, and as to each person expected to be (i) a director of the Combined Company; (ii) the Chief Executive Officer of the Combined Company, (iii) the Indus Named Executive Officers and the TSW Named Executive Officers other than the Chief Executive Officer of the Combined Company, and (iv) all persons expected to be directors and executive officers of the Combined Company, as a group.

                                                       AMOUNT AND
                                                       NATURE OF
                                                       BENEFICIAL    PERCENT OF
                NAME OF BENEFICIAL OWNER            OWNERSHIP (1)(2)   CLASS
                ------------------------            ---------------- ----------
     Robert W. Felton..............................     9,497,561       32.5%
     Warburg, Pincus Investors, L.P.(3)............    12,883,858       39.2
     William H. Janeway(3).........................    12,883,858       39.2
     Joseph P. Landy(3)............................    12,883,858       39.2
     Richard W. MacAlmon...........................     1,402,500        4.8
     John W. Blend, III(4).........................       818,882        2.7
     Christopher R. Lane(5)........................       630,449        2.1
     Alan G. Merten................................         3,875          *
     Edward R. Koepfler............................           --           *
     Frank M. Siskowski............................           --           *
     Douglas R. Piper..............................       374,000        1.3
     Michael E. Percy(6)...........................       297,432        1.0
     John F. Bartels(5)............................       398,399        1.3
     Kenneth C. Colby, Jr.(5)......................       109,200          *
     All proposed executive officers and directors
      as a group
      (9 persons)(7)...............................    25,237,125       75.2

--------

* Represents less than 1% of the shares of Newco Common Stock expected to be outstanding after consummation of the Merger.

(1) Reflects beneficial ownership as of July 25, 1997 and assumes an exchange ratio of one share of Newco Common Stock for each outstanding share of Indus Common Stock and the TSW Applicable Ratio, as of July 25, 1997, of approximately 2.73 shares of Newco Common Stock for each outstanding share of TSW Common Stock and Preferred Stock, resulting in an aggregate of approximately 29,198,874 shares of Newco Common Stock.

(2) Based upon information supplied by Indus and TSW officers, directors and principal shareholders. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person who has or shares voting power or investment power with respect to such shares. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of Newco Common Stock that will be issuable to the identified person or entity pursuant to assumed stock options that are either immediately exercisable or exercisable within sixty days of July 25, 1997 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3) Represents shares held by Warburg. Warburg, Pincus & Co. is the sole General Partner of Warburg and has a 20% interest in the profits of Warburg. E.M. Warburg, Pincus & Co. LLC manages Warburg. Lionel I. Pincus is the managing partner of Warburg, Pincus & Co. and the managing member of E.M. Warburg, Pincus & Co., LLC and may be deemed to control both such entities. The members of E.M. Warburg,

   Pincus & Co., LLC are substantially the same as the partners of Warburg, Pincus & Co. Messrs. Janeway and Landy, who will be directors of the Combined Company, are Managing Directors and members of E.M. Warburg, Pincus & Co., LLC, and general partners of Warburg, Pincus & Co. Messrs. Landy and Janeway may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Exchange Act) in an indeterminate portion of the shares beneficially owned by Warburg. Messrs. Janeway and Landy each disclaim beneficial ownership, for purposes of
   Section 16 of the Exchange Act or otherwise, of such shares. The address of Warburg is 466 Lexington Avenue, New York, New York 10017. Includes 3,696,422 shares of Newco common stock issuable upon the exercise of currently exercisable warrants held by Warburg.

(4) Includes 651,337 shares of Newco Common Stock issuable upon exercise of stock options.

(5) Represents shares issuable upon exercise of stock options.

(6) Includes 16,000 shares of Newco Common Stock issuable upon exercise of stock options.

(7) Includes approximately 4,347,759 shares subject to options to be assumed by the Combined Company that are either immediately exercisable or exercisable within sixty days of July 25, 1997.

                          SECURITY OWNERSHIP OF INDUS

  The following table sets forth certain information, as of July 25, 1997, with respect to the beneficial ownership of Indus' Common Stock by (i) each Indus shareholder known by Indus to be the beneficial owner of more than five percent (5%) of the outstanding shares of Indus Common Stock, (ii) each Indus director, (iii) each of the four most highly compensated officers of Indus for the 1996 fiscal year, and (iv) all current executive officers and directors of Indus as a group.

                                            AMOUNT AND NATURE
                                              OF BENEFICIAL
         NAME OF BENEFICIAL OWNER             OWNERSHIP(1)    PERCENT OWNED(1)
         ------------------------           ----------------- ----------------
Robert W. Felton...........................     9,497,561           51.0%
Richard W. MacAlmon........................     1,402,500            7.5
Douglas R. Piper...........................       374,000            2.0
Michael E. Percy(2)........................       297,432            1.6
Edward P. Koepfler.........................           --               *
Frank M. Siskowski.........................           --               *
Alan G. Merten(2)..........................         3,875              *
Donald F. Robertson........................           --               *
All current directors and executive offi-
 cers as a group (8 persons)...............    11,575,368           63.0%

--------

* Less than 1%.

(1) Based upon information supplied by Indus officers, directors and principal shareholders. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person who has or shares voting power or investment power with respect to such shares. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of Indus Common Stock issuable to the identified person or entity pursuant to stock options that are either immediately exercisable or exercisable within sixty days of June 1, 1997 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Amounts shown include the following number of shares, option for which are exercisable within 60 days of July 25, 1997: Percy, 16,000; and Merten, 1,875.

                           SECURITY OWNERSHIP OF TSW

  The following table sets forth certain information, as of July 25, 1997, with respect to the beneficial ownership of TSW's Common Stock, by (i) each TSW stockholder that is the beneficial owner of more than five percent (5%) of the outstanding shares of TSW Capital Stock, (ii) each TSW director, (iii) each of the four most highly compensated officers of TSW for the 1997 fiscal year, and (iv) all current executive officers and directors of TSW as a group.

                                                       AMOUNT AND
                                                        NATURE OF
                                                       BENEFICIAL   PERCENT OF
                 NAME OF BENEFICIAL OWNER             OWNERSHIP (1)   CLASS
                 ------------------------             ------------- ----------
     Warburg, Pincus Investors, L.P.(2)(3)...........   4,297,219      93.3%
     William H. Janeway(2)(3)(4).....................   4,297,219      93.3
     Joseph P. Landy(2)(3)(4)........................   4,297,219      93.3
     Christopher R. Lane(5)..........................     230,934       4.8
     John F. Bartels(6)..............................     145,934       3.1
     John W. Blend, III(7)...........................     299,957       6.2
     Kenneth C. Colby, Jr.(6)........................      40,000         *
     John R. Oltman(8)...............................     186,010       4.0
     George D. Busbee(6).............................      13,500         *
     All executive officers and directors as a group
      (8 persons)(9).................................   5,092,544      95.4%

--------
 * Represents less than 1% of the outstanding shares of TSW Common Stock and TSW Preferred Stock.

(1) Based upon information supplied by TSW directors, officers and principal shareholders. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person who has or shares voting power or investment power with respect to such shares. Unless otherwise indicated below, the persons and entities named in the table have sole voting and investment power with respect to all shares of TSW Capital Stock beneficially owned, subject to community property laws where applicable. Shares of TSW Common Stock issuable to the identified person or entity pursuant to stock options that are currently exercisable or which may be exercised within sixty days of July 25, 1997 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage of shares of ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Includes shares of TSW Common Stock issuable upon conversion of TSW Preferred Stock held by Warburg. Also includes 1,354,001 shares of TSW Common Stock issuable upon the exercise of currently exercisable warrants held by Warburg. The address of Warburg and Messrs. Janeway and Landy is 466 Lexington Avenue, New York, New York 10017.

(3) The sole general partner of Warburg is Warburg, Pincus & Co., a New York general partnership ("WP"). E.M. Warburg, Pincus & Co., LLC ("EMW LLC"), a New York limited liability company, manages Warburg. The members of EMW LLC are substantially the same as the partners of WP. Lionel I. Pincus is the managing partner of WP and the managing member of EMW LLC and may be deemed to control both WP and EMW LLC. WP has a 20% interest in the profits of Warburg as the general partner. Messrs. Janeway and Landy, directors of TSW, are Managing Directors and members of EMW LLC and general partners of WP. As such, Messrs. Janeway and Landy may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Exchange Act) in an indeterminate portion of the shares beneficially owned by Warburg and WP.

(4) All of the shares indicated as owned by Messrs. Janeway and Landy are owned directly by Warburg and are included because of Messrs. Janeway and Landy's affiliation with Warburg. Messrs. Janeway and Landy disclaim "beneficial ownership" of these shares within the meaning of Rule 13d-3 under the Exchange Act.

(5) Represents shares issuable upon exercise of stock options. Mr. Lane's address is c/o TSW International, Inc., 3301 Windy Ridge Parkway, Atlanta, Georgia 30339.

(6) Represents shares issuable upon exercise of stock options.

(7) Includes 238,585 shares of TSW Common Stock issuable upon exercise of stock options. Mr. Blend's address is c/o TSW International, Inc., 3301 Windy Ridge Parkway, Atlanta, Georgia 30339.

(8) Represents 65,000 shares of TSW Common Stock issuable upon exercise of stock options granted by TSW and 121,010 shares of TSW Common Stock obtainable upon exercise of stock options granted by Warburg.

(9) Includes 682,628 shares of TSW Common Stock issuable upon exercise of stock options, an aggregate of 2,943,218 shares of TSW Common Stock issuable upon conversion of all of the outstanding TSW Preferred Stock and 1,354,001 shares of TSW Common Stock issuable upon exercise of currently exercisable warrants to purchase shares of TSW Common Stock.

                            PER SHARE MARKET PRICE
                           AND DIVIDEND INFORMATION

MARKET PRICE AND DIVIDEND DATA

  Indus' Common Stock has been traded on the Nasdaq National Market under the symbol "IGRP". The tables set forth the range of high and low closing prices for Indus Common Stock as reported on Nasdaq for the periods indicated.

                                                                 HIGH    LOW
                                                                 ----    ---
     Fiscal 1996
      First Quarter............................................. $22 3/4 $18
      Second Quarter............................................  21 1/2  17
      Third Quarter.............................................  21 1/4 15 3/4
      Fourth Quarter............................................  25 3/4 18 7/8
     Fiscal 1997
      First Quarter.............................................  25 3/4  14
      Second Quarter ...........................................  20 1/4 13 1/2
      Third Quarter (through August 5, 1997) ...................  19 3/4 15 1/2

  The following table sets forth the closing prices per share of Indus Common Stock on Nasdaq on June 4, 1997, the last trading day before announcement of the proposed Merger, and on August 5, 1997, the last practical trading day before the printing of this Joint Proxy Statement/Prospectus:

                                                                       INDUS
                                                                    COMMON STOCK
                                                                    ------------
     June 4, 1997..................................................   $ 15 3/4
     August 5, 1997................................................   $ 17 1/4

  As of the Indus Record Date, there were approximately 226 shareholders of record who held shares of Indus Common Stock.

  Prior to its initial public offering in February 1996, Indus was an S Corporation and from time to time made substantial cash distributions to its shareholders. Indus has not declared or paid any cash dividends on its Common Stock since the termination of its S Corporation status. TSW has not paid any cash dividends on its stock. Both Indus and TSW anticipate that for the foreseeable future they will each continue to retain any earnings for use in the operation of their respective business. Newco anticipates that for the foreseeable future it will retain any earnings for use in the operations of its business and does not intend to pay dividends.

                      DESCRIPTION OF NEWCO CAPITAL STOCK

  The authorized capital stock of Newco consists of 100,000,000 shares of Common Stock, par value $0.001 per share and 10,000,000 shares of Preferred Stock, par value $0.001 per share. Assuming a TSW Applicable Ratio of approximately 2.73 (the TSW Applicable Ratio as of July 25, 1997), immediately following the consummation of the Merger, there will be outstanding approximately 29,198,874 shares of Newco Common Stock and options and warrants to purchase approximately 9,838,887 shares of Newco Common Stock and no shares of Newco Preferred Stock.

COMMON STOCK

  Subject to preferences that may apply to any Preferred Stock outstanding at the time, the holders of outstanding shares of Newco Common Stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the Board of Directors may from time to time determine. Each stockholder is entitled to one vote for each share of Newco Common Stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for in the Newco Certificate of Incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. The Newco Common Stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of Newco, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Newco Common Stock and any participating Newco Preferred Stock outstanding at that time after payment of liquidation preferences, if any, on any outstanding Newco Preferred Stock and payment of other claims of creditors. Each share of Common Stock to be issued in the Merger will be fully paid and nonassessable.

PREFERRED STOCK

  The Board of Directors is authorized, subject to any limitations prescribed by Delaware law, to provide for the issuance of additional shares of Newco Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the powers, preferences and rights of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding), without any further vote or action by the stockholders. The Board of Directors may authorize the issuance of Newco Preferred Stock with voting or conversion rights that could adversely affect the voting power of other rights of the holders of Newco Common Stock. Thus, the issuance of Newco Preferred Stock may have the effect of delaying, deferring or preventing a change in control of Newco. Newco has no current plan to issue any shares of Newco Preferred Stock.

DELAWARE ANTI-TAKEOVER LAW AND CERTAIN CHARTER AND BYLAW PROVISIONS

  Newco is subject to the provisions of the Anti-Takeover Law which regulates corporate takeovers. The Anti-Takeover Law prevents certain Delaware corporations, including those whose securities are listed on Nasdaq, from engaging, under certain circumstances, in a "business combination" (which includes a merger or sale of more than 10% of the corporation's assets) with any "interested stockholder" (a stockholder who owns 15% or more of the corporation's outstanding voting stock) for three years following the date that such stockholder became an "interested stockholder." A Delaware corporation may "opt out" of the Anti-Takeover Law with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders' amendment approved by at least a majority of the outstanding voting shares. Newco has not "opted out" of the provisions of the Anti-Takeover Law.

  Newco's Certificate of Incorporation (the "Newco Certificate") provides that any action required or permitted to be taken by the stockholders of Newco at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting and may not be taken by written action in lieu of a meeting. Newco's Bylaws further provide that special meetings of the stockholders may only be called by the

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Chairman of the Board of Directors, the Chief Executive Officer, the President
of the Company or any two members of the Board of Directors. Under the Bylaws, in order for any matter to be considered "properly brought" before a meeting, a stockholder must comply with certain requirements regarding advance notice to Newco. The foregoing provisions could have the effect of delaying until the next stockholders meeting stockholder actions which are favored by the holders of a majority of the outstanding voting securities of Newco. These provisions may also discourage another person or entity from making a tender offer for Newco's Common Stock, because such person or entity, even if it acquired a majority of the outstanding voting securities of Newco, would be able to take action as a stockholder (such as electing new directors or approving a merger) only at a duly called stockholders meeting, and not by written consent.

REGISTRATION RIGHTS

  In addition, Newco, Robert W. Felton, Richard W. MacAlmon, John W. Blend, III, John R. Oltman and Warburg will enter into the Registration Rights Agreement with respect to the shares of Newco Common Stock to be received by such persons in the Merger. See "CERTAIN RELATED AGREEMENTS--Registration Rights Agreement."

TRANSFER AGENT AND REGISTRAR

  The Transfer Agent and Registrar for the Newco Common Stock is ChaseMellon Shareholder Services LLC.

LISTING

  The Newco Common Stock will be quoted on Nasdaq under the trading symbol
"IINT."

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            COMPARISON OF RIGHTS OF HOLDERS OF INDUS COMMON STOCK,
                    TSW COMMON STOCK AND NEWCO COMMON STOCK

  Upon consummation of the Merger, the shareholders of Indus, which is a California corporation, will become stockholders of Newco, which is a Delaware corporation, and upon consummation of the TSW Merger, the shareholders of TSW, which is a Georgia corporation, will become stockholders of Newco. The rights of Newco stockholders will be governed by the Certificate and Bylaws of Newco, which differ in certain material respects from the Articles and Bylaws of Indus and the Articles and Bylaws of TSW. In addition, the rights of the former Indus shareholders will no longer be governed by California law and the rights of the former TSW shareholders will no longer be governed by Georgia law, but will be governed by Delaware law.

  The following discussion summarizes certain material differences between the Certificate and Bylaws of Newco, on the one hand, and the Articles and Bylaws of Indus or the Articles and Bylaws of TSW, on the other, as well as material differences between California, Georgia and Delaware law that may affect the interests of Indus or TSW shareholders. The discussion is only a summary and does not purport to be a complete description of such differences, and is qualified in its entirety by reference to the DGCL, the GBCC, the CGCL, the common law thereunder and the full text of the Articles of Incorporation and Bylaws of TSW, the Certificate of Incorporation and Bylaws of Newco and the Articles of Incorporation and Bylaws of Indus.

COMPARISON OF RIGHTS OF SHAREHOLDERS OF INDUS AND STOCKHOLDERS OF NEWCO

  Limitation of Director Liability. California and Delaware law each permit a corporation to adopt a provision in its articles or certificate of incorporation eliminating the liability of directors to the corporation or its shareholders or stockholders for monetary damages for breach of a director's fiduciary duty, subject to certain limitations. The Certificate and Articles each contain a provision eliminating director liability to the maximum extent permitted by law, with Delaware law permitting somewhat broader elimination of liability.

  California law does not permit the elimination of monetary liability of a director where such liability is based on: (i) intentional misconduct or a knowing and culpable violation of law; (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director; (iii) receipt of an improper personal benefit by the director;
(iv) acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders; (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders; (vi) interested transactions between the corporation and a director in which a director has a material financial interest; or (vii) liability for improper distributions, loans or guarantees.

  Delaware law does not permit the elimination of monetary liability of a director where such liability is based on: (i) breaches of a director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (iii) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (iv) transactions in which the director received an improper personal benefit.

  Indemnification. The Bylaws of Newco and Indus require those companies to indemnify all directors, officers and employees to the maximum extent permitted by law.

  California law permits indemnification of expenses, judgments, fines and settlements in connection with third-party actions, and indemnification of expenses (and possibly settlements) in derivative actions, except that, with respect to derivative actions (i.e., actions brought on behalf of a corporation by a shareholder of such corporation): (i) no indemnification may be made when a person is adjudged liable to the corporation in the performance of that person's duty to the corporation and its shareholders unless a court determines such person is entitled to indemnity for expenses, and then such indemnification may be made only to the extent that the

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court so determines; and (ii) no indemnification may be made in respect of amounts paid or expenses incurred in settling or otherwise disposing of a pending action or amounts incurred in defending a pending action which is settled or otherwise disposed of without court approval.

  The foregoing indemnification is permitted only for acts taken in good faith and believed to be in the best interests of the corporation and its shareholders, as determined by a majority vote of a disinterested quorum of the directors, independent legal counsel (if a quorum of independent directors is not obtainable), a majority vote of a quorum of the shareholders (excluding shares owned by the indemnified party) or the court handling the action. California law requires indemnification when the individual has successfully defended an action on the merits. California law also permits a corporation to advance expenses to a person to defend a proceeding and to provide indemnification broader than that expressly allowed by statute, subject to certain limitations.

  Delaware law relating to indemnification is similar to California law except that: (i) it appears less likely that a corporation could provide indemnification of amounts paid in settling a derivative suit; (ii) the standard of conduct as to when indemnification is permitted includes actions made in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, not just those believed to be in the best interests of the corporation; and (iv) indemnification of expenses incurred in defense of an action is required whenever an individual has successfully defended an action, regardless of whether or not a judgment was rendered on the merits of the action.

  Restrictions on Certain Business Combinations. Pursuant to the Anti-Takeover Law, certain "business combinations" with "interested stockholders" of Delaware corporations are subject to a three-year moratorium unless specified conditions are met. For a description of the Anti-Takeover Law, see "DESCRIPTION OF NEWCO CAPITAL STOCK--Delaware's Anti-Takeover Law."

  Although California law does not have a provision comparable to the Anti-Takeover Law, it does require that holders of nonredeemable common stock receive nonredeemable common stock in a merger of the corporation with a holder of more than 50% but less than 90% of such common stock or such holder's affiliate, unless all of the holders of such class or series consent to the transaction. This provision of California law may have the effect of making a "cash-out" merger by a majority shareholder more difficult to accomplish.

  California law also provides that, except in certain circumstances, when a tender offer or a proposal for a reorganization or for a sale of assets is made by an interested party (generally a controlling or managing party of the target corporation), an affirmative opinion in writing as to the fairness of the consideration to be paid to the shareholders must be delivered to shareholders. Furthermore, if a tender of shares or vote is sought pursuant to an interested party's proposal, and a later proposal is made by another party at least ten days prior to the date for acceptance of the interested party proposal, then the shareholders must be informed of the later offer and be afforded a reasonable opportunity to withdraw any vote, consent or proxy, or to withdraw any tendered shares.

  Classification of Board of Directors. California law provides that corporations that are listed on the New York or American Stock Exchange or on Nasdaq if the corporation has at least 800 shareholders may, with the approval of its Board of Directors and shareholders, divide the Board of Directors into two or three classes to serve for terms of two or three years, respectively, or to eliminate cumulative voting or both. A corporation must have at least six directors to divide its Board into two classes, and must have at least nine directors to classify its Board into three classes.

  Delaware law permits any corporation to classify its Board of Directors and does not have a minimum Board size that is required to classify the Board.

  The Certificate and Bylaws of Newco presently do not provide for a classified Board, although a classified Board could be established following the Merger with the approval of the Newco stockholders.

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

  Size of Board of Directors. Under California law, the number of directors of a corporation may be fixed in the articles of incorporation or bylaws of a corporation, or a limited range may be established for the number of directors, with the Board of Directors given authority to fix the exact number of directors within such range. The Bylaws of Indus establish the number of directors of Indus to be between five and nine, currently set at six. The provision setting forth the number of directors in the Bylaws may not be amended to reduce the minimum number of directors below five if the votes cast against the adoption of such amendment are equal to more than 16 2/3% of the outstanding shares entitled to vote.

  Under Delaware law, the number of directors of a corporation may be fixed or changed by the Board of Directors acting alone, by amendment to the corporation's bylaws, unless the directors are not authorized to amend the bylaws or the number of directors is fixed in the certificate of incorporation, in which cases stockholder approval is required. The Bylaws of Newco establish the initial authorized number of directors of Newco at one. Robert W. Felton currently is the sole director of Newco. Immediately prior to the Closing and after the Meetings, the Bylaws of Newco will be amended to establish the number of directors to be eight, and certain current directors and officers of Indus and of TSW and each of Messrs. Landy and Janeway will be appointed as directors of Newco. However, the Certificate and Bylaws of Newco authorize the Newco Board to amend Bylaws, and accordingly a majority of Newco' Board of Directors will have the ability to change the authorized number of directors and appoint additional directors without having such additional directors first elected by stockholders. This ability could have the effect of delaying or preventing a change in control of Newco.

  Cumulative Voting for Directors. Under California law, shareholders of a California corporation may, unless such corporation's articles of incorporation or bylaws expressly eliminate cumulative voting, cumulate their votes in the election of directors so long as at least one shareholder has given notice, prior to the voting, of such shareholder's intent to cumulate his or her votes at the meeting. The Articles and Bylaws of Indus do not contain any provision eliminating cumulative voting.

  Stockholders of Newco will not be entitled to cumulate their votes in the election of directors.

  Removal of Directors. Under California law, a director or the entire Board of Directors may be removed, with or without cause, by the affirmative vote of the holders of a majority of the securities entitled to vote, provided that no director of a corporation whose Board of Directors is unclassified (such as Indus) may be removed (unless the entire Board of Directors is removed) if the votes cast against such removal would be sufficient to elect the director in an election involving cumulative voting. A director of a corporation whose Board of Directors is classified may not be removed if the votes cast against removal of the director would be sufficient to elect the director if voted cumulatively (without regard to whether shares may otherwise be voted cumulatively) at an election at which the same total number of votes were cast and either the number of directors elected at the most recent annual meeting of shareholders, or if greater, the number of directors for whom removal is being sought, were then being elected. In addition, under California law, a director may be removed for cause for certain specified reasons by the Superior Court in a suit by shareholders holding at least 10% of the outstanding shares of any class.

  Under Delaware law, any director of a corporation without cumulative voting and without a classified Board of Directors may be removed with or without cause by holders of a majority of the shares then entitled to vote at an election of directors. In addition, a Delaware corporation that adopts a classified Board has the option of allowing directors to be removed only for cause.

  Board of Directors Vacancies. The Bylaws of both Newco and Indus provide that vacancies on the Board of Directors, including newly created directorships, may be filled by the vote of a majority of directors then in office. However, California law prohibits directors from filling a vacancy on the Board created by the removal of a director unless such power is expressly granted to the Board in a corporation's charter documents. The charter documents of Indus do not authorize the Board to fill a vacancy by removal of a director.

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

  Notice of Special Meetings of the Board of Directors. Under California law, notice of a special meeting of the Board of Directors must be given four days prior to such a meeting, if the notice is delivered by mail, or 48 hours prior to such a meeting, if the notice is delivered personally or by telephone or telegraph. Delaware law does not specify requirements with respect to the notice period prior to a special meeting of the Board of Directors. The Bylaws of Newco require seven days' notice by mail or 48 hours' notice delivered personally or by telephone or telegraph prior to such a special meeting.

  Special Shareholders or Stockholders Meetings; Shareholder or Stockholder Action by Written Consent. Under California law, special meetings of shareholders may be called by the Board of Directors, the Chairman of the Board of Directors, the President, the holders of shares representing 10% or more of the outstanding voting power and such other persons as may be designated in the articles of incorporation or bylaws. The Bylaws of Indus authorize the President, the Chairman of the Board, the Board, one or more shareholders entitled to cast not less than 10% of the votes at the meeting to call a special meeting. Any action required or able to be taken at any meeting of Indus shareholders may be taken without a meeting, without prior notice and without a vote if a written consent is signed by the holders of outstanding Indus Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, provided that, except to fill a vacancy caused by removal, directors may not be elected except by unanimous written consent of shares entitled to vote. Unless the consents of all shareholders entitled to vote have been solicited in writing, prompt notice of the taking of any corporate action which is approved by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders entitled to vote who have not consented in writing.

  Delaware law, on the other hand, provides that special meetings of stockholders may be called by a majority of the Board of Directors or by such persons as may be designated in the certificate of incorporation or bylaws, and does not expressly provide stockholders the right to call special meetings. The Bylaws of Newco currently provide that special meetings of stockholders may be called only by any two Directors, the Chairman of the Board, the Chief Executive Officer or the President. The Bylaws of Newco also provide that stockholders may not act by written consent.

  Amendment of Certificate or Articles of Incorporation. Under both Delaware and California law, a company's certificate or articles of incorporation may be amended only if such amendment is approved by the Board and by a majority of the shareholders or stockholders. In addition, under both Delaware and California law, if a corporation has more than one class or series of stock outstanding, certain amendments that would affect the rights of such class or series require the vote of a majority of the shares of such class or series. "Supermajority" requirements (i.e., requirements of a vote of more than a majority of the shares) are permitted under both California and Delaware law. Nevertheless, California law provides that, for a corporation with outstanding shares held of record by 100 or more persons, such provision: (i) cannot require a vote higher than 66 2/3%; (ii) must be approved by at least as large a proportion of the outstanding shares as the supermajority provision requires; and (iii) automatically expires after two years unless renewed pursuant to a shareholder vote. Delaware law contains no similar provision.

  Amendment of Bylaws. Under California law, bylaws may be amended by shareholders holding a majority of the outstanding shares or by the Board of Directors, except that if the number or a range of directors are specified in the bylaws, this provision can be changed only with the approval of the shareholders. Shareholders can adopt or amend bylaw provisions to limit the ability of the Board of Directors to amend the bylaws. Under Delaware law, the bylaws may be amended only by the stockholders, unless the corporation's certificate of incorporation also confers the power to amend the bylaws on the directors. The Certificate authorizes Newco directors to amend the Bylaws of Newco.

  Shareholder Vote for Mergers and Other Corporate Reorganizations. Generally, California law requires a shareholder vote in more situations involving corporate mergers and other reorganizations than does Delaware law. Both California and Delaware law generally provide for shareholder or stockholder votes of both the acquiring and acquired corporation to approve mergers and of the selling corporation in a sale of all or

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substantially all of its assets. In addition to the foregoing, California law also requires the affirmative vote of a majority of the outstanding shares of
(i) an acquiring corporation in share-for-share reorganizations, (ii) the acquiring and acquired corporations in sale-of-assets reorganizations and
(iii) a parent corporation whose equity securities are being issued or transferred in connection with certain corporate reorganizations (such as triangular mergers), all subject to certain exceptions, whereas Delaware law does not. California law generally requires a vote of all outstanding shares voting in the aggregate and by class when a vote is required in connection with these transactions, whereas Delaware law generally does not require class voting in connection with these transactions.

  Delaware law does not require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if: (i) the merger agreement does not amend the existing certificate of incorporation; (ii) each share of the surviving corporation outstanding before the merger is an identical outstanding or treasury share after the merger; and (iii) the number of shares to be issued by the surviving corporation in the merger does not exceed 20% of the shares outstanding immediately prior to the merger. California law contains a similar exception to its voting requirements for mergers and other reorganizations where a corporation or its shareholders immediately prior to the reorganization own immediately after the reorganization more than 5/6ths of the voting power of the surviving or acquiring corporation, or its parent.

  Dissenters' Rights in Mergers and Reorganizations. Under both California and Delaware law, a dissenting shareholder of a corporation engaging in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights. Appraisal rights permit a shareholder to receive cash equal to the fair market value of such shareholder's shares, in lieu of the consideration such shareholder would otherwise receive in any such transaction.

  Delaware law provides for dissenters' rights in certain mergers and consolidations. However, such rights are not available with respect to: (i) a merger or consolidation by a corporation, with respect to any class or series of shares that are either listed on a national securities exchange or held by more than 2,000 stockholders, if such stockholders receive shares of the surviving corporation or of such a listed or widely-held corporation; or (ii) stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger.

  In general, California law does not afford dissenters' rights in share-for-share reorganizations (except for those that do not result in the acquiror gaining control of the other corporation) and sale-of-assets reorganizations, and affords only limited dissenters' rights for mergers where a shareholder vote is required if the shares are publicly traded. See "THE MERGER--Appraisal and Dissenters' Rights."

  Loans to Directors, Officers and Employees. Under Delaware law, a corporation may make loans to, guarantee the obligations of or otherwise assist its officers or other employees (including those who are directors), and those of its subsidiaries, when such action, in the judgment of the directors, may reasonably be expected to benefit the corporation. Under California law, a corporation with 100 or more shareholders may make a loan to, or guarantee the obligations of, directors or officers only if a majority of the disinterested directors determines that such loan or guarantee may reasonably be expected to benefit the corporation (provided the bylaws authorize the board alone to approve such loan).

  Inspection of Shareholder or Stockholder Lists. Delaware law allows any shareholder and California law allows any shareholder with a voting trust certificate to inspect a corporation's shareholder list for a purpose reasonably related to such person's interest as a shareholder. In addition, California law provides that a shareholder or shareholders holding 5% or more of a corporation's shares, or who hold 1% or more of a corporation's shares after it is a public company and has filed a Schedule 14A with the Commission relating to the election of directors, have an absolute right to inspect and copy the corporation's shareholder list. Delaware law permits a stockholder to inspect the stockholder list during the ten days preceding a stockholders' meeting for any purpose germane to the meeting.

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  Payment of Dividends. California law does not use the concepts of par value of shares (except for tax purposes), capital or surplus. The concepts of par value, capital and surplus are retained under Delaware law.

  Under California law, any distribution of corporate assets to shareholders (including dividends and repurchases of shares) are limited either to: (i) retained earnings; or (ii) an amount that would leave the corporation with assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) equal to at least 1 1/4 times its liabilities (not including deferred taxes, deferred income and other deferred credits) and with current assets, as defined, at least equal to its current liabilities (or 1 1/4 times its current liabilities if the average pretax and pre-interest earnings for the preceding two fiscal years were less than the average interest expense for such years). There are exceptions to the foregoing rules for repurchases pursuant to employee stock plans. Additionally, a corporation cannot make a distribution if, as a result of such distribution, the corporation would likely be unable to meet its liabilities as they come due or if such distribution would impair certain preference rights of the holders of preferred stock.

  Delaware law permits the payment of dividends out of surplus (generally defined as net assets of the corporation less capital) or, if there is no surplus, out of net profits for the current fiscal year and/or the preceding fiscal year. Delaware law generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation.

  Interested Director Transactions. Under both California and Delaware law, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest, provided certain conditions are met. With certain exceptions, the conditions are similar under California and Delaware law. Under California and Delaware law: (i) either the shareholders (or stockholders) or the Board of Directors must approve any such contract or transaction after full disclosure of the material facts, and, in the case of Board approval, the contract or transaction must also be "just and reasonable" (in California) or "fair" (in Delaware) to the corporation; or (ii) the contract or transaction must have been just and reasonable or fair, as applicable, to the corporation at the time it was approved. In the latter case, California law explicitly places the burden of proof on the interested director. Under California law, if shareholder approval is sought, the interested director is not entitled to vote his shares at a shareholder meeting or by written consent with respect to any action regarding such contract or transaction. Also under California law, if Board approval is sought, the contract or transaction must be approved by a majority vote of a quorum of the directors, without counting the vote of any interested directors (except that interested directors may be counted for purposes of establishing a quorum). Under Delaware law, if Board approval is sought, the contract or transaction must be approved by a majority of the disinterested directors (even though less than a quorum).

  Notice of Board Nominations and Other Shareholder or Stockholder Business-- Annual Meetings. The Bylaws of Newco require that nominations of persons for election to the Board and the proposal of business to be considered at an annual meeting of stockholders must be made: (i) pursuant to notice by Newco notice of such meeting; (ii) by the Board; or (iii) if by a stockholder, by advance written notice given to Newco between 60 to 90 days prior to the first anniversary of the preceding year's annual meeting of stockholders. However, if the date of the annual meeting at which such nomination or business is proposed by a stockholder is more than 30 days before or more than 60 days after such anniversary, then such notice may be given by the stockholder no earlier than the 90th day prior to such meeting and not later than the later of 60 days prior to such meeting or the 10th day following the first public announcement of such meeting. The above notice provisions are subject to certain exceptions with respect to electing directors to fill Board seats resulting from increases in the size of the Board not publicly announced at least 70 days prior to the annual meeting. In addition, certain other information regarding a Board nominee or the business proposed for discussion must be included in the stockholder's notice to Newco.

  Notice of Board Nominations and Other Shareholder or Stockholder Business-- Special Meetings. Newco' Bylaws also provide that, at special meetings of stockholders, the only business that can be conducted will be the items of business set forth in the notice of such special meeting. The Bylaws also provide that nominations of persons for election to the Board at a special meeting at which directors are to be elected pursuant to the

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notice of the meeting shall be made: (i) by the Board; or (ii) if the Board has determined that directors will be elected at the meeting, by a stockholder of record meeting certain qualifications who gives Newco advance written notice of such nominations no earlier than 90 days prior to such special meeting and no later than the later of 60 days before such special meeting, or the 10th day after the first public announcement of such meeting and of the nominees proposed by the Board to be elected at such meeting.

  Derivative Suits. California law provides that a shareholder bringing a derivative action on behalf of a corporation need not have been a shareholder at the time of the transaction in question, provided that certain tests are met. Under Delaware law, a stockholder may only bring a derivative action on behalf of the corporation if the stockholder was a stockholder of the corporation at the time of the transaction in question or his or her stock thereafter devolved upon him or her by operation of law. California law also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond. Delaware does not have a similar bonding requirement.

  Dissolution. Under California law, shareholders holding 50% or more of the total voting power may authorize a corporation's dissolution, with or without the approval of the corporation's Board of Directors, and this right may not be modified by the articles of incorporation. Under Delaware law, unless the Board of Directors approves the proposal to dissolve, the dissolution must be unanimously approved by all stockholders entitled to vote. A dissolution initiated by the Board of Directors only requires the approval of a majority of the corporation's stockholders. In the event of such a Board-initiated dissolution, Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions. The Certificate does not contain such a requirement.

COMPARISON OF RIGHTS OF SHAREHOLDERS OF TSW AND STOCKHOLDERS OF NEWCO

  Limitation of Director Liability. Both the GBCC and the DGCL allow a corporation to limit the personal liability of directors with certain similar exceptions. The TSW Articles limit the personal liability of a director, except for liability for (a) any appropriation, in violation of the director's duties, of any business opportunity of the corporation, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) unlawful distributions or (d) any transaction from which the director derived an improper personal benefit.

  The Newco Certificate provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. The DGCL allows a corporation to limit in this manner the personal liability of a director, except for liability for (a) any breach of the director's duty of loyalty to the corporation or its stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) an unlawful payment of a dividend or an unlawful stock purchase or redemption or (d) any transaction from which the director derived an improper personal benefit.

  Indemnification. The TSW Bylaws and the Newco Bylaws both require TSW or Newco, as the case may be, to indemnify directors, officers and employees to the maximum extent permitted by law.

  Under the GBCC, a corporation may indemnify an individual for reasonable expenses incurred in connection with a proceeding to which the individual is a party by reason of the fact he is or was a director or officer of the corporation; provided, that he acted in good faith and in a manner in or not opposed to the best interests of the corporation and, in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The GBCC provides that a corporation may not indemnify a director
(a) in connection with a proceeding by or in the right of the corporation if the director has not met the relevant standard of conduct or (b) in connection with any other proceeding if the director is adjudged liable on the basis that personal benefit was improperly received by the director. A corporation may also indemnify officers, employees and agents who are not directors, consistent with public policy. The TSW Bylaws provide for indemnification of directors, officers, and individuals serving at the request of TSW as directors or officers of another enterprise to the maximum extent permitted by Georgia law. A corporation may also advance funds to pay for or reimburse reasonable expenses incurred by a director or officer if he furnishes a written affirmation of his good faith belief that he met the relevant standard of conduct and a written undertaking to repay the advance if it is ultimately determined that he is not entitled to indemnification. The TSW Bylaws require that such advances be made if such written affirmation and undertaking is provided. Unless a corporation's articles of incorporation provide otherwise, Georgia law also allows directors and officers to apply to a court of competent jurisdiction for indemnification or advances. The GBCC also permits a corporation to purchase and maintain liability insurance for its directors and officers.

  The DGCL allows a corporation to indemnify its officers, director, employees and agents for expenses, judgments or settlements actually and reasonably incurred by them in connection with suits and other legal proceedings if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful. If the action is brought by or in the right of the corporation, the DGCL limits indemnification to the expenses (including attorney's fees) reasonably incurred and provides that no such indemnification can be made when the individual is adjudged liable to the corporation, unless and only to the extent the Delaware Court of Chancery deems such indemnification fair and reasonable under the circumstances. The DGCL also provides that a corporation may advance expenses of defense upon receipt of a written undertaking to reimburse the corporation if indemnification is not appropriate. The Newco Bylaws include a provision making such advances mandatory. A corporation may also purchase and maintain liability insurance for its directors, officers, employees and agents. The Newco Bylaws provide that Newco shall indemnify, in accordance with Delaware law, any director, officer, employee or agent for any liability or expense reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation. The Newco Bylaws also provide for the purchase and maintenance of liability insurance.

  Restrictions on Certain Business Combinations. The GBCC contains certain provisions that restrict certain business combinations with interested shareholders (the "Georgia Business Combination Statute") and require that certain fair price criteria be satisfied with respect to certain business combinations with interested shareholders (the "Georgia Fair Price Statute"). The Georgia Business Combination Statute and the Georgia Fair Price Statute apply only to corporations which have elected to be covered by such statutes. TSW has not elected to be covered by such statutes, but it could do so at any time by amending the TSW Bylaws.

  The Georgia Business Combination Statute prohibits any person who is (a) the beneficial owner of 10% or more of the voting power of a Georgia corporation's outstanding voting stock or (b) is an affiliate of the corporation and, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the corporation's then outstanding voting stock (an "interested shareholder") from engaging in certain business combinations with that corporation for a period of five years following the time such person became an interested shareholder. The prohibitions do not apply if (i) prior to the time such person became an interested shareholder, the Board of Directors approved either the business combination or the transaction which resulted in such person becoming an interested shareholder, (ii) in the transaction which resulted in such person becoming an interested shareholder, the person became the beneficial owner of at least 90% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by (x) directors or officers of the corporation or their affiliates or associates, (y) subsidiaries of the corporation and (z) any employee stock plan of the corporation under which participants do not have the right (as determined exclusively by reference to the terms of such plan and any trust which is part of such plan) to determine confidentially the extent to which shares held under such plan will be tendered in a tender or exchange offer (any such holder described in clause
(ii)(x), (y) or (z) being referred to herein as an "Excluded Holder") or (iii) subsequent to becoming an interested shareholder (x) such person acquired additional shares resulting in such person being the beneficial owner of at least 90% of the outstanding voting stock of the corporation, excluding any shares owned by the Excluded Holders and the business combination was approved by the interested shareholder or by holders of a majority of the voting stock entitled to vote thereon (excluding voting stock beneficially owned by the interested shareholder or by the Excluded Holders). The restrictions in the Georgia

Business Combination Statute do not apply if a person (i) becomes an interested shareholder inadvertently, (ii) as soon as practicable divests sufficient shares so that such person ceases to be an interested shareholder and (iii) would not, at any time within the five-year period immediately prior to a business combination between the corporation and such person, have been an interested shareholder but for the inadvertent acquisitions. This broad statute is designed to inhibit unfriendly acquisitions.

  The Georgia Fair Price Statute also places strict requirements on business combinations between a Georgia corporation and an interested shareholder. It requires that (i) the business combination is unanimously approved by the "continuing directors" of the corporation (generally, directors who served prior to the time the person became an interested shareholder and who are unaffiliated with the interested shareholder), (ii) the business combination is recommended by at least two-thirds of the continuing directors and approved by a majority of the votes entitled to be cast by holders of voting shares, other than voting shares beneficially owned by the interested shareholder or
(iii) certain fair price criteria and dividend requirements are met, and the interested shareholder has neither increased the percentage of his ownership by more than 1% in any 12-month period nor received certain benefits from the corporation. The statute is designed to inhibit unfriendly acquisitions that do not satisfy the specified "fair price" requirements.

  Although there is no provision corresponding to the Georgia Fair Price Statute in the DGCL, Section 203 of the DGCL is similar to the Georgia Business Combination Statute, though generally less restrictive. For a description of Section 203 of the DGCL, see "Description of Newco Capital Stock--Delaware's Anti-Takeover Law." A Delaware corporation will be subject to the provisions of Section 203 unless it specifically elects to opt out of the statute. Newco has not opted out of Section 203.

  Size of Board of Directors. Under the GBCC, a Board of Directors must consist of one or more individuals with the number specified in or fixed in accordance with the articles of incorporation or bylaws. The TSW Bylaws provide that unless Georgia law permits a lesser number, the number of directors of the corporation shall be not less than three nor more than 20 directors, with the precise number to be fixed by resolution of the TSW Board from time to time.

  Under Delaware law, the number of directors of a corporation may be fixed or changed by the Board of Directors acting alone, by amendment to the corporation's bylaws, unless the directors are not authorized to amend the bylaws or the number of directors is fixed in the certificate of incorporation, in which cases stockholder approval is required. The Bylaws of Newco establish the initial authorized number of directors of Newco at one. Robert W. Felton is currently the sole director of Newco. Immediately prior to Closing and after the Meetings, the Bylaws of Newco will be amended to set the number of directors at eight, and certain current directors and officers of Indus and of TSW will be appointed as directors of Newco. However, the Newco Certificate and Bylaws authorize the Newco Board to amend the Bylaws, and accordingly a majority of Newco's Board of Directors will have the ability to change the authorized number of directors and appoint additional directors without having such additional directors first elected by stockholders. This ability could have the effect of delaying or preventing a change in control of Newco.

  Removal of Directors. The TSW Bylaws allow for the removal of directors with or without cause by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of directors. Removal action may be taken at any TSW shareholders' meeting with respect to which notice of such purpose has been given, and a removed director's successor may be elected at the same meeting to serve the unexpired term.

  The Newco Bylaws allow a majority of the voting power of the then outstanding shares of the capital stock entitled to vote at an election of directors to remove a director at any time, subject to Delaware law. Under Delaware law, any director of a corporation without cumulative voting and without a classified Board of Directors may be removed with or without cause by holders of a majority of the shares then entitled to vote at an election of directors. In addition, a Delaware corporation that adopts a classified Board has the option of allowing directors to be removed only for cause.

  Special Shareholders or Stockholders Meetings. Under the GBCC and the DGCL, a special meeting of shareholders may be called by the Board of Directors or by such other persons as are authorized by the bylaws or articles or certificate of incorporation, as the case may be. The TSW Bylaws provide that a special meeting of the shareholders may be called by the Board of Directors, the chairman of the Board of Directors, the president, the secretary at the written request of two or more directors or shareholders owning at least twenty-five percent (25%) of the issued and outstanding capital stock of TSW entitled to vote thereat. The Newco Bylaws provide that a special meeting of the stockholders may be called only by the chairman of the Board of Directors, the president, the chief executive officer or any two directors. Under the Newco Bylaws, stockholders may not call special meetings.

  Shareholder or Stockholder Action by Written Consent. The GBCC permits shareholders of a Georgia corporation to act without a meeting only by unanimous written consent of all shareholders entitled to vote on the action, unless otherwise provided by the articles of incorporation. The TSW Bylaws provide for shareholder action to be taken by unanimous written consent. The DGCL provides that, unless otherwise provided in the certificate of incorporation, stockholders of a Delaware corporation may take any action without a meeting by written consent signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Under the Newco Certificate, no action may be taken by the stockholders by written consent.

  Amendment of Certificate or Articles of Incorporation and Bylaws. Both the GBCC and the DGCL generally require that amendments to the articles or certificate of incorporation be approved by the Board of Directors and by a majority vote of the outstanding shares of each voting group or class of shares entitled to vote thereon. Under the TSW Articles, however, no amendment may be made to the TSW Articles without the affirmative vote or written consent of the holders of a majority of the outstanding shares of each series of TSW Preferred Stock.

  Under Georgia law, shareholder action is generally not required to amend the bylaws, unless the articles provide otherwise. The shareholders do, however, have the right to amend, repeal or adopt bylaws. Furthermore, the shareholders of a Georgia corporation may restrict the right of the Board of Directors to amend, alter or repeal a particular bylaw. The TSW Articles require the affirmative vote or consent of at least a majority of the outstanding shares of each series of TSW Preferred Stock in order to amend the TSW Bylaws. Under Delaware law, the bylaws may be amended only by the stockholders, unless the corporation's certificate of incorporation also confers the power to amend the bylaws on the directors. Under the Newco Certificate, the Newco directors are authorized to amend the Newco Bylaws.

  Shareholder Vote for Mergers and Other Corporate Reorganizations. Both the GBCC and the DGCL require a majority of the outstanding shares entitled to vote thereon to approve certain business reorganizations, including mergers and sales of all or substantially all of a corporation's assets. The TSW Articles further provide that no such actions may be taken by TSW without the affirmative vote or consent of a majority of the outstanding shares of each series of TSW Preferred Stock. In addition, the GBCC generally requires the affirmative vote of a majority of the outstanding shares of both the acquiring and acquired corporations in share exchanges. Under both the GBCC and the DGCL, a Board of Directors need not submit a plan of merger to the shareholders of the surviving corporation if: (i) the merger does not amend the articles of incorporation of the surviving corporation; (ii) each shareholder whose shares of the surviving corporation were outstanding immediately prior to the effectiveness of the merger retains the same number of shares with identical designations, preferences, limitations and relative rights after the merger; and (iii) the number and kind of shares outstanding after the merger will not exceed the total number and kind of shares of the surviving corporation authorized before the merger. The GBCC also exempts share exchanges meeting these criteria from the shareholder approval requirement.

  With respect to transactions described in clause (iii) above, the DGCL is less strict than the GBCC. Under the DGCL, such merger also need not be approved by such stockholders where any such shares to be issued in the merger plus the shares initially issuable upon conversion of any such convertible securities issued in the merger will not exceed 20% of the number of shares outstanding immediately prior to the merger. The DGCL further provides that no stockholder approval is required in a merger of a corporation with or into a single direct or indirect wholly-owned subsidiary of such corporation for the purpose of effecting a holding company reorganization, if certain conditions are met.

  Dissenters' Rights in Mergers and Reorganizations. Under the GBCC, shareholders who comply with certain procedural requirements of the GBCC are entitled to assert dissenters' rights with respect to such shareholders' shares upon the merger of a corporation, the consummation of a plan of share exchange to which the corporation is the acquired party, the sale or other disposition of all or substantially all of the corporation's assets, an amendment of the articles of the corporation that materially and adversely affects rights in respect of such shareholders' shares in ways specified in the GBCC or any corporate action taken pursuant to a shareholder vote to the extent that the articles, bylaws or resolution of the Board of Directors provides that shareholders are entitled to rights of appraisal. Unless the articles or a resolution of the board provide otherwise, however, holders of any class of shares which are listed on a "national securities exchange" or are held of record by more than 2,000 shareholders are not entitled to assert dissenters' rights under Georgia law if the shareholder receives shares of the surviving corporation or another corporation whose shares are listed on a national securities exchange or are held of record by at least 2,000 shareholders.

  Similarly, the DGCL provides stockholders of a Delaware corporation with appraisal rights in connection with mergers and consolidations generally, but does not provide appraisal rights for holders of any class or series of stock which, at the record date fixed to determine stockholders entitled to receive notice of and to vote at the meeting to act upon agreement of merger or consolidation, were either (a) listed on a national securities exchange or designated as a national market security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc., or (b) held of record by more than 2,000 stockholders, so long as, in either case, such stockholders are not required by the terms of the agreement of merger or consolidation to receive as consideration in such merger or consolidation anything other than shares of stock of the surviving corporation or another corporation whose shares are so listed or designated or held of record by more than 2,000 stockholders. In addition, the DGCL does not provide appraisal rights for stockholders of the surviving corporation or for stockholders of the subject corporation, as applicable, for mergers for which the DGCL does not require stockholder approval described under "--Shareholder Vote for Mergers and Other Corporate Reorganizations" above.

  Inspection of Shareholder or Stockholder Lists. The GBCC provides that a shareholder, after giving advance notice, is entitled to inspect and copy, among other things, the corporation's articles of incorporation, by-laws, certain Board of Directors' and shareholders' resolutions, and minutes of shareholders' meetings by right, and, among other things, the corporation's minutes of Board of Directors' meetings and accounting records only if (a) its demand is made in good faith and for a proper purpose that is reasonably relevant to its legitimate interest as a shareholder, (b) it describes with reasonable particularity its purpose and the records it desires to inspect,
(c) the records are directly connected with its purpose and (d) the records are to be used only for the stated purpose; provided, however, that the right to inspect the latter set of records may be limited by a corporation's articles of incorporation or by-laws for shareholders owning two percent or less of the corporation's outstanding shares. The TSW Bylaws authorize the Board of Directors to determine which records shall be given to shareholders in accordance with Georgia law.

  Similarly, under the DGCL and the Newco Bylaws, upon written demand under oath, any stockholder of record may inspect the stock ledger, a list of the stockholders and the other books and records of a corporation so long as such inspection is for a purpose reasonably related to such person's interest as a stockholder.

  Payment of Dividends. The ability of TSW and Newco to pay dividends is governed by different standards. Under the GBCC, TSW is permitted to pay dividends or make other distributions with respect to its stock unless, after giving effect to the dividend or other distribution, either TSW would not be able to pay its debts as they become due in the usual course of business, or TSW's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if TSW were to be dissolved at the time of the dividend or other distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the dividend or other distribution.

  A Delaware corporation, unless otherwise restricted by its certificate of incorporation, may pay dividends out of surplus or, if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year (but the directors may not declare and pay dividends out of such net profits if the capital of the corporation shall have diminished to an amount less than the aggregate amount of capital represented by the issued and outstanding stock of all classes having preference upon the distribution of assets). The Newco Certificate imposes no additional restrictions.

  Notice of Board Nominations and Other Shareholder or Stockholder Business-- Annual Meetings. Both the TSW and the Newco Bylaws require that nominations of persons for election to the Board and the proposal of business to be considered at an annual meeting of shareholders or stockholders must be made:
(i) in the notice of meeting (or any supplement thereto) given by the corporation; (ii) by the Board; or (iii) if by a shareholder or stockholder, by advance written notice given to the corporation between 60 to 90 days prior to the anniversary of the preceding annual meeting. However, under the Newco Bylaws, if the date of the annual meeting at which such nomination or business is proposed by a stockholder is more than 30 days before or more than 60 days after such anniversary, then such notice may be given by the stockholder no earlier than the 90th day prior to such meeting and not later than the later of 60 days prior to such meeting or the 10th day following the first public announcement of such meeting. The above notice provisions are subject to certain exceptions with respect to electing directors to fill Board seats resulting from increases in the size of the Board not publicly announced at least 70 days prior to the annual meeting. In addition, certain other information regarding a Board nominee or the business proposed for discussion must be included in the stockholder's notice to Newco.

  Notice of Board Nominations and Other Shareholder or Stockholder Business-- Special Meetings. Both the TSW and Newco Bylaws also provide that, at special meetings of stockholders, the only business that can be conducted will be the items of business set forth in the notice of such special meeting. The Newco Bylaws also provide that nominations of persons for election to the Board at a special meeting at which directors are to be elected pursuant to the notice of the meeting shall be made: (i) by the Board; or (ii) if the Board has determined that directors will be elected at the meeting, by a stockholder of record meeting certain qualifications who gives Newco advance written notice of such nominations no earlier than 90 days prior to such special meeting and no later than the later of 60 days before such special meeting, or the 10th day after the first public announcement of such meeting and of the nominees proposed by the Board to be elected at such meeting.

  Dissolution. Under the DGCL, shareholders may authorize the dissolution of the corporation by unanimous consent. Alternately, the Board of Directors may initiate a dissolution with the approval of a majority or, if so set forth in the certificate of incorporation, supermajority of the corporation's stockholders. The Newco Certificate does not contain a supermajority requirement. Under the GBCC, the Board of Directors must initiate the dissolution process and a majority or, if so set forth in the articles of incorporation, supermajority of the corporation's shareholders must approve the dissolution. Shareholders may not independently dissolve the corporation by unanimous consent. The TSW Articles further require that a majority of each class of stock must approve dissolution.

  Limitation on Voting of Shares. The TSW Articles provide that if any person owns, in the aggregate, directly and indirectly, beneficially and of record, a number of shares of all classes of stock in TSW that would otherwise entitle such person to cast a number of votes in excess of the number of votes represented by all outstanding shares of TSW capital stock which are not owned by such person (the "Maximum Number of Votes"), then all shares held by such person which represent a number of votes in excess of the Maximum Number of Votes shall be deemed to be nonvoting shares. Such a provision is not included in the Newco Certificate.

                             SHAREHOLDER PROPOSALS

  If the Merger is consummated, any Newco stockholder who intends to present a proposal at the 1998 Newco Annual Meeting and wishes to have such proposal considered for inclusion in the proxy materials for such meeting, such holder must submit the proposal to Newco by December 31, 1997. In the event the Merger is not consummated, the only shareholder proposals eligible to be considered for inclusion in the proxy materials for the 1998 Annual Meeting of Indus will be those which have been duly submitted to the Secretary of Indus by November 21, 1997.

                                    EXPERTS

  The consolidated financial statements of The Indus Group, Inc. at December 31, 1995 and 1996, and for each of the three years in the period ended December 31, 1996, appearing in this Joint Proxy Statement/Prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  The consolidated financial statements of TSW International, Inc. at March 31, 1996 and 1997 and for each of the three years in the period ended March 31, 1997, appearing in this Joint Proxy Statement/Prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

  The validity of the shares of Newco Common Stock to be issued in connection with the Merger will be passed upon by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. The United States federal income tax consequences of the Merger will be passed upon for Indus by Wilson Sonsini Goodrich & Rosati and for TSW by Wachtell, Lipton, Rosen & Katz, New York, New York. As of the date of this Joint Proxy Statement/Prospectus, a member of Wilson Sonsini Goodrich & Rosati was the beneficial owner of 4,000 shares of Indus Common Stock.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
THE INDUS GROUP, INC.
  Report of Independent Auditors..........................................  F-2
  Audited Financial Statements
  Combined Balance Sheet as of December 31, 1995 and Consolidated Balance
   Sheet as of December 31, 1996..........................................  F-3
  Combined Statements of Operations for the years ended December 31, 1994 and 1995 and Consolidated Statement of Operations for the year ended
   December 31, 1996......................................................  F-4
  Combined and Consolidated Statement of Shareholders' Equity for the
   three-year period ended December 31, 1996..............................  F-5
  Combined and Consolidated Statements of Cash Flows for the fiscal years ended December 31, 1994, 1995 and 1996.................................  F-6
  Notes to Financial Statements...........................................  F-7
  Unaudited Financial Statements
  Condensed Consolidated Balance Sheets as of December 31, 1996 (derived from audited consolidated balance sheet) and March 31, 1997............ F-17
  Condensed Consolidated Statements of Operations for the three months ended March 31, 1996 and 1997.......................................... F-18
  Condensed Consolidated Statement of Shareholders' Equity for the year ended December 31, 1996 and three months ended March 31, 1997.......... F-19
  Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 1996 and 1997.......................................... F-20
  Notes to Condensed Consolidated Financial Statements.................... F-21
TSW INTERNATIONAL, INC.
  Report of Independent Auditors.......................................... F-23
  Audited Financial Statements
  Consolidated Balance Sheets as of March 31, 1996 and 1997............... F-24
  Consolidated Statements of Operations for the years ended March 31,
   1995, 1996 and 1997.................................................... F-25
  Consolidated Statements of Shareholders' Equity (Deficit) for the years ended March 31, 1995, 1996 and 1997.................................... F-26
  Consolidated Statements of Cash Flows for the years ended March 31,
   1995, 1996 and 1997.................................................... F-27
  Notes to Consolidated Financial Statements.............................. F-28

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Boards of Directors and Shareholders
The Indus Group, Inc.

  We have audited the accompanying consolidated balance sheet of The Indus Group, Inc. as of December 31, 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended, and the accompanying combined balance sheet of The Indus Group, Inc. and Indus International, Inc. (a related entity acquired by The Indus Group, Inc. in
1996) as of December 31, 1995, and the related combined statements of operations, shareholders' equity, and cash flows for each of the two years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Indus Group, Inc. at December 31, 1996, and the consolidated results of its operations and its cash flows for the year then ended and the combined financial position of The Indus Group, Inc. and Indus International, Inc. at December 31, 1995, and the combined results of their operations and its cash flows for the two years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

Palo Alto, California
January 24, 1997

                             THE INDUS GROUP, INC.

              COMBINED (1995); CONSOLIDATED (1996) BALANCE SHEETS
                     (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                            DECEMBER 31,
                                                           -------------------
                          ASSETS                            1995        1996
                          ------                           -------     -------
Current assets:
  Cash and cash equivalents............................... $    45     $13,266
  Marketable securities...................................     --       26,524
  Billed accounts receivable, less allowance for doubtful
   accounts of $652 and $449 at December 31, 1995 and
   1996, respectively.....................................  17,661      16,889
  Unbilled accounts receivable............................   9,053       5,633
  Other current assets....................................   1,108       4,523
                                                           -------     -------
    Total current assets..................................  27,867      66,835
Marketable securities--maturing beyond one year...........     --        2,129
Property and equipment, net...............................   3,128       6,337
Employee notes receivable ................................      80         140
Other assets..............................................     --           73
                                                           -------     -------
                                                           $31,075     $75,514
                                                           =======     =======
           LIABILITIES AND SHAREHOLDERS' EQUITY
           ------------------------------------
Current liabilities:
  Borrowings under line of credit......................... $ 8,900     $   --
  Accounts payable........................................   1,331       2,165
  Accrued compensation....................................   1,841       3,030
  Income taxes payable....................................     218         --
  Deferred income taxes...................................     326       3,837
  Other accrued liabilities...............................     186         511
  Deferred revenue........................................   7,425      10,599
                                                           -------     -------
    Total current liabilities.............................  20,227      20,142
Commitments...............................................     --          --
Shareholders' equity:
  Preferred Stock.........................................     --          --
  Common Stock............................................     609          19
  Additional capital......................................  18,900 (1)  46,425
  Other...................................................    (438)       (300)
  Retained earnings (deficit).............................  (8,223)      9,228
                                                           -------     -------
    Total shareholders' equity............................  10,848      55,372
                                                           -------     -------
                                                           $31,075     $75,514
                                                           =======     =======

--------
(1) Value of unexercised stock options of The Indus Group, Inc. upon elimination of contingency feature, which had precluded exercise of these options. This amount was charged to operations in September 1995 and reduced retained earnings at December 31, 1995.

                            See accompanying notes.

                             THE INDUS GROUP, INC.

    COMBINED (1994 AND 1995); CONSOLIDATED (1996) STATEMENTS OF OPERATIONS
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                      YEARS ENDED DECEMBER
                                                               31,
                                                     -------------------------
                                                      1994     1995     1996
                                                     -------  -------  -------
Revenues:
  Software licensing fees........................... $ 7,547  $10,676  $16,208
  Services and maintenance..........................  23,044   43,115   59,731
                                                     -------  -------  -------
    Total revenues..................................  30,591   53,791   75,939
Cost of revenues(1).................................  12,798   22,578   31,790
                                                     -------  -------  -------
Gross margin........................................  17,793   31,213   44,149
Operating expenses:
  Research and development..........................   7,120    8,306   12,493
  Sales and marketing...............................   4,144    5,680    9,306
  General and administrative........................   4,654    4,918    7,819
  Compensation charge--stock options(2).............     --    18,900      --
                                                     -------  -------  -------
    Total operating expenses........................  15,918   37,804   29,618
                                                     -------  -------  -------
Income (loss) from operations.......................   1,875   (6,591)  14,531
Interest and other income, net......................       7      167    1,356
Interest expense....................................    (108)     (71)    (105)
                                                     -------  -------  -------
Income (loss) before income taxes...................   1,774   (6,495)  15,782
Provision for income taxes (state and foreign only
 in 1994 and 1995)..................................      69      325    6,554
Cumulative effect of deferred income taxes provided
 upon January 1, 1996 conversion to C-Corporation
 (3) status.........................................     --       --     6,700
Net income (loss)................................... $ 1,705  $(6,820) $ 2,528
                                                     =======  =======  =======
Pro forma statement of operations:
  Income (loss) before income taxes, as above.......          $(6,495) $15,782
  Add back portion of compensation charge--stock
   options(4).......................................           17,900      --
                                                              -------  -------
  Income before income taxes, as adjusted...........           11,405   15,782
  Provision for income taxes (federal, state and
   foreign).........................................            5,083    6,554
                                                              -------  -------
  Pro forma net income..............................          $ 6,322  $ 9,228
                                                              =======  =======
Pro forma net income per share......................          $  0.36  $  0.49
                                                              =======  =======
Shares used in computing pro forma net income per
 share..............................................           17,490   18,924
                                                              =======  =======

--------
(1) Includes royalties due to the Chief Executive Officer and principal shareholder of $924,956 in 1994. No royalties were due after 1994.

(2) Value of unexercised stock options of The Indus Group, Inc. upon elimination of contingency feature, which had precluded exercise of these options.

(3) Deferred income taxes related to differences in cash basis accounting for income tax purposes and accrual basis accounting for financial statement purposes through December 31, 1995.

(4) To reduce compensation expense to amount related to options granted in 1995 only.

                            See accompanying notes.

                             THE INDUS GROUP, INC.

   COMBINED (1994 AND 1995), CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                     (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                       RETAINED
                                                       EARNINGS       TOTAL
                            COMMON ADDITIONAL        (ACCUMULATED SHAREHOLDERS'
                            STOCK   CAPITAL   OTHER    DEFICIT)      EQUITY
                            ------ ---------- -----  ------------ -------------
Balance at December 31,
 1993......................   131   $   --    $  (9)   $ 8,001       $ 8,123
  Repurchase of common
   stock(1)................    (2)      --      --         (47)          (49)
  Cash distributions to
   shareholders............   --        --      --      (1,546)       (1,546)
  Translation adjustment...   --        --        9        --              9
  Net income...............   --        --      --       1,705         1,705
                             ----   -------   -----    -------       -------
Balance at December 31,
 1994......................   129       --      --       8,113         8,242
  Issuance of common stock
   as deferred
   compensation............   480       --     (480)       --            --
  Cash distributions to
   shareholders(2).........   --        --      --      (9,516)       (9,516)
  Translation adjustment...   --        --       (6)       --             (6)
  Stock options(3).........   --     18,900     --         --         18,900
  Amortization of deferred
   compensation............   --        --       48        --             48
  Net loss.................   --        --      --      (6,820)       (6,820)
                             ----   -------   -----    -------       -------
Balance at December 31,
 1995......................   609    18,900    (438)    (8,223)       10,848
  Conversion to C
   Corporation on January
   1, 1996.................   --     (8,223)    --       8,223           --
  Reincorporation and
   adoption of $.001 par
   value...................  (494)      494     --         --            --
  Issuance of common
   stock(4)................     4    35,288     --         --         35,292
  Tax benefit from employee
   stock transactions......   --      6,669     --         --          6,669
  Purchase of Indus
   International, Inc. net
   assets(1)...............  (100)       (3)    --         --           (103)
  Unrealized loss on
   marketable securities...   --        --      (42)       --            (42)
  Translation adjustment...   --        --       84        --             84
  Amortization of deferred
   compensation............   --        --       96        --             96
  Net income...............   --     (6,700)    --       9,228         2,528
                             ----   -------   -----    -------       -------
Balance at December 31,
 1996......................    19   $46,425   $(300)   $ 9,228       $55,372
                             ====   =======   =====    =======       =======

--------
(1) Except for the initial capitalization of Indus International, Inc., all transactions in common stock relate to The Indus Group, Inc.

(2) Cash distributions to shareholders have been made by The Indus Group, Inc. only. Indus International, Inc. did not make any cash distributions prior to its acquisition by The Indus Group, Inc..

(3) Value of unexercised stock options of The Indus Group, Inc. upon elimination of contingency feature.

(4) Consists of $33,864 received from February 29, 1996 initial public offering (2,500,000 common shares offered at $15 per share less underwriting commission and expenses), $1,052 received from issuance of 71,309 common shares under the Employee Stock Purchase Plan and $376 received from the issuance of 916,845 common shares upon exercise of options.

                            See accompanying notes.

                             THE INDUS GROUP, INC.

     COMBINED (1994 AND 1995); CONSOLIDATED (1996) STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                    YEARS ENDED DECEMBER 31,
                                                    --------------------------
                                                     1994     1995      1996
                                                    -------  -------  --------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss).................................. $ 1,705  $(6,820) $  2,528
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Compensation charge--stock options...............     --    18,900       --
  Depreciation and amortization....................   1,105      901     1,360
  Provision for doubtful accounts..................     436      325      (203)
  Amortization of deferred compensation............     --        48        96
  Cumulative effect of deferred income taxes
   provided on conversion to C-corporation status..     --       --      6,700
  Changes in operating assets and liabilities:
    Billed accounts receivable.....................  (4,782)  (8,910)      975
    Unbilled accounts receivable...................    (984)  (4,502)    3,420
    Receivable from shareholder....................     306      --        --
    Other current assets...........................    (387)    (316)   (3,415)
    Employee notes receivable......................     157       13       (61)
    Accounts payable...............................     191      223       834
    Accrued payroll and related expense............     348      824      1189
    Income taxes payable...........................       7      (75)    6,451
    Deferred income taxes..........................      14      384    (3,189)
    Other accrued liabilities......................     299     (387)      106
    Deferred revenue...............................   3,780    2,596     3,174
    Other..........................................      62      (59)      231
                                                    -------  -------  --------
Net cash provided by operating activities..........   2,257    3,145    20,196
                                                    -------  -------  --------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of marketable securities..................     --       --    (39,010)
Sales and maturities of marketable securities......     --       --     10,314
Acquisition of property and equipment..............    (861)    (577)   (4,568)
                                                    -------  -------  --------
Net cash used in investing activities..............    (861)    (577)  (33,264)
                                                    -------  -------  --------
CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds (repayment) of line of credit.........     172    6,895    (8,900)
Net proceeds from issuance of common stock.........     --       --     35,292
Repurchase of common stock.........................     (49)     --        --
Distributions to shareholders......................  (1,546)  (9,517)      --
Purchase of Indus International, Inc. net assets...     --       --       (103)
                                                    -------  -------  --------
Net cash provided by (used in) financing
 activities........................................  (1,423)  (2,622)   26,289
                                                    -------  -------  --------
Net increase (decrease) in cash and cash
 equivalents.......................................     (27)     (54)   13,221
Cash and cash equivalents at beginning of period...     126       99        45
                                                    -------  -------  --------
Cash and cash equivalents at end of period......... $    99  $    45  $ 13,266
                                                    =======  =======  ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid...................................... $   108  $    72  $    105
                                                    =======  =======  ========
Income taxes paid.................................. $   --   $   236  $  5,417
                                                    =======  =======  ========
SUPPLEMENTAL SCHEDULE OF NONCASH FINANCING
 ACTIVITIES
Issuance of common stock in exchange for notes
 receivable........................................ $   --   $   480  $    --
                                                    =======  =======  ========

                            See accompanying notes.

                             THE INDUS GROUP, INC.

  NOTES TO COMBINED (1994 AND 1995); CONSOLIDATED (1996) FINANCIAL STATEMENTS

1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS

  The Indus Group, Inc. was incorporated under the laws of the state of California in 1990. On March 1, 1996, pursuant to an Asset Purchase Agreement, The Indus Group, Inc. purchased all of the assets and assumed all of the liabilities of Indus International, Inc., an entity which was incorporated in 1993 to operate in the United Kingdom and which was related to The Indus Group, Inc. through control by common shareholders. The purchase price of the net assets, which equaled the net book value, was $103,252. Concurrent with this purchase, The Indus Group, Inc. established a new wholly-owned subsidiary also named Indus International, Inc. to which the net assets were transferred. On January 1, 1996, The Indus Group, Inc. established a foreign sales corporation, Indus Foreign Sales Corporation. Collectively, the entities are referred to as the Company.

  The Company develops, markets, implements and supports client/server enterprise management software solutions. The Company focuses primarily on process industry companies, including electric utility, nuclear, oil and gas, chemical refining, steel and forest products companies.

BASIS OF PRESENTATION

  The Company's combined financial statements for 1994 and 1995 include the accounts of The Indus Group, Inc. and Indus International, Inc. The Company's consolidated financial statements for 1996 include the accounts of The Indus Group, Inc., Indus International, Inc. and Indus Foreign Sales Corporation. All significant intercompany accounts and transactions have been eliminated.

SIGNIFICANT ACCOUNTING POLICIES

 Revenue Recognition

  The Company provides its software to customers under contracts which provide for both software license fees and system implementation services. Revenues from system implementation services, which generally are time- and material-based, are recognized as direct contract costs are incurred. Revenues from application software licenses are recognized as earned revenue over the estimated time period to complete implementation of the software, which period generally is twelve to fourteen months. Revenues from client workstation software are recognized as billed.

  A portion of license fees is deferred initially and subsequently recognized over the one-year period during which continuing maintenance and support services are provided to customers under the contracts. After that initial contract period, additional maintenance and support services are subject to separate contracts for which revenue is recognized ratably over the contract period.

  Unbilled accounts receivable represent amounts related to revenue which has been recorded either as deferred revenue or earned revenue but which has not been billed. Generally, unbilled amounts are billed within 90 days.

  Deferred revenue represents primarily unearned license fees and unearned maintenance and support fees.

 Concentration of Credit Risk

  The Company's customers are generally large companies in the electrical utility, nuclear, oil and gas, chemical refining, steel and forest products industries. The Company performs ongoing credit evaluations of its customers and does not require collateral. The Company maintains allowances for potential credit losses and such

                             THE INDUS GROUP, INC.

losses have been within management's expectations. Two customers accounted for 12% and 11% of revenues in 1995 and 11% and 10% of revenues in 1996. No individual customer represented greater than 10% of sales in 1994.

 Cash Equivalents and Marketable Securities

  The Company considers all highly liquid, low risk debt instruments with a maturity of three months or less from the date of purchase to be cash equivalents. The Company generally invests its cash and cash equivalents in money market accounts.

  The Company presently classifies all marketable securities as available-for-sale investments and carries them at fair market value. Marketable securities represent U.S. government obligations and indirect investments in municipal obligations. Marketable securities classified as long-term mature no later than July 1998. Unrealized holding gains and losses, net of taxes, are carried as a separate component of shareholders' equity.

 Depreciation and Amortization

  Depreciation on office and computer equipment and furniture is computed using the straight-line method over estimated useful lives of five to seven years. Leasehold improvements are amortized using the straight-line method over the shorter of the related lease term or their estimated useful lives.

  The Company's policy is to capitalize software development costs after technological feasibility has been established. To date, software development costs incurred subsequent to the establishment of technological feasibility have not been material and have not been capitalized.

 Income Taxes

  Effective January 1, 1996, the Company elected C Corporation status for income tax purposes. Prior to 1996, the Company was an S Corporation and, as a result, income determined on the cash basis for income tax purposes was taxable to the shareholders, and not the Company, for federal and certain state income tax purposes. In connection with the termination of S Corporation status on January 1, 1996, a $6.7 million cumulative effect charge was recorded. The majority of the cumulative effect charge is due to changing from the cash basis of accounting as an S Corporation to the accrual basis of accounting as a C Corporation. The related deferred tax liability is payable over four years.

  The provision for income taxes included in the accompanying financial statements represents federal, state and foreign income taxes in 1996 and state income taxes in certain states for the Company and foreign income taxes relating to Indus International, Inc. in 1995 and 1994.

 Pro Forma Data

  For purposes of presenting comparative earnings and calculating earnings per share data, pro forma net income for 1996 reflects the elimination of the $6.7 million cumulative deferred income tax charge.

  Pro forma net income in 1995 reflects provisions for taxes assuming the Company was taxed as a C Corporation. Furthermore, pro forma net income data in 1995 includes a $1 million nonrecurring compensation charge representing the fair value of the options granted in 1995 and excludes a $18.9 million nonrecurring compensation charge representing the value of unexercised non-qualified stock options upon elimination of athe contingency feature. The contingency feature was intended to preserve the Company's S Corporation qualification by limiting the number of shareholders. If the Company had not been an S Corporation, no liquidity event contingency feature would have been necessary and the value of all stock options would have been measured at their grant dates.

                             THE INDUS GROUP, INC.

 Per Share Data

  Pro forma net income per share is computed using pro forma net income and the weighted average number of common and dilutive common equivalent shares outstanding during each period. Dilutive common equivalent shares consist of incremental common shares issuable upon the assumed exercise of stock options (using the treasury stock method). Pursuant to the Securities and Exchange Commission Staff Accounting Bulletins and Staff policy, the number of shares in 1995 also includes: (i) all common shares issued (and shares subject to stock options granted) within 12 months of the initial public offering date, as if they were outstanding for all periods presented; and (ii) 634,444 additional shares (equivalent to dividends paid in 1995 divided by the expected offering price per share).

 Foreign Currency Translation

  Gains and losses from the translation of Indus International, Inc.'s financial statements are included in shareholders' equity. Net gains and losses resulting from foreign exchange transactions were immaterial in all periods presented.

 Use of Estimates

  The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements.

2. MARKETABLE SECURITES

  The Company held no marketable securities prior to the initial public offering of common stock in February 1996. The following is a summary of marketable securities, all of which are available for sale at December 31, 1996 (in thousands):

                                               GROSS      GROSS
                                             UNREALIZED UNREALIZED ESTIMATED
                                      COST     GAINS      LOSSES   FAIR VALUE
                                     ------- ---------- ---------- ----------
   U.S. Treasury securities and
    obligations of U.S. government
    agencies........................ $16,067    $ 0        $(65)    $16,002
   Municipal obligations............  13,628     23           0      13,651
                                     -------    ---        ----     -------
                                     $29,695    $23        $(65)    $29,653
                                     =======    ===        ====     =======
   Included in:
   Cash and cash equivalents........ $ 1,000    $ 0        $  0     $ 1,000
   Short term investments...........  26,579     10         (65)     26,524
   Long term investments............   2,116     13           0       2,129
                                     -------    ---        ----     -------
                                     $29,695    $23        $(65)    $29,653
                                     =======    ===        ====     =======

  There were no realized gains or losses on sales of marketable securities. The net adjustment to unrealized holding losses on marketable securities included as a component of shareholder's equity totaled $41,986 in 1996.

                             THE INDUS GROUP, INC.

3. PROPERTY AND EQUIPMENT

  Property and equipment is recorded at cost and consists of the following (in thousands):

                                                                  DECEMBER 31,
                                                                  -------------
                                                                   1995   1996
                                                                  ------ ------
     Office and computer equipment............................... $4,233 $6,886
     Furniture...................................................  2,153  2,973
     Leasehold improvements......................................    434  1,337
     Purchased software..........................................    272    465
                                                                  ------ ------
                                                                   7,092 11,661
     Less accumulated depreciation and amortization..............  3,964  5,324
                                                                  ------ ------
                                                                  $3,128 $6,337
                                                                  ====== ======

4. LINE OF CREDIT

  The Company has an unsecured revolving bank line of credit agreement, renewable annually in May, which permits borrowings, including stand-by letters of credit, of up to $15 million. No direct borrowings were outstanding under this agreement at December 31, 1996. Interest would have been payable at the bank's prime rate of 8.25% at December 31, 1996. Borrowings outstanding under this agreement at December 31, 1995 were $8.9 million, with interest at the bank's prime rate of 8.50%. Stand-by letters of credit outstanding were $232,641 and $602,641 at December 31, 1995 and 1996, respectively. The credit agreement contains certain affirmative and negative covenants. The Company was in compliance with these covenants at December 31, 1996.

5. RELATED PARTY TRANSACTIONS

  The Company had a software license and royalty agreement with its Chief Executive Officer and principal shareholder through 1995. In 1995, accrual and payment under this agreement was waived. The related royalty expense, which was included in the cost of revenues, was $924,956 for 1994 (none in 1995). There were no royalties payable at December 31, 1996.

  The Company held employee notes receivable totaling $79,827 and $140,763 at December 31, 1995 and 1996, respectively, from officers and employees of the Company.

6. COMMITMENTS

  The Company leases its office facilities under various operating lease agreements. The leases require monthly rental payments in varying amounts through 2001. These leases also require the Company to pay all property taxes, normal maintenance, and insurance on the leased facilities.

  Total rental expense under these leases was approximately $1,450,000, $2,378,000 and $3,888,000 for 1994, 1995 and 1996, respectively. Future minimum lease payments under all non-cancelable operating leases are as follows (in thousands):

                                                                    DECEMBER 31,
                                                                        1996
                                                                    ------------
     1997..........................................................   $ 3,529
     1998..........................................................     3,019
     1999..........................................................     2,717
     2000..........................................................     2,313
     2001..........................................................       589
                                                                      -------
                                                                      $12,167
                                                                      =======

                             THE INDUS GROUP, INC.

  A stand-by letter of credit ($202.674 at December 31, 1996), which is required in the lease for the Company's office, has been issued under The Indus Group, Inc.'s bank line of credit. This letter of credit requirement will terminate in May 1997.

  In 1995, the bank issued four irrevocable stand-by letters of credit totaling $29,967. In 1996, the bank issued two additional irrevocable stand-by letters of credit totaling $370,000. These letters are a requirement of two of the Company's licensing agreements. These letter of credit requirement will terminate in 1998.

7. SHAREHOLDERS' EQUITY

  On December 27, 1995, the articles of incorporation of The Indus Group, Inc. were amended to: (i) increase the authorized number of common shares to 50,000,000, all of which are voting shares; (ii) effect a 17-for-one split of the outstanding common shares (and shares under option), and (iii) authorize 5,000,000 shares of preferred stock, issuable in series, with the rights and preferences to be established for each series. All share and per share data in the accompanying financial statements have been adjusted retroactively to give effect to the stock split. No series of preferred stock has been designated.

 Common Stock

  The following is a summary of the authorized and issued common stock of The Indus Group, Inc. and in 1995 only for Indus International, Inc.:

                                                            DECEMBER 31,
                                                       -----------------------
                                                          1995        1996
                                                       ----------- -----------
     The Indus Group, Inc.:
       Authorized shares, no par value in 1995, $.001
        par value in 1996............................. $50,000,000 $50,000,000
       Issued and outstanding.........................  15,102,222  18,590,376
       Amount......................................... $   509,061 $    18,590
     Indus International, Inc.:
       Authorized shares, no par value................     200,000    (not
       Amount......................................... $   100,000 applicable)
     Total Amount for The Company..................... $   609,061 $    18,590

 Preferred and Common Stock

  On February 29, 1996, the Company completed an initial public offering in which it sold 2,500,000 shares of common stock at $15.00 per share. The offering raised net proceeds of $33,863,764 after underwriting discount and $1,011,236 in related expenses.

8. INCENTIVE COMMON STOCK PLANS ISSUED AS DEFERRED COMPENSATION

 Common Stock

  In June 1995, the Company issued 162,622 shares of common stock to several employees in exchange for notes aggregating $109,626. The notes will be forgiven over a five-year period provided the note holders continue their employment with the Company. Additional deferred compensation of $370,000 has been recorded for the difference between the notes and the deemed fair value of the shares at the date of issuance. The $479,626 total deferred compensation is being amortized over the five-year period.

                             THE INDUS GROUP, INC.

 1992 Stock Option Plan

  In 1992, the Company adopted a stock option plan under which options for a total of 1,805,400 shares of common stock may be granted to employees. The exercise price of each common share under option was the book value per share on the grant date. No further options will be granted under the 1992 Stock Option Plan.

  Under the plan, options granted would not be exercisable until a "liquidity event" had occurred. A liquidity event was defined as the sale of more than 20% of the voting stock interest to an independent party or parties or an acquisition of the Company which would result in termination of the plan. Options granted would expire on the earlier of termination of employment or ten years. Upon expiration of an option, the Company was obligated to pay the optionee the increase in book value over the term of the option ("the book value appreciation feature"). If any options were exercised, the Company would retain the right to repurchase the issued shares at their then book value upon termination of employment.

  As of September 29, 1995, the board of directors eliminated the liquidity event contingency, thereby causing the options then outstanding as to 1,791,970 common shares to be exercisable in their entirety. As a result, these options were valued as of September 30, 1995 for financial statement purposes and a one-time charge of $18,900,000 was recorded in the combined statement of operations. The book value appreciation feature, in the event of expiration of an option, also was eliminated at that time.

  A summary of activity under the option plan is as follows:

                                                          OPTIONS OUTSTANDING
                                               SHARES    ----------------------
                                              AVAILABLE  NUMBER OF   PRICE PER
                                              FOR GRANT   SHARES       SHARE
                                              ---------  ---------  -----------
   Balances at December 31, 1993.............   99,790   1,705,610  $0.28-$0.35
     Options canceled........................  298,860    (298,860) $0.28-$0.35
                                              --------   ---------
   Balances at December 31, 1994.............  398,650   1,406,750  $0.28-$0.35
     Options granted......................... (438,260)    438,260  $      0.69
     Options canceled........................   56,440     (56,440) $      0.28
                                              --------   ---------
   Balances at December 31, 1995.............   16,830   1,788,570  $0.28-$0.69
     Options exercised.......................      --     (916,845) $0.28-$0.69
     Options canceled........................    1,700      (1,700) $      0.28
                                              --------   ---------
   Balances at December 31, 1996.............   18,500     870,025  $0.28-$0.69
                                              ========   =========

 1995 Stock Plan

  The 1995 Stock Plan provides for the grant of incentive stock options to employees of the Company and nonstatutory stock options to employees, directors and consultants of the Company. A total of 1,500,000 shares of common stock have been reserved for issuance under the plan. The incentive stock options will be granted at not less than the fair market value of the stock on the date of grant; nonqualified stock options will be granted at not less than 85% of the fair market value of the stock on the date of grant. The options will generally vest over a one to four year period and have a maximum term of ten years.

                             THE INDUS GROUP, INC.

  A summary of activity under the option plan is as follows:

                                                          OPTIONS OUTSTANDING
                                                         ----------------------
                                               SHARES    NUMBER
                                              AVAILABLE    OF         PRICE
                                              FOR GRANT  SHARES     PER SHARE
                                              ---------  -------  -------------
   Balances at December 31, 1995............. 1,500,000      --
     Options granted.........................  (807,350) 807,350  $16.50-$22.75
     Options canceled........................     2,250   (2,250) $       16.50
                                              ---------  -------
   Balances at December 31, 1996.............   694,900  805,100  $16.50-$22.75
                                              =========  =======

 1995 Director Option Plan

  The 1995 Director Option Plan provides for the issuance of nonstatutory stock options to nonemployee directors of the Company. A total of 100,000 shares of common stock have been reserved for issuance. Under the plan, nonemployee directors were each granted an option to purchase 10,000 shares of common stock upon the completion of the initial public offering in February 1996. The options were granted at an exercise price of $15.00 per share and vest quarterly over a four year period. On each date of the Company's Annual Meeting of Shareholders, each nonemployee director will be granted an option to purchase an additional 2,500 shares, provided the director has served on the board for at least six months. Future options will be granted at the fair market value of the stock on the date of grant and will vest quarterly over a four year period.

 1995 Employee Stock Purchase Plan

  The Company has an employee stock purchase plan under which 500,000 shares of common stock have been reserved for issuance. The plan allows for eligible employees to purchase stock at 85% of the lower of the fair market value of the Company's common stock as of the first day of each six-month offering period or the fair market value of the stock at the end of the offering period. The offering period will commence on January 1 and July 1 of each year, with the first offering period beginning on such date following the closing of the initial public offering in February 1996. Purchases will be limited to 10% of each employee's compensation. The Company issued 71,309 shares under the plan in 1996 at prices ranging from $12.75 to $17.21 per share.

9. ALTERNATIVE METHOD OF VALUING STOCK OPTIONS

  The Company has elected to follow Accounting Principal Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under Financial Accounting Standards Board Statement No. 123, "Accounting for Stock-Based Compensation," (Statement 123) requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized in the Company's financial statements.

  The Company's 1995 Stock Option Plan has authorized the grant of options to employees for up to 1,500,000 shares of the Company's common stock. All options granted typically have 10 year terms and vest and become fully exercisable at the end of 4 years of continued employment.

  Pro forma information regarding net income and earnings per share is required by Statement 123, which also requires that the information be determined as if the Company had accounted for its employee stock options granted subsequent to December 31, 1994 under fair value method of that Statement. The fair value for these options was estimated at the date of grant using the minimum value method for 1995 and the Black-Scholes

                             THE INDUS GROUP, INC.

option pricing model for 1996 with the following weighted-average assumptions for 1995 and 1996, respectively: risk-free interest rates of 6.0% and 5.75%; dividend yields of 0%; volatility factors of the expected market price of the Company's common stock of 0.75 and 0.0; and a weighted-average expected life of the option of 1 and 4 years.

  The option valuation models were developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

  For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information net income including compensation expense, net of tax of $1,074,000 and $878,000 for the year ended December 31, 1995 and 1996, respectively, is as follows ( in thousands except for earnings per share information):

                                                                   1995   1996
                                                                  ------ ------
     Pro forma net income........................................ $5,248 $8,350
     Pro forma earnings per share:............................... $ 0.29 $ 0.44

   Because Statement 123 is applicable only to options granted subsequent to December 31, 1994, its pro forma effect will not be fully reflected until 1997. A summary of the Company's stock option activity, and related information for the years ended December 31, follows:

                                        1995                     1996
                              ------------------------ ------------------------
                                             WEIGHTED-                WEIGHTED-
                                              AVERAGE                  AVERAGE
                                 OPTIONS     EXERCISE     OPTIONS     EXERCISE
                              (IN THOUSANDS)   PRICE   (IN THOUSANDS)   PRICE
                              -------------- --------- -------------- ---------
   Outstanding-beginning of
    year....................      1,407        $0.32        1,789      $ 0.41
   Granted..................        438         0.69          827       16.50
   Exercised................        --           --          (917)       0.41
   Forfeited................        (56)        0.28           (4)       5.25
                                  -----        -----       ------      ------
   Outstanding-end of year..      1,789        $0.41        1,695      $ 8.38
                                  =====                    ======
   Exercisable at end of
    year....................      1,789        $0.41          874      $ 8.38
   Weighted-average fair
    value of options granted
    during the year.........      $5.16                    $16.71

   The following table summarizes information about fixed stock options outstanding as of December 31, 1996.

                               OPTIONS OUTSTANDING         OPTIONS EXERCISABLE
                        --------------------------------- ---------------------
                                     WEIGHTED-
                          NUMBER      AVERAGE   WEIGHTED-   NUMBER    WEIGHTED-
                        OUTSTANDING  REMAINING   AVERAGE  EXERCISABLE  AVERAGE
         RANGE OF          AS OF    CONTRACTUAL EXERCISE     AS OF    EXERCISE
     EXERCISE PRICES     12/31/96      LIFE       PRICE    12/31/96     PRICE
     ---------------    ----------- ----------- --------- ----------- ---------
   $0.28-$0.69.........    870,025     6.53      $ 0.41     870,025    $ 0.41
   $15.00-$22.75.......    825,100     9.28      $16.79       3,750    $15.00
                         ---------     ----      ------     -------    ------
     Total.............  1,695,125     7.87      $ 8.38     873,775    $ 0.47
                         =========     ====      ======     =======    ======

                             THE INDUS GROUP, INC.

10. EMPLOYEE BENEFIT AND PROFIT-SHARING PLANS

  The Company has a defined contribution 401(K) plan. All employees over the age of 21 who have completed at least one-half year of service are eligible to participate. Each participant may elect to have amounts deducted from his or her compensation and contributed to the plan up to 15% of his or her base salary. All contributions are fully vested at the time the employee becomes an active participant.

  The Company also has a profit sharing plan. All employees over the age of 21 who have completed at least one-half year of service are eligible to participate. Contributions to the plan are at the discretion of the board of directors and are made to eligible employees' individual accounts in proportion to their base salary. Contribution expense related to the profit sharing plan for 1994, 1995 and 1996 was approximately $100,000, $238,000 and $250,000, respectively.

11. EXPORT SALES

  Export sales were as follows (in thousands):

                                                            1994   1995   1996
                                                           ------ ------ -------
     Europe..............................................  $1,457 $2,017 $ 7,337
     Pacific.............................................   2,237  1,766   2,326
     Other...............................................     753  2,118   3,005
                                                           ------ ------ -------
                                                           $4,447 $5,901 $12,668
                                                           ====== ====== =======

12. INCOME TAXES

  The provision for income taxes (state and foreign only in 1994 and 1995) consists of the following (in thousands):

                                                              1994 1995  1996
                                                              ---- ---- -------
     Current:
       Federal..............................................  $--  $--  $ 7,639
       State and foreign....................................    55   95   2,202
                                                              ---- ---- -------
     Deferred:..............................................    55   95   9,841
       Federal..............................................   --   --   (2,522)
       State and foreign....................................    14  230    (765)
                                                              ---- ---- -------
                                                                14  230  (3,287)
                                                              ---- ---- -------
                                                              $ 69 $325 $ 6,554
                                                              ==== ==== =======

  The provision for income taxes reconciles to the amount computed by applying the federal statutory rate to income before provision for income taxes as follows (in thousands):

                                                                     1996
                                                                ---------------
                                                                AMOUNT  PERCENT
                                                                ------  -------
     Federal statutory rate.................................... $5,524   35.0 %
     State taxes, net of federal benefit ......................    934    5.9
     FSC benefit...............................................   (294)  (1.8)
     Other.....................................................    390    2.4
                                                                ------   ----
                                                                $6,554   41.5 %
                                                                ======   ====

                             THE INDUS GROUP, INC.

  No state income tax benefit has been recorded in connection with the $18.9 million compensation charge recorded in 1995. The 1996 current federal and state tax provisions do not reflect the tax savings of $6,669,000 resulting from deductions associated with the exercise of stock options by employees in 1996. This tax benefit has been included in additional capital in 1996.

  Deferred income taxes reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the net deferred tax liability are as follows (in thousands):

                                                                  DECEMBER 31,
                                                                  ------------
                                                                  1995  1996
                                                                  ---- -------
   Accounts receivable allowances................................ $--  $  (197)
   Tax over book depreciation and amortization...................  --      363
   Nondeductible accruals........................................  --     (782)
   Deferred licensing fees.......................................  --   (3,820)
   State income taxes............................................  --     (339)
   Conversion from cash to accrual basis of accounting...........  --    8,612
   Cash basis of accounting for income taxes.....................  312     --
   Other, net....................................................   14     --
                                                                  ---- -------
   Net deferred tax liability.................................... $326 $ 3,837
                                                                  ==== =======

  The additional taxable income resulting from the change from the cash to accrual basis of accounting for income taxes in 1996 will be reportable in taxable income over the year 1996 through 1999.

13. SUBSEQUENT EVENTS

  The Company entered into an agreement to acquire a 10% interest in TenFold Corporation, a private software company, for $8 million in cash. The Company will receive a perpetual, unlimited license for future applications and tools developed with TenFold's technology.

  The Company entered into an agreement to acquire Prism Consulting, a private management consulting firm, for $4.75 million in the Company's stock at the current market value and $250,000 in cash. The principals of Prism Consulting will become employees of the Company and be subject to non-compete agreements.

                             THE INDUS GROUP, INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)

                                                         MARCH 31, DECEMBER 31,
                         ASSETS                            1997      1996(1)
                         ------                          --------- ------------
Current assets:
  Cash and cash equivalents.............................  $ 5,666    $13,266
  Marketable securities.................................   27,422     26,524
  Billed accounts receivable, less allowance for
   doubtful accounts of $549 at March 31, 1997 and $449
   at December 31, 1996.................................   16,065     16,889
  Unbilled accounts receivable..........................    6,292      5,633
  Other current assets..................................    3,766      4,523
                                                          -------    -------
    Total current assets................................   59,211     66,835
Marketable securities--noncurrent.......................    2,111      2,129
Property and equipment, net.............................    7,174      6,337
Investment..............................................    7,997        --
Employee notes receivable...............................      210        213
                                                          -------    -------
                                                          $76,703    $75,514
                                                          =======    =======
          LIABILITIES AND SHAREHOLDERS' EQUITY
          ------------------------------------
Current liabilities:
  Accounts payable......................................  $ 2,823      2,165
  Deferred income taxes.................................    4,233      3,837
  Other accrued liabilities.............................    3,495      3,541
  Deferred revenue......................................    8,056     10,599
                                                          -------    -------
    Total current liabilities...........................   18,607     20,142
Shareholders' equity:
  Preferred Stock, $.001 par value at March 31, 1997 and
   December 31, 1996:
    Authorized shares--5,000,000
    Issued and outstanding shares--none.................      --         --
  Common Stock, $.001 par value at March 31, 1997 and
   December 31, 1996:
    Authorized shares--50,000,000
    Issued and outstanding shares--18,639,011
     (18,590,376 at December 31, 1996)..................       19         19
  Additional capital....................................   46,448     46,425
  Other.................................................     (412)      (300)
  Retained earnings.....................................   12,041      9,228
                                                          -------    -------
    Total shareholders' equity..........................   58,096     55,372
                                                          -------    -------
                                                          $76,703    $75,514
                                                          =======    =======

--------
(1) Derived from audited financial statements.

                            See accompanying notes.

                             THE INDUS GROUP, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                THREE MONTHS
                                                                   ENDED
                                                                DECEMBER 31,
                                                               --------------
                                                                1997   1996
                                                               ------ -------
Revenues:
  Software licensing fees..................................... $3,722 $ 3,958
  Services and maintenance.................................... 18,700  12,901
                                                               ------ -------
    Total revenues............................................ 22,422  16,859
Cost of revenues..............................................  9,518   6,649
                                                               ------ -------
Gross margin.................................................. 12,904  10,210
Operating expenses:
  Research and development....................................  2,931   3,415
  Sales and marketing.........................................  3,238   1,936
  General and administrative..................................  2,296   1,843
                                                               ------ -------
    Total operating expenses..................................  8,465   7,194
                                                               ------ -------
Income from operations........................................  4,439   3,016
Other income, net.............................................    411      47
                                                               ------ -------
Income before income taxes....................................  4,850   3,063
Provision for income taxes....................................  2,037   1,260
Cumulative effect of deferred income taxes provided upon
 January 1, 1996 conversion to C-Corporation status...........    --    6,700
Net income (loss)............................................. $2,813 $(4,897)
                                                               ====== =======
PRO FORMA STATEMENT OF OPERATIONS:
  Income before income taxes, as above........................ $4,850 $ 3,063
  Provision for income taxes (federal, state and foreign).....  2,037   1,260
                                                               ------ -------
  Pro forma net income........................................ $2,813 $ 1,803
                                                               ====== =======
Pro forma net income per share................................ $ 0.14 $  0.10
                                                               ====== =======
Shares used in computing pro forma net income per share....... 19,609  17,686
                                                               ====== =======


                            See accompanying notes.

                             THE INDUS GROUP, INC.

           CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                     (IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)

                                                        RETAINED
                                                        EARNINGS       TOTAL
                             COMMON ADDITIONAL        (ACCUMULATED SHAREHOLDERS'
                             STOCK   CAPITAL   OTHER    DEFICIT)      EQUITY
                             ------ ---------- -----  ------------ -------------
Balance at December 31,
 1994......................   $129   $   --    $ --       8,113         8,242
  Issuance of common stock
   as deferred
   compensation............    480       --     (480)       --            --
  Cash distributions to
   shareholders............    --        --      --      (9,516)       (9,516)
  Translation adjustment...    --        --       (6)       --             (6)
  Stock options(2).........    --     18,900     --         --         18,900
  Amortization of deferred
   compensation............    --        --       48        --             48
  Net loss.................    --        --      --      (6,820)       (6,820)
                              ----   -------   -----    -------       -------
Balance at December 31,
 1995......................    609    18,900    (438)    (8,223)       10,848
  Conversion to C
   Corporation on January
   1, 1996.................    --     (8,223)    --       8,223           --
  Reincorporation and
   adoption of $.001 par
   value...................   (494)      494     --         --            --
  Issuance of common
   stock(1)................      4    35,288     --         --         35,292
  Tax benefit from exercise
   of stock options........    --      6,669     --         --          6,669
  Purchase of Indus
   International, Inc. net
   assets..................   (100)       (3)    --         --           (103)
  Unrealized loss on
   marketable securities...    --        --      (42)       --            (42)
  Translation adjustment...    --        --       84        --             84
  Amortization of deferred
   compensation............    --        --       96        --             96
  Net loss.................    --     (6,700)             9,228         2,528
                              ----   -------   -----    -------       -------
Balance at December 31,
 1996......................     19    46,425    (300)   $ 9,228       $55,372
                              ====   =======   =====    =======       =======
Tax benefit from exercise
 of stock options..........    --         23     --         --             23
  Translation adjustment...    --        --      (44)       --            (44)
  Unrealized loss on
   marketable securities...    --        --      (86)       --            (86)
  Amortization of deferred
   compensation............    --        --       18        --             18
  Net income...............    --        --      --       2,813         2,813
                              ----   -------   -----    -------       -------
Balance at March 31, 1997..   $ 19   $46,448   $(412)   $12,041       $58,096
                              ====   =======   =====    =======       =======

--------
(1) Consists of $33,864 received from February 29, 1996 initial public offering (2,500,000 common shares offered at $15 per share less underwriting commission and expenses), $500 received from June 30, 1996 issuance of 39,189 common shares under the Employee Stock Purchase Plan and $230 received from the issuance of 545,595 common shares upon exercise of options.
(2) Value of unexercised stock options of The Indus Group, Inc. upon elimination of contingency feature.

                            See accompanying notes.

                             THE INDUS GROUP, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                               THREE MONTHS
                                                                  ENDED
                                                               DECEMBER 31,
                                                             -----------------
                                                              1997      1996
                                                             -------  --------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)..........................................  $ 2,813  $ (4,897)
Adjustments to reconcile net income to net cash provided by
 operating activities:
  Depreciation and amortization............................      496       288
  Provision for doubtful accounts..........................      100       --
  Amortization of deferred compensation....................       19        48
  Loss (gain) on sale of fixed assets......................      300       --
  Deferred income taxes....................................      395      (860)
  Cumulative effect of deferred income taxes provided
   January 1, 1996.........................................      --      6,700
  Tax benefit from exercise of stock options...............      --        801
  Changes in operating assets and liabilities:
    Billed accounts receivable.............................      724     4,048
    Unbilled accounts receivable...........................     (659)    1,276
    Other current assets...................................      757      (200)
    Employee notes receivable..............................      (69)      (10)
    Accounts payable.......................................      307        69
    Accrued payroll and related expense....................      216       --
    Income taxes payable...................................      --      1,274
    Other accrued liabilities..............................       90       582
    Deferred revenue.......................................   (2,543)    1,069
    Other..................................................      (61)        4
                                                             -------  --------
Net cash provided by operating activities..................    2,885    10,192
                                                             -------  --------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of marketable securities..........................     (893)  (31,914)
Investment.................................................   (7,997)      --
Acquisition of property and equipment......................   (1,617)     (521)
                                                             -------  --------
Net cash used in investing activities......................  (10,507)  (32,435)
                                                             -------  --------
CASH FLOWS FROM FINANCING ACTIVITIES
Net repayment of credit....................................      --     (8,900)
Net proceeds from issuance of common stock.................       22    33,927
Purchase of Indus International, Inc. net assets...........      --       (103)
                                                             -------  --------
Net cash provided by financing activities..................       22    24,924
                                                             -------  --------
Net increase in cash and cash equivalents..................   (7,600)    2,681
Cash and cash equivalents at beginning of period...........   13,266        45
                                                             -------  --------
Cash and cash equivalents at end of period.................  $ 5,666  $  2,726
                                                             =======  ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid..............................................  $   --   $     76
                                                             =======  ========
Income taxes paid..........................................  $    80  $      6
                                                             =======  ========

                            See accompanying notes.

                             THE INDUS GROUP, INC.

             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

1. SIGNIFICANT ACCOUNTING POLICIES

 Interim Financial Statements

  The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month period ended March 31, 1997 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 1997. For further information, refer to the audited financial statements and footnotes thereto for the fiscal year ended December 31, 1996 included in the Company's Annual Report on Form 10-K filed March 26, 1997.

 Cash Equivalents and Marketable Securities

  The Company considers all highly liquid, low risk debt instruments with a maturity of three months or less from the date of purchase to be cash equivalents. The Company generally invests its cash and cash equivalents in money market fund accounts.

  The Company presently classifies all marketable securities as available-for-sale investments and carries them at fair market value. Marketable securities represent U.S. government obligations and indirect investments in municipal obligations. Marketable securities classified as long-term mature no later than July 1998. Unrealized holding gains and losses, net of taxes, are carried as a separate component of shareholders' equity.

2. BASIS OF PRESENTATION

  On March 1, 1996, pursuant to an Asset Purchase Agreement, the Company purchased all of the assets and assumed all of the liabilities of Indus International, Inc., an entity which was related to The Indus Group, Inc. through common shareholders. The purchase price of the net assets, which equaled the net book value, was $103,252. Concurrent with this purchase, the Company established a new wholly-owned subsidiary to which the net assets were transferred. The financial statements include the accounts of the Company and Indus International, Inc., which was included on a combined basis prior to March 1, 1996. All significant intercompany accounts and transactions have been eliminated.

3. ISSUANCE OF COMMON STOCK

 Initial Public Offering

  On February 29, 1996, the Company completed an initial public offering (the "Offering") in which it sold 2,500,000 shares of Common Stock at $15.00 per share. The Offering raised net proceeds of $33,863,764 (exclusive of underwriting discount and $1,011,236 in related expenses).

 Exercise of Stock Options

  During the three months ended March 31, 1997, the Company received $22,026 from the issuance of 52,660 shares of common stock upon exercise of options.

 Subsequent Event

  The Company entered into an agreement after March 31, 1997 to acquire Prism Consulting, a private management consulting firm, for $4.75 million in the Company's stock at the current market value and $250,000 in cash.

                             THE INDUS GROUP, INC.

                                  (UNAUDITED)

4. INVESTMENT

  The Company acquired a 10% interest in TenFold Corporation, a private software company, for approximately $8 million in cash. The Company will receive a perpetual, unlimited license for future applications and tools developed with TenFold's technology.

5. PRO FORMA DATA

  The pro forma data reflects adjustments which would have been applicable had the Company been a C Corporation in all periods.

 Statements of Operations

  Effective upon its incorporation in 1990, the Company elected to have its United States income taxed under Subchapter S of the Code. Income tax provisions through December 31, 1995 have been principally attributable to state taxes and taxes imposed by foreign governments on the Company's foreign operations. The Company's S Corporation status terminated effective January 1, 1996, and the Company will be subject to federal income taxation at the corporate level thereafter. In connection with the termination of S Corporation status on January 1, 1996, a one-time charge representing a cumulative net federal and state deferred income tax liability of $6.7 million was recorded.

  For purposes of presenting comparative earnings and calculating earnings per share data, pro forma net income for the first quarter of 1996 reflects the elimination of the $6.7 million cumulative deferred income tax charge upon converting from an S Corporation to a C Corporation.

 Per Share Data

  Pro forma net income per share is computed using pro forma net income and the weighted average number of common and dilutive common equivalent shares outstanding during each period. Dilutive common equivalent shares consist of incremental common shares issuable upon the assumed exercise of stock options (using the treasury stock method). Fully diluted per share amounts are not presented, as the effect is not material. The computation of the weighted average number of shares outstanding for the three month periods ended March 31, 1997 and March 31, 1996 is as follows (in thousands):

                                                            THREE MONTHS ENDED
                                                                 MARCH 31,
                                                            -------------------
                                                              1997      1996
                                                            --------- ---------
   Weighted average outstanding............................    18,629    15,984
   Equivalent shares assumed to be outstanding had options
    granted prior to 1995 been exercised and used to
    repurchase shares at their then fair value.............       980     1,702
                                                            --------- ---------
                                                               19,609    17,686
                                                            ========= =========

6. EARNING PER SHARE

  In February 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings Per Share, which is required to be adopted on December 31, 1997. At that time, the Company will be required to change the method currently used to compute earning per share and to restate all prior periods. Under the new requirements for calculating primary earnings per share, the dilutive effect of stock options will be excluded. The impact is expected to result in an increase in primary earnings per share for the first quarter ended March 31, 1997 and March 31, 1996 of $.01 per share. The impact of Statement 128 on the calculation of fully diluted earnings per share for these quarters is not expected to be material.

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
TSW International, Inc.

  We have audited the accompanying consolidated balance sheets of TSW International, Inc. as of March 31, 1996 and 1997, and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows for each of the three years in the period ended March 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of TSW International, Inc. at March 31, 1996 and 1997, and the consolidated results of its operations and its cash flows for each of the three years in the period ended March 31, 1997 in conformity with generally accepted accounting principles.

                                          /s/ ERNST & YOUNG LLP

Atlanta, Georgia
April 18, 1997

                            TSW INTERNATIONAL, INC.

                          CONSOLIDATED BALANCE SHEETS
                            MARCH 31, 1996 AND 1997

                         ASSETS                             1996     1997
                         ------                            -------  -------
                                                             (IN THOUSANDS,
                                                            EXCEPT SHARE AND
                                                             PER SHARE DATA)
CURRENT ASSETS:
 Cash and cash equivalents...............................  $   252  $   549
 Trade accounts receivable, less allowance for doubtful
  accounts of $586 and $798 at March 31, 1996 and 1997,
  respectively...........................................   12,326   18,972
 Unbilled accounts receivable............................    5,991   13,764
 Refundable income taxes.................................      233
 Prepaid expenses and other current assets...............      674    1,842
                                                           -------  -------
   Total current assets..................................   19,476   35,127
PROPERTY AND EQUIPMENT:
 Leasehold improvements..................................    1,041    1,054
 Furniture and fixtures..................................      831    1,011
 Equipment...............................................    8,390   10,950
                                                           -------  -------
                                                            10,262   13,015
 Less accumulated depreciation and amortization..........    5,163    7,082
                                                           -------  -------
   Net property and equipment............................    5,099    5,933
PURCHASED SOFTWARE, net of accumulated amortization of
 $512 and $971 at March 31, 1996 and 1997, respectively..      753      294
NOTES RECEIVABLE from officers/shareholders..............      230      396
OTHER ASSETS, net........................................    1,101      591
                                                           -------  -------
                                                           $26,659  $42,341
                                                           =======  =======
     LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
     ----------------------------------------------
CURRENT LIABILITIES:
 Revolving line of credit................................  $ 7,171  $15,991
 Current portion of obligations under capital leases and
  term loans.............................................      410      960
 Accounts payable........................................    5,966    4,841
 Accrued liabilities.....................................    3,390    6,191
 Deferred revenue........................................   10,470   10,773
                                                           -------  -------
   Total current liabilities.............................   27,407   38,756
OBLIGATIONS UNDER CAPITAL LEASES AND TERM LOANS,
 excluding current portion...............................    1,222    2,126
SUBORDINATED LONG-TERM NOTES and accrued interest payable
 to related party........................................   16,251   18,065
COMMITMENTS
REDEEMABLE PREFERRED STOCK, in series; $.01 par value;
 3,390,993 shares authorized and 2,465,209 issued and
 outstanding at March 31, 1996; 2,943,218 shares issued
 and outstanding at March 31, 1997; $14,257 liquidation
 preference at March 31, 1997............................   13,100   18,100
SHAREHOLDERS' EQUITY (DEFICIT):
 Common Stock, $.01 par value; 6,000,000 shares
  authorized; 264,795 and 296,282, shares issued and
  outstanding at March 31, 1996 and 1997.................        3        3
 Additional paid-in capital..............................    2,113    2,220
 Accumulated deficit.....................................  (33,227) (36,630)
 Equity adjustment from foreign currency translation.....     (210)    (299)
                                                           -------  -------
   Total shareholders' equity (deficit)..................  (31,321) (34,706)
                                                           -------  -------
                                                           $26,659  $42,341
                                                           =======  =======

  The accompanying notes are an integral part of these consolidated financial statements.

                            TSW INTERNATIONAL, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
               FOR THE YEARS ENDED MARCH 31, 1995, 1996 AND 1997

                                                FOR THE YEARS ENDED MARCH
                                                           31,
                                               ------------------------------
                                                 1995      1996       1997
                                               --------  --------  ----------
                                               (IN THOUSANDS, EXCEPT SHARE
                                                   AND PER SHARE DATA)
REVENUE:
  License fees................................ $  7,833  $ 22,140  $   26,852
  Services and support........................   18,857    24,709      37,784
  Other revenue...............................      824     1,184       2,463
                                               --------  --------  ----------
    Total revenue.............................   27,514    48,033      67,099
OPERATING EXPENSES:
  Costs of license fees.......................    1,557     4,799       2,917
  Costs of services and support...............   12,098    19,203      26,967
  Costs of other revenue......................    1,211     1,292       2,064
  Sales and marketing.........................    8,940    14,235      17,217
  General and administrative..................    5,698     8,078       8,599
  Product development.........................    8,728     9,288       8,617
  Product development related party...........    3,215       557         --
  Write-off of goodwill.......................      --        --          688
                                               --------  --------  ----------
    Total operating expenses..................   41,447    57,452      67,069
                                               --------  --------  ----------
INCOME (LOSS) FROM OPERATIONS.................  (13,933)   (9,419)         30
INTEREST INCOME (EXPENSE):
  Interest income.............................       29        46          35
  Interest expense............................     (711)   (2,254)     (3,173)
                                               --------  --------  ----------
    Total interest income (expense), net......     (682)   (2,208)     (3,138)
                                               --------  --------  ----------
(LOSS) BEFORE TAXES...........................  (14,615)  (11,627)     (3,108)
INCOME TAX EXPENSE (BENEFIT)..................   (1,264)       98         295
                                               --------  --------  ----------
NET (LOSS).................................... $(13,351) $(11,725) $   (3,403)
                                               ========  ========  ==========
PRO FORMA NET (LOSS) PER SHARE (NOTE 1).......                     $    (1.09)
                                                                   ==========
PRO FORMA WEIGHTED AVERAGE SHARES OUTSTANDING
 (NOTE 1).....................................                      3,133,107
                                                                   ==========


  The accompanying notes are an integral part of these consolidated financial statements.

                            TSW INTERNATIONAL, INC.

           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
               FOR THE YEARS ENDED MARCH 31, 1995, 1996 AND 1997

                                                                 ADJUSTMENTS
                          COMMON STOCK    ADDITIONAL             FROM FOREIGN      TOTAL
                         ----------------  PAID-IN   ACCUMULATED   CURRENCY    SHAREHOLDERS'
                          SHARES   AMOUNT  CAPITAL     DEFICIT   TRANSLATION  EQUITY (DEFICIT)
                         --------  ------ ---------- ----------- ------------ ----------------
                                   (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
BALANCE at April 1,
 1994...................  834,016   $ 8     $    2    $ (1,161)     $ --          $ (1,151)
  Repurchase and
   retirement of Class A
   Common Stock at
   $8.9172 per share.... (785,000)   (8)        (2)     (6,990)       --            (7,000)
  Issuance of Common
   Stock for purchase of
   Communix at $4.50 per
   share................   75,000     1        337         --         --               338
  Issuance of warrants
   to purchase 837,584
   shares of Common
   Stock................      --    --         889         --         --               889
  Exercise of stock
   options..............   65,839     1        173         --         --               174
  Equity adjustment from
   foreign currency
   translation..........      --    --         --          --          13               13
  Net loss..............      --    --         --      (13,351)       --           (13,351)
                         --------   ---     ------    --------      -----         --------
BALANCE at March 31,
 1995...................  189,855     2      1,399     (21,502)        13          (20,088)
  Repurchase and
   retirement of Common
   Stock at $11.48 per
   share................  (10,669)  --        (122)        --         --              (122)
  Issuance of warrants
   to purchase 516,417
   shares of Common
   Stock................      --    --         570         --         --               570
  Exercise of stock
   options..............   85,609     1        266         --         --               267
  Equity adjustment from
   foreign currency
   translation..........      --    --         --          --        (223)            (223)
  Net loss..............      --    --         --      (11,725)       --           (11,725)
                         --------   ---     ------    --------      -----         --------
BALANCE at March 31,
 1996...................  264,795     3      2,113     (33,227)      (210)         (31,321)
  Exercise of stock
   options..............   31,487   --         107         --         --               107
  Equity adjustment from
   foreign currency
   translation..........      --    --         --          --         (89)             (89)
  Net loss..............      --    --         --       (3,403)       --            (3,403)
                         --------   ---     ------    --------      -----         --------
BALANCE at March 31,
 1997...................  296,282   $ 3     $2,220    $(36,630)     $(299)        $(34,706)
                         ========   ===     ======    ========      =====         ========

  The accompanying notes are an integral part of these consolidated financial statements.

                            TSW INTERNATIONAL, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE YEARS ENDED MARCH 31, 1995, 1996 AND 1997

                                               FOR THE YEARS ENDED MARCH 31,
                                               -------------------------------
                                                 1995       1996       1997
                                               ---------  ---------  ---------
                                                      (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss.................................... $ (13,351) $ (11,725) $  (3,403)
  Adjustments to reconcile net loss to net
   cash used in operating activities:
    Depreciation and amortization.............       947      1,503      2,080
    Loss on disposal of property and
     equipment, net...........................       --          89        --
    Amortization of purchased software costs..       222        385        459
    Provision for doubtful accounts...........       354        422        573
    Write-off of goodwill.....................       --         --         688
    Other.....................................       719        252        275
    Changes in operating assets and
     liabilities:
      Accounts receivable.....................    (5,544)      (545)    (7,511)
      Unbilled accounts receivable............     3,114     (5,407)    (7,366)
      Prepaids and other assets...............      (169)       (22)    (1,403)
      Accounts payable........................        94        659     (1,162)
      Accounts payable related party..........     1,020       (527)       --
      Income taxes payable/refundable.........    (2,451)     1,981        --
      Accrued liabilities.....................     1,571      1,806      4,594
      Deferred revenue........................     7,485        261        270
                                               ---------  ---------  ---------
        Net cash used in operating
         activities...........................    (5,989)   (10,868)   (11,906)
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property and equipment.........    (2,089)    (2,190)    (2,305)
  Investment in subsidiary, net of cash
   acquired...................................       --        (642)       --
    Other.....................................       --         --        (109)
                                               ---------  ---------  ---------
        Net cash used in investing
         activities...........................    (2,089)    (2,832)    (2,414)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from revolving line of credit......     3,975     25,576     56,954
  Payments on revolving line of credit........    (2,325)   (20,000)   (48,135)
  Proceeds from notes payable.................       450        550      2,000
  Payments on notes payable...................      (100)      (299)    (1,007)
  Payments on capital lease obligations.......      (237)      (177)      (268)
  Proceeds from exercise of stock options.....       174        267        107
  Proceeds from subordinated debt.............    10,000      5,500        --
  Proceeds from issuance of redeemable
   preferred stock............................     3,000      2,000      5,000
  Payments to repurchase Preferred Stock......    (7,000)       --         --
  Payments to repurchase Common Stock.........       --        (122)       --
                                               ---------  ---------  ---------
        Net cash provided by financing
         activities...........................     7,937     13,295     14,651
                                               ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS..................................      (141)      (405)       331
Effect of exchange rate changes on cash.......        18          5        (34)
CASH AND CASH EQUIVALENTS, beginning of
 period.......................................       775        652        252
                                               ---------  ---------  ---------
CASH AND CASH EQUIVALENTS, end of period...... $     652  $     252  $     549
                                               =========  =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION
  Interest paid............................... $     173  $     526  $   1,359
                                               =========  =========  =========
  Income taxes paid........................... $     786  $     287  $     295
                                               =========  =========  =========

  The accompanying notes are an integral part of these consolidated financial statements.

                            TSW INTERNATIONAL, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                MARCH 31, 1997
1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

  TSW International, Inc. (the "Company"), formerly The System Works, Inc., changed its name during the year ended March 31, 1995. The Company develops, markets and supports advanced Asset Care application software and provides related services that enable customers to plan, execute, monitor and improve asset maintenance processes. The Company is majority owned by Warburg, Pincus Investors, L.P. (the "Investor"). However, the Company's articles of incorporation restrict voting of any single shareholder to no more than 50%. The Investor has committed to providing additional funding, if necessary, to sustain the Company's operations through at least April 1, 1998, unless there is a significant change in ownership.

  The years ended March 31, 1995, 1996 and 1997 represent "fiscal 1995", "fiscal 1996" and "fiscal 1997."

PRINCIPLES OF CONSOLIDATION

  The consolidated financial statements include the accounts of the Company and its wholly and majority owned subsidiaries. All significant intercompany investments, accounts and transactions have been eliminated.

USE OF ESTIMATES

  The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

REVENUE RECOGNITION

  Revenue is derived from sales of software licenses and related services. Revenue recognition practices are in accordance with Statement of Position 91-1 "Software Revenue Recognition." The Company generally recognizes software license revenue upon delivery of the software and related documentation when there are no significant remaining obligations. The Company accrues the costs of any insignificant obligations remaining when software license revenue is recognized. Service fees received from the sale of software support contracts provide customers access to technical support and minor upgrades to licensed releases and are recognized over the life of such contracts. Revenue from consulting and training services is recognized as work is performed or over the term of the related agreement. Revenue from the sale of computer hardware is recognized when the equipment is shipped to the customer.

  Deferred revenue primarily represents advance payments from customers for service agreements and license fees.

NET LOSS PER SHARE

  Pro forma net loss per share has been computed using the weighted average number of common shares outstanding during each year assuming conversion of preferred stock had occurred as of the date of issuance. Historical net loss per share is computed using the weighted average number of common shares outstanding. Common equivalent shares from stock options and warrants are excluded from the computation as their effect is antidilutive. Net loss for purposes of computing historical net loss per share information has been increased by cumulative dividends on Redeemable Preferred Stock of $61,000 and $565,000 in fiscal 1996 and fiscal 1997, respectively.

                            TSW INTERNATIONAL, INC.

                                MARCH 31, 1997
  Historical net loss per share information is as follows:

                                                     YEAR ENDED MARCH 31,
                                                  ----------------------------
                                                    1995      1996      1997
                                                  --------  --------  --------
   Net loss per share...........................  $ (48.40) $ (54.45) $ (14.29)
                                                  ========  ========  ========
   Weighted average common and common equivalent
    shares outstanding during the period........   275,857   216,444   277,792
                                                  ========  ========  ========

CASH AND CASH EQUIVALENTS

  The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

CONCENTRATION OF CREDIT RISK

  Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of accounts receivable. Accounts receivable represent billed and unbilled receivables, primarily for license fees and related services. These receivables are unsecured. The unbilled accounts receivable represent earned revenues which are billable in the future in accordance with contract terms. The Company performs periodic credit evaluations of its customers' financial conditions and generally does not require collateral. The Company provides an allowance for doubtful accounts equal to the estimated losses expected to be incurred in the collection of accounts receivable.

  The Company's revenue to date is principally generated from sales in the United States. Revenue from Europe and Asia/Pacific represented approximately 14.2% and 8.4%, respectively, of fiscal 1997 revenue. In fiscal 1995 and fiscal 1997, no customer accounted for more than 10% of revenue. In fiscal 1996, one customer accounted for 11% of revenue.

PROPERTY AND EQUIPMENT, NET

  Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which generally range from two to five years. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or the estimated useful life of the asset, which is approximately 10 years.

INTANGIBLES

 Goodwill

  Goodwill represents the excess of the purchase price of acquired businesses over the fair value of net assets acquired, is amortized using the straight-line method over 10 years, and is included in other assets, net on the consolidated balance sheets. Accumulated amortization of goodwill totaled $83,000 and $113,000 at March 31, 1996 and 1997, respectively.

  Periodically, the Company assesses the appropriateness of the carrying amount of goodwill and amortization periods based on the undiscounted value of the current and anticipated future cash flows of the acquired

                            TSW INTERNATIONAL, INC.

                                MARCH 31, 1997
businesses. If there are indicated impairments, a write-down is recorded to the extent the carrying amount exceeds fair value. Fair value is based on estimated future cash flows of the respective business unit, discounted at a market rate of interest. Under Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," goodwill associated with assets acquired in a purchase business combination is included in impairment evaluations when events or circumstances exist that indicate the carrying amount of those assets may not be recoverable.

  During the second quarter of fiscal 1997, the Company determined that the goodwill related to the acquisition of Socotec Maintenance Services ("Socotec") was impaired due to continuing losses at this subsidiary. The Company restructured the operations of Socotec during the second quarter, reducing the size of the operation and placing it under the control of the Company's remaining European subsidiary. As goodwill represented substantially all of the net assets acquired in the acquisition of Socotec (See Note 15), the Company wrote off the remaining goodwill of approximately $688,000 related to this business in connection with the restructuring and reduction of operations.

 Internally Developed and Purchased Software

  Costs related to internally developed software are accounted for in accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed". No amounts related to internally developed software are capitalized at March 31, 1996 and 1997. Purchased software costs recorded at March 31, 1996 and 1997 resulted principally from the acquisition of SQL Systems International plc (see Note 15). These costs are amortized over three years, the estimated life of the related product. Amortization expense was approximately $222,000, $356,000 and $459,000 in fiscal 1995, 1996 and 1997, respectively.

ADVERTISING COSTS

  Advertising costs are charged to expense in the period the costs are incurred. Advertising expense was approximately $381,000, $325,000 and $368,000 in fiscal 1995, 1996 and 1997, respectively.

TRANSLATION OF FOREIGN CURRENCIES

  The functional currency of the Company's subsidiaries is the respective local currency. Assets and liabilities denominated in foreign currencies are translated to U.S. dollars at the exchange rate on the balance sheet date. Sales and expenses denominated in foreign currencies are translated at rates that approximate those in effect during the period. Gains and losses arising from the foreign currency translation are included in shareholders' equity (deficit).

INCOME TAXES

  The Company accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes." SFAS 109 requires the establishment of a deferred tax asset or liability for the recognition of future deductions or taxable amounts, and operating loss and tax credit carryforwards. Deferred tax expense or benefit is recognized as a result of the change in the asset or liability during the year (See Note 12).

IMPAIRMENT OF LONG-LIVED ASSETS

  In March 1995, the FASB issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated

                            TSW INTERNATIONAL, INC.

                                MARCH 31, 1997
to be generated by those assets are less than the assets' carrying amount. SFAS No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company adopted SFAS No. 121 in the first quarter of fiscal 1997, and the impact of adoption was not material.

STOCK-BASED COMPENSATION

  In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation", which provides an alternative to APB Opinion No. 25, "Accounting for Stock Issued to Employees", in accounting for stock-based compensation issued to employees. As permitted by SFAS No. 123, the Company continues to account for stock option grants in accordance with APB Opinion No. 25 and has elected the pro forma disclosure alternative of the effect of SFAS No. 123. Accordingly, adoption of the standard in fiscal 1997 did not affect the Company's results of operations or financial position.

NEW ACCOUNTING PRONOUNCEMENTS

  In February 1997, the FASB issued a new accounting pronouncement, SFAS No. 128, "Earnings per Share," which will change the current method of computing earnings per share. The new standard requires presentation of "basic earnings per share" and "diluted earnings per share" amounts, as defined. SFAS No. 128 will be effective for the Company's year ending March 31, 1998, and, upon adoption, all prior-period earnings per share data presented will be restated to conform with the provisions of the new pronouncement. Application earlier than the Company's year ending March 31, 1998 is not permitted.

RECLASSIFICATIONS

  Certain prior-period amounts have been reclassified to conform with the current period presentation.

2. FAIR VALUE OF FINANCIAL INSTRUMENTS

  The carrying amounts reported in the balance sheet for cash and cash equivalents, receivables, notes receivable and accounts payable approximate their fair values. The fair values of the Company's revolving credit facility, obligations under capital leases, term loans, and subordinated long-term notes payable are estimated using discounted cash flow analyses based on the Company's incremental borrowing rates for similar types of borrowing arrangements. Their carrying amounts at March 31, 1997 approximate their fair values.

3. NOTES RECEIVABLE FROM OFFICER/SHAREHOLDER

  In September 1992, the Company loaned $230,000 to an officer/shareholder of the Company. The loan is due on or before December 31, 1998 and bears interest at a rate of 5.98% per annum, of which approximately $50,000 of interest is accrued and unpaid as of March 31, 1997. The loan is collateralized by 33,333 shares of Common Stock and is also secured by restrictive provisions related to options to purchase 112,430 shares of Common Stock at $2.7211 per share. The loan will also become due (1) upon the sale or disposition of the shares or exercise of any of the options securing the loan or (2) 90 days after the officer/shareholder ceases to be employed by the Company.

  In December 1996, the Company loaned $166,000 to an officer/shareholder of the Company. The loan is due on or before April 30, 1999, and bears interest at a rate of 6.00% per annum, which is payable annually on April 30. The loan is secured by restrictive provisions related to options to purchase 88,888 and 158,509 shares, respectively, of the Company's Common Stock at $4.50 and $9.23 per share, respectively. The loan will also

                            TSW INTERNATIONAL, INC.

                                MARCH 31, 1997
become due (1) upon the sale or disposition of the options securing the loan or (2) 90 days after the officer/shareholder ceases to be employed by the Company.

4. REVOLVING CREDIT FACILITY AND TERM LOAN

  The Company has a loan agreement, as amended, with a financing company whereby the Company has available a $15,000,000 credit facility, secured by substantially all the assets of the Company, which matures on November 30, 1997. Under the agreement, the Company may borrow up to $2,000,000 under a term loan and the remaining balance under a revolving credit facility. The revolving credit facility bears interest at the greater of 8.0% per annum or the one month LIBOR rate plus 5.25% (10.75% and 10.94% at March 31, 1996 and 1997, respectively). Advances under the revolving credit facility are limited by eligible accounts receivable. During fiscal 1997, the Company borrowed $2,000,000 under the term loan. Approximately $900,000 of the amount borrowed was used to repay existing term loans outstanding at March 31, 1996 (see note
5). The term loan is payable in equal monthly installments over a three year period beginning in August 1997 and bears interest at the LIBOR rate plus 5.25% (10.75% and 10.94% at March 31, 1996 and 1997, respectively). At March 31, 1997, the Company had $17,990,078 outstanding under the revolving credit and term loan facility. Subsequent to fiscal year end, the revolving credit facility was amended to increase the maximum borrowings permitted under the facility to $20,000,000 and to extend the maturity date to March 31, 1998.

5. BANK LOANS

  At March 31, 1996, the Company had three loans with a bank totaling $1,007,284, bearing interest at the bank's prime rate plus 0.50% to 0.75% (8.75% to 9.00% at March 31, 1996). On August 1, 1996, the Company repaid the balances outstanding under these loans with the proceeds received under the credit facility described in Note 4.

                            TSW INTERNATIONAL, INC.

                                MARCH 31, 1997
6. SUBORDINATED LONG-TERM NOTES PAYABLE TO RELATED PARTY

  The components of subordinated long-term notes payable at March 31, 1996 and 1997 consist of the following:

                                                                  MARCH 31,
                                                               ---------------
                                                                1996    1997
                                                               ------- -------
                                                               (IN THOUSANDS)
Subordinated note dated June 20, 1994; principal and interest due on July 31, 1999; bearing interest at prime plus 1.5%,
 (10% (effective rate of 10.43%) at March 31, 1997), $4,000
 note less unamortized discount of $140 and $123 in 1996 and
 1997, respectively........................................... $ 3,860 $ 3,877
Subordinated note dated November 10, 1994; principal and
 interest due on November 10, 1999; bearing interest at prime plus 1.5%, (10% (effective rate of 12.31%) at March 31,
 1997), $2,500 note less unamortized discount of $207 and $149
 in 1996 and 1997, respectively...............................   2,293   2,351
Subordinated note dated January 4, 1995; principal and
 interest due on January 4, 2000; bearing interest at prime
 plus 1.5% (10% (effective rate of 12.45%) at March 31, 1997),
 $3,500 note less unamortized discount of $322 and $236 in
 1996 and 1997, respectively..................................   3,178   3,264
Subordinated note dated February 14, 1995 (issued in June
 1995); principal and interest due on February 14, 2000;
 bearing interest at prime plus 1.5% (10% (effective rate of
 12.36%) at March 31, 1997), $1,100 note less unamortized
 discount of $100 and $74 in 1996 and 1997, respectively......   1,000   1,026
Subordinated note dated May 5, 1995; principal and interest
 due on May 5, 2000; bearing interest at prime plus 1.5% (10%
 (effective rate of 12.10%) at March 31, 1997), $1,500 note
 less unamortized discount of $129 and $97 in 1996 and 1997,
 respectively.................................................   1,371   1,403
Subordinated note dated June 27, 1995; principal and interest due on June 27, 2000; bearing interest at prime plus 1.5%
 (10% (effective rate of 11.96%) at March 31, 1997), $400 note less unamortized discount of $33 and $25 in 1996 and 1997,
 respectively.................................................     367     375
Subordinated note dated October 13, 1995; principal and
 interest due on October 13, 2000; bearing interest at prime plus 1.5% (10% (effective rate of 11.95%) at March 31, 1997),
 $2,500 note less unamortized discount of $218 and $170 in
 1996 and 1997, respectively..................................   2,282   2,330
Accrued interest..............................................   1,900   3,439
                                                               ------- -------
                                                               $16,251 $18,065
                                                               ======= =======

                            TSW INTERNATIONAL, INC.

                                MARCH 31, 1997
  The subordinated long-term notes are payable to the Investor. The notes are mandatorily due, subordinated in right of payment to Senior Indebtedness, as defined, upon the effectiveness of a registration statement relating to the Company's capital stock under the Securities Act of 1933.

  Simultaneously with the execution of the notes, the Company issued warrants to purchase 837,584 shares and 516,417 shares of the Company's Common Stock in fiscal 1995 and 1996, at exercise prices ranging from $7.615 to $11.48 per share. The warrants are fully exercisable and expire in either five or ten years from the date of the respective warrant. The Company allocated $889,195 and $570,144 of the debt proceeds to the value of the warrants issued in fiscal 1995 and 1996, respectively. The discount on the debt is being amortized over the term of the notes. Amortization expense was approximately $60,000, $251,000 and $275,000 in fiscal 1995, 1996, and 1997, respectively.

7. AGGREGATE MATURITIES UNDER THE REVOLVING CREDIT FACILITY, TERM LOAN AND SUBORDINATED LONG-TERM NOTES PAYABLE

  Future payments due under the revolving credit facility, term loan and subordinated long-term notes and accrued interest payable to related party, are as follows (in thousands):

   YEAR ENDING MARCH 31,
   1998................................................................ $16,435
   1999................................................................     667
   2000................................................................   9,344
   2001................................................................   5,359
   2002................................................................     --
   Thereafter..........................................................   5,125
                                                                        -------
                                                                         36,930
     Less: unamortized discount........................................     874
                                                                        -------
                                                                        $36,056
                                                                        =======

8. LEASES

  The Company leases office space and equipment under noncancellable operating leases expiring at various periods through December 2004. Rental expense for these operating leases was approximately $1,749,000, $2,130,000, and $2,795,000 in Fiscal 1995, 1996 and 1997, respectively. The Company's lease for its main office space contains provisions for annual rent escalations based on changes in the consumer price index.

                            TSW INTERNATIONAL, INC.

                                MARCH 31, 1997
  The Company is obligated under certain capital leases for computer and office equipment that expire at various dates through 1999. Property and equipment includes the following amounts related to assets under capital leases:

                                                                    MARCH 31,
                                                                  -------------
                                                                   1996   1997
                                                                  ------ ------
                                                                       (IN
                                                                   THOUSANDS)
   Cost.......................................................... $1,254 $2,078
   Less accumulated amortization.................................    604    876
                                                                  ------ ------
   Net property and equipment under capital lease obligations.... $  650 $1,202
                                                                  ====== ======

  Amortization of leased assets is included in depreciation and amortization expense.

  Future minimum payments under capital leases and noncancellable operating leases with terms of one year or more consisted of the following at March 31, 1997:

                                                             CAPITAL OPERATING
                                                             LEASES   LEASES
                                                             ------- ---------
                                                              (IN THOUSANDS)
   YEAR ENDING MARCH 31,
   1998.....................................................  $ 605   $ 2,318
   1999.....................................................    495     2,498
   2000.....................................................    171     2,562
   2001.....................................................     32     2,613
   2002.....................................................      5     2,707
   Thereafter...............................................    --      4,337
                                                              -----   -------
   Total minimum lease payments.............................  1,308   $17,035
                                                              -----   =======
   Less: amount representing interest.......................    222
                                                              -----
   Present value of minimum lease payments..................  1,086
   Less current portion.....................................    516
                                                              -----
   Obligations under capital leases, excluding current
    portion.................................................  $ 570
                                                              =====

9. REDEEMABLE PREFERRED STOCK

  In June 1994, the Company entered into a Securities Purchase Agreement (the "1994 Agreement") with the Investor. In accordance with the 1994 Agreement, the Company amended its Articles of Incorporation to authorize 6,000,000 shares of $.01 par value Common Stock, 1,897,028 shares of $.01 par value Series A Preferred Stock, and 393,965 shares of $.01 par value Series B Preferred Stock. All 834,016 shares of Class A Common Stock outstanding at the date of the 1994 Agreement were reclassified to newly authorized shares of Common Stock, and the 1,897,028 outstanding shares of Series C and Series D Preferred Stock were reclassified to shares of Series A Preferred Stock. Under the 1994 Agreement, the Company sold all 393,965 authorized shares of Series B Preferred Stock to the Investor at a price of $7.615 per share, for aggregate proceeds of $3,000,000.

                            TSW INTERNATIONAL, INC.

                                MARCH 31, 1997
  The Company used the proceeds from the sale of Series B Preferred Stock plus $4,000,000 in proceeds from issuing a subordinated note payable to the Investor to repurchase and retire 785,000 shares of Common Stock held by the chairman and chief executive officer of the Company at a purchase price of $8.9172 per share. In conjunction with the buyout of his shares, the chief executive officer resigned from his employment with the Company.

  In November 1995, the Company entered into another Securities Purchase Agreement (the "Series C Agreement") with the Investor. In accordance with the Series C Agreement, the Company amended its Articles of Incorporation to authorize 500,000 shares of $.01 par value Series C Cumulative Preferred Stock. Under the Series C Agreement, the Company sold 174,216 shares of Series C Cumulative Preferred Stock to the Investor at a price of $11.48 per share, for aggregate proceeds of $2,000,000.

  In April 1996, the Company entered into a second Securities Purchase Agreement relating to Series C Cumulative Preferred Stock under which the Company sold 261,324 shares of Series C Cumulative Preferred Stock to the Investor at a price of $11.48 per share, for aggregate proceeds of $3,000,000.

  In August 1996, the Company entered into an additional Securities Purchase Agreement (the "Series D Agreement"). In accordance with the Series D Agreement, the Company amended its Articles of Incorporation to authorize 600,000 shares of $.01 par value Series D Cumulative Preferred Stock. Under the Series D Agreement, the Company sold 216,685 shares of Series D Cumulative Preferred Stock to the Investor at a price of $9.23 per share, for aggregate proceeds of $2,000,000.

  The holders of Series A and Series B Preferred Stock are entitled to receive noncumulative dividends at the rate of $.315 per share and $.533 per share, respectively, per annum when and if declared by the Board of Directors. The holders of Series C Cumulative and Series D Cumulative Preferred Stock are entitled to receive cumulative dividends at the rate of $1.03 and $.83 per share, respectively. No such dividends had been declared as of March 31, 1997 and accumulated undeclared dividends were approximately $626,000 at March 31, 1997. The holders of Series A and Series B Preferred Stock are entitled to a liquidation preference of $1.90 and $7.615 per share, respectively, plus any declared but unpaid dividends. The holders of Series C Cumulative and Series D Cumulative Preferred Stock are entitled to a liquidation preference of $11.48 and $9.23 per share, respectively plus any accumulated and unpaid dividends. Each share of Series A, Series B, Series C and Series D Preferred Stock ("the Redeemable Preferred Stock") is convertible at any time into one share of Common Stock, subject to adjustment for dilution, and automatically converts into Common Stock upon a public offering of the Company's Common Stock meeting certain criteria. Each share of the Redeemable Preferred Stock is entitled to the number of votes equal to the number of shares of Common Stock into which each share is convertible, subject to other limitations on voting included in the Articles of Incorporation which, among other things, limit any holder of shares of any class of stock to a maximum 50% vote of all shares outstanding. The Company is required to redeem one-third of the Redeemable Preferred Stock on each of January 31, 2000 through 2002. The Company is required to redeem the Series A and Series B Preferred Stock at $1.90 and $7.615 per share plus any dividends declared but unpaid, respectively, and the Series C Cumulative and Series D Cumulative Preferred Stock at $11.48 and $9.23 per share plus any accumulated and unpaid dividends.

10. COMMON STOCK

  At March 31, 1997, the Company had 296,282 shares of Common Stock outstanding and 6,081,350 shares of Common Stock reserved for future issuance upon conversion of Redeemable Preferred Stock and exercise of warrants and options to purchase Common Stock.

                            TSW INTERNATIONAL, INC.

                                MARCH 31, 1997
11. STOCK OPTION PLANS

  The Company has elected to follow APB Opinion No. 25 and related interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under SFAS No. 123 requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB Opinion No. 25, because the exercise price of the Company's employee stock options equals the estimated fair value of the underlying stock on the date of grant, no compensation expense is recognized.

  The Company's stock option plans authorize the Board of Directors to grant employees, non-employee directors, and consultants qualified and nonqualified stock options to purchase up to 2,175,000 shares of the Company's Common Stock. Outstanding options generally vest over four to five years and must be exercised within ten years of the effective date of grant.

  Pro forma information regarding net loss and net loss per share is required by SFAS No. 123, which also requires that the information be determined as if the Company has accounted for its employee stock options granted subsequent to March 31, 1995, under the fair value method prescribed by that Statement. The fair value for options granted was estimated at the date of grant using the Minimum Value option pricing model. The following weighted-average assumptions were used in the appropriate models for fiscal 1996 and fiscal 1997, respectively: risk-free interest rates of 5.86% and 6.15%; no dividend yield; and an expected life of the option of five years.

  In addition, the option valuation models require the input of highly subjective assumptions. Because the Company's employee stock options have characteristics different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

  For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows:

                                                           FOR THE YEAR ENDED
                                                               MARCH 31,
                                                          ---------------------
                                                             1996      1997
                                                          ---------- ----------
                                                          (IN THOUSANDS EXCEPT
                                                            PER SHARE DATA)
   Pro forma net loss.................................... $   11,872 $   3,707
   Pro forma net loss per share..........................            $   (1.08)

  Because SFAS No. 123 is applicable only to options granted subsequent to March 31, 1995, its pro forma effect will not be fully reflected until March 31, 2000.

                            TSW INTERNATIONAL, INC.

                                MARCH 31, 1997
  A summary of the Company's stock option activity and related information for the three years ended March 31, 1997 follows:

                                        FOR THE YEARS ENDED MARCH 31,
                          -------------------------------------------------------------
                                1995                1996                  1997
                          ------------------ -------------------- ---------------------
                                   WEIGHTED-            WEIGHTED-             WEIGHTED-
                                    AVERAGE              AVERAGE               AVERAGE
                                   EXERCISE             EXERCISE              EXERCISE
                          OPTIONS    PRICE    OPTIONS     PRICE    OPTIONS      PRICE
                          -------  --------- ---------  --------- ----------  ---------
Outstanding beginning of
 year...................  551,994    $3.20     803,256   $ 3.75    1,015,048   $ 6.83
Granted.................  393,695    $4.58     471,534   $11.48      953,170   $ 9.32
Exercised...............  (65,839)   $2.64     (85,609)  $ 3.12      (31,961)  $ 3.52
Forfeited...............  (76,594)   $3.61    (174,133)  $ 5.96     (497,092)  $10.77
                          -------            ---------            ----------
Outstanding end of
 year...................  803,256    $3.75   1,015,048   $ 6.83    1,439,165   $ 7.18
                          =======            =========            ==========
Exercisable at end of
 year...................  435,319    $2.64     497,106   $ 4.29      594,867   $ 4.83
Weighted-average fair
 value of options
 granted during the
 year...................                                          $     2.35   $ 2.50

  Exercise prices for options outstanding as of March 31, 1997 ranged from $2.72 to $10.75. The weighted-average remaining contractual life of those options is 7.4 years. At March 31, 1997, the Company had 344,965 shares available for future grants.

12. INCOME TAXES

  Income tax expense (benefit) is summarized as follows:

                                                           FOR THE YEARS ENDED
                                                                MARCH 31,
                                                           ---------------------
                                                             1995    1996  1997
                                                           --------  ----- -----
                                                              (IN THOUSANDS)
   Current:
    Federal............................................... $ (1,491) $ --  $ --
    State.................................................     (181)   --    --
    Foreign...............................................       74     98   295
                                                           --------  ----- -----
                                                            (1,598)     98   295
   Deferred:
    Federal...............................................      299    --    --
    State.................................................       35    --    --
                                                           --------  ----- -----
                                                                334    --    --
                                                           --------  ----- -----
                                                           $(1,264)  $  98 $ 295
                                                           ========  ===== =====

                            TSW INTERNATIONAL, INC.

                                MARCH 31, 1997
  The actual income tax expense (benefit) differs from the "expected" amount (computed by applying the U.S. Federal corporate income tax rate of 34% to income or loss before income taxes) as follows:

                                                     FOR THE YEARS ENDED
                                                          MARCH 31,
                                                   -------------------------
                                                    1995     1996     1997
                                                   -------  -------  -------
                                                       (IN THOUSANDS)
   Tax expense (benefit) computed at statutory
    rates......................................... $(5,115) $(4,069) $(1,088)
   Foreign withholding taxes......................      74       98      295
   State income taxes, net of Federal effect......    (570)    (453)    (121)
   Other, net.....................................     124      (43)     (67)
   Change in valuation allowance..................   4,223    4,565    1,276
                                                   -------  -------  -------
   Income tax expense (benefit)................... $(1,264) $    98  $   295
                                                   =======  =======  =======

  SFAS No. 109 requires the recognition of deferred tax assets and liabilities for both the expected future tax impact of differences between the financial statement and tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at March 31, 1996 and 1997 are presented below:

                                                                  MARCH 31,
                                                                --------------
                                                                 1996   1997
                                                                ------ -------
                                                                (IN THOUSANDS)
                                                                --------------
   Deferred tax assets:
    Net operating loss and tax credit carryforwards............ $5,055 $ 6,445
    Accounts receivable, principally due to allowance for
     doubtful accounts.........................................    321     247
    Deferred revenue for financial reporting purposes..........  3,332   3,207
    Accruals not deducted for tax purposes.....................    407     505
                                                                ------ -------
   Total gross deferred tax assets.............................  9,115  10,404
   Deferred tax liability:
    Property and equipment, principally due to depreciation....    327     340
                                                                ------ -------
   Less valuation allowance....................................  8,788  10,064
                                                                ------ -------
   Net deferred tax asset (liability)                           $  --  $   --
                                                                ====== =======

  At March 31, 1997, the Company had domestic net operating loss carryforwards of approximately $10,301,000 which expire in years 2010 through 2012; domestic research and experimental tax credits of approximately $776,000 which expire in years 2010 to 2012; domestic and foreign tax credits of approximately $506,000 which can be carried forward indefinitely; and foreign net operating loss carryforwards of approximately $2,938,000 which can be carried forward indefinitely.

                            TSW INTERNATIONAL, INC.

                                MARCH 31, 1997
  Due to uncertainties related to the Company's ability to generate sufficient taxable income in the future to realize the benefit of net deferred income tax assets related principally to these carryforward items, the Company has recorded a valuation allowance against deferred tax assets based on management's belief that it is more likely than not that the deferred tax assets for which the valuation allowance has been recorded will not be realized. The annual utilization of net operating loss carryforwards to offset future taxable income may be limited due to changes in the ownership of the Company.

13. RELATED PARTY TRANSACTIONS

  During fiscal 1995 and 1996, the Company purchased specified research and development services from a company in which the Company's principal shareholder had an ownership interest. In fiscal 1995 and the portion of fiscal 1996 during which the Company's principal shareholder had an interest, the Company incurred approximately $3,200,000 and $557,000, respectively, of research and development expenses with this related party.

14. EMPLOYEE BENEFIT PLAN

  The Company has a 401(k) plan that covers substantially all employees over 18 years of age. The Company may make contributions at the discretion of the Board of Directors. The Company did not make contributions to this plan during fiscal 1995, 1996 and 1997.

15. ACQUISITIONS

  Effective August 30, 1994, the Company acquired substantially all the assets and assumed certain liabilities of Communix Corporation, a developer of software and provider of related services in exchange for 75,000 shares of the Company's Common Stock valued at $4.50 per share. Purchased in-process research and development of $310,050 was expensed in connection with the allocation of the purchase price.

  Effective October 31, 1994, the Company acquired substantially all the assets and assumed certain liabilities of SQL Systems International plc, a developer of software with offices in the United Kingdom and Australia. The purchase price totalled approximately $580,000, representing settlement of existing liabilities. Goodwill of approximately $47,000 that resulted from the allocation of the purchase price is being amortized using the straight-line method over an estimated useful life of ten years. In addition, the Company is required to pay the seller additional consideration for 48 months following the acquisition. This additional consideration is based on a percentage of license fees collected from products sold which include the software acquired and will be allocated to goodwill. Such additional consideration is limited to $1,621,000, $2,431,500, $2,431,500, and $810,500, in each successive 12-month period following the acquisition date. Additional consideration of approximately $169,000 and $69,000 was recorded in fiscal 1996 and 1997, respectively.

  Effective June 30, 1995, the Company acquired an 80% interest in Socotec, a software company in Paris, France for approximately $960,000. Goodwill of approximately $778,000 that resulted from the allocation of the purchase price was being amortized using the straight-line method over an estimated useful life of ten years. During fiscal 1997, the Company wrote off the remaining goodwill related to this acquisition (See Note 1). The purchase agreement provides for a call/put option which allows the Company to purchase an additional 19% of Socotec's outstanding shares for approximately $280,000 or for Socotec Industrie SA to require the Company to purchase an additional 19% of Socotec's outstanding shares for approximately $190,000 for a period up to five years from the acquisition date.

                            TSW INTERNATIONAL, INC.

                                MARCH 31, 1997

  The purchase method of accounting was used to record each of the above acquisitions. Accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based on estimated fair values at purchase dates. Operating results for the acquired companies have been included in the Company's consolidated results of operations from the respective purchase dates.

  The following represents the unaudited pro forma consolidated results of operations for fiscal 1995 and 1996 assuming the above acquisitions had occurred at the beginning of the year of acquisition and the beginning of the year for the immediately preceding period:

                                                               FOR THE YEARS
                                                                   ENDED
                                                                 MARCH 31,
                                                             ------------------
                                                               1995      1996
                                                             --------  --------
                                                              (IN THOUSANDS)
      Revenues.............................................. $ 33,331  $ 48,547
      Net loss..............................................  (15,945)  (11,837)

  These unaudited pro forma consolidated results do not purport to be indicative of the results or trends that actually would have been obtained if the operations were combined during the periods presented, and is not intended to be a projection of future results or trends. The historical net loss per share (see Note 1) for the unaudited pro forma consolidated results of operations for fiscal 1995 and 1996 would have been $(22.63) and $(18.35), respectively.

16. GEOGRAPHIC INFORMATION

  Revenue, operating income (loss) and identifiable assets, classified by the major geographic areas in which the Company operates, are as follows:

                                          UNITED
                                          STATES   EUROPE  ASIA/PACIFIC  TOTAL
                                          -------  ------  ------------ -------
                                                    (IN THOUSANDS)
   REVENUE
   Fiscal 1995........................... $24,354  $2,054     $1,106    $27,514
   Fiscal 1996...........................  37,497   7,242      3,294     48,033
   Fiscal 1997...........................  51,884   9,554      5,661     67,099
   OPERATING INCOME (LOSS)
   Fiscal 1995........................... (13,181)   (833)        81    (13,933)
   Fiscal 1996...........................  (5,948) (2,585)      (886)    (9,419)
   Fiscal 1997...........................   1,019     127     (1,116)        30
   IDENTIFIABLE ASSETS
   March 31, 1995........................  17,937   3,042        815     21,794
   March 31, 1996........................  20,124   4,963      1,572     26,659
   March 31, 1997........................  33,351   5,592      3,398     42,341

  Intercompany sales between geographic areas are at amounts above cost and in accordance with the rules and regulations of the respective governing tax authorities. Operating income (loss) is total revenue less cost of sales and operating expenses.

                            TSW INTERNATIONAL, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONCLUDED)
                                MARCH 31, 1997

17. EXPORT SALES

  Export sales represent sales by domestic operations to customers located primarily in Central and South America and Canada and totaled approximately 10.7%, 12.7%, and 4.2% of the Company's sales in fiscal 1995, 1996, and 1997, respectively. The primary international markets served by the Company are Europe and the Asia/Pacific.

18. EVENT (UNAUDITED) SUBSEQUENT TO DATE OF INDEPENDENT AUDITORS' REPORT

  Under an Agreement and Plan of Merger and Reorganization dated June 5, 1997, TSW International, Inc. and The Indus Group, Inc. will be merged into wholly owned subsidiaries of Newco, subject to the approval of the shareholders of both companies. Upon consummation of the Merger, TSW International, Inc. shareholders, with each share of preferred stock being treated as having converted into one share of common stock, will receive 2.7444 shares, subject to certain adjustments, of common stock of Newco. The Company expects to account for the merger as a pooling of interests.

                                                                    APPENDIX A-1

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                    BETWEEN

                             THE INDUS GROUP, INC.,
                           a California corporation,

                               NEWCO GROUP, INC.
                             a Delaware corporation

                                      and

                            TSW INTERNATIONAL, INC.,
                             a Georgia corporation

                                  JUNE 5, 1997

                                   AS AMENDED
                                 JULY 21, 1997


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
1. PLAN OF MERGER AND REORGANIZATION......................................    1
   1.1  The Organization of Newco, INDUS Sub and TSW Sub..................    1
   1.2  The INDUS Merger..................................................    1
   1.3  The TSW Merger....................................................    2
   1.4  Conversion of Capital Stock in the INDUS Merger...................    2
   1.5  Conversion of Capital Stock in the TSW Merger.....................    2
   1.6  Adjustments for Capital Changes...................................    4
   1.7  Dissenting Shares.................................................    4
   1.8  Fractional Shares.................................................    4
   1.9  INDUS Options and Warrants........................................    5
   1.10 TSW Options and Warrants..........................................    6
   1.11 INDUS and TSW Plans...............................................    6
   1.12 Registration......................................................    6
   1.13 Effective Time; Effects of the Mergers............................    6
   1.14 Registration on Form S-4..........................................    7
   1.15 Tax Free Reorganization...........................................    7
   1.16 Pooling of Interests..............................................    8
   1.17 Hart-Scott-Rodino Filings.........................................    8
   1.18 Board of Directors and Officers of Newco..........................    8
2. REPRESENTATIONS AND WARRANTIES OF TSW..................................    8
   2.1  Organization; Good Standing; Qualification and Power..............    8
   2.2  Capital Structure.................................................    9
   2.3  Authority.........................................................   10
   2.4  SEC Documents.....................................................   11
   2.5  Information Supplied..............................................   11
   2.6  Compliance with Applicable Laws...................................   12
   2.7  Litigation........................................................   12
   2.8  ERISA and Other Compliance........................................   12
   2.9  Absence of Undisclosed Liabilities................................   14
   2.10 Absence of Certain Changes or Events..............................   15
   2.11 Agreements........................................................   16
   2.12 No Defaults.......................................................   17
   2.13 Certain Agreements................................................   17
   2.14 Taxes.............................................................   17
   2.15 Intellectual Property.............................................   18
   2.16 Fees and Expenses.................................................   20
   2.17 Insurance.........................................................   20
   2.18 Ownership of Property.............................................   20
   2.19 Environmental Matters.............................................   20
   2.20 Interested Party Transactions.....................................   21
   2.21 Board Approval....................................................   21
   2.22 Vote Required.....................................................   21
   2.23 Applicability of State Takeover Laws..............................   22
   2.24 Disclosure........................................................   22
   2.25 Fairness Opinion..................................................   22
3. REPRESENTATIONS AND WARRANTIES OF INDUS AND NEWCO......................   22
   3.1  Organization; Good Standing; Qualification and Power..............   22
   3.2  Capital Structure.................................................   23
   3.3  Authority.........................................................   24

                               TABLE OF CONTENTS
                                  (continued)

                                                                            PAGE
                                                                            ----
   3.4  SEC Documents.....................................................   25
   3.5  Information Supplied..............................................   25
   3.6  Compliance with Applicable Laws...................................   25
   3.7  Litigation........................................................   26
   3.8  ERISA and Other Compliance........................................   26
   3.9  Absence of Undisclosed Liabilities................................   28
   3.10 Absence of Certain Changes or Events..............................   28
   3.11 Agreements........................................................   30
   3.12 No Defaults.......................................................   31
   3.13 Certain Agreements................................................   31
   3.14 Taxes.............................................................   31
   3.15 Intellectual Property.............................................   32
   3.16 Fees and Expenses.................................................   33
   3.17 Insurance.........................................................   33
   3.18 Ownership of Property.............................................   33
   3.19 Environmental Matters.............................................   34
   3.20 Interested Party Transactions.....................................   34
   3.21 Board Approval....................................................   34
   3.22 Vote Required.....................................................   34
   3.23 Applicability of State Takeover Laws..............................   35
   3.24 Interim Operations of Newco and Newco Subsidiaries................   35
   3.25 Disclosure........................................................   35
   3.26 Fairness Opinion..................................................   35
4. TSW COVENANTS..........................................................   35
   4.1  Advice of Changes.................................................   35
   4.2  Maintenance of Business...........................................   35
   4.3  Conduct of Business...............................................   35
   4.4  Shareholder Approval..............................................   37
   4.5  TSW Affiliate Agreements..........................................   37
   4.6  Letters of TSW's Accountants......................................   38
   4.7  Prospectus/Proxy Statement........................................   38
   4.8  Regulatory Approvals..............................................   38
   4.9  Necessary Consents................................................   38
   4.10 Access to Information.............................................   39
   4.11 Satisfaction of Conditions Precedent..............................   39
   4.12 No Other Negotiations.............................................   39
5. INDUS AND NEWCO COVENANTS  ............................................   39
   5.1  Advice of Changes.................................................   39
   5.2  Maintenance of Business...........................................   39
   5.3  Conduct of Business...............................................   39
   5.4  Shareholder Approval..............................................   41
   5.5  INDUS Affiliate Agreements........................................   41
   5.6  Letter of INDUS's Accountants.....................................   42
   5.7  Prospectus/Proxy Statement........................................   42
   5.8  State Securities Law Compliance...................................   43
   5.9  Regulatory Approvals..............................................   43

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                            PAGE
                                                                            ----
     5.10 Necessary Consents..............................................   43
     5.11 Access to Information...........................................   43
     5.12 Satisfaction of Condition Precedent.............................   44
     5.13 No Other Negotiations...........................................   44
     5.14 Newco Employee Plans and Benefit Arrangements; Severance........   44
     5.15 Indemnification and Insurance...................................   44
     5.16 Registration Rights Agreement...................................   47
     5.17 Employee Matters................................................   47
     5.18 Board Representation............................................   47
6. CLOSING MATTERS........................................................   48
     6.1  The Closing.....................................................   48
     6.2  Exchange of Certificates........................................   48
     6.3  Assumption of Options...........................................   50
7. CONDITIONS PRECEDENT TO OBLIGATIONS OF TSW.............................   50
     7.1  Accuracy of Representations and Warranties......................   50
     7.2  Covenants.......................................................   51
     7.3  Compliance with Law.............................................   51
     7.4  Consents........................................................   51
     7.5  Form S-4........................................................   51
     7.6  Opinion of INDUS's and Newco's Counsel..........................   51
     7.7  TSW Shareholder Approval........................................   51
     7.8  INDUS Shareholder Approvals.....................................   51
     7.9  No Legal Action.................................................   51
     7.10 Tax Opinion.....................................................   51
     7.11 Pooling Opinion.................................................   51
     7.12 Nasdaq Listing..................................................   51
     7.13 Incorporation of New Companies..................................   51
     7.14 Absence of Substantial Material Adverse Change..................   52
     7.15 HSR Act Compliance..............................................   52
8. CONDITIONS PRECEDENT TO OBLIGATIONS OF INDUS AND NEWCO.................   52
     8.1  Accuracy of Representations and Warranties......................   52
     8.2  Covenants.......................................................   52
     8.3  Compliance with Law.............................................   52
     8.4  Consents........................................................   52
     8.5  Form S-4........................................................   53
     8.6  Opinion of TSW's Counsel........................................   53
     8.7  INDUS Shareholder Approvals.....................................   53
     8.8  TSW Shareholder Approval........................................   53
     8.9  No Legal Action.................................................   53
     8.10 Tax Opinion.....................................................   53
     8.11 Pooling Opinion.................................................   53
     8.12 Absence of Substantial Material Adverse Change..................   53
     8.13 HSR Act Compliance..............................................   53
9. TERMINATION OF AGREEMENT...............................................   54
     9.1  Termination.....................................................   54
     9.2  Notice of Termination...........................................   55
     9.3  No Liability....................................................   55

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                            PAGE
                                                                            ----
10. SURVIVAL OF REPRESENTATIONS...........................................   55
     10.1  No Survival of Representations.................................   55
11. MISCELLANEOUS.........................................................   55
     11.1  Governing Law..................................................   55
     11.2  Assignment; Binding Upon Successors and Assigns................   55
     11.3  Severability...................................................   55
     11.4  Counterparts...................................................   55
     11.5  Other Remedies.................................................   55
     11.6  Amendment and Waivers..........................................   56
     11.7  Expenses.......................................................   56
     11.8  Attorneys' Fees................................................   56
     11.9  Notices........................................................   56
     11.10 Construction of Agreement......................................   57
     11.11 No Joint Venture...............................................   57
     11.12 Further Assurances.............................................   57
     11.13 Absence of Third Party Beneficiary Rights......................   57
     11.14 Public Announcement............................................   57
     11.15 Entire Agreement...............................................   58

EXHIBITS
--------
Exhibit A......................... INDUS Agreement of Merger
Exhibit B......................... TSW Agreement of Merger
Exhibit C......................... Form of Certificate of Incorporation of Newco
Exhibit D......................... Form of Bylaws of Newco
Exhibit 4.5(a)(i)................. List of TSW Affiliates
Exhibit 4.5(a)(ii)................ TSW Affiliate Agreement
Exhibit 4.5(b).................... TSW Voting Agreement
Exhibit 4.5(c).................... Warburg Affiliate Agreement
Exhibit 5.5(a)(i)................. List of INDUS Affiliates
Exhibit 5.5(a)(ii)................ INDUS Affiliate Agreement
Exhibit 5.5(b).................... INDUS Voting Agreement
Exhibit 5.5(c).................... Felton Affiliate Agreement
Exhibit 5.16...................... Registration Rights Agreement
Exhibit 5.18...................... Nomination Agreement
Exhibit 7.4....................... Permits and Consents to be obtained by INDUS
Exhibit 7.6....................... Opinion of Counsel to INDUS and Newco
Exhibit 8.4....................... Permits and Consents to be obtained by TSW
Exhibit 8.6....................... Opinion of Counsel to TSW

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

  THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "Agreement") is entered into as of June 5, 1997, by and among THE INDUS GROUP, INC., a California corporation ("INDUS"), NEWCO GROUP, INC., a Delaware corporation ("Newco"), and TSW International, Inc., a Georgia corporation ("TSW").

                                   RECITALS

  A. The parties intend that, subject to the terms and conditions of this Agreement, INDUS and TSW will each become a subsidiary of a new Delaware corporation named Newco which has been formed by INDUS solely for the purpose of the transactions contemplated hereunder. To effect such transactions, (i) Newco will form two new corporations, INDUS Sub, a California corporation, and TSW Sub, a Georgia corporation, respectively as wholly-owned subsidiaries of Newco, (ii) INDUS Sub will merge with and into INDUS, with INDUS to be the surviving corporation of such merger (the "INDUS Merger"), and (iii) TSW Sub will merge with and into TSW, with TSW to be the surviving corporation of such merger (the "TSW Merger," and together with the INDUS Merger, the "Mergers"), all pursuant to the terms and conditions of this Agreement, the agreements of merger substantially in the forms of Exhibit A and Exhibit B hereto (the "Agreements of Merger") and the applicable provisions of the California General Corporation Law (the "CGCL") and the Georgia Business Corporation Code (the "GBCC"). Upon the effectiveness of the Mergers, all of the outstanding capital stock of INDUS and all of the outstanding capital stock of TSW will be converted into common stock, par value $.001 per share, of Newco (the "Newco Common Stock"). Newco will assume all outstanding options, warrants and rights to purchase shares of common stock of each of INDUS and TSW, as provided in this Agreement and the Agreements of Merger. The Newco common stock issued in the Mergers will be registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Newco registration statement.

  B. The Mergers are each intended to be treated as (i) a tax-free reorganization pursuant to the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) a "pooling of interests" for accounting purposes.

  NOW, THEREFORE, the parties hereto hereby agree as follows:

  1. PLAN OF MERGER AND REORGANIZATION

      1.1 THE ORGANIZATION OF NEWCO, INDUS SUB AND TSW SUB. INDUS has formed Newco under the laws of the State of Delaware for the purposes of the transactions contemplated by the Mergers. INDUS currently owns, and will own immediately prior to the Effective Time (as defined below), all of the outstanding shares of capital stock of Newco, consisting of 10 shares of common stock, par value $.001 per share, of Newco ("Newco Common Stock"). Other than the shares of Newco Common Stock owned by INDUS, Newco currently has no outstanding securities and will not issue any securities prior to the Effective Time, will conduct no business or operations, will have no assets and will enter into no agreements or obligations except as required or contemplated by this Agreement or necessary to perform its obligations hereunder. As soon as practicable after the date of this Agreement, Newco shall form a wholly-owned subsidiary named INDUS Sub, Inc. ("INDUS Sub"), under the laws of California, and a wholly-owned subsidiary named TSW Sub, Inc. ("TSW Sub") under the laws of Georgia. The form of the Certificate of Incorporation and By-laws of Newco as will be in effect at the Effective Time are attached hereto as Exhibit C and Exhibit D, respectively.

      1.2 THE INDUS MERGER. Subject to the terms and conditions of this Agreement, Newco will cause INDUS Sub to execute and deliver an Agreement of Merger in the form to be agreed upon by the parties to this Agreement and to be subsequently attached hereto as Exhibit A (the "INDUS Agreement of Merger") pursuant to which, in accordance with the applicable provisions of the CGCL,

                                     A-1-1
    at the Effective Time, INDUS Sub shall be merged with and into INDUS (the "INDUS Merger"), with INDUS continuing as the surviving corporation (in such capacity, the "INDUS Surviving Corporation").

      1.3 THE TSW MERGER. Subject to the terms and conditions of this Agreement, and simultaneously with the execution of the INDUS Agreement of Merger, Newco will cause TSW Sub to execute and deliver an Agreement of Merger in the form to be agreed upon by the parties to this Agreement and to be subsequently attached hereto as Exhibit B (the "TSW Agreement of Merger") pursuant to which, and in accordance with the GBCC, at the Effective Time, TSW Sub shall be merged with TSW (the "TSW Merger"), with TSW continuing as the surviving corporation (in such capacity, the "TSW Surviving Corporation").

      1.4 CONVERSION OF CAPITAL STOCK IN THE INDUS MERGER.

        (a) Except as provided in paragraph (b), each share of the common stock, par value $.001 per share, of INDUS ("INDUS Common Stock"), that is issued and outstanding immediately prior to the Effective Time will by virtue of the INDUS Merger and at the Effective Time, and without any further action on the part of INDUS, Newco or any holder of INDUS Common Stock, be converted into the right to receive one share (the "INDUS Applicable Ratio") of validly issued, fully paid and nonassessable Newco Common Stock.

        (b) Each share of INDUS Common Stock held in the treasury of INDUS or any of which are owned by Newco, INDUS, TSW or any direct or indirect wholly-owned subsidiary of Newco, INDUS or TSW immediately prior to the Effective Time will by virtue of the INDUS Merger and at the Effective Time be canceled and extinguished without any conversion thereof.

        (c) Each issued and outstanding share of capital stock of INDUS Sub will by virtue of the INDUS Merger and at the Effective Time be converted into one fully paid and nonassessable share of common stock, $.001 par value, of the INDUS Surviving Corporation.

      1.5 CONVERSION OF CAPITAL STOCK IN THE TSW MERGER.

        (a) Number of Shares to be Issued. The total number of shares of Newco Common Stock to be issued to former shareholders and noteholders of TSW in the Mergers (including the New Warburg Shares) and to become issuable to former TSW optionholders and warrantholders after the Effective Time shall be the number of shares of Newco Common Stock to be issued or to become issuable to former INDUS shareholders and optionholders pursuant to Sections 1.4 and 1.9 multiplied by .86047 (the "TSW Number").

        (b) Common Stock. Except as provided in paragraph (f) and except for Dissenting Shares (as defined below), each share of common stock, par value $.01 per share, of TSW ("TSW Common Stock"), that is issued and outstanding immediately prior to the Effective Time will by virtue of the TSW Merger and at the Effective Time, and without any further action on the part of TSW, Newco or any holder of TSW Common Stock, be converted into the right to receive a number of shares of validly issued, fully paid and nonassessable Newco Common Stock equal to the TSW Applicable Ratio (as defined below).

        (c) Preferred Stock.

                (i) Except as provided in paragraph (f), each share of Series
              A Preferred Stock, par value $.01 per share, Series B Preferred Stock, par value $.01 per share, Series C Cumulative Preferred Stock, par value $.01 per share, and Series D Preferred Stock, par value $.01 per share, of TSW (collectively, the "TSW Preferred Stock") that is issued and outstanding immediately prior to the Effective Time will by virtue of the TSW Merger and at the Effective Time, and without any further action on the part of TSW, Newco or any holder of TSW Preferred Stock, will be converted into the right to receive the number of shares of

                                     A-1-2

              Newco Common Stock the holder thereof would have become entitled to receive by virtue of Section 1.5(b) of this Agreement had such share of TSW Preferred Stock been converted immediately prior to the Effective Time into shares of TSW Common Stock pursuant to the terms of the applicable series of TSW Preferred Stock.

        (d) Certain Indebtedness and Unpaid Dividends of TSW.

                (i) Each subordinated floating rate note of TSW set forth in
              Section 1.5(d) of the TSW Disclosure Letter (as defined below) (each, a "TSW Subordinated Note") will by virtue of the TSW Merger and at the Effective Time, and without any further action on the part of TSW, Newco or any holder of an TSW Subordinated Note, be exchanged for the right to receive a number of shares of validly issued, fully paid and nonassessable Newco Common Stock equal to the product of (x) a fraction, the numerator of which shall be the aggregate principal balance of such TSW Subordinated Note at the Effective Time plus all accrued and unpaid interest thereon to the Effective Time and the denominator of which shall be the INDUS Common Stock Market Price (as defined below) and (y) the INDUS Applicable Ratio. As a result of the conversion provided for in this paragraph, each TSW Subordinated Note shall be deemed to have been satisfied in full and the principal balance and accrued interest thereof reduced to zero and thereafter each such TSW Subordinated Note shall be canceled and shall be of no further force or effect. TSW hereby represents and warrants that the holder of each TSW Subordinated Note (i) has consented and agreed to the provisions of this paragraph and (ii) has an adjusted tax basis in each TSW Subordinated Note equal to the face amount of such note. "INDUS Common Stock Market Price" means the average of the high and low sales prices of INDUS Common Stock, as quoted on the Nasdaq Stock Market and reported in the Wall Street Journal, on each of the ten consecutive trading days prior to the Closing Date (as defined below).

                (ii) The amount of any TSW Unpaid Dividends (as defined below)
              will not be paid to the holders thereof and in lieu thereof each holder of TSW Preferred Stock will be entitled to receive by virtue of the TSW Merger and at the Effective Time, and without any further action on the part of TSW, Newco or any holder of TSW Preferred Stock, a number of shares of validly issued, fully paid and nonassessable Newco Common Stock equal to the product of (x) a fraction, the numerator of which shall be the aggregate TSW Unpaid Dividends at the Effective Time with respect to all shares of TSW Preferred Stock held by such holder immediately prior to the Effective Time and the denominator of which shall be the INDUS Common Stock Market Price and (y) the INDUS Applicable Ratio. As a result of the conversion provided for in this paragraph, all TSW Unpaid Dividends shall thereafter be deemed to have been paid in full. TSW hereby represents and warrants that the holder of each share of TSW Preferred Stock has consented and agreed to the provisions of this paragraph. The number of shares of Newco Common Stock to be issued pursuant to paragraph (d)(i) and this paragraph (d)(ii) of this Section
              1.5 are referred to as the "New Warburg Shares." "TSW Unpaid Dividends" means the amount of any unpaid dividends on each series of TSW Preferred Stock, including any proportionate amounts unpaid with respect to any uncompleted dividend periods, set forth with respect to each such series of TSW Preferred Stock in Section 1.5(d)(ii) of the TSW Disclosure letter.

        (e) The "TSW Applicable Ratio" shall be a fraction, the numerator of which shall be the TSW Number minus the number of New Warburg Shares and the denominator of which shall be the total number of shares of TSW Common Stock outstanding immediately prior to the Effective Time, assuming that each share of TSW Preferred Stock is converted immediately prior thereto into TSW Common Stock pursuant to the terms of the applicable series of TSW Preferred Stock, plus the total number of shares of TSW Common Stock issuable upon exercise of the TSW Options (as defined below) and the TSW Warrants (as defined below).


                                     A-1-3

        (f) Each share of TSW Common Stock or TSW Preferred Stock held in the treasury of TSW or any of such shares which are owned by Newco, INDUS, TSW or any direct or indirect wholly-owned subsidiary of Newco, INDUS or TSW immediately prior to the Effective Time will by virtue of the INDUS Merger and at the Effective Time be canceled and extinguished without any conversion thereof.

        (g) Each issued and outstanding share of capital stock of TSW Sub will by virtue of the TSW Merger and at the Effective Time be converted into one fully paid and nonassessable share of common stock, $.01 par value, of the TSW Surviving Corporation.

      1.6 ADJUSTMENTS FOR CAPITAL CHANGES. If, prior to the Effective Time, either INDUS or TSW recapitalizes through a subdivision of its outstanding shares into a greater number of shares, or a combination of its outstanding shares into a lesser number of shares, or reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of other classes, or declares a dividend on its outstanding shares payable in shares of its capital stock or securities convertible into shares of its capital stock, then the INDUS Applicable Ratio and/or TSW Applicable Ratio will be adjusted appropriately so as to maintain the relative proportionate interests of the holders of INDUS Common Stock and the holders of the TSW Common Stock in Newco securities.

      1.7 DISSENTING SHARES.

        (a) The INDUS Merger.

                (i) Holders of shares of INDUS Common Stock who dissent from the INDUS Merger are not entitled to dissenters' rights under Chapter 13 of the CGCL provided, however, that if demands for payment under Chapter 13 of the CGCL are filed with respect to 5% or more of the outstanding shares of INDUS Common Stock by the holders of shares which voted against the INDUS Merger, then
              (i) such holders of INDUS Common Stock shall be entitled to exercise dissenters' rights to the extent available under Chapter 13 of the CGCL with respect to the shares for which such demand has been filed in accordance with Chapter 13 of the CGCL; and (ii) any shares of INDUS Common Stock whose transfer is restricted by law or regulation or by INDUS and that are voted against the INDUS Merger shall be entitled to exercise dissenters' rights to the extent available under Chapter 13 of the CGCL. Such shares ("INDUS Dissenting Shares") for which the holder's thereof are entitled to exercise dissenters' rights shall not be exchanged for Newco Common Stock as provided in
              Section 1.5, but the holders of INDUS Dissenting Shares shall be entitled to payment of the fair market value of such INDUS Dissenting Shares in accordance with Chapter 13 of the CGCL; provided, however, that if any such holder shall fail to perfect or shall otherwise waive the right to demand payment under Chapter 13 of CGCL or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by such Chapter 13, then the right of such holder of INDUS Dissenting Shares to be paid the fair value of such holder's INDUS Dissenting Shares shall cease and such INDUS Dissenting Shares shall be treated as if they had been converted as of the Effective Time into the right to receive the shares of Newco Common Stock as provided in Section 1.5 and any cash in lieu of fractional shares as provided in Section 1.8, without any interest thereon.

                (ii) TSW shall give Newco (A) prompt notice of any notices or other instruments received by TSW pursuant to Article 13 of the GBCC and (B) the opportunity to participate in all negotiations and proceedings with respect to demands for payment for TSW Dissenting Shares. TSW shall not, except with the prior written consent of Newco, voluntarily offer to make or make any payment with respect to any demands for payment for TSW Dissenting Shares or offer to settle or settle any such demands.

      1.8 FRACTIONAL SHARES. No fractional shares of Newco Common Stock will be issued in connection with the Mergers, but in lieu thereof each holder of INDUS Common Stock, TSW Common

                                     A-1-4

    Stock, TSW Preferred Stock, TSW Subordinated Notes and TSW Unpaid Dividends who would otherwise be entitled to receive a fraction of a share of Newco Common Stock as a result of the Mergers will receive from the Exchange Agent (as hereinafter defined), at such time as such holder shall receive a certificate representing shares of Newco Common Stock as contemplated by Section 6.2, an amount of cash (rounded up to the nearest whole cent) equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such holders, of the aggregate fractional Newco Common Stock issued pursuant to Sections 1.4 and 1.5. As soon as practicable following the Effective Time, the Exchange Agent shall determine the excess of (i) the number of full shares of Newco Common Stock delivered to the Exchange Agent by Newco over (ii) the aggregate number of full shares of Newco Common Stock to be distributed to holders of INDUS Common Stock, TSW Common Stock, TSW Preferred Stock, TSW Subordinated Notes and TSW Unpaid Dividends (such excess being herein called the "Excess Shares"), and the Exchange Agent, as agent for the former the former holders of INDUS and TSW capital stock, shall sell the Excess Shares at the prevailing prices on The Nasdaq Stock Market, Inc.'s National Market (the "Nasdaq Stock Market"). Newco shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of Excess Shares. Until the net proceeds of such sale have been distributed to the former holders of INDUS and TSW securities, the Exchange Agent will hold such proceeds in trust for such former security holders (the "Fractional Securities Fund").

        1.9 INDUS OPTIONS AND WARRANTS.

                (a) Conversion. At the Effective Time, each of the then
              outstanding options to purchase shares of INDUS Common Stock (collectively, the "INDUS Options") (consisting of all outstanding options granted under INDUS's 1992 Stock Option Plan, 1995 Stock Plan and 1995 Director Option Plan (collectively, and with the INDUS Stock Purchase Plan referred to in Section 1.9(b) below, the "INDUS Plans")) will by virtue of the INDUS Merger, and without any further action on the part of any holder thereof, be assumed by Newco and converted into an option (a "Newco Option") to purchase that number of shares of Newco Common Stock determined by multiplying the number of shares of INDUS Common Stock subject to such INDUS Option at the Effective Time by the INDUS Applicable Ratio, at an exercise price per share of Newco Common Stock equal to the exercise price per share of such INDUS Option immediately prior to the Effective Time divided by the INDUS Applicable Ratio rounded up to the nearest cent. If the foregoing calculation results in an assumed INDUS Option being exercisable for a fraction of a share of Newco Common Stock, then the number of shares of Newco Common Stock subject to such option will be rounded down to the nearest whole number of shares, with no cash being payable for such fractional share. The term, exercisability, vesting schedule, status as an "incentive stock option" under Section 422 of the Code, if applicable, and all other terms and conditions of each Newco Option will otherwise remain as set forth in the INDUS Option assumed by such Newco Option. Continuous service as an employee or consultant with INDUS or any of the INDUS Subsidiaries (as hereinafter defined) will be credited to an optionee of INDUS for purposes of determining the number of shares of Newco Common Stock subject to exercise under a Newco Option after the Effective Time.

                (b) INDUS Stock Purchase Plan. At the Effective Time, each of the then outstanding options (the "INDUS Stock Purchase Plan Options") granted under the INDUS Stock Purchase Plan (the
              "INDUS ESPP") will, by virtue of the INDUS Merger and without any further action on the part of any holder thereof, be assumed by Newco and converted into an option (a "Newco Stock Purchase Plan Option") to purchase, on the same terms and as were applicable under INDUS ESPP immediately prior to the Effective Time, a number of shares of Newco Common Stock determined by multiplying the number of shares of INDUS Common Stock subject to such INDUS Stock Purchase Plan Option at the Effective Time as provided in the INDUS ESPP by the INDUS Applicable Ratio, at a purchase price per share

                                     A-1-5
              of Newco Common Stock equal to the lower of (i) the quotient determined by dividing eight-five percent (85%) of the fair market value of the INDUS Common Stock on the offering date of each assumed offering by the INDUS Applicable Ratio or (ii) eighty-five percent (85%) of the fair market value of the Newco Common Stock on each exercise date of the assumed offering occurring after the Effective Time.

      1.10 TSW OPTIONS AND WARRANTS. At the Effective Time, each of the then outstanding options to purchase TSW Common Stock (collectively, the "TSW Options") (consisting of all outstanding options granted under TSW's 1984 Stock Option Plan, 1994 Stock Option Plan, 1995 Stock Option Plan for Outside Directors and 1995 Consultants Stock Option Plan (collectively, the "TSW Plans"), and any individual non-Plan options set forth in Section 1.10 of the TSW Disclosure Letter (as hereinafter defined) issued by TSW pursuant to an option agreement or otherwise) and each of the then outstanding warrants to purchase TSW Common Stock set forth in Section 1.10 of the TSW Disclosure Letter issued by TSW (the "TSW Warrants") will by virtue of the TSW Merger, and without any further action on the part of any holder thereof, be assumed by Newco and converted into a Newco Option or warrant (a "Newco Warrant"), as the case may be, to purchase that number of shares of Newco Common Stock determined by multiplying the number of shares of TSW Common Stock subject to such TSW Option or TSW Warrant at the Effective Time by the TSW Applicable Ratio, at an exercise price per share of Newco Common Stock equal to the exercise price per share of such TSW Option or TSW Warrant immediately prior to the Effective Time divided by the TSW Applicable Ratio rounded up to the nearest cent. If the foregoing calculation results in an assumed TSW Option or TSW Warrant being exercisable for a fraction of a share of Newco Common Stock, then the number of shares of Newco Common Stock subject to such option or warrant, as the case may be, will be rounded down to the nearest whole number of shares, with no cash being payable for such fractional share. The term, exercisability, vesting schedule, status as an "incentive stock option" under Section 422 of the Code, if applicable, and all other terms and conditions of each Newco Option and each Newco Warrant will otherwise remain as set forth in the TSW Option or TSW Warrant assumed by such Newco Option Newco Warrant. Continuous service as an employee or consultant with TSW or any of the TSW Subsidiaries (as hereinafter defined) will be credited to an optionee of TSW for purposes of determining the number of shares of Newco Common Stock subject to exercise under a Newco Option after the Effective Time.

      1.11 INDUS AND TSW PLANS. Upon the Effective Time, and subject to assumption of the Stock Rights (as defined below), the INDUS Plans, the INDUS Stock Purchase Plan and the TSW Plans shall be terminated in accordance with their respective terms.

      1.12 REGISTRATION. INDUS will cause Newco to cause the Newco Common Stock issuable upon exercise of Newco Options, and Newco Stock Purchase Plan Options, (collectively, the "Stock Rights") and the shares reserved for issuance pursuant to future awards under the Newco Plans to be registered on Form S-8 (the "Form S-8") promulgated by the Securities and Exchange Commission ("SEC") within 5 days after the Effective Time and will use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements for so long as any such assumed Stock Rights shall remain outstanding. With respect to those individuals who subsequent to the Mergers will be subject to the reporting requirements under Section 16(a) of the Exchange Act (as hereinafter defined), Newco shall administer the Stock Rights assumed pursuant to Sections 1.9 and 1.10 (including the provisions of the INDUS Plans, the INDUS ESPP and the TSW Plans incorporated in the Stock Rights) in a manner that complies with Rule 16b-3 promulgated by the SEC under the Exchange Act.

      1.13 EFFECTIVE TIME; EFFECTS OF THE MERGERS.

        (a) The INDUS Merger shall be effective when the INDUS Agreement of Merger has been filed with the Secretary of State of the State of California in accordance with the relevant provisions of the CGCL (the "INDUS Effective Time"). The TSW Merger shall be effective when

                                     A-1-6
      a properly executed Certificate of Merger (the "TSW Certificate of Merger") is filed with the Secretary of State of the State of Georgia in accordance with the relevant provisions of the GBCC (the "TSW Effective Time"). The parties shall cause the INDUS Effective Time and the TSW Effective Time to occur substantially simultaneously on the Closing Date. The "Effective Time" shall mean the time and date of the INDUS Effective Time or the TSW Effective Time, whichever is later.

        (b) At the Effective Time: (i) pursuant to the terms of this Agreement and the INDUS Agreement of Merger, INDUS Sub will be merged with and into INDUS, the separate corporate existence of INDUS Sub will cease, and INDUS will continue as the INDUS Surviving Corporation; (ii) pursuant to the terms of this Agreement and the TSW Agreement of Merger, TSW Sub will be merged with and into TSW, the separate corporate existence of TSW Sub will cease, and TSW will continue as the TSW Surviving Corporation; (iii) the Articles of Incorporation of INDUS in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the INDUS Surviving Corporation; (iv) the Articles of Incorporation of TSW in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the TSW Surviving Corporation; (v) the Bylaws of INDUS Sub in effect immediately prior to the Effective Time shall be the Bylaws of the INDUS Surviving Corporation; (vi) the Bylaws of TSW Sub in effect immediately prior to the Effective Time will be the Bylaws of the TSW Surviving Corporation; (vii) the directors and officers to be determined by the parties to this Agreement will be the directors and officers of the INDUS Surviving Corporation;
      (viii) the directors and officers to be determined by the parties to this Agreement will be the directors and officers of the TSW Surviving Corporation; (ix) the INDUS Merger will, from and after the Effective Time, have all of the effects provided by applicable law, including, without limitation, the CGCL; and (x) the TSW Merger shall have the effects set forth in Section 14-2-1106 of the GBCC.

      1.14 REGISTRATION ON FORM S-4. The Newco Common Stock to be issued in the mergers shall be registered under the Securities Act on the Form S-4 (as hereinafter defined). As promptly as practicable after the date of this Agreement, INDUS, Newco and TSW shall prepare and file with the SEC a registration statement on Form S-4 (the "Form S-4"), together with the prospectus/joint proxy statement to be included therein (the "Prospectus/Proxy Statement") and any other documents required by the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with the Mergers. Each of INDUS, Newco and TSW shall use its reasonable best efforts to respond promptly to any comments of the SEC and to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. INDUS and Newco shall also take any action required to be taken under any applicable state securities or "blue sky" laws and regulations of the Nasdaq Stock Market in connection with the issuance of the Newco Common Stock pursuant to the Mergers. Each party hereto shall promptly furnish to any other party hereto all information concerning such party and its shareholders as may be reasonably required in connection with any action contemplated by this Section 1.14. Each of INDUS, Newco and TSW will notify the other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Form S-4 or the Prospectus/Proxy Statement or for additional information and will supply the other with copies of all correspondence with the SEC or its staff with respect to the Form S-4 or the Prospectus/Proxy Statement. Whenever any event occurs which should be set forth in an amendment or supplement to the Form S-4 or the Prospectus/Proxy Statement, INDUS and Newco or TSW, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff, and/or mailing to shareholders of INDUS and TSW, such amendment or supplement.

      1.15 TAX FREE REORGANIZATION. The parties intend to adopt this Agreement and the Mergers as a plan of reorganization under Section 368(a)(1)(A) of the Code by virtue of the provisions of Section 368(a)(2)(E) of the Code. The Newco Common Stock issued in the INDUS Merger will be

                                     A-1-7
    issued solely in exchange for the INDUS Common Stock and the Newco Common Stock issued in the TSW Merger will be issued solely in exchange for the TSW Common Stock, the TSW Preferred Stock, the TSW Subordinated Notes and the TSW Unpaid Dividends. Cash paid in lieu of fractional shares of any INDUS Common Stock, TSW Common Stock, TSW Preferred Stock, TSW Subordinated Notes and the TSW Unpaid Dividends is being paid for the convenience of the parties and is not separately bargained for consideration. The parties shall not take a position on any tax return inconsistent with this Section 1.15. In addition, Newco hereby represents, and will represent as of the Closing Date, that it intends to cause each of INDUS and TSW to continue at least one significant historic business or continue to use a significant portion of its business assets in a trade or business, in each case within the meaning of Treasury Regulation 1.368-1(d).

      1.16 POOLING OF INTERESTS. The parties intend that the Mergers be treated as a "pooling of interests" for accounting purposes. The parties shall use their reasonable best efforts to cause their respective affiliates to execute and deliver Affiliates Agreements, as contemplated by Sections 4.5 and 5.5 below, to ensure compliance by such affiliates with the restrictions required to allow such accounting treatment to be utilized. In addition, Newco hereby represents and warrants that it shall not after the Closing Date take any action that will cause the Mergers not to qualify as a "pooling of interests" for accounting purposes.

      1.17 HART-SCOTT-RODINO FILINGS. INDUS and Newco will, and TSW shall use its reasonable best efforts to cause Warburg, Pincus Investors, L.P. ("Warburg") to, promptly prepare and file the applicable notices (if any) required to be filed by them under the Hart-Scott-Rodino Antitrust Improvements Act (the "HSR Act"), and comply promptly with any requests to any of them from the Federal Trade Commission or United States Department of Justice for additional information.

      1.18 BOARD OF DIRECTORS AND OFFICERS OF NEWCO. At the Effective Time, the directors of Newco shall be Robert W. Felton, Richard W. MacAlmon, Edward R. Koepfler, Alan G. Merten, Christopher R. Lane, John W. Blend, III, William H. Janeway and Joseph P. Landy. At the Effective Time, the following individuals shall be elected to the following offices of
    Newco:

              NAME                                 OFFICE
              ----                                 ------
      Robert W. Felton.....  Chairman and Chief Executive Officer
                             Vice Chairman and President of Strategy and
      Christopher R. Lane..  Product Development
      Edward R. Koepfler...  President of Worldwide Operations
      John W. Blend, III...  President of Worldwide Sales and Marketing
                             Chief Financial Officer and Executive VicePresident
      Frank M. Siskowski...  of Investor Relations

  2. REPRESENTATIONS AND WARRANTIES OF TSW

  Except as. set forth in a letter dated the date of this Agreement, delivered by TSW to INDUS concurrently herewith, and certified by an officer of TSW, on behalf of TSW, to be true, accurate and complete to the best of his knowledge (the "TSW Disclosure Letter"), TSW hereby represents and warrants to INDUS and Newco that:

      2.1 ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER. TSW, and each of its subsidiaries set forth in Section 2.1 of the TSW Disclosure Letter (the "TSW Subsidiaries") (the TSW Subsidiaries being the only subsidiaries of TSW), is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not have a Material Adverse Effect on TSW (as defined below). Section 2.1 of the TSW Disclosure Letter sets forth

                                     A-1-8
    a correct and complete list of the TSW Subsidiaries, the holders of record of each TSW Subsidiary's outstanding equity, and a correct and complete list of each jurisdiction in which each of TSW and the TSW Subsidiaries is duly qualified and in good standing to do business. TSW has delivered to INDUS or its counsel complete and correct copies of the Articles of Incorporation and Bylaws of TSW and will deliver upon request to INDUS or its counsel prior to the Closing Date the equivalent charter documents for each of the TSW Subsidiaries, in each case as amended to the date of this Agreement. Other than the TSW Subsidiaries, TSW does not own, directly or indirectly, any capital stock or other equity interest of any corporation or have any direct or indirect equity or ownership interest in or control over any other business, whether organized as a corporation, partnership, joint venture or otherwise. The TSW SEC Document (defined below) sets forth a complete and accurate list of the directors and officers of TSW. The operations now being conducted by TSW have not been conducted under any other name.

      In this Agreement, any reference to the term "Material Adverse Effect on TSW" means any event, change or effect which, individually or together with any other events, changes or effects, is materially adverse to the business, assets (including intangible assets), financial condition, results of operations, or prospects of TSW and the TSW Subsidiaries, taken as a whole. In addition, any reference to the terms "to TSW's knowledge" or "known to TSW" refers to the current actual knowledge of any of the officers of TSW listed in Section 2.1 of the TSW Disclosure Letter.

      2.2 CAPITAL STRUCTURE.

        (a) Stock and Options. The authorized capital stock of TSW consists of 50,000,000 shares of $.01 par value per share TSW Common Stock and 22,390,993 shares of $.01 par value per share TSW Preferred Stock, of which 1,897,028 shares are denominated Series A Preferred Stock, 393,965 shares are denominated Series B Preferred Stock, 500,000 shares are denominated Series C Cumulative Preferred Stock, 600,000 shares are denominated Series D Cumulative Preferred Stock and 20,000,000 shares may be issued from time to time in one or more series. At the close of business on June 5, 1997, (i) 302,850 shares of TSW Common Stock were issued and outstanding, no shares of TSW Common Stock were held by TSW in its treasury, 1,575,597 shares of TSW Common Stock were reserved for issuance upon the exercise of outstanding TSW Options, 1,081,292 shares of TSW Common Stock were available for the grant of additional awards under the TSW Plans, 1,354,001 shares of TSW Common Stock were reserved for issuance upon exercise of outstanding TSW Warrants, and 2,943,218 shares of TSW Common Stock were reserved for issuance upon conversion of TSW Preferred Stock, and (ii) 2,943,218 shares of TSW Preferred Stock were issued and outstanding, consisting of 1,897,028 shares of Series A Preferred Stock, 393,965 shares of Series B Preferred Stock, 435,540 shares of Series C Cumulative Preferred Stock and 216,685 shares of Series D Cumulative Preferred Stock.
      Section 2.2 of the TSW Disclosure Letter sets forth a correct and complete list of the holders of record of TSW's outstanding capital stock, including their addresses as set forth on the stock transfer books of TSW and the number of shares held by each holder. All outstanding shares of TSW Common Stock and TSW Preferred Stock are validly issued, fully paid and non-assessable and not subject to preemptive rights by statute, the Articles of Incorporation or Bylaws of TSW, or any agreement or document to which TSW is a party or by which it is bound. All outstanding shares of the capital stock of each of the TSW Subsidiaries are validly issued, fully paid and non-assessable and are owned by TSW or one of the TSW Subsidiaries free and clear of any liens, security interests, pledges, agreements, claims, charges or encumbrances. All issued and outstanding shares of TSW and the TSW Subsidiaries were issued in compliance with registration and qualification requirements of all applicable federal and state securities laws. TSW has delivered to INDUS a correct and complete list of each TSW Option and TSW Warrant outstanding as of the date hereof, including the name of the holder of such TSW Option or TSW Warrant, the TSW Plan, if any, pursuant to which such TSW Option was issued, the number of shares covered by such TSW Option or TSW Warrant, the per share exercise price of such TSW Option or TSW Warrant and

                                     A-1-9
      the vesting commencement date and vesting schedule applicable to each such TSW Option, including the number of shares vested as of the date of this Agreement.

        (b) No Other Commitments. Except for the TSW Options, the TSW Warrants and the TSW Subordinated Notes disclosed in Section 2.2(a) above, a list of which has been provided to INDUS, and as disclosed in Section 2.2 of the TSW Disclosure Letter, there are no options, warrants, calls, rights, commitments, conversion rights or agreements of any character to which TSW or any of the TSW Subsidiaries is a party or by which TSW or any of the TSW Subsidiaries is bound obligating TSW or any of the TSW Subsidiaries to issue, deliver, sell, redeem or repurchase or cause to be issued, delivered, sold, redeemed or repurchased any shares of capital stock of TSW or any of the TSW Subsidiaries or securities convertible into or exchangeable for shares of capital stock of TSW or any of the TSW Subsidiaries, or obligating TSW or any of the TSW Subsidiaries to grant, extend, amend or enter into any such option, warrant, call, right, commitment, conversion right or agreement. There are no voting trusts, proxies or other agreements or understandings to which TSW is a party with respect to the voting of the capital stock of TSW or any of the TSW Subsidiaries, other than the TSW Voting Agreement.

        (c) Registration Rights. Except as disclosed in Section 2.2 of the TSW Disclosure Letter, TSW is not under any obligation to register under the Securities Act any of its presently outstanding securities or any securities that may be subsequently issued.

      2.3 AUTHORITY.

        (a) Corporate Action. Subject to receipt of the TSW Shareholder Approval (as defined below), TSW has all requisite corporate power and authority to enter into this Agreement and the TSW Agreement of Merger, to perform its obligations hereunder and thereunder and to consummate the TSW Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement and the TSW Agreement of Merger by TSW and, subject to receipt of the TSW Shareholder Approval, the filing of the TSW Certificate of Merger pursuant to the GBCC and the consummation by TSW of the TSW Merger and the other transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of TSW. This Agreement has been, and upon the Closing Date the TSW Agreement of Merger will have been, duly executed and delivered by TSW and this Agreement is, and the TSW Agreement of Merger as of the Effective Time will be, valid and binding obligations of TSW, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity.

        (b) No Conflict. Neither the execution, delivery and performance of this Agreement or the TSW Agreement of Merger, nor the consummation of the transactions contemplated hereby or thereby applicable to TSW nor compliance with the provisions hereof or thereof will: (i) conflict with, or result in any violations of, or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of TSW or any of the TSW Subsidiaries under, any term, condition or provision of (x) the Articles of Incorporation or Bylaws of TSW or the equivalent organizational documents of any of the TSW Subsidiaries or (y) except as disclosed in Section 2.3 of the TSW Disclosure Letter any loan or credit agreement, note, bond, mortgage, indenture, lease or other material agreement, instrument, permit, license judgment, order, decree, statute, law, ordinance, rule or regulation applicable to TSW or any of the TSW Subsidiaries or their respective properties or assets, other than any such conflicts, violations, defaults, rights, losses, liens, security interests, charges or encumbrances which, individually or in the aggregate, would not have a Material Adverse Effect on TSW; or (ii) require the affirmative vote of the holders of greater than (A) a majority of the issued and outstanding shares of TSW Common Stock and TSW Preferred Stock, voting together as a single

                                    A-1-10
      class and (B) a majority of the outstanding shares of each series of TSW Preferred Stock, each series voting separately as a class.

        (c) Governmental Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (each a "Governmental Entity"), is required to be obtained by TSW or any of the TSW Subsidiaries in connection with the execution and delivery of this Agreement or the TSW Agreement of Merger, or the consummation of the transactions contemplated hereby or thereby applicable to TSW or any TSW Subsidiary, except for: (i) the filing with the SEC, and the effectiveness, of the Form S-4, and the filing of the Prospectus/ Proxy Statement relating to the meeting of the shareholders of TSW (the "TSW Shareholders Meeting") to be held with respect to the approval by TSW's shareholders of this Agreement, the TSW Agreement of Merger, and the Mergers, and the filing of such reports and information under the Exchange Act, and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby; (ii) the filing of the TSW Agreement of Merger with the Secretary of State of the State of Georgia and appropriate documents with the relevant authorities of other states in which TSW is qualified to do business; (iii) such filings, authorizations, orders and approvals as may be required under state "control share acquisition," "anti-takeover," "blue sky" or other similar statutes and regulations (collectively, "State Takeover Laws"); (iv) such filings and notifications as may be necessary under the HSR Act; and
      (v) such other filings, authorizations, orders and approvals which, if not obtained or made, would not have a Material Adverse Effect on TSW or INDUS or have a material adverse effect on the ability of the parties to consummate the Mergers promptly.

      2.4 SEC DOCUMENTS.

        (a) SEC Reports. TSW has delivered to INDUS or its counsel correct and complete copy of its Registration Statement on Form S-1 filed with the SEC on May 5, 1997 (the "TSW SEC Document"), which is the only document that TSW has ever filed with the SEC. Except as disclosed in Section 2.4 of the TSW Disclosure Letter, as of the date hereof, the TSW SEC Document (including all exhibits and schedules thereto and documents incorporated by reference therein) does not contain any untrue statement of a material fact and does not omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. TSW has filed all documents and agreements which TSW reasonably believed were required to be filed as exhibits to the TSW SEC Document other than exhibits indicated in the TSW SEC Document as "to be filed by amendment."

        (b) Financial Statements. The financial statements of TSW included in the TSW SEC Document complied as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may have been indicated in the notes thereto) and fairly present (subject, in the case of the unaudited statements, to normal year-end audit adjustments) the consolidated financial position of TSW and its consolidated TSW Subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended.

        2.5 INFORMATION SUPPLIED. None of the information supplied or to be supplied by TSW for inclusion or incorporation by reference in the Form S-4 and Prospectus/Proxy Statement will, at the time the Form S-4 is declared effective, at the date the Prospectus/Proxy Statement is mailed to the shareholders of TSW and at the time of the TSW Shareholders Meeting, contain, after giving effect to any supplement or amendment thereto, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements

                                    A-1-11
      therein, in light of the circumstances under which they are made, not misleading. The Prospectus/Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, TSW makes no representation or warranty with respect to any information supplied by INDUS or Newco which is or will be contained in any of the foregoing documents.

        2.6 COMPLIANCE WITH APPLICABLE LAWS. The businesses of TSW and the TSW Subsidiaries are not being conducted in violation of any law, ordinance, regulation, rule or order of any Governmental Entity, except where such violation would not have a Material Adverse Effect on TSW. Except as disclosed in Section 2.6 of the TSW Disclosure Letter, TSW has not been notified in writing by any Governmental Entity that any investigation or review with respect to TSW, its officers or directors or any of the TSW Subsidiaries is pending or threatened, nor has any Governmental Entity notified TSW in writing of its intention to conduct the same, which investigation or review would have a Material Adverse Effect on TSW. Except as disclosed in
      Section 2.6 of the TSW Disclosure Letter, TSW and the TSW Subsidiaries have all permits, licenses and franchises from Governmental Entities required to conduct their businesses as now being conducted, except for those whose absence would not have a Material Adverse Effect on TSW.

        2.7 LITIGATION. Except as disclosed in Section 2.7 of the TSW Disclosure Letter, or as would not have a Material Adverse Effect on TSW, there is no suit, action, arbitration, demand, claim or proceeding pending or, to the knowledge of TSW, threatened against TSW, any of its officers or directors or any of the TSW Subsidiaries; nor is there any judgment, decree, injunction, ruling or order of any Governmental Entity or arbitrator or settlement agreement outstanding against TSW, any of its officers or directors or any of the TSW Subsidiaries. TSW has delivered or made available to INDUS or its counsel correct and complete copies of all correspondence prepared by its counsel for TSW's auditors in connection with the last two completed audits of TSW's financial statements and any such correspondence since the date of the last such audit. Neither TSW nor any of the TSW Subsidiaries is a party to any decree, order or arbitration award (or agreement entered into in any administrative, judicial or arbitration proceeding with any governmental authority) with respect to its properties, assets, personnel or business activities which would have a Material Adverse Effect on TSW. TSW is not in violation of, or delinquent, in respect of, any decree, order or arbitration award naming TSW or a TSW Subsidiary as a party or otherwise known to it, or law, ordinance, statute, or governmental authority to which its properties, assets, personnel or business activities are subject or to which TSW or a TSW Subsidiary is subject, including, without limitation, laws, rules and regulations relating to occupational health and safety, equal employment opportunities, fair employment practices, and sex, race, religious and age discrimination, except for such violations as would not have a Material Adverse Effect on TSW.

      2.8 ERISA AND OTHER COMPLIANCE.

        (a) Section 2.8 of the TSW Disclosure Letter identifies each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), currently or previously maintained, contributed to or entered into by TSW or any of the TSW Subsidiaries under which TSW or any of the TSW Subsidiaries or any ERISA Affiliate (as defined below) thereof has any present or future obligation or liability (collectively, the "TSW Employee Plans"). For purposes of this Section 2.8, "ERISA Affiliate" shall mean any entity which is a member of (A) a "controlled group of corporations," as defined in Section 414(b) of the Code, (B) a group of entities under "common control," as defined in Section 414(c) of the Code, or (C) an "affiliated service group," as defined in Section 414 (m) of the Code, or treasury regulations promulgated under Section 414(o) of the Code, any of which includes TSW or any of the TSW Subsidiaries. Copies of all TSW Employee Plans (and, if applicable, related trust

                                    A-1-12
      agreements) and all amendments thereto and written interpretations thereof (including summary plan descriptions) have been delivered to INDUS or its counsel, together with the three most recent annual reports (Form 5500, including, if applicable, the auditor's reports and any Schedule B thereto) prepared in connection with any such TSW Employee Plan. All TSW Employee Plans which individually or collectively would constitute an "employee pension benefit plan," as defined in Section 3 (2) of ERISA (collectively, the "TSW Pension Plans") are identified as such in the TSW Disclosure Letter. All TSW Employee Plans which individually or collectively would constitute an "employee welfare benefit plan," as defined in Section 3(l) of ERISA are identified as such in the TSW Disclosure Letter. All contributions or premiums due from TSW or any of the TSW Subsidiaries with respect to any of the TSW Employee Plans have been made as required under ERISA or have been accrued on TSW's or any such TSW Subsidiary's financial statements as of March 31, 1997, or will be made prior to the Closing. Each TSW Employee Plan has been established and maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including, without limitation, ERISA and the Code, which are applicable to such TSW Employee Plans, except as would not have a Material Adverse Effect on TSW.

        (b) No TSW Pension Plan constitutes, or has since the enactment of ERISA constituted, a "multiemployer plan," as defined in Section 3(37) of ERISA. No TSW Pension Plans are subject to Title IV of ERISA. No "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any TSW Employee Plan which is covered by Title I of ERISA which would result in a material liability to TSW or any of the TSW Subsidiaries taken individually, excluding transactions effected pursuant to a statutory or administrative exemption. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any TSW Employee Plan has or will make TSW or any employee, officer or director of TSW subject to any material liability under Title I of ERISA or liable for any material Tax (as defined below) or penalty pursuant to any of Sections 4972, 4975, 4976, 4977 or 4979 of the Code or Section 502 of ERISA.

        (c) With respect to each TSW Pension Plan that is intended to be qualified under Section 401(a) of the Code (a "TSW 401(a) Plan"), either (i) a favorable determination letter has been received from the Internal Revenue Service ("IRS") as to the qualification of the TSW 401(a) Plan under the Code as in effect immediately after the Tax Reform Act of 1986, or (ii) the TSW 401(a) Plan has been established under a standardized prototype plan for which an Internal Revenue Service opinion letter has been obtained and upon which the TSW 401(a) Plan may rely. TSW has delivered to INDUS or its counsel a complete and correct copy of the most recent Internal Revenue Service determination letter with respect to each TSW 401(a) Plan.

        (d) No TSW Employee Plan or TSW Arrangement (as defined below) provides or ever has provided death, medical or health benefits (whether or not insured) with respect to current or former employees after any such employee's retirement or other termination of service (other than benefit coverage mandated by applicable law, including, without limitation, coverage provided pursuant to Section 4980B of the Code).

        (e) The TSW Disclosure Letter lists each employment, severance, compensation or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, severance benefits, disability benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits for employees, consultants or directors (other than workers compensation, unemployment compensation and other government mandated programs) which (A) is entered into, maintained or contributed to, as the case may be, by TSW or any of the TSW Subsidiaries, and (B) covers any current or former employee, consultant or director of TSW or

                                    A-1-13
      any of the TSW Subsidiaries. Such contracts, plans and arrangements as are described in this Section 2.8(e) are herein referred to collectively as the "TSW Benefit Arrangements." Each TSW Benefit Arrangement has been established and maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such TSW Benefit Arrangement. TSW has delivered to INDUS or its counsel a complete and correct copy of each TSW Benefit Arrangement document or, if such TSW Benefit Arrangement is unwritten, a description thereof.

        (f) TSW does not have any plan or commitment to establish any new TSW Employee Plans or TSW Arrangements and there has been no amendment to, written interpretation or announcement (whether or not written) by TSW or any of the TSW Subsidiaries relating to any TSW Employee Plan or TSW Benefit Arrangement that would increase materially the expense of maintaining such TSW Employee Plan or TSW Benefit Arrangement above the level of the expense incurred in respect thereof for the year ended March 31, 1997.

        (g) TSW has timely provided, or will have provided prior to the Closing (as defined below), to individuals entitled thereto all required notices and coverage pursuant to Section 4980B of the Code and the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), with respect to any "qualifying event" (as defined in Section 4980B(f)(3) of the Code). TSW will timely provide to individuals entitled thereto all required notices and coverage pursuant to Code Section 4980B and COBRA with respect to any "qualifying event" (as defined in Section 4980B(f)(3) of the Code) occurring prior to and including the Closing Date. No material Tax payable on account of Section 4980B of the Code has been incurred with respect to any current or former employees (or their beneficiaries) of TSW or any of the TSW Subsidiaries.

        (h) No benefit payable or which may become payable by TSW or any of the TSW Subsidiaries pursuant to any TSW Employee Plan or any TSW Benefit Arrangement or as a result of or arising under this Agreement shall constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) which is subject to the imposition of an excise Tax under Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code.

        (i) TSW and each TSW Subsidiary are in compliance in all material respects with all applicable laws, agreements and contracts relating to employment, employment practices, wages, hours, and terms and conditions of employment, including, but not limited to, employee compensation matters, but not including ERISA.

        (j) TSW and each TSW Subsidiary have good labor relations and have no knowledge of any facts indicating that the consummation of the transactions contemplated hereby will have a material adverse effect on labor relations, and have no knowledge that any of their key employees intends to leave its or their employ.

      2.9 ABSENCE OF UNDISCLOSED LIABILITIES. Neither TSW nor any of the TSW Subsidiaries has any liabilities or obligations of any nature (matured or unmatured, fixed or contingent) which are, individually or in the aggregate, of a nature required to be disclosed on the face of the balance sheet prepared in accordance with GAAP and are material to the business of TSW and the TSW Subsidiaries, taken as a whole, except for such liabilities or obligations as (i) were accrued or fully reserved against in the consolidated balance sheet of TSW at March 31, 1997 included in the TSW SEC Document (the "TSW Balance Sheet") or (ii) are of a normally recurring nature and were incurred after March 31, 1997 (the "TSW Balance Sheet Date") in the ordinary course of business consistent with past practice. As of the TSW Balance Sheet Date, there were no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975) which are not adequately provided for in the TSW Balance Sheet as required by said Statement No. 5.


                                    A-1-14

      2.10 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in
    Section 2.10 of the TSW Disclosure Letter, since the TSW Balance Sheet Date there has not occurred:

        (a) any change, event or effect not identified below that would have a Material Adverse Effect on TSW;

        (b) any amendments or changes in the Articles of Incorporation or Bylaws of TSW;

        (c) any damage, destruction or loss, whether covered by insurance or not, having a Material Adverse Effect on TSW;

        (d) any redemption, repurchase or other acquisition of shares of TSW Common Stock or TSW Preferred Stock by TSW (other than pursuant to arrangements with terminated employees or consultants), or any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to TSW Common Stock or TSW Preferred Stock;

        (e) any increase in or modification of the compensation or benefits payable or to become payable by TSW to any of its directors, employees or consultants, except in the ordinary course of business, consistent with past practice;

        (f) other than as required by applicable statute or regulation, any increase in or modification of any bonus, pension, insurance or TSW Employee Plan or TSW Benefit Arrangement (including, but not limited to, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any of its employees, other than (a) in the ordinary course of business, consistent with past practice, and (b) after the date of this Agreement, which is authorized, if required, pursuant to Section 4.3 below;

        (g) any acquisition or sale of a material amount of property or assets of TSW, other than in the ordinary course of business, consistent with past practice;

        (h) any alteration in any term of any outstanding security of TSW including, but not limited to, acceleration of the vesting or any change in the terms of any outstanding stock options;

        (i) other than in the ordinary course of business, consistent with past practice, the total amount of which is not material, any (A) incurrence, assumption or guarantee by TSW of any debt for borrowed money; (B) issuance or sale of any securities convertible into or exchangeable for debt securities of TSW; or (C) issuance or sale of options or other rights to acquire from TSW, directly or indirectly, debt securities of TSW or any securities convertible into or exchangeable for any such debt securities;

        (j) any creation or assumption by TSW of any mortgage, pledge, security interest or lien or other encumbrance on any asset, other than in the ordinary course of business, consistent with past practice, not in excess of $100,000 in the aggregate;

        (k) any making of any loan, advance or capital contribution to or investment in any person other than (i) loans, advances or capital contributions made in the ordinary course of business of TSW, and
      (ii) other loans and advances, where the aggregate amount of all such items outstanding at any time does not exceed $50,000;

        (l) any entering into, amendment of, relinquishment, termination or non-renewal by TSW of any material contract, lease transaction, commitment or other right or obligation other than in the ordinary course of business;

        (m) except as disclosed in Section 2.11(j) of the TSW Disclosure Letter, any transfer or grant of a right under the TSW IP Rights (as defined below), other than those transferred or granted in the ordinary course of business, consistent with past practices, except for any grant of a right to TSW source code or grant of any exclusive rights to any TSW IP Rights;


                                    A-1-15

        (n) any labor dispute, claim of wrongful discharge or charge of unfair labor practice (other than routine individual grievances), any activity or proceeding by a labor union or representative thereof to organize any employees of TSW or, to TSW's knowledge, any campaign being conducted to solicit authorization from employees to be represented by such labor union; or

        (o) other than in the ordinary course of business, consistent with past practice, any capital expenditure or commitment by TSW, either individually or in the aggregate, exceeding $50,000;

        (p) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates by TSW;

        (q) any revaluation by TSW of any of its assets other than normal periodic accounting valuations consistent with past practice;

        (r) material change in pricing or royalties set or charged by TSW to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property (as defined in Section 2.15 below) to TSW;

        (s) any agreement by TSW or, to TSW's knowledge, any officer or employee thereof, to take any of the actions described in the preceding clauses (a) through (r) (other than negotiations with INDUS and its representatives regarding the transactions contemplated by this Agreement).

      2.11 AGREEMENTS. The TSW Disclosure Letter sets forth a list of any of the following currently effective contracts, agreements and other instruments to which TSW or any TSW Subsidiary is a party, copies of each of which have been delivered to INDUS or its counsel:

        (a) contract with or commitment to any labor union;

        (b) continuing contract for the future purchase, sale or manufacture of products, material, supplies, equipment or services requiring payment to or from TSW or any TSW Subsidiary of an amount in excess of $100,000 per annum which is not terminable on 120 days' or less notice without cost or other liability at, or at any time after, the Effective Time or in which TSW or such TSW Subsidiary has granted or received manufacturing rights, most favored nations pricing provisions or exclusive marketing rights relating to any product, group of products or territory, provided, however, that only contracts for the top 10 customers of TSW (as measured by fiscal year 1997 TSW customer purchases) are listed in the TSW Disclosure Letter;

        (c) contract providing for the development of technology for TSW which technology is used or incorporated in any products currently distributed by TSW or is anticipated to be used or incorporated in any planned products of TSW or which requires TSW to perform specified development work for a third party;

        (d) joint venture contract or agreement or other agreement which has involved, or is reasonably expected to involve, a sharing of profits or losses in excess of $25,000 per annum with any other party;

        (e) contract or commitment for the employment of any officer, employee or consultant, or any other type of contract or understanding with any officer, employee or consultant, which is not immediately terminable without cost, notice or other liability (except for normal severance benefits available to employees generally as set forth in any TSW Benefit Arrangement and except to the extent general principles of wrongful termination law may limit TSW's or any TSW Subsidiary's ability to terminate employees at will);

        (f) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing of money, for a line of credit or for a leasing transaction of a type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board (other than equipment leases entered into in the

                                    A-1-16
      ordinary course of business pursuant to which payments by TSW do not exceed $100,000 in the aggregate);

        (g) lease or other agreement under which TSW or any TSW Subsidiary is lessee of or holds or operates any items of tangible personal property or real property owned by any third party and under which payments to such third party exceed $60,000 per annum;

        (h) agreement or arrangement for the sale or acquisition of any assets, properties or rights having a value in excess of $25,000, other than in the ordinary course of business consistent with past practice;

        (i) agreement which restricts TSW or any TSW Subsidiary from engaging in any aspect of its business or competing in any line of business in any geographic area (including any such agreement pursuant to which TSW has granted exclusive rights to a third party);

        (j) TSW IP Rights Agreements, other than ordinary course license agreements with and users (of which representative copies of current agreements have been delivered to INDUS or its counsel), and, in any event, any agreement that grants rights or access to any source code included in the TSW IP Rights;

        (k) any material contract, license or agreement between TSW and any third party (excluding customers other than the customers described in Section 2.11(b) above) wherein or whereby TSW has agreed to, or assumed, any obligation or duty to warrant, indemnify, hold harmless or otherwise assume or incur any obligation or liability with respect to the infringement or misappropriation by TSW or such third party of the Intellectual Property of any third party;

        (l) any agreement, contract or commitment relating to capital expenditures and involving future payments after the date hereof in excess of $100,000;

        (m) agreement between or among TSW or any TSW Subsidiary regarding intercompany loans, revenue or cost sharing, ownership or license of TSW IP Rights, intercompany royalties or dividends or similar matters.

      2.12 NO DEFAULTS. To TSW's knowledge, neither it nor any of the TSW Subsidiaries is in breach, violation or default under, and there exists no event, condition or occurrence which, after notice or lapse of time, or both, would constitute such a breach, violation or default by TSW or any of the TSW Subsidiaries under, any contract or agreement to which TSW or any of the TSW Subsidiaries is a party or by which it is bound and which would, if terminated or modified, have a Material Adverse Effect on TSW. Each such agreement and contract is in full force and effect, and to the knowledge of TSW, all other parties to each such agreement or contract are in compliance with, and have not breached, violated or defaulted under any term of such agreement or contract.

      2.13 CERTAIN AGREEMENTS. Except as disclosed in Section 2.13 of the TSW Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, employee or consultant of TSW or any of the TSW Subsidiaries from TSW or any of the TSW Subsidiaries, under any TSW Employee Plan, TSW Benefit Arrangement or otherwise, (ii) materially increase any benefits otherwise payable under any TSW Employee Plan or TSW Benefit Arrangement or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

      2.14 TAXES. TSW and each of the TSW Subsidiaries have filed, or caused to be filed, all Tax (as defined below) returns required to be filed by them (all of which returns were true, correct and complete in all material respects and were completed in accordance with applicable law) and have paid or withheld and paid, or caused to be paid or withheld and paid, all Taxes that are shown on such Tax returns as due and payable, other than such Taxes as are being contested in good faith and for which

                                    A-1-17
    adequate reserves have been established in accordance with GAAP on the TSW Balance Sheet and other than where the failure to so file, pay or withhold would not have a Material Adverse Effect on TSW. All Taxes required to have been paid or accrued by TSW and the TSW Subsidiaries for all periods prior to the TSW Balance Sheet Date have been fully paid or are adequately provided for or reflected in the TSW Balance Sheet in accordance with GAAP. As of the Closing, TSW and each of the TSW Subsidiaries will have withheld and timely remitted with respect to its employees all income taxes and other Taxes required to be withheld and remitted. Since the TSW Balance Sheet Date, no material Tax liability has been assessed, proposed to be assessed, incurred or accrued other than in the ordinary course of business. Except as disclosed in Section 2.14 of the TSW Disclosure Letter, neither TSW nor any TSW Subsidiary has received any notification that any material issues have been raised (and are currently pending) by the Internal Revenue Service or any other taxing authority, including, without limitation, any sales tax authority, in connection with any of the Tax returns referred to in the first sentence of this Section 2.14, and no waivers of statutes of limitations have been given or requested with respect to TSW or any of the TSW Subsidiaries. No taxing authority is currently conducting an audit of any Tax returns of TSW or any of the TSW Subsidiaries or, to TSW's knowledge, about to conduct such an audit. Any deficiencies asserted or assessments (including interest and penalties) made as a result of any examination by the Internal Revenue Service or by appropriate national, state or departmental authorities of the Tax returns of or with respect to TSW or any of the TSW Subsidiaries have been fully paid or are adequately provided for in the TSW Balance Sheet in accordance with GAAP and no material proposed (but unassessed) additional Taxes have been asserted and no Tax liens have been filed other than for Taxes not yet due and payable. None of TSW or any of the TSW Subsidiaries (i) has made an election to be treated as a "consenting corporation" under Section 341(f) of the Code or (ii) is a "personal holding company" within the meaning of Section 542 of the Code. TSW operates at least one historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Treasury Regulation 1.368-1(d).

      As used in this Agreement, "Tax" means any of the Taxes and "Taxes" means, with respect to any entity, (A) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties or additional amounts imposed by any taxing authority (domestic or foreign) on such entity, and (B) any liability for the payment of any amount of the type described in the immediately preceding clause (A) as a result of being a "transferee" (within the meaning of Section 6901 of the Code of any other applicable law) of another entity or a member of an affiliated or combined group.

      2.15 INTELLECTUAL PROPERTY.

        (a) Section 2.15 of the TSW Disclosure Letter contains a complete and accurate list of all United States and foreign: (i) patents;
      (ii) copyright registrations and mask work registrations; (iii) trademarks registrations and trademark intent-to-use registrations;
      (iv) registered user licenses; (v) all applications, provisional applications or other filings for or to obtain any of the foregoing; and (vi) any other similar registrations or applications for Intellectual Property Rights (as defined below).owned by, or filed by, or on behalf of, TSW or any of the TSW Subsidiaries anywhere in the world (all of the foregoing, "TSW Registered Intellectual Property").

        (b) Section 2.15 of the TSW Disclosure Letter contains a complete and accurate list of all material software programs and other products sold or licensed by TSW or any of the TSW Subsidiaries.

        (c) All TSW Intellectual Property Rights are owned free and clear of any liens, encumbrances or security interests.

                                    A-1-18

        (d) TSW and the TSW Subsidiaries own, or have the right to use, sell or license such Intellectual Property Rights (as defined below) as are necessary or required for the conduct of their respective businesses as presently conducted (such Intellectual Property Rights being hereinafter collectively referred to as the "TSW IP Rights") and such ownership or rights to use, sell or license are reasonably sufficient for such conduct of their respective businesses, except for any failure to own or have the right to use, sell or license that would not have a Material Adverse Effect on TSW.

        (e) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any material instrument or material agreement in respect of any Intellectual Property Rights licensed by or to TSW or the TSW Subsidiaries (the "TSW IP Rights Agreements"), will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any TSW IP Right or materially impair the right of TSW and the TSW Subsidiaries or the TSW Surviving Corporation to use, sell or license any TSW IP Right or portion thereof (except where such breach, forfeiture, termination or impairment would not have a Material Adverse Effect on TSW).

        (f) There are no royalties, honoraria, fees or other payments payable by TSW to any person by reason of the ownership, use, license, purchase, sale, disposition or acquisition of the TSW IP Rights (other than as set forth in the TSW IP Rights Agreements listed in the TSW Disclosure Letter).

        (g) To TSW's knowledge, no third party is infringing or misappropriating any Intellectual Property Rights, including TSW Registered Intellectual Property, owned by TSW or any of the TSW Subsidiaries.

        (h) Neither the manufacture, marketing, license, sale nor the intended use of any product currently licensed or sold by TSW or any of the TSW Subsidiaries or currently under development by TSW or any of the TSW Subsidiaries violates any license or agreement between TSW or any of the TSW Subsidiaries and any third party or infringes any Intellectual Property Right of any other party; and there is no pending or, to TSW's knowledge, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any TSW IP Right, nor has TSW or any of the TSW Subsidiaries received any notice asserting that any TSW IP Right or the proposed use, sale, license-or disposition thereof conflicts or will conflict with the rights of any other party, except for any violations, infringements, claims or litigation that would not have a Material Adverse Effect on TSW, nor, to TSW's knowledge, is there any basis for any such assertion.

        (i) TSW has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all material trade secrets or other confidential information constituting TSW IP Rights. 'To TSW's knowledge, no current or prior officers, employees or consultants of TSW or of any of the TSW Subsidiaries claim an ownership interest in any TSW IP Rights as a result of having been involved in the development of such property while employed by or consulting to TSW or of any of the TSW Subsidiaries, or otherwise. Except as disclosed in Section 2.15 of the TSW Disclosure Letter, all current officers and development employees and, to TSW's knowledge, all other current employees and consultants of TSW or any of the TSW Subsidiaries have executed and delivered to TSW or the TSW Subsidiary an agreement substantially in the form provided to INDUS or its counsel regarding the protection of proprietary information and the assignment to TSW or the TSW Subsidiary of all Intellectual Property Rights arising from the services performed for TSW or the TSW Subsidiary by such persons.

        As used herein, the term "Intellectual Property Rights" shall mean all industrial, intellectual property or other rights of a person in, to, or arising out of: (i) any United States or foreign patent

                                    A-1-19
      or any application therefor and any and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof; (ii) inventions (whether patentable or not in any country), invention disclosures, industrial designs, improvements, trade secrets, proprietary information, know-how, technology and technical data; (iii) copyrights, mask works, copyright registrations, mask work registrations, and applications therefor in the United States or any foreign country, and all other rights corresponding thereto throughout the world; (iv) United States or foreign registered or common law trademarks, service marks, trade dress, trade names, logos, intent-to-use registrations or notices, and applications to register or use any of the foregoing anywhere in the world; and (v) any other proprietary rights in technology, including software, all source and object code, algorithms, architecture, structure, display screens, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda, records, business information, or trade marks, trade dress or names, anywhere in the world.

      2.16 FEES AND EXPENSES. Except for the fees and expenses set forth in TSW's engagement letter with Alex. Brown & Sons Incorporated, a copy of which has been provided to INDUS, neither TSW nor any of the TSW Subsidiaries has paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated by this Agreement.

      2.17 INSURANCE. TSW and the TSW Subsidiaries maintain fire and casualty, general liability, business interruption, directors and officers, product liability and sprinkler and water damage insurance that TSW believes to be reasonably prudent for its business. Correct and complete copies of all such insurance policies presently in effect have been provided to INDUS or its counsel. There is no claim by TSW pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies. TSW has no knowledge of any threatened termination of, or premium increase, with respect to any such policies.

      2.18 OWNERSHIP OF PROPERTY. Except (a) as disclosed in Section 2.18 of the TSW Disclosure Letter, (b) for liens for current Taxes not yet delinquent or (c) for liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, material men and the like, TSW and each of the TSW Subsidiaries own their real and personal property free and clear of all security interests, mortgages, liens, charges, claims, options and encumbrances. All real and personal property of TSW and each of the TSW Subsidiaries necessary for the operation of the business of TSW and each TSW subsidiary, as applicable, is in generally good repair and is operational and usable in the operations of TSW, subject to ordinary wear and tear. Neither TSW nor any TSW Subsidiary is in violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties (the violation of which would have a Material Adverse Effect on TSW), or has received any notice of violation with which it has not complied, except where such violation would not have a Material Adverse Effect on TSW.

      2.19 ENVIRONMENTAL MATTERS.

        (a) During the period that TSW and the TSW Subsidiaries have operated, occupied, leased or owned their respective properties or operated, occupied, leased or owned any facilities, there have been, to TSW's knowledge, no disposals, releases or threatened releases of Hazardous Materials (as defined below) on, from or under such properties or facilities. TSW has no knowledge of any presence, disposals, releases or threatened releases of Hazardous Materials on, from, under or about any of such properties or facilities, which may have occurred prior to TSW or any of the TSW Subsidiaries having taken possession of any of such properties or facilities. No Hazardous Materials are present as a result of the deliberate actions of TSW or, to TSW's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that TSW has at any time owned, operated, occupied or leased. For the purposes of this Agreement, the terms

                                    A-1-20

      "disposal," "release," and "threatened release" shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 et seq., as amended ("CERCLA"). For the purposes of this Agreement "Hazardous Materials" shall mean any hazardous or toxic substance, material or waste which is or becomes prior to the Closing regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous materials," "toxic substance" or "hazardous chemical" under, (1) CERCLA; (2) any similar international, federal, state or local law; or (3) regulations promulgated under any of the above laws or statutes.

        (b) To TSW's knowledge, none of the properties or facilities of TSW or the TSW Subsidiaries is in violation of any federal, state or local law, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions on, above, under or about such properties or facilities, including, but not limited to, air, soil, ground water or surface water condition ("Environmental Violation"), except for such violations as would not have a Material Adverse Effect on TSW. During the time that TSW or the TSW Subsidiaries have operated, occupied, leased or owned their respective properties and facilities, neither TSW, nor any of the TSW Subsidiaries, nor, to TSW's knowledge, any third party, has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials (except those Hazardous Materials associated with general office use or janitorial supplies).

        (c) During the time that TSW or the TSW Subsidiaries have operated, occupied, leased or owned their respective properties and facilities, there has been no litigation brought or, to TSW'S knowledge, threatened against TSW or any of the TSW Subsidiaries by, or any settlement reached by TSW or any of the TSW Subsidiaries with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such properties or facilities or relating to any alleged Environmental Violation.

      2.20 INTERESTED PARTY TRANSACTIONS. Except as disclosed in Section
    2.20 of the TSW Disclosure Letter, no officer or director of TSW or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the Securities Act) of any such person has had, either directly or indirectly, a material interest in: (i) any person or entity which purchases from or sells, licenses or furnishes to TSW or any of the TSW Subsidiaries any goods, property, technology or intellectual or other property rights or services; or (ii) any contract or agreement to which TSW or any of the TSW Subsidiaries is a party or by which it may be bound or affected.

      2.21 BOARD APPROVAL. The Board of Directors of TSW has unanimously
    (i) adopted this Agreement and the TSW Agreement of Merger, (ii) determined that the Mergers are in the best interests of the shareholders of TSW and upon terms that are fair to such shareholders, and (iii) recommended that shareholders of TSW vote to approve this Agreement and the TSW Agreement of Merger at the TSW Shareholders Meeting.

      2.22 VOTE REQUIRED.

        (a) The affirmative vote of (i) a majority of all the votes entitled to be cast by holders of the outstanding shares of TSW Common Stock and TSW Preferred Stock, voting together as a single class, and (ii) a majority of all of the votes entitled to be cast by holders of the outstanding shares of each series of TSW Preferred Stock, each series voting separately as a separate class, are the only votes (collectively, the "TSW Shareholder Approval") of the holders of any class or series of TSW's capital stock necessary to approve this Agreement, the TSW Agreement of Merger, and the transactions contemplated thereby, including the TSW Merger.

        (b) The affirmative vote of the shareholders of TSW who are party to the TSW Voting Agreement (as defined below) will be sufficient to cause the TSW Shareholder Approval to be granted without the vote of any other shareholder of TSW.

                                    A-1-21

      2.23 APPLICABILITY OF STATE TAKEOVER LAWS. TSW has taken all such action as may be necessary to ensure that any otherwise applicable provisions of Section 14-2-1132 of the GBCC or of any other section of the GBCC that would have the effect of prohibiting or preventing either of the Mergers or any of the transactions contemplated by this Agreement or the Agreements of Merger shall be inapplicable to the Mergers, this Agreement, the Agreements of Merger, or any of the transactions contemplated thereby.

      2.24 DISCLOSURE. No representation or warranty made by TSW in this Agreement, nor any document, written information, statement, financial statement, certificate or exhibit prepared and furnished or to be prepared and furnished by TSW or its representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

      2.25 FAIRNESS OPINION. TSW's Board of Directors has received an opinion as of the date hereof from Alex. Brown & Sons Incorporated to the effect that, as of the date hereof, the TSW Number is fair, from a financial point of view, to the holders of the TSW Common Stock, TSW Preferred Stock, TSW Subordinated Notes, TSW Options and TSW Warrants, taken as a whole.

  3. REPRESENTATIONS AND WARRANTIES OF INDUS AND NEWCO

  Except as set forth in a letter dated the date of this Agreement, delivered by INDUS and Newco to TSW concurrently herewith, and certified by an officer of INDUS and Newco, on behalf of INDUS and Newco, to be true, accurate and complete to the best of his knowledge (the "INDUS Disclosure Letter"), INDUS and Newco hereby represent and warrant to TSW that:

      3.1 ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER. INDUS, Newco and each of INDUS's subsidiaries set forth in Section 3.1 of the INDUS Disclosure Letter (the "INDUS Subsidiaries") (the INDUS Subsidiaries being the only subsidiaries of INDUS), are corporations duly organized, validly existing and in good standing under the laws of the jurisdiction of their incorporation, have all requisite corporate power and authority to own, lease and operate their properties and to carry on their business as now being conducted, and are duly qualified and in good standing to do business in each jurisdiction in which the nature of their business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not have a Material Adverse Effect on INDUS (as defined below). Section 3.1 of the INDUS Disclosure Letter sets forth a correct and complete list of the INDUS's Subsidiaries, the holders of record of each INDUS Subsidiary's outstanding equity, and a correct and complete list of each jurisdiction in which each of INDUS, Newco and the INDUS Subsidiaries is duly qualified and in good standing to do business. INDUS has delivered to TSW or its counsel complete and correct copies of the Articles of Incorporation and Bylaws of INDUS, the Articles of Incorporation and Bylaws of Newco and will deliver upon request to TSW or its counsel prior to the Closing Date the equivalent charter documents of each of the INDUS Subsidiaries, in each case as amended to the date of this Agreement. Newco does not own and, except for the INDUS Subsidiaries, INDUS does not own, directly or indirectly, any capital stock or other equity interest of any corporation or have any direct or indirect equity or ownership interest in or control over any other business, whether organized as a corporation, partnership, joint venture or otherwise. The INDUS SEC Documents (defined below) set forth a complete and accurate list of the directors and officers of INDUS. The operations now being conducted by INDUS have not been conducted by any other name.

      In this Agreement, any reference to the term "Material Adverse Effect on INDUS" means any event, change or effect which, individually or together with any other events, changes or effects, is materially adverse to the business, assets (including intangible assets), financial condition, results of operations or prospects of INDUS, Newco and the INDUS Subsidiaries, taken as a whole. In addition,

                                    A-1-22
    any reference to the terms "to INDUS's knowledge" or "known to INDUS" refers to the current actual knowledge of any of the officers of INDUS listed in Section 2.1 of the INDUS Disclosure Letter.

      3.2 CAPITAL STRUCTURE.

        (a) Stock and Options. The authorized capital stock of INDUS consists of 50,000,000 shares of $.001 par value per share INDUS Common Stock and 5,000,000 shares of preferred stock, par value $.001 per share (the "INDUS Preferred Stock") At the close of business on June 5, 1997, 19,060,841 shares of INDUS Common Stock were issued and outstanding, no shares of INDUS Common Stock were held by INDUS in its treasury, 1,907,565 shares of INDUS Common Stock were reserved for issuance upon the exercise of outstanding INDUS Options, 2,951,730 shares of INDUS Common Stock were available for the grant of additional awards under the INDUS Plans, and 428,691 shares of INDUS Common Stock were reserved for issuance upon the exercise of INDUS Stock Purchase Plan Options. No shares of INDUS Preferred Stock are issued or outstanding. All outstanding shares of INDUS Common Stock are validly issued, fully paid and nonassessable and not subject to preemptive rights by statute, the Articles of Incorporation or Bylaws of INDUS, or any agreement or document to which INDUS is a party or by which it is bound. All outstanding shares of the capital stock of each of the INDUS Subsidiaries are validly issued, fully paid and nonassessable and are owned by INDUS or one of the INDUS Subsidiaries free and clear of any liens, security interests, pledges, agreements, claims, charges or encumbrances. INDUS has delivered to TSW a correct and complete list of each INDUS Option outstanding as of the date hereof, including the name of the holder of such INDUS Option, the INDUS Plan pursuant to which such INDUS Option was issued (if applicable), the number of shares covered by such INDUS Option, the per share exercise price of such INDUS Option, and the vesting schedule applicable to each such INDUS Option, including the number of shares vested as of the date of this Agreement.

        (b) Newco capital. The authorized capital stock of Newco will consist of 100,000,000 shares of $.001 par value per share Newco Common Stock and 10,000,000 shares of $.001 par value per share Newco Preferred Stock 10 of which shall be outstanding immediately prior to the Effective Time. Immediately prior to the Effective Time, Newco shall have reserved a sufficient number of shares of Newco Common Stock for issuance pursuant to the Newco Plans.

        (c) No Other Commitments. Except for the INDUS Options and INDUS Stock Purchase Plan Options and as disclosed in Section 3.2(c) of the INDUS Disclosure Letter, a list of which has been provided to TSW, and except as provided in this Agreement, there are no options, warrants, calls, rights, commitments, conversion rights or agreements of any character to which INDUS, Newco or any of the INDUS Subsidiaries is a party or by which INDUS, Newco or any of the INDUS Subsidiaries is bound obligating INDUS, Newco or any of the INDUS Subsidiaries to issue, deliver or sell, redeem or repurchase or cause to be issued, delivered, sold, redeemed or repurchased any shares of capital stock of INDUS, Newco or any of the INDUS Subsidiaries or securities convertible into or exchangeable for shares of capital stock of INDUS, Newco or any of the INDUS Subsidiaries, or obligating INDUS, Newco or any of the INDUS Subsidiaries to grant, extend, amend or enter into any such option, warrant, call, right, commitment, conversion right or agreement. There are no voting trusts or other agreements or understandings to which INDUS or Newco is a party with respect to the voting of the capital stock of INDUS or Newco or any of the INDUS Subsidiaries, other than the INDUS Voting Agreement.

        (d) Registration Rights. Except as provided in Section 5.16 of this Agreement and as disclosed in Section 3.2(d) of the INDUS Disclosure Letter, neither INDUS nor Newco is under any obligation to register under the Securities Act any of its presently outstanding securities or any securities that may be subsequently issued.

                                    A-1-23

      3.3 AUTHORITY.

        (a) Corporate Action. Subject to receipt of the INDUS Shareholder Approval (as defined below), INDUS has all requisite corporate power and authority to enter into this Agreement and the INDUS Agreement of Merger, and Newco has, or will have, all requisite corporate power and authority to enter into this Agreement, to perform their respective obligations hereunder and thereunder and to consummate the Mergers and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement and the INDUS Agreement of Merger by INDUS, and the execution and delivery of this Agreement and the Agreements of Merger by Newco, and, subject to approval of this Agreement and the INDUS Merger by the shareholders of INDUS, the filing and recordation of the INDUS Agreement of Merger pursuant to CGCL and the filing of the TSW Certificate of Merger pursuant to the GBCC and the consummation by INDUS and Newco of the Mergers and the other transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of INDUS and Newco, respectively. This Agreement has been, and upon the Closing the INDUS Agreement of Merger will have been, duly executed and delivered by INDUS and this Agreement is, and the INDUS Agreement of Merger as of the Effective Time will be, the valid and binding obligations of INDUS, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. This Agreement has been, and upon the Closing the Agreements of Merger will have been, duly executed and delivered by Newco, and this Agreement is, and as of the Effective Time will be, the valid and binding obligation of Newco, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity.

        (b) No Conflict. Neither the execution, delivery and performance of this Agreement, the INDUS Agreement of Merger in the case of INDUS, or the Agreements of Merger in the case of Newco, nor the consummation of the transactions contemplated hereby or thereby applicable to INDUS and Newco, as the case may be, nor compliance with the provisions hereof or thereof will: (i) conflict with, or result in any violations of, or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of INDUS, Newco or any of the INDUS Subsidiaries under, any term, condition or provision of (x) the Articles of Incorporation or Bylaws of INDUS, the Articles of Incorporation or Bylaws of Newco, or the equivalent organizational documents of any of the INDUS Subsidiaries or (y) any loan or credit agreement, note, bond, mortgage, indenture, lease or other material agreement, instrument, permit, license judgment, order, decree, statute, law, ordinance, rule or regulation applicable to INDUS, Newco or any of the INDUS Subsidiaries or their respective properties or assets, other than any such conflicts, violations, defaults, rights, losses, liens, security interests, charges or encumbrances which, individually or in the aggregate, would not have a Material Adverse Effect on INDUS; or (ii) require the affirmative vote of the holders of greater than a majority of the issued and outstanding shares of INDUS Common Stock.

        (c) Governmental Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained by INDUS, Newco or any of the INDUS Subsidiaries in connection with the execution and delivery of this Agreement or the Agreements of Merger, or the consummation of the transactions contemplated hereby or thereby, applicable to INDUS, Newco or any of the INDUS Subsidiaries except for: (i) the filing with the SEC, and the effectiveness, of the Form S-4, the filing of the Prospectus/Proxy Statement relating to the meeting of the shareholders of INDUS (the "INDUS Shareholders Meeting") to be held with respect to the approval by INDUS's shareholders of this Agreement and the Mergers, and the filing of the Form S-8, and such reports and information under the Exchange Act and the rules and regulations promulgated by the SEC thereunder,

                                    A-1-24
      including, but not limited to, the filing of a Form 8-A by Newco with the SEC, as may be required in connection with this Agreement and the transactions contemplated hereby; (ii) the filing of the Agreements of Merger with the Secretary of State of the State of California and appropriate documents with the relevant authorities of other states in which INDUS or Newco is qualified to do business;
      (iii) such filings, authorizations, orders and approvals as may be required under State Takeover Laws; (iv) such filings and notifications as may be necessary under the HSR Act; (v) such filings as may be required by the Nasdaq Stock Market with respect to the Newco Common Stock to be issued in connection with the Mergers and the Stock Rights to be assumed by Newco in the Mergers; and (vi) such other filings, authorizations, orders and approvals which if not obtained or made, would not have a Material Adverse Effect on INDUS or TSW or have a material adverse effect on the ability of the parties to consummate the Mergers promptly.

      3.4 SEC DOCUMENTS.

        (a) SEC Reports. INDUS has delivered to TSW or its counsel correct and complete copies of each report, schedule, registration statement and definitive proxy statement filed by INDUS with the SEC on or after January 1, 1996 (the "INDUS SEC Documents"), which are all the documents (other than preliminary material) that INDUS was required to file with the SEC on or after January 1, 1996. As of their respective dates or, in the case of registration statements, their effective dates, none of the INDUS SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and there is no requirement under the Securities Act or the Exchange Act, as the case may be, to have amended any such filing. The INDUS SEC Documents complied, when filed, in all material respects with the then applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated by the SEC thereunder. INDUS has filed all documents and agreements which INDUS reasonably believed were required to be filed as exhibits to the INDUS SEC Documents.

        (b) Financial Statements. The financial statements of INDUS included in the INDUS SEC Documents complied as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may have been indicated in the notes thereto) and fairly present (subject, in the case of the unaudited statements, to normal year-end audit adjustments) the consolidated financial position of INDUS and its consolidated INDUS Subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended.

      3.5 INFORMATION SUPPLIED. None of the information supplied or to be supplied by INDUS or Newco for inclusion or incorporation by reference in the Form S-4 and Prospectus/Proxy Statement will, at the time the Form S-4 is declared effective, at the date the Prospectus/Proxy Statement is mailed to the shareholders of INDUS and at the time of the INDUS Shareholders Meeting, contain, after giving effect to any supplement or amendment thereto, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, The Prospectus/Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, INDUS and Newco make no representation or warranty with respect to any information supplied by TSW which is or will be contained in any of the foregoing documents.

      3.6 COMPLIANCE WITH APPLICABLE LAWS. The businesses of INDUS and the INDUS Subsidiaries are not being conducted in violation of any law, ordinance, regulation, rule or order of

                                    A-1-25
    any Governmental Entity, except where such violation would not have a Material Adverse Effect on INDUS. Except as disclosed in Section 3.6 of the INDUS Disclosure Letter, INDUS has not been notified in writing by any Governmental Entity that any investigation or review with respect to INDUS, its officers or directors or any of the INDUS Subsidiaries is pending or threatened, nor has any Governmental Entity notified INDUS in writing of its intention to conduct the same, which investigation or review would have a Material Adverse Effect on INDUS. INDUS, Newco and the INDUS Subsidiaries have all permits, licenses and franchises from Governmental Entities required to conduct their businesses as now being conducted, except for those whose absence would not have a Material Adverse Effect on INDUS.

      3.7 LITIGATION. Except as would not have a Material Adverse Effect on INDUS, there is no suit, action, arbitration, demand, claim or proceeding pending or, to INDUS's knowledge, threatened against INDUS, Newco, its officers or directors or any of the INDUS Subsidiaries; nor is there any judgment, decree, injunction, ruling or order of any Governmental Entity or arbitrator or settlement agreement outstanding against INDUS, Newco, its officers or directors or any of the INDUS Subsidiaries. INDUS has delivered or made available to TSW or its counsel correct and complete copies of all correspondence prepared by its counsel for INDUS auditors in connection with the last two completed audits of INDUS's financial statements and any such correspondence since the date of the last such audit. Neither INDUS, Newco nor any of the INDUS Subsidiaries is a party to any decree, order or arbitration award (or agreement entered into in any administrative, judicial or arbitration proceeding with any governmental authority) with respect to its properties, assets, personnel or business activities which would have a Material Adverse Effect on INDUS. Neither INDUS nor Newco is in violation of, or delinquent in respect of, any decree, order or arbitration award naming INDUS, Newco or a INDUS Subsidiary as a party or otherwise known to them, or law, ordinance, statute, or governmental authority to which their properties, assets, personnel or business activities are subject or to which INDUS, Newco or an INDUS Subsidiary is subject, including, without limitation, laws, rules and regulations relating to occupational health and safety, equal employment opportunities, fair employment practices, and sex, race, religious and age discrimination, except for such violations as would not have a Material Adverse Effect on INDUS.

      3.8 ERISA AND OTHER COMPLIANCE.

        (a) Section 3.8 of the INDUS Disclosure Letter identifies each "employee benefit plan," as defined in Section 3(3) of ERISA, currently or previously maintained, contributed to or entered into by INDUS or any of the INDUS Subsidiaries under which INDUS or any of the INDUS Subsidiaries or any ERISA Affiliate (as defined below) thereof has any present or future obligation or liability (collectively, the "INDUS Employee Plans"). For purposes of this
      Section 3.8, "ERISA Affiliate" shall mean any entity which is a member of (A) a "controlled group of corporations," as defined in
      Section 414(b) of the Code, (B) a group of entities under "common control," as defined in Section 414 (c) of the Code, or (C) an "affiliated service group," as defined in Section 414(m) of the Code, or treasury regulations promulgated under Section 414(o) of the Code, any of which includes INDUS or any of the INDUS Subsidiaries. Copies of all INDUS Employee Plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof (including summary plan descriptions) have been delivered to TSW or its counsel, together with the three most recent annual reports (Form 5500, including, if applicable, the auditor's reports and any Schedule B thereto) prepared in connection with any such INDUS Employee Plan. All INDUS Employee Plans which individually or collectively would constitute an "employee pension benefit plan," as defined in Section 3(2) of ERISA (collectively, the "INDUS Pension Plans"), are identified as such in the INDUS Disclosure Letter. All INDUS Employee Plans which individually or collectively would constitute an "employee welfare benefit plan," as defined in Section 3(l) of ERISA are identified as such in the INDUS Disclosure Letter. All contributions or premiums due from INDUS or any of the INDUS Subsidiaries with respect to any of the INDUS Employee Plans have been made as required under ERISA or have been

                                    A-1-26
      accrued on INDUS or any such INDUS Subsidiary's financial statements as of March 31, 1997, or will be made prior to the Closing. Each INDUS Employee Plan has been established and maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including, without limitation, ERISA and the Code, which are applicable to such INDUS Employee Plans, except as would not have a Material Adverse Effect on INDUS.

        (b) No INDUS Pension Plan constitutes, or has since the enactment of ERISA constituted, a "multiemployer plan," as defined in Section 3(37) of ERISA. No INDUS Pension Plans are subject to Title IV of ERISA. No "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any INDUS Employee Plan which is covered by Title I of ERISA which would result in a material liability to INDUS or any of the INDUS Subsidiaries taken individually, excluding transactions effected pursuant to a statutory or administrative exemption. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any INDUS Employee Plan has or will make INDUS or any employee, officer or director of INDUS subject to any material liability under Title I of ERISA or liable for any material Tax or, penalty pursuant to any of Sections 4972, 4975, 4976, 4977 or 4979 of the Code or Section 502 of ERISA.

        (c) With respect to each INDUS Pension Plan that is intended to be qualified under Section 401 (a) of the Code (an "INDUS 401(a) Plan"), either (i) a favorable determination letter has been received from the IRS as to the qualification of the INDUS 401(a) Plan under the Code as in effect immediately after the Tax Reform Act of 1986, or (ii) the INDUS 401(a) Plan has been established under a standardized prototype plan for which an Internal Revenue Service opinion letter has been obtained and upon which the INDUS 401(a) Plan may rely. INDUS has delivered to TSW or its counsel a complete and correct copy of the most recent Internal Revenue Service determination letter with respect to each INDUS 401(a) Plan.

        (d) No INDUS Employee Plan or INDUS Arrangement (as defined below) provides or ever has provided death, medical or health benefits (whether or not insured) with respect to current or former employees after any such employee's retirement or other termination of service (other than benefit coverage mandated by applicable law, including, without limitation, coverage provided pursuant to Section 4980B of the Code).

        (e) The INDUS Disclosure Letter lists each employment, severance, compensation or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, severance benefits, disability benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits for employees, consultants or directors (other than workers' compensation, unemployment compensation and other government mandated programs) which (A) is entered into, maintained or contributed to, as the case may be, by INDUS or any of the INDUS Subsidiaries, and (B) covers any current or former employee, consultant or director of INDUS or any of the INDUS Subsidiaries. Such contracts, plans and arrangements as are described in this Section 3.8(e) are herein referred to collectively as the "INDUS Benefit Arrangements." Each INDUS Benefit Arrangement has been established and maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such INDUS Benefit Arrangement. INDUS has delivered to TSW or its counsel a complete and correct copy of each INDUS Benefit Arrangement document or, if such INDUS Benefit Arrangement is unwritten, a description thereof.


                                    A-1-27

        (f) INDUS does not have any plan or commitment to establish any new INDUS Employee Plans or INDUS Arrangements and there has been no amendment to, written interpretation or announcement (whether or not-written) by INDUS or any of the INDUS Subsidiaries relating to any INDUS Employee Plan or INDUS Benefit Arrangement that would increase materially the expense of maintaining such INDUS Employee Plan or INDUS Benefit Arrangement above the level of the expense incurred in respect thereof for the year ended December 31, 1996.

        (g) INDUS has timely provided, or will have provided prior to the Closing, to individuals entitled thereto all required notices and coverage pursuant to Section 4980B of COBRA with respect to any "qualifying event" (as defined in Section 4980B (f) (3) of the
      Code). INDUS will timely provide to individuals entitled thereto all required notices and coverage pursuant to Code Section 4980B and COBRA with respect to any "qualifying event" (as defined in Section 4980B(f) (3) of the Code) occurring prior to and including the Closing Date. No material Tax payable on account of Section 4980B of the Code has been incurred with respect to any current or former employees (or their beneficiaries) of INDUS or any of the INDUS Subsidiaries.

        (h) No benefit payable or which may become payable by INDUS or any of the INDUS Subsidiaries pursuant to any INDUS Employee Plan or any INDUS Benefit Arrangement or as a result of or arising under this Agreement shall constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) which is subject to the imposition of an excise Tax under Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code.

        (i) INDUS and each INDUS Subsidiary is in compliance in all material respects with all applicable laws, agreements and contracts relating to employment, employment practices, wages, hours and terms and conditions of employment, including, but not limited to, employee compensation matters, but not including ERISA.

        (j) INDUS and each INDUS Subsidiary has good labor relations and has no knowledge of any facts indicating that the consummation of the transactions contemplated hereby will have a material adverse effect on labor relations, and has no knowledge that any of its key employees intends to leave its or their employ.

      3.9 ABSENCE OF UNDISCLOSED LIABILITIES. Neither INDUS, Newco nor any of the INDUS Subsidiaries has any liabilities or obligations of any nature (matured or unmatured, fixed or contingent) which are, individually or in the aggregate, of a nature required to be disclosed on the face of a balance sheet prepared in accordance with GAAP and are material to the business of INDUS and the INDUS Subsidiaries, taken as a whole, except for such liabilities or obligations as (i) were accrued or fully reserved against in the consolidated balance sheet of INDUS at March 31, 1997 (the "INDUS Balance Sheet") or (ii) are of a normally recurring nature and were incurred after March 31, 1997 (the "INDUS Balance Sheet Date") in the ordinary course of business consistent with past practice. As of the INDUS Balance Sheet Date, there were no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975) which are not adequately provided for in the INDUS Balance Sheet as required by said Statement No. 5.

      3.10 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in
    Section 3.10 of the INDUS Disclosure Letter filed prior to the date of this Agreement, since the INDUS Balance Sheet Date there has not occurred:

        (a) any change, event or effect not identified below that would have a Material Adverse Effect on INDUS;

        (b) any amendments or changes in the Articles of Incorporation or Bylaws of INDUS;


                                    A-1-28

        (c) any damage, destruction or loss, whether covered by insurance or not, having a Material Adverse Effect on INDUS;

        (d) any redemption, repurchase or other acquisition of shares of INDUS Common Stock by INDUS (other than pursuant to arrangements with terminated employees or consultants), or any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to INDUS Common Stock;

        (e) any increase in or modification of the compensation or benefits payable or to become payable by INDUS to any of its directors, employees or consultants, except in the ordinary course of business, consistent with past practice;

        (f) other than as required by applicable statute or regulation, any increase in or modification of any bonus, pension, insurance or INDUS Employee Plan or INDUS Benefit Arrangement (including, but not limited to, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any of its employees, other than (a) in the ordinary course of business, consistent with past practice, and (b) after the date of this Agreement, which is authorized, if required, pursuant to Section 5.3;

        (g) any acquisition or sale of a material amount of property or assets of INDUS, other than in the ordinary course of business, consistent with past practice;

        (h) any alteration in any term of any outstanding security of INDUS, including, but not limited to, acceleration of the vesting or any change in the terms of any outstanding stock options;

        (i) other than in the ordinary course of business, consistent with past practice, the total amount of which is not material, any (A) incurrence, assumption or guarantee by INDUS of any debt for borrowed money; (B) issuance or sale of any securities convertible into or exchangeable for debt securities of INDUS; or (C) issuance or sale of options or other rights to acquire from INDUS, directly or indirectly, debt securities of INDUS or any securities convertible into or exchangeable for any such debt securities;

        (j) any creation or assumption by INDUS of any mortgage, pledge security interest or lien or other encumbrance on any asset, other than in the ordinary course of business, consistent with past practice, not in excess of $100,000 in the aggregate;

        (k) any making of any loan, advance or capital contribution to or investment in any person other than (i) loans, advances or capital contributions made in the ordinary course of business of INDUS, and
      (ii) other loans and advances, where the aggregate amount of all such items outstanding at any time does not exceed $50,000;

        (l) any entering into, amendment of, relinquishment, termination or non-renewal by INDUS of any material contract, lease transaction, commitment or other right or obligation other than in the ordinary course of business;

        (m) except as disclosed in Section 3.11(j) of the INDUS Disclosure Letter, any transfer or grant of a right under the INDUS IP Rights (as defined below), other than those transferred or granted in the ordinary course of business, consistent with past practices, except for any grant of a right to INDUS source code or grant of any exclusive rights to any INDUS IP Rights;

        (n) any labor dispute, claim of wrongful discharge or charge of unfair labor practice (other than routine individual grievances), any activity or proceeding by a labor union or representative thereof to organize any employees of INDUS or, to INDUS's knowledge, any campaign being conducted to solicit authorization from employees to be represented by such labor union; or

        (o) other than in the ordinary course of business, consistent with past practice, any capital expenditure or commitment by INDUS, either individually or in the aggregate, exceeding $50,000;


                                    A-1-29

        (p) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates by INDUS;

        (q) revaluation by INDUS of any of its assets other than normal periodic accounting valuations consistent with past practice.

        (r) material change in pricing or royalties set or charged by INDUS to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property (as defined in Section 3.15 below) to INDUS;

        (s) any agreement by INDUS or, to INDUS's knowledge, any officer or employee thereof, to take any of the actions described in the preceding clauses (a) through (r) (other than negotiations with TSW and its representatives regarding the transactions contemplated by this Agreement).

      3.11 AGREEMENTS. The INDUS Disclosure Letter sets forth a list of any of the following currently effective contracts, agreements and other instruments to which INDUS, Newco or any INDUS Subsidiary is a party, copies of each of which have been delivered to TSW or its counsel:

        (a) contract with or commitment to any labor union;

        (b) continuing contract for the future purchase, sale or manufacture of products, material, supplies, equipment or services requiring payment to or from INDUS, Newco or any INDUS Subsidiary in an amount in excess of $100,000 per annum which is not terminable on 120 days' or less notice without cost or other liability at, or at any time after, the Effective Time or in which INDUS, Newco or such INDUS Subsidiary has granted or received manufacturing rights, most favored nations pricing provisions or exclusive marketing rights relating to any product, group of products or territory, provided, however, that only contracts for the top 10 customers of INDUS (as measured by calendar year 1996 INDUS customers purchases) are listed in the INDUS Disclosure Letter;

        (c) contract providing for the development of technology for INDUS which technology is used or incorporated in any products currently distributed by INDUS or is anticipated to be used or incorporated in any planned products of INDUS or which requires INDUS to perform specified development work for a third party;

        (d) joint venture contract or agreement or other agreement which has involved or is reasonably expected to involve, a sharing of profits or losses in excess of $25,000 per annum with any other party;

        (e) contract or commitment for the employment of any officer, employee or consultant or any other type of contract or understanding with any officer, employee or consultant which is not immediately terminable without cost, notice or other liability (except for normal severance benefits available to employees generally as set forth in any INDUS Benefit Arrangement and except to the extent general principles of wrongful termination laws may limit INDUS's or any INDUS Subsidiaries' ability to terminate employees at will);

        (f) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing of money, for a line of credit or for a leasing transaction of a type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board (other than equipment leases entered into in the ordinary course of business pursuant to which payments by INDUS or Newco do not exceed $100,000 in the aggregate);

        (g) lease or other agreement under which INDUS, Newco or any INDUS Subsidiary is lessee of or holds or operates any items of tangible personal property or real property owned by any third party and under which payments to such third party exceed $60,000 per annum;

                                    A-1-30

        (h) agreement or arrangement for the sale or acquisition of any assets, properties or rights having a value in excess of $25,000, other than in the ordinary course of business consistent with past practice;

        (i) agreement which restricts INDUS, Newco or any INDUS Subsidiary from engaging in any aspect of its business or competing in any line of business in any geographic area, (including any such agreement pursuant to which INDUS has granted exclusive rights to a third party);

        (j) INDUS IP Rights Agreement (as defined below), other than ordinary course license agreements with end users (of which representative copies of current agreements have been delivered to TSW or its counsel) and, in any event, any agreement that grants rights or access to any source code included in the INDUS IP Rights;

        (k) any material contract, license or agreement between INDUS and any third party (excluding customers other than the customers described in Section 3.11(b) above) wherein or whereby INDUS has agreed to, or assumed, any obligation or duty to warrant, indemnify, hold harmless or otherwise assume or incur any obligation or liability with respect to the infringement or misappropriation by INDUS or such third party of the Intellectual Property of any third party;

        (l) any agreement, contract or commitment relating to capital expenditures and involving future payments after the date hereof in excess of $100,000; or

        (m) agreement between or among INDUS or any INDUS Subsidiary regarding intercompany loans, revenue or cost sharing, ownership or license of INDUS IP Rights, intercompany royalties or dividends or similar matters.

      3.12 NO DEFAULTS. To INDUS's knowledge, neither it, Newco nor any of the INDUS Subsidiaries is in breach, violation or default under, and there exists no event, condition or occurrence which, after notice or lapse of time, or both, would constitute such a breach, violation or default by INDUS, Newco or any of the INDUS Subsidiaries under, any contract or agreement to which INDUS, Newco or any of the INDUS Subsidiaries is a party or by which it is bound, and which would, if terminated or modified, have a Material Adverse Effect on INDUS. Each such agreement and contract is in full force and effect, and to the knowledge of INDUS, except as disclosed in Section 3.12 of the INDUS Disclosure Letter, all other parties to each such agreement or contract are in compliance with, and have not breached, violated or defaulted under any term of such agreement or contract.

      3.13 CERTAIN AGREEMENTS. Except as disclosed in Section 3.13 of the INDUS Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, employee or consultant of INDUS or any of the INDUS Subsidiaries from INDUS or any of the INDUS Subsidiaries, under any INDUS Employee Plan, INDUS Benefit Arrangement or otherwise, (ii) materially increase any benefits otherwise payable under any INDUS Employee Plan or INDUS Benefit Arrangement or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

      3.14 TAXES. INDUS and each of the INDUS Subsidiaries have filed, or caused to be filed, all Tax returns required to be filed by them (all of which returns were true, correct and complete in all material respects and were completed in accordance with applicable law) and have paid or withheld and paid , or caused to be paid or withheld and paid, all Taxes that are shown on such Tax returns as due and payable, other than such Taxes as are being contested in good faith and for which adequate reserves have been established in accordance with GAAP on the INDUS Balance Sheet and other than where the failure to so file, pay or withhold would not have a Material Adverse Effect on INDUS. All Taxes required to have been paid or accrued by INDUS and the INDUS Subsidiaries for all periods prior to the INDUS Balance Sheet Date have been fully paid or are adequately provided for or reflected

                                    A-1-31
    in the INDUS Balance Sheet in accordance with GAAP. As of the Closing, INDUS and each of the INDUS Subsidiaries will have withheld and timely remitted with respect to its employees all income taxes and other Taxes required to be withheld and remitted. Since the INDUS Balance Sheet Date, no material Tax liability has been assessed, proposed to be assessed, incurred or accrued other than in the ordinary course of business. Neither INDUS nor any INDUS Subsidiary has received any notification that any material issues have been raised (and are currently pending) by the Internal Revenue Service or any other taxing authority, including, without limitation, any sales tax authority, in connection with any of the Tax returns referred to in the first sentence of Section 3.14, and no waivers of statutes of limitations have been given or requested with respect to INDUS or any of the INDUS Subsidiaries. No taxing authority is currently conducting an audit of any Tax returns of INDUS or any of the INDUS Subsidiaries or, to INDUS's knowledge, about to conduct such an audit. Any deficiencies asserted or assessments (including interest and penalties) made as a result of any examination by the Internal Revenue Service or by appropriate national, state or departmental authorities of the Tax returns of or with respect to INDUS or any of the INDUS Subsidiaries have been fully paid or are adequately provided for in the INDUS Balance Sheet in accordance with GAAP and no material proposed (but unassessed) additional Taxes have been asserted and no Tax liens have been filed other than for Taxes not yet due and payable. None of INDUS or any of the INDUS Subsidiaries (i) has made an election to be treated as a "consenting corporation" under Section 341(f) of the Code or (ii) is a "personal holding company" within the meaning of Section 542 of the Code. INDUS operates at least one historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Treasury Regulation 1.368-1(d).

      3.15 INTELLECTUAL PROPERTY.

        (a) Section 3.15 of the INDUS Disclosure Letter contains a complete and accurate list of all United States and foreign: (i) patents; (ii) copyright registrations and mask work registrations;
      (iii) trademarks registrations and trademark intent-to-use registrations; (iv) registered user licenses; (v) all applications, provisional applications or other filings for or to obtain any of the foregoing; and (vi) any other similar registrations or applications for Intellectual Property Rights (as defined below) owned by, or filed by, or on behalf of, INDUS or any of the INDUS Subsidiaries anywhere in the world (all of the foregoing, "INDUS Registered Intellectual Property");

        (b) Section 3.15 of the INDUS Disclosure Letter contains a complete and accurate list of all material software programs and other products sold or licensed by INDUS or any of the INDUS Subsidiaries;

        (c) All INDUS Intellectual Property Rights are owned free and clear of any liens, encumbrances or security interests;

        (d) INDUS and the INDUS Subsidiaries own, or have the right to use, sell or license such Intellectual Property Rights (as defined below) as are necessary or required for the conduct of their respective businesses as presently conducted (such Intellectual Property Rights being hereinafter collectively referred to as the "INDUS IP Rights") and such ownership or rights to use, sell or license are reasonably sufficient for such conduct of their respective businesses, except for any failure to own or have the right to use, sell or license that would not have a Material Adverse Effect on INDUS;

        (e) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any material instrument or material agreement in respect of any Intellectual Property Rights licensed by or to INDUS or the INDUS Subsidiaries (the "INDUS IP Rights Agreements"), will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any INDUS IP Right or materially impair the right of INDUS and the INDUS Subsidiaries or the INDUS Surviving Corporation to use, sell or license any INDUS IP Right or portion thereof (except where such breach, forfeiture, termination or impairment would not have a Material Adverse Effect on INDUS);

                                    A-1-32

        (f) There are no royalties, honoraria, fees or other payments payable by INDUS to any person by reason of the ownership, use, license, purchase, sale or disposition or acquisition of the INDUS IP Rights (other than as set forth in the INDUS IP Rights Agreements listed in the INDUS Disclosure Letter);

        (g) To INDUS's knowledge, no third party is infringing or misappropriating any Intellectual Property Rights, including INDUS Registered Intellectual Property, owned by INDUS or any of the INDUS Subsidiaries;

        (h) Neither the manufacture, marketing, license, sale nor the intended use of any product currently licensed or sold by INDUS or any of the INDUS Subsidiaries or currently under development by INDUS or any of the INDUS Subsidiaries violates any license or agreement between INDUS or any of the INDUS Subsidiaries and any third party or infringes any Intellectual Property Right of any other party; and there is no pending or, to INDUS's knowledge, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any INDUS IP Right, nor has INDUS or any of the INDUS Subsidiaries received any notice asserting that any INDUS IP Right, or the proposed use, sale, license or disposition thereof, conflicts or will conflict with the rights of any other party, except for any violations, infringements, claims or litigation that would not have a Material Adverse Effect on INDUS, nor, to INDUS's knowledge, is there any basis for any such assertion; and

        (i) INDUS has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all material trade secrets or other confidential information constituting INDUS IP Rights. To INDUS's knowledge, no current or prior officers, employees or consultants of INDUS or of any of the INDUS Subsidiaries claim an ownership interest in any INDUS IP Rights as a result of having been involved in the development of such property while employed by or consulting with INDUS or any of the INDUS Subsidiaries, or otherwise. All current officers and development employees and, to INDUS's knowledge, all other current employees and consultants of INDUS or any of the INDUS Subsidiaries have executed and delivered to INDUS or the INDUS Subsidiary an agreement substantially in the form provided to TSW or its counsel regarding the protection of proprietary information and the Aassignment to INDUS or the INDUS Subsidiary of all Intellectual Property Rights arising from the services performed for INDUS or the INDUS Subsidiary by such persons.

      3.16 FEES AND EXPENSES. Except for the fees and expenses set forth in INDUS's engagement letter with Cowen & Company, a copy of which has been provided to TSW, neither INDUS, Newco nor any of the INDUS Subsidiaries has paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated by this Agreement.

      3.17 INSURANCE. INDUS and the INDUS Subsidiaries maintain fire and casualty, general liability, business interruption, directors and officers, product liability and sprinkler and water damage insurance that INDUS believes to be reasonably prudent for its business. Correct and complete copies of all such insurance policies presently in effect have been provided to TSW and its counsel. There is no claim by INDUS pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies. INDUS has no knowledge of any threatened termination of, or premium increase, with respect to any such policies.

      3.18 OWNERSHIP OF PROPERTY. Except (a) as disclosed in Section 3.18 of the INDUS Disclosure Letter, (b) for liens for current Taxes not yet delinquent or (c) for liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, material men and the like, INDUS and each of the INDUS Subsidiaries owns its real and personal property free and clear of all security interests, mortgages, liens, charges, claims, options and encumbrances. All real and personal property of INDUS and each of the INDUS Subsidiaries is in generally good repair and is operational and usable in the operations of INDUS, subject to ordinary

                                    A-1-33
    wear and tear. Neither INDUS nor any INDUS Subsidiary is in violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties (the violation of which would have a Material Adverse Effect on INDUS), or has received any notice of violation with which it has not complied, except where such violation would not have a Material Adverse Effect on INDUS.

      3.19 ENVIRONMENTAL MATTERS.

        (a) During the period that INDUS and the INDUS Subsidiaries have operated, occupied, leased or owned their respective properties or operated, occupied, leased or owned any facilities, there have been, to INDUS's knowledge, no disposals, releases or threatened releases of Hazardous Materials on, from, under or about such properties or facilities. INDUS has no knowledge of any presence, disposals, releases or threatened releases of Hazardous Materials on, from, under or about any of such properties or facilities, which may have occurred prior to INDUS or any of the INDUS Subsidiaries having taken possession of any of such properties or facilities. No Hazardous Materials are present as a result of the deliberate actions of INDUS or, to INDUS's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that INDUS has at any time owned, operated, occupied or leased.

        (b) To INDUS's knowledge, none of the properties or facilities of INDUS or the INDUS Subsidiaries is the subject of an Environmental Violation, except for such violations as would not have a Material Adverse Effect on INDUS. During the time that INDUS or the INDUS Subsidiaries have operated, occupied, leased or owned their respective properties and facilities, neither INDUS nor any of the INDUS Subsidiaries nor, to INDUS's knowledge, any third party, has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials (except those Hazardous Materials associated with general office use or janitorial supplies).

        (c) During the time that INDUS or the INDUS Subsidiaries have operated, occupied, leased or owned their respective properties and facilities, there has been no litigation brought or, to INDUS's knowledge, threatened against INDUS or any of the INDUS Subsidiaries by, or any settlement reached by INDUS or any of the INDUS Subsidiaries with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such properties or facilities or relating to any alleged Environmental Violation.

      3.20 INTERESTED PARTY TRANSACTIONS. Except as disclosed in Section
    3.20 of the INDUS Disclosure Letter, no officer or director of INDUS or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the Securities Act) of any such person has had, either directly or indirectly, a material interest in: (i) any person or entity which purchases from or sells, licenses or furnishes to INDUS or any of the INDUS Subsidiaries any goods, property, technology or intellectual or other property rights or services; or (ii) any contract or agreement to which INDUS or any of the INDUS Subsidiaries is a party or by which it may be bound or affected.

      3.21 BOARD APPROVAL. The Board of Directors of INDUS and Newco have each unanimously approved this Agreement and the Mergers, the Board of Directors of INDUS has determined that the Mergers are in the best interests of the shareholders of INDUS and upon terms that are fair to such shareholders, and the Board of Directors of INDUS has recommended that shareholders of INDUS vote to approve this Agreement and the Mergers at the INDUS Shareholders Meeting.

      3.22 VOTE REQUIRED.

        (a) The affirmative vote approving the principal terms of this Agreement of at least a majority of the votes that holders of the outstanding shares of INDUS Common Stock are entitled to cast is the only vote (the "INDUS Shareholder Approval") of the holders of any class or series

                                    A-1-34
      of INDUS capital stock necessary to approve the principal terms of this Agreement and the Mergers.

        (b) The affirmative vote of the shareholders of INDUS who are party to the INDUS Voting Agreement (as defined below) will be sufficient to cause the INDUS Shareholder Approval to be granted without the vote of any other shareholder of INDUS.

      3.23 APPLICABILITY OF STATE TAKEOVER LAWS. INDUS has taken all such action as may be necessary to ensure that any otherwise applicable provisions of Chapters 11 and 12 of the CGCL that would have the effect of prohibiting or preventing either of the Mergers or any of the transactions contemplated by this Agreement or the Agreements of Merger shall be inapplicable to the Mergers, this Agreement, the Agreements of Merger, or any of the transactions contemplated thereby.

      3.24 INTERIM OPERATIONS OF NEWCO AND NEWCO SUBSIDIARIES. Newco, INDUS Sub and TSW Sub will be formed for the purpose of engaging in the transactions contemplated hereby, will engage in no other business activities and will conduct their operations only as contemplated hereby.

      3.25 DISCLOSURE. No representation or warranty made by INDUS or Newco in this Agreement, nor any document, written information, statement, financial statement, certificate or exhibit prepared and furnished or to be prepared and furnished by INDUS, Newco or their respective representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

      3.26 FAIRNESS OPINION. INDUS's Board of Directors has received an opinion as of the date hereof from Cowen & Company to the effect that, as of the date hereof, the financial terms of the Mergers, taken as a whole, are fair to INDUS from a financial point of view.

  4. TSW COVENANTS

      4.1 ADVICE OF CHANGES. During the period from the date of this Agreement until the earlier of the effective Time or the termination of this Agreement in accordance with its terms, TSW will promptly advise INDUS in writing, (a) of any event occurring subsequent to the date of this Agreement that could reasonably be expected to render any representation or warranty of TSW or INDUS contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect, (b) of any event that would have a Material Adverse Effect on TSW, and (c) of any material breach by TSW of any covenant or agreement contained in this Agreement.

      4.2 MAINTENANCE OF BUSINESS. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, TSW will use its best efforts (i) to carry on and preserve its business and its relationships with customers, suppliers, employees and others in substantially the same manner as it has prior to the date hereof and, (ii) to execute on its existing operating plan through to the date of the Closing. If TSW becomes aware of any material deterioration in the relationship with any customer, supplier or key employee, it will promptly bring such information to the attention of INDUS in writing and, if requested by INDUS, will exert its reasonable best efforts to restore the relationship.

      4.3 CONDUCT OF BUSINESS. Except as disclosed in Section 4.3 of the TSW Disclosure Schedule, during the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, TSW will continue to conduct its business and maintain its business relationships in the ordinary and usual course and will not, without the prior written consent of INDUS, which consent shall not be unreasonably withheld:

        (a) borrow any money except for borrowings under TSW's loan and security agreement with Greyrock Business Credit for amounts not exceeding $3,000,000 and except for borrowings from Warburg;

                                    A-1-35

        (b) enter into any material transaction not in the ordinary course of its business;

        (c) encumber or permit to be encumbered any of its assets except in the ordinary course of its business consistent with past practice and to an extent which is not material;

        (d) dispose of any of its assets except in the ordinary course of business, consistent with past practice;

        (e) enter into any material lease or contract for the purchase or sale or license of any property, real or personal, except in the ordinary course of business, consistent with past practice;

        (f) fail to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained to the date of this Agreement, subject only to ordinary wear and tear;

        (g) pay (or make any oral or written commitments or representations to pay) any bonus, increased salary or special remuneration to any officer, employee or consultant (except for bonuses in amounts consistent with past practices and normal salary increases consistent with past practices) or enter into or vary the terms of any employment, consulting or severance agreement with any such person, pay any severance or termination pay (other than payments in amounts consistent with past practice or made in accordance with plans or agreements existing on the date hereof), grant any stock option (except for normal grants to employees consistent with past practices) or issue any restricted stock, or enter into or modify any agreement or plan or increase benefits of the type described in Section 2.8;

        (h) except as required by GAAP, change accounting methods;

        (i) declare, set aside or pay any cash or stock dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any of its capital stock (other than pursuant to arrangements with terminated employees or consultants in the ordinary course of business, consistent with past practice);

        (j) amend or terminate any contract, agreement or license to which it is a party except those amended or terminated in the ordinary course of its business, consistent with past practice, and that are not material to the financial condition of TSW and the TSW
      Subsidiaries, taken as a whole;

        (k) lend any amount to any person or entity, other than (i) advances for travel and expenses which are incurred in the ordinary course of business, consistent with past practice, not material in amount, or (ii) any loans pursuant to any TSW Section 401(a) Plan;

        (l) guarantee or act as a surety for any obligation except for obligations of TSW Subsidiaries in amounts that are not material to the financial condition of TSW and the TSW Subsidiaries, taken as a whole;

        (m) waive or release any right or claim except for the waiver or release of non-material claims in the ordinary course of business, consistent with past practice, or the waiver or release of rights or claims described in the TSW Disclosure Letter;

        (n) issue or sell any shares of its capital stock of any class (except upon the exercise of an option, stock purchase right or warrant currently outstanding or permitted to be granted under
      Section 4. 3 (g)), or any other of its securities, or issue or create any warrants, obligations, subscriptions, options (except as expressly permitted under Section 4.3(g)), convertible securities or other commitments to issue shares of capital stock, or accelerate the vesting or change any other term of any outstanding option or other security;

        (o) split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization or agreement affecting the number or rights of outstanding shares of its capital stock of any class or affecting any other of its securities;

                                    A-1-36

        (p) merge, consolidate or reorganize with, or acquire any entity;

        (q) amend its Articles of Incorporation or Bylaws;

        (r) license any TSW IP Rights except in the ordinary course of business, consistent with past practice, or grant any exclusive rights or agree to do any development projects with respect to the TSW IP Rights;

        (s) agree to any audit assessment by any Tax authority, except amounts not exceeding $300,000 with prior written notice to Indus;

        (t) change any insurance coverage or issue any certificates of insurance except in the ordinary course of business consistent with past practice;

        (u) take any action, or permit any action within TSW's control, which would (i) prevent the Mergers from qualifying as a tax-free reorganization under Section 368(a) (1) (A) of the Code, or (ii) prevent the Mergers from qualifying for accounting as a pooling of interests, or fail to use its reasonable best efforts to prevent any of its officers or directors from taking or permitting any such action;

        (v) provide or publish to its shareholders any material which might constitute an unauthorized "prospectus" within the meaning of the Securities Act; or

        (w) agree to take, or permit any TSW Subsidiary to take or agree to take, or enter into negotiations with respect to, any of the actions described in the preceding clauses in this Section 4.3.

      4.4 SHAREHOLDER APPROVAL. TSW will call the TSW Shareholders meeting, to be held within 45 days after the Form S-4 shall have been declared effective by the SEC, to obtain the TSW Shareholder Approval. Subject to the fiduciary obligations of TSW's directors and officers and to TSW's legal disclosure obligations, the Prospectus/Proxy Statement will include a statement to the effect that TSW's Board of Directors has recommended that TSW shareholders vote to grant the TSW Shareholder Approval. Such meeting will be called, held and conducted, and any proxies will be solicited, in compliance with applicable law.

      4.5 TSW AFFILIATE AGREEMENTS.

        (a) Affiliate Agreement. Concurrently with the execution of this Agreement, TSW shall cause each of those persons who may be deemed to be, in TSW's reasonable judgment, an "affiliate" (within the meaning of Rule 145 of the rules and regulations promulgated by the SEC under the Securities Act ("Rule 145")) of TSW, which persons are all listed on Exhibit 4.5(a)(i) hereto, to sign and deliver to INDUS and Newco an Affiliate Agreement in the form of Exhibit 4.5(a)(ii) hereto (the "TSW Affiliate Agreements") agreeing that such persons
      (a) will have no present intent to dispose of more than fifty percent (50%) of the Newco Common Stock received in the TSW Merger; and (b) will make no disposition of TSW Common Stock, or the Newco Common Stock received in exchange therefor: (i) in the 30 day period prior to the Closing Date; (ii) after the Closing Date until Newco shall have published combined financial results of Newco, TSW and INDUS for a period of at least 30 days of combined operations; or
      (iii) except in compliance with SEC Rule 145(d), pursuant to another available exemption from the registration requirements under the Securities Act or in a registered offering. Newco shall be entitled to place legends on the certificates evidencing any Newco Common Stock to be received by such TSW affiliates pursuant to the terms of this Agreement and the TSW Agreement of Merger, and to issue appropriate stop transfer instructions to the transfer agent for Newco Common Stock, consistent with the terms of such TSW Affiliate Agreements, whether or not such TSW Affiliate Agreements are actually delivered to INDUS.

                                    A-1-37

        (b) Voting Agreement. Concurrently with the execution of this Agreement, Warburg, John W. Blend, III and John R. Oltman shall sign and deliver to INDUS and Newco a Voting Agreement in the form of
      Exhibit 4.5(b) hereto (the "TSW Voting Agreement") agreeing that such persons will vote in favor of the Mergers at the TSW Shareholders Meeting.

      4.6 LETTERS OF TSW'S ACCOUNTANTS.

        (a) TSW shall use its reasonable best efforts to cause to be delivered a letter of Ernst & Young LLP, TSW's independent auditors, dated a date within five business days following the date of this Agreement, stating that firm's written concurrence with the INDUS management's and the TSW management's conclusions, respectively, as to the appropriateness of pooling of interests accounting for the Mergers under Accounting Principles Board Opinion No. 16, if closed and consummated in accordance with this Agreement.

        (b) TSW shall use its reasonable best efforts to cause to be delivered to INDUS a letter of Ernst & Young LLP dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to INDUS, in form and substance reasonably satisfactory to INDUS and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

      4.7 PROSPECTUS/PROXY STATEMENT. TSW will mail to its shareholders in a timely manner, for the purpose of considering and voting upon the Mergers at the TSW Shareholders Meeting, the Prospectus/Proxy Statement in the Form S-4. TSW will promptly provide to INDUS all information relating to its business or operations necessary for inclusion in the Prospectus/ Proxy Statement to satisfy all requirements of applicable state and federal securities laws. None of the information relating to TSW (or, to TSW's knowledge, any other person, contained in any document, certificate or other writing furnished or to be furnished by
    TSW) provided to INDUS pursuant to the previous sentence and included in (i) the Prospectus/Proxy Statement at the time the Proxy Statement is mailed or at the time of the meeting of TSW's shareholders to obtain the TSW Shareholder Approval, or (ii) the Form S-4 at the time the Form S-4 becomes effective, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or necessary to correct any statement which has become false or misleading in any earlier communication with respect to the solicitation of proxies for the INDUS and TSW shareholder meetings. The Prospectus/Proxy Statement, as it relates to TSW, will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder in effect at the time the Prospectus/Proxy Statement is mailed.

      4.8 REGULATORY APPROVALS. TSW will promptly execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or which INDUS or Newco may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. TSW will use its reasonable best efforts to promptly obtain all such authorizations, approvals and consents. In addition, TSW shall use its reasonable best efforts to cause Warburg, as promptly as practicable after the execution of this Agreement, to file with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "DOJ"), a pre-merger notification report under the HSR Act.

      4.9 NECESSARY CONSENTS. TSW will use its reasonable best efforts to obtain such permits, governmental consents, approval and authorizations, written consents, assignments, waivers, authorizations and other certificates and to take such other actions as may be necessary or appropriate in addition to those set forth in Section 4.8 to allow the consummation of the transactions contemplated hereby and to allow the TSW Surviving Corporation to carry on TSW's business after the Effective Time.

                                    A-1-38

      4.10 ACCESS TO INFORMATION. TSW will allow INDUS and its agents reasonable access to the files, books, records, technology and offices of TSW and each TSW Subsidiary, including, without limitation, any and all information relating to TSW's Taxes, commitments, contracts, leases, licenses and real, personal, intellectual and intangible property and financial condition. TSW will use its reasonable best efforts to cause its accountants to cooperate with INDUS and its agents in making available to INDUS all financial information reasonably requested, including, without limitation, the right to examine all working papers pertaining to all Tax returns and financial statements prepared or audited by such accountants.

      4.11 SATISFACTION OF CONDITIONS PRECEDENT. TSW will use its reasonable best efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Section 8 and to cause the mergers and the other transactions contemplated by this Agreement to be consummated.

      4.12 NO OTHER NEGOTIATIONS. From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, TSW shall not, directly or indirectly, (a) solicit or initiate discussions,.or engage in negotiations with any person or take any other action intended, designed or reasonably likely to facilitate the efforts of any person, other than INDUS and Newco, relating to the possible acquisition of TSW or any of the TSW Subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets, (b) provide non-public information with respect to TSW or any of the TSW Subsidiaries to any person, other than INDUS and Newco, relating to the possible acquisition of TSW or any of the TSW Subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets, (c) enter into an agreement with any person, other than INDUS and Newco, providing for the possible acquisition of TSW or any of the TSW Subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets.

  5. INDUS AND NEWCO COVENANTS

      5.1 ADVICE OF CHANGES. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, INDUS will promptly advise TSW in writing (a) of any event occurring subsequent to the date of this Agreement that could reasonably be expected to render any representation or warranty of INDUS, Newco or TSW contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect, (b) of any event that would have a Material Adverse Effect on INDUS, and (c) of any material breach by INDUS or Newco of any covenant or agreement contained in this Agreement.

      5.2 MAINTENANCE OF BUSINESS. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, INDUS will use its best efforts (i) to carry on and preserve its business and its relationships with customers, suppliers, employees and others in substantially the same manner as it has prior to the date hereof, and (ii) to execute on its existing operating plan through the date of Closing. If INDUS becomes aware of any material deterioration in the relationship with any customer, supplier or key employee, it will promptly bring such information to the attention of TSW in writing and, if requested by TSW, will exert its reasonable best efforts to restore the relationship.

      5.3 CONDUCT OF BUSINESS. Except as disclosed in Section 5.3 of the INDUS Disclosure Letter, during the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, INDUS will continue to conduct its business and maintain its business relationships in the ordinary and usual course and will not, without the prior written consent of TSW, which consent shall not be unreasonably withheld:

                                    A-1-39

        (a) borrow any money except for amounts not exceeding $3,000,000 in the aggregate;

        (b) enter into any transaction not in the ordinary course of its business, except for those transactions described in the INDUS Disclosure Letter;

        (c) encumber or permit to be encumbered any of its assets except in the ordinary course of its business, consistent with past practice, and to an extent which is not material;

        (d) dispose of any of its assets, except in the ordinary course of business, consistent with past practice (which shall include renewal of agreements relating to INDUS's principal offices);

        (e) enter into any material lease or contract for the purchase or sale or license of any property, real or personal, except in the ordinary course of business, consistent with past practice;

        (f) fail to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained to the date of this Agreement, subject only to ordinary wear and tear;

        (g) pay (or make any oral or written commitments or representations to pay) any bonus, increased salary or special remuneration to any officer, employee or consultant (except for bonuses in amounts consistent with past practices, and normal salary increases consistent with past practices) or enter into or vary the terms of any employment, consulting or severance agreement with any such person, pay any severance or termination pay (other than payments in amounts consistent with past practices or made in accordance with plans or agreements existing on the date hereof), grant any stock option (except for normal grants to employees consistent with past practices) or issue any restricted stock, or enter into or modify any agreement or plan of the type described in
      Section 3.8 (except for amendments to the INDUS Plans to increase the number of shares reserved thereunder to the number set forth in
      Section 3.2(b) hereof and to accommodate the assumption of such Plans by Newco in the Mergers);

        (h) except as required by GAAP, change accounting methods;

        (i) declare, set aside or pay any cash or stock dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any of its capital stock (other than pursuant to arrangements with terminated employees or consultants in the ordinary course of business, consistent with past practice);

        (j) amend or terminate any contract, agreement or license to which it is a party except those amended or terminated in the ordinary course of its business, consistent with past practice, and that are not material to the financial condition of INDUS, Newco and the INDUS Subsidiaries, taken as a whole;

        (k) lend any amount to any person or entity, other than (i) advances for travel and expenses which are incurred in the ordinary course of business, consistent with past practice, not material in amount, or (ii) any loans pursuant to any INDUS Section 401(a) Plan;

        (l) guarantee or act as a surety for any obligation except for obligations of Newco or any of the INDUS Subsidiaries in amounts that are not material to the financial condition of INDUS, Newco and the INDUS Subsidiaries, taken as a whole;

        (m) waive or release any right or claim except for the waiver or release of non-material claims in the ordinary course of business, consistent with past practice, or the waiver or release of rights or claims described in the INDUS Disclosure Letter;

        (n) except in connection with any transaction described in the INDUS Disclosure Letter, issue or sell any shares of its capital stock of any class (except upon the exercise of an option or warrant currently outstanding or permitted to be granted by Section 5.3(g)), or any other of its securities, or issue or create any warrants, obligations, subscriptions, options (except as expressly

                                    A-1-40
      permitted by Section 5.3(g)), convertible securities or other commitments to issue shares of capital stock, or accelerate the vesting or change any other term of any outstanding option or other security;

        (o) split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization or agreement affecting the number or rights of outstanding shares of its capital stock of any class or affecting any other of its securities;

        (p) merge, consolidate or reorganize with, or acquire any entity;

        (q) amend its Articles of Incorporation or Bylaws, or amend the Certificate of Incorporation or Bylaws of Newco, except in connection with any transaction described in the INDUS Disclosure Letter;

        (r) license any INDUS IP Rights except in the ordinary course of business, consistent with past practice, or grant any exclusive rights or agree to do any development projects with respect to the INDUS IP Rights;

        (s) agree to any audit assessment by any Tax authority, except amounts not exceeding $300,000 with prior written notice to TSW;

        (t) change any insurance coverage or issue any certificates of insurance, other than in the ordinary course of business consistent with past practice;

        (u) take any action, or permit any action within INDUS's control, which would (i) prevent the Mergers from qualifying as a tax-free reorganization under Section 368(a)(1)(A) of the Code, (ii) prevent the Mergers from qualifying for accounting as a pooling of interests, or fail to use its reasonable best efforts to prevent any of its officers or directors from taking or permitting any such action or (iii) result in a failure to maintain the trading of INDUS Common Stock on the Nasdaq Stock Market without causing such stock to be listed on the New York Stock Exchange or the American Stock Exchange at or prior to the termination of its trading on the Nasdaq Stock Market, or fail to use its reasonable best efforts to prevent its officers or directors from taking or permitting such action;

        (v) provide or publish to its shareholders any material which might constitute an unauthorized "prospectus" within the meaning of the Securities Act; or

        (w) agree to take, or permit any INDUS Subsidiary to take or agree to take, or enter into negotiations with respect to, any of the actions described in the preceding clauses in this Section 5.3.

      5.4 SHAREHOLDER APPROVAL. INDUS will call the INDUS Shareholders Meeting, to be held within 45 days after the Form S-4 shall have been declared effective by the SEC, to obtain the INDUS Shareholder Approval. Subject to the fiduciary obligations of INDUS's directors and officers and to INDUS's legal disclosure obligations, the Prospectus/Proxy Statement will include a statement to the effect that INDUS's Board of Directors has recommended that INDUS shareholders vote to grant the INDUS Shareholder Approval. Such meeting will be called, held and conducted, and any proxies will be solicited, in compliance with applicable law.

      5.5 INDUS AFFILIATE AGREEMENTS.

        (a) Affiliate Agreement. Concurrently with the execution of this Agreement, INDUS shall cause each of those persons who may be deemed to be, in INDUS's reasonable judgment, an "affiliate" (within the meaning of Rule 145 of the rules and regulations promulgated by the SEC under the Securities Act ("Rule 145")) of INDUS, which persons are all listed on Exhibit 5.5(a)(i) hereto, to sign and deliver to TSW an Affiliate Agreement in the form of Exhibit 5.5(a)(ii) hereto (the "INDUS Affiliate Agreements") agreeing that such persons (a) will have no present intent to

                                    A-1-41
      dispose of more than fifty percent (50%) of the Newco Common Stock received in the INDUS Merger; and (b) will make no disposition of INDUS Common Stock, or the Newco-Common Stock received in exchange therefor: (i) in the 30 day period prior to the Closing Date; (ii) after the Closing Date until Newco shall have published combined financial results of Newco, TSW and INDUS for a period of at least 30 days of combined operations; or (iii) except in compliance with SEC Rule 145(d), pursuant to another available exemption from the registration requirements under the Securities Act or in a registered offering. Newco shall be entitled to place legends on the certificates evidencing any Newco Common Stock to be received by such INDUS affiliates pursuant to the terms of this Agreement and the INDUS Agreement of Merger, and to issue appropriate stop transfer instructions to the transfer agent for Newco Common Stock, consistent with the terms of such INDUS Affiliate Agreements, whether or not such INDUS Affiliate Agreements are actually delivered to TSW.

        (b) Voting Agreement. Concurrently with the execution of this Agreement, Robert W. Felton ("Felton"), Richard W. MacAlmon ("MacAlmon"), Michael E. Percy and Douglas R. Piper will sign and deliver to TSW a Voting Agreement in the form of Exhibit 5.5(b) hereto (the "INDUS Voting Agreement") agreeing that such persons will vote in favor of the Mergers at the INDUS Shareholder Meeting.

      5.6 LETTER OF INDUS'S ACCOUNTANTS.

        (a) INDUS shall use its reasonable best efforts to cause to be delivered a letter of Ernst & Young LLP INDUS's independent auditors, dated a date within five business days following the date of this Agreement, stating that firm's written concurrence with INDUS management's and the TSW management's conclusions, respectively, as to the appropriateness of pooling of interests accounting for the Mergers under Accounting Principles Board Opinion No. 16, if closed and consummated in accordance with this Agreement.

        (b) INDUS shall use its reasonable best efforts to cause to be delivered to TSW a letter of Ernst & Young LLP, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to TSW, in form and substance reasonably satisfactory to TSW and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

      5.7 PROSPECTUS/PROXY STATEMENT. INDUS will mail to its shareholders in a timely manner, for the purpose of considering and voting upon the Mergers at the INDUS shareholders Meeting, the Prospectus/Proxy Statement in the Form S-4. INDUS and Newco will prepare and file the Proxy Statement/Prospectus with the SEC as promptly as practicable, and each will use its respective best reasonable efforts to cause the Form S-4 to become effective as soon after such filing as practicable. In this regard, INDUS and Newco will advise TSW promptly as to the time at which the Form S-4 becomes effective and of the issuance by the SEC of any stop order suspending the effectiveness of the Form S-4 or the institution of any proceedings for such purpose and each will use its respective reasonable best efforts to prevent the issuance of any stop order and to obtain as soon as possible the lifting thereof, if issued. Until the Effective Time, INDUS and Newco will advise TSW promptly of any requirement of the SEC for any amendment or supplement of the Form S-4 or for additional information, and will not at any time file any amendment of or supplement to the prospectus contained therein (or to the prospectus filled pursuant to Rule 424(b) of the SEC) (the "Prospectus") which shall not have been previously submitted to TSW in reasonable time prior to the proposed filing thereof or to which TSW shall reasonably object or which is not in compliance in all material respects with the Securities Act and the rules and regulations issued by the SEC thereunder. None of the information relating to INDUS or Newco (or, to INDUS's or Newco's knowledge, any other person, contained in any document, certificate or other writing furnished or to be furnished by INDUS) included in (i) the Prospectus/ Proxy Statement at the time the Prospectus/Proxy Statement is mailed or at the time of the

                                    A-1-42
    meeting of INDUS shareholders to obtain the INDUS Shareholder Approval or at the time of the meeting of the shareholders of TSW to vote on the Mergers, or (ii) the Form S-4 at the time the Form S-4 becomes effective, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or necessary to correct any statement which has become false or misleading in any earlier communication with respect to the solicitation of proxies for the TSW and INDUS shareholder meetings. From and after the date the Form S-4 becomes effective and until the Effective Time, if any event known to INDUS or Newco occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or if it is necessary at any time to amend the Form S-4 or the Prospectus to comply with the Securities Act, INDUS and Newco will promptly notify TSW and will prepare an-amended or supplemented Form S-4 or Prospectus which will correct such statement or omission and will use its reasonable best efforts to cause any such amendment to become effective as promptly as possible. The Prospectus/Proxy Statement, as it relates to INDUS and Newco, will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder in effect at the time the Prospectus/Proxy Statement is mailed.

      5.8 STATE SECURITIES LAW COMPLIANCE. INDUS and Newco shall use their respective reasonable best efforts to (i) qualify the Newco Common Stock to be issued pursuant to the Mergers under the state securities or "blue sky" laws of every jurisdiction of the United States in which
    (a) any registered shareholder of TSW has an address on the records of TSW's transfer agent on the record date for determining the TSW shareholders entitled to notice of and to vote on the Mergers, (b) any registered shareholder of INDUS has an address on the records of INDUS's transfer agent on the record date for determining the INDUS shareholders entitled to notice of and to vote on the Mergers, and (c) a Nasdaq Stock Market or other exemption from the qualification requirements under such laws is unavailable, and (ii) qualify the Stock Rights to be assumed by INDUS pursuant to Sections 1.9 and 1.10 hereof under the state securities or "blue sky" laws of every jurisdiction of the United States in which (a) the records of INDUS or TSW, as of the Closing Date, indicate that a holder of such Stock Rights resides and
    (b) a Nasdaq Stock Market or other exemption from the qualification requirements under such laws is unavailable.

      5.9 REGULATORY APPROVALS. INDUS and Newco will promptly execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign which may be reasonably required, or which TSW may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. INDUS and Newco will each use its respective reasonable best efforts to promptly obtain all such authorizations, approvals and consents. Without-limiting the generality of the foregoing, as promptly as practicable after the execution of this Agreement, INDUS and Newco shall file with the FTC and the DOJ a pre-merger notification report under the HSR Act.

      5.10 NECESSARY CONSENTS. INDUS and Newco will each use its respective reasonable best efforts to obtain such permits, governmental consents, approval and authorizations, written consents, assignments, waivers, authorizations and other certificates and to take such other actions as may be necessary or appropriate in addition to those set forth in
    Section 5.9 to allow the consummation of the transactions contemplated hereby and to allow the INDUS Surviving Corporation to carry on INDUS's business after the Effective Time.

      5.11 ACCESS TO INFORMATION. INDUS will allow TSW and its agents reasonable access to the files, books, technology, records and offices of INDUS, Newco and each INDUS Subsidiary, including, without limitation, any and all information relating to INDUS Taxes, commitments, contracts, leases, licenses and real, personal, intellectual and intangible property and financial condition. INDUS will

                                    A-1-43
    use its reasonable best efforts to cause its accountants to cooperate with TSW and its agents in making available to TSW all financial information reasonably requested, including, without limitation, the right to examine all working papers pertaining to all Tax returns and financial statements prepared or audited by such accountants.

      5.12 SATISFACTION OF CONDITIONS PRECEDENT. INDUS and Newco will each use its respective reasonable best efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Section 7 and to cause the Mergers and the other transactions contemplated by this Agreement to be consummated.

      5.13 NO OTHER NEGOTIATIONS. From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, INDUS shall not, directly or indirectly, (a) solicit or initiate discussions, or engage in negotiations with any person or take any other action intended, designed or reasonably likely to facilitate the efforts of any person, other than TSW and Newco, relating to the possible acquisition of INDUS or any of the INDUS Subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets, (b) provide non-public information with respect to INDUS or any of the INDUS Subsidiaries to any person, other than TSW and Newco, relating to the possible acquisition of INDUS or any of the INDUS Subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets, ( c) enter into an agreement with any person, other than TSW and Newco, providing for the possible acquisition of INDUS or any of the INDUS Subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets.

      5.14 NEWCO EMPLOYEE PLANS AND BENEFIT ARRANGEMENTS; SEVERANCE. The TSW Employee Plans and TSW Benefit Arrangements listed in the TSW Disclosure Letter, and the INDUS Employee Plans and INDUS Benefit Arrangements listed in the INDUS Disclosure Letter, in each case that are in effect at the date of this Agreement shall, to the extent practicable, remain in effect until employees of TSW and INDUS are allowed to participate in comparable employee plans ("Newco Employee Plans") and benefit arrangements ("Newco Benefit Arrangements") of Newco. Newco will use reasonable efforts to arrange that, as soon as practicable after the Effective Time, the Newco Benefit Arrangements and Newco Employee Plans provide the same or a comparable benefit or plan to each employee of INDUS or TSW, as the case may be, as is currently provided to such employee by INDUS or TSW, as the case may be; provided that all similarly situated employees of Newco, INDUS and TSW shall enjoy substantially similar benefits regardless of whether such employees are employees of Newco, INDUS or TSW. The Newco Benefit Arrangements and Newco Employee Plans shall give full credit for each participant's period of service with INDUS or TSW, as the case may be, and each ERISA Affiliate prior to the Effective Time for all purposes for which such service was recognized under INDUS Benefit Arrangement or INDUS Employee Plans, or TSW Benefit Arrangements or TSW Employee Plans, as the case may be, prior to the Effective Time. From and after the Effective Time, Newco shall provide all employees of TSW and its ERISA Affiliates with the opportunity to participate in any employee stock option or other incentive compensation plan of Newco and its ERISA Affiliates on substantially the same terms and subject to substantially the same conditions as are available to similarly situated employees of INDUS, and vice versa.

      5.15 INDEMNIFICATION AND INSURANCE.

        (a) TSW Rights.

                (i) The Articles of Incorporation and Bylaws of the TSW
              Surviving Corporation shall contain the provisions with respect to indemnification and limitation of liability for monetary

                                    A-1-44
              damages set forth in the Articles of Incorporation and Bylaws of TSW on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of ten years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers, employees or agents of TSW, unless such modification is required by law.

                (ii) From and after the Effective Time, Newco and the TSW
              Surviving Corporation shall honor, in all respects, all of the indemnity agreements entered into prior to the date hereof by TSW with its respective officers and directors, whether or not such persons continue in their positions with Newco or the TSW Surviving Corporation following the Effective Time.

                (iii) After the Effective Time, Newco and the TSW Surviving
              Corporation will, jointly and severally, to the fullest extent permitted under applicable law, indemnify and hold harmless, each present and former director or officer of TSW or any TSW subsidiary (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys, fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal administrative or investigative, to the extent arising out of or pertaining to any action or omission in his or her capacity as a director or officer of TSW arising out of or pertaining to the transactions contemplated by this Agreement for a period of six years after the date hereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (a) any counsel retained for the defense of the Indemnified Parties for any period after the Effective Time will be reasonably satisfactory to the Indemnified Parties, (b) after the Effective Time, the TSW Surviving Corporation will pay the reasonable fees and expenses of such counsel promptly after statements therefor are received, and (c) the TSW Surviving Corporation will cooperate in the defense of any such matter; provided, however, that the TSW Surviving Corporation will not be liable for any settlement effected without its written consent (which consent will not be unreasonably withheld); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims will continue until the disposition of any and all such claims. The Indemnified Parties as a group may be defended by only one law firm (in addition to local counsel) with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

                (iv) For the entire period from and after the Effective Time until at least six years after the Effective Time, Newco will cause the TSW Surviving Corporation to use its commercially reasonable efforts to maintain in effect directors' and officers' liability insurance covering those persons who are currently covered by TSW's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to INDUS) of at least the same coverage and amounts, containing terms that are no less advantageous with respect to claims arising at or before the Effective time than TSW's policies in effect immediately prior to the Effective Time to those applicable to the then current directors and officers of Newco and the INDUS Surviving Corporation; provided, however, that in no event shall Newco or the TSW Surviving Corporation be required to expend in excess of 150% of the annual premium currently paid by TSW for such coverage in which event Newco shall purchase such coverage as is available for such 150% of such annual premium.

                (v) Newco and the TSW Surviving Corporation shall pay all
              expenses, including attorneys' fees, that may be incurred by any Indemnified Parties in enforcing the Indemnity and other obligations provided for in this Section 5.15(a).

                                    A-1-45

        (b) INDUS Rights.

                (i) The Articles of Incorporation and Bylaws of the INDUS
              Surviving Corporation shall contain the provisions with respect to indemnification and limitation of liability for monetary damages set forth in the Articles of Incorporation and Bylaws of INDUS on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of ten years from the Effective Time in any manner-that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers, employees or agents of INDUS, unless such modification is required by law.

                (ii) From and after the Effective Time, Newco and the INDUS Surviving Corporation shall honor, in all respects, all of the indemnity agreements entered into prior to the date hereof by INDUS with its respective officers and directors, whether or not such persons continue in their positions with Newco or the INDUS Surviving Corporation following the Effective Time. Following the Effective Time, INDUS's form of indemnification agreement shall be adopted as the form of indemnification agreement for Newco and the INDUS Surviving Corporation and all continuing officers and directors of Newco or the INDUS Surviving Corporation shall be afforded the opportunity to enter into such indemnification agreement, and shall be covered by such directors' and officers' liability insurance policies as Newco shall have in effect from time to time.

                (iii) After the Effective Time, Newco and the INDUS Surviving
              Corporation will, jointly and severally, to the fullest extent permitted under applicable law, indemnify and hold harmless, each present and former director or officer of INDUS or any of its subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal administrative or investigative, to the extent arising out of or pertaining to any action or omission in his or her capacity as a director or officer of INDUS arising out of or pertaining to the transactions contemplated by this Agreement for a period of six years after the date hereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (a) any counsel retained for the defense of the Indemnified Parties for any period after the Effective Time will be reasonably satisfactory to the Indemnified Parties, (b) after the Effective Time, the INDUS Surviving Corporation will pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received, and (c) the INDUS Surviving Corporation will cooperate in the defense of any such matter; provided, however, that the INDUS Surviving Corporation will not be liable for any settlement effected without its written consent (which consent will not be unreasonably withheld); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims will continue until the disposition of any and all such claims. The Indemnified Parties as a group may be defended by only one law firm (in addition to local counsel) with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

                (iv) For the entire period from and after the Effective Time until at least six years after the Effective Time, Newco will cause the INDUS Surviving Corporation to use its commercially reasonable efforts to maintain in effect directors' and officers' liability insurance covering those persons who are currently covered by INDUS's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to TSW) of at least the same coverage and amounts, containing terms that are no less advantageous with respect to claims arising at or before the Effective time than INDUS's policies in effect immediately prior to the Effective Time to those applicable to the then current directors and

                                    A-1-46
              officers of Newco and the INDUS Surviving Corporation; provided, however, that in no event shall Newco or the INDUS Surviving Corporation be required to expend in excess of 150% of the annual premium currently paid by INDUS for such coverage in which event Newco shall purchase such coverage as is available for such 150% of such annual premium.

                (v) Newco and the INDUS Surviving Corporation shall pay all expenses, including attorneys' fees, that may be incurred by any Indemnified Parties in enforcing the Indemnity and other-obligations provided for in this Section 5.15(b).

        (c) In the event Newco, the TSW Surviving Corporation or the INDUS Surviving Corporation or any of their respective successors or assigns (a) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (b) transfers or conveys all or a substantial portion of its properties or assets to any person or entity, then, and in each such case, to the extent necessary to effectuate the purposes of this Section 5.15(c), proper provision shall be made so that the successors and the assigns of Newco, the TSW Surviving Corporation and the INDUS Surviving Corporation assume the obligations set forth in this Section 5.15.

        (d) The provisions of this Section 5.15 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each officer and director of TSW or INDUS described in Sections 5.15(a)(i) and 5.15(b)(i) and his or her heirs and representatives.

      5.16 REGISTRATION RIGHTS AGREEMENT. Prior to the Effective Time, Newco, TSW, Felton, MacAlmon, Warburg, John W. Blend, III and John R. Oltman shall enter into a Registration Rights Agreement in the form attached hereto as Exhibit 5.16 (the "Registration Rights Agreement").

      5.17 EMPLOYEE MATTERS. Prior to the Effective Time, INDUS, Newco and TSW shall mutually agree upon an integration plan relating to the Mergers which shall include, among other things, provisions relating to compensation and other equity incentives for employees of Newco, INDUS and TSW.

      5.18 BOARD REPRESENTATION. At the Effective Time, Newco shall execute a Nomination Agreement in the form attached hereto as Exhibit 5.18 (the "Nomination Agreement") providing for the following rights of Warburg and Felton. For purposes of this Section 5.18, a person shall be deemed to own as "Common Stock of Newco on a fully diluted basis" all shares of Common Stock of Newco subject to all warrants, options and purchase rights owned by such person.

        (a) Provided that Warburg holds a number of shares of Newco Common Stock in excess of fifteen percent (15%) of the outstanding shares of Common Stock of Newco on a fully diluted basis, Newco shall nominate, in connection with each shareholder solicitation relating to the election of directors, two candidates selected by Warburg, consisting of one representative of Warburg.

        (b) Provided that Warburg holds a number of shares of Newco Common Stock equal to or less than fifteen percent (15%) but exceeding seven percent (7%) of the outstanding Common Stock of Newco on a fully diluted basis, Newco shall nominate one candidate selected by Warburg.

        (c) Provided that Felton holds a number of shares of Newco Common Stock in excess of fifteen percent (15%) of the outstanding shares of Common Stock of Newco on a fully diluted basis, Newco shall nominate, in connection with each shareholder solicitation relating to the election of directors, two candidates selected by Felton, one of which may be Felton.


                                    A-1-47

        (d) Provided that Felton holds a number of shares of Newco Common Stock equal to or less than fifteen percent (15%) but exceeding seven percent (7%) of the outstanding Common Stock of Newco on a fully diluted basis, Newco shall nominate one candidate selected by Felton, which may be Felton.

  At such time as Warburg or Felton ceases to hold in excess of seven percent (7%) of the outstanding Common Stock of Newco on a fully diluted basis, the rights of Warburg or Felton, as the case may be, under the Nomination Agreement will terminate and will have no further force or effect.

  6.  CLOSING MATTERS

      6.1 THE CLOSING. Subject to the termination of this Agreement as provided in Section 9 below, the Closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304 on a date (the "Closing Date") and at a time to be mutually agreed upon by the parties, which date shall be as soon as practicable after the TSW Shareholders Meeting and the INDUS Shareholders Meeting and, in any event, no later than the third business day after all conditions to Closing set forth herein (other than those conditions that are intended to be satisfied at the closing) shall have been satisfied or waived, unless another place, time and date is mutually selected by TSW and INDUS.

      6.2 EXCHANGE OF CERTIFICATES.

      (a) Exchange Agent. ChaseMellon Shareholder Services LLC shall act as exchange agent (the "Exchange Agent") in the Mergers. Promptly after the Effective Time, Newco shall deposit with the Exchange Agent, for the benefit of the holders of shares of INDUS Common Stock, TSW Common Stock, TSW Preferred Stock and TSW Subordinated Notes, for exchange in accordance with this Agreement and the Agreements of Merger, certificates representing the shares of Newco Common Stock (such shares of Newco Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") issuable pursuant to this Agreement and the Agreements of Merger, and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 1.8, in exchange for outstanding shares of INDUS Common Stock, TSW Common Stock and TSW Preferred Stock.

        (b) Exchange Procedures.

                (i) As soon as practicable after the Effective Time, Newco shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of INDUS Common Stock, TSW Common Stock and TSW Preferred Stock (collectively, the "Certificates") whose shares are converted into the right to receive Newco Common Stock pursuant to Section
              1.4 or 1.5, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as INDUS and TSW may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Newco Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Newco Common Stock and cash in lieu of fractional shares which such holder has the right to receive pursuant to the provisions of this Agreement and the Agreements of Merger, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of INDUS Common Stock, TSW Common Stock or TSW Preferred Stock which is not registered on the transfer records of INDUS or TSW, as applicable, a certificate representing the proper number of

                                    A-1-48
              shares of Newco Common Stock may be issued to a transferee if the Certificate representing such INDUS Common Stock, TSW Common Stock or TSW Preferred Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this
              Section 6.2 and the Agreements of Merger, each Certificate shall be deemed, on and after the Effective Time, to evidence the ownership of the number of full shares of Newco Common Stock into which such shares of INDUS Common Stock, TSW Common Stock or TSW Preferred Stock shall have been so converted and the right to receive an amount in lieu of any fractional shares of Newco Common Stock as contemplated by Section 1.8, the Agreements of Merger and the Delaware Law.

                (ii) As soon as practicable after the Effective Time, Newco shall cause the Exchange Agent to mail to each holder of an TSW Subordinated Note (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the TSW Subordinated Notes shall pass, only upon delivery of the TSW Subordinated Notes to the Exchange Agent and shall be in such form and have such other provisions as INDUS and TSW may reasonably specify) and (ii) instructions for use in effecting the surrender of the TSW Subordinated Notes in exchange for certificates representing Newco Common Stock. Upon surrender of an TSW Subordinated Note for cancellation to the Exchange Agent, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent, the holder of such TSW Subordinated Note shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Newco Common Stock and cash in lieu of fractional shares which such holder has the right to receive pursuant to the provisions of this Agreement and the Agreements of Merger, and the TSW Subordinated Note so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Section 6.2 and the Agreements of Merger, each TSW Subordinated Note shall be deemed, on and after the Effective Time, to evidence the ownership of the number of full shares of Newco Common Stock into which such TSW Subordinated Note shall have been so exchanged and the right to receive an amount in lieu of any fractional shares of Newco Common Stock as contemplated by
              Section 1.8 and the Agreements of Merger.

        (c) Distributions with Respect to Unsurrendered Certificates. No dividends or other distributions declared or made after the Effective Time with respect to Newco Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Newco Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.8 and the Agreements of Merger, until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Newco Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Newco Common Stock to which such holder is entitled pursuant to Section
      1.8 and the Agreements of Merger and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Newco Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Newco Common Stock.

        (d) No Further Ownership Rights. All shares of Newco Common Stock issued upon the surrender for exchange of shares of INDUS Common Stock, TSW Common Stock or TSW Preferred Stock in accordance with the terms of this Agreement and the TSW Agreements of Merger (including any cash paid pursuant to Section 1.8 and Section 6.2(c)) shall be deemed to

                                    A-1-49
      have been issued in full satisfaction of all rights pertaining to such shares of INDUS Common Stock, TSW Common Stock or TSW Preferred Stock. After the Effective Time there shall be no further registration of transfers on the stock transfers books of (i) the INDUS Surviving Corporation of the shares of INDUS Common Stock, or
      (ii) the TSW Surviving Corporation of the shares of TSW Common Stock or TSW Preferred Stock, which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to either the INDUS Surviving Corporation or the TSW Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 6.2 and the Agreements of Merger.

        (e) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to shareholders six months after the Effective Time shall be delivered to Newco, upon demand, and any former shareholders of INDUS or TSW who have not theretofore complied with this Section 6.2 and the Agreements of Merger shall thereafter look only to Newco for payment of their claim for Newco Common Stock, any cash in lieu of fractional shares of Newco Common Stock and any dividends or distributions with respect to Newco Common Stock.

        (f) No Liability. Neither the Exchange Agent, Newco, INDUS or TSW shall be liable to any holder of shares of TSW Common Stock or Newco Common Stock, as the case may be, for any amount delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

        (g) Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof and the posting of reasonable bond therefor, such shares of Newco Common Stock, cash for fractional shares, if any, as may be required pursuant to Section 1.8 and any dividends or distributions payable pursuant to Section 6.2(c).

      6.3 ASSUMPTION OF OPTIONS. Promptly after the Effective Time, Newco shall (a) notify in writing each holder of a Stock Right of the assumption of such Stock Right by Newco, the number of shares of Newco Common Stock that are then subject to such Stock Right and the exercise price or purchase price of such Stock Right, as determined pursuant to Sections 1.9 and 1.10 hereof, and (b) file the Form S-8 to register the Stock Rights.

  7. CONDITIONS PRECEDENT TO OBLIGATIONS OF TSW

  The obligations of TSW hereunder are subject to the fulfillment or satisfaction on or before the Closing, of each of the following conditions (any one or more of which may be waived by TSW, but only in a writing signed by TSW):

      7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of INDUS and Newco set forth in Section 3 (as qualified by the INDUS Disclosure Letter) shall have been true and accurate in all material respects (except for such representations and warranties which are qualified by materiality or Material Adverse Effect, which shall have been true and accurate in all respects) when made and shall be true and accurate in all material respects (except for such representations and warranties which are qualified by materiality or Material Adverse Effect, which shall be true and accurate in all respects) on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties that address matters only as of a particular date (which shall remain true and accurate as of such particular date), with the same force and effect as if they had been made at the Closing, and TSW shall receive certificates to such effect executed by each of INDUS's Chief Executive Officer and Newco's Chief Executive Officer.


                                    A-1-50

      7.2 COVENANTS. INDUS and Newco shall have performed and complied in all material respects with all of their respective covenants contained in Section 5 on or before the Closing, and TSW shall receive certificates to such effect executed by each of INDUS's Chief Executive Officer and Newco's Chief Executive Officer.

      7.3 COMPLIANCE WITH LAW. There shall be no order, decree or ruling by any governmental agency which would prohibit or render illegal the transactions contemplated by this Agreement.

      7.4 CONSENTS. There shall have been obtained on or before the Closing the permits, governmental consents, approvals and authorizations listed on Exhibit 7.4 hereto, and INDUS shall have received the written consents, assignments, waivers, authorizations and other certificates also listed on Exhibit 7.4.

      7.5 FORM S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop-order or proceedings seeking a stop-order and the Prospectus/Proxy Statement shall on the Closing not be subject to any proceedings commenced or overtly threatened by the SEC.

      7.6 OPINION OF INDUS'S AND NEWCO'S COUNSEL. TSW shall have received from counsel to INDUS and Newco, an opinion substantially in the form to be agreed upon by the parties to this Agreement and attached hereto as Exhibit 7.6.

      7.7 TSW SHAREHOLDER APPROVAL. The TSW Shareholder Approval shall have been granted in accordance with applicable law and TSW's Articles of Incorporation and Bylaws. Holders of 5% or more of the outstanding shares of TSW Common Stock and TSW Preferred Stock shall not be eligible to exercise dissenter's rights under Articles 13 of the GBBC.

      7.8 INDUS SHAREHOLDER APPROVALS. The INDUS Shareholder Approval shall have been granted in accordance with applicable law and INDUS's Articles of Incorporation and Bylaws. Holders of 5% or more of the outstanding shares of INDUS Common Stock shall not be eligible to exercise dissenter's rights under Chapter 13 of the CGCL.

      7.9 NO LEGAL ACTION. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of either of the Mergers shall have been issued by any Federal or state court and remain in effect.

      7.10 TAX OPINION. INDUS shall have received an opinion in form and substance satisfactory to it from its counsel, to the effect that the INDUS Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and TSW shall have received an opinion in form and substance satisfactory from its counsel, to the effect that the TSW Merger will be treated for Federal income tax purposes as a reorganization within the meaning of
    Section 368(a) of the Code. The parties shall make representations related to the INDUS and TSW tax opinions, which representations counsel may rely upon.

      7.11 POOLING OPINION. TSW shall have received from Ernst & Young LLP an opinion, in form and substance satisfactory to TSW, dated as of the Closing that the Mergers together will be treated as a "pooling of interests" in accordance with GAAP and all published rules, regulations and policies of the SEC.

      7.12 NASDAQ LISTING. The Newco Common Stock to be issued in the Mergers shall have been approved for quotation on the Nasdaq Stock Market, subject to notice of issuance.

      7.13 INCORPORATION OF NEW COMPANIES. Newco shall have formed INDUS Sub and TSW Sub prior to the Closing Date, which corporations shall be duly organized, validly existing and in good

                                    A-1-51
    standing under the laws of California and Georgia, respectively, and which corporations shall have been formed solely for the purpose of the transactions hereunder and shall not have engaged in any business activities during the period from incorporation to the Closing Date. TSW shall receive a certificate to such effect signed by Newco's Chief Executive Officer.

      7.14 ABSENCE OF SUBSTANTIAL MATERIAL ADVERSE CHANGE. There shall not have been any Substantial Material Adverse Change since the date of this Agreement. "Substantial Material Adverse Change" shall be deemed to have occurred only in the event that, prior to the Effective Time, there shall occur at any event or change which, individually or in the aggregate of all such events or changes, have resulted, or reasonably would be expected to result in, a substantial impairment to INDUS's ability after the Closing to continue to develop, produce, sell and distribute the products and services that are material to INDUS's business in substantially the same manner as it has prior to the date of this Agreement.

      7.15 HSR ACT COMPLIANCE. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and any authorization, consent or approval required under any Antitrust Law shall have been obtained or any waiting period applicable to the review of the transactions contemplated hereby shall have expired or been terminated.

  "Antitrust Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, all other federal, state, or foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, restraint of trade or lessening of competition through merger or acquisition.

  8. CONDITIONS PRECEDENT TO OBLIGATIONS OF INDUS AND NEWCO

The obligations of INDUS and Newco hereunder are subject to the fulfillment or satisfaction on or before the Closing, of each of the following conditions (any one or more of which may be waived by INDUS, but only in a writing signed by INDUS):

      8.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of TSW set forth in Section 2 (as qualified by the TSW Disclosure Letter) shall have been true and accurate in all material respects (except for such representations and warranties which are qualified by materiality or Material Adverse Effect, which shall have been true and accurate in all respects) when made and shall be true and accurate in all material respects (except for such representations and warranties which are qualified by materiality or Material Adverse Effect, which shall be true and accurate in all respects) on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties that address matters only as of a particular date (which shall remain true and accurate as of such particular date), with the same force and effect as if they had been made at the Closing, and INDUS shall receive a certificate to such effect executed by TSW's Chief Executive Officer and Chief Financial Officer.

      8.2 COVENANTS. TSW shall have performed and complied in all material respects with all of its covenants contained in Section 4-on or before the Closing, and INDUS shall receive a certificate to such effect signed by TSW'S Chief Executive officer and Chief Financial Officer.

      8.3 COMPLIANCE WITH LAW. There shall be no order, decree or ruling by any court or governmental agency which would prohibit or render illegal the transactions contemplated by this Agreement.

      8.4 CONSENTS. There shall have been obtained on or before the Closing the permits, governmental consents, approvals and authorizations listed on Exhibit 8.4 hereto, and TSW shall have

                                    A-1-52
    received the written consents, assignments, waivers, authorizations and other certificates also listed on Exhibit 8.4.

      8.5 FORM S-4. The Form S-4 shall have become effective under the Securities Act and shall not-be the subject of any stop-order or proceedings seeking a stop-order and the Prospectus/Proxy Statement shall on the Closing not be subject to any proceedings commenced or overtly threatened by the SEC.

      8.6 OPINION OF TSW'S COUNSEL. INDUS shall have received from counsel to TSW, an opinion substantially in the form to be agreed upon by the parties to this Agreement and attached hereto as Exhibit 8.6.

      8.7 INDUS SHAREHOLDER APPROVALS. The INDUS Shareholder Approval shall have been granted in accordance with applicable law and INDUS's Articles of Incorporation and Bylaws. Holders of 5% or more of the outstanding shares of INDUS Common Stock shall not be eligible to exercise dissenter's rights under Chapter 13 of the CGCL.

      8.8 TSW SHAREHOLDER APPROVAL. The TSW Shareholder Approval shall have been granted in accordance with applicable law and TSW's Articles of Incorporation and Bylaws. Holders of 5% or more of the outstanding shares of TSW Common Stock and TSW Preferred Stock shall not be eligible to exercise dissenter's rights under Article 13 of the GBBC.

      8.9 NO LEGAL ACTION. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of either of the Mergers shall have been issued by any Federal or state court and remain in effect.

      8.10 TAX OPINION. TSW shall have received an opinion in form and substance satisfactory from its counsel, to the effect that the TSW Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and INDUS shall have received an opinion in form and substance satisfactory to it from its counsel, to the effect that the INDUS Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. The parties shall make representations related to the INDUS and TSW tax opinions, which representations counsel may rely upon.

      8.11 POOLING OPINION. INDUS shall have received from Ernst & Young LLP an opinion, in form and substance satisfactory to INDUS, dated as of the Closing that the Mergers together will be treated as a "pooling of interests" in accordance with GAAP and all published rules, regulations and policies of the SEC.

      8.12 ABSENCE OF SUBSTANTIAL MATERIAL ADVERSE CHANGE. There shall not have been any Substantial Material Adverse Change since the date of the Agreement. "Substantial Material Adverse Change" shall be deemed to have occurred only in the event that prior to the Effective Time there shall occur any event or change which, individually or in the aggregate of all such events or changes, have resulted, or reasonably would be expected to result in, a substantial impairment to TSW's ability after the Closing to continue to develop, produce, sell and distribute the products and services that are material TSW's business in substantially the same manner as it has prior to the date of this Agreement.

      8.13 HSR ACT COMPLIANCE. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and any authorization, consent or approval required under any Antitrust Law shall have been obtained or any waiting period applicable to the review of the transactions contemplated hereby shall have expired or been terminated.

                                    A-1-53

  9. TERMINATION OF AGREEMENT

      9.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Mergers by the shareholders of INDUS or TSW:

        (a) by mutual agreement of TSW and INDUS;

        (b) by TSW, if there has been a breach by INDUS or Newco of any representation or warranty set forth in this Agreement on the part of INDUS or Newco, and, as a result of such breach, the conditions set forth in Section 7.1 would not then be satisfied, and which INDUS or Newco fails to cure within ten (10) business days after notice thereof from TSW (except that no cure period shall be provided for a breach by INDUS or Newco which by its nature cannot be cured);

        (c) by TSW, if there has been a breach by INDUS or Newco of any covenant or agreement set forth in this Agreement on the part of INDUS or Newco and as a result of such breach, the conditions set forth in Section 7.2 would not then be satisfied, and which INDUS or Newco fails to cure within ten (10) business days after notice thereof from TSW (except that no cure period shall be provided for a breach by INDUS or Newco which by its nature cannot be cured);

        (d) by INDUS, if there has been a breach by TSW of any representation or warranty set forth in this Agreement on the part of TSW, and as a result of such breach, the conditions set forth in
      Section 8.1 would not then be satisfied, and which TSW fails to cure within ten (10) business days after notice thereof from INDUS (except that no cure period shall be provided for a breach by TSW which by its nature cannot be cured);

        (e) by INDUS, if there has been a breach by TSW of any covenant or agreement set forth in this Agreement on the part of TSW, and as a result of such breach, the conditions set forth in Section 8.2 would not then be satisfied, and which TSW fails to cure within ten (10) business days after notice thereof from INDUS (except that no cure period shall be provided for a breach by TSW which by its nature cannot be cured);

        (f) by INDUS or TSW, if all the conditions for Closing the Mergers shall not have been satisfied or waived on or before the Final Date (as defined below) other than as a result of a breach of this Agreement by the terminating party;

        (g) by INDUS or TSW, if a permanent injunction or other order shall have been entered by any Federal or state court which would make illegal or otherwise restrain or prohibit the consummation of either of the Mergers shall have been issued and shall have become final and nonappealable;

        (h) by INDUS or TSW, if the TSW Shareholder Approval is not granted at the TSW Shareholders Meeting;

        (i) by INDUS or TSW, if the INDUS Shareholder Approval is not granted at the INDUS Shareholders meeting;

        (j) by INDUS, if the condition to Closing set forth in Section
      7.11 is not met for any reason related to TSW;

        (k) by TSW, if the condition to Closing set forth in Section 8.11 is not met for any reason related to INDUS;

        (l) by TSW, if the INDUS Common Stock Market Price is less than $9.50 per share.

        (m) by INDUS, if the INDUS Common Stock Market Price is greater than $22.50.

  As used herein, the Final Date shall be December 5, 1997, except that if the FTC or the DOJ issues a "second request" under the HSR Act then the Final Date shall be extended to March 5, 1998; and except that if a temporary, preliminary or permanent injunction or other order by any Federal or state court which would prohibit or otherwise restrain consummation of the Mergers shall have been issued and shall remain in effect on

                                    A-1-54

December 5, 1997, and such injunction shall not have become final and nonappealable, either party, by giving the other written notice thereof on or prior to December 5, 1997, may extend the time for consummation of the Mergers up to and including the earlier of the date such injunction shall become final and non-appealable or March 5, 1998, so long as such party shall, at its own expense, use its reasonable best efforts to have such injunction dissolved.

      9.2 NOTICE OF TERMINATION. Any termination of this Agreement under
    Section 9.1 above will be effective by the delivery of notice of the terminating party to the other party hereto.

      9.3 NO LIABILITY. Any termination of this Agreement in accordance with this Section 9 will be without further obligation or liability upon any party in favor of the other parties hereto other than the obligations contained in the Mutual Confidential Nondisclosure Agreement dated May 7, 1997 between TSW and INDUS (the "Nondisclosure Agreement"), which will survive termination of this Agreement; provided, however, that nothing herein will relieve any party from liability for any willful breach of this Agreement.

  10. SURVIVAL OF REPRESENTATIONS

      10.1 NO SURVIVAL OF REPRESENTATIONS. All representations, warranties and covenants of the parties contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of the parties to this Agreement, until the earlier of the termination of this Agreement or the Closing Date, whereupon such representations, warranties and covenants will expire (except for covenants that by their terms survive for a longer period).

  11. MISCELLANEOUS

      11.1 GOVERNING LAW. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware (without giving effect to the provisions thereof relating to conflicts of law).

      11.2 ASSIGNMENT; BINDING UPON SUCCESSORS AND ASSIGNS. None of the parties hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      11.3 SEVERABILITY. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of the void or unenforceable provision.

      11.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all the parties reflected hereon as signatories.

      11.5 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

                                    A-1-55

      11.6 AMENDMENT AND WAIVERS. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party or parties to be bound thereby. The waiver by a party-of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. The Agreement may be amended by the parties hereto at any time before or after approval of the TSW shareholders or the INDUS shareholders, but, after such approval, no amendment will be made which by applicable law requires the further approval of the TSW shareholders or the INDUS shareholders without obtaining such further approval.

      11.7 EXPENSES. In the event that the Mergers are consummated, the expenses and fees of both parties with respect to this Agreement and the transactions contemplated hereby will be borne by Newco. In the event that the Mergers are not consummated, each party will bear its respective fees and expenses incurred with respect to this Agreement and the transactions contemplated hereby; provided, however, that TSW and INDUS shall share equally all fees and expenses, other than attorneys', accountants' and financial advisors' fees, incurred in connection with the printing and filing of the Form S-4 (including financial statements and exhibits) and any amendment or supplements thereto.

      11.8 ATTORNEYS' FEES. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including, without limitation, costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

      11.9 NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

            If to TSW to:        TSW International, Inc.
                                 3301 Windy Ridge Parkway
                                 Atlanta, Georgia 30339
                                 Attention: Chief Executive Officer
                                 Telecopier: (770) 999-5461

            With copies to:      Wachtell, Lipton, Rosen & Katz
                                 51 West 52nd Street
                                 New York, New York 10019
                                 Attention: Andrew R. Brownstein, Esq.
                                 Telecopier: (212) 403-2000

                  and

                                 Troutman Sanders LLP
                                 NationsBank Plaza
                                 600 Peachtree Street, N.E.
                                 Suite 5200
                                 Atlanta, Georgia 30308-2216
                                 Attention: Robert W. Grout, Esq.
                                 Telecopier (404) 885-3900

                                    A-1-56

            And if to INDUS or
             Newco to:           THE INDUS GROUP, Inc.
                                 60 Spear Street
                                 San Francisco, California 94105
                                 Attention: Chief Executive officer
                                 Telecopier: (415) 904-5050

            With a copy to:      Wilson Sonsini Goodrich & Rosati
                                 650 Page Mill Road
                                 Palo Alto, CA 94304
                                 Attention: Henry P. Massey, Jr., Esq.
                                 Telecopier: (415) 493-6811

  All such notices and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery,
(b) in the case of a telecopy, when the party receiving such copy shall have confirmed receipt of the communication, (c) in the case of delivery by nationally-recognized overnight courier, on the business day following dispatch, and (d) in the case of mailing, on the third business day following such mailing.

      11.10 CONSTRUCTION OF AGREEMENT. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section or an exhibit will mean a Section in, or exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole.

      11.11 NO JOINT VENTURE. Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section.

      11.12 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

      11.13 ABSENCE OF THIRD PARTY BENEFICIARY RIGHTS. Except as otherwise provided in Sections 5.14, 5.15 and 5.18, no provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner or any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

      11.14 PUBLIC ANNOUNCEMENT. Upon execution of this Agreement, INDUS and TSW promptly will issue a joint press release approved by both parties announcing the Mergers. Thereafter, INDUS or TSW may issue such press releases, and make such other disclosures regarding the Mergers, as it

                                    A-1-57
    determines (after consultation with legal counsel) are required under applicable securities laws or NASD rules; provided that INDUS or TSW shall, to the extent practicable, obtain the approval of the other party (which approval shall not be unreasonably withheld) prior to any such release or disclosure.

      11.15 ENTIRE AGREEMENT. This Agreement and the exhibits hereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto other than the Nondisclosure Agreement, which shall remain in full force and effect. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Reorganization as of the date first above written.


THE INDUS GROUP, INC.                     TSW INTERNATIONAL, INC.
a California corporation                  a Georgia corporation

    /s/ Robert W. Felton                      /s/ Christopher R. Lane
By: _________________________________     By: _________________________________
    Name: Robert W. Felton                    Name: Christopher R. Lane
    Title: President and CEO                  Title: President and CEO

INDUS/TSW, INC.
a Delaware corporation

    /s/ Robert W. Felton
By: _________________________________
    Name: Robert W. Felton
    Title: President and CEO


           [SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]

                                    A-1-58

                                                                   APPENDIX A-2

                                    FORM OF

                              AGREEMENT OF MERGER

                                      OF

                               INDUS SUB, INC.,

                           INDUS INTERNATIONAL, INC.

                                      AND

                             THE INDUS GROUP, INC.

  This Agreement of Merger (this "Agreement") is entered into as of      ,
1997 between THE INDUS GROUP, INC., a California corporation (the "INDUS" or the "Surviving Corporation") and INDUS SUB, INC., a California corporation ("INDUS Sub"), a wholly-owned subsidiary of Indus International, Inc., a Delaware corporation ("Newco").

                                   RECITALS

  A. INDUS, Newco and TSW International, Inc., a Georgia corporation ("TSW"), have entered into an Agreement and Plan of Merger and Reorganization, dated as of June 5, 1997 (the "Plan"), providing for, among other things, for the execution and filing of this Merger Agreement and the merger of INDUS Sub, a wholly-owned subsidiary of Newco, with and into INDUS ("INDUS Merger"), such that INDUS will be the surviving corporation of the INDUS Merger, in accordance with the California General Corporation Law (the "CGCL").

  B. The Boards of Directors of INDUS, Newco and INDUS Sub, respectively, have determined the INDUS Merger to be advisable and in the respective interests of INDUS, Newco and INDUS Sub and their respective shareholders.

  C. The Plan, this Agreement and the INDUS Merger have been approved by Newco as the sole shareholder of INDUS Sub and by the shareholders of INDUS.

  D. The Plan also provides for the merger (the "TSW Merger") of TSW Sub, Inc., a Georgia corporation and a wholly-owned subsidiary of Newco ("TSW Sub"), with and into TSW. The shareholders of TSW will exchange their TSW securities for a certain number of shares of Common Stock of Newco pursuant to the TSW Merger.

  E. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Plan.

  NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and subject to the terms and conditions set forth herein and in the Plan, the parties agree as follows:

  1. THE CONSTITUENT CORPORATIONS

      1.1 INDUS SUB.

        (a) INDUS Sub was incorporated under the laws of the State of
      California on      , 1997.

        (b) At the date hereof, INDUS Sub is authorized to issue an aggregate of 1,000 shares of Common Stock, with a par value of $0.001 ("INDUS Sub Common Stock").

        (c) At the date hereof, an aggregate of 1,000 shares of INDUS Sub Common Stock were issued and outstanding, all of which are owned by INDUS.

                                     A-2-1

      1.2 INDUS.

        (a) INDUS was incorporated under the laws of the State of California on January 2, 1990.

        (b) INDUS is authorized to issue an aggregate of 50,000,000 shares of Common Stock, with a par value of $0.001, and an aggregate of 5,000,000 shares of Preferred Stock, with a par value of $0.001.

        (c) As of the date hereof, an aggregate of     shares of Common
      Stock of INDUS ("INDUS Common Stock") were issued and outstanding. No shares of Preferred Stock were issued and outstanding.

  2. THE MERGER

      2.1 INDUS MERGER. INDUS Sub will be merged with and into INDUS pursuant to the terms and conditions of this Agreement, and in accordance with applicable provisions of the CGCL, and the separate existence of INDUS Sub shall cease. INDUS shall be the surviving corporation in the INDUS Merger (hereinafter sometimes referred to as the "Surviving Corporation") and its separate corporate existence, with all its purposes, objects, rights, privileges, powers and franchises, shall continue unaffected and unimpaired by the INDUS Merger. The Surviving Corporation shall succeed, without transfer, to all of the rights, privileges, powers and franchises of INDUS Sub and all of the debts, choses in action and other interests due or belonging to INDUS Sub and shall be subject to, and responsible for, all of the debts, liabilities and obligations of INDUS Sub with the effect as set forth in the CGCL.

      2.2 CONVERSION OF INDUS SUB SHARES. At the Effective Time (as defined below), each share of INDUS Sub Common Stock issued and outstanding immediately prior to the Effective Time will, by virtue of the INDUS Merger, and without any further action on the part of INDUS, INDUS Sub or any shareholder thereof, be converted into one share of validly issued, fully paid and nonassessable Common Stock of the Surviving Corporation ("Surviving Corporation Common Stock"). The shares of Surviving Corporation Common Stock into which the shares of INDUS Sub Common Stock are so converted shall be the only shares of Surviving Corporation Common Stock that are issued and outstanding immediately after the Effective Time. Each certificate which immediately prior to the Effective Time represented shares of INDUS Sub Common Stock shall be deemed for all purposes to represent the number of shares of Surviving Corporation Common Stock into which the shares of INDUS Sub Common Stock represented by such certificate shall have been converted pursuant to this Section 2.2.

      2.3 CONVERSION OF INDUS SHARES. At the Effective Time, each share of INDUS Common Stock that is issued and outstanding immediately prior to the Effective Time (other than shares, if any, held by persons exercising dissenters' rights in accordance with Chapter 13 of the
    CGCL) will, by virtue of the INDUS Merger, and without any further action on the part of INDUS, Newco or any shareholder thereof, be converted into the right to receive one share (the "INDUS Applicable Ratio") of validly issued, fully paid and nonassessable Common Stock of Newco ("Newco Common Stock"). Each share of INDUS capital stock held in the treasury of INDUS or any of which are owned by Newco, INDUS, TSW or any direct or indirect wholly-owned subsidiary of Newco, INDUS or TSW immediately prior to the Effective Time, will be canceled and extinguished and will not be converted into shares of Newco Common Stock, cash or any other property.

      2.4 EFFECTIVE TIME. The INDUS Merger shall become effective (the "Effective Time") at the time and date that this Agreement and each of the certificates meeting the requirements of Section 1103 of the CGCL are filed with the Secretary of State of the State of California, in accordance with Section 1103 of the CGCL.


      2.5 FRACTIONAL SHARES. No fractional shares of Newco Common Stock will be issued in connection with the INDUS Merger, but in lieu thereof each holder of INDUS Common Stock who would otherwise be entitled to receive a fraction of a share of Newco Common Stock as a result of the

                                     A-2-2

    INDUS Merger will receive from the Exchange Agent (as hereinafter defined), at such time as such holder shall receive a certificate representing shares of Newco Common Stock as contemplated by Section 2.10, an amount of cash (rounded up to the nearest whole cent) equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such holders, of the aggregate fractional Newco Common Stock issued pursuant to the INDUS Merger and the TSW Merger.

      2.6 CONVERSION OF INDUS OPTIONS. At the Effective Time, each of the then outstanding options to purchase INDUS Common Stock (collectively, the "INDUS Options") will, by virtue of the INDUS Merger and without any further action on the part of any holder thereof, be assumed by Newco and converted into an option to purchase that number of shares of Newco Common Stock determined by multiplying the number of shares of INDUS Common Stock subject to such INDUS Option at the Effective Time by the INDUS Applicable Ratio, at an exercise price per share of Newco Common Stock equal to the exercise price per share of such INDUS Option immediately prior to the Effective Time divided by the INDUS Applicable Ratio rounded up to the nearest cent. If the foregoing calculation results in an assumed INDUS Option being exercisable for a fraction of a share of Newco Common Stock, then the number of shares of Newco Common Stock subject to such option will be rounded down to the nearest whole number of shares, with no cash being payable for such fractional share.

      2.7 ASSUMPTION OF INDUS STOCK PURCHASE PLAN OPTIONS. At the Effective Time, each then outstanding option (an "INDUS Stock Purchase Plan Option") granted under the INDUS Stock Purchase Plan (the "INDUS ESPP") will, by virtue of the INDUS Merger and without any further action on the part of any holder thereof, be assumed by Newco and converted into an option (a "Newco Stock Purchase Plan Option") to purchase, on the same terms and as were applicable under the INDUS ESPP immediately prior to the Effective Time, a number of shares of Newco Common Stock determined by multiplying the number of shares of INDUS Common Stock subject to such INDUS Stock Purchase Plan Option at the Effective Time as provided in the INDUS ESPP by the INDUS Applicable Ratio, at a purchase price per share of Newco Common Stock equal to the lower of
    (i) the quotient determined by dividing eight-five percent (85%) of the fair market value of the INDUS Common Stock on the offering date of each assumed offering or (ii) eighty-five percent (85%) of the fair market value of the Newco Common Stock on each exercise date of the assumed offering occurring after the Effective Time.


      2.8 FURTHER ASSIGNMENTS. After the Effective Time, Newco and its officers and directors may execute and deliver such deeds, assignments and assurances and do all other things necessary or desirable to vest, perfect or confirm title to INDUS Sub's property or rights in INDUS and otherwise to carry out the purposes of the Plan in the name of INDUS Sub or otherwise.

      2.9 ARTICLES OF INCORPORATION OF THE SURVIVING CORPORATION. The Articles of Incorporation of INDUS in effect immediately prior to the Effective Time of the INDUS Merger shall be the Articles of Incorporation of the Surviving Corporation, except that Article III of the Articles of Incorporation shall be amended to read as follows:

        "This corporation is authorized to issue only one class of shares, and the total number of shares which this corporation is authorized to issue is one thousand (1,000) shares."

      2.10 EXCHANGE OF CERTIFICATES.

        (a) Exchange Agent. ChaseMellon Shareholder Services LLC shall act as exchange agent (the "Exchange Agent") in the INDUS Merger. Promptly after the Effective Time, Newco shall deposit with the Exchange Agent, for the benefit of the holders of shares of INDUS Common Stock, for exchange in accordance with this Agreement and the Plan, certificates representing the shares of Newco Common Stock (such shares of Newco Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange

                                     A-2-3

      Fund") issuable pursuant to this Agreement and the Plan, and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 2.5, in exchange for outstanding shares of INDUS Common Stock.

        (b) Exchange Procedures. As soon as practicable after the Effective Time, Newco shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of INDUS Common Stock (the "Certificates") whose shares are converted into the right to receive Newco Common Stock pursuant to
      Section 2.3 hereof, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as INDUS may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Newco Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Newco Common Stock and cash in lieu of fractional shares which such holder has the right to receive pursuant to the provisions of this Agreement and the Plan, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of INDUS Common Stock which is not registered on the transfer records of INDUS, a certificate representing the proper number of shares of Newco Common Stock may be issued to a transferee if the Certificate representing such INDUS Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this
      Section 2.10 and the Plan, each Certificate shall be deemed, on and after the Effective Time, to evidence the ownership of the number of full shares of Newco Common Stock into which such shares of INDUS Common Stock shall have been so converted and the right to receive an amount of cash in lieu of any fractional shares of Newco Common Stock as contemplated by Section 2.5, the Plan, the CGCL and Delaware Law.

        (c) Distributions with Respect to Unsurrendered Certificates. No dividends or other distributions declared or made after the Effective Time with respect to Newco Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Newco Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.5 and the Plan until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Newco Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Newco Common Stock to which such holder is entitled pursuant to Section 2.5 and the Plan and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Newco Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Newco Common Stock.

        (d) No Further Ownership Rights. All shares of Newco Common Stock issued upon the surrender for exchange of shares of INDUS Common Stock in accordance with the terms of this Agreement and the Plan (including any cash paid pursuant to Section 2.5 and Section 2.10(c)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of INDUS Common Stock. After the Effective Time there shall be no further registration of transfers on the stock transfers books of the Surviving Corporation of the shares of INDUS Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time,

                                     A-2-4

      Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this
      Section 2.10 and the Plan.

        (e) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to shareholders six months after the Effective Time shall be delivered to Newco, upon demand, and any former shareholders of INDUS who have not theretofore complied with this Section 2.10 and the Plan shall thereafter look only to Newco for payment of their claim for Newco Common Stock, any cash in lieu of fractional shares of Newco Common Stock and any dividends or distributions with respect to Newco Common Stock.

  3. MISCELLANEOUS

      3.1 PLAN. The Plan and this Agreement are intended to be construed together in order to effectuate their purposes.

      3.2 TERMINATION. Notwithstanding the approval of this Agreement by the shareholders of INDUS, INDUS Sub and Newco, this Agreement may be terminated at any time prior to the Effective Time by the mutual written agreement of INDUS, INDUS Sub and Newco. Notwithstanding the approval of this Agreement by the shareholders of INDUS, INDUS Sub and Newco, this Agreement will terminate forthwith in the event that the Plan is terminated in accordance with its terms. In the event of the termination of this Agreement as provided above, this Agreement will forthwith become void and there will be no liability on the part of either INDUS, Newco, INDUS Sub or TSW or their respective officers and directors, except as otherwise provided in the Plan.

      3.3 AMENDMENT. This Agreement may be amended by the parties hereto at any time before or after approval by the shareholders of INDUS, INDUS Sub or Newco, but, after such approval, no amendment will be made which, by applicable law, requires the further approval of shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      3.4 ASSIGNMENT; BINDING UPON SUCCESSORS AND ASSIGNS. No party may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      3.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California (without regard to its choice of law principles).

      3.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument.

                                     A-2-5

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

                                          THE INDUS GROUP, INC.

                                          By: _________________________________
                                              ROBERT W. FELTON, PRESIDENT AND
                                                  CHIEF EXECUTIVE OFFICER

                                          By: _________________________________
                                                  ANNA BORDEN, SECRETARY

                                          INDUS SUB, INC.

                                          By: _________________________________
                                              ROBERT W. FELTON, PRESIDENT AND
                                                  CHIEF EXECUTIVE OFFICER

                                          By: _________________________________
                                                  ANNA BORDEN, SECRETARY

                     SIGNATURE PAGE TO AGREEMENT OF MERGER

                                     A-2-6

                             THE INDUS GROUP, INC.
                            (SURVIVING CORPORATION)

                             OFFICERS' CERTIFICATE

Robert W. Felton and Anna Borden hereby certify that:

  1. They are the duly elected, acting and qualified President and Secretary of THE INDUS GROUP, INC., a California corporation (the "Company").

  2. The Company has authorized two classes of stock designated "Common Stock" and "Preferred Stock." There are authorized 50,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock.

  3. There were     shares of Common Stock outstanding and entitled to vote on the Agreement of Merger attached hereto (the "Merger Agreement"). There were no shares of Preferred Stock outstanding and entitled to vote on the Merger Agreement.

  4. The principal terms of the Merger Agreement in the form attached hereto were approved by the Board of Directors of the Company and by the vote of a majority of the outstanding shares of Common Stock entitled to vote thereon. The required vote was a majority of the outstanding shares of Common Stock of the Company entitled to vote thereon.

  5. Robert W. Felton and Anna Borden further declare under penalty of perjury under the laws of the State of California that each has read the foregoing certificate and knows the contents thereof and that the same is true of their own knowledge.

  Executed in San Francisco, California on     , 1997.

                                          _____________________________________
                                                ROBERT W. FELTON, PRESIDENT

                                          _____________________________________
                                                  ANNA BORDEN, SECRETARY

                                     A-2-7

                                INDUS SUB, INC.
                          (A CALIFORNIA CORPORATION)

                             OFFICERS' CERTIFICATE

Robert W. Felton and Anna Borden hereby certify that:

  1. They are the duly elected, acting and qualified President, Chief Executive Officer, Chief Financial Officer and Secretary of INDUS Sub, Inc., a California corporation (the "Company").

  2. The Company has authorized one class of stock designated "Common Stock." There are authorized 1,000 shares of Common Stock.

  3. There were 1,000 shares of Common Stock outstanding and entitled to vote on the Agreement of Merger attached hereto (the "Merger Agreement").

  4. The principal terms of the Merger Agreement in the form attached hereto were approved by the Board of Directors and by the vote of all outstanding shares of Common Stock of the Company.

  5. The principal terms of the Merger Agreement in the form attached hereto were approved by the Board of Directors and by the vote of all outstanding shares of Common Stock of Newco, the parent of INDUS Sub, Inc.

  6. Robert W. Felton and Anna Borden further declare under penalty of perjury under the laws of the State of California that each has read the foregoing certificate and knows the contents thereof and that the same is true of their own knowledge.

  Executed in San Francisco, California on     , 1997.

                                          _____________________________________
                                                ROBERT W. FELTON, PRESIDENT

                                          _____________________________________
                                                  ANNA BORDEN, SECRETARY

                                     A-2-8

                                                                   APPENDIX A-3

                                    FORM OF

                         AGREEMENT AND PLAN OF MERGER

                                      OF

                           TSW INTERNATIONAL, INC.,

                           INDUS INTERNATIONAL, INC.

                                      AND

                             TSW MERGER SUB, INC.

  This Agreement of Merger (this "Agreement") is entered into as of      ,
1997 among TSW International, Inc., a Georgia corporation ("TSW"), Indus International, Inc., a Delaware corporation ("NEWCO"), and TSW Merger Sub, Inc., a Georgia corporation ("TSW Sub") which is a wholly-owned subsidiary of Newco.

                                   RECITALS

  A. NEWCO, TSW and The Indus Group, Inc., a California corporation ("INDUS") have entered into an Agreement and Plan of Merger and Reorganization, dated as of June 5, 1997 (as amended or supplemented, the "Plan"), providing for, amongst other things, the merger of TSW Sub with and into TSW ("TSW Merger"), such that TSW will be the surviving corporation of the TSW Merger, all in accordance with the Georgia Business Corporation Code (the "GBCC").

  B. The Boards of Directors of NEWCO, TSW and TSW Sub, respectively, have determined the TSW Merger to be advisable and in the respective interests of NEWCO, TSW and TSW Sub and their respective stockholders.

  C. The Plan also provides for the merger (the "INDUS Merger") of INDUS Merger Sub, Inc., a California corporation and a wholly owned-subsidiary of NEWCO ("INDUS Sub"), with and into INDUS. In the INDUS Merger, the shareholders of INDUS will exchange their INDUS common stock for a number of shares of Newco Common Stock (as defined below) set forth in the Plan.

  D. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Plan.

  NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and subject to the terms and conditions set forth herein and in the Plan, the parties agree as follows:


  1. THE MERGER

      1.1 TSW MERGER. At the TSW Effective Time (as defined below), TSW Sub will be merged with and into TSW pursuant to the terms and conditions of this Agreement and the Plan, and in accordance with applicable provisions of the GBCC, and the separate existence of TSW Sub shall cease. TSW shall be the surviving corporation in the TSW Merger (hereinafter sometimes referred to as the "Surviving Corporation") and its separate corporate existence, with all its purposes, objects, rights, privileges, powers and franchises, shall continue unaffected and unimpaired by the TSW Merger. The Surviving Corporation shall succeed, without transfer, to all of the rights, privileges, powers and franchises of TSW Sub, and all of the liabilities, obligations, choices in action and other interests due or belonging to TSW Sub, pursuant to the GBCC.


                                     A-3-1

      1.2 CONVERSION OF TSW SUB SHARES. At the TSW Effective Time, each share of common stock of TSW Sub (the "Sub Common Stock") issued and outstanding immediately prior to the TSW Effective Time will, by virtue of the TSW Merger, and without any further action on the part of TSW, NEWCO or any holder thereof, be converted into and become one share of common stock, par value $0.01 per share, of the Surviving Corporation ("Surviving Corporation Common Stock"). The shares of Surviving Corporation Common Stock into which the shares of Sub Common Stock are so converted shall be the only shares of Surviving Corporation Common Stock that are issued and outstanding immediately after the TSW Effective Time. Each certificate which, immediately prior to the TSW Effective Time, represented shares of Sub Common Stock shall be deemed for all purposes to represent the number of shares of Surviving Corporation Common Stock into which the shares of Sub Common Stock represented by such certificate shall have been converted pursuant to this Section 1.2.

      1.3 CONVERSION OF TSW SHARES.

        (a) Number of Shares to be Issued. The total number of shares of common stock, par value $.001 per share, of Newco ("Newco Common Stock") to be issued to former shareholders and noteholders of TSW in the Mergers (including the New Warburg Shares (as defined below)) and to become issuable to former TSW optionholders and warrantholders after the TSW Effective Time shall be the number of shares of Newco Common Stock to be issued or to become issuable to former INDUS shareholders and optionholders pursuant to Sections 1.4 and 1.9 of the Plan multiplied by .86047 (the "TSW Number").

        (b) Common Stock. Except as provided in paragraph (f) and except for Dissenting Shares (as defined below), each share of common stock, par value $.01 per share, of TSW ("TSW Common Stock"), that is issued and outstanding immediately prior to the TSW Effective Time will by virtue of the TSW Merger and at the TSW Effective Time, and without any further action on the part of TSW, Newco or any holder of TSW Common Stock, be converted into the right to receive a number of shares of validly issued, fully paid and nonassessable Newco Common Stock equal to the TSW Applicable Ratio (as defined below).

        (c) Preferred Stock.

                (i) Except as provided in paragraph (f), each share of Series
              A Preferred Stock, par value $.01 per share, Series B Preferred Stock, par value $.01 per share, Series C Cumulative Preferred Stock, par value $.01 per share, and Series D Preferred Stock, par value $.01 per share, of TSW (collectively, the "TSW Preferred Stock") that is issued and outstanding immediately prior to the TSW Effective Time will by virtue of the TSW Merger and at the TSW Effective Time, and without any further action on the part of TSW, Newco or any holder of TSW Preferred Stock, will be converted into the right to receive the number of shares of Newco Common Stock the holder thereof would have become entitled to receive by virtue of Section 1.3(b) of this Agreement had such share of TSW Preferred Stock been converted immediately prior to the TSW Effective Time into shares of TSW Common Stock pursuant to the terms of the applicable series of TSW Preferred Stock.

        (d) Certain Indebtedness and Unpaid Dividends of TSW.

                (i) Each subordinated floating rate note of TSW set forth in
              Section 1.3(d) of the TSW Disclosure Letter (as defined in the
              Plan) (each, a "TSW Subordinated Note") will by virtue of the TSW Merger and at the TSW Effective Time, and without any further action on the part of TSW, Newco or any holder of a TSW Subordinated Note, be exchanged for the right to receive a number of shares of validly issued, fully paid and nonassessable Newco Common Stock equal to the product of (x) a fraction, the numerator of which shall be the aggregate principal balance of such TSW Subordinated Note at the TSW Effective Time plus

                                     A-3-2
              all accrued and unpaid interest thereon to the TSW Effective Time and the denominator of which shall be the INDUS Common Stock Market Price (as defined below) and (y) the INDUS Applicable Ratio. As a result of the conversion provided for in this paragraph, each TSW Subordinated Note shall be deemed to have been satisfied in full and the principal balance thereof reduced to zero and thereafter each such TSW Subordinated Note shall be canceled and shall be of no further force and effect. TSW hereby represents and warrants that the holder of each TSW Subordinated Note (i) has consented and agreed to the provisions of this paragraph and (ii) has an adjusted tax basis in each TSW Subordinated Note equal to the face value amount of such note. "INDUS Common Stock Market Price" means the average of the high and low sales price of INDUS Common Stock, as quoted on the Nasdaq Stock Market and reported in the Wall Street Journal, on each of the ten consecutive trading days prior to the Closing Date (as defined in the Plan).

                (ii) The amount of any TSW Unpaid Dividends (as defined below)
              will not be paid to the holders thereof and in lieu thereof each holder of TSW Preferred Stock will by virtue of the TSW Merger and at the TSW Effective Time, and without any further action on the part of TSW, Newco or any holder of TSW Preferred Stock, be entitled to receive a number of shares of validly issued, fully paid and nonassessable Newco Common Stock equal to the product of (x) a fraction, the numerator of which shall be the aggregate TSW Unpaid Dividends at the TSW Effective Time with respect to all shares of TSW Preferred Stock held by such holder immediately prior to the TSW Effective Time and the denominator of which shall be the INDUS Common Stock Market Price and (y) the INDUS Applicable Ratio. As a result of the conversion provided for in this paragraph, all TSW Unpaid Dividends shall thereafter be deemed to have been paid in full. TSW hereby represents and warrants that the holder of each share of TSW Preferred Stock has consented and agreed to the provisions of this paragraph. The number of shares of Newco Common Stock to be issued pursuant to paragraph (d)(i) and this paragraph (d)(ii) of this Section 1.3 are referred to as the "New Warburg Shares". "TSW Unpaid Dividends" means the amount of any unpaid dividends on each series of TSW Preferred Stock, including any proportionate amounts unpaid with respect to any uncompleted dividend periods, set forth with respect to each such series of TSW Preferred Stock in Section 1.5(d)(ii) of the TSW Disclosure Letter.

        (e) The "TSW Applicable Ratio" shall be a fraction, the numerator of which shall be the TSW Number minus the number of New Warburg Shares and the denominator of which shall be the total number of shares of TSW Common Stock outstanding immediately prior to the TSW Effective Time, assuming that each share of TSW Preferred Stock is converted immediately prior thereto into TSW Common Stock pursuant to the terms of the applicable series of TSW Preferred Stock, plus the total number of shares of TSW Common Stock issuable upon exercise of the TSW Options (as defined below) and the TSW Warrants (as defined below).

        (f) Each share of TSW Common Stock or TSW Preferred Stock held in the treasury of TSW or any of such shares which are owned by Newco, INDUS, TSW or any direct or indirect wholly-owned subsidiary of Newco, INDUS or TSW immediately prior to the TSW Effective Time will by virtue of the INDUS Merger and at the TSW Effective Time be canceled and extinguished without any conversion thereof.

      1.4 TSW EFFECTIVE TIME. The TSW Merger shall be effective when a properly executed Certificate of Merger (the "TSW Certificate of Merger") is filed with the Secretary of State of the State of Georgia in accordance with the relevant provisions of the GBCC (the "TSW Effective Time"). The TSW Certificate of Merger shall be filed with the Secretary of State of the State of Georgia on the Closing Date substantially simultaneously with the INDUS Effective Time (as defined in the Plan).


                                     A-3-3

      1.5 DISSENTING SHARES.

        (a) Notwithstanding anything in the Plan or this Agreement to the contrary, shares of TSW Common Stock and TSW Preferred Stock that are outstanding immediately prior to the TSW Effective Time and that are held by any shareholder who has delivered to TSW, prior to the TSW Shareholder Approval (as defined below), a written notice of such shareholder's intent to demand payment for such holder's shares of TSW Common Stock or TSW Preferred Stock if the TSW Merger is effected, in accordance with Article 13 of the GBCC, and who shall have not voted such shares in favor of the approval and adoption of this Agreement and the TSW Agreement ("TSW Dissenting Shares") shall not be converted into the right to receive Newco Common Stock as provided in Section 1.3, but the holders of TSW Dissenting Shares shall be entitled to payment of the fair value of such TSW Dissenting Shares in accordance with the provisions of such Article 13; provided, however, that if any such holder shall fail to perfect or shall otherwise waive the right to demand payment under Article 13 of the GBCC or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by such
      Article 13, then the right of such holder of TSW Dissenting Shares to be paid the fair value of such holder's TSW Dissenting Shares shall cease and such TSW Dissenting Shares shall be treated as if they had been converted as of the TSW Effective Time into the right to receive the shares of Newco Common Stock as provided in Section 1.3, and any cash in lieu of fractional shares as provided in
      Section 1.8 of the Plan, without any interest thereon.

        (b) TSW shall give Newco (A) prompt notice of any notices or other instruments received by TSW pursuant to Article 13 of the GBCC and
      (B) the opportunity to participate in all negotiations and proceedings with respect to demands for payment for TSW Dissenting Shares. TSW shall not, except with the prior written consent of Newco, voluntarily offer to make or make any payment with respect to any demands for payment for TSW Dissenting Shares or offer to settle or settle any such demands.

      1.6 CONVERSION OF TSW OPTIONS AND WARRANTS.

        (a) At the TSW Effective Time, each of the then outstanding options to purchase TSW Common Stock (collectively, the "TSW Options") (consisting of all outstanding options granted under TSW's 1984 Stock Option Plan, 1994 Stock Option Plan, 1995 Stock Option Plan for Outside Directors and 1995 Consultants Stock Option Plan (collectively, the "TSW Plans"), and any individual non-Plan options set forth in Section 1.10 of the TSW Disclosure Letter issued by TSW pursuant to an option agreement or otherwise) and each of the then outstanding warrants to purchase TSW Common Stock set forth in
      Section 1.10 of the TSW Disclosure Letter issued by TSW (the "TSW Warrants") will by virtue of the TSW Merger, and without any further action on the part of any holder thereof, be assumed by Newco and converted into a Newco Option or warrant (a "Newco Warrant"), as the case may be, to purchase that number of shares of Newco Common Stock determined by multiplying the number of shares of TSW Common Stock subject to such TSW Option or TSW Warrant at the TSW Effective Time by the TSW Applicable Ratio, at an exercise price per share of Newco Common Stock equal to the exercise price per share of such TSW Option or TSW Warrant immediately prior to the TSW Effective Time divided by the Applicable Ratio rounded up to the nearest cent. If the foregoing calculation results in an assumed TSW Option or TSW Warrant being exercisable for a fraction of a share of Newco Common Stock, then the number of shares of Newco Common Stock subject to such option or warrant, as the case may be, will be rounded down to the nearest whole number of shares, with no cash being payable for such fractional share. The term, exercisability, vesting schedule, status as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended, if applicable, and all other terms and conditions of each Newco Option and each Newco Warrant will otherwise remain as set forth in the TSW Option or TSW Warrant assumed by such Newco Option Newco Warrant. Continuous service as an employee or consultant with TSW or any of the

                                     A-3-4

      TSW Subsidiaries will be credited to an optionee of TSW for purposes of determining the number of shares of Newco Common Stock subject to exercise under a Newco Option after the TSW Effective Time.

        (b) In any case in which the TSW Board of Directors has discretionary authority to grant or withhold consent to any treatment of any TSW Option other than the treatment of such option provided for in the immediately preceding paragraph, the TSW Board of Directors shall withhold such consent.

      1.7 DIRECTORS AND OFFICERS. The directors and officers to be determined by the parties to the Plan shall become the directors and officers of TSW after the TSW Effective Time. Such directors and officers shall hold their position as directors and officers until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the Bylaws of TSW.

      1.8 FURTHER ASSIGNMENTS. After the TSW Effective Time, TSW and its officers and directors may execute and deliver such deeds, assignments and assurances and do all other things necessary or desirable to vest, perfect or confirm title to TSW Sub's property or rights in TSW and otherwise to carry out the purposes of the Plan in the name of TSW Sub or otherwise.

      1.9 FURTHER EFFECTS OF THE TSW MERGER. At the TSW Effective Time: (a) the Articles of Incorporation of TSW as in effect immediately prior to the TSW Effective Time shall be the Articles of Incorporation of the TSW Surviving Corporation; (b) the Bylaws of TSW Sub as in effect immediately prior to the TSW Effective Time, which will be as set forth in Annex A hereto, will be the Bylaws of the TSW Surviving Corporation; and (c) the TSW Merger shall have the effects set forth in Section 14-2-1106 of the GBCC.

      1.10 EXCHANGE OF CERTIFICATES.

        (a) Exchange Agent. ChaseMellon Shareholder Services LLC shall act as exchange agent (the "Exchange Agent") in the TSW Merger. Promptly after the TSW Effective Time, Newco shall deposit with the Exchange Agent, for the benefit of the holders of shares of TSW Common Stock, TSW Preferred Stock and TSW Subordinated Notes, for exchange in accordance with the Plan, certificates representing the shares of Newco Common Stock (such shares of Newco Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") issuable pursuant to the Plan and this Agreement, and each in an amount sufficient for payment in lieu of fractional shares pursuant to Section 1.8 of the Plan, in exchange for outstanding shares of TSW Common Stock and TSW Preferred Stock.

        (b) Exchange Procedures.

                (i) As soon as practicable after the TSW Effective Time, Newco shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the TSW Effective Time represented issued and outstanding shares of TSW Common Stock and TSW Preferred Stock (collectively, the "Certificates") whose shares are converted into the right to receive Newco Common Stock pursuant to Section 1.3, (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as TSW may reasonably specify) and (B) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Newco Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent, the holder of

                                     A-3-5
              such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Newco Common Stock and cash in lieu of fractional shares which such holder has the right to receive pursuant to the provisions of this Agreement, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of TSW Common Stock or TSW Preferred Stock which is not registered on the transfer records of TSW, a certificate representing the proper number of shares of Newco Common Stock may be issued to a transferee if the Certificate representing such TSW Common Stock or TSW Preferred Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 1.10, each Certificate shall be deemed, on and after the TSW Effective Time, to evidence the ownership of the number of full shares of Newco Common Stock into which such shares of TSW Common Stock or TSW Preferred Stock shall have been so converted and the right to receive an amount in lieu of any fractional shares of Newco Common Stock as contemplated by Section 1.8 of the Plan.

                (ii) As soon as practicable after the TSW Effective Time,
              Newco shall cause the Exchange Agent to mail to each holder of a TSW Subordinated Note (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the TSW Subordinated Notes shall pass, only upon delivery of the TSW Subordinated Notes to the Exchange Agent and shall be in such form and have such other provisions as INDUS and TSW may reasonably specify) and (B) instructions for use in effecting the surrender of the TSW Subordinated Notes in exchange for certificates representing Newco Common Stock. Upon surrender of a TSW Subordinated Note for cancellation to the Exchange Agent, together with a duly executed letter of transmittal and such other documents as may reasonably be required by the Exchange Agent, the holder as such TSW Subordinated Note shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Newco Common Stock and cash in lieu of fractional shares which such holders has the right to receive pursuant to the provisions of this Agreement, and the TSW Subordinated Note so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Section 1.10, each TSW Subordinated Note shall be deemed, on and after the TSW Effective Time, to evidence the ownership of the number of full shares of Newco Common Stock into which such TSW Subordinated Note shall have been so exchanged and the right to receive an amount in lieu of any fractional shares of Newco Common Stock as contemplated by
              Section 1.8 of the Plan.

        (c) Distributions with Respect to Unsurrendered Certificates. No dividends or other distributions declared or made after the TSW Effective Time with respect to Newco Common Stock with a record date after the TSW Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Newco Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.8 of the Plan until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Newco Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender the amount of any cash payable in lieu of a fractional share of Newco Common Stock to which such holders is entitled pursuant to Section 1.8 of the Plan and the amount of dividends or other distributions with a record date after the TSW Effective Time theretofore paid with respect to such whole shares of Newco Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the TSW Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Newco Common Stock.


                                     A-3-6

        (d) No Further Ownership Rights. All shares of Newco Common Stock issued upon the surrender for exchange of shares of TSW Common Stock or TSW Preferred Stock in accordance with the terms of this Agreement and the Plan (including any cash paid pursuant to Section
      1.8 of the Plan and Section 1.10(c) hereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of TSW Common Stock or TSW Preferred Stock. After the TSW Effective Time there shall be no further registration of transfers on the stock transfer books of the TSW Surviving Corporation of the shares of TSW Common Stock or TSW Preferred Stock, which were outstanding immediately prior to the TSW Effective Time. If, after the TSW Effective Time, Certificates are presented to the TSW Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 1.10.

        (e) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to shareholders six months after the TSW Effective Time shall be delivered to Newco, upon demand, and any former shareholders of TSW who have not theretofore complied with this Section 1.10 shall thereafter look only to Newco for payment of their claim for Newco Common Stock, any cash in lieu of fractional shares of Newco Common Stock and any dividends or distributions with respect to Newco Common Stock.

        (f) No Liability. Neither the Exchange Agent, Newco, INDUS or TSW shall be liable to any holder of shares of TSW Common Stock or Newco Common Stock, as the case may be, for any amount delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

        (g) Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof and the posting of reasonable bond therefor, such shares of Newco Common Stock, cash for fractional shares, if any, as may be required pursuant to Section 1.8 of the Plan and any dividends or distributions payable pursuant to Section 1.10(c).

2. MISCELLANEOUS

    2.1 PLAN. The Plan and this Agreement are intended to be construed together in order to effectuate their purposes.

    2.2 SHAREHOLDER APPROVAL.

      (a) INDUS, as the sole stockholder of Newco, has approved and adopted this Agreement, the Plan and the transactions contemplated hereby and thereby, including the TSW Merger.

      (b) Newco, as the sole stockholder of TSW Sub, has approved and adopted this Agreement, the Plan and the transactions contemplated hereby and thereby, including the TSW Merger.

      (c) The affirmative vote of (i) a majority of all the votes entitled to be cast by holders of the outstanding shares of TSW Common Stock and TSW Preferred Stock, voting together as a single class, and (ii) a majority of all of the votes entitled to be cast by holders of the outstanding shares of each series of TSW Preferred Stock, each series voting separately as a separate class, are the only votes (collectively, the "TSW Shareholder Approval") of the holders of any class or series of TSW's capital stock necessary to approve this Agreement, the Plan, and the transactions contemplated hereby and thereby, including the TSW Merger.

    2.3 CONDITIONS TO OBLIGATION TO CONSUMMATE THE TSW MERGER.

      (a) Newco. The obligations of Newco hereunder are subject to the fulfillment or satisfaction on or before the Closing Date of each of the conditions set forth in Section 8 of the Plan.


                                     A-3-7

      (b) TSW. The obligations of TSW hereunder are subject to the fulfillment or satisfaction on or before the Closing Date of each of the conditions set forth in Section 7 of the Plan (any one or more of which may be waived by TSW, but only in a writing signed by TSW).

    2.4 TERMINATION. Notwithstanding the approval of this Agreement by the stockholders of NEWCO, TSW Sub and TSW, this Agreement may be terminated at any time prior to the TSW Effective Time by the mutual written agreement of TSW, NEWCO and TSW Sub. Notwithstanding the approval of this Agreement by the stockholders of NEWCO, TSW Sub and TSW, this Agreement will terminate forthwith in the event that the Plan is terminated in accordance with its terms. In the event of the termination of this Agreement as provided above, this Agreement will forthwith become void and there will be no liability on the part of either NEWCO, INDUS, TSW Sub or TSW or their respective officers and directors, except as otherwise provided in the Plan.

    2.5 AMENDMENT. This Agreement may be amended by the parties hereto at any time before or after approval by the stockholders of TSW, but, after such approval, no amendment will be made which, by applicable law, requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of TSW Sub and TSW.

    2.6 ASSIGNMENT; BINDING UPON SUCCESSORS AND ASSIGNS. No party may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

    2.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with laws of the State of Georgia, without giving effect to the principles of conflicts of laws thereof.

    2.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

                                          TSW INTERNATIONAL, INC.

                                          By: _________________________________
                                                           NAME
                                                           TITLE

                                          TSW MERGER SUB, INC.

                                          By: _________________________________
                                                           NAME
                                                           TITLE

                                          INDUS INTERNATIONAL, INC.

                                          By: _________________________________
                                                           NAME
                                                           TITLE

                                     A-3-8

                                 APPENDIX B-1

June 5, 1997

Board of Directors
The Indus Group, Inc.
60 Spear Street San Francisco, CA 94105

Gentlemen:

  You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to The Indus Group, Inc. ("Indus" or the "Company"), of the financial terms of the proposed Merger (as hereinafter defined) with TSW International, Inc. ("TSW"). For purposes of this opinion, "Merger" means, collectively, the Merger described below pursuant to that certain Agreement and Plan of Merger and Reorganization among the Company, TSW and Newco Group, Inc. ("Newco"), a wholly-owned subsidiary of Indus, to be dated June 5, 1997 (the "Merger Agreement").

  As more specifically set forth in the Merger Agreement, and subject to the terms and conditions thereof, pursuant to the Merger Indus and TSW each will become a wholly-owned subsidiary of Newco. Upon effectiveness of the Merger, among other things,

    (i) a wholly-owned subsidiary of Newco will merge with and into Indus, with Indus as the surviving corporation, and (a) each outstanding share of common stock, $0.001 par value, of Indus ("Indus Common Stock") (other than shares held in the treasury of Indus, owned by any direct or indirect subsidiary of Indus or TSW, or which are dissenting shares) will be converted into the right to receive one share of common stock, $0.001 par value, of Newco ("Newco Common Stock") and (b) each then outstanding option to purchase shares of Indus Common Stock ("Indus Option") will be converted into an option to purchase that number of shares of Newco Common Stock equivalent to the number of shares of Indus Common Stock subject to such Indus Option, at an exercise price per share of Newco Common Stock equal to the exercise price per share of Indus Common Stock pursuant to such Indus Option; and

    (ii) a wholly-owned subsidiary of Newco will merge with and into TSW, with TSW as the surviving corporation, and (a) each outstanding share of common stock, $0.01 par value, of TSW ("TSW Common Stock"), and each outstanding share of preferred stock, $0.01 par value, of TSW ("TSW Preferred Stock") (other than shares of TSW Common Stock or TSW Preferred Stock held in the treasury of TSW, owned by any direct or indirect subsidiary of Indus or TSW, or which are dissenting shares), (b) each subordinated floating rate note of TSW described in Section 1.5(d) of the TSW Disclosure Schedule (as defined in the Merger Agreement), (c) all rights to receive any unpaid dividends on TSW Preferred Stock and (d) all then outstanding options and warrants to purchase TSW Common Stock ("TSW Options" and "TSW Warrants") will be converted into the right to receive (or, in the case of the TSW Options and TSW Warrants, into options or warrants to purchase, for an aggregate purchase price equal to the aggregate purchase price payable under the terms of the TSW Options and TSW Warrants) an aggregate number of shares of Newco Common Stock equal to the product of (1) the number of shares of Newco Common Stock to be issued or potentially issuable to former Indus shareholders and optionholders as described in clause (i) above, and (2) .86047.

  Consummation of the Merger will be subject to approvals of the holders of shares of Indus Common Stock and the holders of shares of TSW Common Stock and TSW Preferred Stock.

  In the ordinary course of its services, Cowen & Company ("Cowen") is regularly engaged in the valuation and pricing of businesses and their securities and in advising corporate securities issuers on related matters.

  In arriving at our opinion, Cowen has, among other things:

    (1) reviewed the June 3, 1997 draft of the Merger Agreement;

                                     B-1-1

    (2) held meetings and discussions with representatives of the management of Indus and TSW to discuss the business, operations, historical financial results and prospects of Indus, TSW and the combined company;

    (3) reviewed certain information of a business and financial nature regarding the Company, obtained by Cowen through publicly available filings of the Company with the Securities and Exchange Commission or furnished to Cowen by management of the Company, including consolidated financial statements for the fiscal years ended December 31, 1993, 1994, 1995 and 1996, interim financial statements for the three-month period ending March 31, 1997, and certain projected financial data and operating data for the fiscal years ended December 31, 1997 and 1998, prepared by Company management based on third-party research reports;

    (4) reviewed certain information of a business and financial nature regarding TSW, furnished to Cowen by management of TSW, including consolidated financial statements for the fiscal years ended March 31, 1995, 1996 and 1997 and certain projected financial data and operating data for the fiscal years ended March 31, 1998 and 1999, prepared by management of TSW;

    (5) discussed with the Company's management the Company's competitive position and current and anticipated future conditions in the enterprise software industry;

    (6) compared certain financial and stock market information regarding Indus and TSW with similar information regarding certain other publicly traded companies Cowen deemed relevant;

    (7) considered the financial terms, to the extent publicly available, of selected recent business transactions deemed to be comparable in whole or in part to the Merger;

    (8) analyzed the potential financial effects of the Merger and the pro forma earnings to be "owned" by the holders of shares of Indus Common Stock;

    (9) reviewed the historical market prices and trading volumes of the stock of the Company Common Stock from February 29, 1996 to June 4, 1997 and compared those trading histories with those of other companies deemed relevant; and

    (10) reviewed other publicly available information and conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

  On June 4, 1997, the closing price of Indus Common Stock in the last transaction reported by the NASDAQ National Market was $15.75 per share.

  In rendering our opinion, we assumed, upon the advice of the Company's management and with your consent, the accuracy and completeness of the financial and other information furnished to us as described above. With respect to the financial projections for the Company and TSW furnished to us by their respective managements and the financial pro forma projections for the combined company furnished by the managements of Indus and TSW jointly, we also have assumed, with your consent, the attainability of the financial results therein and that they have been reasonably prepared. In addition, we have in consultation with management of the Company and with your consent adjusted the financial projections of TSW to reflect more conservative assumptions. We have assumed with your consent that all such projections provide a reasonable basis on which we can form our opinion. We have not assumed any responsibility for independent verification of any such information, including any projected financial information. We have not made an independent evaluation or appraisal of any of the properties or assets of the Company or TSW, nor have we been furnished with any such valuations or appraisals.

  We have assumed that there have been no material changes in the assets, financial conditions, results of operations, business or prospects of Indus since the date of the last financial statements made available to us. In addition, our opinion is based on economic, monetary and market and other conditions existing on the date hereof.


                                     B-1-2

  We have acted as financial advisor to the Board of Directors of the Company in connection with the transaction contemplated by the Merger Agreement and will receive a fee for our services, a significant portion of which is contingent upon the consummation of such transaction. In the past, Cowen and its affiliates have provided financing services for the Company and have received fees for the rendering of these services. In addition, in the ordinary course of its business, Cowen trades the debt and equity securities of the Company for its own account and for the accounts of its customers, and, accordingly, it may at any time hold a long or short position in such securities.

  On the basis of our review and analysis, as described above, it is our opinion as investment bankers that, as of the date hereof, the financial terms of the Merger, taken as a whole, are fair, from a financial point of view, to the Company.

Very truly yours,

Cowen & Company

                                     B-1-3

                                 APPENDIX B-2

                [LETTERHEAD OF ALEX. BROWN & SONS INCORPORATED]

June 5, 1997

Board of Directors
TSW International, Inc.
3301 Windy Ridge Parkway
Atlanta, Georgia 30339

Dear Sirs:

  TSW International, Inc. ("TSW" or the "Company"), The Indus Group, Inc. ("Indus"), and Newco ("Newco"), a Delaware corporation, propose to enter into an Agreement and Plan of Merger and Reorganization (the "Agreement"). Pursuant to the Agreement, the implementation of which is contingent on stockholder approval by TSW and Indus stockholders, (i) Newco will form two new Delaware corporations ("TSW Sub" and "Indus Sub", respectfully) as wholly-owned subsidiaries of Newco, (ii) Indus Sub will merge with and into Indus (the "Indus Merger"), and each share of Indus common stock issued and outstanding immediately prior to the effective time of the Indus Merger will be converted into 1.0 shares (the "Indus Applicable Ratio") of common stock Newco and (iii) TSW Sub will merge with and into TSW (the "TSW Merger"), and that number of shares of common stock of Newco ("Newco Shares") constituting 46.25% of the number of Newco Shares to be issued (or reserved for issuance) in the Merger (the "TSW Number" as defined in the Agreement) will be issued (or reserved for issuance) to the former holders of TSW common stock, preferred stock, options, warrants and subordinated floating rate notes (collectively, the "TSW Securityholders"). We have assumed, with your consent, that the Merger will qualify as a tax-free transaction for federal income tax and for pooling-of-interests accounting treatment. You have requested our opinion as to whether the TSW Number is fair, from a financial point of view, to the TSW Securityholders, taken as a whole.

  Alex. Brown & Sons Incorporated ("Alex. Brown"), as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for estate, corporate and other purposes. We have acted as financial advisor to the Board of Directors of TSW in connection with the transaction described above and will receive a fee for our services, a portion of which is contingent upon the consummation of the Merger. We also have been selected as the lead-managing underwriter in the Company's planned 1997 initial public offering. In addition, we have provided financial advisory services to Indus in the past, for which we received a customary fee for our services. Alex. Brown regularly publishes research reports regarding the enterprise systems software industry and the businesses and securities of publicly owned companies in the enterprise systems software industry. In the ordinary course of business, Alex. Brown may actively trade the securities of Indus for our own account and the account of our customers and, accordingly, may at any time hold a long or short position in securities of Indus.

  In connection with this opinion, we have reviewed certain publicly available financial information and other information concerning TSW and Indus and certain internal analyses and other information furnished to us by TSW and Indus. We have also held discussions with the members of the senior management of TSW and Indus regarding the businesses and prospects of their respective companies and the joint prospects of a combined company including potential cost savings which may be realized. In addition, we have (i) reviewed the reported prices and trading activity for the common stock of Indus, (ii) compared certain financial and (in the case of Indus) stock market information for TSW and Indus with similar information for certain other companies whose securities are publicly traded, (iii) reviewed the financial terms of certain recent business combinations, (iv) reviewed the financial terms of the Agreement and certain related documents, and (v) performed such other studies and analyses and considered such other factors as we deemed appropriate.

                                     B-2-1

  We have not independently verified the information described above and for purposes of this opinion have assumed and relied upon the accuracy, completeness and fairness thereof including information furnished to us orally or otherwise discussed with us by management of TSW and Indus. With respect to the information relating to the prospects of TSW and Indus, we have assumed that such information reflects the best currently available judgments and estimates of the management of TSW and Indus. In addition, we have not made nor been provided with an independent evaluation or appraisal of the assets of TSW and Indus, nor have we been furnished with any such evaluations or appraisals. Our opinion is based on market, economic and other conditions as they exist or as disclosed to us as of the date of such disclosure and can be evaluated as of the date of this letter.

  In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition of the Company or any of its assets.

  Our opinion expressed herein was prepared for the use of the Board of Directors of TSW and does not constitute a recommendation to TSW's stockholders as to how they should vote at the stockholders' meeting in connection with the Merger.

  Based upon and subject to the foregoing review and assumptions, it is our opinion that, as of the date of this letter, the TSW Number is fair, from a financial point of view, to the TSW Securityholders, taken as a whole.

                                          Very truly yours,

                                          Alex. Brown & Sons Incorporated

                                          /s/ Alex. Brown & Sons Incorporated

                                     B-2-2

                                 APPENDIX C-1


                      CALIFORNIA GENERAL CORPORATION LAW
                                  CHAPTER 13
                              DISSENTERS' RIGHTS

SECTION 1300. RIGHT TO REQUIRE PURCHASE--"DISSENTING SHARES" AND "DISSENTING
              SHAREHOLDER" DEFINED.

  (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision
(e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

  (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

    (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or
  (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; PROVIDED, HOWEVER, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and PROVIDED, FURTHER, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

    (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or
  (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; PROVIDED, HOWEVER, that subparagraph
  (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

    (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

    (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

  (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

SECTION 1301. DEMAND FOR PURCHASE.

  (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval,

                                     C-1-1
accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

  (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

  (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

SECTION 1302. ENDORSEMENT OF SHARES.

  Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

SECTION 1303. AGREED PRICE--TIME FOR PAYMENT.

  (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

  (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

SECTION 1304. DISSENTER'S ACTION TO ENFORCE PAYMENT.

  (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the

                                     C-1-2
shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

  (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

  (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

SECTION 1305. APPRAISERS' REPORT--PAYMENT--COSTS.

  (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

  (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

  (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

  (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

  (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of
Section 1301).

SECTION 1306. DISSENTING SHAREHOLDERS' STATUS AS CREDITOR.

  To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

SECTION 1307. DIVIDENDS PAID AS CREDIT AGAINST PAYMENT.

  Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.


                                     C-1-3

SECTION 1308. CONTINUING RIGHTS AND PRIVILEGES OF DISSENTING SHAREHOLDERS.

  Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

SECTION 1309. TERMINATION OF DISSENTING SHAREHOLDER STATUS.

  Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

    (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

    (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

    (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision
  (i) of Section 1110 was mailed to the shareholder.

    (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

SECTION 1310. SUSPENSION OF PROCEEDINGS FOR PAYMENT PENDING LITIGATION.

  If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

SECTION 1311. EXEMPT SHARES.

  This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

SECTION 1312. ATTACKING VALIDITY OF REORGANIZATION OR MERGER.

  (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

  (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or

                                     C-1-4
short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

  (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                     C-1-5

                                 APPENDIX C-2

               BUSINESS CORPORATION CODE OF THE STATE OF GEORGIA

                                  ARTICLE 13

                              DISSENTERS' RIGHTS

                                    PART 1

                RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

14-2-1301. DEFINITIONS.

  As used in this article, the term:

    (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

    (2) "Corporate action" means the transaction or other action by the corporation that creates dissenters' rights under Code Section 14-2-1302.

    (3) "Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

    (4) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.

    (5) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

    (6) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

    (7) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

    (8) "Shareholder" means the record shareholder or the beneficial shareholder.

14-2-1302. RIGHT TO DISSENT.

  (a) A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

    (1) Consummation of a plan of merger to which the corporation is a party:

      (A) If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

      (B) If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;

    (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

    (3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

                                     C-2-1

    (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

      (A) Alters or abolishes a preferential right of the shares;

      (B) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

      (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

      (D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights;

      (E) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

      (F) Cancels, redeems, or repurchases all or part of the shares of the class; or

    (5) Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

  (b) A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter's rights.

  (c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

    (1) In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

    (2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

14-2-1303. DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

  A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

                                    PART 2

                 PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

14-2-1320. NOTICE OF DISSENTERS' RIGHTS.

  (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

                                     C-2-2

  (b) If corporate action creating dissenters' rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Code Section 14-2-1322 no later than ten days after the corporate action was taken.

14-2-1321. NOTICE OF INTENT TO DEMAND PAYMENT.

  (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, a record shareholder who wishes to assert dissenters' rights:

    (1) Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

    (2) Must not vote his shares in favor of the proposed action.

  (b) A record shareholder who does not satisfy the requirements of subsection
(a) of this Code section is not entitled to payment for his shares under this article.

14-2-1322. DISSENTERS' NOTICE.

  (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

  (b) The dissenters' notice must be sent no later than ten days after the corporate action was taken and must:

    (1) State where the payment demand must be sent and where and when certificates for certified shares must be deposited;

    (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

    (3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

    (4) Be accompanied by a copy of this article.

14-2-1323. DUTY TO DEMAND PAYMENT.

  (a) A record shareholder sent a dissenters' notice described in Code Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.

  (b) A record shareholder who demands payment and deposits his shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

  (c) A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

14-2-1324. SHARE RESTRICTIONS.

  (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

  (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.


                                     C-2-3

14-2-1325. OFFER OF PAYMENT.

  (a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code Section 14-2-1323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

  (b) The offer of payment must be accompanied by:

    (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

    (2) A statement of the corporation's estimate of the fair value of the shares;

    (3) An explanation of how the interest was calculated;

    (4) A statement of the dissenter's right to demand payment under Code
  Section 14-2-1327; and

    (5) A copy of this article.

  (c) If the shareholder accepts the corporation's offer by written notice to the corporation within 30 days after the corporation's offer or is deemed to have accepted such offer by failure to respond within said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.

14-2-1326. FAILURE TO TAKE ACTION.

  (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

  (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Code Section 14-2-1322 and repeat the payment demand procedure.

14-2-1327. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

  (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:

    (1) The dissenter believes that the amount offered under Code Section 14-2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or

    (2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

  (b) A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation's offer unless he or she notifies the corporation of his or her demand in writing under subsection
(a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code Section 14-2-1325.

  (c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325;

    (1) The shareholder may demand the information required under subsection
  (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and


                                     C-2-4

    (2) The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due.

                                    PART 3

                         JUDICIAL APPRAISAL OF SHARES

14-2-1330. COURT ACTION.

  (a) If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

  (b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation's registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

  (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or by publication, or in any other manner permitted by law.

  (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the "Georgia Civil Practice Act," applies to any proceeding with respect to dissenters' rights under this chapter.

  (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment.

14-2-1331. COURT COSTS AND COUNSEL FEES.

  (a) The court in an appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

  (b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

    (1) Against the corporation and in favor or any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

                                     C-2-5

    (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

  (c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

14-2-1332. LIMITATION OF ACTIONS.

  No action by any dissenter to enforce dissenters' rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.

                                     C-2-6

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of Registrant provide that: (i) the Registrant is required to indemnify its directors and officers and employees, and persons serving in such capacities in other business enterprises (including, for example, subsidiaries of the Registrant) at the Registrant's request, to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary; (ii) the Registrant is required to advance expenses, as incurred, to such directors, officers and employees in connection with defending a proceeding (except that it is not required to advance expenses to a person against whom the Registrant brings a claim for breach of the duty of loyalty, failure to act in good faith, intentional misconduct, knowing violation of law or deriving an improper personal benefit); (iii) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with its directors, officers and employees; and (iv) the Registrant is required to maintain director and officer liability insurance to the extent reasonably available; and (v) the Registrant may not retroactively amend the Bylaw provisions in a way that is adverse to such directors, officers and employees.

  The Registrant intends to provide the maximum indemnity allowed to officers and directors by Section 145 of the Delaware General Corporation Law and the Bylaws, as well as certain additional procedural protections. In addition, the indemnity agreements will provide that officers and directors will be indemnified to the fullest possible extent not prohibited by law against all expenses (including attorney's fees) and settlement amounts paid or incurred by them in any action or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors or officers of the Registrant or as directors or officers of any other company or enterprise when they are serving in such capacities at the request of the Registrant. No indemnity will be provided, however, to any director or officer on account of conduct that is adjudicated to be knowingly fraudulent, deliberately dishonest or willful misconduct. The indemnity provisions of the Bylaws will also provide that no indemnification will be available if a final court adjudication determines that such indemnification is not lawful, or in respect of any accounting of profits made from the purchase or sale of securities of the Registrant in violation of Section 16(b) of the Exchange Act.

  The indemnification provision in the Bylaws may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liability arising under the Securities Act.

  The Registrant also intends to obtain director and officer liability insurance.

  The Reorganization Agreement contains covenants on the part of the Registrant to maintain indemnification provisions in the charter documents of each surviving corporation of the Indus Merger and the TSW Merger which are identical to those provisions contained in the charter documents of Indus and TSW prior to the Merger. In addition, Newco is also required to maintain director and officer liability insurance with coverages, which are similar to the coverages Indus and TSW maintained prior to the Merger. A description of these covenants are contained in the Joint Proxy Statement/Prospectus and under the heading "THE REORGANIZATION AGREEMENT--Indemnification."

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A)EXHIBITS

  The following exhibits are filed herewith or incorporated by reference herein:

 EXHIBIT
 NUMBER                               EXHIBIT TITLE
 -------                              -------------
   2.1   Agreement and Plan of Merger and Reorganization dated as of June 5,
         1997 ("Agreement of Merger"), by and among the Registrant, The Indus
         Group, Inc. ("Indus") and TSW International, Inc. ("TSW") (see
         Appendix A-1 to the Joint Proxy Statement/Prospectus)
   2.2   First Amendment to Agreement of Merger dated as of July 21, 1997 by and among the Registrant, Indus and TSW
   2.3   Form of Agreement of Merger to be entered into by and among the
         Registrant, Indus Sub, Inc. and Indus (see Appendix A-2 to the Joint
         Proxy Statement/Prospectus)
   2.4   Form of Agreement of Merger to be entered into by and among the
         Registrant, TSW Sub, Inc. and TSW (see Appendix A-3 to the Joint Proxy
         Statement/Prospectus)
   3.1   Registrant's Certificate of Incorporation, as amended
   3.2   Registrant's Bylaws
   4.1   Form of Registration Rights Agreement to be entered into among the
         Registrant, Warburg, Pincus Investors, L.P. ("Warburg"), Robert W.
         Felton, Richard W. MacAlmon, John W. Blend, III and John R. Oltman
   4.2   Form of Indus Affiliate Agreement dated as of June 5, 1997 entered into by the Registrant, Indus, TSW and each of Robert W. Felton,
         Richard W. MacAlmon, Michael E. Percy, Alan G. Merten, Donald F.
         Robertson, Douglas R. Piper, Frank M. Siskowski and Edward R. Koepfler
   4.3   Form of TSW Affiliate Agreement dated as of June 5, 1997 entered into by the Registrant, Indus, TSW and each of Warburg, Christopher R.
         Lane, John F. Bartels, John W. Blend, III, Kenneth C. Colby, Jr.,
         David J. Loesch, Allen D. Vaughn, John R. Oltman, George D. Busbee,
         William H. Janeway and Joseph P. Landy
   4.4   Felton Affiliate Agreement dated as of June 5, 1997 entered into among the Registrant, Indus, TSW and Robert W. Felton
   4.5   Warburg Affiliate Agreement dated as of June 5, 1997 entered into among the Registrant, Indus, TSW and Warburg
   4.6   Nomination Agreement to be entered into among the Registrant, Warburg and Robert W. Felton
   4.7   Specimen certificate for Registrant's Common Stock
   5.1   Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
   8.1   Tax Opinion of Wachtell, Lipton, Rosen & Katz
   8.2   Tax Opinion of Wilson Sonsini Goodrich & Rosati, Professional
         Corporation
   9.1   Indus Voting Agreement dated as of June 5, 1997 entered into among
         TSW, Robert W. Felton, Richard W. MacAlmon, Michael E. Percy and
         Douglas R. Piper
   9.2   TSW Voting Agreement dated as of June 5, 1997 entered into among the
         Registrant, Indus, Warburg, John W. Blend, III and John R. Oltman
  10.1   Indus International, Inc. 1997 Stock Plan
  10.2   Indus International, Inc. 1997 Employee Stock Purchase Plan
  10.3   Indus International, Inc. 1997 Director Option Plan

 EXHIBIT
 NUMBER                               EXHIBIT TITLE
 -------                              -------------
  10.4   Form of Tax Indemnification Agreement of Indus (incorporated by reference to Exhibit 10.6 to Indus' Registration Statement on Form S-1
         (File No. 33-80573) declared effective on February 26, 1996, as amended (the "Indus Form S-1"))
  10.5   Software Master License Agreement between Indus and Felton
         Enterprises, dated January 2, 1990, as amended to date (incorporated herein by reference to Exhibit 10.7 to the Indus Form S-1)
  10.6   Conditional Assignment of Software Master License Agreement and
         Underlying Software between Indus and Felton Enterprises dated
         February 24, 1996 (incorporated herein by reference to Exhibit 10.8 to the Indus Form S-1)
  10.7   Amended and Restated Commercial Loan Agreement dated June 30, 1995 between Indus and Sumitomo Bank of California, as amended through
         December 19, 1995 (incorporated herein by reference to Exhibit 10.9 to the Indus Form S-1)
  10.8   Third Amendment to Commercial Loan Agreement dated May 29, 1996 between Indus and Sumitomo Bank of California (incorporated herein by reference to Exhibit 10.1 to the Indus Quarterly Report on Form 10-Q
         (Filed No. 0-27806) filed with the Securities and Exchange Commission on August 13, 1996)
  10.9   Fourth Amendment to Commercial Loan Agreement dated September 6, 1996 between Indus and Sumitomo Bank of California (incorporated herein by reference to Exhibit 10.1 to the Indus Quarterly Report on Form 10-Q
         (Filed No. 0-27806) filed with the Securities and Commission on
         November 13, 1996) (the "November 1996 Form 10-Q")
  10.10  Asset Acquisition Agreement between Indus and Indus International,
         Inc. (incorporated herein by reference to Exhibit 10.10 to Amendment
         No. 3 to the Company's Registration Statement on Form S-1 (Reg. No.
         33-80573) filed with the Securities and Exchange Commission on
         February 28, 1996)
  10.11  Lease for Indus' San Francisco, CA headquarters dated January 24,
         1990, as amended (incorporated herein by reference to Exhibit 10.11 to the Indus Form S-1)
  10.12  Lease for Indus' Pittsburgh, PA sales office (incorporated herein by reference to Exhibit 10.12 to Amendment No. 1 to the Company's
         Registration Statement on Form S-1 (Reg. No. 33-80574) filed with the
         Securities and Exchange Commission on January 31, 1996)
  10.13  Loan and Security Agreement dated November 17, 1995 between TSW and
         Greyrock Business Credit, a division of Greyrock Capital Group Inc.
         ("Greyrock")
  10.14  Patent and Trademark Security Agreement dated November 17, 1995 between TSW and Greyrock
  10.15  Security Agreement in Copyrighted Works dated February 28, 1996 between TSW and Greyrock
  10.16  Amendment to Loan Documents, dated August 1, 1996, between TSW and
         Greyrock
  10.17  Secured Promissory Note dated August 1, 1996 between TSW and Greyrock
  10.18  Guarantee dated November 6, 1996 between TSW International Limited and
         Greyrock
  10.19  Deed of Guarantee and Indemnity dated November 14, 1996 between TSW and International Pty Ltd and Greyrock
  10.20  Second Amendment to Loan Documents dated April 3, 1997 between TSW and
         Greyrock
  10.21  Securities Purchase Agreement dated as of June 20, 1994, between TSW and Warburg, Pincus Investors, L.P. ("Warburg")
  10.22  Amended and Restated Stockholders Agreement dated June 20, 1994 between TSW, Warburg, John W. Blend, III ("Blend") and David P. Welden
  10.23  Stockholder's Rights Agreement dated as of August 30, 1994 between
         TSW, Warburg and Alan Johnston

 EXHIBIT
 NUMBER                               EXHIBIT TITLE
 -------                              -------------
 10.24   Form of Stock Purchase Warrant between TSW and Warburg and schedule of substantially similar agreements
 10.25   Form of Subordinated Floating Rate Note payable by TSW to Warburg and schedule of substantially similar agreements
 10.26   Employment Agreement dated July 19, 1994 between TSW and Christopher
         R. Lane ("Lane")
 10.27   Loan Agreement dated December 22, 1996 between TSW and Lane
 10.28   Supplemental Severance Agreement dated December 15, 1994 between TSW and Lane
 10.29   Promissory Note dated December 22, 1996 between TSW and Lane
 10.30   Collateral Assignment Agreement dated December 22, 1996 between TSW and Lane
 10.31   Nonrecourse Loan Agreement dated September 16, 1992 between TSW and
         Blend
 10.32   Stock Pledge Agreement dated September 16, 1992 between TSW and Blend
 10.33   Collateral Assignment and Agreement dated September 16, 1992 between
         TSW and Blend
 10.34   Nonrecourse Promissory Note dated September 16, 1992 between TSW and
         Blend
 10.35   Lease Agreement dated June 8, 1993 between TSW and Cousins Properties
         Incorporated, as amended
 11.1    Statement Re: Computation of Earnings Per Share of Indus (incorporated herein by reference to Exhibit 11.1 of Indus' Annual Report on Form
         10-K for the year ended December 31, 1996 filed with the SEC on March
         26, 1997)
 11.2    Statement Re: Computation of Per Share Earnings of TSW
 21.1    Subsidiaries of Registrant
 21.2    Subsidiaries of Indus (incorporated by reference to Exhibit 21.1 to the Indus Form S-1)
 21.3    Subsidiaries of TSW
 23.1    Consent of Ernst & Young LLP, Independent Auditors
 23.2    Consent of Ernst & Young LLP, Independent Auditors
 23.3    Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation
         (included in Exhibit 5.1)
 23.4    Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 8.2)
 23.5    Consent of Cowen and Company
 23.6    Consent of Alex. Brown & Sons, Incorporated
 24.1    Power of Attorney (see page II-7)
 27.1    Financial Data Schedule
 99.1    Form of Consent of Directors of Indus International, Inc.
 99.2    Form of Proxy for Indus shareholders
 99.3    Form of Proxy for TSW shareholders

 99.4    Consent of John W. Blend, III
 99.5    Consent of Edward R. Koepfler
 99.6    Consent of Richard W. Macalmon
 99.7    Consent of Alan G. Merten
 99.8    Consent of William H. Janeway
 99.9    Consent of Joseph P. Landy

  (B) FINANCIAL STATEMENT SCHEDULES.

    II--Indus Valuation and Qualifying Accounts

    II--TSW Valuation and Qualifying Accounts

  All other Schedules are omitted because they are inapplicable or the requested information is shown in the consolidated financial statements or related notes.

  (C) OPINIONS OF FINANCIAL ADVISORS.

    Opinion of Cowen & Company (see Appendix B-1 to the Joint Proxy Statement/Prospectus).

    Opinion of Alex. Brown & Sons Incorporated (see Appendix B-2 to the Joint Proxy Statement/ Prospectus).

ITEM 22. UNDERTAKINGS.

  (1) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Joint Proxy Statement/Prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

  (2) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

  (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Certificate of Incorporation and the Bylaws of the Registrant and the Delaware General Corporation Law, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the question has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (5) (A) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  (B) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (A) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (6) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, INDUS INTERNATIONAL, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAN FRANCISCO, COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA, ON THIS 6TH DAY OF AUGUST, 1997.

                                          Indus International, Inc.

                                                   /s/ Robert W. Felton
                                          By___________________________________
                                                     ROBERT W. FELTON
                                                Chairman of the Board Chief
                                              Executive Officer and President

                               POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS that the person whose signature appears below constitutes and appoints Robert W. Felton, Frank M. Siskowski and Edward
R. Koepfler, and each or any one of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE

        /s/ Robert W. Felton           Chairman of the Board,   August 6, 1997
-------------------------------------   Chief Executive Officer
          ROBERT W. FELTON              and President
                                        (Principal Executive
                                        Officer)

       /s/ Frank M. Siskowski          Chief Financial Officer  August 6, 1997
-------------------------------------   and Treasurer
         FRANK M. SISKOWSKI             (Principal Financial
                                        and Accounting Officer)

                             THE INDUS GROUP, INC.

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS

                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

                                       ADDITIONS
                           BALANCE AT  CHARGED TO
                          BEGINNING OF COSTS AND                 BALANCE AT END
       DESCRIPTION           PERIOD     EXPENSES  DEDUCTIONS (1)   OF PERIOD
       -----------        ------------ ---------- -------------- --------------
                                             (IN THOUSANDS)
Year ended December 31,
 1994:
  Allowance for doubtful
   accounts..............     $150       $ 436        $ --            $586
Year ended December 31,
 1995:
  Allowance for doubtful
   accounts..............     $586       $  66        $ --            $652
Year ended December 31,
 1996:
  Allowance for doubtful
   accounts..............     $652       $ --         $(203)          $449

--------
(1) Uncollectible accounts written off, net of recoveries.

                            TSW INTERNATIONAL, INC.

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS

                   YEARS ENDED MARCH 31, 1995, 1996 AND 1997

                                       ADDITIONS
                           BALANCE AT  CHARGED TO
                          BEGINNING OF COSTS AND                 BALANCE AT END
       DESCRIPTION           PERIOD     EXPENSES  DEDUCTIONS (1)   OF PERIOD
       -----------        ------------ ---------- -------------- --------------
                                             (IN THOUSANDS)
Year ended March 31,
 1995:
  Allowance for doubtful
   accounts..............     $310        $354        $(232)          $432
Year ended March 31,
 1996:
  Allowance for doubtful
   accounts..............     $432        $422        $(268)          $586
Year ended March 31,
 1997:
  Allowance for doubtful
   accounts..............     $586        $573        $(361)          $798

--------
(1) Uncollectible accounts written off, net of recoveries.

                               INDEX TO EXHIBITS

 EXHIBIT
 NUMBER                               EXHIBIT TITLE
 -------                              -------------
   2.1   Agreement and Plan of Merger and Reorganization dated as of June 5,
         1997 "(Agreement of Merger"), by and among the Registrant, The Indus
         Group, Inc. ("Indus") and TSW International, Inc. ("TSW") (see
         Appendix A-1 to the Joint Proxy Statement/Prospectus)
   2.2   First Amendment to Agreement of Merger dated as of July 21, 1997 by and among the Registrant, Indus and TSW
   2.3   Form of Agreement of Merger to be entered into by and among the
         Registrant, Indus Sub, Inc. and Indus (see Appendix A-2 to the Joint
         Proxy Statement/Prospectus)
   2.4   Form of Agreement of Merger to be entered into by and among the
         Registrant, TSW Sub, Inc. and TSW (see Appendix A-3 to the Joint Proxy
         Statement/Prospectus)
   3.1   Registrant's Certificate of Incorporation, as amended
   3.2   Registrant's Bylaws
   4.1   Form of Registration Rights Agreement to be entered into among the
         Registrant, Warburg, Pincus Investors, L.P. ("Warburg"), Robert W.
         Felton, Richard W. MacAlmon, John W. Blend, III and John R. Oltman
   4.2   Form of Indus Affiliate Agreement dated as of June 5, 1997 entered into by the Registrant, Indus, TSW and each of Robert W. Felton,
         Richard W. MacAlmon, Michael E. Percy, Alan G. Merten, Donald F.
         Robertson, Douglas R. Piper, Frank M. Siskowski and Edward R. Koepfler
   4.3   Form of TSW Affiliate Agreement dated as of June 5, 1997 entered into by the Registrant, Indus, TSW and each of Warburg, Christopher R.
         Lane, John F. Bartels, John W. Blend, III, Kenneth C. Colby, Jr.,
         David J. Loesch, Allen D. Vaughn, John R. Oltman, George D. Busbee,
         William H. Janeway and Joseph P. Landy
   4.4   Felton Affiliate Agreement dated as of June 5, 1997 entered into among the Registrant, Indus, TSW and Robert W. Felton
   4.5   Warburg Affiliate Agreement dated as of June 5, 1997 entered into among the Registrant, Indus, TSW and Warburg
   4.6   Nomination Agreement to be entered into among the Registrant, Warburg and Robert W. Felton
   4.7   Specimen certificate for Registrant's Common Stock
   5.1   Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
   8.1   Tax Opinion of Wachtell, Lipton, Rosen & Katz
   8.2   Tax Opinion of Wilson Sonsini Goodrich & Rosati, Professional
         Corporation
   9.1   Indus Voting Agreement dated as of June 5, 1997 entered into among
         TSW, Robert W. Felton, Richard W. MacAlmon, Michael E. Percy and
         Douglas R. Piper
   9.2   TSW Voting Agreement dated as of June 5, 1997 entered into among the
         Registrant, Indus, Warburg, John W. Blend, III and John R. Oltman
  10.1   Indus International, Inc. 1997 Stock Plan
  10.2   Indus International, Inc. 1997 Employee Stock Purchase Plan
  10.3   Indus International, Inc. 1997 Director Option Plan

 EXHIBIT
 NUMBER                               EXHIBIT TITLE
 -------                              -------------
  10.4   Form of Tax Indemnification Agreement of Indus (incorporated by reference to Exhibit 10.6 to
         Indus' Registration Statement on Form S-1 (File No. 33-80573) declared effective on February 26, 1996, as amended (the "Indus Form S-1"))
  10.5   Software Master License Agreement between Indus and Felton
         Enterprises, dated January 2, 1990, as amended to date (incorporated herein by reference to Exhibit 10.7 to the Indus Form S-1)
  10.6   Conditional Assignment of Software Master License Agreement and
         Underlying Software between Indus and Felton Enterprises dated
         February 24, 1996 (incorporated herein by reference to Exhibit 10.8 to the Indus Form S-1)
  10.7   Amended and Restated Commercial Loan Agreement dated June 30, 1995 between Indus and Sumitomo Bank of California, as amended through
         December 19, 1995 (incorporated herein by reference to Exhibit 10.9 to the Indus Form S-1)
  10.8   Third Amendment to Commercial Loan Agreement dated May 29, 1996 between Indus and Sumitomo Bank of California (incorporated herein by reference to Exhibit 10.1 to the Indus Quarterly Report on Form 10-Q
         (Filed No. 0-27806) filed with the Securities and Exchange Commission on August 13, 1996)
  10.9   Fourth Amendment to Commercial Loan Agreement dated September 6, 1996 between Indus and Sumitomo Bank of California (incorporated herein by reference to Exhibit 10.1 to the Indus Quarterly Report on Form 10-Q
         (Filed No. 0-27806) filed with the Securities and Commission on
         November 13, 1996) (the "November 1996 Form 10-Q")
  10.10  Asset Acquisition Agreement between Indus and Indus International,
         Inc. (incorporated herein by reference to Exhibit 10.10 to Amendment
         No. 3 to the Company's Registration Statement on Form S-1 (Reg. No.
         33-80573) filed with the Securities and Exchange Commission on
         February 28, 1996)
  10.11  Lease for Indus' San Francisco, CA headquarters dated January 24,
         1990, as amended (incorporated herein by reference to Exhibit 10.11 to the Indus Form S-1)
  10.12  Lease for Indus' Pittsburgh, PA sales office (incorporated herein by reference to Exhibit 10.12 to Amendment No. 1 to the Company's
         Registration Statement on Form S-1 (Reg. No. 33-80574) filed with the
         Securities and Exchange Commission on January 31, 1996)
  10.13  Loan and Security Agreement dated November 17, 1995 between TSW and
         Greyrock Business Credit, a division of Greyrock Capital Group Inc.
         ("Greyrock")
  10.14  Patent and Trademark Security Agreement dated November 17, 1995 between TSW and Greyrock
  10.15  Security Agreement in Copyrighted Works dated February 28, 1996 between TSW and Greyrock
  10.16  Amendment to Loan Documents, dated August 1, 1996, between TSW and
         Greyrock
  10.17  Secured Promissory Note dated August 1, 1996 between TSW and Greyrock
  10.18  Guarantee dated November 6, 1996 between TSW International Limited and
         Greyrock
  10.19  Deed of Guarantee and Indemnity dated November 14, 1996 between TSW and International Pty Ltd and Greyrock
  10.20  Second Amendment to Loan Documents dated April 3, 1997 between TSW and
         Greyrock
  10.21  Securities Purchase Agreement dated as of June 20, 1994, between TSW and Warburg, Pincus Investors, L.P. ("Warburg")
  10.22  Amended and Restated Stockholders Agreement dated June 20, 1994 between TSW, Warburg, John W. Blend, III ("Blend") and David P. Welden
  10.23  Stockholder's Rights Agreement dated as of August 30, 1994 between
         TSW, Warburg and Alan Johnston

 EXHIBIT
 NUMBER                               EXHIBIT TITLE
 -------                              -------------
 10.24   Form of Stock Purchase Warrant between TSW and Warburg and schedule of substantially similar agreements
 10.25   Form of Subordinated Floating Rate Note payable by TSW to Warburg and schedule of substantially similar agreements
 10.26   Employment Agreement dated July 19, 1994 between TSW and Christopher
         R. Lane ("Lane")
 10.27   Loan Agreement dated December 22, 1996 between TSW and Lane
 10.28   Supplemental Severance Agreement dated December 15, 1994 between TSW and Lane
 10.29   Promissory Note dated December 22, 1996 between TSW and Lane
 10.30   Collateral Assignment Agreement dated December 22, 1996 between TSW and Lane
 10.31   Nonrecourse Loan Agreement dated September 16, 1992 between TSW and
         Blend
 10.32   Stock Pledge Agreement dated September 16, 1992 between TSW and Blend
 10.33   Collateral Assignment and Agreement dated September 16, 1992 between
         TSW and Blend
 10.34   Nonrecourse Promissory Note dated September 16, 1992 between TSW and
         Blend
 10.35   Lease Agreement dated June 8, 1993 between TSW and Cousins Properties
         Incorporated, as amended
 11.1    Statement Re: Computation of Earnings Per Share of Indus (incorporated herein by reference to Exhibit 11.1 of Indus' Annual Report on Form
         10-K for the year ended December 31, 1996 filed with the SEC on March
         26, 1997)
 11.2    Statement Re: Computation of Per Share Earnings of TSW
 21.1    Subsidiaries of Registrant
 21.2    Subsidiaries of Indus (incorporated by reference to Exhibit 21.1 to the Indus Form S-1)
 21.3    Subsidiaries of TSW
 23.1    Consent of Ernst & Young LLP, Independent Auditors
 23.2    Consent of Ernst & Young LLP, Independent Auditors
 23.3    Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation
         (included in Exhibit 5.1)
 23.4    Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 8.2)
 23.5    Consent of Cowen and Company
 23.6    Consent of Alex. Brown & Sons, Incorporated
 24.1    Power of Attorney (see page II-7)
 27.1    Financial Data Schedule
 99.1    Form of Proxy for Indus shareholders
 99.2    Form of Proxy for TSW shareholders
 99.3    Consent of Christopher R. Lane
 99.4    Consent of John W. Blend, III
 99.5    Consent of Edward R. Koepfler
 99.6    Consent of Richard W. Macalmon
 99.7    Consent of Alan G. Merten
 99.8    Consent of William H. Janeway
 99.9    Consent of Joseph P. Landy